As filed with the Securities and Exchange
                    Commission on March 3, 2005.

                                                Registration No. 333-______
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                  FORM S-4

                            REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933



                            RIVERVIEW BANCORP, INC.
                ------------------------------------------------
                     (Exact Name of Registrant as Specified
                              in Its Charter)

    Washington                      6035                     91-1838969
----------------------      ----------------------      --------------------
   (State or Other           (Primary Standard            (I.R.S. Employer
   Jurisdiction of           Industrial Classifi-         Identification
   Incorporation or          cation Code Number)           Number)
   Organization


                          900 Washington Street, Suite 900
                          Vancouver, Washington 98660
                                (360) 693-6650
               --------------------------------------------------
                     (Address, Including Zip Code, and Telephone
                     Number, Including Area Code, of Registrant's
                     Principal Executive Offices)

                                Patrick Sheaffer
                         Chairman and Chief Executive Officer
                               Riverview Bancorp, Inc.
                           900 Washington Street, Suite 900
                            Vancouver, Washington 98660

                                   Copies to:

       John F. Breyer, Jr., Esq.                  Kenneth E. Roberts, Esq.
       Breyer & Associates PC                     Foster Pepper Tooze LLP
    8180 Greensboro Drive, Suite 785          101 SW Main Street, 15th Floor
       McLean, Virginia 22102                     Portland, Oregon 97204
          (703) 883-1100                              (503) 221-1512
    ------------------------------------------------------------------------
                   (Name, Address, Including Zip Code, and
        Telephone Number, Including Area Code, of Agent For Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________
     If this form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

                       ---------------------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================
                                     Proposed     Proposed
Title of Each                        Maximum      Maximum
Class of Secur-                      Offering     Aggregate    Amount of
ities To Be         Amount to be     Price Per    Offering    Registration
Registered         Registered (1)     Unit (2)    Price(2)       Fee (2)
------------------------------------------------------------------------------
Common Stock,
$0.01 par value       788,593         $11.57    $9,124,021      $1,073.90
==============================================================================

(1) Represents the estimated maximum number of shares of common stock issuable by Riverview Bancorp, Inc. upon the consummation of the merger with American Pacific Bank. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) and (f)(3) under the Securities Act, based on the aggregate market value on March 2, 2005 of the shares of American Pacific Bank common stock expected to be exchanged in connection with the merger, the proposed maximum aggregate offering price is $9,124,021, which was determined by taking (i) the product of (A) the average of the bid and ask prices of American Pacific Bank common stock as reported on the Nasdaq Small Cap Market on March 2, 2005 ($11.57) and (B) 788,593, representing the maximum number of shares of American Pacific Bank common stock expected to be paid by Riverview in exchange for shares of American Pacific Bank common stock.

                       ---------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                            [AMERICAN PACIFIC BANK LOGO]

                 MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

     The boards of directors of Riverview Bancorp, Inc. ("Riverview") and American Pacific Bank have agreed to a merger of our companies. The aggregate amount of cash and stock consideration that Riverview will pay American Pacific Bank shareholders is $16,758,000 and 788,593 shares of Riverview common stock. These aggregate amounts are fixed and were determined based on the approximate stock price of Riverview of $21.25 per share and a value of American Pacific Bank of $11.95 per share, assuming that 50% of the 2,804,618 shares of American Pacific Bank common stock outstanding would be exchanged for cash and 50% would be exchanged for shares of Riverview's common stock. However, the value of the shares of Riverview common stock will continue to fluctuate. Therefore, you will not know the precise value of the Riverview shares you will receive or the exact amount of cash you will receive in the merger at the time you vote. The actual amount of cash or stock consideration that you will receive for each share of American Pacific Bank stock will depend on the price of Riverview common stock as measured during a 20-day period ending 10 days before the merger. Under this valuation method, the value you receive in exchange for a share of American Pacific Bank stock will be the substantially the same regardless of whether you receive cash or stock.

     On ____________, 2005, the last reported sale price of Riverview common stock was $_________. If this were the average price over the measurement period, each share of American Pacific Bank common stock exchanged for cash would be exchanged for $________, and each share of American Pacific Bank common stock exchanged for stock would be exchanged for ___ shares of Riverview common stock. Please see the table on page 29 in this proxy statement to determine the amount of cash or stock that you would receive based on different values of Riverview common stock.

     You may elect to receive cash or shares of Riverview common stock and your election will be followed to the extent feasible, subject to certain allocation rules. Regardless of your choice, however, elections will be limited by the requirement that the aggregate cash consideration in the merger will be $16,758,000 and the aggregate number of Riverview shares issued will be 788,593 (subject to certain adjustments). Therefore, the allocation of cash and Riverview common stock that you will receive will depend on the elections of other American Pacific Bank shareholders. In addition, no American Pacific Bank shareholder is permitted to receive Riverview shares in the merger that would result in that shareholder owning more than 4.9% of the shares of Riverview common stock outstanding after the merger. As a result of this ownership limitation, Fai Chan, Chairman of the Board of American Pacific Bank who currently owns approximately 43.9% of the outstanding shares of American Pacific Bank, will necessarily receive cash in exchange for at least 59% of his American Pacific Bank shares assuming the Riverview stock price is $21.25. Because the amount of cash that Riverview will pay in the merger is limited, there will be less cash (but more stock) available, for other shareholders of American Pacific Bank. The federal income tax consequences of the merger will depend on whether you receive cash or stock in exchange for your shares of American Pacific Bank common stock.

     We cannot complete the merger unless we obtain the necessary governmental approvals and unless shareholders holding at least two-thirds of American Pacific Bank's outstanding common stock approve the merger agreement.
American Pacific Bank will hold a special meeting of its shareholders on __________ __, 2005 at _:___.m., local time at ___________________________ to consider and vote on this merger proposal. Your vote is very important. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the merger and the transactions contemplated by the merger agreement. If you do not return your proxy card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger.

     This document contains a more complete description of the shareholders' meeting, the terms of the merger and the procedures for electing to receive stock or cash. This document also contains information regarding the business of Riverview and American Pacific Bank. In particular, see "Risk Factors" beginning on page 13. Please review this entire document carefully.

     Your board of directors believes that the merger is in your best interest, and recommends that you vote in favor of the merger.

                                      David T. Chen
                                      President and Chief Executive Officer
                                      American Pacific Bank

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement-prospectus or determined if this proxy statement-prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities Riverview is offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund, the Bank Insurance Fund or any other governmental agency.

No person has been authorized to give any information or to make any representations other than those contained herein. All information concerning Riverview has been furnished by Riverview, and all information concerning American Pacific Bank has been furnished by American Pacific Bank. Riverview has represented and warranted to American Pacific Bank, and American Pacific Bank has represented and warranted to Riverview, that the particular information each has provided is true and complete.

           Proxy Statement-Prospectus dated __________ __, 2005
      and first mailed to shareholders on or about ___________ __, 2005

     This document incorporates important business and financial information about Riverview from documents filed with the Securities and Exchange Commission ("SEC") that have not been included in or delivered with this document. You may read and copy these documents at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC's website at http://www.sec.gov. See "Where You Can Find More Information" on page 80.

     You also may request copies of these documents from Riverview. Riverview will provide you with copies of these documents, without charge, upon written or oral request to:

                            Riverview Bancorp, Inc.
                            900 Washington Street, Suite 900
                            Vancouver, Washington  98660
                            Attention: Phyllis Kreibich, Corporate Secretary
                            Telephone:  (360) 693-6650

     In order to receive timely delivery of the documents in advance of American Pacific Bank's special meeting of shareholders, you should make your request no later than __________ _____, 2005.

     American Pacific Bank's common stock is registered under Section 12(g) of the Securities Exchange Act of 1934. Accordingly, American Pacific Bank is required to file periodic reports and other information with the Federal Deposit Insurance Corporation ("FDIC") pursuant to the Securities Exchange Act of 1934 and the rules thereunder. Copies of filings made by American Pacific Bank are available from Marcia Fields at the FDIC, (202) 898-8913. Certain financial information filed by American Pacific Bank with the FDIC is available electronically on the FDIC's website at www.fdic.gov.

     You may also request copies of these documents from American Pacific Bank without charge upon written request to:

                            American Pacific Bank
                            315 SW Fifth Avenue, Suite 201
                            Portland, Oregon 97204
                            Attention: Richard Cheong
                            (503) 517-3522

                             AMERICAN PACIFIC BANK
                        315 SW Fifth Avenue, Suite 201
                            Portland, Oregon 97204
                                (503) 221-5301

------------------------------------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       To Be Held On __________, 2005
------------------------------------------------------------------------------

     A special meeting of shareholders of American Pacific Bank will be held at 315 SW Fifth Avenue, Suite 201, Portland, Oregon on __________ __, 2005, at _:__ _.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 9, 2004, as amended, by and among Riverview Bancorp, Inc. ("Riverview"), Riverview Community Bank and American Pacific Bank, pursuant to which American Pacific Bank will merge with and into Riverview Community Bank and each share of common stock of American Pacific Bank will be converted into the right to receive, at the election of the holder (subject to the limitations provided in the merger agreement), either shares of common stock of Riverview or cash, all on and subject to the terms and conditions contained therein; and

     2. To transact any other business as may properly come before the meeting or any adjournment or postponement.

     Only shareholders of record at the close of business on _____________ __, 2005 will be entitled to notice of and to vote at the meeting and at any adjournment or postponement.

     American Pacific Bank shareholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of American Pacific Bank common stock under applicable provisions of Oregon law. In order to perfect dissenters' rights, an American Pacific Bank shareholder must either file a written objection to the merger with American Pacific Bank before the merger vote is taken at the special meeting or the shareholder must vote against the merger. A copy of the applicable Oregon statutory provisions is included as Appendix C to the accompanying proxy statement-prospectus, and a summary of the provisions can be found under the caption "The Merger Rights of Dissenting Shareholders."

                                    By Order of the Board of Directors,



                                    David T. Chen
                                    President and Chief Executive Officer

Portland, Oregon
_________ __, 2005

     The board of directors unanimously recommends that you vote "FOR" the proposal to approve the merger agreement. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the pre-addressed postage-paid envelope.

------------------------------------------------------------------------------
Important: The prompt return of proxies will save American Pacific Bank the expense of further requests for proxies to ensure a quorum at the special meeting. Please complete, sign and date the enclosed proxy and promptly mail it in the return envelope provided. You may revoke your proxy in the manner described in the proxy statement- prospectus at any time before it is exercised.
------------------------------------------------------------------------------

          Please do not send in any stock certificates at this time.

                                 TABLE OF CONTENTS

                                                                       Page
                                                                      ------

Questions and Answers About the Merger                                  1
Summary                                                                 3
Risk Factors                                                            13
Comparative Per Share Data                                              14
Selected Historical Financial Information                               16
        Selected Historical Financial Information for Riverview         17
        Selected Historical Financial Information for American
         Pacific Bank                                                   19
Summary Selected Pro Forma Combined Data                                21
Market Price and Dividend Information                                   22
Special Meeting of American Pacific Bank Shareholders                   24
        Place, Date and Time                                            24
        Purpose of the Meeting                                          24
        Who Can Vote at the Meeting; Record Date                        24
        Quorum and Vote Required                                        24
        Shares Held by American Pacific Bank Officers and Directors     24
        Voting by Proxy                                                 25
        Revocability of Proxies                                         25
        Solicitation of Proxies                                         25
Ownership of American Pacific Bank Common Stock                         26
The Merger                                                              27
        The Parties to the Merger                                       27
        Form of the Merger                                              28
        Conversion of American Pacific Bank Common Stock                28
        Election Procedures; Surrender of Stock Certificates            31
        Material U.S. Federal Income Tax Consequences of the Merger     32
        Background and Reasons for the Merger                           36
        Riverview's Reasons for the Merger                              38
        American Pacific Bank's Reasons for the Merger                  38
        American Pacific Bank's Board of Directors Recommendation       40
        Opinion of American Pacific Bank's Financial Advisor            40
        Rights of Dissenting Shareholders                               48
        Interests of Our Directors and Officers in the Merger that
         Differ From Your Interests                                     49
        Regulatory Approvals Needed to Complete the Merger              50
        Accounting Treatment of the Merger                              51
        Resale of Riverview Common Stock                                51
The Merger Agreement                                                    51
        Terms of the Merger                                             52
        When Will the Merger Be Completed                               52
        Conditions to Completing the Merger                             52
        Conduct of Business Before the Merger                           54
        Covenants of American Pacific Bank and Riverview in the
         Merger Agreement                                               57
        Representations and Warranties Made by Riverview,
         Riverview Community Bank and American Pacific Bank in
         the Merger Agreement                                           58
        Terminating the Merger Agreement                                58
        Termination Fee                                                 60
        Expenses                                                        61
        Changing the Terms of the Merger Agreement                      61
Pro Forma Financial Information                                         62

                                      (i)

A Warning About Forward-Looking  Statements                             72
Description of Riverview Common Stock                                   72
        General                                                         72
        Common Stock                                                    72
        Preferred Stock                                                 73
Comparison of Rights of Shareholders                                    73
        Authorized Stock                                                74
        Voting Rights                                                   74
        Required Vote for Authorization of  Certain Actions             74
        Dividends                                                       75
        Shareholders' Meetings                                          75
        Action by Shareholders Without a Meeting                        76
        Board of Directors                                              76
        Amendment of the Bylaws                                         77
        Amendment of the Articles of Incorporation                      77
Selected Provisions in the Articles of Incorporation and Bylaws
 of Riverview                                                           77
        Business Combinations with Related Persons                      78
        Limitation on Voting Rights                                     78
        Board of Directors                                              78
        Special Meetings of Shareholders                                79
        Advance Notice Provisions for  Shareholder Nominations
         and Proposals                                                  79
        Preferred Stock                                                 79
        Amendment of Articles of Incorporation                          79
Shareholder Proposals                                                   80
Legal Matters                                                           80
Experts                                                                 80
Where You Can Find More Information                                     80

APPENDIX A    Agreement and Plan of Merger, dated as of November 9, 2004, as amended, by and among Riverview Bancorp, Inc., Riverview
              Community Bank and American Pacific Bank
APPENDIX B    Fairness Opinion of Wells Fargo Securities, LLC
APPENDIX C    Sections 711.175, 711.180 and 711.185 of the Oregon Bank Act
APPENDIX D    American Pacific Bank's Annual Report on Form 10-KSB for the
              year ended December 31, 2004
APPENDIX E    Riverview Bancorp, Inc. 2004 Annual Report to Shareholders
              including Annual Report on Form 10-K, and Quarterly Report on
              Form 10-Q for the Quarter Ended December 31, 2004

                                      (ii)

                   QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. What am I being asked to vote on and how does the board of directors recommend that I vote?

A. You are being asked to vote FOR the approval of the Agreement and Plan of Merger dated as of November 9, 2004, as amended, providing for the merger of American Pacific Bank with and into Riverview Community Bank. After the merger, American Pacific Bank will cease to exist, and Riverview Community Bank will continue as the surviving bank. The American Pacific Bank board of directors has determined that the proposed merger is in your best interests, has approved the merger agreement and recommends that you vote FOR the approval of the merger agreement.

Q.   What vote is required to approve the merger agreement?

A. The approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of American Pacific Bank common stock.

Q.   What will I receive in the merger?

A. You will receive either cash or shares of Riverview's common stock in exchange for your shares of American Pacific Bank stock. Although you will be given an opportunity to elect whether you wish to receive cash or stock consideration, the form of consideration you receive will depend, in part, on the elections of other American Pacific Bank shareholders.
     At the date of the merger, Riverview will exchange 788,593 shares of its common stock and $16.8 million in cash for all the outstanding shares of American Pacific Bank common stock, subject to the overall proportional cash limitations imposed by the Internal Revenue Code in order for the merger to be tax-free. In addition, no American Pacific Bank shareholder is permitted to receive Riverview shares in the merger that would result in that shareholder owning more than 4.9% of the shares of Riverview common stock outstanding after the merger. As a result of this ownership limitation, Fai Chan, Chairman of the Board of American Pacific Bank who currently owns approximately 43.9% of the outstanding shares of American Pacific Bank will receive cash in exchange for at least 59% of his American Pacific Bank shares assuming the Riverview stock price is $21.25. Because the amount of cash that Riverview will pay in the merger is limited, there will be less cash available to pay to other shareholders of American Pacific Bank.

     The number of Riverview shares or the amount of cash that you will receive for each share of American Pacific Bank common stock that you hold at the time of the merger will depend on the average market price of Riverview common stock during a twenty day period ending 10 days before the merger. For example, if the average price during such period is $____ per share, the closing price of Riverview's common stock on _________ __, 2005, you will receive ________ shares for each share of American Pacific Bank common stock that is exchanged for stock and $____ per share of American Pacific Bank common stock that is exchanged for cash. The value of the shares of Riverview common stock will continue to fluctuate, and you will not know the precise value of the Riverview shares or the exact amount of cash that you will receive in the merger at the time you vote.

     The merger agreement provides for a right of American Pacific Bank to terminate the transaction if the average Riverview per share price is less than $18.06 and the share price has declined since November 9, 2004 by at least 15% more than the Nasdaq Bank Index during the same period. The merger agreement also may be terminated by either Riverview or American Pacific Bank if the merger has not occurred by April 30, 2005. American Pacific Bank will be not be required to pay a termination fee in either circumstance.

     Riverview will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of Riverview common stock that you would otherwise be entitled to receive.

Q. How do I elect to receive cash or stock for my American Pacific Bank stock?

A. A form for making an election will be sent to you separately after this proxy statement-prospectus is mailed. For your election to be effective, your properly completed election form, along with your American Pacific Bank stock certificates or an appropriate guarantee of delivery, must be sent to and received by U.S. Stock Transfer, the exchange agent, on or before 5:00 p.m., Pacific time, on ____________ __, 2005. Do not send your election form together with your proxy card. Instead, use the separate envelope specifically provided for the election form and your stock certificates. If you do not make a timely election, you will be allocated Riverview common stock or cash depending on the elections made by other shareholders.

Q.   How do I exchange my American Pacific Bank stock certificates?

A. If you make an election, you must return your American Pacific Bank stock certificates or an appropriate guarantee of delivery with your election form. Shortly after the merger, the exchange agent will allocate cash and Riverview common stock among American Pacific Bank shareholders, consistent with their elections and the allocation and proration procedures in the merger agreement. If you do not submit an election form, you will receive instructions on where to surrender your American Pacific Bank stock certificates from the exchange agent after the merger is completed. In any event, you should not forward your American Pacific Bank stock certificates with your proxy card.

Q.   What should I do now?

A. After you have read this document, please indicate on your proxy card how you want to vote. Sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the special meeting.

Q. If my shares are held in "street name" by my broker, bank or nominee, will my shares automatically be voted for me?

A. No. Your broker, bank or nominee will not be able to vote your shares of American Pacific Bank common stock unless you provide instructions on how to vote. You should instruct your broker, bank or nominee how to vote your shares by following the procedures your broker provides. If you do not provide instructions to your broker, bank or nominee, your shares will not be voted, and this will have the effect of voting against adoption of the merger agreement. Please check the voting form used by your broker, bank or nominee to see if it offers telephone or Internet voting.

Q.   Who can help answer my questions?

     If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

                                David T. Chen
                                President and Chief Executive Officer
                                American Pacific Bank
                                315 SW Fifth Avenue, Suite 201
                                Portland, Oregon 97204
                                (503) 221-5801

                                   SUMMARY

     This summary, which does not contain all of the information that is important to you, highlights selected information from this proxy statement-prospectus and documents incorporated herein by reference. You should carefully read this entire document and the other documents, including the merger agreement, which accompany this document to fully understand the merger. See "Where You Can Find More Information."

                                The Companies

Riverview Bancorp, Inc.              Riverview is the savings and loan holding
900 Washington Street, Suite 900     company for Riverview Community Bank, a
Vancouver, Washington 98660          federally chartered savings bank.
(360) 693-6650                       Riverview Community Bank has 13
                                     full-service offices located in Camas,
                                     Washougal, Stevenson, White Salmon,
                                     Battle Ground, Vancouver, Goldendale and
                                     Longview, Washington.  At December 31,
                                     2004, Riverview had assets of $541.9
                                     million, net loans of $398.4 million,
                                     deposits of $427.7 million and
                                     shareholders' equity of $68.5 million.
                                     Riverview's common stock is listed on the Nasdaq National Market and trades under the symbol "RVSB."

                                     For financial statements and a discussion of Riverview's recent results of operations, see Riverview's 2004 Annual Report to Shareholders, including its Annual Report on Form 10-K, and Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, all of which accompany this proxy statement-prospectus in Appendix E.

American Pacific Bank                American Pacific Bank is a state
315 SW Fifth Avenue, Suite 201       chartered commercial bank headquartered
Portland, Oregon 97204               in Portland, Oregon with three
(503) 221-5801                       full-service branches located in
                                     Portland, Aumsville and Wood Village,
                                     Oregon.  At December 31, 2004,
                                     American Pacific Bank had assets of
                                     $122.6 million, net loans of $107.3
                                     million, deposits of $86.4 million
                                     and shareholders' equity of $18.6
                                     million. American Pacific Bank's common stock is listed on the Nasdaq SmallCap
                                     Market and trades under the symbol
                                     "AMPB."

                                     See Appendix D for financial statements
                                     and a discussion of American Pacific
                                     Bank's recent results of operations.

                             The Special Meeting

Place, Date and Time (page 24)       A special meeting of shareholders of
                                     American Pacific Bank will be held at 315
                                     SW Fifth Avenue, Suite 201, Portland,
                                     Oregon on  __________ ___, 2005 at _:__
                                     _.m., local time.

Purpose of the Meeting (page 24)     At the special meeting, American Pacific
                                     Bank shareholders will be asked to
                                     approve the merger agreement with
                                     Riverview and to transact any other
                                     business that may properly come before
                                     the meeting.

Who Can Vote at the Meeting          You can vote at the special meeting of
(page 24)                            American Pacific Bank shareholders if you
                                     owned American Pacific Bank common stock at the close of business on ___________, 2005. You will be able to cast one vote for each share of American Pacific
                                     Bank common stock you owned at that time.
                                     As of ___________ __, 2005, there were
                                     2,804,618 shares of American Pacific
                                     Bank common stock outstanding.

What Vote is Required for Approval   In order to approve the merger agreement,
of the Merger Agreement (page 24)    the holders of at least two-thirds of the
                                     outstanding shares of American Pacific
                                     Bank common stock must vote in its favor.
                                     Therefore, an abstention will count as a vote against the merger. You can vote your shares by attending the special meeting and voting in person or by completing and mailing the enclosed proxy card. As of _________ __, 2005, directors and executive officers of
                                     American Pacific Bank owned 1,392,401
                                     shares, or 49.6%, of the outstanding
                                     common stock of American Pacific Bank.
                                     The directors of American Pacific Bank,
                                     collectively owning 47.6% of the
                                     outstanding American Pacific Bank shares, have all contractually committed to vote in favor of the merger.

                                  The Merger

Overview of the Transaction          We propose a business combination in
(page 27)                            which American Pacific Bank will merge
                                     with Riverview Community Bank.  Riverview
                                     Community Bank will be the surviving bank in the merger.

Each American Pacific Bank Share     As an American Pacific Bank shareholder,
Will Be Exchanged for Either Shares  upon the closing of the merger, each of
of Riverview or Cash (page 28)       your shares of American Pacific Bank
                                     common stock will automatically be
                                     converted into the right to receive
                                     either shares of Riverview common stock
                                     or cash.  You may elect either of these
                                     options, and your election will be
                                     followed to the extent feasible.

                                     The aggregate cash to be paid to
                                     shareholders in exchange for their shares of American Pacific Bank common stock is $16,758,000, and the aggregate number of Riverview shares of common stock to be issued in the merger is 788,593. The merger agreement provides for adjustment of the consideration amounts if options to purchase American Pacific Bank common stock are exercised prior to the merger; however, all optionholders have agreed not to exercise their options prior to the merger. The per share amount of cash to be received and the number of shares for which each American Pacific Bank share is to be exchanged will be determined based on the average price of Riverview common stock during the 20-day period ending on the tenth day prior to the effective time of the merger and the number of shares of American Pacific Bank common stock outstanding as of the effective time.
                                     The value of the shares of Riverview
                                     common stock will continue to fluctuate, and you will not know the precise value of the Riverview shares or the exact amount of cash that you will receive in the merger at the time you vote.

                                     Additionally, if the average of the daily closing sales prices of Riverview common stock for the 20 days ending on the tenth day prior to the effective time of the merger is less than $18.06 and the decline in value of Riverview common stock since November 9, 2004 relative to the change in value of the Nasdaq Bank Index over the same period exceeds 15%, then American Pacific Bank may terminate the merger agreement unless Riverview increases the consideration to be received by the holders of American Pacific Bank common stock using the formula in the merger agreement. Riverview or American Pacific Bank may terminate the merger agreement if the merger has not occurred by April 30, 2005. American Pacific Bank will be not be required to pay a termination fee in either circumstance.

                                     On _____________ __, 2005, Riverview
                                     common stock closed at $_______ per share on the Nasdaq National Market. If this were the average closing price of Riverview common stock during the measurement period, then American Pacific Bank shareholders who receive Riverview common stock would receive ____ shares of Riverview common stock for each share of American Pacific Bank common stock that they own, and American Pacific Bank shareholders who receive cash will receive $____ per share.

                                     The amount of cash or stock that you
                                     receive may also differ from the amounts that you elect as a result of the allocation and proration procedures in the merger agreement. The merger agreement provides that the aggregate cash consideration to be paid by Riverview will not exceed $16,758,000, and the aggregate number of Riverview shares to be issued will not exceed 788,593 (assuming no options to purchase shares of American Pacific Bank common stock are exercised). Because the tax consequences of receiving cash will differ from the tax consequences of receiving stock, you should carefully read the tax information beginning on page 32.

Stock Options                        Holders of stock options exercisable for
                                     shares of American Pacific Bank common
                                     stock that have been issued by American
                                     Pacific Bank and are outstanding on the
                                     closing of the merger will receive the
                                     difference between the per share amount
                                     of cash consideration to be paid and the exercise price of the stock option.

How to Elect to Receive Cash or      The exchange agent or, if your American
Stock and Exchange Your American     Pacific Bank common stock is held in
Pacific Bank Certificates (page 31)  "street name," your broker, bank or nominee, will send you a form for making the election after the date this proxy statement-prospectus is mailed. The election form allows you to elect to receive cash or Riverview common stock, or to make no election.

                                     For your election to be effective, you
                                     must return your properly completed
                                     election form, along with your American
                                     Pacific Bank stock certificates or an
                                     appropriate guarantee of delivery to:

                                         U.S. Stock Transfer Corporation
                                         1745 Gardena Ave.
                                         Glendale, California 91204

                                     on or before 5:00 p.m., Pacific time, on _________ __, 2005. U.S. Stock Transfer will act as exchange agent in the merger and in that role will process the exchange of American Pacific Bank stock certificates for either cash or Riverview common stock. Shortly after the merger, the exchange agent will allocate cash and Riverview common stock among American Pacific Bank shareholders, consistent with their elections and the allocation and proration procedures in the merger agreement. If you do not submit an election form, you will receive instructions on where to surrender your American Pacific Bank stock certificates from the exchange agent after the merger is completed. In any event, you should not forward your American Pacific Bank stock certificates with your proxy card.

                                     If you have a preference for receiving
                                     either Riverview stock or cash for your
                                     American Pacific Bank stock, you should
                                     complete and return the election form.
                                     If you do not make an election, you will be allocated Riverview common stock or cash depending on the elections made by other American Pacific Bank shareholders.

                                     Please remember, however, that even if
                                     you do make an election, you may not
                                     receive the amount of cash or stock that you elect as a result of the requirement that not more than 788,593 shares of Riverview common stock will be issued and not more than $16,758,000 will be paid and the requirements of the Internal Revenue Code for the receipt of the shares to be tax free.

                                     We make no recommendation as to whether
                                     you should elect to receive cash or stock in the merger. You must make your own decision with respect to your election.

Market Prices and Share Information  The following table shows the closing
(page 22)                            price per share of Riverview common stock
                                     and the equivalent per share price for
                                     American Pacific Bank common stock
                                     assuming a shareholder receives only
                                     Riverview common stock in exchange for
                                     his or her American Pacific Bank common
                                     stock and giving effect to the merger on
                                     (1) November 9, 2004, which is the last
                                     day on which Riverview common stock
                                     traded preceding the public announcement of the proposed merger; and (2)
                                     ___________ __, 2005, which is the last
                                     practicable trading day before the
                                     printing of this proxy
                                     statement-prospectus. The equivalent per share price of American Pacific Bank common stock was computed by multiplying the price of Riverview common stock by the exchange ratio that would be used if the average closing price of Riverview common stock during the measurement period used to calculate the exchange ratio were equal to the closing price of Riverview common stock on the date indicated.

                                                                   Equivalent
                                                                   Price Per
                                                                    Share of
                                                       Riverview    American
                                                         Common     Pacific
                                                         Stock     Bank Stock
                                                       ----------  ----------

                                     November 9, 2004    $21.45      $12.01
                                     __________, 2005

Tax Consequences of the Merger       Your federal income tax consequences will
(page 32)                            depend primarily on whether you receive
                                     Riverview common stock or cash in
                                     exchange for your American Pacific Bank
                                     common stock.  If you receive Riverview
                                     common stock, you should not recognize
                                     gain or loss except with respect to the
                                     cash you receive instead of a fractional share. If you receive cash, you should recognize capital gain or loss on the exchange. The actual federal income tax consequences to you of electing to receive cash or Riverview common stock will not be ascertainable at the time you make your election because we will not know at that time if, or to what extent, the allocation and proration procedures will apply.

                                     This tax treatment may not apply to all
                                     American Pacific Bank shareholders.
                                     Determining the actual tax consequences
                                     of the merger to you can be complicated.
                                     You should consult your tax advisor for a full understanding of the merger's tax consequences that are particular to your circumstances.

Board of Directors Recommends That   American Pacific Bank's board of
Shareholders Approve the Merger      directors believes that the merger is
(page 40)                            fair and in your best interests, and
                                     unanimously recommends that you vote
                                     "FOR" the proposal to approve the merger agreement.

                                     For a discussion of the circumstances
                                     surrounding the merger and the factors
                                     considered by American Pacific Bank's
                                     board of directors in approving the
                                     merger agreement, see page 36.

American Pacific Bank's Financial    Wells Fargo Securities, LLC has delivered
Advisor Believes the Merger          to American Pacific Bank's board of
Consideration Is Fair to             directors its opinion that, as of
Shareholders (page 40)               February ___, 2004, the merger
                                     consideration is fair to American Pacific
                                     Bank shareholders from a financial point of view. A copy of this opinion is provided as Appendix B to this proxy statement-prospectus. You should read this opinion and the description of it herein completely to understand the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review made by Wells Fargo Securities in providing its opinion. American Pacific Bank has agreed to pay Wells Fargo Securities approximately $381,000 for its services in connection with the merger.

You Have Dissenters' Rights in the   Oregon law provides you with dissenters'
Merger (page 48)                     appraisal rights in the merger.  This
                                     means that if you are not satisfied with the amount you are receiving in the merger, you are legally entitled to receive payment in cash for the fair value of your shares at the time of the merger. To exercise your dissenters' rights you must either deliver written notice of your intent to demand payment for your shares to American Pacific Bank at or before the special meeting of American Pacific Bank shareholders or you must vote against the merger. Notices should be addressed to American Pacific
                                     Bank's Chief Executive Officer and sent
                                     to American Pacific Bank at 315 SW Fifth
                                     Avenue, Suite 201, Portland, Oregon
                                     97204.  Failure to follow exactly the
                                     procedures specified under Oregon law
                                     will result in the loss of your
                                     dissenters' rights.  A copy of the
                                     dissenters' rights provisions of Oregon
                                     law is provided as Appendix C to this
                                     document.

Interests of American Pacific        Some of American Pacific Bank's directors
Bank's Directors and Officers in     and officers have interests in the merger
the Merger That Differ From Your     that are different from, or in addition
Interests (page 49)                  to, their interests as shareholders in
                                     American Pacific Bank.  The members of
                                     American Pacific Bank's board of
                                     directors knew about these additional
                                     interests and considered them when they
                                     approved the merger.  These include:

                                     *     a $550,000 severance payment to
                                     David T. Chen, President and Chief
                                     Executive Officer of American Pacific
                                     Bank, and a $300,000 severance payment to Richard Cheong, Chief Financial Officer of American Pacific Bank upon the closing of the merger in connection with the termination of their employment agreements. In addition, American Pacific Bank paid $8,500 of legal expenses for Messrs. Chen and Cheong in connection with the negotiation and preparation of termination agreements on their behalf;

                                     *     consulting agreements between
                                     Riverview and David T. Chen and Richard
                                     Cheong, which become effective upon
                                     completion of the merger;

                                     *     noncompetition agreements between
                                     Riverview and David T. Chen and Richard
                                     Cheong pursuant to which, for a two-year period, each agrees to not compete in exchange for payments of $360,000 and $200,000, respectively.

                                     *     provisions in the merger agreement
                                     relating to insurance for directors and
                                     officers of American Pacific Bank for
                                     events occurring before the merger; and

                                     *     provisions in the merger agreement
                                     that provide for the cancellation of
                                     stock options. Directors and officers of American Pacific Bank have, in the aggregate, stock options to purchase 126,500 shares of American Pacific Bank common stock. Holders of stock options will receive the difference between the per share cash consideration and the exercise price of the stock options.

Regulatory Approval Needed to        We cannot complete the merger unless it
Complete the Merger (page 50)        is first approved by the Office of Thrift
                                     Supervision and the Oregon Department of Consumer and Business Services.
                                     Riverview has  filed the required
                                     application with these regulatory
                                     agencies.  As of the date of this proxy
                                     statement-prospectus, we have received
                                     approval from the Oregon Department of
                                     Consumer and Business Services, but have not yet received the approval of the Office of Thrift Supervision. While we do not know of any reason why we would not be able to obtain this approval in a timely manner, we cannot be certain when or if we will receive it.

Purchase Accounting Treatment        Riverview will account for the merger
(page 51)                            using the purchase method of accounting.
                                     Under this method of accounting,
                                     Riverview will record the fair market
                                     value of American Pacific Bank's assets
                                     and liabilities on its financial
                                     statements.  The difference between the
                                     purchase price paid by Riverview and the fair market value of American Pacific
                                     Bank's tangible and identifiable
                                     intangible assets net of its liabilities will be recorded on Riverview's books as "goodwill."

                            The Merger Agreement

     A copy of the merger agreement is provided as Appendix A to this proxy statement-prospectus. Please read the entire merger agreement carefully. It is the legal document that governs the merger.

Conditions to Completing the Merger  The completion of the merger depends on a
(page 52)                            number of conditions being met, including
                                     but not limited to:

                                     *     approval of the merger agreement by
                                     American Pacific Bank's shareholders;

                                     *     approval of the merger by
                                     regulatory authorities;

                                     *     receipt of a tax opinion that the
                                     merger qualifies as a tax-free
                                     reorganization; and

                                     *     the continued accuracy of certain
                                     representations and warranties made on
                                     the date of the merger agreement.

                                     We cannot be certain when or if the
                                     conditions to the merger will be
                                     satisfied or waived, or that the merger
                                     will be completed.

Terminating the Merger Agreement     Riverview and American Pacific Bank's
(page 58)                            boards of directors can agree at any time
                                     not to complete the merger, even if
                                     American Pacific Bank's shareholders have approved it. Also, either company can decide, without the consent of the other, to terminate the merger agreement if:

                                     *     the shareholders of American
                                     Pacific Bank do not  approve the merger;

                                     *     a required regulatory approval is
                                     denied or a governmental authority blocks the merger;

                                     *     we do not complete the merger by
                                     April 30, 2005; or

                                     *     the other party makes a
                                     misrepresentation, breaches a warranty or fails to satisfy or fulfill a covenant that would have a material adverse effect on the party seeking to terminate the merger agreement.

                                     *     Riverview may terminate the merger
                                     agreement if American Pacific Bank enters any agreement to be acquired; or enters into a supervisory agreement with any bank regulatory agency or has any claim or action concerning federal or state securities law against it or its officers and directors for their services as officers and directors.

Termination Fee (page 60)            American Pacific Bank must pay Riverview
                                     a termination fee of $1.2 million if
                                     within 18 months after the merger
                                     agreement is terminated any of the
                                     following occurs:

                                     A.   a person acquires over 25% of
                                          American Pacific Bank's outstanding
                                          common stock;

                                     B.   American Pacific Bank enters into or
                                          recommends to American Pacific Bank
                                          shareholders a merger agreement with
                                          someone other than Riverview; or

                                     C.   an acquisition proposal is made to
                                          American Pacific Bank and after the
                                          proposal is made:

                                          *     American Pacific Bank breaches
                                          the
                                          merger agreement and the breach
                                          entitles Riverview to terminate the
                                          merger agreement;

                                          *     American Pacific Bank
                                          shareholders fail to approve the
                                          merger agreement at the special
                                          meeting of American Pacific Bank
                                          shareholders; or

                                          *     the special meeting is
                                          cancelled without the fault of
                                          Riverview, or the American Pacific
                                          Bank board of directors withdraws or
                                          modifies in a manner adverse to
                                          Riverview its recommendation to
                                          shareholders to approve the merger
                                          agreement.

                                     American Pacific Bank will not be
                                     required to pay the termination fee if,
                                     prior to the occurrence of any of the
                                     events described above, Riverview
                                     terminates the merger agreement other
                                     than because of a material breach by
                                     American Pacific Bank or American Pacific
                                     Bank validly terminates the merger
                                     agreement.

We May Amend the Terms of the        We can agree to amend the merger
Merger and Waive Some Conditions     agreement, and each of us can waive our
(page 61)                            right to require the other party to
                                     adhere to the terms and conditions of the merger agreement, where the law allows.
                                     However, if the American Pacific Bank
                                     shareholders approve the merger
                                     agreement, they must approve any
                                     amendment or waiver that reduces or
                                     changes the consideration they will
                                     receive in the merger.

                                    RISK FACTORS

     In addition to the other information included in this proxy statement-prospectus (including the matters addressed in "A Warning About Forward-Looking Statements"), you should carefully consider the matters described below in determining whether to approve the merger agreement.

You may receive a form of consideration different from what you elect.

     American Pacific Bank shareholders will be given the right to elect to receive either cash or Riverview common stock in the merger. However, the total consideration to be received by American Pacific Bank shareholders in the merger is fixed at $16,758,000 and 788,593 shares of Riverview common stock. The merger agreement contains proration and allocation methods to achieve this result. If you elect all cash and the available cash is oversubscribed, then you will receive a portion of the merger consideration in Riverview common stock. If you elect all stock and the available stock is oversubscribed, then you will receive a portion of the merger consideration in cash. Therefore, you may not receive exactly the form of consideration that
you elect.   Further, if the value of Riverview common stock were to drop significantly prior to closing, the amount of cash might be reduced and the number of shares of Riverview common stock increased in order to satisfy the overall proportional cash limitations imposed by the Internal Revenue Code in order for the merger to be tax-free.

Because the market price of Riverview common stock may fluctuate, you cannot be sure of the value of the consideration that you will receive in the merger.

     Upon the closing of the merger, each of your shares of American Pacific Bank common stock will automatically be converted into the right to receive either shares of Riverview common stock or cash. The number and value of shares of Riverview common stock and the amount of cash to be exchanged for each share of American Pacific Bank common stock will be determined in part on the average closing price of Riverview common stock over a 20-day trading period ending 10 days prior to the closing of the merger. The price of Riverview common stock may change from the date of this proxy statement-prospectus thereby affecting the market value of Riverview common stock as well as the number of shares and the amount of cash exchanged for each share of American Pacific Bank common stock. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Riverview's businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond Riverview's control.

The price of Riverview common stock might decrease after the merger.

     Following the merger, many holders of American Pacific Bank common stock will become shareholders of Riverview. Riverview common stock could decline in value after the merger. For example, during the twelve-month period ending on ____________ ___, 2005 (the most recent practicable date prior to the printing of this proxy statement-prospectus), the closing price of Riverview common stock varied from a low of $_____ to a high of $________ and ended that period at $_______. In addition, there will be a period between the completion of the merger and the time when American Pacific Bank shareholders receiving stock consideration actually receive certificates evidencing Riverview common stock. Until stock certificates are received, American Pacific Bank shareholders will not be able to sell their Riverview shares in the open market and, thus, will not be able to avoid losses resulting from any decline in the trading price of Riverview common stock during this period.

Directors and officers of American Pacific Bank have potential conflicts of interest in the merger.

     You should be aware that some directors and officers of American Pacific Bank have interests in the merger that are different from, or in addition to, the interests of American Pacific Bank shareholders generally. For example, certain executive officers have entered into agreements that provide for either severance payments or for them to provide consulting services to Riverview following the merger. These agreements may create potential conflicts of interest. These and certain other additional interests of American Pacific Bank's directors and officers may cause some of these persons to view the proposed transaction differently than you view it.

Riverview may experience difficulties in managing its growth and in effectively integrating American Pacific Bank.

     There can be no assurances that Riverview will be able to adequately and profitably manage its growth, and effectively integrate the operations of American Pacific Bank. Acquiring American Pacific Bank will involve risks commonly associated with acquisitions, including:

     *     potential exposure to liabilities and expenses of American Pacific
Bank;

     * difficulty and expense of integrating the operations and personnel of American Pacific Bank;

     *     potential disruption to the business of Riverview;

     * potential diversion of the time and attention of the management of Riverview; and

     * impairment of relationships with, and the possible loss of, key employees and customers of American Pacific Bank.

                         COMPARATIVE PER SHARE DATA

     The following table shows information about our income per common share, dividends per share and book value per share, and similar information as if the merger had occurred on the date indicated (which we refer to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed that we had been merged throughout those periods and made certain other assumptions. See "Pro Forma Financial Information."

     The information listed as "per equivalent American Pacific Bank share" was obtained by multiplying the pro forma amounts by an exchange ratio of
0.28118. We present this information to reflect the fact that some American Pacific Bank shareholders will receive shares of Riverview common stock for each share of American Pacific Bank common stock exchanged in the merger. We also anticipate that the combined company will derive financial benefits from the merger that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

     The information in the following table is based on, and should be read together with, the historical financial information that we have presented in this document. See "Pro Forma Financial Information."

                                       At or for the        At or for the
                                     Nine Months Ended   Twelve Months Ended
                                     December 31, 2004      March 31, 2004
                                        (Riverview)          (Riverview)
                                     September 30, 2004    December 31, 2003
                                     (American Pacific)    (American Pacific)
                                     ------------------   -------------------
Cash dividend per common share:
  Riverview                                $0.47                $ 0.56
  American Pacific Bank                       --                    --
  Riverview pro forma (1)                   0.47                  0.56
  Per equivalent American Pacific
   Bank share (4)                           0.13                  0.16

Book value per share:
  Riverview                                14.26                 13.64
  American Pacific Bank                     6.49                  6.06
  Riverview pro forma (2)                  15.18                 13.75
  Per equivalent American Pacific
   Bank share (4)                           4.27                  3.87

Tangible book value per common share:
  Riverview                                12.05                 11.42
  American Pacific Bank                     6.49                  6.06
  Riverview pro forma (2)                  10.22                 11.84
  Per equivalent American Pacific
   Bank share (4)                           2.87                  3.33

Basic earnings per common share:
  Riverview                                 1.01                  1.41
  American Pacific Bank                     0.56                  0.85
  Riverview pro forma (3)                   1.03                  1.28
  Per equivalent American Pacific
   Bank share (4)                           0.29                  0.36

Diluted earnings per common share:
  Riverview                                 1.00                  1.39
  American Pacific Bank                     0.55                  0.78
  Riverview pro forma (3)                   1.02                  1.27
  Per equivalent American Pacific
   Bank share (4)                           0.29                  0.36

-------------
(1) Riverview pro forma cash dividends per share represent historical cash dividends declared by Riverview and assumes no changes in cash dividends per share.
(2) Riverview's December 31, 2004 pro forma per share amounts of book value and tangible book value per common share amounts are based on the pro forma book value and tangible book value divided by the historical number of Riverview shares outstanding at December 31, 2004 plus the number of shares issued by Riverview in exchange for the American Pacific Bank shares outstanding. Riverview's March 31, 2004 pro forma book value and tangible book value per common share are based on the historical total shareholders' equity of the combined entity divided by the historical number of Riverview shares outstanding at March 31, 2004 plus the number of shares issued by Riverview in exchange for the American Pacific Bank shares outstanding.
(3) Riverview's pro forma basic and diluted earnings per share amounts are based on the pro forma net income divided by the Riverview historical average number of basic and diluted shares outstanding for each respective time period plus the number of shares issued by Riverview in exchange for the American Pacific Bank common shares outstanding.
(4) Assuming the conversion of 50% of outstanding shares of American Pacific Bank's common stock into shares of Riverview common stock at an exchange ratio of 0.28118.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

     The following tables show summarized historical financial data for Riverview and American Pacific Bank. You should read this summary financial information in connection with Riverview's and American Pacific Bank's historical financial information.

     The audited financial statements of American Pacific Bank as of and for the years ended December 31, 2004 and 2003 are included in American Pacific Bank's Annual Report on Form 10-KSB attached as Appendix D. The audited financial statements of Riverview for the years ended March 31, 2004 and 2003 are included in Riverview's Annual Report to Shareholders, including its Annual Report on Form 10-K, and the unaudited financial statements of Riverview for the nine months ended December 31, 2004 and 2003 are included in Riverview's Quarterly Report on Form 10-Q, both of which are included in Appendix E.

     Unaudited financial statements for Riverview for the nine months ended December 31, 2004 and 2003 include normal, recurring adjustments necessary to fairly present the data for those periods. The unaudited data is not necessarily indicative of expected results for a full year's operation.

                         SELECTED HISTORICAL FINANCIAL INFORMATION FOR RIVERVIEW

     The following tables set forth certain information concerning the consolidated financial position and results of operations of Riverview at the dates and for the periods indicated.

                                                                    At March 31,
                               At December 31,       ----------------------------------------------------
                                    2004               2004       2003       2002       2001       2000
                               ---------------       --------   -------     -------    -------   --------
                                (Unaudited)                         (In thousands)
FINANCIAL CONDITION DATA:
Total assets                      $541,887           $520,487   $419,904    $392,101   $431,996   $344,680
Loan receivable, net(1)            398,421            381,534    301,811     288,530    296,861    249,034
Mortgage-backed securities held
 to maturity,                        2,407              2,517      3,301       4,386      6,405      8,657
 at amortized cost
Mortgage-backed securities
 available for sale, at fair
 value                              12,696             10,607     13,069      36,999     43,139     39,378
Cash and interest-bearing
 deposits                           55,423             47,907     60,858      22,492     38,935     15,786
Investment securities held to
 maturity, at amortized cost            --                 --         --          --        861        903
Investment securities available
 for sale, at fair value            29,438             32,883     20,426      18,275     25,561     12,883
Deposit accounts                   427,649            409,115    320,742     259,690    295,523    232,355
FHLB advances                       40,000             40,000     40,000      74,500     79,500     60,550
Shareholder's equity                68,518             65,182     54,511      53,677     52,721     48,489

                                Nine Months Ended
                                   December 31,                      Year Ended March 31,
                               ------------------    ----------------------------------------------------
                                2004        2003       2004       2003       2002       2001       2000
                               ------------------    --------   -------     -------    -------   --------
                                   (Unaudited)                         (In thousands)
OPERATING DATA:
Interest income               $22,119      $20,549    $27,584    $26,461     $29,840    $31,343    $25,438
Interest expense                5,250        5,055      6,627      8,417      14,318     16,288     11,073
                              --------------------    ------------------------------    -------    -------
Net interest income            16,869       15,494     20,957     18,044      15,522     15,055     14,365
Provision for loan losses         260           70        210        727       1,116        949        675
                              --------------------    ------------------------------    -------    -------
Net interest income after
 provision for loan losses     16,609       15,424     20,747     17,317      14,406     14,106     13,690
Gains from sale of loans,
 real estate owned and loss

 on impairment of securities     (940)         838      1,003       (531)      1,964        129        151
Gain on sale of land and fixed
 assets                           829           --          3         --           4        540         --
Other non-interest income       4,772        4,246      5,583      4,469       4,583      3,293      2,746
Non-interest expenses          14,189       13,083     17,572     14,908      13,953     12,867     10,832
                              --------------------    ------------------------------    -------    -------
Income before federal income
 tax provision                  7,081        7,425      9,764      6,347       7,004      5,201      5,755
Provision for federal income
 taxes                          2,220        2,468      3,210      1,988       2,136      1,644      1,878
                              --------------------    ------------------------------    -------    -------
Net Income                    $ 4,861      $ 4,957    $ 6,554    $ 4,359     $ 4,868    $ 3,557    $ 3,877
                              ====================    ==============================    =======    =======

Earnings per common share
  Basic                       $  1.01      $  1.08    $  1.41    $  1.00     $  1.06    $  0.78    $  0.76
  Diluted                        1.00         1.06       1.39       0.99        1.06       0.77       0.74

Dividends per common share      0.465        0.420      0.560      0.500       0.440      0.400      0.360

                                                     17


           SELECTED HISTORICAL FINANCIAL INFORMATION FOR RIVERVIEW (continued)

                            At or For the Nine Months
                                Ended December 31,            At or For the Year Ended March 31,
                            -------------------------  --------------------------------------------------
                                2004         2003       2004       2003        2002      2001       2000
                            ------------- -----------  ------     ------      ------    ------     ------
                                   (Unaudited)
KEY FINANCIAL RATIOS:

Performance Ratios:
Return on average assets         1.24%      1.37%       1.35%      1.07%       1.16%     0.94%      1.22%
Return on average equity         9.53      10.85       10.60       7.99        9.01      7.04       7.15
Dividend payout ratio(2)        46.04      38.89       39.72      50.00       41.51     51.94      48.65
Interest rate spread             4.45       4.36        4.42       4.28        3.29      3.37       3.88
Net interest margin              4.79       4.71        4.76       4.83        4.04      4.27       4.78
Non-interest expense to
 average assets                  2.72       2.73        3.61       3.66        3.34      3.41       3.41
Efficiency ratio (non-interest
 expense divided by the sum of
 net interest income and non-
 interest income)               65.90      63.58       63.79      67.82       63.21      67.66     62.75

Asset Quality Ratios:
Average interest-earning
 assets to interest-bearing
 liabilities                   122.84     122.95      122.53     124.62      120.49     119.75    124.51
Allowance for loan losses to
 total loans at end of period    1.09       1.29        1.16       0.90        0.87       0.64      0.54
Net charge-offs to average
 outstanding loans during the
 period                          0.12       0.20        0.31       0.12        0.14       0.14      0.21
Ratio of nonperforming assets
 to total assets                 0.14       0.61        0.39       0.18        0.61       0.24      0.39

Capital Ratios:
Average equity to average
 assets                         12.98      12.63       12.72      13.39       12.93      13.41     17.05
Equity to assets at end of
 fiscal year                    12.64      12.41       12.52      12.98       13.69      12.20     14.07

(1)   Includes loans held for sale.
(2)   Dividends paid divided by net income.

                                                   18



     SELECTED HISTORICAL FINANCIAL INFORMATION FOR AMERICAN PACIFIC BANK

                                            At December 31,
                           ------------------------------------------------
                            2004       2003       2002       2001     2000
                           ------     ------     ------     ------   ------
                                            (In thousands)
Financial Condition Data:

Total assets              $122,593   $108,312   $100,423   $75,749   $78,741
Loans receivable, net      107,301     97,983     86,236    69,977    70,740
Cash and interest-bearing
 deposits                   11,848      6,451      9,798     1,435     2,232
Investment securities held
 to maturity, at amortized
 cost                           --         --         --        --        --
Investment securities
 available for sale, at
 fair value                  1,180      1,501      1,196     1,481     2,329
Deposit accounts            86,352     84,020     79,534    57,577    63,351
FHLB borrowings             17,000     12,600     11,600    11,000     8,800
Shareholders' equity        18,604     11,334      8,577     6,782     6,207


                                     For Year Ended December 31,
                           ------------------------------------------------
                            2004       2003       2002       2001     2000
                           ------     ------     ------     ------   ------
Operating Data:                              (In thousands)

Interest income           $ 8,795     $ 8,221    $ 7,558   $ 7,377   $ 6,708
Interest expense            1,987       2,154      2,296     3,685     3,119
                          -------     -------    -------   -------   -------
Net interest income         6,808       6,067      5,262     3,692     3,589
Provision for loan losses     207         267        470       173       362
                          -------     -------    -------   -------   -------
Net interest income after
 provision for loan losses  6,601       5,800      4,792     3,519     3,227
Other non-interest income     201         217        465       534       341
Non-interest expenses       4,135       3,773      3,480     3,180     2,841
                          -------     -------    -------   -------   -------
Income before income tax    2,667       2,244      1,777       873       727
Provision for income
 taxes                      1,050         852        675       336       276
                          -------     -------    -------   -------   -------
Net income                $ 1,617     $ 1,392    $ 1,102   $   537   $   451
                          =======     =======    =======   =======   =======

      SELECTED HISTORICAL FINANCIAL INFORMATION FOR AMERICAN PACIFIC BANK (continued)

                               At or For the Year Ended December 31,
                           ------------------------------------------------
                            2004       2003       2002       2001     2000
                           ------     ------     ------     ------   ------
Key Financial Ratios:

Performance Ratios:
Return on average
 assets (1)                 1.37%      1.27%      1.23%      0.68%    0.68%
Return on average
 equity (2)                10.77      14.35      14.70       8.30     7.81
Interest rate spread        5.56       5.39       5.81       4.30     5.04
Net interest margin (3)     5.88       5.71       6.09       4.84     5.64
Non-interest expense to
 average assets             3.49       3.46       3.88       4.05     4.31
Efficiency ratio (non-
 interest expense dividend
 by the sum of interest
 income and non-interest
 income)                   58.96      60.04      60.77      75.25    72.29

Asset Quality Ratios:
Average interest-earning
 assets to interest-
 bearing liabilities      118.43     115.40     110.83     111.12   112.11
Allowance for loan losses
 to total loans at end of
 period                     0.90       0.92       0.97       0.94     0.87
Net charge-off to average
 outstanding loans during
 the period                 0.14       0.21       0.37       0.20     0.36
Ratio of nonperforming
 assets to total
 assets (4)                 0.40       0.30         --       0.47     0.08

Capital Ratios:
Average equity to average
 assets                    12.67       8.88       8.34       8.24     8.74
Equity to assets at end
 of fiscal year            15.18      10.46       8.54       8.95     7.88

-------------
(1)  Net income divided by average total assets.
(2)  Net income divided by average total equity.
(3)  Net interest income as a percentage of average interest-earning assets.
(4) Non-performing loans consist of loans accounted for on a nonaccrual basis, loans greater than 90 days delinquent and restructured loans.

                  SUMMARY SELECTED PRO FORMA COMBINED DATA

     The following table shows selected financial information on a pro forma combined basis giving effect to the merger as if the merger had become effective at the end of the periods presented, in the case of balance sheet information, and at the beginning of each period presented, in the case of income statement information. The pro forma information reflects the purchase method of accounting.

     We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the new company would have been had our companies been combined during these periods.

     You should read this summary pro forma information in conjunction with the information under "Pro Forma Financial Information" and with the historical information in this document on which it is based.

                                          Nine Months Ended     Year Ended
                                          December 31, 2004   March 31, 2004
                                          -----------------   --------------
                                         (In thousands, except per share data)
Pro forma combined income statement data:
Interest income                                 $28,060           $35,656
Interest expense                                  6,780             8,932
                                                -------           -------

Net interest income                              21,280            26,724
Provision for loan losses                           369               477
                                                -------           -------

Net interest income after provision for
 loan losses                                     20,911            26,247
Non-interest income                               5,152             6,806

Non-interest expense                             17,466            22,615
                                                -------           -------

Income before income taxes                        8,597            10,438

Income tax provision                              2,814             3,465
                                                -------           -------

Net income                                      $ 5,783           $ 6,973
                                                =======           =======

Pro forma per share data:                       $  1.03           $  1.28
Basic net income                                   1.02              1.27
Diluted net income


                                           At December 31, 2004
                                           --------------------
                                              (In thousands)

Pro forma combined balance sheet data:
Total assets (1)                                 $663,637
Loans receivable, net (2)                         505,453
Deposits                                          513,948
Total shareholders' equity                         85,275

----------------
(1) Subsequent to the completion of the merger, Riverview intends to sell American Pacific Bank's credit card portfolio which totaled $3.6 million at December 31, 2004.
(2)  Includes loans held for sale.

                     MARKET PRICE AND DIVIDEND INFORMATION

     Riverview's common stock is listed on the Nasdaq National Market under the symbol "RVSB." American Pacific Bank's common stock is listed on the Nasdaq SmallCap Market and trades under the symbol "AMPB."

     The table below sets forth, for the calendar quarters indicated, the high and low sales prices of Riverview common stock as reported on the Nasdaq National Market and the dividends per share declared on the Riverview common stock in each such quarter.

                                               Riverview Common Stock
                                           -----------------------------
                                            High      Low      Dividends
                                           ------    ------    ---------
2002
Quarter ended March 31, 2002               $14.00    $11.93      $0.11
Quarter ended June 30, 2002                 14.75     13.05       0.125
Quarter ended September 30, 2002            15.71     14.00       0.125
Quarter ended December 31, 2002             15.24     13.63       0.125

2003
Quarter ended March 31, 2003                17.04     14.64       0.125
Quarter ended June 30, 2003                 18.30     16.30       0.140
Quarter ended September 30, 2003            20.50     18.08       0.140
Quarter ended December 31, 2003             21.74     19.09       0.140

2004
Quarter ended March 31, 2004                21.43     19.35       0.140
Quarter ended June 30, 2004                 21.00     19.49       0.155
Quarter ended September 30, 2004            21.65     19.85       0.155
Quarter ended December 31, 2004             22.50     20.95       0.155

2005
January 1, 2005 through ______, 2005

     As of ___________, 2005, the latest practicable date prior to the printing of this proxy statement-prospectus, the closing price for Riverview's common stock was $_______.

     You should obtain current market quotations for Riverview common stock because the market price of Riverview common stock will fluctuate between the date of this proxy statement-prospectus and the date on which the merger is completed, and thereafter. You can get these quotations from a newspaper, on the Internet or by calling your broker.

     As of January 31, 2005, there were approximately 2,000 holders of record of Riverview common stock. As of January 31, 2005, there were approximately 259 holders of record of American Pacific Bank common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

     Following the merger, the declaration of dividends will be at the discretion of Riverview's board of directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of Riverview, applicable state law and governmental regulations and other factors deemed relevant by the board of directors. Federal law limits the ability of Riverview Community Bank to pay dividends to Riverview.

     The table below sets forth, for the calendar quarters indicated, the closing bid quotations on the Nasdaq SmallCap Market of American Pacific Bank common stock for each quarter of 2004, 2003 and 2002. American Pacific Bank has never paid any cash dividends on its common stock. The merger agreement prohibits American Pacific Bank from paying cash dividends on American Pacific Bank common stock pending consummation of the merger. See "The Merger Agreement Conduct of Business Before the Merger."

                                         American Pacific Bank
                                            Common Stock
                                         ---------------------
                                           High         Low
                                         --------    ---------

2002
Quarter ended March 31, 2002               $3.98       $2.99
Quarter ended June 30, 2002                 5.86        3.90
Quarter ended September 30, 2002            5.95        4.00
Quarter ended December 31, 2002             5.53        4.69

2003
Quarter ended March 31, 2003                6.00        4.90
Quarter ended June 30, 2003                 7.57        5.65
Quarter ended September 30, 2003            7.99        6.70
Quarter ended December 31, 2003             8.50        7.05

2004
Quarter ended March 31, 2004               11.75        8.07
Quarter ended June 30, 2004                11.69        8.90
Quarter ended September 30, 2004            9.94        8.25
Quarter ended December 31, 2004            11.91        9.51

2005
January 1, 2005 through _______, 2005

     As of __________, 2005, the latest practicable date prior to the printing of this proxy statement-prospectus, the closing price for American Pacific Bank's common stock was $______.

          SPECIAL MEETING OF AMERICAN PACIFIC BANK SHAREHOLDERS

Place, Date and Time

     The meeting will be held at 315 SW Fifth Avenue, Suite 201, Portland, Oregon, 97204 on __________ __, 2005, at _:__ _.m., local time.

Purpose of the Meeting

     The American Pacific Bank special meeting is being held to consider and approve the merger agreement.

     The American Pacific Bank shareholders will also consider any other matters that may properly come before the special meeting. At the time of the mailing of this proxy statement-prospectus, American Pacific Bank's board of directors was not aware of any other matters that may be presented for consideration at the special meeting other than the approval of the merger agreement.

Who Can Vote at the Meeting; Record Date

     You are entitled to vote your American Pacific Bank common stock if the records of American Pacific Bank showed that you held your shares as of the close of business on ___________ __, 2005. As of the close of business on that date, a total of ______ shares of American Pacific Bank common stock were outstanding. Each share of common stock has one vote.

     If you are a beneficial owner of American Pacific Bank common stock held by a broker, bank or other nominee (i.e., in "street name") and you want to vote your shares of American Pacific Bank common stock in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Vote Required

     Quorum. The special meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum.
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers, banks and other nominees may not exercise their voting discretion on the proposal to approve and adopt the merger agreement and, for this reason, may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

     Vote Required. Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of American Pacific Bank common stock. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

Shares Held by American Pacific Bank Officers and Directors

     As of ______________ __, 2005, directors and executive officers of American Pacific Bank beneficially owned 1,392,401 shares of American Pacific Bank outstanding common stock. This equals 49.6% of the outstanding shares of American Pacific Bank common stock. All six of American Pacific Bank's directors entered into voting agreements with Riverview under which they have agreed to vote an aggregate of 1,335,194 shares of

American Pacific Bank common stock owned by them in favor of the proposal to approve the merger agreement. These shares represent 47.6% of the outstanding shares and 66.7% is needed for shareholder approval of the merger.

Voting by Proxy

     The board of directors of American Pacific Bank is sending you this proxy statement-prospectus for the purpose of requesting that you allow your shares of American Pacific Bank common stock to be represented at the meeting by the persons named in the enclosed proxy card. All shares of American Pacific Bank common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by American Pacific Bank's board of directors. American Pacific Bank's board of directors unanimously recommends a vote "FOR" approval of the merger agreement.

     If any matters not described in this document are properly presented at the meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger agreement. American Pacific Bank does not know of any other matters to be presented at the meeting.

     If your American Pacific Bank common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Please see the instruction form that accompanies this proxy statement-prospectus.

Revocability of Proxies

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of American Pacific Bank in writing before your common stock has been voted at the special meeting, deliver proxy instructions with a later date, or attend the meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

     American Pacific Bank will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of American Pacific Bank may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. American Pacific Bank will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

                OWNERSHIP OF AMERICAN PACIFIC BANK COMMON STOCK

     The following table sets forth the beneficial ownership information for the directors and executive officers of American Pacific Bank as of _______________, 2005. American Pacific Bank's common stock is listed on the Nasdaq SmallCap Market and trades under the symbol "AMPB."

                                   Number of Shares
Name of Beneficial Owner(1)      Beneficially Owned(2)    Percent of Class(3)
------------------------------------------------------------------------------

Fai H. Chan                          1,230,582(4)                43.9%
David T. Chen                          134,431(5)                 4.8
Tong W. Chan                            16,100(6)                 *
Francis L. Henricks                     19,021(7)                 *
Alexander B. Korelin                    15,000(8)                 *
James M. Mei                            20,060(9)                 *
Richard Y. Cheong                      65,656(10)                 2.3
Donovan L. Wabs                        14,071(11)                 *

All directors and executive
officers as a group (9 persons)   1,514,921(4-11)                 51.6%

---------------
*    less than 1.0%
(1) The business address of each of the persons listed is 315 SW Fifth Avenue, Suite 201, Portland, Oregon 97204.
(2) Shares are shown as beneficially owned if the person, directly or indirectly, has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares. Unless noted to the contrary, each person listed in the table above has sole voting and investment power with regard to the shares appearing opposite his name. The table also includes shares owned by the person's spouse and children living at the home of such person.
(3) Denominator in calculation of percentage includes outstanding shares and options of the individual or group exercisable within 60 days. There were 2,804,618 shares outstanding as of ________, 2005.
(4) Includes 73,370 shares held indirectly, which are owned by Heng Fung Capital Corporation Limited, a subsidiary of Heng Fung Holdings Limited, a company controlled by Mr. Chan.
(5)  Includes options to purchase 40,000 shares at $5.00 per share.
(6)  Includes options to purchase 15,000 shares at $5.00 per share.
(7)  Includes options to purchase 15,000 shares at $5.00 per share.
(8)  Includes options to purchase 15,000 shares at $5.00 per share.
(9)  Includes options to purchase 15,000 shares at $5.00 per share.
(10) Includes options to purchase 15,000 shares at $5.00 per share.
(11) Includes options to purchase 7,500 shares at $5.00 per share.

     In addition to the ownership of the directors and executive officers listed above, American Pacific Bank is aware of one shareholder owning in excess of 5% of the outstanding common stock of American Pacific Bank. The information set forth below is based solely on the Schedule 13G filed with the FDIC on February 14, 2005.

                                     Number of Shares
Name of Beneficial Owner            Beneficially Owned    Percent of Class
-------------------------           ------------------    ----------------

Millenco, L.P.                            165,989               5.9%
c/o Millennium Management, L.L.C.
666 Fifth Avenue
New York, New York 10103

     None of the directors of American Pacific Bank will become directors of Riverview or Riverview Community Bank. Riverview and Riverview Community Bank's directors will continue as directors after the merger.

                                 THE MERGER

     The following discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement-prospectus as Appendix A. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

The Parties to the Merger

     Riverview Bancorp, Inc. Riverview is the savings and loan holding company for Riverview Community Bank, a federally chartered savings bank. Riverview Community Bank, which conducts its operations through its 13 locations in Camas, Washougal, Stevenson, White Salmon, Battle Ground, Vancouver, Goldendale and Longview, Washington, is a community-oriented financial institution offering traditional financial services primarily to residents of Clark, Cowlitz, Klickitat and Skamania Counties, Washington, throughout the Columbia River Gorge area. Riverview Community Bank is engaged primarily in the business of attracting deposits from the general public and using such funds in its primary market area to originate mortgage loans secured by one- to four-family residential real estate, multi-family, commercial construction, commercial real estate and non-mortgage loans providing financing for business commercial and consumer purposes. These loans are primarily secured by properties located in Clark, Cowlitz, Klickitat and Skamania Counties. Riverview Community Bank operates a trust and financial services company, Riverview Asset Management Corporation, located in downtown Vancouver, Washington. Riverview Mortgage, a mortgage broker division of Riverview Community Bank, originates mortgage loans (including construction loans) for various mortgage companies predominantly in the Portland metropolitan areas, as well as for Riverview Community Bank. The Business and Professional Banking Division located at the downtown Vancouver main branch offers commercial and business banking services. Vancouver is located in Clark County, Washington, which is immediately north of Portland, Oregon.

     Certain information relating to executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other matters related to Riverview is incorporated by reference or set forth in Riverview's Annual Report on Form 10-K for the year ended March 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004, September 30, 2004, and December 31, 2004, which are incorporated herein by reference. American Pacific Bank shareholders who want copies of these documents may contact Riverview at its address or telephone number indicated under "Where You Can Find More Information" beginning on page 80.

     For financial statements of Riverview and a discussion of Riverview's recent results of operations, see Riverview's 2004 Annual Report to Shareholders, including its Annual Report on Form 10-K for the year ended March 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, all of which accompany this document as Appendix E.

     American Pacific Bank. American Pacific Bank is a commercial bank chartered and organized under the laws of Oregon. American Pacific Bank conducts its business from three full-service branches located in Portland, Aumsville and Wood Village, Oregon. American Pacific Bank offers banking services to Salem and Portland area businesses, individuals and professionals with high service expectations. In addition, American Pacific Bank provides a full-service real estate lending operation in Portland, Oregon as well as a nationwide credit card program. American Pacific Bank offers a broad range of banking services, from traditional services found at larger commercial banks to specialized, niche-oriented services designed to focus on certain customer populations. Several personal and business checking account options are made available by American Pacific Bank. American Pacific Bank operates with approximately 31 full time equivalent employees and has no subsidiaries.

     For information on American Pacific Bank's business and financial statements and a discussion of American Pacific Bank's recent results of operations, see American Pacific Bank's Annual Report on Form 10-KSB for the year ended December 31, 2004 which is attached as Appendix D.

Form of the Merger

     The boards of directors of American Pacific Bank and Riverview each have unanimously approved a merger agreement that provides for the merger of American Pacific Bank with and into Riverview Community Bank with Riverview Community Bank surviving the merger. Upon completion of the merger, each share of American Pacific Bank common stock will be converted into the right to receive, at the election of the holder (subject to limitations in the merger agreement), either cash or a number of shares of Riverview common stock established by a formula in the merger agreement. The common stock of Riverview will continue to trade on The Nasdaq National Market under the symbol "RVSB" after completion of the merger.

Conversion of American Pacific Bank Common Stock

     American Pacific Bank shareholders will have the opportunity to elect to receive merger consideration in cash or shares of Riverview common stock. Riverview has agreed to issue (subject to adjustment) a total of 788,593 shares of common stock and $16,758,000 in cash in exchange for all of the outstanding shares of American Pacific Bank. The transaction was structured so that approximately 50% of the merger consideration would be in Riverview common stock and approximately 50% would be in cash. These percentages and the actual value of the merger consideration to be received will change based on the average market value of Riverview common stock during the measurement period as compared to the market value at the time the transaction was structured.

     The aggregate market value of the Riverview shares to be issued, which is based on the average closing price of Riverview common stock for the 20 days ending on the tenth day prior to the effective time of the merger, plus the aggregate cash consideration, divided by the number of American Pacific Bank shares to be exchanged, will determine the per share value of the merger consideration (the "Transaction Value Per Share"). Therefore, whether you receive Riverview common stock or cash, the value of what you receive will be the same.

     Any American Pacific Bank shareholder who does not make a valid election will receive cash, shares of Riverview common stock or a mixture of cash and shares of Riverview common stock, based on what is available after giving effect to the valid elections made by other shareholders, as well as the proration procedures described below.

     Cash Election. The merger agreement provides that each American Pacific Bank shareholder who makes a valid cash election will have the right to receive, in exchange for each share of American Pacific Bank common stock, cash in an amount equal to the Transaction Value Per Share. The total amount of cash that will be paid in the merger is fixed and as a result, even if you make a cash election, you may nevertheless receive Riverview common stock for a portion of your cash election shares. The merger agreement provides that no American Pacific Bank shareholder may own in excess of 4.9% of the outstanding Riverview common stock after the merger. As a result of this ownership limitation, Fai Chan, Chairman of the Board of American Pacific Bank, who currently owns approximately 43.9% of the outstanding shares of American Pacific Bank, will receive cash in exchange for at least 59% of his American Pacific Bank shares assuming the Riverview stock price is $21.25. Because the amount of cash that Riverview will pay in the merger is limited, there will be less cash but more stock available to pay to other shareholders of American Pacific Bank.

     Stock Election. The merger agreement provides that each American Pacific Bank shareholder who makes a valid stock election will have the right to receive, in exchange for each share of American Pacific Bank common stock, a number of shares of Riverview common stock determined by dividing the Transaction Value Per Share by the average closing sales price of Riverview common stock during the 20 days ending on the tenth day prior to the effective date of the merger. The total number of shares of Riverview common stock to be issued in the merger is fixed and as a result, even if you make a stock election, you may nevertheless receive cash for a portion of your stock election shares.

     Examples of Per Share Amounts. The table below demonstrates the amounts to be received by American Pacific Bank shareholders and holders of American Pacific Bank stock options in either cash or shares of Riverview common stock based on a range of assumed average closing sales prices of Riverview common stock during the 20 trading days ending on the tenth day prior to the effective time of the merger. The Transaction Value Per Share listed below assumes that outstanding options to acquire shares of American Pacific Bank common stock are not exercised, and that no termination event based on the price of Riverview's common stock has occurred. The initial pricing for the transaction was based on an assumed Riverview price of $21.25 as noted in the following table. As of ____________, 2005, the latest practicable date before the printing of this proxy statement-prospectus, the closing price of Riverview's common stock was $____________.



                                                                  Aggregate
                                                                Stock Option      Total
                                                                 Value to be   Transaction   Transaction
                                                                 Received by      Value       Value Per
  Assumed                              Value of                   American     Including      Share to
 Riverview    Riverview                Aggregate                  Pacific        Stock        American
 Per Share     Shares      Exchange     Stock                   Stock Option      Option       Pacific
   Price       Issued       Ratio    Consideration   Cash Paid    Holders         Value     Shareholders (2)
----------    ---------    --------  -------------   ---------  -------------   ---------   ---------------
(Actual)                               (Dollars in thousands)                                  (Actual)

  $16.50        788.6       0.28118      $13,012      $16,758     $  704         $30,473        $10.61
   17.00        788.6       0.28118       13,406       16,758        722          30,885         10.76
   17.50        788.6       0.28118       13,800       16,758        739          31,297         10.90
   18.06(1)     788.6       0.28118       14,242       16,758        759          31,759         11.05
   18.25        788.6       0.28118       14,392       16,758        766          31,916         11.11
   18.75        788.6       0.28118       14,786       16,758        784          32,328         11.25
   19.25        788.6       0.28118       15,180       16,758        802          32,740         11.39
   19.75        788.6       0.28118       15,575       16,758        819          33,152         11.53
   20.25        788.6       0.28118       15,969       16,758        837          33,564         11.67
   20.75        788.6       0.28118       16,363       16,758        855          33,976         11.81
   21.25        788.6       0.28118       16,758       16,758        873          34,388         11.95
   21.75        788.6       0.28118       17,152       16,758        891          34,800         12.09
   22.25        788.6       0.28118       17,546       16,758        908          35,212         12.23
   22.75        788.6       0.28118       17,940       16,758        926          35,624         12.37
   23.25        788.6       0.28118       18,335       16,758        944          36,036         12.51
   23.75        788.6       0.28118       18,729       16,758        962          36,448         12.65
   24.25        788.6       0.28118       19,123       16,758        980          36,861         12.79
   24.75        788.6       0.28118       19,518       16,758        997          37,273         12.93
   25.25        788.6       0.28118       19,912       16,758      1,015          37,685         13.07

--------------
(1)  The merger agreement provides for a potential walk-away by American Pacific Bank if the Riverview per share price is less than $18.06 and the share price has declined by at least 15% more than the Nasdaq
     Bank Index between November 9, 2004 and the closing date of the merger.
(2)  Represents the value of the cash and stock to be received by American Pacific Bank shareholders per share and the value option holders will receive minus their applicable exercise price.




     Non-Electing Shares. American Pacific Bank shareholders who make no election to receive cash or Riverview common stock in the merger and American Pacific Bank shareholders who do not make a valid election will be deemed not to have made an "election." Shareholders not making an election may be paid in cash and/or shares of Riverview common stock depending on the number of valid cash and stock elections made by other American Pacific Bank shareholders, subject to the proration adjustment described below.

     Adjustments to Preserve Tax Treatment. The number of shares of Riverview common stock to be issued in the merger to American Pacific Bank shareholders may be increased, and the aggregate amount of cash that will be paid to American Pacific Bank shareholders may be decreased, if necessary, to ensure that the merger qualifies as a "reorganization" for U.S. federal income tax purposes as described under " Material U.S. Federal Income Tax Consequences of the Merger." This adjustment will only be made if the aggregate value of the cash consideration to be paid in the merger exceeds 60% of the total value of the merger consideration based upon the average of the high and low sales prices of Riverview common stock on the merger completion date. In this case, the cash consideration will be reduced so that it represents 60% of the value of the total merger consideration and the stock consideration will be increased so that it represents 40% of the value of the total merger consideration on the completion date. This adjustment will not result in a change in the value of the merger consideration, whether in cash or in stock, based upon the average closing sales prices of Riverview common stock during the five consecutive trading days preceding the last trading day prior to completion of the merger.

     Other Adjustments. The total number of shares of Riverview common stock to be issued and cash to be paid in the merger is fixed at 788,593 shares and $16,758,000, respectively, subject to adjustment only:

     * to preserve the intended tax treatment of the merger, as described above under " Adjustments to Preserve Tax Treatment;" and

     * to prevent termination of the merger agreement, as described below under "The Merger Agreement Termination of the Merger Agreement."

     The cash and stock elections are subject to proration to preserve this limit on the number of shares of Riverview common stock and cash to be issued in the merger. As a result, even if you make the cash election or stock election, you may nevertheless receive a combination of cash and stock.

     Proration if Too Much Stock is Elected. Cash may be paid to shareholders who make stock elections if there is an oversubscription for Riverview common stock. There will be an oversubscription for Riverview common stock to the extent that stock elections would result in the issuance more than 788,593 shares of Riverview common stock, subject to adjustment as described above.
In this case:

     * cash consideration will be paid for all cash election and no election shares;

     * stock elections will be honored on a pro rata basis for 788,593 shares of Riverview common stock, subject to adjustment as described above; and

     * all remaining stock election shares will receive cash merger consideration.

     Proration if Too Much Cash is Elected. Riverview common stock may be issued to shareholders who make cash elections if there is an oversubscription for cash. There will be an oversubscription for cash to the extent that cash elections would result in the payment of cash in excess of $16,758,000, subject to adjustment as described above. In this case:

     * stock consideration will be issued for all stock election and no election shares;

     * cash elections will be honored on a pro rata basis for $16,758,000, subject to adjustment as described above (and subject to the limitation that no American Pacific Bank shareholder shall own more than 4.9% of Riverview's outstanding common stock after the merger); and

     * all remaining cash election shares will receive stock merger consideration.

     Treasury Shares and Shares Held by Riverview or American Pacific Bank or Any of Their Subsidiaries. Any shares of American Pacific Bank common stock owned immediately prior to the effective time of the merger by American Pacific Bank or Riverview will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange for those shares.

     American Pacific Bank Stock Options. Upon completion of the merger, all outstanding stock options issued under an American Pacific Bank stock plan representing a right to receive American Pacific Bank common stock will be cancelled and converted into the right to receive from Riverview, subject to any required withholding taxes, the Transaction Value Per Share less the per share exercise price.

Election Procedures; Surrender of Stock Certificates

     An election form will be mailed separately from this proxy statement-prospectus to holders of shares of American Pacific Bank common stock after this proxy statement-prospectus is mailed. Each election form entitles the American Pacific Bank shareholder to elect to receive either cash or Riverview common stock, or to make no election with respect to the merger consideration to be received.

     To make an effective election, you must submit a properly completed election form, along with your American Pacific Bank stock certificates representing all shares of American Pacific Bank common stock covered by the election form (or an appropriate guarantee of delivery) to U.S. Stock Transfer on or before the date set forth in the election form. U.S. Stock Transfer will act as exchange agent in the merger and in that role will process the exchange of American Pacific Bank stock certificates for cash and/or Riverview common stock. Shortly after the merger, the exchange agent will allocate cash and stock among American Pacific Bank shareholders, consistent with the shareholders' elections and the allocation and proration procedures in the merger agreement. If you do not submit an election form, you will receive instructions from the exchange agent on where to surrender your American Pacific Bank stock certificates after the merger is completed. In any event, do not forward your American Pacific Bank stock certificates with your proxy card.

     You may change your election by written notice accompanied by a properly completed and signed later-dated election form received by the exchange agent prior to the election deadline or by withdrawal of your stock certificates by written notice prior to the election deadline. All elections will be revoked automatically if the merger agreement is terminated. If you have a preference for receiving either Riverview stock or cash for your American Pacific Bank stock, you should complete and return the election form. If you do not make an election, you will be allocated Riverview common stock and/or cash depending on the elections made by other shareholders.

     We make no recommendation as to whether you should elect to receive cash or stock in the merger. You must make your own decision with respect to your election.

     If certificates for American Pacific Bank common stock are not immediately available or you are unable to send the election form and other required documents to the exchange agent prior to the election deadline, American Pacific Bank shares may be properly exchanged, and an election will be effective, if:

     * such exchanges are made by or through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office, branch or agency in the United States;

     * the exchange agent receives, prior to the election deadline, a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with the election form (delivered by hand, mail, telegram, telex or facsimile transmission); and

     * the exchange agent receives, within three business days after the election deadline, the certificates for all exchanged American Pacific Bank shares, or confirmation of the delivery of all such certificates into the exchange agent's account with The Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

     American Pacific Bank shareholders who do not submit a properly completed election form or revoke their election form prior to the election deadline, will have their shares of American Pacific Bank common stock designated as non-election shares. American Pacific Bank stock certificates represented by elections that have been revoked will be promptly returned without charge to the American Pacific Bank shareholder revoking the election upon written request.

     After the completion of the merger, the exchange agent will mail to American Pacific Bank shareholders who do not submit election forms or who have revoked such forms a letter of transmittal, together with instructions for the exchange of their American Pacific Bank common stock certificates for the merger consideration. Until you surrender your American Pacific Bank stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any Riverview common stock into which your American Pacific Bank shares have been converted. When you surrender your American Pacific Bank stock certificates, Riverview will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of American Pacific Bank common stock. American Pacific Bank stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

     If your American Pacific Bank stock certificates have been either lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, the transfer agent, will send you instructions on how to provide evidence of ownership.

Material U.S. Federal Income Tax Consequences of The Merger

     General. The following discussion sets forth the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of American Pacific Bank common stock. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion is based upon the Internal Revenue Code, the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

     For purposes of this discussion, the term "U.S. holder" means:

     *     a citizen or resident of the United States;

     * a corporation created or organized under the laws of the United States or any of its political subdivisions;

     * a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or

     * an estate that is subject to U.S. federal income tax on its income regardless of its source.

     This discussion assumes that you hold your shares of American Pacific Bank common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

     *     a financial institution;

     *     a tax-exempt organization;

     *     an S corporation or other pass-through entity;

     *     an insurance company;

     *     a mutual fund;

     *     a dealer in securities or foreign currencies;

     * a trader in securities who elects the mark-to-market method of accounting for your securities;

     * an American Pacific Bank shareholder whose shares are qualified small business stock for purposes of Section 1202 of the Internal Revenue Code or who may otherwise be subject to the alternative minimum tax provisions of the Internal Revenue Code;

     * an American Pacific Bank shareholder who received American Pacific Bank common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

     *     a person that has a functional currency other than the U.S. dollar;

     * a holder of options granted under any American Pacific Bank benefit plan; or

     * an American Pacific Bank shareholder who holds American Pacific Bank common stock as part of a hedge, straddle or a constructive sale or conversion transaction.

     If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds American Pacific Bank common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership.

     Consummation of the merger is conditioned upon (among other things) the receipt of an opinion of Breyer & Associates PC, special counsel to Riverview. Neither party currently intends to waive this condition; however, if the condition is waived, American Pacific Bank will circulate a revised proxy statement and resolicit proxies to approve the merger.

     Based on representations contained in letters provided by Riverview and American Pacific Bank and on certain customary factual assumptions, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, it is the opinion of Breyer & Associates PC, special counsel to Riverview, that the material U.S. federal income tax consequences of the merger are as follows:

     *     the merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

     * no gain or loss will be recognized by Riverview or its subsidiaries or American Pacific Bank by reason of the merger;

     * you will not recognize gain or loss if you exchange your American Pacific Bank common stock solely for Riverview common stock, except to the extent of any cash received in lieu of a fractional share of Riverview common stock;

     * you will recognize gain or loss if you exchange your American Pacific Bank common stock solely for cash in the merger (including cash in lieu of fractional shares) in an amount equal to the difference between the amount of cash you receive and your tax basis in your shares of American Pacific Bank common stock;

     * subject to the following paragraph, you will recognize gain (but not loss) if you exchange your American Pacific Bank common stock for a combination of Riverview common stock and cash in an amount equal to the lesser of:

           *     the excess, if any, of:

                 * the sum of the cash (excluding any cash received in lieu of a fractional share of Riverview common stock) and the fair market value of the Riverview common stock you receive (including any fractional share of Riverview common stock you are deemed to receive and exchange for cash); over

                 * your tax basis in the American Pacific Bank common stock surrendered in the merger; or

           *     the cash that you receive in the merger.

     * your tax basis in the Riverview common stock that you receive in the merger (including any fractional share interest you are deemed to receive and exchange for cash), will equal your tax basis in the American Pacific Bank common stock you exchange in the merger, increased by the amount of taxable gain, if any, you recognize on the exchange and decreased by the amount of any cash received by you in the merger; and

     * your holding period for the Riverview common stock that you receive in the merger will include your holding period for the shares of American Pacific Bank common stock that you exchange in the merger.

     If you acquired different blocks of American Pacific Bank common stock at different times and at different prices, any gain or loss you recognize will be determined separately with respect to each block of American Pacific Bank common stock, and the cash and Riverview common stock you receive will be allocated pro rata to each such block of common stock. In addition, your basis and holding period in your Riverview common stock may be determined with reference to each block of American Pacific Bank common stock exchanged.

     An opinion of tax counsel represents tax counsel's legal judgment but has no binding effect or official status of any kind. The Internal Revenue Service may assert contrary positions, and contrary positions may be adopted by a court if the positions are litigated.

     In order for American Pacific Bank and Riverview to receive the opinion of special counsel, the cash portion of the merger consideration on the date of the merger agreement must not exceed 55% of the total value of the merger consideration on such date based upon the closing price of Riverview common stock immediately prior to the announcement of the transaction, and the cash portion of the merger consideration on the date of the completion of the merger must not exceed 60% of the total value of the merger consideration based upon the closing price of Riverview common stock on the day the merger is completed (or if this day is not a trading day, then based upon the closing trading price on the most recent trading day prior thereto). Special counsel will require American Pacific Bank and Riverview to provide representations to it on the date of the completion of the merger that the facts described in the preceding sentence are true and correct, and special counsel will rely on such representations, as well as other customary representations in rendering its opinion.

     Additional Considerations   Recharacterization of Gain as a Dividend.
All or part of the gain you recognize could be treated as ordinary dividend income rather than capital gain if (i) you are a significant shareholder of Riverview or (ii) if taking into account constructive ownership rules, your percentage ownership in Riverview after the merger is not less than 80% of what your percentage ownership would have been if you had received Riverview common stock rather than cash in the merger. This could happen if due to the allocation rules in the merger agreement you receive stock consideration for over 80% of your American Pacific Bank shares and cash consideration for the remainder of your shares. This also could happen, for example, because of your purchase of additional Riverview common stock, a purchase of Riverview common stock by a person related to you or a share repurchase by Riverview from other Riverview shareholders. The test for dividend treatment is made as though you received solely Riverview common stock in the exchange, and subsequently had a portion of such stock redeemed for cash. If this redemption (i) does not result in a "meaningful reduction" in your interest in the company (which should not be the case as long as you are a minority shareholder, taking into account the attribution rules under
Section 318 of the Internal Revenue Code) or (ii) decreases your stock ownership in Riverview by 20% or less, dividend treatment could apply. Because the possibility of dividend treatment depends upon your particular circumstances, including the application of certain constructive ownership rules, you should consult your tax advisor regarding the potential tax consequences of the merger to you.

     Cash in Lieu of Fractional Shares. You will generally recognize capital gain or loss on any cash received in lieu of a fractional share of Riverview common stock equal to the difference between the amount of cash received and the basis allocated to such fractional share.

     Dissenting Stockholders. Holders of American Pacific Bank common stock who dissent with respect to the merger as discussed in " Rights of Dissenting Shareholders," and who receive cash in respect of their shares of American Pacific Bank common stock will recognize capital gain or loss equal to the difference between the amount of cash received and their aggregate tax basis in their shares.

     Taxation of Capital Gain. Any gain or loss that you recognize in connection with the merger will generally constitute capital gain or loss and will constitute long-term capital gain or loss if your holding period in your American Pacific Bank common stock is greater than one year as of the date of the merger. For the rate of tax on capital gains, see below under " Tax Rate Changes." The deductibility of capital losses is subject to limitations.

     Holding Riverview Common Stock. The following discussion describes the U.S. federal income tax consequences to a holder of Riverview common stock after the merger. Any cash distribution paid by Riverview out of earnings and profits, as determined under U.S. federal income tax law, will be subject to tax as ordinary dividend income and will be includible in your gross income in accordance with your method of accounting. See below under " Tax Rate Changes" for information regarding the rate of tax on dividends. Cash distributions paid by Riverview in excess of its earnings and profits will be treated as (i) a tax-free return of capital to the extent of your adjusted basis in your Riverview common stock (reducing such adjusted basis, but not below zero), and (ii) thereafter as gain from the sale or exchange of a capital asset.

     Upon the sale, exchange or other disposition of Riverview common stock, you will generally recognize gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the shares of Riverview common stock surrendered. Any such gain or loss generally will be long-term capital gain or loss if your holding period with respect to the Riverview common stock surrendered is more than one year at the time of the disposition. For the rate of tax on capital gains, see below under " Tax Rate Changes."

     Tax Rate Changes. Under the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003, the individual tax rates on long-term capital gains and dividend income have been reduced. The top individual rate for long-term capital gains from sales or exchanges on or after May 6, 2003 is 15%. The top individual rate for "qualified dividend income" received after December 31, 2002 is also 15%. To be considered "qualified dividend income" to a particular holder, the holder must have held the common stock for more than 60 days during the 120 day period beginning 60 days before the ex-dividend period as measured under Section 246(a) of the Internal Revenue Code. Dividend income that is not qualified dividend income will be taxed at ordinary income rates. You are urged to consult your tax advisor to determine whether a dividend, if any, would be treated as qualified dividend income.

     Information Reporting and Backup Withholding. Unless an exemption applies, the exchange agent will be required to withhold, and will withhold, 28% of any cash payments to which a holder of American Pacific Bank common stock or other payee is entitled pursuant to the merger, unless the shareholder or other payee provides his or her tax identification number (social security number or employer identification number) and certifies that the number is correct. Each American Pacific Bank stockholder and, if applicable, each other payee, is required to complete and sign the Substitute Form W-9 that will be included as part of the election form and the letter of transmittal to avoid being subject to backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Riverview and the exchange agent.

     Limitations on Tax Opinion and Discussion. As noted earlier, the tax opinion is subject to certain assumptions, relating to, among other things, the truth and accuracy of certain representations made by Riverview and American Pacific Bank, the consummation of the merger in accordance with the terms of the merger agreement and applicable state law. Furthermore, the tax opinion will not bind the Internal Revenue Service and, therefore, the Internal Revenue Service is not precluded from asserting a contrary position. Each tax opinion and this discussion are based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury regulations, and current administrative rulings and court decisions. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the tax opinion or the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the merger.

     The preceding discussion is intended only as a summary of material United States federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, we urge American Pacific Bank shareholders to consult their own tax advisors as to the specific tax consequences to them resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

Background and Reasons for the Merger

     American Pacific Bank's board of directors and management have periodically reviewed and discussed the strategic direction, performance and prospects of the bank. In response to the increasing competition in the Portland market and the trend in bank consolidation, in 2002 the board began considering the possibilities of either merging with another financial institution or acquiring other small community banks. In 2003 and 2004, the board pursued strategies for increasing the bank's capital to grow the bank, including the formation of a bank holding company through which the bank could raise capital by selling trust preferred securities, as well as the exercise of warrants held by the Chairman of the Board. The bank holding company formation was never completed. In June 2002, American Pacific Bank's board of directors engaged an investment banker to seek opportunities for the sale of the bank. The investment banker advised the board on the regional financial institution marketplace and the merger/acquisition environment, prepared materials to describe American Pacific Bank to potential acquirers, and presented the bank to those institutions that it considered feasible merger partners. During the engagement period, the board of directors considered three specific proposals, all of which the board rejected due to the inadequate price and/or incompatibility of the potential acquirer. Management also met with executives of two other institutions for initial discussions of potential combinations; however, these banks were not interested in pursuing further discussions with American Pacific Bank. American Pacific Bank paid the investment banker a $10,000 retainer and certain out-of-pocket expenses. This engagement expired after a one-year term.

     In July 2004, American Pacific Bank's Chief Executive Officer, David Chen, met for lunch with a representative of a different investment banking firm, Wells Fargo Securities, LLC, to discuss the bank's continuing interest in pursuing a merger opportunity. American Pacific Bank did not engage Wells Fargo Securities at that time. On its own initiative, aware that Riverview was interested in entering the Oregon market, Wells Fargo Securities contacted Riverview's Chief Executive Officer, Patrick Sheaffer and met with him on July 29, 2004 to discuss a potential transaction between Riverview and American Pacific Bank. Wells Fargo Securities then arranged a meeting with Mr. Chen and Mr. Sheaffer on August 12, 2004, at which the executives informally discussed the prospect of a strategic business combination. On August 18, 2004, the senior executives of the two companies, along with their respective investment banking advisors, again met to discuss the general structure of a potential merger transaction.

     On August 19, 2004, Riverview submitted a non-binding indication of interest for the acquisition of American Pacific Bank, which proposed a mixture of stock and cash consideration, based on a value of $12.00 per share of American Pacific Bank common stock, with an exchange value of $21.00 per share of Riverview common stock. On August 20, 2004, Mr. Chen held a teleconference with all available board members to discuss Riverview's proposal and at that time the board approved moving forward. To facilitate the transaction and to proceed with due diligence, American Pacific Bank and Riverview negotiated and executed a confidentiality agreement on August 22, 2004. On August 24, 2004, American Pacific Bank formally engaged Wells Fargo Securities as its financial advisor for the proposed transaction for the purpose of assessing the potential transaction and rendering an opinion as to the fairness of the transaction, from a financial point of view, to American Pacific Bank's shareholders. The board authorized management to proceed with due diligence at its meeting on August 25, 2004, having had an opportunity to review the proposal and an initial analysis of the transaction provided by Wells Fargo Securities.

     On August 23, 2004, a management team from Riverview conducted a due diligence review of American Pacific Bank's accounting records and loan files and interviewed American Pacific Bank management about financial and operational matters. On August 27, 2004, American Pacific Bank's management team conducted a due diligence review of Riverview's accounting records and loan files and interviewed Riverview's management about financial and operational matters.

     On September 1, 2004, American Pacific Bank's executive officers met with Wells Fargo Securities and legal counsel to discuss negotiation of the definitive merger agreement and to discuss internal due diligence matters. Subsequent to that meeting, American Pacific Bank's legal counsel began a due diligence review of American Pacific Bank for purposes of preparing disclosure schedules for the definitive merger agreement. On September 2, 2004, American Pacific Bank's management provided a report on the due diligence to the board for its review.

     On September 17, 2004, Riverview delivered the initial draft of the definitive merger agreement to American Pacific Bank's legal counsel. Throughout the remainder of September and October 2004, legal counsel for Riverview and American Pacific Bank negotiated revisions to the definitive agreement. Concurrent with the negotiations of a definitive agreement, legal counsel for Riverview and American Pacific Bank continued their respective due diligence reviews. On September 23, 2004, American Pacific Bank's board was updated on the status of negotiations and the outstanding issues.

     As a result of its initial diligence review of American Pacific Bank, Riverview requested that an environmental assessment be conducted on a parcel of property in which American Pacific Bank holds approximately one-third interest. The property was acquired by American Pacific Bank in 1982 upon default of a loan. On October 15, 2004, American Pacific Bank received the results of the environmental assessment, which identified petroleum contamination in the property's soil and groundwater. The assessment estimated that the environmental clean-up costs of this property could be in excess of $300,000. As a result of the environmental assessment of this property, on October 27, 2004, the terms of the stock and cash consideration initially contained in the written proposal submitted by Riverview were renegotiated based on a value of $11.95 per share of American Pacific Bank stock with an exchange value of $21.25 per share of Riverview common stock. In connection with the renegotiation of the price of the transaction, the terms of American Pacific Bank's engagement of Wells Fargo Securities were revised and the parties executed a new engagement letter on October 28, 2004.

     On October 28, 2004, Wells Fargo Securities and legal counsel met with American Pacific Bank's board of directors at a special meeting to review the proposed merger agreement. In preparation for the meeting, the board members were provided with the current draft of the merger agreement, as well as a summary of the terms of the agreement prepared by legal counsel. During the meeting, legal counsel reviewed the proposed terms of the merger agreement and other relevant documents. Legal counsel briefed the directors as to their fiduciary duties in considering the merger proposal. Wells Fargo Securities provided the board with a detailed analysis of the financial terms of the proposed transaction and delivered its oral opinion to the board, that, as of that date, the consideration to be paid to American Pacific Bank shareholders was fair from a financial point of view to American Pacific Bank shareholders. The board asked questions of, and received answers from Wells Fargo Securities and American Pacific Bank's legal counsel regarding the transaction. The board then considered the factors they deemed relevant to the proposed transaction before voting to unanimously approve the transaction and submit the proposal to American Pacific Bank's shareholders with a recommendation that the shareholders approve the merger agreement and the transactions contemplated by the merger agreement. The directors also agreed to individually enter into agreements with Riverview to vote their shares in favor of the transaction. Riverview's board of directors approved the transaction on November 9, 2004.

     In early November, legal counsel representing American Pacific Bank's executive officers, Mr. Chen and Mr. Cheong, negotiated with Riverview's counsel the terms of Consulting Agreements and Noncompetition Agreements. Their counsel also negotiated with American Pacific Bank's counsel the terms of Termination Agreements, under which the executives agreed to termination of their positions with American Pacific Bank upon consummation of the merger and a reduction in their change in control benefits. American Pacific Bank's board of directors approved the bank's payment of the executives' legal fees as an appropriate expense incurred by the executives in conjunction with the merger transaction.

     The definitive agreement and certain ancillary agreements were executed the morning of November 9, 2004 and the parties issued a joint press release that afternoon announcing the proposed merger.

     On December 13, 2004, American Pacific Bank and Riverview amended the merger agreement to anticipate that the merger transaction may not close until after March 31, 2005.

Riverview's Reasons for the Merger

     Riverview entered into the merger agreement with American Pacific Bank because, among other things, Riverview believes the merger will provide a natural extension of its primary market area from Southwest Washington into Oregon. The merger will also increase Riverview's business and commercial banking presence in the Portland/Vancouver metropolitan area and therefore provide expanded lending and deposit opportunities. Riverview believes that the addition of the American Pacific Bank's commercial real estate loans and commercial real estate lending department will enable Riverview to continue to increase its commercial real estate lending activities.

American Pacific Bank's Reasons for the Merger

     American Pacific Bank's board of directors considered many factors in reaching its determination that the merger is in the best interests of American Pacific Bank and its shareholders. In reaching its conclusion to adopt the merger agreement, American Pacific Bank's board of directors considered the following factors:

     * the board's understanding of, and the presentations of American Pacific Bank's management and Wells Fargo Securities regarding, American Pacific Bank's business, operations, management, financial condition, earnings and prospects;

     * the board's knowledge of the current and prospective environment in which American Pacific Bank operates, including national and local economic conditions, the competitive environment, the trend toward consolidation in the financial services industry and the likely effect of these factors on American Pacific Bank's potential growth, development, productivity, profitability and strategic options;

     * the board's review, with American Pacific Bank's legal and financial advisors, of the structure of the merger and the financial and other terms of the merger agreement, including the merger consideration, and the ancillary agreements to the merger agreement;

     * the opinion of Wells Fargo Securities that the exchange ratio was fair from a financial point of view to American Pacific Bank shareholders;

     * the current and historical market prices of American Pacific Bank's common stock, and the current and historical market prices of Riverview's common stock relative to those of other industry participants and general market indices, including the fact that the per share merger consideration to be received by American Pacific Bank shareholders represents a 19.5% premium over American Pacific Bank's common stock closing stock price on October 27, 2004, the day prior to the board's approval, and an 83% premium over American Pacific Bank's stock book value as of September 30, 2004;

     * the market value of the Riverview common stock that American Pacific Bank's shareholders, who receive stock consideration in the merger, will receive, including the ability to terminate the merger if Riverview's stock experiences a significant decline in value prior to the merger and Riverview does not elect to adjust the consideration paid in the transaction;

     * the fact that shareholders who receive Riverview stock as consideration in the merger, given Riverview's past practice, are likely to receive regular dividends from Riverview;

     * the due diligence review of Riverview's business, operations, financial condition, asset quality and corporate culture, which generally found Riverview to be well operated, well capitalized and financially sound;

     * the fact that the philosophies and cultures of Riverview and American Pacific Bank are compatible and the management teams of both parties have similar styles and a shared commitment to teamwork;

     * Riverview's and American Pacific Bank's compatibility based on their complementary strengths, such as the strong asset quality of American Pacific Bank's loan portfolio and its higher profitability ratios and Riverview's stronger core deposit base, capital and liquidity;

     * Riverview's and American Pacific Bank's compatible interest rate sensitivity profiles, which will expose the combined institution to minimal exposure in a changing interest rate environment;

     * the potential performance of the combined institution on a prospective and pro forma basis from which the board determined that the combined institution would be likely to create greater value to shareholders than a continuation of American Pacific Bank's independence;

     * the fact that American Pacific Bank and Riverview operate in contiguous geographic markets with no overlap in branches, which the board believes presents a desirable strategic opportunity for expansion and no anticipated regulatory concerns;

     * the board's belief that Riverview is committed to the Portland and Aumsville communities;

     * the effect of the merger on American Pacific Bank's customers, in particular the continuation of quality customer service and expanded product choices and services at more locations;

     *     potential opportunities for employee growth and advancement;

     * the cost savings and resulting efficiencies, and the potential for revenue enhancements that would result from eliminating the costs of maintaining separate corporate offices, data processing functions and bank expenses; and

     * the greater number of shareholders and the increased market capitalization of the combined institution, which may result in increased interest in Riverview common stock from institutional investors and market professionals which, in turn, may result in improved liquidity for American Pacific Bank shareholders receiving Riverview stock in the transaction.

     The board of directors also considered potential risks relating to the merger, including the following:

     * the challenges associated with seeking the regulatory approvals required to complete the merger in a timely manner;

     * the risks and costs to American Pacific Bank if the merger is not completed, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

     * the fact that some of American Pacific Bank's officers and directors have interests in the merger described under " Interests of Our Directors and Officers in the Merger that Differ from Your Interests" that are in addition to their interests as American Pacific Bank shareholders;

     * the requirement that American Pacific Bank conduct its business in the ordinary course and the other restrictions on the conduct of it's business prior to completion of the merger, which may delay or prevent American Pacific Bank from undertaking business opportunities; and

     * the fact that a termination fee is payable to Riverview under certain circumstances.

     The discussion of the information and factors considered by the board of directors is not exhaustive, but includes all material factors considered by the board. The American Pacific Bank board did not assign relative weights to these factors or determine that any single factor was of particular importance. Rather, the board viewed its position and recommendation as being based on the totality of the information presented to and considered by it.
In addition, it is possible that different members of the board assigned different weights to the various factors described above. However, the exchange ratio and increased value available to American Pacific Bank shareholders was of significant importance to the board in approving the merger.

American Pacific Bank's Board of Directors Recommendation

     The American Pacific Bank board determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are in the best interests of American Pacific Bank and its shareholders. The American Pacific Bank board recommends that you vote "FOR" adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement.

Opinion of American Pacific Bank's Financial Advisor

     American Pacific Bank retained Wells Fargo Securities, LLC on August 24, 2004, to act as its financial advisor and provide a fairness opinion regarding the proposed transaction with Riverview. The current terms of the engagement are set forth in an engagement letter dated October 28, 2004.

     At the request of the American Pacific Bank board, representatives of Wells Fargo Securities attended the October 28, 2004 board meeting at which the board considered and approved the merger agreement and the transactions contemplated by the merger agreement. At that meeting, Wells Fargo Securities delivered its oral opinion to the American Pacific Bank board, confirmed by a written opinion dated as of October 28, 2004, that, as of that date, the consideration to be paid to American Pacific Bank shareholders was fair from a financial point of view to American Pacific Bank shareholders. Wells Fargo Securities reconfirmed its opinion in writing as of _________, 2005.

     The full text of Wells Fargo Securities' opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement/prospectus and is incorporated herein by reference. Wells Fargo Securities' opinion is directed only to the fairness to the American Pacific Bank shareholders of the cash and stock consideration to be paid to American Pacific Bank shareholders from a financial point of view. This opinion does not constitute a recommendation to any American Pacific Bank shareholder as to how to vote on the merger. This description of Wells Fargo Securities' opinion is qualified in its entirety by reference to Appendix B. You are urged to read the Wells Fargo Securities opinion in its entirety.

     About Wells Fargo Securities. Wells Fargo Securities, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Wells Fargo Securities provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of American Pacific Bank or Riverview for its own account and for the accounts of its customers.

     Scope of Review.  In connection with providing its opinion, Wells Fargo
Securities:

     *     reviewed, among other things:

           *     the merger agreement;

           * annual reports to the shareholders and Annual Reports on Form 10-KSB of American Pacific Bank and on Form 10-K of Riverview Bancorp for the fiscal years ended 2002 and 2003;

           * Quarterly Reports on Form 10-QSB of American Pacific Bank and on Form 10-Q of Riverview for the fiscal quarters ended 2002 through 2004; and

           * other communications from American Pacific Bank and Riverview to their respective shareholders;

     * held discussions with members of senior management of American Pacific Bank and Riverview regarding:

           * the current operations, financial condition and expected future financial performance of the respective companies;

           *     the strategic rationale of the proposed merger; and

           * internal financial analyses and forecasts of American Pacific Bank and Riverview prepared by their respective managements, including forecasts of cost savings or synergies, expected to be achieved as a result of the merger;

     * reviewed the reported price and trading activity for American Pacific Bank common stock and Riverview common stock, compared financial and stock market information for American Pacific Bank and Riverview with similar information for other companies, the securities of which are publicly traded, that it deemed relevant;

     * reviewed the financial terms of the proposed merger and compared them with those of other business combinations in the commercial banking industry that it deemed relevant; and

     *     performed other analyses that it deemed relevant.

     Assumptions. Wells Fargo Securities assumed and relied upon the accuracy and completeness of all the financial and other information that it reviewed in rendering its opinion. In that regard, Wells Fargo Securities assumed, with American Pacific Bank management's consent, that the financial forecasts (including, without limitation, the expected synergies and projected restructuring charges) had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of American Pacific Bank and Riverview, and that these forecasts will be realized in the amounts and at the times contemplated thereby. Wells Fargo Securities is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with American Pacific Bank management's consent, that these allowances for each of American Pacific Bank and Riverview are in the aggregate, adequate to cover all such losses. In addition, Wells Fargo Securities did not review individual credit files, nor did it make an independent evaluation or appraisal of the assets and liabilities of American Pacific Bank or Riverview or any of their subsidiaries, and it was not furnished with any such evaluation or appraisal. In addition, Wells Fargo Securities did not conduct any physical inspection of the properties or facilities of American Pacific Bank or Riverview. Wells Fargo Securities is not an accounting firm and it therefore relied on the reports of the independent accountants of American Pacific Bank and Riverview for the accuracy and completeness of the audited financial statements furnished to it. American Pacific Bank's board of directors was advised by Wells Fargo Securities of its assumptions and reliance upon information provided for its review and analysis.

     Wells Fargo Securities' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Wells Fargo Securities assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to these agreements will perform all of the covenants required to be performed by it under these agreements, and that the conditions precedent to the merger agreement are not waived. Wells Fargo Securities also assumed that there has been no material change in American Pacific Bank's and Riverview's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them, that American Pacific Bank and Riverview will remain as going concerns for all periods relevant to its analyses, and that the merger will be accounted for as a purchase transaction and will qualify as a tax-free reorganization to the constituent companies for federal income tax purposes.

     In rendering its October 28, 2004 opinion, Wells Fargo Securities performed a variety of financial analyses. The following is a summary of the material analyses performed by Wells Fargo Securities, but is not a complete description of all the analyses underlying its opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. Wells Fargo Securities believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion.

     The earnings projections used and relied upon by Wells Fargo Securities in its analyses were based upon internal projections of American Pacific Bank and Riverview. With respect to all such financial projections and estimates and all projections of transaction costs, purchase accounting adjustments and expected cost savings relating to the merger, American Pacific Bank's and Riverview's managements confirmed to Wells Fargo Securities that they reflected the best currently available estimates and judgments of the future financial performance of American Pacific Bank and Riverview, respectively, and Wells Fargo Securities assumed for purposes of its analyses that such performance would be achieved. Wells Fargo Securities expressed no opinion as to such financial projections or the assumptions on which they were based.
The financial projections furnished to Wells Fargo Securities by American Pacific Bank and Riverview were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by Wells Fargo Securities in its analyses, were based on numerous variables and assumptions which are inherently uncertain and accordingly, actual results could vary materially from those set forth in such projections. Any estimates contained in the analyses performed by Wells Fargo Securities are not necessarily indicative of actual values or future results, which may be more or less favorable than suggested by these analyses.

     The following is a brief summary of the material financial analyses presented to the American Pacific Bank board of directors on October 28, 2004 by Wells Fargo Securities.

     Summary of Proposal. Wells Fargo Securities reviewed the financial terms of the proposed transaction. Based upon the total consideration equal to $16,758,000 in cash and 788,593 shares of Riverview common stock (prior to adjustment for the exercise of any stock options), approximately 2,804,618 shares of American Pacific Bank common stock outstanding as of September 30, 2004 and Riverview's closing stock price of $21.25 on October 25, 2004, Wells Fargo Securities calculated a per share transaction value of $11.95. The following table is a summary of the implied multiples and premiums of the transaction:

                                           American     Implied Multiples -
                                         Pacific Bank    Riverview Stock
($ in millions except per share)          Financials      Price @ $21.25
                                         ------------   -------------------

2004  Net Income (estimated)                $ 1.70             20.23x
Shareholders' Equity (9/30/04)               18.21              1.88x
Normalized Equity using 8% Equity/Assets      9.60              2.68x

Core Deposits (6/30/04)                     $66.00             24.43%
Premium to Recent Stock Price (10/25/04)      9.98             19.74%

     Exchange Ratio History. Wells Fargo Securities calculated the high, low and average ratio of the market price per share of American Pacific Bank common stock to the market price per share of Riverview common stock over a 24 month period ending October 25, 2004.

                            Exchange Rate History Since
                                October 28, 2002
                            ---------------------------

     High                            0.6104
     Low                             0.3127
     Average Price                   0.4099

     Close October 25, 2004          0.4696

Public Market Comparison

     Wells Fargo Securities presented a public market comparison of American Pacific Bank and Riverview and a selected group of 19 other publicly traded community-banking organizations in the United States with assets between $100 million and $200 million ("peer banks").

     This comparison was presented on the basis of various financial ratios and other indicators, including among other things, market price to earnings per share ("EPS") ratios, historical price to stated book value and tangible book value ratios, historic price to "adjusted" book value and tangible book value, and projected 2004 and 2005 earnings per share. The peer banks were selected for comparison purposes through a review of publicly traded banking institutions with similar asset size. In general, financial data presented was as of the June 30, 2004 and market data was as of October 19, 2004.

     Wells Fargo Securities compared ratios of price to estimated 2004 and 2005 earnings per share, book value and tangible book value for American Pacific Bank (based on management projections provided by American Pacific
Bank) with the mean averages of the ratios for the peer banks for 2004 and 2005. Additionally, Wells Fargo Securities presented a public market comparison of American Pacific Bank, Riverview and the peer banks, on the basis of, among other things, return on average equity ("ROAE"), return on average assets ("ROAA"), net interest margin, and efficiency ratios. The following table shows the comparisons.

                                             American
                                           Pacific Bank       National Peer
           Multiples                         9/30/04          Banks 6/30/04
---------------------------------------    -------------      -------------

Price/Book                                     1.53x               1.73x
Price/Book (8% Equity/Assets)                  2.01x               1.99x
Price/Tangible Book                            1.53x               1.90x
Price/Tangible Book (8% Equity/Assets)         2.01x               2.18x
Price/2004 EPS (estimated)                    16.46x              20.23x
Price/2005 EPS (estimated)                    14.97x              14.58x
ROAA - (LTM)                                   1.47%               0.57%
ROAE (LTM)                                    13.21%               5.26%
Efficiency Ratio (LTM)                        56.74%              73.83%
Net Interest Margin (LTM)                      5.82%               4.00%

------------------
LTM = last twelve months

     No company used in the peer bank analysis is identical to American Pacific Bank. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of American Pacific Bank and other factors that could affect the public trading value of the companies to which they are being compared.

     Discounted Cash Flow Analysis and Terminal Value Analysis. Wells Fargo Securities estimated the present value of the after-tax cash flows that American Pacific Bank could produce on a stand-alone basis using management's projections for the years 2005 to 2010. After-tax cash flows that the company could produce on a stand-alone basis were estimated using an assumed minimum 6.5% tangible book equity to total average assets ratio. Using a range of price earnings ("PE") multiples of 10-16 applied to forward earnings for the terminal value, and using a discount rate of 10-14%, Wells Fargo Securities calculated implied per share values for American Pacific Bank common stock ranging from $8.42 to $12.28.

                            American Pacific Bank - NPV Per Share
                                         PE Multiple
                            -------------------------------------
        Discount Rate         10        12        14        16
                            ------   -------   -------   --------
             10.0%          $ 9.58   $ 10.48   $ 11.38   $ 12.28
             11.0             9.26     10.11     10.96     11.81
             12.0             8.96      9.76     10.56     11.36
             13.0             8.68      9.44     10.19     10.95
             14.0             8.42      9.13      9.84     10.56

     Contribution Analysis. Wells Fargo Securities analyzed certain historical and estimated financial information for American Pacific Bank and Riverview and the pro forma combined entity resulting from the merger. The following table shows the percentage contributions of each company to the indicated values to the combined company. On a pro forma basis, American Pacific Bank shareholders would hold 24.77% of the post merger shares outstanding assuming the consideration paid was 100% stock in Riverview for the outstanding shares of American Pacific Bank at the implied exchange ratio.

                                  American Pacific Bank
                               ---------------------------
                               Financials
                                9/30/04     % Contribution
                               -----------  --------------
                                    (In Thousands)
Assets                         $ 122,500         18.91%
Deposits                          86,654         17.39
Loans & Leases, Net              100,411         20.64
Equity                            18,206         21.25
Tangible Equity                   18,206         24.00
Net Income
  LTM                              1,671         20.36
  2004 (estimated)(1)              1,700         17.91

--------------
(1) Riverview year-end is March 31, 2005
LTM = last twelve months

Pro Forma Merger Analysis

     Wells Fargo Securities performed pro forma merger analysis that combined projected income statement and balance sheet information of American Pacific Bank and Riverview. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of Riverview. This analysis indicated that the merger is expected to be accretive to estimated generally accepted accounting principles earnings per share in 2006, the first full year after the merger is completed. The analysis also indicated that the merger is expected to be accretive to Riverview's book value per share and dilutive to Riverview's tangible book value per share. This analysis was based on internal projections provided by American Pacific Bank and Riverview management. The actual results achieved by Riverview following the merger will vary from the projected results, and the variance may be material.

     Additionally, shareholders who receive stock in consideration will benefit from Riverview's historic practice of paying quarterly cash dividends.

     Premiums Paid Analysis. Wells Fargo Securities also analyzed the premiums paid over recent closing prices in 41 acquisitions of publicly traded banks in the United States that were announced within the last six months.
The following table presents the summary data of this analysis:

                                                         Premium
                                             1 Day    6 Day   1 Month  3 Month
                                             ------   ------  -------  -------

National bank transactions - mean            25.15%   27.86%   29.87%   28.91%
Riverview/American Pacific Bank transaction  19.74    24.09    16.59    43.11

     Comparable Transaction Analysis. Wells Fargo Securities also analyzed selected recent transactions deemed relevant to the proposed transaction in which certain public companies acquired other companies. For this analysis, Wells Fargo Securities reviewed 21 transactions that have been announced since June 2004, involving target banks having assets between $100 million and $250 million with return on average assets ("ROAA") between 1.20% and 1.80%.

     *     American River Bankshares/ Bank of Amador

     *     Banknorth Group Inc./ Foxborough Savings Bank

     *     BMO Financial Group/ Lakeland Financial Corp.

     *     Boston Private Financial/ First State Bancorp

     *     Cascade Financial Corp./ Issaquah Bancshares Inc.

     *     Chemical Financial Corp./ Caledonia Financial Corp.

     *     Colonial BancGroup Inc./ Sarasota Bancorp.

     *     Columbia Banking System Inc./ Bank of Astoria

     *     Fidelity Bankshares Inc./ First Community Bancorp Inc.

     *     First Bank Corp/ Bor Bancshares Inc.

     *     First Community Corp./ DutchFork Bancshares Inc.

     *     Franklin Bank Corp./ Cedar Creek Bancshares Inc.

     *     Happy Bancshares Inc./ Sun Banc Corporation

     *     Monarch Community Bancorp Inc/ MSB Financial Inc.

     *     North Valley Bancorp/ Yolo Community Bank

     *     Northern States Financial Corp/ Round Lake Bankcorp Inc.

     *     Park National Corp./ First Clermont Bank

     *     Simmons First National Corp./ Alliance Bancorporation Inc.

     *     Southern Community Financial/ Community Bank

     *     Synovus Financial Corp./ Peoples Florida Banking Corp

     *     Upson Bankshares Incorporated/ First Polk Bankshares Inc.

     The following table presents the summary data for merger and for the comparable transactions:

                               Riverview/American           Comparable
       Multiples             Pacific - Riverview Stock    Transaction Mean
                                Price @ $21.25 (1)          Multiples
-------------------------- ----------------------------- --------------------
Price/Book                          1.88x                      2.55x
Price/Book (8% Equity
 /Assets)                           2.68x                      2.68x
Price/Tangible Book                 1.88x                      2.58x
Price/Tangible Book
 (8% Equity/Assets)                 2.68x                      2.73x
Price/LTM Net Income               20.59x                     19.27x
One Day Premium to Recent
 Price                             19.74%                     23.72%
Core Deposit Premium               24.43%                     20.45%
Target Bank ROAA  (LTM)             1.47%                      1.43%
Target Bank ROAE (LTM)             13.21%                     14.90%
Target Bank Efficiency
 Ratio (LTM)                       56.74%                     59.62%


(1) American Pacific Bank financials and LTM performance ratios as at 9/30/04. LTM = last twelve months

    The above table includes a calculation of the core deposit premium paid in the transaction and compared it to the mean of the comparable transactions. The core deposit premium is calculated as the premium paid in the transaction over the acquired company's tangible equity as a percentage of the acquired company's core deposits. For purposes of this analysis, core deposits are defined as total deposits less the sum of all certificates of deposits with balances over $100,000.

     In performing its analyses, Wells Fargo Securities made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of American Pacific Bank or Riverview. The analyses performed by Wells Fargo Securities are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. These analyses were prepared solely as part of Wells Fargo Securities' analysis of the fairness to American Pacific Bank shareholders, from a financial point of view, of the consideration to be paid to the American Pacific Bank shareholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the Wells Fargo Securities' opinion was one of many factors taken into consideration by the American Pacific Bank Board in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the American Pacific Bank board's or management's opinion with respect to the value of American Pacific Bank or a combination of American Pacific Bank and Riverview, or of whether the American Pacific Bank board or management would have been willing to agree to a different exchange ratio. American Pacific Bank placed no limits on the scope of the analysis performed or opinion expressed by Wells Fargo Securities.

     Pursuant to the terms of the engagement letter dated as of October 28, 2004, American Pacific Bank agreed to pay Wells Fargo Securities a cash fee of $30,000 concurrent with the execution of a definitive agreement, $50,000 concurrent with the delivery of its fairness opinion, and $75,000 concurrent with the mailing of the merger proxy to shareholders, and at the time of closing, a cash fee ("contingent fee") of 1.25% of the aggregate value of the consideration paid to American Pacific Bank Shareholders, less $50,000. All fees paid prior to the contingent fee will be credited against the contingent fee. In addition, American Pacific Bank has agreed to reimburse Wells Fargo Securities for its reasonable expenses, including attorneys' fees, incurred in connection with its engagement and to indemnify Wells Fargo Securities and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including liabilities arising under the federal securities laws.

Rights of Dissenting Shareholders

     Under Oregon law, you will have dissenters' rights with respect to the merger. If you follow the procedures set forth in Sections 711.175, 711.180 and 711.185 of the Oregon Bank Act (Title 53, Chapter 711 of the Oregon Revised Statutes), these rights will entitle you to receive the fair value of your shares of American Pacific Bank common stock rather than having your shares converted into the right to receive the cash payment and/or shares of Riverview common stock as described above. Accompanying this proxy statement-prospectus as Appendix C is a copy of the text of Sections 711.175,
711.180 and 711.185 of the Oregon Bank Act, which prescribe the procedures for the exercise of dissenters' rights and for determining the fair value of American Pacific Bank common stock. American Pacific Bank shareholders electing to exercise dissenters' rights must comply with the provisions of Sections 711.175, 711.180 and 711.185 of the Oregon Bank Act in order to perfect their rights. American Pacific Bank and Riverview will require strict compliance with the statutory procedures.

     The following is intended as a brief summary of the material provisions of the Oregon statutory procedures required to be followed by a shareholder in order to dissent from the merger and perfect the shareholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Sections 711.175, 711.180 and 711.185 of the Oregon Bank Act, the full text of which appears in Appendix C of this proxy statement-prospectus.

     Under Oregon law, an American Pacific Bank shareholder of record for the special meeting who desires to assert dissenters' rights must either send or deliver a notice of dissent prior to or at the special meeting of shareholders or vote against the transaction. Dissenting shareholders may send their written notice to David T. Chen, President and Chief Executive Officer, American Pacific Bank, 315 SW Fifth Avenue, Suite 201, Portland, Oregon 97204.

     A shareholder who wishes to exercise dissenters' rights generally must dissent with respect to all the shares the shareholder owns or over which the shareholder has power to direct the vote. However, if a record shareholder is a nominee or fiduciary for the benefit of more than one beneficiary, the shareholder may dissent as to less than all of the shares registered in the shareholder's name if any dissent as to the shares held for a beneficiary is made as to all the shares of such beneficiary. The beneficiary's rights shall be determined as if the shares to which the nominee has dissented and the other shares registered in such nominee's name are registered in the names of different shareholders.

     A shareholder of American Pacific Bank who does not follow the procedures set forth in Sections 711.175, 711.180 and 711.185 of the Oregon Bank Act will lose his or her statutory dissenters' rights.

     Any shareholder who dissents to the merger in the manner described above, must make written demand upon American Pacific Bank or its successor (Riverview) along with a surrender of the share certificates within 30 days after the shareholders' meeting to approve the merger. Any shareholder who fails to make demand within such 30 day period will receive consideration under the terms of the merger agreement.

     Riverview must, within 30 days of the closing of the merger, provide written notice to each shareholder who has perfected dissenters' rights. The notice must contain (1) an offer to pay such shareholder in cash the fair value of the shares as of the effective date of the merger as determined by Riverview; (2) a statement of condition of American Pacific Bank as of the latest available date, but in any event, not more than four months' prior to the consummation of the merger; and (3) an income statement dated the same date as the statement of condition.

     Shareholders who receive the notice from Riverview with an offer to receive fair value for their shares of American Pacific Bank and accept the offer within 30 days of the date of the notice shall be paid in cash within 30 days of the acceptance of the offer.

     If the offer is not accepted or if no offer is made, then the fair value of the American Pacific Bank shares will be determined by an independent appraiser chosen by the Director of the Department of Consumer and Business

Services of the State of Oregon. The appraiser's determination of value is generally not appealable. Payment of the fair value of the shares of American Pacific Bank common stock as of the effective date of the merger as determined by the appraiser will be made within 30 days of the appraiser's determination.

     The Director of the Oregon Department of Consumer and Business Services will determine all costs of the appraisal proceeding and will assess the costs equally to Riverview and to the dissenting shareholders if the amount offered to dissenting shareholders by Riverview is between 85% and 115% of the appraised value of the shares. The costs shall be assessed against the dissenting shareholders if the amount offered by Riverview is 115% or more of the appraised value of the shares. Riverview will pay the costs of the proceeding if the amount offered is 85% or less of the appraised value of the shares.

     A shareholder who perfects dissenter's rights may withdraw his or her demand for payment of the fair value of his or her shares of American Pacific Bank common stock if American Pacific Bank (or Riverview as its successor) consents to the withdrawal or if the dissenting shareholder pays his or her pro rata share of any appraisal proceedings and the reasonable costs and expenses (including attorneys' fees) of American Pacific Bank (or Riverview as its successor). A shareholder who withdraws his or her demand for payment will have his or her status as a shareholder of American Pacific Bank restored without prejudice to any appraisal proceedings and will be entitled to receive the consideration provided for in the merger agreement.

Interests of Our Directors and Officers in the Merger that Differ From Your Interests

     Some members of American Pacific Bank's management and board of directors may have interests in the merger that are in addition to or different from the interests of American Pacific Bank shareholders. American Pacific Bank's board of directors was aware of these interests and considered them in approving the merger agreement.

     Employment and Termination Agreements. In June 2001, American Pacific Bank entered into revised employment contracts with David T. Chen, President and Chief Executive Officer and Richard Cheong, Executive Vice President and Chief Financial and Operations Officer, for a five-year term providing both with a base salary subject to periodic review and increase, if warranted, annual bonuses as determined by the board of directors, and providing Mr. Chen with an automobile and life insurance. In addition, the contracts provide that in the event of the officer's termination following a change of control, the officer will receive an amount equal to 299% of his most recent annual base salary and bonus earned as well as continued coverage under American Pacific Bank's welfare benefit plans and pension plans for a designated period. The obligation of American Pacific Bank to continue their participation in welfare benefit and pension plans was terminated by the Termination Agreements as discussed below. A change of control is defined as occurring when either: (1) two-thirds of American Pacific Bank's current board of directors, or those designated by the current board of directors, are no longer directors; (2) any person or group becomes beneficial owner of 25% of American Pacific Bank's then outstanding common stock; (3) a merger, consolidation, sale of assets, liquidation or dissolution takes place unless, in the case of a merger or consolidation, two-thirds of current directors, or those appointed by the current directors, constitute the board of directors of the surviving corporation; or (4) two-thirds or more of the current directors, or those appointed by the current directors, determine that an action constitutes a change of control. Under Mr. Chen's agreement, American Pacific Bank was obligated to "gross up" any payment to Mr. Chen under these change of control provisions to the extent it is subject to the special excise tax on excessive golden parachute awards.

     During the year ended December 31, 2004, Messrs. Chen and Cheong received salary and bonus of $281,708 and $167,223, respectively.

     In connection with the merger, American Pacific Bank's Chief Executive Officer, David Chen, and Chief Financial Officer, Richard Cheong, have entered into termination agreements with American Pacific Bank. These agreements, which are effective upon closing of the merger, modify the change in control benefits that the executive officers will receive upon closing of the merger from the benefits provided under their existing employment agreements. Mr. Chen will receive $550,000 and Mr. Cheong will receive $300,000 upon closing. Mr. Chen will also receive a cash payment for all accrued vacation and sick time. Pursuant to these agreements, the executive officers will resign upon closing of the merger.

     Consulting Agreements. In connection with the merger, Mr. Chen and Mr. Cheong have entered into consulting agreements with Riverview effective as of the closing of the merger pursuant to which each will agree to provide certain services to Riverview related to the transition of combining the two businesses. Pursuant to the agreements, Mr. Chen will receive $85.00 per hour, and Mr. Cheong will receive $8,750.00 per month for their services.

     Non-competition Agreements. In connection with the merger, Mr. Chen and Mr. Cheong have entered into non-competition agreements which will be effective upon the completion of the merger. Each of Mr. Chen and Mr. Cheong have agreed not to solicit customers of Riverview after the merger or to participate in (including through ownership) any financial institution that either competes with Riverview or is located within a 75 mile radius of Vancouver, Washington. The term of Mr. Cheong's agreement is two years, and he will receive $200,000 in consideration for his agreement not to compete, one half of which is payable upon the closing of the merger and the remaining half of which is payable on the first anniversary of the closing of the merger. The term of Mr. Chen's agreement is two years, and he will receive $360,000 in consideration for his agreement not to compete, one half of which is payable upon the closing of the merger and the remaining half of which is payable on the first anniversary of the closing of the merger.

     Protection of American Pacific Bank Directors and Officers Against Claims. Riverview has also agreed that it will maintain a policy of directors' and officers' liability insurance coverage for the benefit of American Pacific Bank's directors and officers for three years following consummation of the merger.

     Cash-out of Outstanding Options. Under the terms of the merger agreement, holders of options as of the completion of the merger will receive, in cancellation of each such option, an amount equal to the difference between the Transaction Value Per Share and the exercise price of such option less any applicable federal and state income and employment tax requirements. At December 31, 2004, all officers and directors as a group held options to acquire 126,500 shares of American Pacific Bank common stock, with an average exercise price of $5.04 per share.

Regulatory Approvals Needed to Complete the Merger

     Completion of the merger of American Pacific Bank with Riverview is subject to prior approval of the Office of Thrift Supervision ("OTS"). In reviewing applications for transactions of this type, the OTS must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the OTS may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. Riverview filed an application with the OTS on December 27, 2004.

     The merger of American Pacific Bank with Riverview is also subject to the prior approval of the Oregon Department of Consumer and Business Services of the Division of Finance and Corporate Securities. Riverview filed an application with the Oregon Department on December 27, 2004.

     Under the Community Reinvestment Act of 1977, the OTS must take into account the record of performance of Riverview Community Bank and American Pacific Bank in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, bank regulatory agencies frequently receive comments and protests from community groups and others. Riverview Community Bank received an "Outstanding" rating during its last federal Community Reinvestment Act examinations and American Pacific Bank received a "Satisfactory" rating during its last federal Community Reinvestment Act examination.

     In addition, a period of 15 days must expire following approval by the OTS before completion of the merger is allowed, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While we believe that the likelihood of objection by the Department of Justice is remote, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger, or that the Attorney General of the State of Oregon will not challenge the merger, or if any proceeding is instituted or challenge is made, as to the result of the challenge.

     The merger cannot proceed in the absence of the requisite regulatory approvals. See "The Merger Agreement Conditions to Completing the Merger" and " Terminating the Merger Agreement." There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the condition set forth in the merger agreement and described under "The Merger Agreement Conditions to Completing the Merger."

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting American Pacific Bank common stock to Riverview common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Accounting Treatment of the Merger

     Riverview will account for the merger as a purchase, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Under the purchase method of accounting, the assets and liabilities of American Pacific Bank will be recorded on Riverview's consolidated balance sheet at their estimated fair value at the effective date of the merger. The amount by which the purchase price paid by Riverview exceeds the fair value of the net tangible and identifiable intangible assets acquired by Riverview through the merger will be recorded as goodwill. Financial statements of Riverview issued after the effective date of the merger will reflect these values and will not be restated retroactively to reflect the historical position or results of operations of American Pacific Bank.

Resale of Riverview Common Stock

     The shares of Riverview common stock to be issued to shareholders of American Pacific Bank in the merger have been registered under the Securities Act of 1933. Shares of Riverview common stock issued in the merger may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of American Pacific Bank, as that term is defined in the rules under the Securities Act. Riverview common stock received by those shareholders of American Pacific Bank who are deemed to be "affiliates" of American Pacific Bank at the time the merger is submitted for vote of the shareholders of American Pacific Bank may be resold without registration under the Securities Act only to the extent provided for by Rule 145 promulgated thereunder, which permits limited sales under certain circumstances, or pursuant to another exemption from registration. An affiliate of American Pacific Bank is an individual or entity that controls, is controlled by or is under common control with, American Pacific Bank, and may include the executive officers and directors of American Pacific Bank, as well as certain principal shareholders of American Pacific Bank. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial interest.

     American Pacific Bank has agreed in the merger agreement to use its best efforts to cause each person who is an affiliate of American Pacific Bank for purposes of Rule 145 under the Securities Act to deliver to Riverview a written agreement intended to ensure compliance with the Securities Act.

                       THE MERGER AGREEMENT

     The following describes material provisions of the merger agreement.
This description does not purport to be complete and is qualified by reference to the merger agreement, which is attached as Appendix A and is incorporated by reference into this proxy statement-prospectus.

Terms of the Merger

     The merger agreement provides for a business combination in which American Pacific Bank will merge with and into Riverview Community Bank. Riverview Community Bank will be the surviving bank in the merger.

     As a result of the merger, except as noted below, each outstanding share of American Pacific Bank common stock will be converted into the right to receive either shares of Riverview common stock or cash. See "The Merger-Conversion of American Pacific Bank Common Stock." Riverview will not issue fractional shares of Riverview common stock, but instead will pay each holder of American Pacific Bank common stock who would otherwise be entitled to a fraction of a share of Riverview common stock an amount in cash determined by multiplying that fraction by the average closing price of Riverview common stock over a measurement period prior to the completion of the merger. If there is a change in the number or classification of shares of Riverview outstanding as a result of a stock split, stock dividend, reclassification, recapitalization, or other similar transaction, the exchange ratio will be equitably adjusted. Holders of shares for which dissenters' rights have been exercised will be entitled only to the rights granted by Oregon law.

When Will the Merger Be Completed

     The closing of the merger will take place on a date designated by Riverview. See " Conditions to Completing the Merger." On the closing date, Riverview will file articles of merger with the OTS and the Director of the Department of Consumer and Business Services of the Division of Finance and Corporate Securities of the State of Oregon, merging American Pacific Bank into Riverview. The merger will become effective at the time stated in the articles of merger.

     Riverview and American Pacific Bank expect to complete the merger in the second calendar quarter of 2005. However, we cannot guarantee when or if the required regulatory approvals will be obtained. See "The Merger Regulatory Approvals Needed to Complete the Merger." Furthermore, either company may terminate the merger agreement if, among other reasons, the merger has not been completed on or before April 30, 2005. See " Terminating the Merger Agreement."

Conditions to Completing the Merger

     Riverview's and American Pacific Bank's obligations to consummate the merger are conditioned on the following:

     * the material completion by each party of its obligations under the merger agreement;

     * the material accuracy of the representations and warranties made by each party;

     * the delivery by each party of a Secretary's and Officer's certificate certifying to certain items contained in the merger agreement;

     * the receipt of an opinion from counsel to each of Riverview and American Pacific Bank with respect to each of their respective execution and delivery of the merger agreement and the consummation of the transactions contemplated therein; and

     * that no material adverse change has occurred with respect to the business and financial condition of Riverview or American Pacific Bank.

     * no claim, action, suit, investigation or other proceeding is pending or threatened before any court or governmental agency which presents a substantial risk of prohibition of the transactions contemplated by the merger agreement;

     * all applicable government approvals have been received and any waiting periods related to such approvals have expired;

     * the registration statement on Form S-4, of which this proxy statement-prospectus is a part, has been declared effective, and no stop order is in effect;

     * each of Riverview and American Pacific Bank must have received an opinion from Breyer & Associates PC to the effect that the merger constitutes a reorganization under Section 368 of the Internal Revenue Code, neither Riverview nor American Pacific Bank will recognize any gain or loss as a result of the merger and no U.S. shareholder of American Pacific Bank will recognize any gain or loss as a result of the merger to the extent such shareholder receives shares of Riverview common stock;

     * the American Pacific Bank shareholders have approved the transactions contemplated by the merger agreement by the required vote; and

     * all of the shares of Riverview common stock to be issued in the merger have been qualified for listing on Nasdaq.

    The obligation of Riverview to complete the merger is also conditioned upon:

     * there has been no destruction of real or personal property of American Pacific Bank that would result in a material adverse effect;

     * American Pacific Bank has permitted Riverview to conduct inspections during normal business hours of the books and records of American Pacific Bank;

     * American Pacific Bank has not entered into an agreement providing for a business combination;

     * American Pacific Bank has not issued or repurchased any debt or equity securities (other than upon exercise of existing stock options), has not sold any assets outside of the ordinary course of business and payments made under certain benefit arrangements have not exceeded the amounts specified in the agreements covering such benefits;

     * holders of no more than 5% of the outstanding shares of American Pacific Bank have perfected dissenters' rights in accordance with the Oregon Bank Act;

     * non-competition agreements have been executed by those executive officers and directors of American Pacific Bank not being retained, affiliates of American Pacific Bank have executed the affiliate agreements, officers and directors of American Pacific Bank have executed and delivered voting agreements, the termination agreements executed by David T. Chen and Richard
Y. Cheong have not been terminated, Messrs. Chen and Cheong have entered into consulting agreements with Riverview and the consent of each option holder has been received;

     * Riverview has received the Phase I and Phase II environmental reports with respect to certain real property of American Pacific Bank; and

     * Riverview has received from each holder of an option to purchase American Pacific Bank stock his or her consent to the cancellation of the option.

     We cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Before the Merger

     American Pacific Bank has agreed that, until completion of the merger and unless permitted by Riverview, it will:

     General Business

     * conduct its business only in the regular, ordinary and usual course consistent with past practice;

     * preserve intact its business organization and assets to maintain its rights and franchises;

     * not take any action that would adversely affect or delay its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement;

     * not enter into any new lines of business or any transactions other than in the ordinary course of business;

     *     keep important contracts and adequate insurance in place; and

     * cooperate and grant access to Riverview and an environmental consulting firm chosen by Riverview to real property owned by American Pacific Bank for the purpose of conducting environmental assessments.

     Indebtedness

     * not incur any additional indebtedness except in the ordinary course of business consistent with past practices;

     Capital Stock

     * not issue any additional shares of capital stock, except pursuant to the exercise of existing stock options;

     * not impose or allow to be imposed any liens or encumbrances on its capital stock;

     *     not repurchase or redeem any of its capital stock;

     * not effect any splits, stock or cash dividends or make any other distribution on its capital stock;

     Dispositions

     * not dispose of any of its assets or earning power, or sell any asset, other than in the ordinary course of business for reasonable consideration;

     Investments

     * not enter into or renew any investment securities or deposits other than in the ordinary course of business consistent with past practices;

     * not buy a substantial part of the assets or earning power of another entity;

     * not make any investment in new service contracts, purchase or sale agreements or lease agreements that are material;

     * not acquire control over any corporation, firm, organization, or other entity;

     * not enter into, renew or purchase any investments in equity contracts or engage in hedging activity;

     Contracts

     * except as contemplated by the merger agreement, not enter into, renew, amend or terminate any materials contract or agreement, or make any change in or renew any of its materials leases or contracts;

     Loans

     * except in the ordinary course of business, consistent with past practices, not renegotiate, renew, increase, extend or purchase any loans, lease, advances, credit enhancements or other extension of credit or any commitment concerning the foregoing;

     * not make or amend any loan or extension of credit or commit to make or increase any such loan or extension of credit to any director or officer of American Pacific Bank or loans to holders of more than 5% of American Pacific Bank stock, except for loans or extensions of credit that do not exceed more the 2% of American Pacific Bank's capital;

     Employees

     * not grant any increase in the compensation or benefits of any of its employees or directors;

     * not enter into any severance agreements with its officers or employees;

     *     not make any change in retirement benefits unless required by law;

     * not hire any new employee with an annual compensation of over $25,000;

     * not amend any existing employment agreement, indemnification agreement or enter into any new employment agreement;

     * not adopt or terminate any employee benefit plan except as required by the merger agreement or by law;

     Settling Claims

     * not initiate or pursue any existing claims including claims under its blanket bond policy or settle any claim against it for more than $15,000 or impose or agree to material restrictions on its operations;

     Governing Documents

     *     not amend its articles of incorporation or bylaws;

     Sale of Assets

     * other than in the ordinary course of business consistent with past practice, not sell or dispose of any of its properties, leases or assets or release any indebtedness except in connection with contracts in force on the date of the merger agreement;

     Capital Expenditures

     * not make any capital expenditures, except for expenditures necessary to maintain existing assets in good repair in amounts less than $5,000 individually or $15,000 in the aggregate except as necessary to make specified repairs to certain branch locations;

     Branches

     * not sell, relocate or open or close any branch or other office or file an application pertaining to such action;

     Property

     * not develop or sell, pledge, encumber or otherwise transfer its beneficial interest in certain real estate owned (the "Starlite Property");

     Holding Company

     *     not complete the formation of a holding company for American
Pacific Bank;

     Accounting

     * not change its method of accounting, except as required by changes in generally accepted accounting principles or regulatory requirements;

     Merger Agreement

     * not agree to any action or take any action or omit to take any action which would result in any of its representations and warranties under the merger agreement being or becoming untrue;

     Taxes

     * not settle or compromise any material tax liability or matters related thereto except in the ordinary course of business consistent with past practice;

     Other Agreements

     * agree not to take, commit to take any or adopt any resolutions in support of any of the foregoing actions.

     Riverview has agreed that, until the completion of the merger, it will not:

     * take any action that would materially adversely affect the ability of Riverview to obtain any necessary approvals of the regulatory authorities to complete the merger to adversely affect is ability to perform its covenants and agreements under the merger agreement.

Covenants of American Pacific Bank and Riverview in the Merger Agreement

     American Pacific Bank has agreed not to initiate, solicit, encourage, facilitate, obtain or endorse any acquisition proposal with a third party. An acquisition proposal means any offer, agreement, or understanding in which a person or entity, other than Riverview, would:

     * initiate a merger, consolidation, share exchange, consolidation or business combination, or other similar transaction involving American Pacific Bank;

     * acquire the right vote ten percent or more of the outstanding American Pacific Bank common stock; or

     * acquire a significant portion of the assets or earning power of American Pacific Bank.

     Despite the agreement of American Pacific Bank not to solicit other acquisition proposals, the board of directors of American Pacific Bank may generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited, written, bona fide acquisition proposal, provided that the American Pacific Bank board of directors, after consultation with and receipt of advice from outside legal counsel, deems such action to be required in order for the board to comply with its fiduciary duties to American Pacific Bank shareholders under applicable law.

     If American Pacific Bank receives a proposal or information request from a third party or enters into negotiations with a third party, American Pacific Bank must notify Riverview and provide Riverview with information about the third party and its proposal.

     Employee Matters. Subject to determination of Riverview's staffing needs, each person who is an employee of American Pacific Bank as of the closing of the merger (whose employment is not specifically terminated upon the closing) will become an at-will employee of Riverview Community Bank. Riverview will make available employer provided health and other employee welfare benefit plans to each continuing employee on the same basis that it provides such coverage to Riverview employees. Former employees of American Pacific Bank will be eligible to participate in Riverview's benefit plans with full credit for prior service with American Pacific Bank for purposes of eligibility and vesting (but not for accrual of benefits) purposes.

     Liability Insurance for American Pacific Bank Officers and Directors. Riverview has agreed that it will maintain a policy of directors' and officers' liability insurance coverage, or provide a policy providing comparable coverage and amounts on terms no less favorable than American Pacific Bank's current policy, for the benefit of American Pacific Bank's directors and officers who are currently covered by insurance for three years following consummation of the merger.

     Certain Other Covenants. The merger agreement also contains other agreements relating to our conduct before consummation of the merger, including the following:

     * After all requisite approvals necessary to consummate the merger are obtained, American Pacific Bank will modify and change its accruals and reserves so as to be consistent with those of Riverview and Riverview Community Bank and to establish and maintain a reserve of up to $500,000 for the remediation of environmental contamination on the Starlite property.

     * American Pacific Bank will give Riverview, and Riverview will give American Pacific Bank, access during normal business hours to each's property, books, records and personnel and furnish all information either party may reasonably request. Riverview and American Pacific Bank agree that they will keep confidential all such information and documents unless the information was already known, becomes publicly available, is disclosed with prior written consent from the other party or becomes readily ascertainable from published information.

     * American Pacific Bank will promptly provide Riverview with a copy of each report filed with its banking regulators.

     * Riverview and American Pacific Bank will use their reasonable best efforts to submit all necessary applications, notices, and other filings with any governmental entity, the approval of which is required to complete the merger and related transactions.

     * American Pacific Bank will use its reasonable best efforts to obtain all third party consents necessary to consummate the merger.

     * American Pacific Bank will take any necessary action to exempt this transaction from any anti- takeover provisions contained in American Pacific Bank's articles of incorporation or bylaws or federal or state law.

     * Riverview and American Pacific Bank will use all reasonable efforts to take all actions necessary to consummate the merger and the transactions contemplated by the merger agreement.

     * Riverview will file a registration statement, of which this proxy statement-prospectus forms a part, with the Securities and Exchange Commission registering the shares of Riverview common stock to be issued in the merger to American Pacific Bank shareholders.

     * American Pacific Bank will take all actions necessary to convene a meeting of its shareholders to vote on the merger agreement. The American Pacific Bank board of directors will recommend at the shareholder meeting that the shareholders vote to approve the merger and will use its reasonable best efforts to solicit shareholder approval, unless it determines that such actions would not comply with its fiduciary obligations to American Pacific Bank shareholders.

     * Prior to completion of the merger, Riverview will notify the Nasdaq Stock Market of the additional shares of Riverview common stock that Riverview will issue in exchange for shares of American Pacific Bank common stock.

     * American Pacific Bank will use its reasonable best efforts to cause each person who is an affiliate of it under Rule 145 of the Securities Act of 1933 to deliver to Riverview a letter to the effect that such person will comply with Rule 145.

     * American Pacific Bank will notify Riverview of any event necessary to amend or supplement the representations and warranties to the merger agreement so that the representations and warranties and schedules remain true and correct.

Representations and Warranties Made by Riverview, Riverview Community Bank and American Pacific Bank in the Merger Agreement

     Riverview and American Pacific Bank have made certain customary representations and warranties to each other in the merger agreement relating to their businesses. For information on these representations and warranties, please refer to the merger agreement attached as Appendix A. The representations and warranties must be true in all material respects through the completion of the merger unless the change does not have a material negative impact on our business, financial condition or results of operations. See " Conditions to Completing the Merger."

Terminating the Merger Agreement

     The merger agreement may be terminated at any time prior to the completion of the merger, either before or after approval of the merger agreement by American Pacific Bank shareholders, as follows:

     *     with the mutual written consent of Riverview and American Pacific
Bank;

     * by Riverview if American Pacific Bank fails to conduct its business pursuant to the covenants made in the merger agreement;

     *     by either party if the merger is not consummated by April 30, 2005;

     *     by either party upon denial of any required regulatory approval;

     * by Riverview if its conditions to consummate the merger are not satisfied as of the closing date or by American Pacific Bank if its conditions to consummate the Merger are not satisfied as of the closing date;

     * by either party if there has been a material adverse change in the business or financial position of the other party;

     * by either party if the other party has committed a material breach of any obligation of the other party that has not been cured within 30 days after the giving of written notice of such breach;

     * by Riverview if American Pacific Bank enters any agreement with a view toward being acquired or effecting a business combination with any other person;

     * by Riverview if American Pacific Bank enters into any supervisory agreement, cease and desist order, memorandum of understanding or similar arrangement with any bank regulatory agency or has any claim or action concerning federal or state securities law against it or its officers and directors for their services as officers and directors;

     * by Riverview if there is any action or proceeding concerning state or federal securities law matters pending or threatened against American Pacific Bank or its officers or directors before any court or governmental agency;

     * by Riverview if, except for the Starlite property, any Phase I or Phase II environmental assessment indicates the existence of any condition or matter not satisfactory to Riverview with respect to which it is reasonably likely that the cost of remediation would exceed $100,000; or

     Additionally, American Pacific Bank may terminate the merger agreement if both of the following conditions are satisfied:

     * the average of the daily closing sales prices of Riverview common stock for the 20 trading days ending on the tenth day prior to the effective time of the merger (the "Riverview market value") is less than $18.06; and

     * the number obtained by dividing the Riverview market value by $21.25 is less than the quotient obtained by dividing (i) the sum of the average of the daily closing sales prices of the Nasdaq Bank Index for the 20 trading days ending on the day which is ten days prior to the effective time of the merger of the Nasdaq Bank Index (the "Final Index") , by (ii) the Nasdaq Bank Index on November 9, 2004 (the "Initial Index"), subtracting 0.15 from the quotient.

     If American Pacific Bank elects to exercise its termination right as described above, it must give notice to Riverview within 48 hours following the date of the event and at least four business days prior to the date of the proposed termination. During the three business-day period commencing with its receipt of such notice, Riverview will have the option to increase the consideration to be received by the American Pacific Bank shareholders so that the per share consideration received will at least equal the per share consideration an American Pacific Bank shareholder would have received for a stock election had the Riverview market value been equal to the lesser of (i)

$18.06 or (ii) $21.25 times the quotient of the Final Index divided by the Initial Index less 0.15. If Riverview elects, it will give written notice to American Pacific Bank of its election and the revised merger consideration, whereupon no termination will be deemed to have occurred and the merger agreement will remain in full force and effect in accordance with its terms (except for the modified merger consideration).

     Because the formula depends on the future price of Riverview's common stock and the Nasdaq Bank Index, it is not possible to determine the amount of the adjusted merger consideration at this time, but, in general, the merger consideration would be increased and, consequently, more shares of Riverview common stock issued, to take into account the extent of the decline in the value of Riverview's common stock as compared to the changes in the value of the Nasdaq Bank Index.

Termination Fee

     The merger agreement requires American Pacific Bank to pay Riverview a termination fee of $1.2 million under certain circumstances. The fee may be demanded by Riverview in the event that the merger is not completed within 18 months of November 9, 2004 and any of the following occurs:

     * a person, other than Riverview, acquires 25% or more of the outstanding American Pacific Bank common stock;

     * American Pacific Bank, without the written consent of Riverview, enters into or recommends to American Pacific Bank shareholders an agreement with a third party providing for certain acquisition transactions including a merger or similar transaction involving American Pacific Bank, the purchase, acquisition or lease of substantially all of the assets of American Pacific Bank or the acquisition of 15% or more of American Pacific Bank stock; or

     * a valid proposal to engage in an acquisition transaction, as described above, is made to American Pacific Bank, and after the proposal is made either:

        * American Pacific Bank breaches the merger agreement and the breach entitles Riverview to terminate the merger agreement;

        * American Pacific Bank shareholders fail to approve the merger agreement at the special meeting of American Pacific Bank shareholders; or

        * the special meeting is cancelled without the fault of Riverview, or the American Pacific Bank board of directors withdraws or modifies in a manner adverse to Riverview its recommendation to shareholders to approve the merger agreement.

     American Pacific Bank will not be required to pay the termination fee if, prior to the occurrence of any of the events described above, Riverview terminates the merger agreement other than because of a material breach by American Pacific Bank or American Pacific Bank validly terminates the merger agreement.

     The termination fee is intended to increase the likelihood that the merger will be consummated according to the terms set forth in the merger agreement and may be expected to discourage competing offers to acquire American Pacific Bank from other parties because the termination fee could increase the cost of such acquisition. To the best of American Pacific Bank's knowledge, no event that would permit Riverview to demand payment of the termination fee has occurred as of the date of this proxy statement-prospectus.

Expenses

     Each of Riverview and American Pacific Bank will pay its own costs and expenses incurred in connection with the merger.

Changing the Terms of the Merger Agreement

     Before the completion of the merger, Riverview and American Pacific Bank may agree to waive, amend or modify any provision of the merger agreement. However, after the vote by American Pacific Bank shareholders, Riverview and American Pacific Bank can make no amendment or modification that would reduce the amount or alter the kind of consideration to be received by American Pacific Bank's shareholders under the terms of the merger agreement.

                     PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2004 and the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended December 31, 2004 and the year ended March 31, 2004 for Riverview, and for American Pacific Bank for the nine months ended September 30, 2004 and the year ended December 31, 2004, give effect to the pending merger, accounted for as a purchase.

     The unaudited pro forma condensed combined consolidated financial information is based on the historical consolidated financial statements of Riverview and American Pacific Bank under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma condensed combined consolidated balance sheet gives effect to the merger as if the merger had been consummated at the end of the earliest period presented. The unaudited pro forma condensed combined consolidated statements of operations give effect to the merger as if the merger had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed combined consolidated financial statements do not give effect to the anticipated cost savings in connection with the merger.

     You should read the unaudited pro forma condensed combined consolidated financial statements in conjunction with the consolidated historical financial statements of Riverview and American Pacific Bank, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented. We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and opportunity to earn more revenue. In addition, Riverview will incur costs in acquiring American Pacific Bank including an analysis of the loans of American Pacific Bank which could cause an increase in the provision for loan losses. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and costs and, accordingly, does not attempt to predict or suggest future results.

     Pro forma per share amounts for the combined company are based on a
0.28118 exchange ratio.

                  RIVERVIEW AND AMERICAN PACIFIC BANK
Unaudited Pro Forma Condensed Consolidated Statements of Financial Condition
                         As of December 31, 2004
                              (In thousands)


                                                              Riverview
                                                              American
                   Riverview       American     Pro Forma      Pacific
                 Bancorp, Inc.   Pacific Bank  Adjustments    Pro Forma
                 ------------    ------------  -----------    -----------
ASSETS
Cash and cash
 equivalents       $55,423         $11,847      $(17,632)  (2)   $49,029
                                                    (329)  (2)
                                                    (280)  (12)
Loans held for
 sale                  140              --            --             140

Investment secur-
 ities available
 for sale, at fair
 value              29,438           1,180            -           30,618

Mortgage-backed
 securities held
 to maturity, at
 amortized cost      2,407              -             --           2,407

Mortgage-backed
 securities avail-
 able for sale,
 at fair value      12,696              -             -           12,696

Loans receivable,
 net               398,421         107,301          (409)  (3)   505,313
Prepaid expenses
 and other assets    1,262              --            --           1,262
Accrued interest
 receivable          1,874             752            --           2,626
Federal Home Loan
 Bank stock, at
 cost                6,119             803            -            6,922
Premises and equip-
 ment, net           8,416             710            --           9,126
Deferred income
 taxes, net          2,827              -            294   (3)     3,121
Mortgage servicing
 rights, net           518              --            --             518
Bank owned life
 insurance          12,521               -            --          12,521
Noncompetition
 agreements             -               -            560   (12)      560
Core deposit intang-
 ible, net             611              --           360   (3)       971
Goodwill             9,214                        16,593   (5)    25,807
                  --------        --------      --------        --------
TOTAL ASSETS      $541,887        $122,593      $   (843)       $663,637
                  ========        ========      ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Deposit accounts  $427,649        $ 86,352      $    (53)   (3) $513,948
Accrued expenses
 and other liabil-
 ities               5,645             637           280    (12)   7,482
                                                      70    (13)
                                                     850    (11)
Advance payments by
 borrowers for taxes
 and insurance          75              --            --              75

Federal Home Loan
 Bank advances     40,000          17,000          (143)    (3)   56,857
                 --------        --------      --------         --------
Total Liabili-
 ties             473,369         103,989         1,004          578,362

SHAREHOLDERS' EQUITY:
Serial preferred
 stock - issued and
 outstanding, none     -               --            --               --
Common stock
December 31, 2004      50          12,930       (12,930)   (6)        50
Additional paid-
 in capital        40,847           1,000        (1,000)   (6)    57,604
                                                 16,757    (2)
Retained earnings  28,956           4,685        (4,685)   (6)    28,956

Unearned shares
 issued to employ-
 ee stock owner-
 ship trust        (1,443)             -             --           (1,443)

Accumulated other
 comprehensive
 income (loss)        108             (11)           11    (6)       108
                 --------        --------      --------         --------
Total shareholders'
 equity            68,518          18,604        (1,847)          85,275
                 --------        --------      --------         --------

TOTAL LIABILITIES
 AND SHAREHOLDERS'
 EQUITY          $541,887        $122,593      $   (843)        $663,637
                 ========        ========      ========         ========

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

                   RIVERVIEW AND AMERICAN PACIFIC BANK
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
                     (In thousands, except share data)

                             Nine Months Ended
                      ------------------------------
                      December 31,    September 30,
                          2004            2004                      Riverview
                      ------------   --------------                 American
                        American      Pro Forma                     Pacific
                       Riverview      Pacific Bank   Adjustments   Pro Forma
                      -----------   ---------------- -----------   ---------
INTEREST INCOME
 Interest and fees
  on loans receivable    $20,506         $5,998         $ 140   (7)  $26,644
 Interest on invest-
  ment securities            498            117            --            615
 Interest on mortgage-
  backed securities          482             --            --            482
 Other interest and
  dividends                  633             -           (314)  (7)      319
                         -------         ------         -----        -------
      Total interest
       income             22,119          6,115          (174)        28,060
                         -------         ------         -----        -------

INTEREST EXPENSE
 Interest on deposits      3,741          1,142            --          4,883
 Interest on borrowings    1,509            343            45   (7)    1,897
                         -------         ------         -----        -------
      Total interest
       expense             5,250          1,485            45          6,780
                         -------         ------         -----        -------

      Net interest
       income             16,869          4,630          (219)        21,280

Less provision for loan
 losses                      260            109            --            369
                         -------         ------         -----        -------

      Net interest income
       after provision for
       loan losses        16,609          4,521          (219)        20,911
                         -------         ------         -----        -------

NON-INTEREST INCOME
 Fees and service
  charges                  3,439            491            -           3,930
 Asset management fees       815             -             --            815
 Gain on sale of loans
  held for sale              409             -             --            409
 Loss on impairment of
  securities              (1,349)             -            --         (1,349)
 Loan servicing income,
  net                         45             -              -             45
 Gain on sale of premises
  and equipment              829              -            --            829
 Bank owned life insurance   400             --            --            400
 Other                        73              -            --             73
                         -------         ------         -----        -------
      Total non-interest
       income            $ 4,661         $  491         $  --        $ 5,152
                         -------         ------         -----        -------

                       (table continued on following page)

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

                    RIVERVIEW AND AMERICAN PACIFIC BANK
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
                 (In thousands, except share data) (Continued)

                              Nine Months Ended
                        -----------------------------
                         December 31,    September 30,
                            2004            2004                    Riverview
                        ------------   --------------               American
                          Riverview      American      Pro Forma     Pacific
                        Bancorp, Inc.  Pacific Bank   Adjustments   Pro Forma
                        -------------  -------------   -----------   ---------
NON-INTEREST EXPENSE
 Salaries and employee
  benefits                  $8,029         $1,527        $  --        $9,556
 Occupancy and depreci-
  ation                      2,261            385           --         2,646
 Data processing               740             --           --           740
 Amortization of core
  deposit intangible           148             --           44   (10)    192
 Advertising and marke-
  ting expense                 638              -           --           638
 FDIC insurance premium         44             --           --            44
 State and local taxes         391              -           --           391
 Telecommunications            213              -           --           213
 Environmental remedia-
  tion                           -            100           --           100
 Professional fees             395              -           --           395
 Other                       1,330          1,011          210  (12)   2,551
                           -------         ------        -----        ------
      Total non-inter-
       est expense          14,189          3,023          254        17,466
                           -------         ------        -----        ------

INCOME (LOSS) BEFORE
 INCOME TAXES                7,081          1,989         (473)        8,597

PROVISION FOR INCOME
 TAXES                       2,220            773         (179)  (8)   2,814
                           -------         ------        -----        ------

NET INCOME (LOSS)          $ 4,861         $1,216        $(294)       $5,783
                           =======         ======        =====        ======

Earning per common
 share:
 Basic                     $1.01                                      $ 1.03
 Diluted                   $1.00                                      $ 1.02
Weighted average number
 of shares outstanding:
 Basic                 4,809,290          788,593                  5,597,883
 Diluted               4,883,628          788,593                  5,672,221


See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

RIVERVIEW AND AMERICAN PACIFIC BANK
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations (In thousands, except share data)

                              Twelve Months Ended
                        ----------------------------
                          March 31,     December 31,
                            2004            2003                    Riverview
                        ------------   -------------                 American
                          Riverview      American      Pro Forma     Pacific
                        Bancorp, Inc.  Pacific Bank   Adjustments   Pro Forma
                        -------------  -------------   -----------  ---------
INTEREST INCOME
 Interest and fees
  on loans receivable     $25,634         $8,014        $   269  (7)  $33,917
 Interest on investment
  securities                  478             73             -            551
 Interest on mortgage-
  backed securities           613             -              --           613
 Other interest and
  dividends                   859            134           (418) (7)      575
                          -------         ------        -------       -------
      Total interest
       income              27,584          8,221           (149)       35,656
                          -------         ------        -------       -------

INTEREST EXPENSE
 Interest on deposits       4,643          2,154             53  (7)    6,523
 Interest on borrowings     1,984             --             98  (7)    2,409
                          -------         ------        -------       -------
      Total interest
       expense              6,627          2,154            151         8,932
                          -------         ------        -------       -------

      Net interest
       income              20,957          6,067           (300)       26,724

Less provision for loan
 losses                       210            267             --           477
                          -------         ------        -------       -------

      Net interest income
       after provision for
       loan losses         20,747          5,800           (300)       26,247
                          -------         ------        -------       -------

NON-INTEREST INCOME
 Fees and service
  charges                   4,324            198             --         4,522
 Asset management fees        906             --             --           906
 Gain on sale of loans
  held for sale               954              9             --           963
 Gain on sale of other
  real estate owned            49             --             --            49
 Gain on sale of land
  and fixed assets              3             -              --             3
 Loan servicing income,
  net                         158             -              --           158
 Bank owned life insurance    121              -             --           121
 Other                         74             10             --            84
                          -------         ------        -------       -------
      Total non-
       interest
       income               6,589            217             --         6,806
                          -------         ------        -------       -------

NON-INTEREST EXPENSE
 Salaries and employ-
  ee benefits               9,910          1,816             -         11,726
 Occupancy and depreci-
  ation                     2,900            542             -          3,442
 Data processing              917             -              --           917
 Amortization of core
  deposit intangible          430             -              70  (10)     500
 Advertising and market-
  ing expense                 772             --             --           772
 FDIC insurance premium        64             -              --            64
 State and local taxes        426             -              --           426
 Telecommunications           269             --             --           269
 Professional fees            501              -             --           501
 Other                      1,383          1,415            280  (12)   3,998
                                                            850  (11)
                                                             70  (13)
                          -------         ------        -------       -------
      Total non-inter-
       est expense         17,572          3,773          1,270        22,615

INCOME (LOSS) BEFORE
 INCOME TAXES               9,764          2,244         (1,570)       10,438
PROVISION FOR INCOME
 TAXES                      3,210            852           (597) (8)    3,465
                          -------         ------        -------       -------

NET INCOME (LOSS)         $ 6,554         $1,392        $  (973)      $ 6,973
                          =======         ======        =======       =======

Earning per common
 share:
 Basic                   $  1.41                                      $  1.28
 Diluted                    1.39                                         1.27
Weighted average num-
 ber of shares outstan-
 ding:
 Basic                 4,640,485         788,593                    5,429,078
 Diluted               4,714,329         788,593                    5,502,922

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

                  RIVERVIEW AND AMERICAN PACIFIC BANK
                         Pro Forma Combined

Selected Financial Data

     The following tables set forth certain information concerning the consolidated financial position and results of operations of the combined Company at the dates and for the periods indicated.


                                At December 31, 2004
                               ------------------------
                                   (In thousands)

FINANCIAL CONDITION DATA:

Total assets                          $663,637
Loan receivable, net (1)               505,453
Mortgage-backed securities
 held to maturity,
 at amortized cost                       2,407
Mortgage-backed securities
 available for sale,
 at fair value                          12,696
Cash and interest-bearing
 deposits                               49,029
Investment securities available
 for sale, at fair value                30,618
Deposit accounts                       513,948
FHLB advances                           56,857
Shareholders' equity                    85,275

----------
(1)  Includes loans held for sale.

                               Nine Months Ended           Year Ended
                               December 31, 2004          March 31, 2004
                             ----------------------    --------------------
                                   (In thousands, except per share data)
OPERATING DATA:

Interest income                   $28,060                     $35,656
Interest expense                    6,780                       8,932
                                  -------                     -------

Net interest income                21,280                      26,724
Provision for loan
 losses                               369                         477
                                  -------                     -------

Net interest income after
 provision for loan losses         20,911                      26,247
Non-interest income                 5,152                       6,806

Non-interest expense               17,466                      22,615
                                  -------                     -------

Income before income taxes          8,597                      10,438

Income tax provision                2,814                       3,465
                                  -------                     -------

Net income                        $ 5,783                     $ 6,973
                                  =======                     =======

Pro forma per share data:        $   1.03                     $  1.28
Basic net income                     1.02                        1.27
Diluted net income

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

RIVERVIEW AND AMERICAN PACIFIC BANK
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

1)   Basis of Presentation

The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2004 has been prepared as if the merger had been consummated on that date.
The Unaudited Projected Pro Forma Condensed Combined Statement of Operations for the twelve months ended March 31, 2004 and December 31, 2003 for Riverview and American Pacific Bank, respectively, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended December 31, 2004 and September 30, 2004 for Riverview and American Pacific Bank, respectively, have been prepared as if the merger had been consummated at the beginning of the earliest period presented.

The Unaudited Pro Forma Condensed Combined Balance Sheet is based on the historical information from the financial statements of Riverview Bancorp, Inc. and American Pacific Bank after giving effect to the merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow.

Assumptions relating to the pro forma adjustments set forth in the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are summarized as follows:

Estimated fair values - Estimated fair values for securities, loans and borrowings were obtained from appropriate valuation methodologies and market information in accordance with SFAS No. 107, Disclosures About Fair Values
= of Financial Instruments. The resulting discount on loans, deposits and FHLB borrowings for purposes of these pro forma financial statements are being amortized to interest income and interest expense on a straight line basis over the weighted average lives of 1.52 years for loans, 0.72 years for deposits and 1.46 years for FHLB borrowings. The actual discounts will be amortized to interest income and expense to produce a constant yield to maturity. Core deposit intangibles created as a result of the merger are estimated at $360,000 for non-maturity deposits and in the pro forma financial statements are being amortized to interest expense to produce a constant yield to maturity.

2)   Acquisition Cost

The cost to acquire American Pacific Bank assumes that 2,804,618 shares of common stock of American Pacific Bank are outstanding and that 1,402,309 shares multiplied by a transaction value of $11.95 is paid in cash and the remaining 1,402,309 shares are exchanged for 788,593 shares of Riverview common stock at a price of $21.25 per share. All options at a cost of $874,115 are assumed to be cashed out at the difference between the transaction value of $11.95 and their respective strike prices prior to completion of the merger.

  Cash consideration $16,758,000 plus American Pacific
  Bank options cost of $874,115                                   $17,632

  Stock consideration (assume issuance of Riverview
  common stock) 788,593 shares at $21.25 per share                 16,757
                                                                  -------
  Acquisition Costs
   Riverview Bancorp, Inc.                                            329
   Transaction costs                                              -------

  Total Acquisition Costs                                             329
                                                                  -------
  Total Cost                                                      $34,718
                                                                  =======

3) Purchase accounting adjustments recorded for the merger were as follows (in thousands):

     American Pacific Bank's net assets at pro forma cost
      at December 31, 2004                                       $18,604

     Fair Value Adjustments
      Securities available-for-sale                              $    --
      Loans receivable                                              (409)
      Deposits                                                        53
      Borrowings                                                     143
      Core deposit intangibles                                       360
                                                                 -------
     Sub-total net fair value adjustments                            147
     Severance payments                                             (850)
     Environmental assessment liability                              (70)
     Deferred tax asset related to the
      purchase accounting adjustments                                294

     Net assets acquired                                         $18,125
                                                                 =======

4) Excess of cost over fair value of net assets acquired for the merger was calculated as follows (in thousands):

     Total cost                                                 $ 34,718
     Net assets acquired                                         (18,125)
                                                                --------
     Total excess of cost over fair
        value of net assets acquired
        from the merger                                         $ 16,593
                                                                ========

5) Allocation of excess of cost over fair value of net assets acquired from the merger (in thousands):

     Goodwill                                                    16,593
                                                                -------
     Total intangible                                           $16,593
                                                                =======

6) Purchase accounting adjustment to eliminate American Pacific Bank's stockholders' equity accounts (in thousands).

                                                                $18,604

7) Pro forma adjustments to interest income and interest expense were calculated for the merger as follows (in thousands):

                                     For the Twelve          For the Nine
                                      Months Ended           Months Ended
                                     March 31, 2004        December 31, 2004
                                     --------------        -----------------
     Reduction in interest income for
     cash utilized  to purchase
     American Pacific Bank's common
     stock (based on average
     annual rate of 2.33%)                 $ (418)               $ (314)

     Amortization of discount on loans
     (1.52 years)                             269                   140
                                           ------                ------

     Total net adjustments to
     interest income                       $ (149)               $ (174)
                                           ======                ======
     Amortization of discount on
     deposits (0.72 years)                 &   53                $   --

     Amortization of discount on
     FHLB borrowings (1.46
     years)                                    98                    45
                                           ------                ------
     Total net adjustments to
      interest expense                     $  151                $   45
                                           ======                ======

8)   Pro forma tax expense was calculated using an effective tax rate of 38%.

9) Pro forma basic earnings per common share is calculated by dividing net income by the averagenumber of common shares outstanding. Diluted earnings per common share is calculated using thesame method as basic earning per common share, but reflects potential dilution of common share equivalents. Basic and diluted weighted average number of common stock and common stock equivalents utilized for the calculation of earnings per share for the period presented werecalculated using Riverview's historical weighted average common stock and common stock equivalents plus 788,593 shares issued to American Pacific Bank's stockholder under the terms of the merger.

10) The following table summarizes the estimated impact of the amortization and the accretion of the purchase accounting adjustments made in connection with the merger on Riverview's results of operations (in thousands):

        Projected Future
        Amounts for the     Core Deposit       Net         Net Decrease
       Fiscal Years Ended    Intangible    (Accretion)      in Income
            March 31,       Amortization   Amortization    Before Taxes
       ------------------  --------------- -------------- ----------------
              2004               $ 70            $118             $188
              2005                 58              95              153
              2006                 48              --               48
              2007                 40              --               40
              2008                 34              --               34
      2010 and thereafter         110              --              110
                                 ----            ----             ----
                                 $360            $213             $573
                                 ====            ====             ====

The core deposit intangible created as a result of the merger is estimated to be $360,000. Core deposit intangible is amortized over 10 years. The merger created core deposit intangible estimated amortization for the nine months ended December 31, 2004 is $44,000.

11)  Severance payments

Severance payments totaling $850,000 will be paid upon closing by American Pacific Bank to its executive officers.

12)  Non-competitive Agreements

In connection with the merger, Riverview has entered into non-competition agreements with two American Pacific Bank executives. The terms of the agreements are for two years with one half payable upon the closing of the merger and the remaining half of which is payable on the first anniversary of the closing agreement. The total consideration to be paid is $560,000. These non-competition agreements will be amortized to non-interest expense over the twenty-four month terms on a straight line basis. The nine month amortization amount charged to non- interest expense will be $210,000. The twelve month amortization non-interest expense amount will be $280,000.

13)  Joint venture contingency

American Pacific Bank acquired an un-divided one-third interest in a joint venture as a result of a loan default in 1984. On October 15, 2004, American Pacific Bank received the results of the environmental assessment, which identified petroleum contamination in soil and groundwater. The assessment estimated that the environmental clean-up cost of the property could be in excess of $300,000. At December 31, 2004, American Pacific had recorded a $30,000 reserve to cover potential environmental liability associated with the property. Upon the closing of the merger, an additional $70,000 will be added to the reserve to cover potential environmental liability for a total liability of $100,000.

               A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     This proxy statement-prospectus, including information included or incorporated by reference herein, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of Riverview and American Pacific Bank, as well as certain information relating to the merger. These statements are preceded by, followed by or include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

     These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

      * expected cost savings from the merger may not be fully realized or realized within the expected time frame;

      *     revenues following the merger may be lower than expected;

      * competitive pressures among financial services companies may increase significantly;

      * costs or difficulties related to the integration of the business of Riverview and American Pacific Bank may be greater than expected;

      * changes in the interest rate environment may reduce interest margins;

      * general economic conditions, either nationally or in Washington or Oregon, may be less favorable than expected;

      * legislative or regulatory changes may adversely affect the business in which Riverview or American Pacific Bank is engaged;

      *     changes may occur in the securities markets; and

      * changes may occur in the rate of Riverview's investment securities portfolio.

     Riverview does not intend to update or otherwise revise any forward-looking statements to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Riverview does not intend to update or revise the forward-looking statements to reflect changes in general economic or industry conditions.

     See "Where You Can Find More Information."

                   DESCRIPTION OF RIVERVIEW COMMON STOCK

General

     Riverview is authorized to issue 50,000,000 shares of common stock having a par value of $.01 per share and 250,000 shares of preferred stock having a par value of $.01 per share. Each share of Riverview's common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

Common Stock

     Dividends. Riverview can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its board of directors. Riverview's payment of dividends is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of Riverview are entitled to receive and share equally in any dividends declared by the board of directors of Riverview out of funds legally available for the payment of dividends. If Riverview issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. The holders of common stock of Riverview possess exclusive voting rights in Riverview. They elect Riverview's board of directors and act on any other matters as are required to be presented to them under applicable law or as are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. In addition, Riverview's articles of incorporation provide that a holder of Riverview common stock who owns, together with certain affiliates or persons acting in concert, in excess of 10% of the then-outstanding shares of common stock cannot vote any shares in excess of 10% unless permitted by the board of directors of Riverview. If Riverview issues preferred stock, holders of preferred stock may also possess voting rights. Certain matters require the vote of 80% of the outstanding shares entitled to vote thereon.

     Liquidation. In the event of liquidation, dissolution or winding up of Riverview, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Riverview available for distribution. If Riverview issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the common stock of Riverview are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

     Riverview may issue preferred stock with such designations, powers, preferences and rights as Riverview's board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. None of the shares of the authorized preferred stock will be issued in connection with the merger with American Pacific Bank and there are no plans to issue preferred stock.

                   COMPARISON OF RIGHTS OF SHAREHOLDERS

     The rights of Riverview shareholders are currently governed by Riverview's articles of incorporation, bylaws and applicable provisions of the Washington Business Corporation Law. The rights of American Pacific Bank shareholders are currently governed by American Pacific Bank's articles of incorporation, bylaws and applicable provisions of the Oregon Bank Act. If we complete the merger, American Pacific Bank shareholders who receive Riverview common stock will become Riverview shareholders and their rights will likewise be governed by Riverview's articles of incorporation and bylaws.

     This summary is not a complete discussion of the Riverview and American Pacific Bank articles and bylaws or Washington or Oregon law, and it is qualified in its entirety by reference to those documents. Copies of Riverview's articles and bylaws are on file with the SEC. Copies of American Pacific Bank's articles and bylaws may be requested in writing from David T. Chen, President and Chief Executive Officer of American Pacific Bank, 315 SW Fifth Avenue, Suite 201, Portland, Oregon 97204.

                                Authorized Stock
------------------------------------------------------------------------------
          Riverview                             American Pacific Bank
-------------------------------------     ------------------------------------

Riverview's articles of incorporation     American Pacific Bank's articles of
authorize 50,250,000 shares of capital    incorporation authorize 200,000,000
stock, consisting of 50,000,000 shares    shares of capital stock, consisting
of common stock, $.01 par value per       entirely of Class B common stock, no
share, and 250,000 shares of serial       par value
preferred stock, $.01 par value per
share.

As of December 31, 2004, there were       As of December 31, 2004, there were
4,829,144 shares of Riverview common      2,804,618 shares of American Pacific
stock issued and outstanding.             Bank common stock issued and
                                          outstanding.

As of December 31, 2004, there were no    American Pacific Bank does not
shares of preferred stock issued or       currently have any preferred stock
outstanding.                              authorized for issuance.


                                 Voting Rights
------------------------------------------------------------------------------
          Riverview                             American Pacific Bank
-------------------------------------     ------------------------------------

The holders of the common stock           Each outstanding share is entitled
exclusively possess all voting power,     to one vote on each matter submitted
subject to the authority of the board     to vote at a meeting of
of directors to offer voting rights to    shareholders.
the holders of preferred stock.

Each share of common stock is entitled    Each share of common stock is
to one vote.   Beneficial owners of 10%   entitled to one vote.
or more of the outstanding shares are
subject to voting limitations.

Holders of common stock may not           Same.
cumulate their votes for the election
of directors.


                Required Vote for Authorization of Certain Actions
------------------------------------------------------------------------------
          Riverview                             American Pacific Bank
-------------------------------------     ------------------------------------

At least 80% of the outstanding shares    The articles of incorporation do not
of voting stock must approve certain      provide for any special vote
business combinations involving a         requirement or vote limitation for
"related person." In addition, a          authorization of certain actions.
business combination with a related       The Oregon Bank Act requires the
person must be approved by at least a     affirmative vote of by holders of
majority of outstanding shares of voting  two-thirds of the outstanding shares
stock other than shares beneficially      to approve a business combination.
owned by the related person. See
"Selected Provisions in the Articles of
Incorporation and Bylaws of Riverview
Business Combinations with Related
Persons."  However, if a two-thirds
majority of directors not affiliated
with the related person approves a
business combination, a majority vote
of the outstanding shares is sufficient
to approve the business combination.

                                  Dividends
------------------------------------------------------------------------------
          Riverview                             American Pacific Bank
-------------------------------------     ------------------------------------

Holders of common stock are entitled to   Holders of common stock are entitled
receive dividends when declared by the    to receive dividends when declared
Riverview board, subject to the rights    by the American Pacific Bank board.
of holders of preferred stock.


                             Shareholders' Meetings
------------------------------------------------------------------------------
          Riverview                             American Pacific Bank
-------------------------------------     ------------------------------------

Riverview must deliver to each            American Pacific Bank must deliver
shareholder entitled to vote notice of    to each shareholder entitled to
the meeting and, in the case of a         vote, notice of the meeting,
special meeting, a description of its     including a description of the
purpose, no fewer than ten nor more       purposes of the meeting, no fewer
than 60 days before the meeting.          than ten nor more than 45 days
                                          before the meeting.

                                          The annual meeting is required to be
                                          held on the last Tuesday in March.
                                          If the annual meeting is not held at
                                          its designated time, then a majority
                                          of the board of directors must call
                                          the meeting within 120 days after
                                          the close of the fiscal year.

The board shall designate the             Neither the articles of
chairman of the board or the              incorporation and bylaws of American
president to chair a meeting.             Pacific Bank nor the Oregon Bank Act
                                          specify who will chair a meeting.

Only the president or a majority of       The Chief Executive Officer, a
the board of directors may call a         majority of the board of directors
special meeting.                          or not fewer than three shareholders
                                          holding in the aggregate one-third
                                          of American Pacific Bank's common
                                          stock are entitled to call a special
                                          meeting of shareholders.

For purposes of determining               For purposes of determining
shareholders entitled to vote at a        shareholders entitled to vote at
meeting, the board of directors may       a meeting, the board of directors
fix a record date that is not less        may fix a record date that is not
than ten nor more than 60 days before     less than ten or more than 70 days
the meeting.                              before the meeting.

The board of directors or any             Neither the articles of
shareholder entitled to vote in the       incorporation and bylaws of American
election of directors may nominate        Pacific Bank nor the Oregon Bank Act
directors for election or propose         specify the procedure for
new business.                             nominations; however, the board has
                                          adopted a nominating policy.

To nominate a director or propose         There are no prior notice
new business, shareholders must give      requirements for making nominations
written notice to the secretary of        or proposing new business.
Riverview not less than 30 nor more
than 60 days prior to the meeting.
However, if Riverview gives less than
31 days' notice of the meeting to the
shareholders, written notice of the
shareholder proposal or nomination must
be delivered to the secretary within
ten days of the date notice of the
meeting was mailed to shareholders.
Each notice given by a shareholder
with respect to a nomination to the
board of directors or proposal for new
business must include certain
information regarding the nominee or
proposal and the shareholder making
the nomination or proposal.


                Action by Shareholders Without a Meeting
------------------------------------------------------------------------------
          Riverview                             American Pacific Bank
-------------------------------------     ------------------------------------

Any action that requires shareholder      Same.
approval may be taken without a meeting
by the unanimous written consent of all
shareholders entitled to vote on the
action.


                               Board of Directors
------------------------------------------------------------------------------
          Riverview                             American Pacific Bank
-------------------------------------     ------------------------------------

The articles of incorporation and         The articles of incorporation and
bylaws provide that the number of         bylaws provide that the number of
directors shall be no fewer than five     directors shall consist of not less
nor more than 15 and that the board       than five nor more than nine.
of directors shall fix the number of
directors by resolution.

                                          One half of the directors must be
                                          U.S. citizens and either residents
                                          of the State of Oregon or live
                                          within 100 miles of American Pacific
                                          Bank's principal place of business.
                                          Directors cannot be: insolvent,
                                          engaged in or indicted for
                                          fraudulent or illegal practices in
                                          the conduct of business; convicted
                                          of a crime involving fraud; or
                                          participate in activity which would
                                          permit a regulatory authority to
                                          remove a director.

There are currently seven members of      There are currently six members of
the Riverview board of directors.         the American Pacific Bank board of
                                          directors.

The board of directors is divided into    Same.
three classes as equal in number as
possible and approximately one-third
of the directors are elected at each
annual meeting.

Vacancies on the board of directors       Vacancies on the board may be filled
may be filled by majority vote of the     by a majority vote of the remaining
remaining directors or by the             directors.  A director elected to
shareholders at the next annual           fill a vacancy serves for the
meeting.                                  remainder of the unexpired term of
                                          the predecessor director.  Vacancies
                                          occurring as a result of an increase
                                          in the size of the board may be
                                          appointed by the board of directors
                                          subject to the power of the
                                          shareholders to elect directors at
                                          the next annual meeting.

Directors may be removed only for cause   Directors may be removed for cause
by the vote of at least 80% of the        either by a vote of two-thirds of
outstanding shares entitled to vote for   the outstanding shares entitled to
directors.  Cause is defined as           vote or by a written resolution
fraudulent or dishonest acts, gross       adopted by two-thirds of the
abuse of authority in discharge of        directors.
duties to Riverview or acts that are
detrimental or hostile to Riverview's
interests.


                             Amendment of the Bylaws
------------------------------------------------------------------------------
          Riverview                             American Pacific Bank
-------------------------------------     ------------------------------------

The bylaws may be amended or repealed     The bylaws may be amended or
with the approval of at least 80% of      repealed with the approval of at
the outstanding shares entitled to        least a majority of the board of
vote for directors or two-thirds of       directors.
the board of directors.


                  Amendment of the Articles of Incorporation
------------------------------------------------------------------------------
          Riverview                             American Pacific Bank
-------------------------------------     ------------------------------------

The articles of incorporation may be      The articles of incorporation may be
amended or repealed upon approval of a    amended or repealed upon approval
majority of the board of directors and    of at least a majority of the board
a majority of shares entitled to vote     of directors and by a majority of
on the matter, unless otherwise           shares entitled to vote on the
provided in the articles of               matter.
incorporation or Washington Business
Corporation Law.  However, amendments
to the articles of incorporation that
would revise the provisions relating
to the duration, purpose and powers
of Riverview, the capital stock
structure (other than limited
exceptions), preemptive rights, the
removal of directors, notice for
shareholder nominations and proposals,
approval of certain business
combinations, evaluation of business
combinations, limitation of directors'
liability, indemnification, calling of
special meetings of shareholders,
repurchase of shares, amendment of
bylaws and amendment of the articles
of incorporation require approval by
at least 80% of the votes entitled to
be cast thereon.


            SELECTED PROVISIONS IN THE ARTICLES OF INCORPORATION
                        AND BYLAWS OF RIVERVIEW

     Riverview's articles of incorporation and bylaws contain certain provisions that could make more difficult an acquisition of Riverview by means of a tender offer, proxy context or otherwise. Certain provisions will also render the removal of the incumbent board of directors or management of Riverview more difficult. These provisions may have the effect of deterring or defeating a future takeover attempt that is not approved by Riverview's board of directors, but which Riverview shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in Riverview's articles of incorporation and bylaws. See "Where You Can Find More Information" as to where to obtain a copy of these documents.

Business Combinations with Related Persons

     The articles of incorporation require the approval of the holders of at least 80% of Riverview's outstanding shares of voting stock to approve certain business combinations involving a "related person" except in cases where the proposed transaction has been approved in advance by a two-thirds vote of those members of Riverview's board of directors who are unaffiliated with the related person and who were directors prior to the time when the related person became a related person.

     The term "related person" includes any individual or entity that together with its affiliates owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Riverview.

     A "business combination" includes:

     * any merger or consolidation of Riverview with or into any related person, or any merger or consolidation of a relater person with or into Riverview or any subsidiary;

     * any sale, lease, exchange, mortgage, transfer or other disposition of more than 25% of the assets of Riverview or any subsidiary, or any sale, lease, exchange, transfer or other disposition of more than 25% of the assets of a related person to Riverview or any subsidiary;

     * the issuance of any securities of Riverview or any subsidiary to a related person, or the acquisition by Riverview or any subsidiary of any securities of a related person;

     * any reclassification of common stock of Riverview or any recapitalization involving the common stock of Riverview;

     *     any liquidation of Riverview; or

     * any agreement or other arrangement providing for any of the foregoing.

Limitation on Voting Rights

     Riverview's articles of incorporation provide that no record owner of any outstanding Riverview common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Riverview common stock will be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit, unless permitted by a resolution adopted by a majority of the board of directors. Beneficial ownership is determined pursuant to the federal securities laws and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the articles of incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but does not include shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by Riverview to be beneficially, owned by such person and his or her affiliates.

Board of Directors

     Classified Board. The board of directors of Riverview is divided into three classes, each of which contains approximately one-third of the number of directors. The shareholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent Riverview board of directors.

     Filling of Vacancies; Removal. The articles of incorporation provide that any vacancy occurring in the Riverview board of directors, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. The articles also provide that a director may be removed from the board prior to the expiration of his or her term only for cause and only upon the vote of at least 80% of the outstanding shares entitled to vote for directors. These provisions make it more difficult for shareholders to remove directors and replace them with their own nominees.

Special Meetings of Shareholders

     The articles of incorporation provide that only the president or a majority of the board of directors may call a special meeting of the Riverview shareholders. Shareholders are not able to call a special meeting or require the board to do so. This provision prevents shareholders from forcing consideration of a proposal between annual meetings over the opposition of the president and the Riverview board by calling a special meeting of the shareholders.

Advance Notice Provisions for Shareholder Nominations and Proposals

     Riverview's articles of incorporation establish an advance notice procedure for shareholders to nominate directors or bring other business before a Riverview shareholders meeting. A person may not be nominated for election as a director unless that person is nominated by or at the direction of Riverview's board of directors or by a shareholder who has given appropriate notice to Riverview before the meeting. Similarly, a shareholder may not bring business before a meeting unless the shareholder has given Riverview appropriate notice of its intention to bring that business before the meeting. Riverview's secretary must receive notice of the nomination or proposal not less than 30 nor more than 60 days prior to the meeting. A shareholder who desires to raise new business must provide certain information to Riverview concerning the nature of the new business, the shareholder and the shareholder's interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide Riverview with certain information concerning the nominee and the proposing shareholder.

     Advance notice of nominations or proposed business by shareholders gives Riverview's board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform shareholders and make recommendations about those matters.

Preferred Stock

     The articles of incorporation authorize Riverview's board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although Riverview's board of directors has no current intention to do so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt. Riverview's board of directors will make any determination to issue shares with those terms based on its judgment as to the best interests of Riverview and its shareholders.

Amendment of Articles of Incorporation

     Riverview's articles of incorporation require the affirmative vote of at least 80% of the votes entitled to be cast to amend or repeal certain provisions of the articles of incorporation, including the provisions limiting voting rights and those relating to approval of business combinations with related persons, calling special meetings, director and officer indemnification and amendment of the bylaws and articles of incorporation. These supermajority voting requirements make it more difficult for the shareholders to amend these provisions.

                            SHAREHOLDER PROPOSALS

     American Pacific Bank will only hold its 2005 Annual Meeting if the merger is not consummated. If an Annual Meeting is held, the date of the meeting will be more than 30 days from the date that the 2004 Annual Meeting was held. Pursuant to Rule 14a-5(e) under the Securities Exchange Act of 1934, if American Pacific Bank is required to hold a 2005 Annual Meeting, it intends to publish the deadline for submitting shareholder proposals under Rule 14a-8 as well as the deadline for proposals submitted outside of Rule 14a-8 in its quarterly report on Form 10-QSB.

                                LEGAL MATTERS

     Certain legal matters will be passed on by Foster Pepper Tooze LLP, Portland, Oregon for American Pacific Bank.

     Certain legal matters for Riverview, including the validity of the shares of Riverview common stock to be issued in connection with the merger will be passed upon for Riverview by Breyer & Associates PC, McLean, Virginia.

     In addition, Breyer & Associates PC will deliver an opinion concerning federal income tax consequences of the merger.

                                   EXPERTS

     The financial statements of Riverview as of March 31, 2003 and 2002, and for the years then ended, included and incorporated by reference in this prospectus have been audited by Deloitte & Touch LLP, an independent registered public accounting firm, as stated in their reports, which are included and incorporated by reference herein, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     Riverview's consolidated financial statements as of March 31, 2004 and for the year ended March 31, 2004, included and incorporated y reference in this proxy statement-prospectus have been audited by McGladrey & Pullen, LLP, as stated in their report, which is included and incorporated by reference herein, and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of American Pacific Bank as of December 31, 2004 and 2003 and for the two fiscal years ended December 31, 2004 have been included in this proxy statement-prospectus in reliance upon the report of Moss Adams LLP, independent certified public accountants, with respect to those financial statements, and upon the authority of that firm as experts in accounting and auditing.

                     WHERE YOU CAN FIND MORE INFORMATION

     Riverview has filed with the Securities and Exchange Commission a registration statement under the Securities Act that registers the distribution to American Pacific Bank shareholders of the shares of Riverview common stock to be issued in connection with the merger. The registration statement, including the exhibits, contains additional relevant information about Riverview and Riverview common stock. The rules and regulations of the SEC allow Riverview to omit certain information included in the registration statement from this proxy statement-prospectus.

     Riverview files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Riverview files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. Riverview's public filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at "www.sec.gov."

     American Pacific Bank's common stock is registered under Section 12(g) of the Securities Exchange Act of 1934. Accordingly, American Pacific Bank is required to file periodic reports and other information with the Federal Deposit Insurance Corporation pursuant to the Securities Exchange Act and the rules thereunder. Copies of filings made by American Pacific Bank are available from Marcia Fields at the FDIC, (202) 898-8913. Certain financial information filed by American Pacific Bank with the FDIC is available electronically on the FDIC's website at www.fdic.gov.

     The SEC allows Riverview to "incorporate by reference" information into this proxy statement-prospectus. This means that Riverview can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the other documents that are listed below that Riverview has previously filed with the SEC. These documents contain important information about Riverview's financial condition.

Riverview SEC Filings (File No. 0-22957)

     *     Annual Report on Form 10-K for the year ended March 31, 2004
     * Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004, September 30, 2004 and December 31, 2004 (the latter accompanying this proxy statement-prospectus in Appendix E)
     *     Current Report on Form 8-K filed on November 10, 2004

     Documents incorporated by reference are available from Riverview without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Riverview at the following address:

          Riverview Bancorp, Inc.
          900 Washington Street, Suite 900
          Vancouver, Washington 98660
          Attention: Phyllis Kreibich, Corporate Secretary
          Telephone No.: (360) 693-6650

     If you would like to request documents from Riverview, please do so by __________ ___, 2005 in order to receive them before the special meeting of shareholders. If you request any incorporated documents, Riverview will mail them to you by first-class mail, or other equally prompt means, within one business day of its receipt of your request.

     Riverview has supplied all information contained in this proxy statement-prospectus relating to Riverview, and American Pacific Bank has supplied all information relating to American Pacific Bank.

     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this document. This document is dated __________ ___, 2005. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of Riverview's securities in the merger shall create any implication to the contrary.

                                   APPENDIX A

                   AGREEMENT AND PLAN OF MERGER, AS AMENDED

                                                                  Appendix A


                       AGREEMENT AND PLAN OF MERGER


                       dated as of November 9, 2004


                               by and among



                          RIVERVIEW BANCORP, INC.

                                   and

                         RIVERVIEW COMMUNITY BANK


                                   and

                          AMERICAN PACIFIC BANK

                            TABLE OF CONTENTS
                                                                        Page
                                                                        ----

AGREEMENT AND PLAN OF MERGER ..........................................   1

RECITALS ..............................................................   1

AGREEMENT..............................................................   1

                                 ARTICLE 1
                               DEFINITIONS

   1.1  Definitions....................................................   1

                                 ARTICLE 2
                      THE MERGER AND RELATED MATTERS

   2.1  Merger.........................................................   6
        (a)  Continuing Bank; Name.....................................   6
        (b)  Articles of Incorporation and Bylaws;
               Officers and Directors..................................   7
        (c)  Effects of the Merger.....................................   7
        (d)  Transfer of Assets........................................   7
        (e)  Assumption of Liabilities.................................   7
   2.2  Effective Time.................................................   7
   2.3  Conversion of American Pacific Common Stock....................   7
   2.4  Riverview Common Stock ........................................   8
   2.5  Dissenting Shares..............................................   8
   2.6  Fractional Shares..............................................   9
   2.7  Anti-Dilution Provisions.......................................   9
   2.8  Options/Warrants...............................................   9
   2.9  Major Shareholder..............................................   9
   2.10 Election and Exchange Procedures...............................   9
   2.11 Closing........................................................  13
   2.12 Withholding Rights.............................................  13
   2.13 Reservation of Right to Revise Transaction.....................  13
   2.14 Additional Actions ............................................  13

                                 ARTICLE 3
    REPRESENTATIONS AND WARRANTIES OF RIVERVIEW AND RIVERVIEW COMMUNITY BANK

   3.1  Organization and Corporate Authority of Riverview..............  14
   3.2  Organization and Qualification of Riverview Community Bank.....  14
   3.3  Authorization, Execution and Delivery; Merger Agreement
          Not in Breach................................................  14
   3.4  No Legal Bar...................................................  15
   3.5  Government Approvals...........................................  15
   3.6  Compliance With Law............................................  15
   3.7  Riverview Financial Statements.................................  15
   3.8  Absence of Certain Changes ....................................  16
   3.9  Capitalization of Riverview....................................  16
   3.10 Capitalization of Riverview Community Bank.....................  16
   3.11 Litigation ....................................................  16
   3.12 Financial Ability..............................................  16

                                    A-(ii)

   3.13 Statements True and Correct....................................  16
   3.14 Disclosure.....................................................  16

                                      ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF AMERICAN PACIFIC

   4.1  Organization and Qualification of American Pacific.............  17
   4.2  Authorization, Execution and Delivery; Merger Agreement
          Not in Breach................................................  17
   4.3  No Legal Bar...................................................  17
   4.4  Government and Other Approvals.................................  18
   4.5  Compliance With Law............................................  18
   4.6  Charter Documents..............................................  18
   4.7  Financial Statements...........................................  18
   4.8  Absence of Certain Changes ....................................  19
   4.9  Deposits.......................................................  20
   4.10 Properties.....................................................  20
   4.11 American Pacific Subsidiaries..................................  20
   4.12 Condition of Fixed Assets and Equipment........................  20
   4.13 Tax Matters....................................................  20
   4.14 Litigation.....................................................  21
   4.15 Hazardous Materials............................................  21
   4.16 Insurance......................................................  23
   4.17 Labor and Employment Matters...................................  23
   4.18 Records and Documents..........................................  24
   4.19 Capitalization of American Pacific.............................  24
   4.20 Sole Agreement.................................................  24
   4.21 Disclosure.....................................................  24
   4.22 Absence of Undisclosed Liabilities.............................  25
   4.23 Allowance for Loan Losses......................................  25
   4.24 Compliance with Laws...........................................  25
   4.25 Absence of Regulatory Actions..................................  25
   4.26 Employee Benefit Plans.........................................  26
   4.27 Material Contracts.............................................  30
   4.28 Material Contract Defaults.....................................  31
   4.29 Reports........................................................  31
   4.30 Statements True and Correct....................................  31
   4.31 Brokers and Finders............................................  31
   4.32 Derivatives Contracts; Structured Notes, Etc...................  31
   4.33 Loans..........................................................  32
   4.34 Investment Securities..........................................  32
   4.35 Credit Card Receivables........................................  32
   4.36 Anti-takeover Provisions Inapplicable..........................  32
   4.37 Expenses.......................................................  32

                                 ARTICLE 5
                          COVENANTS OF RIVERVIEW

   5.1  Regulatory Approvals ..........................................  32
   5.2  Preparation of Registration Statement..........................  33
   5.3  Registration Statement Effectiveness ..........................  33
   5.4  Employees and Employee Benefits................................  33
   5.5  Reasonable Efforts to Close....................................  34

                                    A-(iii)

   5.6  Insurance. ....................................................  34
   5.7  Access.........................................................  35
   5.8  Conduct of Business............................................  35
   5.9  Nasdaq.........................................................  35

                                ARTICLE 6
                      COVENANTS OF AMERICAN PACIFIC

   6.1  Shareholders' Meeting..........................................  35
   6.2  Conduct of Business -- Affirmative Covenants...................  35
   6.3  Conduct of Business -- Negative Covenants......................  37
   6.4  Conduct of Business -- Certain Actions.........................  40
   6.5  Accruals and Reserves..........................................  40
   6.6  Access; Information............................................  40
   6.7  Affiliate Agreements...........................................  41

                                 ARTICLE 7
                          CONDITIONS TO CLOSING

   7.1  Conditions to the Obligations of American Pacific..............  41
        (a)  Performance...............................................  41
        (b)  Representations and Warranties............................  41
        (c)  Documents.................................................  41
        (d)  Opinion of Riverview's and Riverview Community
               Bank's Counsel..........................................  42
        (e)  No Material Adverse Change................................  42

   7.2  Conditions to the Obligations of Riverview and Riverview
          Community Bank...............................................  42
        (a)  Performance...............................................  43
        (b)  Representations and Warranties............................  43
        (c)  Documents.................................................  43
        (d)  Destruction of Property...................................  43
        (e)  Inspections Permitted.....................................  43
        (f)  No Material Adverse Change................................  43
        (g)  Opinion of American Pacific's Counsel.....................  44
        (h)  Other Business Combinations, Etc..........................  45
        (i)  Maintenance of Certain Covenants, Etc.....................  45
        (j)  Dissenting Shares.........................................  45
        (k)  Accruals and Reserves.....................................  45
        (l)  Non-competition and Non-Solicitation Agreements...........  45
        (m)  Receipt of Affiliate Agreements...........................  45
        (n)  Major Shareholders and Directors..........................  45
        (o)  Agreements................................................  45
        (p)  Environmental Assessments.................................  45
        (q)  Stock Option Agreements...................................  46

   7.3  Conditions to Obligations of All Parties.......................  46
        (a)  No Pending or Threatened Claims...........................  46
        (b)  Government Approvals and Acquiescence Obtained............  46
        (c)  Effective Registration Statement..........................  46
        (d)  Tax Opinion...............................................  46
        (e)  Shareholder Vote..........................................  46
        (f)  Market Listing............................................  46


                                      A-(iv)

                                ARTICLE 8
                               TERMINATION

   8.1  Termination....................................................  46
   8.2  Effect of Termination..........................................  48
   8.3  Riverview Fee..................................................  48

                                ARTICLE 9
                           GENERAL PROVISIONS

   9.1  Notices........................................................  49
   9.2  Assignability and Parties in Interest..........................  50
   9.3  Governing Law..................................................  50
   9.4  Counterparts...................................................  50
   9.5  Publicity......................................................  50
   9.6  Entire Agreement...............................................  50
   9.7  Severability...................................................  51
   9.8  Modifications, Amendments and Waivers..........................  51
   9.9  Interpretation.................................................  51
   9.10 Payment of Expenses............................................  51
   9.11 Equitable Remedies.............................................  51
   9.12 Attorneys' Fees................................................  52
   9.13 No Waiver......................................................  52
   9.14 Remedies Cumulative............................................  52
   9.15 Non-Survival of Representations and Warranties.................  52


   Exhibit A   Plan of Merger
   Exhibit B   Voting Agreement
   Exhibit C   Affiliate Agreement
   Exhibit D   Non-competition Agreement
   Exhibit E   Non-solicitation Agreement
   Exhibit F   Consulting Agreement

                                     A-(v)

                       AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made and entered into this 9th day of November 2004, by and among RIVERVIEW BANCORP, INC., a corporation chartered and existing under the laws of the State of Washington ("Riverview"), RIVERVIEW COMMUNITY BANK, a federally chartered stock savings bank ("Riverview Community Bank"), and AMERICAN PACIFIC BANK, a commercial bank chartered and existing under the laws of the State of Oregon ("American Pacific").


                                 RECITALS

     A. Riverview, Riverview Community Bank and American Pacific, on the terms and conditions hereinafter set forth, desire to effect an acquisition transaction pursuant to which Riverview will acquire all of the shares of American Pacific Common Stock (as hereinafter defined) outstanding immediately prior to the Effective Time (as hereinafter defined) at a purchase price per share equal to the amount set forth in Section 2.3 hereof.

     B. To effect the acquisition, American Pacific shall be merged with and into Riverview Community Bank (the "Merger") pursuant to the Plan of Merger substantially in the form attached hereto as Exhibit A. Riverview Community Bank will be the continuing financial institution (the "Continuing Bank").

     C. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     D. Concurrently with the execution and delivery of this Merger Agreement, and as an inducement to Riverview's willingness to enter into this Merger Agreement, each member of the Board of Directors of American Pacific and each Major Shareholder of American Pacific (as hereinafter defined) has entered into a Voting Agreement with Riverview, in the form attached hereto as Exhibit B, pursuant to which, among other things, each member of the Board of Directors of American Pacific and each Major Shareholder of American Pacific has agreed to vote in favor of approval of the Merger Agreement and transactions contemplated by this Merger Agreement and to vote against approval or adoption of any action or agreement (other than the Merger Agreement or transactions contemplated by the Merger Agreement) that would impede, interfere with, delay, postpone or attempt to discourage the Merger.

     E. The respective Boards of Directors of Riverview, Riverview Community Bank and American Pacific have duly approved this Merger Agreement and have duly authorized its execution and delivery.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties (as hereinafter defined) agree as follows:

                                AGREEMENT

                                ARTICLE 1

                               DEFINITIONS

          1.1 Definitions. As used in this Merger Agreement, the following terms have the definitions indicated:

          "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.4(a) of this Merger Agreement.

          "Affiliate" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common control, with that party.

          "Aggregate Cash Consideration" shall have the meaning assigned to such term in Section 2.3(a) of this Merger Agreement.

          "Aggregate Stock Consideration" shall have the meaning assigned to such term in Section 2.3(a) of this Merger Agreement.

          "American Pacific Financial Statements" shall have the meaning assigned to such term in Section 4.7(a) of this Merger Agreement.

          "American Pacific Common Stock" has the meaning assigned to such terms in Section 2.3(a) of this Merger Agreement.

          "American Pacific Dissenting Shares" shall have the meaning assigned to such term in Section 2.5 of this Merger Agreement.

          "American Pacific Option" shall mean an option granted by American Pacific under the American Pacific's Option Plan, as defined in Section 2.8 of this Merger Agreement, to purchase shares of American Pacific Common Stock.

          "American Pacific Option Plan" shall have the meaning assigned to such term in Section 2.9 of this Merger Agreement.

          "American Pacific Shareholders" shall mean the holders of the American Pacific Common Stock.

          "Applicable Environmental Laws" shall have the meaning assigned to such term in Section 4.15(a) of this Merger Agreement.

          "Balance Sheet Date" shall have the meaning assigned to such term in
Section 4.8 of this Merger Agreement.

          "Bank Merger" shall, as described in Section 2.2 of this Merger Agreement, mean the merger of American Pacific with and into Riverview Community Bank, which shall survive the Bank Merger as the Continuing Bank.

          "Cash Election Shares" shall have the meaning assigned to such term in Section 2.10(a) of this Merger Agreement.

          "CERCLA" shall have the meaning set forth in Section 4.15(a) of this Merger Agreement.

          "CERCLIS" shall have the meaning set forth in Section 4.15(c) of this Merger Agreement.

          "Closing" shall have the meaning assigned to such term in Section
2.11 of this Merger Agreement.

          "Closing Date" shall have the meaning assigned to such term in
Section 2.11 of this Merger Agreement.

          "Continuing Bank" shall have the meaning assigned to such term in the Recitals of this Merger Agreement.

          "Continuing Employees" shall have the meaning assigned to such term in Section 5.4(a) of this Merger Agreement.

          "CRA" shall have the meaning assigned to such term in Section 4.24(c) of this Merger Agreement.

          "Deposits" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of American Pacific.

          "Derivatives Contract" shall have the meaning assigned to such term in Section 4.32 of this Merger Agreement.

          "Dissenting Shareholder" shall mean an American Pacific Shareholder who makes a demand for dissenters' rights pursuant to Section 2.5 of this Merger Agreement.

          "Effective Date of the Merger" shall mean that date on which the Effective Time shall have occurred.

          "Effective Time" shall have the meaning assigned in Section 2.2 of this Merger Agreement.

          "Election Deadline" shall have the meaning assigned in Section 2.10(b) of this Merger Agreement.

          "Election Form" shall have the meaning assigned to such term in
Section 2.10.(a) of this Merger Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ESOP" shall have the meaning assigned to such term in Section 4.26(a) of this Merger Agreement.

          "Exchange Agent" shall mean the independent agent selected by Riverview to effect the exchange of certificates representing American Pacific Common Stock described in Section 2.10 for the consideration described in
Section 2.3.

          "Exchange Ratio" shall have the meaning assigned to such term in
Section 2.3(a) of this Merger Agreement.

          "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

          "FRB" shall mean the Board of Governors of the Federal Reserve
System.

          "GAAP" shall mean generally accepted accounting principles, consistently applied.

          "Government Approvals" shall have the meaning assigned to such term in Section 3.5 of this Merger Agreement.

          "Hazardous Substances" shall have the meaning set forth in Section 4.15(a) of this Merger Agreement.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Knowledge" means, as to a Party, the actual knowledge of the Chief Executive Officer, President, Chief Financial Officer or any Senior or Executive Vice President.

          "Loan Property" shall have the meaning assigned to such term in
Section 4.15(a) of this Merger Agreement.

          "Major Shareholder" shall have the meaning assigned to such term in
Section 2.9 of this Merger Agreement.

          "Material Adverse Change" or "Material Adverse Effect" shall mean, when used in connection with American Pacific or Riverview or Riverview Community Bank, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such Party and its Subsidiaries taken as a whole, other than (i) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general, (ii) any change, effect, event or occurrence relating to the banking and financial services industry to the extent not effecting such Party to a materially greater extent than it affects other persons in the banking and financial services industry, (iii) any change, effect, event or occurrence relating to the announcement or performance of this Merger Agreement and the transactions contemplated hereby, (iv) with respect to American Pacific, any change, effect, event or occurrence resulting from any action or omission taken with the prior written consent of Riverview, (v) any change in banking, savings association or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities and (vi) any change in GAAP or regulatory accounting requirements applicable to banks, savings associations or their holding companies generally.

          "Merger Agreement" means this Merger Agreement and all amendments, exhibits and schedules annexed to, and incorporated by specific reference as a part of, this Merger Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "No-Election Shares" shall have the meaning assigned in Section 2.10(a) of this Merger Agreement.

          "Officer" shall have the meaning set forth in Section 4.8(k) of this Merger Agreement.

          "Option Conversion Amount" shall have the meaning assigned in
Section 2.8 of this Merger Agreement.

          "Oregon Bank Act" shall mean the Oregon Revised Statues Chapter
706-716.

          "Oregon Department" shall mean the Department of Consumer and Business Services, acting by and through the Division of Finance and Corporate Securities of the State of Oregon.

          "Oregon Director" shall mean the Director of the Oregon Department.

          "OTS" shall mean the Office of Thrift Supervision.

          "Parties" shall mean American Pacific, Riverview and Riverview Community Bank collectively; American Pacific on the one hand, or Riverview and Riverview Community Bank on the other hand, may sometimes be referred to as a "Party."

          "Pension Plan" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

          "Per Share Cash Consideration" shall have the meaning assigned to such term in Section 2.3(a) of this Merger Agreement.

          "Per Share Stock Consideration" shall have the meaning assigned to such term in Section 2.3(a) of this Merger Agreement.

          "Person" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

          "Plan of Merger" shall mean the Plan of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of American Pacific and Riverview Community Bank and filed with the OTS and the Oregon Director providing for the Merger of American Pacific into Riverview Community Bank as contemplated by Section 2.1 of this Merger Agreement.

          "Property" shall have the meaning assigned to such term in Section 4.15(a) of this Merger Agreement.

          "Proxy Statement/Prospectus" shall mean the proxy statement to be used by American Pacific to solicit proxies with a view to securing the approval of the American Pacific Shareholders of this Merger Agreement and the Plan of Merger, which shall also serve as the prospectus for the shares of Riverview Common Stock to be issued to the American Pacific Shareholders.

          "Realty" means the real property of American Pacific owned or leased by American Pacific or any Subsidiary of American Pacific.

          "Records" means all available records, minutes of meetings of the Board of Directors, committees and Shareholders of American Pacific, original instruments and other documentation, pertaining to American Pacific, and American Pacific's assets (including plans and specifications relating to the Realty), and liabilities, the American Pacific Common Stock, the Deposits and the loans, and all other business and financial records which are necessary or customary for use in the conduct of American Pacific's business by American Pacific on and after the Effective Time as it was conducted prior to the Closing Date.

          "Registration Statement" shall have the meaning assigned to such term in Section 5.2 of this Merger Agreement.

          "Regulatory Authorities" shall mean, collectively, the Department of Justice, the FDIC, the SEC, the OTS, the Oregon Department or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Merger Agreement.

          "Release" shall have the meaning assigned to such term in Section 4.15(b)(i) of this Merger Agreement.

          "Riverview" shall mean Riverview Bancorp, Inc., a savings and loan holding company having its principal place of business in Vancouver, Washington, that is currently incorporated under the laws of the State of Washington.

          "Riverview Common Stock" shall mean the common stock, par value $0.01 per share, of Riverview.

          "Riverview Fee" shall have the meaning assigned to such term in
Section 8.3 of this Merger Agreement.

          "Riverview Financial Statements" shall have the meaning assigned to such term in Section 3.6 of this Merger Agreement.

          "Riverview Option" shall mean an option to acquire shares of Riverview Common Stock.

          "Riverview Stock Price" shall have the meaning assigned to such term in Section 2.3 of this Merger Agreement.

          "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

          "SEC Documents" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the OTS, the FDIC, or with any other Regulatory Authority pursuant to the Securities Laws.

          "Securities Laws" shall mean the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934, as amended ("1934 Act"), the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

          "Shareholders' Meeting" shall mean the special meeting of American Pacific Shareholders to be held pursuant to Section 6.1 of this Merger Agreement, including any adjournment or adjournments thereof.

          "SLHCA" shall mean the Savings and Loan Holding Company Act.

          "Starlite Property" shall mean the approximately 4.73 acres located at 5270 S. Santiam Highway, Lebanon, Oregon 97355.

          "Stock Election Shares" shall have meaning assigned to such term in
Section 2.10(a) of this Merger Agreement.

          "Subsidiaries" shall mean all of those corporations, or other entities of which the entity in question owns or controls 5% or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent, and may sometimes be referred to as a "Subsidiary."

          "Transaction Value Per Share" shall have the meaning assigned to such term in Section 2.3(b) of this Merger Agreement.

          "Voting Agreement" shall mean the Voting Agreement substantially in the form of Exhibit B hereto to be executed by each Major Shareholder and director of American Pacific simultaneous with the execution and delivery of this Merger Agreement.

                                ARTICLE 2

                      THE MERGER AND RELATED MATTERS

          2.1 Merger. Subject to the terms and conditions of this Merger Agreement, and pursuant to the provisions of the Oregon Bank Act, the Home Owners Loan Act, as amended ("HOLA"), the Federal Deposit Insurance Act rules and regulations promulgated thereunder, at the Effective Time (as hereinafter defined):

               (a) Continuing Bank; Name. American Pacific shall be merged with and into Riverview Community Bank pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit
A. Upon consummation of the Merger, the separate existence of American Pacific shall cease and Riverview Community Bank shall continue as the Continuing Bank. The name of the Continuing Bank, shall by virtue of the Merger remain "Riverview Community Bank."

               (b) Articles of Incorporation and Bylaws; Officers and Directors. The Articles of Incorporation and Bylaws of Riverview, in effect immediately prior to the Effective Time, shall become the Articles of Incorporation and Bylaws of the Continuing Bank. The directors and officers of Riverview Community Bank in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, who shall hold office until such time as their successors are elected and qualified.

               (c) Effects of the Merger. At the Effective Time, the separate existence of American Pacific shall cease, and American Pacific shall be merged with and into Riverview Community Bank which, as the Continuing Bank, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both Riverview Community Bank and American Pacific.

               (d) Transfer of Assets. All rights, assets, licenses, permits, franchises and interests of Riverview Community Bank and American Pacific in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, shall be deemed to be vested in Riverview Community Bank as the Continuing Bank by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

               (e) Assumption of Liabilities. The Continuing Bank shall become and be liable for all debts, liabilities, obligations and contracts of Riverview Community Bank as well as those of American Pacific, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of Riverview Community Bank or American Pacific.

          2.2 Effective Time. As soon as practicable after each of the conditions set forth in Article 7 hereof have been satisfied or waived, the Parties will file, or cause to be filed, with the OTS and the Oregon Director such Articles of Merger as they may deem necessary or appropriate for the Merger which Articles of Merger shall be in the form required by and executed in accordance with the applicable provisions of the OTS and the Oregon Bank Act. The Merger shall become effective at such time as may be specified in such Articles of Merger (the "Effective Time").

          2.3  Conversion of American Pacific Common Stock.  At the Effective
Time:

               (a) Subject to the other provisions in this Section 2.3, and Sections 2.10(a),(d) and (e), each share of Class B common stock of American Pacific, no par value per share ("American Pacific Common Stock"), issued and outstanding immediately prior to the Effective Time (except for American Pacific Dissenting Shares, as defined herein) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive from Riverview, at the election of the holder thereof:

                    (i) The number of shares of Riverview Common Stock equal to the quotient of: (a) the Transaction Value Per Share (as defined below) divided by (b) the Riverview Stock Price (as defined below) (the "Per Share Stock Consideration"). The "Aggregate Stock Consideration" shall equal 788,593 shares plus 0.2812 times the number of shares of American Pacific Common Stock issued after the date hereof upon exercise of any outstanding American Pacific Option prior to the Effective Date; or

                    (ii) A cash amount (rounded to the nearest 0.01) equal to the Transaction Value Per Share (as defined below) (the "Per Share Cash Consideration"). The "Aggregate Cash Consideration" shall be $16,758,000 plus $5.975 for any share of American Pacific Common Stock issued after the date hereof upon exercise of an outstanding American Pacific Option prior to the Effective Date.

               (b) The "Transaction Value Per Share" shall equal the quotient of: (a) the sum of (I) the Aggregate Cash Consideration plus (ii) the product of the Aggregate Stock Consideration multiplied by the

Riverview Stock Price (as defined below) divided by (b) the number of shares of American Pacific Common Stock outstanding at the Effective Time.

               (c) The "Riverview Stock Price" shall equal the average of the closing sales price per share of Riverview Common Stock, as quoted on the Nasdaq National Market, for the 20-day trading period ending on the business day which is ten (10) trading days prior to the Effective Time. The closing sales price during the 20-day trading period shall be subject to appropriate adjustments in the event that Riverview Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Riverview's capitalization.

               (d) Notwithstanding any other provision of this Merger Agreement, any shares of American Pacific Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by Riverview or American Pacific or by any direct or indirect Subsidiary of either of them or are held in the treasury of American Pacific shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

               (e) The holders of certificates representing shares of American Pacific Common Stock shall cease to have any rights as stockholders of American Pacific, except such rights, if any, as they may have pursuant to
the Oregon Bank Act.    Each outstanding certificate which prior to the
Effective Time represented American Pacific Common Stock and that is not surrendered to the Exchange Agent in accordance with the procedures provided for in this Merger Agreement shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Riverview Common Stock or the right to receive the amount of cash into which such American Pacific Common Stock shall have been converted.

               (f) The stock transfer books of American Pacific shall be closed and no transfer of shares of American Pacific Common Stock shall be made thereafter.

          2.4 Riverview Common Stock. At the Effective Time, the shares of Riverview Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain issued and outstanding as shares of Riverview Common Stock.

          2.5 Dissenting Shares. Any shares of American Pacific Common Stock held by a holder who dissents from the Merger in accordance with the Oregon Bank Act and becomes entitled to obtain payment for the fair value of such shares of American Pacific Common Stock pursuant to the applicable provisions of the Oregon Bank Act shall be herein called "American Pacific Dissenting Shares." Each outstanding share of American Pacific Common Stock the holder of which has perfected his right to dissent under the Oregon Bank Act and has not effectively withdrawn or lost such right as of the Effective Time shall not be converted into or represent a right to receive shares of Riverview Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted under Oregon Revised Statutes Section 711.175,
711.180 and 711.185. American Pacific shall give Riverview prompt notice upon receipt by American Pacific of any such written demands for payment of the fair value of such shares of American Pacific Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the Oregon Bank Act (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Any payments made in respect of American Pacific Dissenting Shares shall be made by Riverview. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Election Deadline, such holder's shares of American Pacific Common Stock shall be converted into a right to receive cash or Riverview Common Stock in accordance with the applicable provisions of this Merger Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Election Deadline, each share of American Pacific Common Stock of such holder shall be converted on a share by share basis into the right to receive cash.

          2.6 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Riverview Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Riverview shall pay to each American Pacific Shareholder who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the Riverview Stock Price.

          2.7 Anti-Dilution Provisions. In the event Riverview changes the number of shares of Riverview Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or recapitalization with respect to the outstanding Riverview Common Stock and the record date therefor shall be prior to the Effective Date of the Merger, the Per Share Stock Consideration shall be proportionately adjusted.

          2.8  Options/Warrants.

               (a) Options to acquire 126,500 shares of American Pacific Common Stock (each an "American Pacific Option") have been granted and remain outstanding pursuant to the American Pacific 2002 Stock Option Plan (the "American Pacific Option Plan") and no warrants to acquire shares of American Pacific Common Stock are outstanding. At the Effective Time of the Merger, each American Pacific Option that is then outstanding and unexercised whether or not then vested, shall be canceled and in lieu thereof the holders of such options shall be paid in cash an amount equal to the positive difference by which the Transaction Value Per Share exceeds the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. The number of shares of American Pacific Common Stock which are issuable upon exercise of American Pacific Options and the exercise price of such options as of the date hereof is set forth on Schedule 2.8. At the Effective Time, the American Pacific Option Plan shall be terminated.

               (b) Prior to the Effective Time, American Pacific shall take all necessary actions to effect the foregoing Section 2.8(a), including (1) using its commercially reasonable efforts to obtain prior to ten business days after the Proxy Statement/Prospectus is mailed to American Pacific shareholders, a written consent in form and substance satisfactory to Riverview, in its reasonable discretion, from each American Pacific Option holder, including consent to the terms of Section 2.8(a) (each, an "Option Consent "), including employees of American Pacific and each of the directors on American Pacific's Board of Directors, in each case, in their individual capacities, and (2) obtaining resolutions of American Pacific's Board of Directors or of a duly authorized committee there of, as applicable, in form and substance satisfactory to Riverview, in its reasonable discretion, to effect the foregoing Section 2.8(a)

          2.9 Major Shareholder. As used in this Merger Agreement, the term "Major Shareholder"shall mean any person who to the knowledge of American Pacific as of the date hereof owns or controls more than five percent (5%) of the issued and outstanding shares of American Pacific Common Stock. Simultaneous with the execution and delivery of this Merger Agreement, each Major Shareholder and director of American Pacific will execute and deliver to Riverview a Voting Agreement in the form attached hereto as Exhibit B.

          2.10 Election and Exchange Procedures

               (a) The parties shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure as described in this Section 2.10. An election form ("Election Form") and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the American Pacific Common Stock shall pass, only upon proper delivery of such American Pacific Common Stock to the Exchange Agent), in such form as American Pacific and Riverview shall mutually agree, shall be mailed no more than 40 business days and no less than 20 business days prior to the anticipated Effective Time or on such earlier date as Riverview and American Pacific shall mutually agree to each holder of record of American Pacific common stock as of five business days prior to the Mailing Date. Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation)
(i) to elect to receive Riverview Common Stock with respect to all of such holder's American Pacific Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive cash with respect to all of such holder's American Pacific Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of American Pacific Common Stock (the "No-Election Shares"). In no event will any American Pacific Shareholder, including such shareholder's Affiliates, receive shares of Riverview Common Stock, in the Merger, in excess of 4.9% of the of the shares of Riverview Common Stock outstanding following the Effective Date. Nominee record holders who hold American Pacific Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares. Any shares of American Pacific Common Stock with respect to which the holder thereof shall not, as of the Election Deadline (as hereinafter defined), have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any American Pacific Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as hereinafter defined). No later than seven (7) business days following the Effective Time, Riverview shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of American Pacific Common Stock a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of American Pacific Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the anticipated effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of American Pacific Common Stock in exchange for the consideration set forth in Section 2.3 hereof deliverable in respect thereof pursuant to this Merger Agreement.

               (b) The term "Election Deadline" shall mean 5:00 p.m., Eastern Time, on the 20th business day following but not including the date of mailing of the Election Form or such other date as Riverview and American Pacific shall mutually agree upon.

               (c) Any election to receive Riverview Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by certificates representing all shares of American Pacific Common Stock covered thereby (or an appropriate affidavit of loss and indemnity agreement and for bond as may be required by the Exchange Agent), subject to the provisions of subsection
(h) below of this Section 2.10. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The certificate or certificates representing American Pacific Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

               (d) Within ten (10) business days after the Election Deadline, the Exchange Agent shall effect the allocation among American Pacific Shareholders of rights to receive Riverview Common Stock or cash in the Merger in accordance with the Election Forms, subject to the limitations set forth in
Section 2.10(a), as follows:

                    (i) If the product of the number of Cash Election Shares multiplied by the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

                         (A) all Cash Election Shares (subject to Section 2.5 with respect to American Pacific Dissenting Shares) shall be converted into the right to receive cash,

                         (B) No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consider-ation equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares,

                         (C) If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the product of the total number of Cash Election Shares multiplied by the Per Share Cash Consideration is less than the Aggregate Cash Consider-ation, then the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Stock Election Shares into Cash Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash, and

                         (D)  the Stock Election Shares which are not
          Reallocated Cash Shares shall be converted into the right to receive Riverview Common Stock.

                    (ii) If the product of the number of Cash Election Shares multiplied by the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

                         (A) all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Riverview Common Stock,

                         (B) the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Cash Election Shares (excluding any American Pacific Dissenting Shares)("Reallocated Stock Shares") such that the number of remaining Cash Election Shares (including American Pacific Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive Riverview Common Stock, and

                         (C) the Cash Election Shares (subject to Section 2.5 with respect to American Pacific Dissenting Shares) which are not Reallocated Stock Shares shall be converted into the right to receive cash.

                    (iii) If the product of the number of Cash Election Shares multiplied by the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii)above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive Riverview Common Stock.

               (e) In the event that the Exchange Agent is required pursuant to Section 2.10(d)(i)(3) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 2.10(d)(ii)(2) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares, subject to the restrictions included in Section 2.10(a).

               (f) At the Effective Time, Riverview shall deliver to the Exchange Agent the number of shares of Riverview Common Stock issuable and the amount of cash payable in the Merger (which shall be held by the Exchange Agent in trust for the holders of American Pacific Common Stock and invested only in deposit accounts of an FDIC-insured institution, direct obligations of the U.S. Government or obligations issued or guaranteed by an agency thereof which carry the full faith and credit of the United States). No later than ten
(10) business days after the receipt of a properly completed letter of transmittal and other required documents after the Effective Date, the Exchange Agent shall distribute Riverview Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Riverview Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

               (g) After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of American Pacific Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Riverview Common Stock and/or the amount of cash into which the aggregate number of shares of American Pacific Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Merger Agreement and, if such holder's shares of American Pacific Common Stock have been converted into Riverview Common Stock, any other distribution theretofore paid with respect to Riverview Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented American Pacific Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Riverview Common Stock or the right to receive the amount of cash into which such American Pacific Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of American Pacific of certificates representing shares of American Pacific Common Stock and if such certificates are presented to American Pacific for transfer, they shall be cancelled against delivery of certificates for Riverview Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Riverview Common Stock under this Section 2.10 until such person surrenders the certificate or certificates representing American Pacific Common Stock, at which time such dividends shall be remitted to such person, without interest.

               (h) Riverview shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Riverview Common Stock to which an American Pacific Shareholder would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of American Pacific Common Stock for exchange as provided in this Section 2.10, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by the Exchange Agent. If any certificates evidencing shares of Riverview Common Stock are to be issued in a name other than that in which the certificate evidencing American Pacific Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Riverview Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

               (i) Any portion of the shares of Riverview Common Stock and cash delivered to the Exchange Agent by Riverview pursuant to Section 2.10(f) that remains unclaimed by the American Pacific Shareholders for six (6) months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Riverview. Any American Pacific Shareholders who have not theretofore complied with Section 2.10(g) shall thereafter look only to Riverview for the consideration deliverable in respect of each share of American Pacific Common Stock such shareholder holds as determined pursuant to this Merger Agreement without any interest thereon. If outstanding certificates for shares of American Pacific Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Riverview Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Riverview (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Merger Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Riverview and the Exchange Agent shall be entitled to rely upon the stock transfer books of American Pacific to establish the identity of those persons entitled to receive consideration specified in this Merger Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Riverview and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          2.11 Closing. Subject to the provisions of Article 7 hereof, the closing of the transactions contemplated by this Merger Agreement (the "Closing") shall take place as soon as practicable after satisfaction or waiver of all of the conditions to Closing, and shall be on such date, time and location as is mutually agreed to by Riverview and American Pacific. At the Closing the Parties shall use their respective commercially reasonable efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute the Plan of Merger for filing with the OTS and Oregon Director and promptly thereafter shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this Merger Agreement. The Parties shall thereupon take such other and further actions as may be required by law or this Merger Agreement to consummate the transactions contemplated herein. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

          2.12 Withholding Rights. Riverview (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Merger Agreement to any American Pacific Shareholder such amounts as Riverview is required under the Internal Revenue Code or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Merger Agreement as having been paid to a American Pacific Shareholder in respect of which such deduction and withholding was made by Riverview.

          2.13 Reservation of Right to Revise Transaction. Riverview shall have the unilateral right to revise the method of effecting either the Merger in order to achieve tax benefits or for any other reason which Riverview may deem advisable; provided, however, that Riverview shall not have the right, without the prior written approval of the Board of Directors of American Pacific, and, if required, the approval of the American Pacific Shareholders, to make any revision to the structure of the Merger which changes the amount or kind of the consideration which the American Pacific Shareholders are entitled to receive (determined in the manner provided in Section 2.3 of this Merger Agreement) or adversely affect the tax treatment of American Pacific Shareholders. Riverview may exercise this right of revision by giving written notice thereof to American Pacific in the manner provided in Section 9.1 of this Merger Agreement.

          2.14 Additional Actions. If at any time after the Effective Time Riverview Community Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Riverview Community Bank its rights, title or interest in, to or under any of the rights, properties or assets of American Pacific acquired or to be acquired by Riverview Community Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Merger Agreement, American Pacific and its proper officers and directors shall be deemed to have granted to Riverview Community Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Riverview Community Bank and otherwise to carry out the purposes of this Merger Agreement; and the proper officers and directors of Riverview Community Bank shall be fully authorized in the name of American Pacific or otherwise to take any and all such action.

                                ARTICLE 3

   REPRESENTATIONS AND WARRANTIES OF RIVERVIEW AND RIVERVIEW COMMUNITY BANK

          Each of Riverview and Riverview Community Bank hereby represents and warrants to American Pacific as follows:

          3.1 Organization and Corporate Authority of Riverview. Riverview is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Riverview is registered as a savings and loan holding company with the OTS and engages only in activities permitted by the HOLA and the rules and regulations promulgated by the OTS thereunder. Riverview (i) has the requisite corporate power and authority to own, operate and lease its material properties and carry on its businesses as they are currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of Riverview and; (iii) has in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its businesses as they are currently being conducted. The Articles of Incorporation and Bylaws of Riverview, as amended to date, are in full force and effect as of the date of this Merger Agreement.

          3.2 Organization and Qualification of Riverview Community Bank. Riverview Community Bank is a federally-chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the United States and engages only in activities (and holds properties only of the types) permitted by the OTS and the FDIC and the rules and regulations promulgated thereby for insured depository institutions. Riverview Community Bank (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and
(b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of Riverview Community Bank and all Riverview Subsidiaries, taken as a whole. Riverview Community Bank's deposit accounts are insured by the FDIC to the fullest extent permitted under applicable law.

          3.3 Authorization, Execution and Delivery; Merger Agreement Not in Breach.

               (a) Riverview and Riverview Community Bank have all requisite corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. This Merger Agreement, and all other agreements and instruments contemplated to be executed in connection herewith by Riverview and Riverview Community Bank, have been (or upon execution will have been) duly executed and delivered by Riverview and Riverview Community Bank, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and no other corporate proceedings on the part of Riverview and Riverview Community Bank are (or will be) necessary to authorize such execution and delivery, and, subject to receipt of any required Government Approvals, constitute (or upon execution will constitute) legal, valid and enforceable obligations of Riverview and Riverview Community Bank, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

               (b) The execution and delivery of this Merger Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, (i) any material mortgage, lease, covenant, agreement, indenture or other instrument to which Riverview and Riverview Community Bank are a party or by which Riverview or Riverview Community Bank or their respective properties or any of their respective assets are bound, (ii) the Articles of Incorporation or Bylaws of Riverview and Riverview Community Bank, (iii) any material judgment, decree, order or award of any court, governmental body or arbitrator by which Riverview and Riverview Community Bank are bound, or (iv) any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Riverview and Riverview Community Bank or their respective properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of Riverview and Riverview Community Bank, except that the Government Approvals shall be required in order for Riverview and Riverview Community Bank to consummate the Merger.

          3.4 No Legal Bar. Neither Riverview nor Riverview Community Bank is a party to, subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction which would prevent the execution of this Merger Agreement by Riverview or Riverview Community Bank, its delivery to American Pacific or (upon receipt of Governmental Approvals) the consummation of the transactions contemplated hereby, and no action or proceeding is pending or threatened against Riverview or Riverview Community Bank in which the validity of this Merger Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

          3.5 Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Riverview or Riverview Community Bank in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated hereby by Riverview or Riverview Community Bank, except for the prior approval of the FDIC, the OTS, the Oregon Department, the SEC and such other agencies as may have jurisdiction (collectively, the "Government Approvals"). Riverview and Riverview Community Bank are not aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

          3.6 Compliance With Law. Riverview and Riverview Community Bank hold all material licenses, franchises, permits and authorizations necessary for them to own or lease their properties and assets and for the lawful conduct of its businesses, as they are presently conducted, and Riverview and Riverview Community Bank have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over Riverview and Riverview Community Bank's properties or over any other part of Riverview or Riverview Community Bank's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and, to the best knowledge of Riverview and Riverview Community Bank, may continue to be enjoyed by Riverview and Riverview Community Bank subsequent to the Closing without any consent or approval. Riverview or Riverview Community Bank have not received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

          3.7 Riverview Financial Statements. The consolidated balance sheets of Riverview as of March 31, 2004 and 2003, and the related consolidated statements of income and changes in stockholders' equity and cash flows of Riverview for the years ended March 31, 2004, 2003 and 2002 which were included in Riverview's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 as filed with the SEC and the comparative interim financial statements for any subsequent quarter ending after March 31, 2004 and prior to the date hereof included in Riverview's Quarterly Reports on Form 10-Q as filed with the SEC (collectively, the "Riverview Financial Statements") (i) were prepared from the books and records of Riverview, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were prepared in accordance with GAAP and comply in all material respects with applicable accounting requirements and published rules and regulations of the SEC; (iii) accurately present Riverview's consolidated financial condition and the consolidated results of its operations, changes in stockholders' equity and cash flows as stated including any amendments thereto at the relevant dates thereof and for the periods covered thereby (subject, in the case of financial statements for interim periods, to normal recurring adjustments); and (iv) do contain or reflect all necessary adjustments and accruals for an accurate presentation of Riverview's consolidated financial condition and the consolidated results of Riverview's operations and cash flows for the periods covered by the Riverview Financial Statements.

          3.8 Absence of Certain Changes. Since March 31, 2004 there has not been any material adverse change in the financial condition or results of operations of Riverview, Riverview Community Bank and their respective subsidiaries taken as a whole.

          3.9 Capitalization of Riverview. The authorized capital stock of Riverview consists of 50,000,000 shares of Riverview Common Stock and 250,000 shares of preferred stock having a par value of $0.01 per share. As of the close of business on September 30, 2004, 4,997,300 shares of Riverview Common Stock were issued and outstanding, no shares of Riverview Common Stock were held by Riverview as treasury stock and no shares of the preferred stock were issued and outstanding. As of the close of business on September 30, 2004, options to acquire 237,948 shares of Riverview Common Stock were outstanding. On the Effective Date, Riverview shall have sufficient authorized and unissued shares of Riverview Common Stock to pay the Stock Consideration.

          3.10 Capitalization of Riverview Community Bank. The authorized capital stock of Riverview Community Bank consists of 4,000,000 shares of common stock having a par value of $1.00 per share and 1,000,000 shares of preferred stock. As of the date of this Merger Agreement, 1,000 shares of Riverview Community Bank's common stock were issued and outstanding, no shares of the common stock were held by Riverview Community Bank as treasury stock and no shares of preferred stock were issued and outstanding. All of the outstanding common stock of Riverview Community Bank is held beneficially and of record by Riverview, free and clear of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever.

          3.11 Litigation. Except as set forth in Schedule 3.11 hereto, there is no action, suit or proceeding pending, or to the best knowledge of Riverview and Riverview Community Bank, threatened against Riverview or Riverview Community Bank before any court or arbitrator or any governmental body, agency or official, including, but not limited to, any action suit or proceeding that (i) has been brought by or on behalf of any person employed or formerly employed by Riverview or Riverview Community Bank or (ii) purports or seeks to enjoin or restrain the transactions contemplated by this Merger Agreement. Except as set forth on Schedule 3.11, there are no actions, suits, or proceedings pending or, to the best knowledge of Riverview and Riverview Community Bank, threatened against any Officers or directors of Riverview or Riverview Community Bank by any government body or agency or by any stockholder of Riverview or Riverview Community Bank (or by any former
stockholder of   Riverview or Riverview Community Bank) relating to or arising out of such officer's or director's status with Riverview or Riverview Community Bank.

          3.12 Financial Ability. On the Effective Date, Riverview will have all funds necessary to pay the Aggregate Cash Consideration to the holders of American Pacific Common Stock.

          3.13 Statements True and Correct. None of the information to be supplied by Riverview for inclusion in the Proxy Statement/Prospectus, or any amendment thereof or supplement thereto, will be, at the time such documents are first mailed to the American Pacific Shareholders or at the time of the Shareholder's Meeting, false or misleading with respect to any material fact, or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.14 Disclosure. The information concerning, and the representations or warranties made by Riverview and Riverview Community Bank as set forth in this Merger Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by Riverview and Riverview Community Bank to American Pacific pursuant hereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to American Pacific by Riverview and Riverview Community Bank pursuant hereto were complete and accurate copies of such documents.

                                ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF AMERICAN PACIFIC

     American Pacific hereby represents and warrants to Riverview and Riverview Community Bank as follows:

          4.1 Organization and Qualification of American Pacific. American Pacific is an Oregon-chartered commercial bank, duly organized, validly existing and in good standing under the laws of the State of Oregon and engages only in activities (and holds properties only of the types) permitted by Oregon law and the FDIC and the rules and regulations promulgated thereby for insured depository institutions. American Pacific (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a Material Adverse Effect on American Pacific. American Pacific's deposit accounts are insured by the FDIC to the fullest extent permitted under applicable law.

          4.2 Authorization, Execution and Delivery; Merger Agreement Not in Breach.

               (a) American Pacific has all requisite corporate power and authority to execute and deliver this Merger Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Merger Agreement and the Plan of Merger and the consummation of the proposed transaction has been duly authorized by the Board of Directors of American Pacific and, except for the approval of the American Pacific Shareholders, no other corporate proceedings on the part of American Pacific is necessary to authorize the execution and delivery of this Merger Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Merger Agreement and all other agreements and instruments herein contemplated to be executed and delivered by American Pacific has been (or upon execution and delivery will have been) duly executed and delivered by American Pacific and (subject to any requisite shareholder approval and Government Approvals hereof) constitute (or upon execution and delivery will constitute) legal, valid and enforceable obligations of American Pacific, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

               (b) Except as set forth on Schedule 4.2, the execution and delivery of this Merger Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under (i) any mortgage, lease, covenant, agreement, indenture or other instrument to which American Pacific is a party or by which American Pacific is bound, (ii) the Articles of Incorporation or Bylaws of American Pacific, (iii) any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator or, (iv) (subject to the receipt of the Government Approvals) any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to American Pacific or any of its properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of American Pacific.

          4.3 No Legal Bar. American Pacific is not a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body, or any law which would prevent the execution of this Merger Agreement or the Plan of Merger by American Pacific, the delivery thereof to Riverview and Riverview Community Bank, or (upon receipt of Government Approvals) the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against American Pacific in which the validity of this Merger Agreement, the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with the transactions contemplated hereby is at issue.

          4.4 Government and Other Approvals. Except for the Government Approvals described in Section 3.5 and the approvals and consents listed on
Schedule 4.4 hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by American Pacific in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated by this Merger Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to American Pacific in order to avoid forfeiture or impairment of such rights. American Pacific is not aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

          4.5 Compliance With Law. Except as set forth on Schedule 4.5, American Pacific holds all material licenses, franchises, permits and authorizations necessary for it to own or lease its properties and assets and for the lawful conduct of its businesses, as they are presently conducted, and American Pacific has complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over American Pacific's properties or over any other part of American Pacific's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and, to the best knowledge of American Pacific, may continue to be enjoyed by American Pacific subsequent to the Closing without any consent or approval. American Pacific has not received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

          4.6 Charter Documents. Included in Schedule 4.6 hereto are true and correct copies of the Articles of Incorporation and Bylaws of American Pacific. The Articles of Incorporation and Bylaws of American Pacific, as amended to date, are in full force and effect.

          4.7  Financial Statements.

               (a) Attached as Schedule 4.7(a) hereto are true copies of the balance sheets of American Pacific as of December 31, 2003 and 2002 and as of June 30, 2004, and the related statements of income and changes in stockholders' equity and cash flows of American Pacific for the years ended December 31, 2003, 2002 and 2001and the six months ended June 30, 2004 and 2003 ("American Pacific Financial Statements"). Such financial statements (i) were prepared from the books and records of American Pacific, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were prepared in accordance with GAAP (except interim statements do not include all schedules and footnotes otherwise required by GAAP); (iii) accurately present American Pacific's financial condition and the results of its operations, changes in stockholders' equity and cash flows as stated including any amendments thereto at the relevant dates thereof and for the periods covered thereby; and (iv) do contain or reflect all necessary adjustments and accruals for an accurate presentation of American Pacific's financial condition and the results of American Pacific's operations and cash flows for the periods covered by the American Pacific Financial Statements.

               (b) American Pacific has delivered to Riverview (or will deliver, when available, with respect to periods ended after the date of this Merger Agreement) true, correct and complete copies of (i) all Call Reports, including any amendments thereto, filed with any Regulatory Authorities by American Pacific (ii) all reports, including any amendments thereto filed with any Regulatory Authorities by American Pacific, each for any quarter ending after December 31, 2003 and (iii) all other financial reports prepared by American Pacific or an outside accounting firm concerning American Pacific's financial condition, results of operations or other financial. Such reports
(i) were (or will be) prepared from the books and records of American Pacific, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were (or will be) prepared in accordance with regulatory or GAAP, as applicable, consistently applied; (iii) accurately present (or, when prepared, will present) American Pacific's consolidated financial condition and the consolidated results of its operations and changes in stockholders' equity at the relevant dates thereof and for the periods covered thereby; and
(iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of American Pacific's consolidated financial condition and the consolidated results of American Pacific's operations for the periods covered thereby.

          4.8  Absence of Certain Changes.  Except as disclosed in Schedule
4.8 or as provided for or contemplated in this Merger Agreement, since December 31, 2003 (the "Balance Sheet Date") there has not been:

               (a) any material transaction by American Pacific not in the ordinary course of business and in conformity with past practice;

               (b)  any Material Adverse Change in American Pacific;

               (c) any damage, destruction or loss, whether or not covered by insurance, which has had or may have a Material Adverse Effect on American Pacific;

               (d) any acquisition or disposition by American Pacific of any property or asset of American Pacific, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Ten Thousand Dollars ($10,000), except in the ordinary course of business and in conformity with past practice;

               (e) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the properties or assets of American Pacific, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;

               (f) any amendment, modification or termination of any contract or agreement, relating to American Pacific, to which American Pacific is a party which would have a Material Adverse Effect on American Pacific;

               (g) any increase in, or commitment to increase, the compensation payable or to become payable to any Officer, director, employee or agent of American Pacific, or any bonus payment or similar arrangement made to or with any of such Officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of five percent (5%) per annum or Three Thousand Dollars ($3,000) for any of them individually;

               (h) any incurring of, assumption of, or taking of, by American Pacific, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

               (i) any material alteration in the manner of keeping the books, accounts or Records of American Pacific, or in the accounting policies or practices therein reflected;

               (j) any release or discharge of any material obligation or liability of any person or entity related to or arising out of any loan made by American Pacific of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

               (k) any loan by American Pacific to any Officer or director of American Pacific or any Affiliate of American Pacific or Major Shareholder; or to any member of the immediate family of such Officer, director or Major Shareholder of American Pacific or any Affiliate of American Pacific; or to any Person in which such Officer, director or Major Shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or Major Shareholder has a ten percent (10%) or more beneficial interest; or as to which such Officer, director or Major Shareholder serves as a trustee or in a similar capacity. As used herein, "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, chief financial officer, secretary, cashier or chief financial officer.

          4.9 Deposits. Schedule 4.9 contains a list of each individual deposit of American Pacific that is $90,000 and greater as of September 30, 2004 including the customer name and deposit balance and except as set forth in Schedule 4.9, no portion of the Deposits represents a Deposit in excess of Fifty Thousand Dollars ($50,000) by any, officer, director, Affiliate or Major Shareholder of American Pacific.

          4.10 Properties. Except as described in Schedule 4.10 hereto or adequately reserved against in the American Pacific Financial Statements, American Pacific has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of its properties and assets, tangible or intangible, other than as reflected in the American Pacific Financial Statements. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of American Pacific, taken as a whole, held under leases or subleases by American Pacific, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending).

          4.11 American Pacific Subsidiaries. There is not, nor has there been since American Pacific's organization, any direct or indirect subsidiary of American Pacific. Except as set forth on Schedule 4.11, neither American Pacific nor any American Pacific subsidiary holds any interest in a partnership or joint venture of any kind.

          4.12 Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 4.12 hereto, all of American Pacific's buildings, structures and equipment in regular use are in good and serviceable condition, normal wear and tear excepted. To the best knowledge of American Pacific, none of the buildings, structures and equipment of American Pacific violates or fails to comply in any material respect with any applicable health, fire, environmental, safety, zoning or building laws or ordinances or any restrictive covenant pertaining thereto.

          4.13 Tax Matters.  Except as described in Schedule 4.13 hereto:

               (a) All federal, state, local, and foreign tax returns and information returns required to be filed by or on behalf of American Pacific have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Merger Agreement, and all returns filed are, and the information contained therein is, complete and accurate in all material respects. All tax obligations reflected in such returns have been paid or adequately provided for. As of the date of this Merger Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to American Pacific except as fully reserved for in the American Pacific Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded tax litigation have been paid.

               (b) American Pacific has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

               (c) Adequate provision for any federal, state, local, or foreign taxes due or to become due for American Pacific for all periods through and including December 31, 2003, has been made and is reflected on the December 31, 2003 consolidated financial statements included in the American Pacific Financial Statements and has been and will continue to be made with respect to periods ending after December 31, 2003 and subsequent periods.

               (d) Deferred taxes of American Pacific have been and will be provided for in accordance with GAAP.

               (e) To the best knowledge of American Pacific, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against American Pacific any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon American Pacific by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by American Pacific, either have been paid in full, or have been properly accrued and reflected in the American Pacific Financial Statements.

          4.14 Litigation. Except as set forth in Schedule 4.14 hereto, there is no action, suit or proceeding pending, or to the best knowledge of American Pacific, threatened against American Pacific before any court or arbitrator or any governmental body, agency or official, including, but not limited to, any action suit or proceeding that (i) has been brought by or on behalf of any person employed or formerly employed by American Pacific or
(ii) purports or seeks to enjoin or restrain the transactions contemplated by this Merger Agreement. Except as set forth on Schedule 4.14, there are no actions, suits, or proceedings pending or, to the best knowledge of American Pacific, threatened against any Officers or directors of American Pacific by any government body or agency or by any stockholder of American Pacific (or by any former stockholder of American Pacific) relating to or arising out of such Officer's or director's status with American Pacific.

          4.15 Hazardous Materials.

               (a) To the best knowledge of American Pacific, American Pacific has obtained all permits, licenses and other authorizations which are required to be obtained by it with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by American Pacific is in compliance with the material terms and conditions of all of such permits, licenses and authorizations, and, to the best of knowledge of American Pacific, is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule
4.15 hereto. For purposes hereof, the following terms shall have the following meanings:

                    "Applicable Environmental Laws" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C. Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C. Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and (m) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

                    "Hazardous Substances" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of American Pacific or its use or operation, including, without limitation,

(a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                    "Loan Property" means any property in which American Pacific holds a security interest.

                    "Property" means any real property owned, controlled, leased or held by American Pacific, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

               (b) In addition, except as set forth in Schedule 4.15(b) hereto:

                         (i) No notice, notification, demand, request for information, citation, summons or order has been received by American Pacific, no complaint has been filed and served on American Pacific, no penalty has been assessed and to the best knowledge of American Pacific no investigation or review is pending by any governmental or other entity with respect to any alleged failure by American Pacific to have any permit, license or authorization required in connection with the conduct of the business of American Pacific or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances at any Property or any Loan Property;

                         (ii) To the best knowledge of American Pacific, no Property or Loan Property has received or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to American Pacific's occupancy thereof, or during or prior to the occupancy thereof by any assignee or sublessee of American Pacific, except in compliance with all Applicable Environmental Laws;

                         (iii) To the best knowledge of American Pacific, there are no Hazardous Substances being stored at any Property or Loan Property or located in, on or upon, any Property or Loan Property (including the subsurface thereof) or installed or affixed to structures or equipment on any Property or Loan Property; except in quantities normal for ordinary use of such property and in compliance with Applicable Environmental Laws; and, to the best knowledge of American Pacific, there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                         (iv) To the best knowledge of American Pacific, no Hazardous Substances have been Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

               (c) American Pacific has not knowingly transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

               (d) No Hazardous Substances have been knowingly generated, recycled, treated, stored, disposed of or Released by, American Pacific in violation of Applicable Environmental Laws.

               (e) No oral or written notification of a Release of Hazardous Substances has been given or filed by or on behalf of American Pacific relating to any Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

               (f) To the best knowledge of American Pacific, there are no liens arising under or pursuant to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of American Pacific, threatened, or are in process which could subject any Property to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

               (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of American Pacific in relation to any Property, which have not been made available to Riverview.

               (h) American Pacific is not aware of any facts which might suggest that American Pacific has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject American Pacific or any Property or Loan Property to any liability under any Applicable Environmental Laws.

          4.16 Insurance. American Pacific and all of American Pacific's material assets, businesses, real property and other material properties are insured against fire, casualty, theft, liability, loss, interruption, title and such other events against which it is customary in the banking industry to insure, all such insurance policies being in amounts that are believed by American Pacific to be adequate and consistent with past practice and experience. Set forth on Schedule 4.16 is a list of all insurance policies (excluding policies maintained on one- to four-family residential properties acquired through foreclosure) maintained by or for the benefit of American Pacific or its respective directors, Officers, employees or agents in their capacities as such. All such insurance policies are in full force and effect. American Pacific has taken or will take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and Officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Merger Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to American Pacific. American Pacific has not had an insurance policy canceled or been denied insurance coverage for which it has applied. The fidelity bonds in effect as to which American Pacific is a named insured are believed by American Pacific to be sufficient.

          4.17 Labor and Employment Matters.  Except as reflected in Schedule
4.17 hereto, there is no (I) collective bargaining agreement or other labor agreement to which American Pacific is a party or by which it is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which American Pacific is a party or by which it is bound; or
(iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of American Pacific. American Pacific has not received any notice that any party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. American Pacific has not received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. American Pacific has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and American Pacific has withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of American Pacific and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 4.17, there is no: unfair labor practice complaint against American Pacific pending before the National Labor Relations Board or any state or local agency; pending labor strike or, to the best of knowledge of American Pacific, other labor trouble affecting American Pacific; labor grievance pending against American Pacific; to the best knowledge of American Pacific, pending representation question respecting the employees of American Pacific; pending arbitration proceedings arising out of or under any collective bargaining agreement to which American Pacific is a party, or to the best knowledge of American Pacific, any basis for which a claim may be made under any collective bargaining agreement to which American Pacific is a party.

          4.18 Records and Documents. The Records of American Pacific are and will be sufficient to enable Riverview and Riverview Community Bank to continue to conduct the business of American Pacific under similar standards as American Pacific has heretofore conducted such business.

          4.19 Capitalization of American Pacific. The authorized capital stock of American Pacific consists of 200,000,000 shares of American Pacific Common Stock, all of which is class B, having no par value per share. As of the date of this Merger Agreement, 2,804,618 shares of the American Pacific Common Stock were issued and outstanding, no shares of the American Pacific Common Stock were held by American Pacific as treasury stock and no shares of class A common stock were outstanding. Except as described on Schedule 4.19, all of the outstanding American Pacific Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any
preemptive rights of any American Pacific Shareholder.   Except as described
on Schedule 4.19 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into American Pacific Common Stock or into any other equity or debt security of American Pacific, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued American Pacific Common Stock or any other equity or debt security of American Pacific. Accordingly, immediately prior to the Effective Time, there will be not more than 2,804,618 shares of American Pacific Common Stock issued and outstanding excluding any shares that may be issued and outstanding as a result of the exercise of the 126,500 outstanding American Pacific Options.

          4.20 Sole Agreement. With the exception of this Merger Agreement, American Pacific has not been a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of American Pacific (or any of its assets) in any business combination of any kind; or any agreement obligating American Pacific to issue or sell or authorize the sale or transfer of American Pacific Common Stock. Except as described in Schedule 4.20 hereto, there are no (nor will there be at the Effective Time any) shares of capital stock or other equity securities of American Pacific outstanding, except for shares of the American Pacific Common Stock presently issued and outstanding, and there are no (nor will there be at the Effective Time any) contracts, commitments, understandings, or arrangements by which American Pacific is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time any) contracts, commitments, understandings, or arrangements by which American Pacific is or may be bound to transfer or issue to any third party any shares of the capital stock of American Pacific, and there are no (nor will there be at the Effective Time any) contracts, agreements, understandings or commitments relating to the right of American Pacific to vote or to dispose of any such shares.

          4.21 Disclosure. The information concerning, and representations and warranties made by, American Pacific set forth in this Merger Agreement, or in the Schedules of American Pacific hereto, or in any document, statement, certificate or other writing furnished or to be furnished by American Pacific to Riverview pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Riverview by American Pacific pursuant hereto were or will be complete and accurate copies of such documents.

          4.22 Absence of Undisclosed Liabilities.  Except as described in
Schedule 4.22 hereto, American Pacific has no obligation or liability (contingent or otherwise) that is material to the financial condition or operations of American Pacific, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of American Pacific (i) except as disclosed in the American Pacific Financial Statements delivered to Riverview prior to the date of this Merger Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Merger Agreement. Since December 31, 2003, American Pacific has not incurred or paid any obligation or liability which would be material to the financial condition or operations of American Pacific, except for obligations paid by American Pacific under the terms of this Merger Agreement (all such obligations or payments are fully described by American Pacific in Schedule 4.22 hereto) or in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to American Pacific.

          4.23 Allowance for Loan Losses. Except as disclosed in Schedule 4.23, the allowance for loan losses shown on the American Pacific Financial Statements is (with respect to periods ended on or before December 31, 2003) or will be (with respect to periods ending subsequent to December 31, 2003) adequate in the opinion of management of American Pacific in all respects to provide for anticipated losses inherent in loans outstanding or for commitments to extend credit or similar off-balance sheet items (including credit card receivables and accrued interest receivable) as of the dates thereof and is in compliance with the requirements of GAAP. Except as disclosed in Schedule 4.23 hereto, as of the date thereof, American Pacific does not have any loan which has been criticized or classified by bank examiners representing any Regulatory Authority as "Special Mention," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan."

          4.24 Compliance with Laws. Except as disclosed in Schedule 4.24, hereto, American Pacific:

               (a) Is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a Material Adverse Effect on American Pacific, or which would or could reasonably be expected to subject American Pacific or any of its directors or Officers to civil money penalties;

               (b) Has received no notification or communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that American Pacific is not or may not be in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on American Pacific, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of American Pacific, or (iii) requiring American Pacific to enter into a cease and desist order, consent, agreement, or memorandum of understanding; and

               (c) Is in material compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and American Pacific currently has a CRA rating of satisfactory or better. To the best knowledge of American Pacific, there is no fact or circumstance or set of facts or circumstances which would cause American Pacific to fail to comply with such provisions or cause the CRA rating of American Pacific to fall below satisfactory.

          4.25 Absence of Regulatory Actions. Except as set forth in Schedule 4.25, American Pacific is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any such governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          4.26  Employee Benefit Plans.

               (a) American Pacific has previously provided to Riverview and Riverview Community Bank true and complete copies of each "employee pension benefit plan," as defined in Section 3(2) of ERISA that is subject to any provision of ERISA and covers any employee, whether active or retired, of American Pacific in the manner defined and further described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Pension Benefit Plans," and each such Employee Pension Benefit Plan is listed in Schedule 4.28(a) hereto. American Pacific has also provided to Riverview and Riverview Community Bank true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

               To the best knowledge of American Pacific, each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Internal Revenue Code. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code have been provided to Riverview and Riverview Community Bank. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to Riverview and Riverview Community Bank. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

               Each of the Employee Pension Benefit Plans has been operated in conformity with the written provisions of the applicable plan documents which have been delivered to Riverview and Riverview Community Bank and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations (or other guidance of general applicability) including, but not limited to, ERISA and the Internal Revenue Code, which are applicable to such Employee Pension Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan has deviated from the written provisions of the plan, such operational deviations have been disclosed in Schedule 4.26(a) hereto. All such deviations have been made in conformity with applicable laws, including ERISA and the Internal Revenue Code.

               With respect to Employee Pension Benefit Plans which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely and correctly filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered to Riverview and Riverview Community Bank. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been provided to Riverview and Riverview Community Bank. American Pacific has provided to Riverview and Riverview Community Bank copies of the annual actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the Internal Revenue Code, copies of financial statements or reports containing information regarding the expense of maintaining any such Employee Pension Benefit Plan for three (3) plan years preceding the current date have been delivered to Riverview and Riverview Community Bank.

               With respect to all Employee Pension Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were or will be required to be filed with the U.S. Department of Labor and distributed to participants and beneficiaries have been filed and timely distributed. Copies of all such summary plan descriptions have been delivered to Riverview and Riverview Community

Bank. No Employee Pension Benefit Plan constitutes a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA.

               No Employee Pension Benefit Plan subject to Part III of Subtitle B of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred an "accumulated funding deficiency" within the meaning of Internal Revenue Code Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made (and/or proper accruals have been established). Any penalties or taxes which have been incurred by American Pacific or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of Internal Revenue Code Section 415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.

               Except as disclosed in Schedule 4.26(a) hereto, no "reportable event" (as described in Section 4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, or any "disqualified person" (as defined in Section 4975 of the Internal Revenue Code) or "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 or ERISA, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person or party in interest (other than a person for whom neither American Pacific is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code or tax or sanction under Section 502(1) of ERISA. Nor has there been a breach of fiduciary liability by a party in interest under Section 404 of ERISA that would give rise to a sanction, tax or penalty under ERISA.

               No Employee Pension Benefit Plan is subject to Title IV of ERISA. Any Employee Pension Benefit Plan which is a "defined benefit plan" (within the meaning of Section 414(i) of the Internal Revenue Code) previously maintained or sponsored by American Pacific has been terminated and American Pacific does not have any liability with respect to any previously terminated defined benefit plan. American Pacific does not participate (or has ever participated) in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

               No tax has been, will be, or is reasonably anticipated to be imposed under Internal Revenue Code Section 4978 or 4979A due to the operation of an Employee Pension Benefit Plan sponsored by American Pacific which is an employee stock ownership plan ("ESOP").

               Except as disclosed in Schedule 4.26(a) hereto, all Employee Pension Benefit Plans were in effect for substantially all of calendar year 2003. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended in calendar year 2003 for each such Employee Pension Benefit Plan.

               (b) American Pacific has furnished to Riverview and Riverview Community Bank true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best knowledge of American Pacific, is subject to any provision of ERISA and covers any employee, whether active or retired, of American Pacific or members of a controlled group or entities under common control with American Pacific in the manner defined and further described in Section 414(b), (c), or (m) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Welfare Benefit Plans," and each such Employee Welfare Benefit Plan is listed in Schedule 4.26(b) hereto.

               American Pacific has also provided to Riverview and Riverview Community Bank true and complete copies of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to Internal Revenue Code
Section 125), and voluntary employee beneficiary associations (pursuant to Internal Revenue Code Section 501(c)(9)). Each of the Employee

Welfare Benefit Plans has been operated in conformity with the written provisions of the plan documents which have been delivered to Riverview and Riverview Community Bank and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations (including guidance of general applicability) including, but not limited to, ERISA and the Internal Revenue Code, which are applicable to such Employee Welfare Benefit Plans. Any deviation in the operation of such plans from the requirements of the plan documents or of applicable laws have been listed in Schedule 4.28(b) hereto. American Pacific has provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any Internal Revenue Code section which results in the imposition of a tax on benefits provided to such participants under such plan.

               With respect to all Employee Welfare Benefit Plans which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to Riverview and Riverview Community Bank. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to Riverview and Riverview Community Bank.

               Except as disclosed in Schedule 4.26(b) hereto, all Employee Welfare Benefit Plans which are in effect were in effect for substantially all of calendar year 2003. Except as disclosed in Schedule 4.28(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 2003.

               No Employee Welfare Benefit Plan or any trust created thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction," as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither American Pacific is not directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. Nor has there been a breach of fiduciary duty by a party in interest under Section 404 of ERISA, that would give rise to a sanction, tax or penalty under ERISA. The Department of Labor has not assessed any such penalty or served notice to American Pacific that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

               American Pacific has not failed to make any contribution to, or pay any amount due and owing by American Pacific under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in Schedule 4.28(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge of American Pacific, constitute a liability for American Pacific after the application of any insurance, trust or other funds which are applicable to the payment of such claims.

               Except as disclosed in Schedule 4.26(b) hereto, to the best knowledge of American Pacific, no condition exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom American Pacific is not directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the Internal Revenue Code or Sections 601 through 734 of ERISA for failure to comply with the continuation health care coverage and HIPAA requirements of ERISA Sections 601 through 734 and Internal Revenue Code Section 4980B with respect to any current or former employee of American Pacific, or the beneficiaries of such employee.

               (c) American Pacific has furnished to Riverview and Riverview Community Bank true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by American Pacific which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of American Pacific. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of American Pacific are listed on Schedule 4.26(c) hereto. Except as disclosed in Schedule 4.26(c) hereto, there are no other benefit arrangements of American Pacific and all Benefit Arrangements which are in effect were in effect for substantially all of calendar year 2003. Except as disclosed in Schedule 4.26(c) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 2003. Except as disclosed in Schedule 4.26(c) hereto, there has been no material increase in the base salary and wage levels of American Pacific and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 2003. Except as disclosed in Schedule 4.26(c) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of American Pacific on or after January 1, 2003 nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after January 1, 2003.

               With respect to all Benefit Arrangements which are subject to the annual return requirement of Internal Revenue Code Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three (3) plan years immediately preceding the current date have been delivered to Riverview and Riverview Community Bank.

               (d) Listed in Schedule 4.26(d) hereto are all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, and Benefit Arrangements which provide compensation or benefits to employees or directors which become effective upon a change in control of American Pacific, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective
prior to the date of such acceleration.   Schedule 4.26(d) also includes in
reasonable detail, to the extent such benefits can be calculated as of the date of this Merger Agreement and a description of benefits that cannot be so calculated, the payments and benefits due at Closing under American Pacific Bank's employment agreements, change in control agreements, directors' retirement plan and defined benefit plan. Except as disclosed in Schedule 4.26(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee or director of American Pacific which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280G of the Internal Revenue Code and Regulations proposed pursuant to that section.

               (e) Except as described in Schedule 4.26(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any Officer, director, employee, or other person may be terminated by American Pacific within a period of no more than thirty (30) days following the Effective Time, without payment of any amount as a penalty, bonus, premium, severance pay, or other compensation for such termination. No limitation on the right to terminate any such plan has been communicated by American Pacific to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements.

               (f) Except as disclosed in Schedule 4.26(f) hereto, (1) American Pacific has not received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement, and (2) except as disclosed in Schedule 4.26(f) hereto, no suits, actions, or claims have been filed in any court of law or with any governmental agency regarding the operation of any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best knowledge of American Pacific, anticipated to be filed (other than routine claims for benefits).

          4.27 Material Contracts. (a) Except as set forth on Schedule 4.27 (and with a true and correct copy of the document or other item in question attached to such Schedule), American Pacific is not a party or subject to any of the following (whether written or oral, express or implied):

                    (i) any agreement, arrangement or commitment (A) not made in the ordinary course of business or (B) pursuant to which American Pacific is or may become obligated to invest in or contribute capital to any subsidiary or any other entity;

                    (ii) any agreement, indenture or other instrument not disclosed in the American Pacific Financial Statements relating to the borrowing of money by American Pacific or the guarantee by American Pacific of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business such as deposits, Fed Funds borrowings and repurchase agreements);

                    (iii) any contract, agreement or understanding with any labor union or collective bargaining organization;

                    (iv) any contract containing covenants which limit the ability of American Pacific to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, American Pacific may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

                    (v) any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC;

                    (vi) any lease with annual rental payments aggregating Ten Thousand Dollars ($10,000) or more;

                    (vii) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) involving the payment of more than Ten Thousand Dollars ($10,000) per annum;

                    (viii) any agreement with any Officer or other key employee of American Pacific the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving American Pacific of the nature contemplated by this Merger Agreement;

                    (ix) any agreement with respect to any Officer of American Pacific providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of Ten Thousand Dollars ($10,000) per annum;

                    (x) except as provided in the articles of incorporation or bylaws of American Pacific, any agreement with any director or Officer of American Pacific providing for indemnification of such person; or

                    (xi) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Merger Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Merger Agreement.

               (b) Except as disclosed on Schedule 4.27, no Officer or director of American Pacific or any "associate" (as such term is defined in Rule 12b-2 under the 1934 Act) of any such Officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of American Pacific.

          4.28 Material Contract Defaults. American Pacific is not in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a Material Adverse Effect on American Pacific, and, to the best knowledge of American Pacific there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          4.29 Reports. Except as set forth in Schedule 4.29, American Pacific has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with
(i) the SEC; (ii) the Oregon Department; (iii) the FDIC; (iv) the FRB and (v) any other applicable federal or state securities or banking authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. American Pacific has previously provided to Riverview and Riverview Community Bank true and correct copies of all such reports and any amendments thereto filed by American Pacific.

          4.30 Statements True and Correct. None of the information prepared by, or on behalf of, American Pacific regarding American Pacific included in the Proxy Statement/Prospectus mailed to the American Pacific Shareholders in connection with the Shareholders' Meeting, and any other documents filed with the SEC, the Oregon Department, the FDIC, the OTS, or any other Regulatory Authority in connection with the transaction contemplated herein (if applicable), will be, at the respective times such documents are filed, and, with respect to the Proxy Statement/Prospectus, when first mailed to the American Pacific Shareholders, false or misleading with respect to any material fact, or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, false or misleading with respect to any material fact, or omit to state any material fact necessary to make any statements therein, in light of the circumstances under which they were made, not misleading.

          4.31 Brokers and Finders. Except as set forth in Schedule 4.31, neither American Pacific nor any of its Officers, directors or employees has employed any broker or finder, or agreed to pay any fees to any director or former director or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder, or director or former director of American Pacific, has acted directly or indirectly for American Pacific, in connection with this Merger Agreement or the transactions contemplated hereby.

          4.32 Derivatives Contracts; Structured Notes; Etc. American Pacific is not a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts, structured notes and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) on Schedule 4.32.

          4.33 Loans. To the best knowledge of American Pacific, with respect to each loan owned by American Pacific, in whole or in part: (i) the note and any related mortgage are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms; (ii) neither American Pacific nor any prior holder of a loan has modified the related documents in any material respect or satisfied, canceled or subordinated such mortgage or note except as otherwise disclosed by documents in the applicable loan file; (iii) American Pacific is the sole holder of legal and beneficial title to each loan (or American Pacific's applicable participation interest), as applicable and there has not been any assignment or pledge of any loan; and (iv) the note, mortgage and any other collateral documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as disclosed by documents in the applicable loan file.

          4.34 Investment Securities. Schedule 4.34 sets forth the book and market value as of the date of this Merger Agreement, of the investment securities, mortgage-backed securities and securities held for sale by American Pacific. Schedule 4.34 sets forth the names of all joint ventures in which American Pacific has an investment (whether or not such joint venture remains active). Except for pledges to secure public and trust deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arm's length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in American Pacific Financial Statements, and none of the material investments made by American Pacific since December 31, 2003, is subject to any restriction) contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. American Pacific have (x) properly reported as such any investment securities which are required under GAAP to be classified as "available for sale" at the lower of cost or market, and (y) accounted for any decline in the market value of its securities portfolio in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No 12 and Staff Accounting Bulletin No. 59, including, without limitation, the recognition of American Pacific's consolidated statement of operations of any unrealized loss with respect to any individual security as a realized loss in the accounting period in which a decline in the market value of such security is determined to be "other than temporary."

          4.35 Credit Card Receivables. Schedule 4.35 contains the aggregate balance of all credit card receivables of American Pacific as of October 31, 2004 and a delinquency schedule listing the number and dollar amount of delinquent credit card receivables by number of days delinquent as of such date.

          4.36  Anti-takeover Provisions Inapplicable.   American Pacific has
taken or prior to the Effective Time, will have taken, all actions required to exempt Riverview, Riverview Community Bank and the transactions contemplated hereby, from any provisions of an anti-takeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

          4.37 Expenses. Schedule 4.37 contains a list of expenses in individual amounts expected to the knowledge of American Pacific's management to exceed Five Thousand Dollars ($5,000), and the aggregate amount of all expenses expected to be less than Five Thousand Dollars ($5,000), to be incurred by American Pacific in connection with the completion of the transactions contemplated by the Merger Agreement.

                                 ARTICLE 5

                         COVENANTS OF RIVERVIEW

          5.1 Regulatory Approvals. Within a reasonable time after execution of this Merger Agreement, Riverview shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Merger Agreement and the Plan of Merger with reasonable promptness. Riverview shall pay all fees and expenses arising in connection with such applications for regulatory approval. Riverview agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with Riverview's applications for regulatory approval and Riverview agrees to use its commercially reasonable efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section 5.1 shall be construed to obligate Riverview to take any action to meet any condition required to obtain prior regulatory approval if any such condition materially differs from conditions customarily imposed by such Regulatory Authorities in orders approving acquisitions of the type contemplated by this Merger Agreement, constitutes a significant impediment upon Riverview's ability to carry on its business or acquisition programs (as may be determined in the sole discretion of Riverview) or requires Riverview to increase Riverview Community Bank's capital ratios to amounts in excess of the OTS's minimum capital ratio guidelines which may be in effect from time to time.

          5.2 Preparation of Registration Statement. Riverview, in cooperation with American Pacific, shall prepare and file with the SEC a Registration Statement on Form S-4 with respect to the shares of Riverview Common Stock to be issued in the Merger ("Registration Statement"). Such Registration Statement shall contain a Proxy Statement/Prospectus which shall serve as the proxy statement of American Pacific for the Shareholders' Meeting and as the prospectus of Riverview for the shares of Riverview Common Stock to be issued in the Merger. Riverview shall use its commercially reasonable efforts to cause the Registration Statement to become effective.

          5.3 Registration Statement Effectiveness. Riverview will advise American Pacific, promptly after Riverview receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Riverview Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          5.4 Employees and Employee Benefits. Upon consummation of the Merger, all employees of American Pacific shall be deemed to be at-will employees of Riverview Community Bank except for those employees who are parties to a written employment agreement.

               (a) As of the Effective Time, and subject to Sections 5.4(c) and (d) hereof, all employee benefit plans (within the meaning of Section 3(3) of ERISA) sponsored or maintained by American Pacific shall be terminated. Employees of American Pacific who continue as employees of Riverview or Riverview Community Bank ("Continuing Employees") shall be entitled to participate on an equitable basis in the same benefit plans, programs or policies as are generally available to Riverview's and Riverview Community Bank's employees of similar rank and status. For purposes of eligibility and vesting (but not for the accrual of benefits, under such plans, programs or policies, employees of American Pacific who continue as Riverview's or Riverview Community Bank's employees will be credited for prior years of service with American Pacific, and there shall be no exclusion from coverage under Riverview's or Riverview Community Bank's health insurance plan as a result of pre-existing conditions to the extent such conditions were covered under any health insurance plan maintained by American Pacific prior to the Effective Time.

               (b) Continuing Employees shall not be subject to any waiting periods under the group health plan of Riverview or Riverview Community Bank to the extent that such periods are longer than the periods imposed under the applicable group health plan of American Pacific. To the extent that the initial period of coverage for Continuing Employees under any plan of Riverview or Riverview Community Bank, whichever is applicable, that is an "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, Continuing Employees shall be given credit under the applicable welfare plan for any deductibles and co-insurance payments made by such Continuing Employees under the corresponding welfare plan of American Pacific during the balance of such 12-month period of coverage. Nothing contained herein shall obligate Riverview or Riverview Community Bank to provide or cause to be provided any duplicative benefits. Nothing herein shall alter the power of Riverview or Riverview Community Bank to amend or terminate any of its benefit or welfare plans. Moreover, this
Section 5.4(b), shall not confer upon any Continuing Employee any rights or remedies hereunder and shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at Riverview or Riverview Community Bank.

               (c) As of or prior to the Effective Time, American Pacific shall terminate the American Pacific 401(k) Retirement Salary Savings and Profit Sharing Plan (the "401(k) Plan") by proper action of the Board of Directors of American Pacific. In connection with such termination, the 401(k) Plan shall be submitted to the Internal Revenue Service for a determination regarding its qualification upon termination and, upon receipt of a favorable determination letter, distributions shall be made to participants in accordance with ERISA, the Internal Revenue Code and the 401(k) Plan as soon as practicable after the receipt of the determination letter. Neither Riverview nor Riverview Community Bank shall have any obligation to make contributions to the 401(k) Plan after the Effective Time. Participants in the 401(k) Plan who become employees of Riverview will be permitted, subject to the terms of the Riverview 401(k) Plan, to transfer such distributions to the Riverview 401(k) Plan.

               (d) Riverview agrees to honor the terms of the American Pacific employment agreement set forth in Schedule 4.26 (collectively referred to as the "Post-Termination Payments") and no other post-termination agreements, including but not limited to any other employment, severance, directors retirement or deferred compensation agreement provided, however, that (1) the aggregate amount of Post-Termination Payments to be paid to all officers as a group by Riverview and Riverview Community Bank shall not exceed One Million Four Hundred Thousand Dollars ($1,400,000) and (2) no Post-Termination Payment or other payment shall be paid that would be nondeductible under Section 280G of the Internal Revenue Code, or subject to the excise tax provisions of Section 4999 of the Internal Revenue Code. In the event that Post-Termination Payments must be reduced to comply with this
Section 5.4(d), the reduction shall be applied only against the Post-Termination Payments of persons affected by Section 280G limitations of the Internal Revenue Code.

          5.5 Reasonable Efforts to Close. Subject to the terms and conditions of this Merger Agreement, Riverview agrees to use all its commercially reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Merger Agreement, the transactions contemplated by this Merger Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Merger Agreement; provided, however, that such efforts do not impose unreasonable expense or obligations on Riverview. Riverview shall use, and shall cause each of its Subsidiaries to use, its commercially reasonable efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Merger Agreement.

          5.6  Insurance.

               (a) Riverview, or American Pacific with the consent of Riverview, shall use its best efforts to cause the persons serving as Officers and directors of American Pacific immediately prior to the Closing Date to be covered for a period of three (3) years after the Closing Date by the current policies of directors' and Officers' liability insurance maintained by American Pacific with respect to acts or omissions occurring prior to the Closing Date which were committed to such Officers and directors in their capacity as such (provided that Riverview may substitute therefor policies of at least the same coverage and amounts containing the terms and conditions which are no less advantageous to such Officers and directors).

               (b)  In the event Riverview or any of its successors or assigns
(i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Riverview assume the obligations set forth in this Section 5.6.

          5.7 Access. Upon notice of at least 48 hours, Riverview shall afford American Pacific and its representatives access, during normal business hours throughout the period up to the Effective Date of the Merger, to all of the properties, books and records, provided that no investigation pursuant to this Section 5.7 shall affect or be deemed to modify or waive any representation or warranty made by Riverview in this Merger Agreement or the conditions to the obligations of Riverview to consummate the transactions contemplated by this Merger Agreement.

          5.8 Conduct of Business. Riverview will not take any action, unless otherwise required by law, rules or regulation, that would (A) materially adversely affect the ability of Riverview to obtain any necessary approvals of the Regulatory Authorities required to consummate the transactions contemplated by this Merger Agreement, or (B) adversely affect its ability to perform its covenants and agreements under this Merger Agreement;

          5.9 Nasdaq. Riverview shall use its commercially reasonable efforts to have the shares of Riverview Common Stock which are to be issued in exchange for the Stock Election shares approved for listing on the Nasdaq.

                                   ARTICLE 6

                        COVENANTS OF AMERICAN PACIFIC

          6.1 Shareholders' Meeting. American Pacific shall call a meeting of the American Pacific Shareholders to be held as soon as practicable for purposes of voting on the transactions contemplated hereby, and American Pacific shall use its commercially reasonable efforts to solicit and obtain the votes of the American Pacific Shareholders in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of American Pacific shall recommend approval of such transactions by such holders. In connection with the Shareholders' Meeting, Riverview and American Pacific shall cooperate in the preparation of the Proxy Statement/Prospectus including the financial information to be contained therein and, with the approval of each of Riverview and American Pacific, which approvals will not be unreasonably withheld, the Proxy Statement/Prospectus will be mailed to the American Pacific Shareholders.

          6.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of Riverview shall have been obtained, and, except as otherwise contemplated herein:

               (a)  American Pacific shall:

                    (i) Operate its business only in the usual, regular, and ordinary course;

                    (ii) Use its commercially reasonable efforts to preserve intact its business organizations and assets and to maintain its rights and franchises;

                    (iii) Take no action, unless otherwise required by law, rules or regulation, that would (A) materially adversely affect the ability of any of American Pacific or Riverview to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Merger Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Merger Agreement;

                    (iv) Except as they may terminate in accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                    (v) Keep in full force and effect insurance coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of the American Pacific and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                    (vi) Use its commercially reasonable efforts to retain American Pacific's present customer base and to facilitate the retention of such customers after the Effective Time; and

                    (vii) Use its commercially reasonable efforts to maintain, renew, keep in full force and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to American Pacific or Riverview and Riverview's Subsidiaries at and after the Effective Time, and to use its commercially reasonable efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of American Pacific's customer relationships.

               (b) American Pacific agrees to use its commercially reasonable efforts to assist Riverview and Riverview Community Bank in obtaining the Government Approvals necessary to complete the transactions contemplated hereby, and American Pacific shall provide to Riverview and Riverview Community Bank or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals;

               (c) American Pacific, at its own cost and expense, shall use its commercially reasonable efforts to secure all consents and releases, if any, of third parties necessary or desirable for the consummation of the transactions contemplated by this Merger Agreement and shall comply with all applicable laws, regulations and rulings in connection with this Merger Agreement and the consummation of the transactions contemplated hereby;

               (d) American Pacific shall use its commercially reasonable efforts to obtain from each of the Officers of American Pacific not retained by Riverview or Riverview Community Bank and deliver to Riverview an executed non-competition agreement in the form attached hereto as Exhibit D and from each director of American Pacific an executed non-solicitation agreement in the form attached hereto as Exhibit E and the consulting agreements from Messrs. Chen and Cheong in the form attached hereto as Exhibit F;

               (e) At all times prior to and including, and as of, the Closing, American Pacific shall inform Riverview and Riverview Community Bank in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the representations and warranties and information provided in the schedules remain true and correct in all respects; provided, however, that any such updates to the schedules shall be required prior to the Closing only with respect to matters which represent material changes to the schedules and the information contained therein; and provided further, that before such amendment, supplement or update may be deemed to be a part of this Merger Agreement, Riverview and Riverview Community Bank shall have agreed in writing to each amendment, supplement or update to the schedules made subsequent to the date of this Merger Agreement as an amendment to this Merger Agreement;

               (f) At all times prior to and including, and as of, the Closing, American Pacific shall give such further assistance to Riverview and Riverview Community Bank and shall execute, acknowledge and deliver all such documents and instruments as Riverview and Riverview Community Bank may reasonably request and take such further action as may be reasonably necessary or appropriate effectively to consummate the transactions contemplated by this Merger Agreement;

               (g) Between the date of this Merger Agreement and the Closing Date, American Pacific shall afford Riverview and Riverview Community Bank and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to American Pacific. American Pacific shall provide reasonable assistance to Riverview and Riverview Community Bank in its investigation of matters relating to American Pacific;

               (h) American Pacific has taken or will take all steps necessary to exempt the transactions contemplated by this Merger Agreement from any applicable state takeover or similar law or takeover or similar provision in the charter documents or bylaws of American Pacific, including without limitation any provisions of the Articles of Incorporation of American Pacific restricting the ownership or acquisition of American Pacific's capital stock or imposing any "fair price" or supermajority director or stockholder vote requirements;

               (i) Subject to the terms and conditions of this Merger Agreement, American Pacific agrees to use all commercially reasonable efforts and to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Merger Agreement, the transactions contemplated by this Merger Agreement, including, without limitation, using commercially reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Merger Agreement; provided, however, that such efforts do not impose unreasonable expense or obligations on American Pacific;

               (j) Upon reasonable notice, American Pacific shall cooperate with and grant access to an environmental consulting firm selected by Riverview and reasonably acceptable to American Pacific, during normal business hours (and at such other times as may be agreed) to real property owned by American Pacific including but not limited to real property owned through a partnership interest, for the purpose of conducting:

                    (x) ASTM 1527 Phase I environmental assessments ("Phase I Assessments"); and

                    (y) ASTM 1903 Phase II environmental assessments ("Phase II Assessments" and together with the Phase I Assessments, the "Environmental Assessments") on any owned real property owned directly or through a partnership interests in respect of which (A) a Recognized Environmental Condition (as such term is defined in the ASTM Standard) is identified in a Phase I Assessment or (B) a Phase I Assessment indicates conditions that Riverview determines, in its sole discretion, merit further investigation. Each Phase II Assessment, if any, shall include an estimate by the environmental consulting firm preparing such Environmental Assessment of the costs of investigation, monitoring, personal injury, property damage, clean up, remediation, penalties, fines or other liabilities, as the case may be, relating to the Recognized Environmental Condition(s) or other conditions which are the subject of the Phase II Assessment.

American Pacific shall bear the environmental consulting firm's fees and expenses. Within 15 days after the date hereof, Riverview shall engage an environmental consultant reasonably acceptable to American Pacific to perform the Phase I Assessments. Riverview shall use reasonable efforts to cause its environmental consultant to complete and provide Riverview with its written Phase I Assessment(s) within 45 days after such consultant is retained. Promptly following the receipt of all Phase I Assessments (but not later than 15 days thereafter), Riverview shall order all applicable Phase II Assessments.

          6.3 Conduct of Business -- Negative Covenants. From the date of this Merger Agreement until the earlier of the Effective Time or the termination of this Merger Agreement, American Pacific covenants and agrees it will neither do, nor agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of Riverview, which consent shall not be unreasonably withheld, except as expressly contemplated or permitted by this Merger Agreement or the Plan of Merger:

               (a)  Amend its Articles of Incorporation or Bylaws;

               (b) Impose, or suffer the imposition, on any share of capital stock held by it any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist;

               (c) (i) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the American Pacific Common Stock; or (v) pay or declare a cash dividend or make or declare any other type of distribution on the American Pacific Common Stock;

               (d) Acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with
(i) mergers, acquisitions, or other transactions approved in writing by Riverview, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances, (iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Merger Agreement;

               (e) Except as expressly permitted by this Merger Agreement or the Plan of Merger, or pursuant to the exercise of American Pacific Options that are outstanding on the date of the Merger Agreement (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of American Pacific Common Stock or any other capital stock of American Pacific, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of American Pacific; or (iii) sell, agree to sell, or otherwise dispose of any asset of American Pacific other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity;

               (f) Incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of American Pacific consistent with past practices;

               (g) Grant any increase in compensation or benefits to any of its employees or Officers; pay any bonus; enter into any severance agreements with any of its Officers or employees; grant any increase in fees or other increases in compensation or other benefits to any director of American Pacific; or effect any change in retirement benefits for any class of its employees or Officers, unless such change is required by applicable law;

               (h) Hire a new employee with an annual compensation in excess of Twenty-Five Thousand Dollars ($25,000), amend any existing employment contract between it and any person (unless such amendment is required by law); enter into or amend any indemnification agreement with any person; or enter into any new employment contract with any person that American Pacific (or its successors) does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

               (i) Adopt any new employee benefit plan or terminate or, except as contemplated by the Merger Agreement, make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan (except for a termination resulting from Riverview's decision not to continue any such plan);

               (j) Enter into any new service contracts, purchase or sale agreements or lease agreements that are material to American Pacific;

               (k) Make any capital expenditure, except for ordinary purchases, repairs, renewals or replacements in an amount less than Five Thousand Dollars ($5,000) per individual expenditure and Fifteen Thousand Dollars ($15,000) in the aggregate, except as necessary to complete repairs identified on Schedule 6.3;

               (l) Other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any person, except pursuant to contracts or agreements in force at the date of this Merger Agreement;

               (m) Enter into, renew or terminate any material contract or agreement or make any change in or renew any of its material leases or contracts;

               (n) Initiate or pursue any existing claim, including but not limited to, claims under the blanket bond policy of American Pacific, or settle any claim, action or proceeding involving any liability of American Pacific for money damages in excess of Fifteen Thousand Dollars ($15,000) or agree in connection with any such settlement to material restrictions upon the operations of American Pacific;

               (o) Change its method of accounting in effect at June 30, 2004, except as required by changes in GAAP as concurred in by American Pacific's independent auditors or as required by regulatory accounting principles or regulatory requirements;

               (p) Enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice;

               (q) Except in the ordinary course of business consistent with past practices, make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;

               (r) Enter into, renew or purchase any investments in equity or Derivatives Contracts; or engage in any forward commitment, futures transaction, financial option transaction, hedging or arbitrage transaction or covered asset trading activities;

               (s) Purchase any investment securities or make any deposits other than in the ordinary course of business consistent with past practices or make any equity investments;

               (t) Enter into any transactions other than in the ordinary course of business;

               (u) Grant or commit to grant any new extension of credit to any Officer, director or holder of five percent (5%) or more of the outstanding American Pacific Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed two percent (2%) of the capital of American Pacific or amend the terms of any such credit outstanding on the date hereof;

               (v) Sell, purchase, enter into a lease, relocate, open or close any office, or file an application pertaining to such action with any government entity;

               (w) Settle or compromise any material tax liability or agree to an extension of the statute of limitations with respect to the assessment or determination of any taxes, except in the ordinary course of business, consistent with past practice;

               (x) Develop or sell, pledge, encumber or otherwise transfer its beneficial ownership in the Starlite Property or conduct any environmental remediation of the Starlite Property;

               (y) Complete the formation of a holding company for American Pacific; or

               (z) Agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article 4 of this Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

          6.4  Conduct of Business -- Certain Actions.

               (a) American Pacific shall not, and shall use its best efforts to ensure that its directors, Officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or, except for actions reasonably considered by the Board of Directors of American Pacific based upon the advice of outside legal counsel to be required in order to fulfill its fiduciary obligations, provide any confidential or non-public information to or negotiate with, any corporation, partnership, person or other entity or group (other than to Riverview or any Riverview Subsidiary) concerning any "Acquisition Proposal" (as defined below). American Pacific shall notify Riverview and Riverview Community Bank immediately if any Acquisition Proposal has been or should hereafter be received by American Pacific, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of American Pacific's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than Riverview, Riverview Community Bank or of their respective Subsidiaries, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving American Pacific;
(ii) acquire the right to vote ten percent (10%) or more of the outstanding American Pacific Common Stock; (iii) acquire a significant portion of the assets or earning power of American Pacific; or (iv) acquire in excess of ten percent (10%) of the outstanding American Pacific Common Stock.

               (b) American Pacific shall immediately terminate all negotiations or discussions concerning any Acquisition Proposal with parties other than Riverview and Riverview Community Bank and enforce the terms of all confidentiality agreements with such other parties.

          6.5 Accruals and Reserves. At the request of Riverview and Riverview Community Bank, American Pacific shall establish such additional accruals and reserves as may be necessary (i) to conform American Pacific's accounting and credit loss reserve practices and methods to those of Riverview and Riverview Community Bank and (ii) to establish and maintain a reserve of up to $500,000 for the environmental remediation of the Starlite Property, such amount to be determined at the sole discretion of Riverview and Riverview Community Bank; provided, however, that American Pacific shall not be required to take such action prior to the receipt of all Government Approvals as contemplated by Section 7.3(b).

          6.6 Access; Information. Upon reasonable notice, American Pacific shall afford Riverview and Riverview Community Bank and each of their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date of the Merger, to all of the properties, books, contracts, commitments and records of American Pacific and, during such period, American Pacific shall furnish promptly to Riverview and Riverview Community Bank (i) a copy of each material report, schedule and other document filed by American Pacific with any Regulatory Authority and (ii) all other information concerning the business, properties and personnel of American Pacific as Riverview and Riverview Community Bank may reasonably request (other than documents or other materials relating to the transaction contemplated herein), provided that no investigation pursuant to this Section
6.6 shall affect or be deemed to modify or waive any representation or warranty made by American Pacific in this Merger Agreement or the conditions to the obligations of American Pacific to consummate the transactions contemplated by this Merger Agreement.

          6.7 Affiliate Agreements. American Pacific will use its commercially reasonable efforts to cause each person who is an affiliate of American Pacific for purposes of Rule 145 under the 1933 Act to execute and deliver to Riverview and Riverview Community Bank on or before the mailing of the Proxy Statement/Prospectus for the Shareholders' Meeting an agreement in the form attached hereto as Exhibit C restricting the disposition of the shares of Riverview Common Stock to be received by such person in exchange for such person's shares of American Pacific Common Stock. Schedule 6.7 hereto lists the affiliates of American Pacific as of the date hereof.

                                 ARTICLE 7

                          CONDITIONS TO CLOSING

          7.1 Conditions to the Obligations of American Pacific. Unless waived in writing by American Pacific, the obligations of American Pacific to consummate the transaction contemplated by this Merger Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

               (a) Performance. Each of the material acts and undertakings of Riverview and Riverview Community Bank to be performed at or prior to the Closing Date pursuant to this Merger Agreement shall have been duly performed;

               (b) Representations and Warranties. The representations and warranties of Riverview and Riverview Community Bank contained in Article 3 of this Merger Agreement shall be true and correct, in all material respects, on and as of the Effective Time with the same effect as though made on and as of the Effective Time;

               (c) Documents. In addition to the other deliveries of Riverview and Riverview Community Bank described elsewhere in this Merger Agreement, American Pacific shall have received the following documents and instruments:

                    (i) a certificate signed by the Secretary or an assistant secretary of Riverview and Riverview Community Bank dated as of the Closing Date certifying that:

                         (A) Riverview's and Riverview Community Bank's Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Merger Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Merger Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                         (B) each person executing this Merger Agreement on behalf of Riverview and Riverview Community Bank is an officer of Riverview and Riverview Community Bank holding the office or offices specified therein, with full power and authority to execute this Merger Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature; and

                         (C) the charter documents of Riverview and Riverview Community Bank attached to such certificate remain in full force and effect.

                    (ii) a certificate signed by the President, Chief Executive Officer or Executive Vice President of Riverview and Riverview Community Bank stating that the conditions set forth in Section 7.1(a) and Section 7.1(b) of this Merger Agreement have been fulfilled;

               (d) Opinion of Riverview's and Riverview Community Bank's Counsel. American Pacific shall have been furnished with an opinion of counsel to Riverview and Riverview Community Bank, dated as of the Closing Date, addressed to and in form and substance satisfactory to American Pacific, to the effect that:

                    (i) Riverview is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

                    (ii) Riverview Community Bank is a federal stock savings bank duly organized, validly existing and in good standing under the laws of the United States.

                    (iii) The execution and delivery of the Merger Agreement by Riverview, and the consummation by Riverview and Riverview Community Bank of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Riverview and Riverview Community Bank.

                    (iv) The Merger Agreement has been duly executed and delivered by Riverview and Riverview Community Bank and is a valid and binding obligation of Riverview and Riverview Community Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally and (2) general principles of equity, whether applied by a court of law or equity.

                    (v) Except for the filing of Articles of Merger with the OTS and the Oregon Director, no consent or approval under any statutory law or regulation applicable to Riverview or Riverview Community Bank, other than such consents and approvals as have been obtained, is required for Riverview and Riverview Community Bank to consummate the transactions provided for in the Merger Agreement.

                    (vi) The Registration Statement has become effective under the 1933 Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the SEC or any state securities or other regulatory authority.

                    (vii) The shares of Riverview Common Stock to be issued in exchange for shares of American Pacific Common Stock in connection with the consummation of the transactions contemplated in the Merger Agreement have been duly authorized and, when issued in accordance with the terms of the Merger Agreement will be validly issued, fully paid and non-assessable, and conform as to legal matters in all material respects to the description of such shares contained in the Registration Statement.

     Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of Riverview and Riverview Community Bank or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the laws of the States of Oregon and Washington; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

               (e) No Material Adverse Change. No Material Adverse Change in Riverview shall have occurred since the date of this Merger Agreement.

          7.2 Conditions to the Obligations of Riverview and Riverview Community Bank. Unless waived in writing by Riverview and Riverview Community Bank, the obligation of Riverview and Riverview Community Bank to consummate the transactions contemplated by this Merger Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

               (a) Performance. Each of the material acts and undertakings of American Pacific to be performed at or before the Closing Date pursuant to this Merger Agreement shall have been duly performed;

               (b) Representations and Warranties. The representations and warranties of American Pacific contained in Article 4 of this Merger Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

               (c) Documents. In addition to the documents described elsewhere in this Merger Agreement, Riverview and Riverview Community Bank shall have received the following documents and instruments:

                    (i) a certificate signed by the Secretary or an assistant secretary of American Pacific dated as of the Closing Date certifying that:

                         (A) American Pacific's Board of Directors and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Merger Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Merger Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                         (B) each person executing this Merger Agreement on behalf of American Pacific, is an Officer of American Pacific, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Merger Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                         (C) the charter document of American Pacific attached to such certificate remain in full force and effect.

                    (ii) a certificate signed by the President, Chief Executive Officer or an Executive Vice President of American Pacific stating that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(f) this Merger Agreement have been satisfied.

                    (iii) such other opinions, agreements and certificates as have been agreed to and provided to Riverview in connection with the signing of the Merger Agreement none of which shall have been withdrawn or modified, without Riverview's prior written consent.

               (d) Destruction of Property. Between the date of this Merger Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of American Pacific which would have a Material Adverse Effect upon American Pacific; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there has been such a Material Adverse Effect;

               (e) Inspections Permitted. Between the date of this Merger Agreement and the Closing Date, American Pacific shall have afforded Riverview and Riverview Community Bank and their authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to American Pacific. American Pacific shall have caused all American Pacific personnel to provide reasonable assistance to Riverview and Riverview Community Bank in its investigation of matters relating to American Pacific;

               (f) No Material Adverse Change. No Material Adverse Change in American Pacific shall have occurred since the date of this Merger Agreement;

               (g) Opinion of American Pacific's Counsel. Riverview and Riverview Community Bank shall have been furnished with an opinion of legal counsel to American Pacific, dated the Closing Date, addressed to and in form and substance satisfactory to Riverview and Riverview Community Bank, to the effect that:

                    (i) American Pacific is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Oregon.

                    (ii) American Pacific is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

                    (iii) All of the issued American Pacific Common Stock has been validly issued except as noted in Schedule 4.19 to the Merger Agreement.

                    (iv) The execution and delivery of the Merger Agreement by American Pacific, and the consummation by American Pacific of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of American Pacific.

                    (v) The Merger Agreement has been duly executed and delivered by American Pacific and is a valid and binding obligation of American Pacific enforceable in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC and (2) general principles of equity, whether applied by a court of law or equity.

                    (vi) The execution, delivery and performance of the Merger Agreement by American Pacific did not, and the consummation of the transactions contemplated thereby by American Pacific does not and will not (i) violate any statutory law or regulation applicable to American Pacific or any judgment, decree or order that specifically names American Pacific, which violation is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; (ii) constitute a breach of or default under any agreement or other arrangement that is listed on
     Schedule 4.29 to the Merger Agreement, which breach or default is reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition or results of operations of American Pacific; (iii) violate the Articles of Incorporation or Bylaws of American Pacific; or (iv) require any consent or approval under any such law or regulation or under any such judgment, decree or order, or the consent or approval of any other party to any such agreement or other arrangement, other than such consents and approvals as have been obtained.

                    (vii) To the best of such counsel's knowledge: (i) there is no litigation or proceeding against American Pacific pending before any court or governmental agency which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition or results of operations of American Pacific or which alleges claims under any fair lending law or other law relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA and the Home Mortgage Disclosure Act, and no such litigation or proceeding has been threatened;
     (ii) neither American Pacific nor any of its or their properties, Officers, directors, or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority except as set forth in Schedule 4.25 to the Merger Agreement; and (iii) American Pacific has not been advised by any such Regulatory Authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

                    (viii) The Merger has been duly approved by the American Pacific Shareholders.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate Officers of American Pacific or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the law of the State of Oregon and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

               (h) Other Business Combinations, Etc. Other than as contemplated hereunder, subsequent to the date of this Merger Agreement, American Pacific shall not have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which American Pacific would merge; consolidate with; effect a business combination with; sell any substantial part of American Pacific's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of American Pacific or the benefits of acquiring the American Pacific Common Stock;

               (i)  Maintenance of Certain Covenants, Etc.   At the time of
Closing (i) American Pacific shall not have issued or repurchased from the date hereof any equity or debt securities, or any rights to purchase or repurchase such securities (therefore, there shall be not more than 2,937,318 shares of American Pacific Common Stock issued and outstanding at the Effective Time, excluding shares received subsequent to the date of this Merger Agreement pursuant to the exercise of American Pacific Options under the American Pacific Option Plan; (ii) from December 31, 2003, there shall have been no extraordinary sale of assets; and (iii) the payments to be made under American Pacific's employment agreements, change in control agreements, directors' retirement plan, defined benefit plan, and all other benefit plans shall not exceed the amounts provided by the agreements and plans set forth in
Schedule 4.26(d).

               (j) Dissenting Shares. American Pacific holding or controlling no more than five percent (5%) of the shares of the American Pacific Common Stock issued and outstanding immediately prior to the Effective Time shall have perfected and maintained in perfected status their dissenters' rights in accordance with the Oregon Bank Act;

               (k) Accruals and Reserves. American Pacific shall have established the accruals and reserves described in Section 6.5;

               (l)  Non-competition and Non-solicitation Agreements.   The
Non-competition Agreements between Riverview Community Bank and each of the Officers of American Pacific not retained by Riverview or Riverview Community Bank and the Non-competition Agreements between Riverview Community Bank and each of the directors of American Pacific substantially in the form attached as Exhibit D and Exhibit E, respectively, shall have been duly executed and delivered by all parties to such agreements;

               (m) Receipt of Affiliate Agreements. Riverview shall have received from each Affiliate of American Pacific the agreements referred to in
Section 6.7;

               (n) Major Shareholders and Directors. Simultaneous with the execution and delivery of this Merger Agreement, each of the Major Shareholders and directors of American Pacific shall have executed and delivered to Riverview a Voting Agreement in the form attached hereto as Exhibit B;

               (o) Agreements. Agreements substantially in the form of Exhibit F between Riverview and David T. Chen and Richard Y. Cheong shall have been duly executed and delivered by such employees as of the date of this Merger Agreement and shall not have been terminated by such employees; and

               (p)  Environmental Assessments.   Riverview shall have received
all Phase I and Phase II Assessments pursuant to Section 6.2(j) of this Merger Agreement at least fifteen days prior to the Effective Time.

               (q) Stock Option Agreements. Riverview shall have received the consent of each Option holder pursuant to Section 2.8.

          7.3 Conditions to Obligations of All Parties. The obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

               (a) No Pending or Threatened Claims. That no claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Merger Agreement or the obtaining of material damages or other relief in connection therewith; and

               (b) Government Approvals and Acquiescence Obtained. The Parties hereto shall have received all applicable Government Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired.

               (c) Effective Registration Statement. The Registration Statement shall have become effective and no stop order or other order suspending the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

               (d) Tax Opinion. Riverview and American Pacific shall have received an opinion from Breyer & Associates PC to the effect that (i) the Merger constitutes a reorganization under Section 368 of the Internal Revenue Code, (ii) neither Riverview nor American Pacific will recognize any gain or loss as a result of the Merger, and (iii) no gain or loss will be recognized by American Pacific Shareholders who are United States citizens or residents (as defined in the opinion) to the extent they receive shares of Riverview Common Stock in exchange for their shares of American Pacific Common Stock, provided, however, that in the event such counsel declines to issue such an opinion, Riverview shall have the right but not the obligation to increase the number of shares issued as Aggregate Stock Consideration as necessary to cause the transaction to qualify for such tax treatment. In rendering their opinion, Breyer & Associates PC may require and rely upon representations contained in certificates of officers of Riverview, American Pacific and others.

               (e) Shareholder Vote. The American Pacific Shareholders shall have approved of the transactions contemplated hereby by the requisite vote.

               (f) Market Listing. All of the shares of Riverview Common Stock to be issued in the Merger shall have been qualified for listing on Nasdaq.

                                  ARTICLE 8

                                 TERMINATION

          8.1 Termination. This Merger Agreement and the Plan of Merger may be terminated at any time prior to the Closing, as follows:

               (a)  By mutual consent in writing of the Parties;

               (b) By Riverview and Riverview Community Bank, should American Pacific fail to conduct its business pursuant to the covenants made in Article 6 if such failure cannot be or has not been cured within thirty (30) days after the giving of written notice to American Pacific by Riverview of such failure;

               (c) By Riverview or American Pacific in the event the Closing shall not have occurred by March 31, 2005, unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Merger Agreement to perform its obligations hereunder in a timely manner. If Riverview and Riverview Community Bank shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then American Pacific shall, upon Riverview's and Riverview Community Bank's written request, extend the Closing Date until such time as all Government Approvals have been obtained and any stipulated waiting periods have expired but in no event beyond May 15, 2005;

               (d) By either Riverview or American Pacific, upon written notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Merger or the Bank Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either Riverview or American Pacific may, upon written notice to the other, extend the term of this Merger Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial has been appealed within ten
(10) business days of the receipt thereof;

               (e)  By Riverview in the event the conditions set forth in
Section 7.2 or Section 7.3 are not satisfied in all material respects as of the Closing Date, or by American Pacific if the conditions set forth in
Section 7.1 or Section 7.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

               (f) By Riverview or American Pacific in the event that there shall have been a Material Adverse Change in the other party;

               (g) By Riverview or American Pacific in the event that there shall have been a material breach of any representation, and warrant or covenant or other obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

               (h) By Riverview should American Pacific enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

               (i) By Riverview should American Pacific enter into any formal agreement, letter of understanding, supervisory agreement, cease and desist order, consent agreement, memorandum or other similar arrangement with any bank regulatory agency; or

               (j) By Riverview should there be any claim, action, suit, investigation or other proceeding concerning state or federal securities law matters pending or threatened before any court or governmental agency against American Pacific, or its officers and directors for their service as officers or directors of American Pacific Bank.

               (k) By Riverview if, except for the Starlite Property, any Phase I or Phase II Assessment indicates the existence of any condition or matter not satisfactory or acceptable to Riverview with respect to which is reasonably likely that the cost set forth in the Phase II Assessment(s) of investigation, monitoring, personal injury, property damage, clean up, remediation, penalties, fines or other liabilities relating to Recognized Environmental Condition(s) or other conditions which resulted in the Phase II Assessment would exceed $100,000 in the case of all property.

               (l) By American Pacific, if (1) there has been a Significant Decline in the Riverview Stock Price, (2) such decline is not proportionate relative to the Nasdaq Bank Index (symbol: IXBK) (the "Index), (3) American Pacific delivers written notice to Riverview of its intention to terminate this Agreement within forty-eight (48) hours following the date of such event and at least four business days prior to the proposed date of such termination and (4) Riverview does not elect to pursue a Decline Adjustment as set forth below; provided however, that if Riverview effects a stock dividend, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction after the date hereof and prior to the date on which the Riverview Stock Price is determined, the provisions of this Section 8.1(l) shall be appropriately adjusted so that such event does not in and of itself trigger a termination right on behalf of American Pacific. For purposes hereof, the following terms have the following meanings:

     (i) "Initial Index" shall mean the closing price of the Nasdaq Bank Index on the date of this Agreement.

     (ii) "Final Index" shall mean the average of the Index for the twenty consecutive trading days ending on the twenty consecutive trading day ending on the tenth trading day prior to the Closing Date.

     (iii) A "significant decline" shall have been deemed to occur if the Riverview Stock Price is less than $18.06.

     (iv) A decline is not "proportionate relative to the Index" if the quotient obtained by dividing the Riverview Stock Price by $21.25 is less than the quotient obtained by dividing the Final Index by the Initial Index and subtracting 0.15 from the quotient.

Notwithstanding any decline in the price of Riverview Common Stock, as set forth in this Section 8.1(l), American Pacific shall not be permitted to terminate this Agreement pursuant to this Section 8.1(l) if Riverview elects within three business days of receipt of the notice of intent to terminate to agree to adjust the Per Share Consideration (a "Decline Adjustment) such that the value of the Per Share Consideration received will at least equal the Per Share Consideration a holder of American Pacific Common Stock would have received for a Stock Election had the Riverview Stock Price been equal to the lesser of (a) $18.06 or (b) $21.25 times the quotient of the Final Index divided by the Initial Index less 0.15. If Riverview fails to elect to effect a Decline Adjustment, American Pacific may withdraw its notice of intention to terminate at least three business days prior to the proposed closing date, or the Merger Agreement will terminate pursuant to such prior notice.

     If a Party should elect to terminate this Merger Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), (i), (j), (k) or (l) of this
Section 8.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 9.1 ("Notices") of this Merger Agreement.

          8.2 Effect of Termination. In the event that this Merger Agreement should be terminated pursuant to Section 8.1 hereof, all further obligations of the Parties under this Merger Agreement shall terminate without further liability of any Party to another, other than pursuant to Section 8.3 hereof; provided, however, that a termination under Section 8.1 hereof shall not relieve any Party of any liability for a breach of this Merger Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.

          8.3 Riverview Fee. American Pacific hereby agrees to pay Riverview on demand (and in no event more than three days after such demand) in immediately available funds, the greater of One Million Two Hundred Thousand Dollars ($1,200,000) or Riverview's costs that have been incurred in connection with this transaction (the "Riverview Fee") if within eighteen (18) months after the date hereof the Merger has not been completed and there occurs any of the events set forth in subparagraphs (a), (b) or (c) below.
For purposes of this Section 8.3, Riverview's costs shall include but not be limited to fees and expenses of its investment advisors, fees and expenses of its counsel, fees and expenses of its accountants, printing, postage and mailing of the proxy materials for the American Pacific Shareholders' Meeting to approve the transaction, and registration and filing fees.

               (a) After any person other than Riverview or an Affiliate of Riverview acquires beneficial ownership of twenty five percent (25%) or more of the then-outstanding American Pacific Common Stock provided, however, excluded from such triggering event is: (i) the formation of a bank holding company for American Pacific (but in such event such holding company shall be considered the successor to American Pacific) or (ii) shares that transfer either testate or intestate upon the death of a shareholder; or

               (b) American Pacific, without having received Riverview's and Riverview Community Bank's prior written consent, enters into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Section 8.3(b) having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the 1934 Act and the rules and regulations thereunder) other than Riverview and Riverview Community Bank or any of their respective Subsidiaries, or American Pacific's Board of Directors recommends that the American Pacific Shareholders approve or accept any Acquisition Transaction with any person other than Riverview and Riverview Community Bank or any of their respective Subsidiaries. For purposes of this Section, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving American Pacific, (b) a purchase, lease or other acquisition of all or substantially all of the assets of American Pacific, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing fifteen percent (15%) or more of the voting power of American Pacific; or

               (c) A bona fide proposal is made by a third party to American Pacific to engage in an Acquisition Transaction and after such proposal is made any of the following events occurs: American Pacific breaches this Merger Agreement and such breach entitles Riverview and Riverview Community Bank to terminate this Merger Agreement; the American Pacific Shareholders do not approve this Merger Agreement at the Shareholders' Meeting; the Shareholders' Meeting is not held or is canceled prior to termination of this Merger Agreement for reasons other than the fault of Riverview and Riverview Community Bank; or American Pacific's Board of Directors modifies in a manner adverse to Riverview and Riverview Community Bank its recommendation with respect to this Merger Agreement.

     Notwithstanding the foregoing, American Pacific shall not be obligated to pay to Riverview the Riverview Fee if, prior to the occurrence of any of the events specified in Section 8.3(a), (b) or (c), either (i) Riverview terminates the Merger Agreement in accordance with the terms hereof other than pursuant to Section 8.1(g) hereof as a result of a breach of any obligation of American Pacific hereunder or (ii) American Pacific validly terminates this Merger Agreement pursuant to Section 8.1(a), (c), (d), (e), (f), (g) or (l) (but only pursuant to Section 8.1(g) in the event that Riverview or Riverview Community Bank materially breaches a representation, warranty or covenant contained herein and, as a result thereof, American Pacific exercises its right to terminate this Merger Agreement under Section 8.1(g) at a time when Riverview and Riverview Community Bank were not entitled to terminate this Merger Agreement under Section 8.1(g)). The parties further agree that this
Section 8.3 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Merger Agreement.

                                   ARTICLE 9

                             GENERAL PROVISIONS

          9.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to American Pacific:           American Pacific Bank
                                  315 SW Fifth Avenue, Suite 201
                                  Portland, Oregon 97204
                                  Fax: (503) 221-6242
                                  Attn:     David T. Chen, President and
                                  Chief Executive Officer

With copies to:                   Foster, Pepper & Tooze LLP
                                  601 SW Second Avenue
                                  Suite 1800
                                  Portland, Oregon 97204-3171
                                  Fax:  (503) 221-1510
                                  Attn: Kenneth E. Roberts, Esq.

If to Riverview and
     Riverview Community Bank:    Riverview Bancorp, Inc.
                                  900 Washington Street
                                  Suite 900
                                  Vancouver, Washington  98660
                                  Fax: (360) 693-6275
                                  Attn:  Patrick Sheaffer, Chairman of the
                                         Board and Chief Executive Officer

With a copy to:                   Breyer & Associates PC
                                  8180 Greensboro Drive
                                  Suite 785
                                  McLean, Virginia 22102
                                  Fax: (703) 883-2511
                                  Attn:  John F. Breyer, Jr., Esq.

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

          9.2 Assignability and Parties in Interest. This Merger Agreement shall not be assignable by any of the Parties hereto; provided, however, that Riverview and Riverview Community Bank may assign, set over and transfer all, or any part of their rights and obligations under this Merger Agreement to any one or more of their present or future Affiliates. This Merger Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

          9.3 Governing Law. This Merger Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Washington, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Merger Agreement shall be heard in a court of competent jurisdiction located in Clark County, Washington.

          9.4 Counterparts. This Merger Agreement may be executed simultaneously in one or more counterparts (any of which may be facsimile copies), each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

          9.5 Publicity. The Parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement, unless otherwise required by law or the applicable rules of NASDAQ.

          9.6 Entire Agreement. This Merger Agreement, together with the Confidentiality Agreement dated August 19, 2004 between the Parties and the Plan of Merger which is attached as Exhibit A hereto, the schedules, exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with Section 9.8 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The schedules, annexes, exhibits and certificates attached hereto or furnished pursuant to this Merger Agreement are hereby incorporated as integral parts of this Merger Agreement. Except as provided herein, by specific language and not by mere implication, this Merger Agreement is not intended to confer upon any other person not a Party to this Merger Agreement any rights or remedies hereunder.

          9.7 Severability. If any portion or provision of this Merger Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Merger Agreement invalid, illegal or unenforceable in any other jurisdiction.

          9.8 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Merger Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

               (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto;

               (b) waive any inaccuracies in the representations and warranties made by the other Party contained in this Merger Agreement or in the schedules or exhibits hereto or any other document delivered pursuant to this Merger Agreement;

               (c) waive compliance with any of the covenants or agreements of the other Party contained in this Merger Agreement; and

               (d) amend or add to any provision of this Merger Agreement or the Plan of Merger; provided, however, that no provision of this Merger Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Merger Agreement.

          9.9 Interpretation. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

          9.10 Payment of Expenses. Except as set forth herein, Riverview, Riverview Community Bank and American Pacific shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

          9.11 Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Merger by the other Party, the non-breaching Party will be without an adequate remedy at law by reason of the unique nature of the Merger Agreement. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to the non-breaching Party, the non-breaching Party shall be entitled, at its sole discretion, either (i) to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Merger Agreement by the other Party or (ii) if applicable, in the case of Riverview to receive the payment described in Section 8.3 hereof. Each Party covenants that it shall not contend in any such proceeding that the other Party is not entitled to a decree of specific performance by reason of having an adequate remedy at law. Notwithstanding the foregoing, if American Pacific accepts an Acquisition Proposal from a third party and Riverview and Riverview Community Bank receive an opinion of counsel from American Pacific that the failure of the Board of Directors of American Pacific to accept such Acquisition Proposal would constitute a breach of such directors' fiduciary duty to the American Pacific Shareholders, Riverview and Riverview Community Bank shall not be entitled to the equitable remedy of specific performance. No attempt on the part of Riverview and Riverview Community Bank to obtain such equitable relief shall be deemed to constitute an election of remedies by Riverview which would preclude Riverview from obtaining any remedies at law to which they would otherwise be entitled.

          9.12 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Merger Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

          9.13 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Merger Agreement must be in writing and must be executed by the Parties to this Merger Agreement and shall be effective only to the extent specifically set forth in such writing.

          9.14 Remedies Cumulative. All remedies provided in this Merger Agreement, by law, equity or otherwise, shall be cumulative and not alternative.

          9.15 Non-Survival of Representations and Warranties. No representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith shall survive the Closing. This
Section 9.15 shall not apply to covenants and agreements which by their terms are intended to be performed after the Closing or the termination of this Merger Agreement. Nothing in this Section 9.15 shall limit American Pacific's or Riverview's and Riverview Community Bank's rights or remedies for misrepresentations, breaches of this Merger Agreement or any other improper action or inaction by the other Party hereto prior to its termination.

                                   * * * * *

     IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Merger Agreement or has caused this Merger Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.


                              AMERICAN PACIFIC BANK


                              By:  /s/ David T. Chen
                                   ------------------------------------
                                   David T. Chen
                              Its: President and Chief Executive Officer
ATTEST:


/s/Richard Y. Cheong
--------------------------
Richard Y. Cheong
Senior Vice President and
Chief Financial Officer
                              RIVERVIEW BANCORP, INC.


                              By:  /s/ Patrick Sheaffer
                                   ------------------------------------
                                   Patrick Sheaffer
                              Its: Chairman and Chief Executive Officer
ATTEST:

/s/ Ronald A. Wysaske
---------------------------
Ronald A. Wysaske
President and Chief
Operating Officer

                              RIVERVIEW COMMUNITY BANK


                              By:  /s/ Patrick Sheaffer
                                   ------------------------------------
                                   Patrick Sheaffer
                              Its: Chairman and Chief Executive Officer
ATTEST:

/s/ Ronald A. Wysaske
---------------------------
Ronald A. Wysaske
President and Chief
Operating Officer

                             AMENDMENT NO. 1
                                  TO
                       AGREEMENT AND PLAN OF MERGER

     AMENDMENT NO. 1, dated as of December 13, 2004 (this "Amendment"), to the Agreement and Plan of Merger, dated as of November 9, 2004 (the "Agreement"), by and among RIVERVIEW BANCORP, INC., a corporation chartered and existing under the laws of Washington ("Riverview"), RIVERVIEW COMMUNITY BANK, a federally chartered stock savings bank ("Riverview Community Bank") and AMERICAN PACIFIC BANK, a commercial bank chartered and existing under the laws of Oregon ("American Pacific").

                             RECITALS
                             --------
     A. Riverview, Riverview Community Bank and American Pacific have previously entered into the Agreement.

     B. Riverview, Riverview Community Bank and America Pacific now wish to amend and modify the agreement between the parties under the Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties hereto approve, adopt and make this Amendment and prescribe the terms and conditions hereof and the manner and mode of carrying it into effect, which are as follows:

                             ARTICLE I

                            Definitions

     Section 1.1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

                             ARTICLE II

                       Amendment of THE AGREEMENT

     Section 2.1.   Amendment of Section 8.1   Transaction.  Section 8.1(c) of
the Agreement is hereby amended to extend the period by which the Closing shall occur such that Section 8.1(c) reads as follows:

     (c) By Riverview or American Pacific in the event the Closing shall not have occurred by April 30, 2005, unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Merger Agreement to perform its obligations hereunder in a timely manner. If Riverview and Riverview Community Bank shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then American Pacific shall, upon Riverview's and Riverview Community Bank's written request, extend the Closing Date until such time as all Government Approvals have been obtained and any stipulated waiting periods have expired but in no event beyond May 15, 2005.

                          ARTICLE III

                         Miscellaneous

     Section 3.1. Effectiveness. This Amendment shall become effective on the date hereof. Section 3.2.Interpretation; Effect. When a reference is made in this Amendment to Sections, such reference shall be to a Section of this Amendment or the Agreement, as applicable, unless otherwise indicated. The headings contained in this Amendment are for reference purposes only and are not part of this Amendment.

     Section 1.3. Counterparts. This Amendment may be executed simultaneously in one or more counterparts (any of which may be facsimile copies), each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     Section 3.4. Continuing Effect of Agreement. This Amendment shall not constitute an amendment or waiver of any other provision of the Agreement not expressly referred to herein. Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

     Section 3.5. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Washington, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Amendment shall be heard in a court of competent jurisdiction located in Clark County, Washington.

     Section 3.6. No Third Party Beneficiaries. Nothing contained in this Amendment, expressed or implied, is intended to confer upon any person or party, other than the parties hereto, any benefit, right or remedies.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.
                              RIVERVIEW BANCORP, INC.



                              By:  /s/ Patrick Sheaffer
                                 ------------------------------------------
                              Name: Patrick Sheaffer
                              Title:  Chairman and Chief Executive Officer


                              RIVERVIEW COMMUNITY BANK



                              By:   /s/ Patrick Sheaffer
                                 ------------------------------------------
                              Name: Patrick Sheaffer
                              Title:   Chairman and Chief Executive Officer


                              AMERICAN PACIFIC BANK



                              By:  /s/ David T. Chen
                                 ------------------------------------------
                              Name:  David T. Chen
                              Title:   President and Chief Executive Officer

                                 APPENDIX B

              FAIRNESS OPINION OF WELLS FARGO SECURITIES, LLC

                                                                    APPENDIX B

              [Wells Fargo Securities, LLC Letterhead]


                                                             October 28, 2004

Board of Directors
American Pacific Bank
315 SW 5th Avenue, Suite 201
Portland, OR  97204

Gentlemen:

We understand that American Pacific Bank ("American Pacific") and Riverview Bancorp ("Riverview") expect to enter into an Agreement and Plan of Merger (the most recent draft of which is dated November 8, 2004) (the "Agreement"), pursuant to which American Pacific will be merged with and into Riverview (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each share of Class B American Pacific common stock, no par value, issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive the "Transaction Value Per Share" defined as the quotient of: (a) the Aggregate Consideration, defined as the sum of (i) the Aggregate Cash Consideration plus (ii) the product of the Aggregate Stock Consideration multiplied by the Riverview Stock Price (as defined in the Agreement) divided by (b) the number of shares of American Pacific Common Stock outstanding at the Effective Time. The Aggregate Stock Consideration shall equal 788,593 shares plus 0.2812 times the number of shares of American Pacific Common Stock issued after the date hereof upon exercise of an outstanding American Pacific Option prior to the Effective Date and the Aggregate Cash Consideration shall be $16,758,000 plus $5.975 for any share of American Pacific Common Stock issued after the date hereof upon exercise of an outstanding American Pacific Option prior to the Effective Date. The number of shares issued under the Aggregate Stock Consideration will not be subject to a collar on the Riverview stock price. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested the opinion of Wells Fargo Securities, LLC ("Wells Fargo Securities") as to the fairness, from a financial point of view, of the Aggregate Consideration to the holders of shares of American Pacific common stock.

Wells Fargo Securities, as part of its investment banking business, is customarily engaged in the valuation of businesses, including financial institutions, and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, and other corporate transactions. In connection with rendering this fairness opinion, Wells Fargo Securities reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) certain publicly available financial statements of American Pacific and other historical financial information provided by American Pacific that we deemed relevant;
(iii) certain publicly available financial statements of Riverview and other historical financial information provided by Riverview that we deemed relevant; (iv) certain financial analyses and forecasts of American Pacific prepared by and reviewed with management of American Pacific and the views of senior management of American Pacific regarding American Pacific's past and current business operations, results thereof, financial condition and future prospects; (v) certain financial analyses of Riverview prepared by and reviewed with management of Riverview and the views of senior management of Riverview regarding Riverview's past and current business operations, results thereof, financial condition and future prospects; (vi) the pro forma impact of the Merger and related synergies discussed with American Pacific and Riverview management; (vii) the relative contribution of assets, liabilities, equity and earnings of American Pacific and Riverview to the resulting institution; (viii) the publicly reported historical price and trading activity for American Pacific's and Riverview's common stock, including a comparison of certain financial and stock market information for American Pacific and Riverview with similar publicly available information for certain other publicly traded companies; (ix) the financial terms of recent business combinations in the banking industry deemed relevant to our analysis; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

In preparing its fairness opinion, Wells Fargo Securities has assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability therefor. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing

Board of Directors
American Pacific Bank
October 28, 2004
Page 2 of 2


assets or the liabilities (contingent or otherwise) of American Pacific or Riverview or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Riverview or American Pacific nor have we reviewed the individual credit files relating to Riverview or American Pacific. We have assumed, with your consent, that the respective allowances for loan losses will be adequate on a proforma basis for the combined entity.

With respect to the financial analyses or projections reviewed with management and used in our analyses, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of American Pacific and Riverview and that such performances and expected cost savings will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in American Pacific or Riverview's assets, results of operations, financial condition, business or prospects since the date of the last financial statements made available to us. We have assumed in all respects material to our analysis that American Pacific and Riverview will remain as going concerns for all periods relevant to our analyses, that the Merger will be accounted for using purchase accounting, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of American Pacific's common stock will be when issued to Riverview's shareholders pursuant to the Agreement or the prices at which American Pacific's or Riverview's common stock will trade at any time.

We have acted as American Pacific's financial advisor in connection with the delivery of this opinion and will receive a fee for our services.

In the ordinary course of our business, we may actively trade equity securities of American Pacific and Riverview for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This fairness opinion is directed to the Board of Directors of American Pacific Bank in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of American Pacific as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness of the Aggregate Consideration to American Pacific shareholders from a financial point of view and does not address the underlying business decision of American Pacific to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for American Pacific or the effect of any other transaction in which American Pacific might engage. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Wells Fargo Securities' prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to American Pacific's Proxy Materials and Riverview's Prospectus to be distributed to its shareholders and to the references to this opinion therein.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Aggregate Consideration is fair, from a financial point of view, to the holders of American Pacific Bank common stock.

Very truly yours,

/s/ Wells Fargo Securities, LLC

WELLS FARGO SECURITIES, LLC

                                  APPENDIX C

                  SECTIONS 711.175, 711.180 AND 711.185 OF
                           THE OREGON BANK ACT

                                                                    APPENDIX C

                   TITLE 53.  FINANCIAL INSTITUTIONS
      CHAPTER 711.  MERGER; CONVERSION; SHARE EXCHANGE; ACQUISITION;
                        LIQUIDATION; INSOLVENCY
            MERGER; CONVERSION; SHARE EXCHANGE; ACQUISITION
                  MERGER, SHARE EXCHANGE AND ACQUISITION

711.175. Stockholder's right to dissent to merger, share exchange or transfer of assets or liabilities.

   (1) A stockholder of an Oregon stock bank may dissent from the following:
    (a) A plan of merger pursuant to which the Oregon stock bank is not the resulting insured institution;

    (b) A plan of merger pursuant to which the Oregon stock bank is the resulting insured stock institution and the number of its voting shares outstanding immediately after the merger, plus the number of shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will exceed by more than 20 percent the total number of voting shares of the resulting insured stock institution outstanding immediately before the merger;

    (c) A plan of share exchange pursuant to which the Oregon stock bank in which the stockholder owns shares is acquired; and

    (d) An acquisition transaction requiring such stockholder's approval pursuant to ORS 711.170 (5).

    (2) To perfect a stockholder's right to dissent to a transaction described in subsection (1) of this section, the stockholder must send or deliver a notice of dissent to the Oregon stock bank prior to or at the meeting of the stockholders at which the transaction is submitted to a vote, or the stockholder must vote against such transaction.

    (3) A stockholder shall not dissent as to less than all the shares registered in the name of the stockholder, except a stockholder holding, as a fiduciary or nominee, shares registered in the stockholder's name for the benefit of more than one beneficiary, may dissent as to less than all of the shares registered in the fiduciary or nominee's name if any dissent as to the shares held for a beneficiary is made as to all the shares held by the fiduciary for that beneficiary or nominee. The fiduciary's rights shall be determined as if the shares to which the fiduciary has dissented and the other shares are registered in the names of different stockholders.

711.180. Rights of stockholder dissenting to merger, share exchange or transfer of assets or liabilities; demand required; notice and offer to pay for shares; costs of appraisal of shares; when rights not applicable.

    (1) Any stockholder of an Oregon stock bank who dissented to a transaction listed under ORS 711.175 (1) and who desires to receive the value in cash of those shares, shall make written demand upon the Oregon stock bank or its successor and accompany the demand with the surrender of the share certificates, properly indorsed within 30 days after the stockholders' meeting at which a vote to approve such transaction involving an Oregon stock bank was taken.

Any stockholder failing to make written demand within the 30-day period shall be bound by the terms of the proposed plan of merger, plan of share exchange or acquisition transaction agreement.

    (2) Within 30 days after a transaction listed under ORS 711.175 (1) is effected, the Oregon stock bank or its successor shall give written notice thereof to each dissenting stockholder who has made demand under this section at the address of the stockholder on the stock record books of the Oregon stock bank, and shall make a written offer to each such stockholder to pay for the shares at a specified price in cash determined by the Oregon stock bank or its successor to be the fair value of the shares as of the effective date of the transaction. The notice and offer shall be accompanied by a statement of condition of the Oregon stock bank, the shares of which the dissenting stockholder held, as of the latest available date and not more than four months prior to the consummation of the transaction, and a statement of income of the Oregon stock bank for the period ending on the date of the statement of condition.

    (3) Any stockholder who accepts the offer of the Oregon stock bank or its successor within 30 days following the date on which notice of the offer was mailed or delivered to dissenting stockholders shall be paid the price per share offered, in cash, within 30 days following the date on which the stockholder communicates acceptance in writing to the Oregon stock bank or its successor. Upon payment, the dissenting stockholder shall cease to have any interest in the shares previously held by the stockholder.

    (4) If, within 30 days after notice of the offer, one or more dissenting stockholders do not accept the offer of the Oregon stock bank or its successor or if no offer is made, then the value of the shares of the dissenting stockholders who have not accepted the offer shall be ascertained, as of the effective date of the transaction, by an independent, qualified appraiser chosen by the Director of the Department of Consumer and Business Services. The valuation determined by the appraiser shall govern and the appraiser's valuation of such shares shall not be appealable except for one or more of the reasons set forth in ORS 36.705 (1)(a) to (d) for vacation of an arbitrator's award, and for one of the grounds for modification or correction of an arbitrator's award under ORS 36.710. Any such appeal must be made within 30 days after the date of the appraiser's valuation and is subject to ORS 183.415 to 183.500. The Oregon stock bank or its successor shall pay the dissenting shareholders the appraised value of the shares within 30 days after the date the appraiser sends the Oregon stock bank or its successor written notice of the appraiser's valuation.

    (5) The director shall assess the reasonable costs and expenses of the appraisal proceeding equally to the Oregon stock bank or its successor and to the dissenting shareholders, as a group, if the amount offered by the Oregon stock bank or its successor is between 85 percent and 115 percent of the appraised value of the shares. The director shall assess the reasonable costs and expenses of the appraisal proceeding and the reasonable costs and expenses, including attorney fees and costs, of the Oregon stock bank or its successor to the dissenting stockholders, as a group, if the amount offered by the Oregon stock bank or its successor is 115 percent or more of the appraised value of the shares. The director shall assess the reasonable costs and expenses of the appraisal proceeding and the reasonable costs and expenses, including attorney fees and costs, of the dissenting shareholders, as a group, to the Oregon stock bank or its successor if the amount offered by the Oregon stock bank or its successor is 85 percent or less of the appraised value of the shares. The director's decision regarding assessment of fees and costs may be appealed as provided in ORS 183.415 to 183.500.

    (6) Amounts required to be paid by the Oregon stock bank or its successors, or the dissenting shareholders under this section shall be paid within 30 days after the director's assessment of any fees or costs becomes final or, if the director's decision is appealed, within 30 days after a final determination of such fees and costs is made.

    (7) The director may require, as a condition of approving a transaction listed in ORS 711.175 (1), the replacement of all or a portion of the stockholders' equity of an Oregon stock bank expended in payment to dissenting stockholders under this section.

    (8) A stockholder may not receive the fair value of the stockholder's shares under this section:

    (a) If the plan of merger provides that all stockholders of the resulting insured stock institution receive common stock of a holding company pursuant to a merger with an interim Oregon stock bank chartered under ORS 707.025, and the stockholder's Oregon stock bank and the interim Oregon stock bank are the only parties to the merger; or (b) If the shares held by the dissenting stockholder immediately before the effective date of a transaction listed in ORS 711.175 (1) are listed on any national securities exchange or are included on the list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System.

711.185. Stockholder withdrawal of demand for payment for shares made under ORS 711.180.

    (1) A dissenting stockholder making a demand under ORS 711.180 may withdraw the demand if:
    (a) The Oregon stock bank or its successor consents to the withdrawal; or

    (b) The dissenting stockholder pays such stockholder's pro rata share of the appraisal costs and the Oregon stock bank's reasonable costs and expenses, including attorney fees and costs.

    (2) When a dissenting stockholder withdraws the demand under subsection
(1) of this section, the stockholder's status as a stockholder shall be restored, without prejudice to any corporate proceedings taking place in the interim.

                                  APPENDIX D

            AMERICAN PACIFIC BANK'S ANNUAL REPORT ON FORM 10-KSB
                  FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                  APPENDIX D

                      THE FEDERAL DEPOSIT INSURANCE CORPORATION
                               550 17th Street, N.W.
                              Washington, D.C. 20429

                                   Form 10-KSB

(Mark One)
     [ X ] Annual Report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2004.

     [   ]  Transition Report pursuant to section 13 or 15(d) of the
            Securities Exchange Act of 1934 for the transition period from
                     to       .
            -------   ------

Commission File No. N/A                     American Pacific Bank
                    ---                     ---------------------
                                (Name of small business issuer in its charter)

Oregon                                                  93-0737742
------                                                  ----------
(State or other jurisdiction of
  incorporation or organization)             (I.R.S. Employer Identification)

315 SW Fifth Avenue
Portland, Oregon                            97204
----------------                            -----
(Address of principal executive offices)  (Zip Code)

Issuer's telephone number, including area code: (503) 221-5801
                                                --------------
Securities registered under Section 12(b) of the Act:   None
                                                        ----
Name of each exchange on which registered:   None
                                             ----
  Securities registered pursuant to Section 12(g) of the Act:

                           Class B Common Stock
                           --------------------
                             (Title of Class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to the filing requirements for the past 90 days.
    Yes       No  X
       -----    -----

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10KSB
or any amendment to this Form 10-KSB. [    ]

Issuer's revenues for its most recent fiscal year were $8,996,350.

The aggregate market value of the voting stock held by non-affiliates of the registrant was approximately $17,012,468 using the average bid and asked prices from the 30-day period ended January 31, 2005.

As of January 31, 2005, 2,804,618 shares of Class B Common Stock, no par value per share, were issued and outstanding.

Documents incorporated by reference: NONE

                               TABLE OF CONTENTS
PART I

Item 1. Business                                                     4
        General                                                      4
        Business Description                                         4
        Deposit Services                                             4
        Loan Services                                                5
        Credit Card Program                                          6
        Special Services                                             6
        Markets                                                      7
        Competition                                                  7
        Employees                                                    8
        Supervision and Regulation                                   8
Item 2. Properties                                                  12
Item 3. Legal Proceedings                                           12
Item 4. Submission of Matters to a Vote of Security Holders         12

PART II
Item 5. Market for Common Equity and Related Stockholder Matters    12
Item 6. Management's Discussion and Analysis of Condition
        and Results of Operations                                   14
        Overview                                                    14
        Forward Looking Statements                                  14
        Selected Financial Data                                     15
        Financial Highlights                                        16
        Critical Accounting Policies and Estimates                  16
        Results of Operations                                       18
        Financial Condition                                         21
Item 7. Financial Statements and Supplementary Data                 32
Item 8. Changes in and Disagreements with Accountants on
        Accounting and Financial Disclosure                         32
Item 8A Controls and Procedures                                     32

PART III
Item 9. Directors and Executive Officers                            33
Item 10.Executive Compensation                                      33
Item 11.Security Ownership of Certain Beneficial Owners
        and Management                                              33
Item 12.Certain Relationships and Related Transactions              33
Item 13.Exhibits, Financial Statement Schedules, and Reports
        on Form 8-K                                                 33
Item 14.Principal Accountant Fees and Services                      34

SIGNATURES                                                          35

FINANCIAL STATEMENTS                                                39

EXHIBITS                                                            --

PART I

Item 1. Business

General

     American Pacific Bank (the "Bank") is organized and operates under the laws of the State of Oregon as a commercial bank. The Bank's deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") and the Bank is regulated by both the FDIC and the Oregon Division of Finance and Corporate Securities under the Department of Consumer and Business Services.

     The Bank opened for business on December 6, 1979 in Aumsville, Oregon under the name Santiam Valley Bank. In 1988, the Bank changed it name to American Pacific Bank. Until 1998, the Bank had its main office in Aumsville, one branch in Mill City, Oregon and a real estate loan production office serving the Portland metropolitan areas. In 1998, the Bank moved its headquarters to Mill City and in May 1999, the Bank relocated to Portland, at which time it closed its Mill City branch and began serving Mill City customers from the Aumsville branch. In January 2000, the Bank moved its main branch and head office to its current ground floor location in Portland's downtown financial district. In September 2000, the Bank introduced full Internet banking services, including bill payment through its online delivery channel called American Online Pacific Bank (www.apbank.com). In March 2001 the Bank opened its eastside branch in Wood Village, Oregon inside a Wal-Mart store.

     At the 2003 annual shareholders' meeting, shareholders approved the formation of a bank holding company. The Bank never completed the regulatory process to finalize the holding company formation. On November 9, 2004, the Bank announced that it had entered into a definitive agreement to merge into Riverview Community Bank, a wholly-owned subsidiary of Riverview Bancorp Inc. The merger is conditioned on receipt of regulatory and shareholder approval. Upon closing of the merger, American Pacific Bank's shareholders will receive either cash or shares of Riverview Bancorp's common stock in exchange for their shares of American Pacific Bank common stock. There can be no assurances that the proposed merger will receive all requisite approvals or will be consummated.

Business Description

     The Bank provides banking services to businesses, individuals, and professionals in the Portland metropolitan area and the mid-Willamette Valley area, west of the Cascade Mountain range and east of the suburbs of Salem. In addition, the Bank provides full service real estate lending operations in Portland, Oregon, as well as a nationwide credit card program.

     The Bank offers a broad range of banking services, from traditional services found at larger commercial banks to specialized, niche-oriented services designed to focus on certain customer populations. Several personal and business checking account options are made available by the Bank.

Deposit Services

     The Bank's deposit services include savings accounts, checking accounts, individual retirement accounts (IRAs), money market accounts, and several certificate of deposit options, including a step-up certificate that allows for the interest rate to increase to market rate (if rates rise) once during the term of the certificate.

Loan Services

     The Bank's loan services include short and medium-term commercial loans, commercial credit lines, construction and real estate loans with an emphasis on pre-sold residential construction and long-term financing, permanent mortgages, personal loans, and secured and unsecured credit cards.

     The Bank's policy is to avoid undue concentrations of credit risk. At December 31, 2004 and 2003, respectively, the loan portfolio consisted of the following:



                                       As of December 31,
                     --------------------------------------------------------
Loan Type                      2004                         2003
                     ------------------------       -------------------------
                      Amount       % of Loans       Amount         % of Loans
                     ----------    ----------       ----------     ----------
Commercial          $ 86,628,120      79.6%         $ 80,563,270      81.1%
Real estate -
 construction         16,603,763      15.3%           11,739,068      11.8%
Real estate -
 permanent             1,876,387       1.7%            3,132,975       3.2%
Credit cards           3,563,127       3.3%            3,845,903       3.9%
Installment               68,417       0.1%               79,424       0.1%
Overdraft Accounts        61,121       0.1%               38,355       0.0%
                    ------------     -----          ------------     -----
TOTAL               $108,800,935     100.0%         $ 99,398,995     100.0%
                    ============     =====          ============     =====

     Over the past four years, the Bank has refocused its lending activities to concentrate on real estate and small business lending activities to small and medium sized business, with the goal of providing a more diverse loan portfolio. In June 2000, the Bank opened its Small Business Lending Department to pursue small business loans in the Portland market. To further concentrate its efforts on real estate and small business loans, in January 2003, the Bank closed its Mortgage Department. Currently, only a small segment of the Bank's loan portfolio is comprised of owner-occupied residential real estate loans.

     Real Estate Loans. The Bank's Real Estate Lending Division provides interim construction loans, commercial real estate loans, and custom residential construction loans with an emphasis on pre-sold projects. The Bank participates with other banks in certain large construction and commercial real estate loans, many of which the Bank originates.

     The Bank has cultivated relationships with several established residential and commercial builders. During fiscal year 2004, these relationships resulted in the financing of 49 commercial real estate projects and residential projects. In the year 2004, the Real Estate Department originated loans totaling $37,420,050, which is equal to 34.87% of the total loan portfolio at year-end.

     Commercial Loans. The Business Lending Department provides working capital lines of credit, term financing, and SBA loans to small to medium sized businesses, along with cash management deposit products and merchant services. As of December 31, 2004, small business loans totaled $6,046,447, which comprised 5.6% of the total loan portfolio.

     Consumer Loans. The Bank also provides personal loans for automobiles, recreational vehicles, boats, and other large consumer goods. The Bank offers individual secured credit cards, as well as secured business credit cards, in order to accommodate the credit needs of its customers and expand its asset base. As of December 31, 2004, consumer loans, including credit card relationships, totaled $3,631,544, which comprised 3.3% of the total loan portfolio.

Credit Card Program

     General. The Bank's credit card program involves marketing, establishing, and servicing consumer credit card accounts. The credit cards are fully or partially secured with deposits in the Bank. As such, the Bank's credit criteria qualifies applicants who would not otherwise qualify for conventional, unsecured credit cards.

     Security for Credit Card Loans. The Bank's credit card portfolio contains predominantly three types of credit card loans: secured credit card loans, partially secured credit card loans (known as "flips") and unsecured credit card loans. Flips are accounts that have graduated from secured accounts to become partially unsecured with the passage of time due to the customer's creditworthiness. Each secured card is partially or fully backed by a time deposit or a savings account equal to the credit limit for that card. As of December 31, 2004, the Bank held $4,763,438 in credit card secured deposits and $1,836,434 in secured and partially secured credit card loans.

     Since 1997, the Bank has contracted with Western States Bankcard Association ("WSBA"), an unaffiliated corporation, to report and process the Bank's credit card portfolio. The Bank realizes all fees and finance charge income from the portfolio, and assumes all risk management responsibilities including collection and due diligence procedures. WSBA provides all other portfolio processing requirements, including customer service support. WSBA is compensated on a flat fee per account processed basis.

     From time to time, the Bank has purchased credit card portfolios from other parties. Generally, after the first year of purchase, the Bank pays a rebate to the seller of 0.5% of net sales on accounts that were acquired. The Bank also maintains certain co-branded credit card programs with other institutions. These cards are promoted by both parties, and the Bank pays a one-time fee for each approved account application referred by the other party, as well as a percentage of net sales on approved accounts. Co-branded credit card balances totaled $1,639,662, as of December 31, 2004.

     The Bank has an agreement with eBanker (an internet company in which the Bank's Chairman and controlling shareholder has a controlling interest) to issue co-branded credit cards. Although the agreement with eBanker was never formally terminated, there has never been any activity between the two entities pursuant to the agreement and the parties consider the agreement inactive.

     Riverview Community Bank has indicated that after the merger, it intends to sell American Pacific's credit card portfolio, which as of December 31, 2004 totaled $3,563,127.

Special Services

     The Bank offers a night depository and a 24-hour automated teller machine
(ATM) at its Portland, Aumsville and Wood Village locations, with access through the Cirrus and Star Systems. Other special services include personalized checks at account opening, overdraft protection from a savings account, conventional credit cards, drive-up commercial banking at the Aumsville branch, automatic transfers and payments, night deposit and bank-by-mail. The Bank also offers internet banking through American Online Pacific Bank (www.apbank.com), a fully transactional home banking delivery channel that provides account access and bill paying services. The contents of the Bank's website are not incorporated by reference within this document.

Markets

     The Bank's primary market includes the Portland metropolitan area, and the agricultural and forest product-based communities in the mid-Willamette Valley, west of the Cascade Mountain range and east of the suburbs of Salem. Consequently, the Bank is dependent on the economic health of those communities. However, the combination of urban and rural market areas permits the Bank to diversity its economic ties.

Competition

     The banking business in Oregon is highly competitive with respect to both loans and deposits. The Bank has three primary market areas: (1) the Portland metropolitan area, (2) the east Portland suburbs surrounding Wood Village, and
(3) the section of the mid-Willamette Valley surrounding Aumsville, located roughly eight miles east of Salem, Oregon. American Pacific is the only bank serving customers in the Aumsville area. Competition in the Portland metropolitan area, which impacts the Bank's Portland branch is very competitive. The Bank's newest branch (inside a Wal-Mart store) in Wood Village, which is approximately 16 miles east of Portland, is also faced with keen competition from surrounding banks. The Bank's branches compete with other commercial banks, savings and loan associations, savings banks, credit unions, mortgage companies and other financial institutions.

     According to the FDIC, as of January 19, 2005, there were 24 FDIC insured financial institutions, with a total of 162 offices in Portland. The deposit base in the city of Portland as of June 30, 2004, was $12.8 billion. The Portland banking market is dominated by the large out-of-state banks, such as Wells Fargo, U.S. Bank, Key Bank, Washington Mutual, and Bank of America. Due to their size, these banks offer their customers nearly state-wide banking facilities, an extensive ATM network, and higher lending capabilities. Corporate lending in the Portland market is dominated by these substantially larger banks; however, management believes that the Bank has found niche markets in which it competes favorably, such as real estate construction.

     In the Troutdale, Oregon area, of which Wood Village is in the near vicinity, there are four FDIC insured banks with a total of five branches. American Pacific Bank is the only community bank located in that area. The other banks in the area are large out-of-state banks.

     Credit unions present a significant competitive challenge for the Bank's services and products in the metropolitan area. As credit unions currently enjoy an exemption from taxes, they are able to offer higher deposit rates and lower loan rates than the Bank can on a comparable basis. Credit unions are also not currently subject to certain regulatory constraints, such as the Community Reinvestment Act, which, among other things, requires the Bank to implement procedures to make and monitor loans throughout the communities it serves. Adhering to such regulatory requirements raises the costs associated with our lending activities, and reduces potential operating profits. Accordingly, the Bank seeks to compete by focusing on building customer relations, providing superior service and offering a wide variety of commercial banking products that do not compete directly with products and services offered by credit unions, such as commercial real estate loans, inventory and accounts receivable financing, and SBA loans for qualified businesses.

     Competition for the Bank's credit card business comes from many banking and non-banking entities, both in Oregon and nationwide. The level of competition for the secured credit card business is intense, and it is expected to remain competitive in the future.

Employees

     As of December 31, 2004, the Bank had 31 full-time equivalent employees. None of these are represented by labor unions and the Bank considers its employee relations to be excellent. A number of benefit programs are available to eligible employees including group medical plans, a 401(k) plan, paid sick leave, and paid vacation.

Supervision and Regulation

     General. The Bank is extensively regulated under federal and state law. These laws and regulations are generally intended to protect depositors and customers, not shareholders. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory or regulatory provisions. Any change in applicable laws or regulations may have a material effect on the Bank's business and prospects. The Bank cannot accurately predict the nature or the extent of the effects on our business and earnings that fiscal or monetary policies, or new federal or state legislation may have in the future.

     As a state chartered bank with deposits insured by the FDIC, the Bank is subject to the supervision and regulation of the Oregon Department of Consumer and Business Services and the FDIC. These agencies may prohibit the Bank from engaging in what the regulators believe constitute unsafe or unsound banking practices. The primary state regulator regularly examines the Bank or participates in joint examinations with the federal regulator. Areas subject to review by federal authorities include the allowance for credit losses, investments, loans, mergers, payments of dividends, establishment of stores and other aspects of operations.

     Safety and Soundness Standards. The FDIC has adopted non-capital safety and soundness standards for institutions under its authority. These standards cover internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, and standards for asset quality, earnings and investment securities valuation. An institution that fails to meet these standards must develop a plan acceptable to the agency, specifying the steps that it will take to meet the standards. Failure to submit or implement such a plan may subject the institution to regulatory sanctions. Management believes that the Bank is in substantial compliance with these standards.

     Regulation of Management. Federal law (1) establishes the circumstances under which officers or directors of a bank may be removed by the institution's federal supervisory agency, (2) places restraints on lending by a bank to its executive officers, directors, or principal shareholders, and
(3) prohibits management personnel of a bank from serving as a director or assuming other management positions with another financial institution whose assets exceed a specified amount or which has an office within a specified geographic area.

     Insider Credit Transactions. Banks are also subject to certain restrictions imposed by the Federal

Reserve Act on extensions of credit to executive officers, directors, principal shareholders or any related interest of such persons. Extensions of credit must be made on substantially the same terms, including interest rates and collateral as, and follow credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with persons not affiliated with the bank, and must not involve more than the normal risk of repayment or present other unfavorable features. Banks are also subject to certain lending limits and restrictions on overdrafts to such persons. A violation of these restrictions may result in the assessment of substantial civil monetary penalties on the affected bank or any officer, director, employee, agent or other person participating in the conduct of the affairs of that bank, the imposition of a cease and desist order, and other regulatory sanctions.

     Tie-In Arrangements. The Bank cannot engage in certain tie-in arrangements in connection with any extension of credit, sale or lease of property or furnishing of services. For example, with certain exceptions, the Bank may not condition an extension of credit to a customer on either (1) a requirement that the customer obtain additional services provided by it or (2) an agreement by the customer to refrain from obtaining other services from a competitor.

     Community Reinvestment. The Community Reinvestment Act ("CRA") requires that, in connection with examinations of financial institutions within its jurisdiction, the FDIC evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or new facility. The Bank's current CRA rating is "Satisfactory."

     Deposit Insurance. The Bank's deposits are currently insured to a maximum of $100,000 per depositor through the Bank Insurance Fund ("BIF"), administered by the FDIC. The Bank is required to pay semi-annual deposit insurance premium assessments to the FDIC. Assessments are based on how much risk a bank is deemed to present to the BIF. Banks with higher levels of capital and a low degree of supervisory concern are assessed lower premiums than banks with lower levels of capital or involving a higher degree of supervisory concern. The Bank qualifies for the lowest premium level, and currently pays only the statutory minimum rate.

     Dividends. Under the Oregon Bank Act, the Bank is subject to restrictions on the payment of cash dividends. A bank may not pay cash dividends if that payment would reduce the amount of its capital below that necessary to meet minimum applicable regulatory capital requirements. In addition, the amount of the dividend may not be greater than its net unreserved retained earnings, after first deducting to the extent not already charged against earnings or reflected in a reserve, all bad debts, which are debts on which interest is unpaid and past due at least six months; all other assets charged off as required by the Oregon Director or state or federal examiner; and all accrued expenses, interest and taxes. In addition, the appropriate regulatory authorities are authorized to prohibit banks from paying dividends that would constitute an unsafe or unsound banking practice. We are not currently subject to any regulatory restrictions on dividends other than those noted above.

     Capital Adequacy. The federal and state bank regulatory agencies use capital adequacy guidelines in their examination and regulation of banks. If the capital falls below the minimum levels established by these guidelines, a bank may be denied approval to acquire or establish additional banks or non-bank businesses or to open new facilities.

     The FDIC has adopted risk-based capital guidelines for banks. The risk-based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. The capital adequacy guidelines limit the degree to which a holding company or bank may leverage its equity capital. As of December 31, 2004, the Bank was "well-capitalized."

     Effects of Government Monetary Policy. The Bank's earnings and growth are affected not only by general economic conditions, but also by the fiscal and monetary policies of the federal government, particularly the Federal Reserve. The Federal Reserve can and does implement national monetary policy for such purposes as curbing inflation and combating recession, by its open market operations in U.S. Government securities, control of the discount rate applicable to borrowings from the Federal Reserve, and establishment of reserve requirements against certain deposits. These activities influence growth of bank loans, investments and deposits, and also affect interest rates charged on loans or paid on deposits. The nature and impact of future changes in monetary policies and their impact on us cannot be predicted with certainty.

     Regulatory Structure of the Financial Services Industry. Federal laws and regulations governing banking and financial services underwent significant changes in recent years and are subject to significant changes in the future. From time to time, legislation is introduced in the United States Congress that contains proposals for altering the structure, regulation, and competitive relationships of the nation's financial institutions. If enacted into law, these proposals could increase or decrease the cost of doing business, limit or expand permissible activities, or affect the competitive balance among banks, savings associations, and other financial institutions. Whether or in what form any such legislation may be adopted or the extent to which our business might be affected thereby cannot be predicted.

     Financial Services Modernization. Of particular significance, Congress enacted the Gramm-Leach- Bliley Act (the "GLB Act") in December 1999. The GLB Act repealed sections of the Banking Act of 1933, commonly referred to as the Glass-Steagall Act, that prohibited banks from engaging in securities activities, and prohibited securities firms from engaging in banking. The GLB Act created a new form of holding company, known as a financial holding company, that is permitted to acquire subsidiaries that are variously engaged in banking, securities underwriting and dealing, and insurance underwriting. The GLB Act also includes provisions to protect consumer privacy by prohibiting financial services providers from disclosing non-public personal, financial information to unaffiliated parties without the consent of the customer, and by requiring annual disclosure of the provider's privacy policy.

     Interstate Banking and Branches. Legislation enacted by Congress in 1995 permits interstate banking and branching, which allows banks to expand nationwide through acquisition, consolidation or merger. Under this law, an adequately capitalized bank holding company may acquire banks in any state or merge banks across state lines if permitted by state law. Further, banks may establish and operate branches in any state subject to the restrictions of applicable state law. Under Oregon law, an out-of-state bank or bank holding company may merge with or acquire an Oregon state chartered bank or bank holding company if the Oregon bank, or in the case of a bank holding company, the subsidiary bank, has been in existence for a minimum of three years, and the law of the state in which the acquiring bank is located permits such merger. Branches may not be acquired or opened separately, but once an out-of-state bank has acquired branches in Oregon, either through a merger with or acquisition of substantially all the assets of an Oregon bank, the acquirer may open additional branches.

     USA Patriot Act of 2001. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA Patriot Act") effects banks by prohibiting banks from providing correspondent accounts directly to foreign shell banks; imposing due diligence requirements on banks opening or holding accounts for foreign financial institutions or wealthy foreign individuals; requiring financial institutions to establish an anti-money-laundering compliance program, and eliminating civil liability for persons who file suspicious activity reports.

     The USA Patriot Act also increases governmental powers to investigate terrorism, including expanded government access to account records. The Department of the Treasury is empowered to administer and make rules to implement the Act. While the USA Patriot Act has increased the Bank's record keeping and reporting expenses, management does not believe that the Act has had a material adverse effect on our business and operations.

     Corporate Governance Reform. The Sarbanes-Oxley Act of 2002, (the "SOA") was enacted in response to public concerns regarding corporate accountability in connection with the recent accounting scandals at various large publicly traded companies. The stated goals of the act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The SOA generally applies to all companies, both U.S. and non-U.S., that file or are required to file periodic reports with the Securities and Exchange Commission ("SEC"), under the Securities Exchange Act of 1934 ("Exchange Act").

     The SOA includes specific additional disclosure requirements and new corporate governance rules and requires the SEC and securities exchanges to adopt extensive additional disclosure, corporate governance and other related rules. The SOA Act represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to state corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.

     The SOA addresses, among other matters, (1) board audit committees; (2) certification of Exchange Act reports by the chief executive officer and the chief financial officer; (3) the forfeiture of bonuses or other incentive-based compensation and securities trading profits by directors and executive officers in the twelve-month period following initial publication of any financial statements that later require restatement; (4) disclosure of off-balance sheet transactions; (5) expedited reporting of stock transactions by insiders; (6) disclosure of a code of ethics, if any, and changes or waivers of such code; (7) the formation of a Public Accounting Oversight Board; (8) auditor independence; and (9) increased criminal penalties for violations of securities laws.

     Provisions of the Sarbanes-Oxley Act become effective at various times during the 18 months beginning July 30, 2002. The SEC has been delegated the task of adopting rules to implement various provisions, including disclosure in periodic filings pursuant to the Exchange Act. Also, in response to the Sarbanes-Oxley Act, the NASD has adopted new standards for listed companies many of which the Bank, as a small business issuer, will not be subject to until after July 31, 2005.

Item 2. Properties

     The Aumsville branch and the credit card department are located in a 4,900 square foot building owned by the Bank in downtown Aumsville. The net book value of the Aumsville branch as of December 31, 2004, was $167,183.

     The Portland branch, the construction/commercial real estate loan department, and credit card department are housed in a 5,221 square foot office on the ground floor of a high-rise building in Portland's downtown financial district, while the executive offices and the small business lending department are located on the second floor of the same building with 4,083 square feet. The lease on the Portland offices expires in January 2009. Monthly base rent is approximately $15,800 a month.

     The eastside Wood Village Bank branch is located in a 528-square-foot space inside a Wal-Mart store. The monthly rent is $2,150 for a five-year lease term, which expires January 31, 2006. The lease is renewable for two subsequent five-year terms.

     The Bank also has a 35.71% ownership interest in a 4.73 acre property located in Lebanon, Oregon, which it acquired upon default of a loan. An environmental assessment report dated October 15, 2004 confirmed the existence of petroleum hydrocarbons in the soil and ground water on the property. The Bank does not record any value for this property on its books and instead has recorded a $30,000 reserve to cover potential environmental liability associated with the property. This reserve was reduced from $100,000, as recorded as of September 30, 2004, due to subsequent clean-up estimate received by the Bank. The Bank has received two environmental clean-up estimates, which collectively range from $80,000 to $500,000. Management believes that the lower-cost is a reasonable assessment of the Bank's share of the ultimate cost and that other owners of the property will assume responsibility for and will be capable of paying their share of the clean-up costs. The reserve amount was based on the Bank's share of the estimated $80,000 clean-up costs.

Item 3. Legal Proceedings

     The Bank normally has pending routine litigation related to collecting on secured and unsecured credit arrangements. Such litigation may involve claims or counterclaims against the Bank, including claims for punitive damages in addition to other specific relief. The Bank is not currently involved in any litigation which management believes could have a material adverse impact on the Bank's financial condition or result of operations.

Item 4. Submission of Matters to a Vote of Security Holders

     The Bank did not submit any matters to a vote of the stockholders during the final quarter of fiscal year 2004.

PART II

Item 5. Market for Registrant's Common Equity and Related Stockholder Matters

     The Bank's Common Stock has been listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small Cap market since March 26, 1990. Since November 15, 2000 the common stock has been listed under the symbol AMPB.

     As of January 31, 2005, there were 2,804,618 shares of the common stock outstanding and there were 259 shareholders of record estimated to represent approximately 850 beneficial holders. On January 31, 2005, the closing price was $11.35.

     The following table sets forth the high and low closing bid quotations on NASDAQ for each quarterly period in the two fiscal years ended December 31, 2004, and 2003. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.



                                        Year Ended December 31,
                            ----------------------------------------------
                                   2004                         2003
                            ------------------            ----------------
                             High        Low              High        Low
                             ----        ---              ----        ----

Fourth Quarter           $  11.91    $  9.51           $  8.50     $  7.05
Third Quarter                9.94       8.25              7.99        6.70
Second Quarter              11.69       8.90              7.57        5.65
First Quarter               11.75       8.07              6.00        4.90


     The Bank has not paid dividends on its common stock and the Bank does not expect to pay cash dividends in the foreseeable future. The Bank intends to invest funds otherwise available for dividends, if any, on funding loan activity and providing additional liquidity for the Bank operations.

Equity Compensation Plan Information as of December 31, 2004

-------------------------------------------------------------------------
                  (a)               (b)                    (c)
-------------------------------------------------------------------------
Plan
----
Category
--------         Number of          Weighted-average        Number of
                 securities         exercise price of       securities
                 to be issued       outstanding options,    remaining
                 upon exercise      warrants and rights     available
                 of outstanding                             for future
                 options, warrants                          issuance
                 and rights.                                under
                                                            equity
                                                            compensation
                                                            plans excluding
                                                            securities
                                                            reflected in
                                                            column (a)
-------------------------------------------------------------------------
Equity
compensation
plans
approved by
security holders


-------------------------------------------------------------------------
2000 Stock
Option Plan       126,500                 $5.04                  68,500

-------------------------------------------------------------------------
Equity
compensation
plans not
approved by
security holders     none                  none                    none
-------------------------------------------------------------------------
Total             126,500                 $5.04                  68,500
-------------------------------------------------------------------------

Item 6. Management's Discussion and Analysis of Condition and Results of Operations

Overview

     The purpose of this discussion and analysis is to provide the reader with a description of the Bank's results of operations for the fiscal years ended December 31, 2004 and December 31, 2003 and financial condition as of the end of those periods. The following discussion should be read in conjunction with the Bank's audited financial statements and the notes thereto included elsewhere in this report.

     The Bank conducts a general commercial banking business, gathering deposits from the general public and applying those funds to the origination of loans for commercial, real estate, and consumer purposes and to investments. The Bank's profitability depends primarily on net interest income, which is the difference between interest income generated by interest-earning assets (principally loans and investments) and interest expense incurred on interest-bearing liabilities (principally customer deposits and borrowed funds). Net interest income is affected by the difference (the "interest rate spread") between interest rates earned on interest-earning assets and interest rates paid on interest-bearing liabilities, and by the relative amounts of interest-earning assets and interest-bearing liabilities.

     To a lesser extent, the Bank's profitability is also affected by such factors as the level of noninterest income and expenses, the provision for loan losses, and the provision for income taxes. Noninterest income consists primarily of service charges and fees on deposit accounts. Noninterest expense consists primarily of salaries and employee benefits, professional fees, equipment expenses, occupancy-related expenses, communications, advertising and other operating expenses.

     As of December 31, 2004, the Bank had total assets of $122.6 million, total deposits of $86.4 million and stockholders' equity of $18.6 million. As of December 31, 2003 and 2002, total assets were $108.3 million and $100.4 million; total deposits were $84.0 million and $79.5 million, and stockholders' equity was $11.3 million and $8.6 million, respectively. American Pacific Bank's net income for years ended December 31, 2004, 2003 and 2002 was $1.6 million, $1.4 million and $1.1 million, respectively. American Pacific Bank's year 2004 net income represents the fourth consecutive year of increasing net income. For the year ended December 31, 2004, the Bank's return on average assets was 1.37% and return on average equity was 10.77%, as compared to 2003 and 2002, when return on average assets was 1.27% and 1.23% and return on average equity was 14.35% and 14.70%, respectively.

     On November 9, 2004, the Bank entered into a definitive merger agreement to merge into Riverview Community Bank, a wholly-owned subsidiary of Riverview Bancorp, Inc. The Bank is currently in the process of seeking regulatory approval for the merger and will hold a special meeting of shareholders to seek shareholder approval of the merger. If regulatory and shareholder approval is obtained, the parties expect the merger to close in late March or early April 2005.

Forward Looking Statements

     In addition to the historical information, this report contains certain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (PSLRA). Statements that expressly or implicitly predict future results, performance or events are forward-looking statements. The forward-looking statements contained in the report are subject to factors, risks, and uncertainties that may cause actual results to differ materially from those projected. Important factors that might cause such a material difference include, but are not limited to: whether the merger with Riverview Community Bank closes; general economic conditions; regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive factors, including increased competition with community, regional, and national financial institutions; fluctuating interest rate environments; and other factors described in this and other reports filed by the Bank with the Federal Deposit Insurance Corporation. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of the statement. The Bank undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this report.

Selected Financial Data

     The following table sets forth certain information concerning the financial condition, operating results, and key operating ratios for the Bank at the dates and for the periods indicated. This information does not purport to be complete, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Bank's Financial Statements and Notes thereto.



                            For the Fiscal Years
                             Ended December 31,                   % Change
                        -----------------------------            -----------
(Dollars in thousands)     2004                2003              2004 to 2003
                        ----------         ----------
Operating Results
-----------------
Interest Income         $    8,795         $    8,221                7.0%
Interest Expense             1,987              2,154               (7.8%)
                        ----------         ----------
Net Interest Income          6,808              6,067               12.2%
Provision for Loan Losses      207                267              (22.5%)
Non-interest Income            201                217               (7.4%)
Non-interest Expense         4,135              3,773                9.6%
Net income before taxes      2,667              2,244               18.9%
Income tax                   1,050                852               23.1%
                        ----------         ----------
Net income              $    1,617         $    1,392               16.2%



Per Share Data
--------------
Basic earnings
 per share              $     0.78         $     0.85
Diluted earnings
 per share              $     0.76         $     0.78


Financial Ratios
----------------
Return on average
 assets                       1.37%              1.27%
Return on average
 equity                      10.77%             14.35%
Dividend payout ratio         0.00%              0.00%
Average equity to
 average assets              12.67%              8.88%





Balance Sheet Data
------------------
Total loans (net)       $  107,301         $   97,983                9.5%
Allowance for Loan
 Losses                       (983)              (919)               7.0%
Allowance as a
 percentage of
 total loans                  0.90%              0.92%              (2.4%)
Total Assets               122,593            108,312               13.2%
Total Deposits              86,352             84,020                2.8%


Shareholders' equity        18,604             11,334               64.1%

Financial Highlights

     Net income after taxes for the year ended December 31, 2004 totaled $1,616,904, or $0.76 per diluted share, an increase in income of $225,360, or 16.2% as compared to $1,391,544, or $0.78 per diluted share, in the year ended December 31, 2003. The increase is due primarily to an improved mix of interest bearing liabilities and lower interest expenses as a result of the lower rate environment continuing in 2004. The exercise of outstanding warrants to purchase common stock between March and the end of August 2004 in the total amount of $5,626,500 substantially increased the Bank's shareholders' equity and contributed to its net income by the investment of this additional capital.

     Net interest income for the year was $6,807,807 compared to $6,067,453, an increase of $740,354, or 12.2%. The increase in the net interest income was primarily due to the decrease in interest expense and the continued strong demand in both construction lending and commercial real estate lending.

     Total loans (net of allowance for loan losses) outstanding at December 31, 2004 was $108,800,935. This was an increase of 9,401,940, or 9.5% over
2003. The allowance for loan loss at December 31, 2004 was $982,611 or 0.9% of outstanding loans.

     Total deposits also grew to $86,351,743 at year end 2004 from $84,020,298 at year end 2003, an increase of $2,331,445, or 2.8%.

Critical Accounting Policies and Estimates

     "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as disclosures included elsewhere in this Form 10-KSB, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, management evaluates the estimates used, including the adequacy of the allowance for loan and lease losses, impairment of intangible assets, and contingencies and litigation. Estimates are based upon historical experience, current economic conditions and other factors that management considers reasonable under the circumstances. These estimates result in judgments regarding the carrying values of assets and liabilities when these values are not readily available from other sources as well as assessing and identifying the accounting treatments of commitments and contingencies. Actual results may differ from these estimates under different assumptions or conditions. The following critical accounting policies involve the more significant judgments and assumptions used in the preparation of the financial statements.

     Allowance for loan and lease losses. The allowance for loan and lease losses is established to absorb known and inherent losses attributable to loans and leases outstanding and related off-balance- sheet commitments. The adequacy of the allowance is monitored on an ongoing basis and is based on management's evaluation of numerous factors. These factors include the quality of the current loan portfolio, the trend in the loan portfolio's risk ratings, current economic conditions, loan concentrations, loan growth rates, past-due and non-performing trends, evaluation of specific loss estimates for all significant problem loans, historical charge-off and recovery experience and other pertinent information.

     Stock Options. The Bank applies Accounting Principles Board Opinion No. 25, "Accounting for

Stock Issued to Employees," and related interpretations, in accounting for its stock option plans using the intrinsic value-based method. Accordingly, compensation costs are recognized as the difference between the exercise price of each option and the market price the Bank's stock at the date of each grant. Had compensation cost for the Bank's 2003 grants for stock-based compensation plans been determined consistent with the fair value-based method defined in Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," its net income and earnings per common share for year ended December 31, 2003, would approximate the pro forma amounts shown below. There were no options granted in 2004, and compensation cost for options vesting in 2004, under the fair value-based method, is not significant.


                                            Year Ended  December 31, 2003
                                            -----------------------------
     Net income:

         As reported                                  $    1,391,544
         Pro forma                                    $    1,348,526

     Basic earnings
      per share:

         As reported                                  $         0.85
         Pro forma                                    $         0.82

     Diluted earnings
      per share:

         As reported                                  $         0.78
         Pro forma                                    $         0.76


The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for December 31, 2003:


                                      As of December 31, 2003
                                    ---------------------------
Dividend yield                                  -
Expected life (years)                           5
Expected volatility                         15.27%
Risk-free rate                               1.50%



The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts.

     In December 2004, the Financial Accounting Standards Board (FASB) revised SFAS No. 123, Accounting for Stock Based Compensation. This statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. The Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The cost will be recognized over the period during which an employee is required to
provide service in exchange for the award   the requisite service period
(usually the vesting period). This Statement is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Management estimates that the effect of adopting this Statement will result in the recognition of no additional compensation expense during 2005.


Results of Operations

Average Balances, Interest Rates and Yields
-------------------------------------------

     The following table sets forth certain information relating to the Bank's average interest-earning assets and interest-bearing liabilities and reflects the average yield on assets and average cost of liabilities for the years indicated. The yields and costs are derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods presented. During the periods indicated, nonaccruing loans, if any, are included in the net loan category. The yields and costs include fees, premiums and discounts, which are considered adjustments to yield.

                                                 Years Ended December 31,
                            ------------------------------------------------------------------------
                                       2004                                   2003
                            --------------------------------     -----------------------------------
                                                    Average                                 Average
                                        Interest     Rates                     Interest      Rates
                             Average    Income or   Earned or     Average      Income or    Earned or
                             Balance    Expense      Paid         Balance      Expense       Paid
                           ----------  ----------  ---------    ----------   ----------   ----------
INTEREST EARNING ASSETS:
Taxable Investments       $ 1,952,087 $    50,457     2.58%     $ 2,017,917  $    72,818       3.61%

Federal Funds Sold         11,081,899     142,190     1.28%      13,970,685      133,780       0.96%

Loans:
Commercial                 82,520,778   6,250,714     7.57%      74,068,705    5,889,681       7.95%
Real estate -
 construction              13,664,409   1,154,033     8.45%       9,384,711      892,466       9.51%
Real estate -
 permanent                  2,970,204     232,370     7.82%       3,043,226      232,021       7.62%
Credit Cards                3,486,787     953,960    27.36%       3,730,279      989,763      26.53%
Installment                    81,426       6,530     8.02%          92,155        8,070       8.76%
Overdraft lines                67,500       4,933     7.31%          39,949        2,440       6.11%
                          ----------- -----------               -----------  -----------
Total loans               102,791,104   8,602,540     8.37%      90,359,025    8,014,441       8.87%
                          ----------- -----------               -----------  -----------
Total earning assets      115,825,090                           106,347,627
  Total interest income               $ 8,795,187     7.59%                  $ 8,221,039       7.73%
                                      ===========    =====                   ===========      =====
Allowance for loan losses    (940,286)                             (864,359)

Cash and due from banks     2,375,297                             2,240,467

Other assets                1,163,394                             1,423,402
                         ------------                          ------------
TOTAL ASSETS             $118,423,495                          $109,147,137
                         ============                          ============
INTEREST EARNING LIABILITIES:

Money market and
 NOW accounts            $ 23,682,686 $   241,635     1.02%    $ 20,618,610  $    260,347       1.26%
Savings accounts            3,439,418      13,860     0.40%       2,928,396        20,199       0.69%
Other time deposits        53,214,821   1,279,752     2.40%      56,994,348     1,546,242       2.71%
                         ------------ ------------             ------------  ------------

Total interest bearing
 deposits                  80,336,925   1,535,247     1.91%      80,541,354     1,826,788       2.27%

FHLB long-term borrowings  17,458,470     452,133     2.59%      11,610,959       326,798       2.81%

Total interest-bearing
 liabilities                97,795,39   92,152,313

Total interest expense                $  1,987,380     2.03%                 $  2,153,586       2.34%
                                      ============     ====                  ============       ====
Noninterest bearing
 deposits                   5,057,145                                          6,803,779


Other liabilities             564,196                                            497,221

Stockholders' equity       15,006,759                                          9,693,824
                         ------------                                       ------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY     $118,423,495                                       $109,147,137
                         ============                                       ============




Net interest income                     $6,807,807                           $ 6,067,453
                                        ==========                           ==========
Net interest spread                                    5.56%                                    5.39%
                                                       ====                                     ====
Net interest income to
 earning assets                                        5.88%                                    5.71%
                                                       ====                                     ====


Rate/Volume Analysis

     The following table reflects the extent to which changes in interest income and changes in interest expense are attributable to changes in volume (changes in volume multiplied by the prior-
year rate) and changes in rate (changes in rate multiplied by prior-year volume). Changes attributable to the combined impact of volume and rate have been allocated to rate.



                      For the Year Ended December 31,                  For the Year Ended December 31,
                  -------------------------------------           ----------------------------------------
                           2004 Versus 2003                                    2003 Versus 2002
                  -------------------------------------           ----------------------------------------
                  Change Due    Change Due                          Change Due   Change Due
                   to Rate      To Volume    Total Change             to Rate    to Volume   Total Change
                  ----------   -----------  -------------           ----------   ----------  ------------
Increase
(decrease)
in interest
income:
Federal funds
 sold             $  36,072    $   (27,662)  $     8,410                $ (67,988)   $ 121,729  $    53,741
Investment
 securities         (19,985)        (2,376)      (22,361)                 (22,017)       5,869      (16,148)
Loans:
Commercial         (311,046)       672,079       361,033                 (309,187)   1,316,045    1,006,858
Real estate -
 construction      (145,423)       406,990       261,567                   15,184     (362,013)    (346,829)
Real estate -
 permanent            5,916         (5,567)          349                  (90,635)    (139,694)    (230,329)
Credit cards         28,803        (64,606)      (35,803)                 (94,506)     297,966      203,460
Installment            (600)          (940)       (1,540)                    (469)      (7,707)      (8,176)
Overdraft lines         810          1,683         2,493                      374         (260)         114
                 ----------     ----------    ----------               ----------   ----------   ----------
 Total interest
  income         $ (405,453)    $  979,601    $  574,148               $ (569,242)  $1,231,933   $  662,691
                 ----------     ----------    ----------               ----------   ----------   ----------

Increase
(decrease)
in interest
expense:
Money market
 and NOW
 accounts         $ (57,401)    $   38,689    $ (18,712)                $ (99,740)   $  94,394   $   (5,346)
Savings accounts     (9,864)         3,525       (6,339)                  (20,690)       9,361      (11,329)
Certificates of
 deposit           (163,952)      (102,538)    (266,490)                 (414,223)     280,923     (133,300)
Other borrowings    (39,247)       164,582      125,335                     6,470          559        7,029
                 ----------     ----------   ----------                ----------   ----------   ----------
 Total interest
  expense          (270,465)       104,259     (166,206)                 (528,183)     385,237     (142,946)
                 ----------     ----------   ----------                ----------   ----------   ----------
Change in net
 interest income $ (134,988)    $  875,342   $  740,354                $  (41,059)  $  846,696    $ 805,637
                 ==========    ===========   ==========                ==========   ==========   ==========



Net Interest Income
-------------------

     Net interest income is the difference between total interest income and total interest expense. Several factors contribute to changes in net interest income. These include the effects of the changes in average balances, changes in rates on earning assets and rates paid for interest bearing liabilities, the level of non-interest bearing deposits, stockholder's equity and the level of non-accrual loans.

     Total net interest income was $6,807,807 for the year ended December 31, 2004, an increase of $740,354 or 12.2% over 2003's total of $6,067,453. Of the increase in net interest income, there was an increase in interest income of $574,148 or 7.0%, from $8,221,039 in 2003 to $8,795,187 in 2004 and a decrease in interest expense of $166,206 or 7.7% from $2,153,586 in 2003 to $1,987,380 in 2004. The improvement in net interest income was primarily accomplished through growth in the commercial and real estate construction portfolios and a reduction in both the rates and volume of the Bank's certificate of deposit liabilities. This was partially offset by additional funding received through FHLB borrowing.

     The Bank's net interest margin (interest income minus interest expense) expressed as a percentage of average earning assets increased from 5.39% in 2003 to 5.56% in 2004; and the net average interest margin for loans decreased from 8.87% in 2003 to 8.37% in 2004. Margins and income were benefited by the exercise of outstanding warrants to purchase common stock in the total amount of $5,626,500 between March and the end of August 2004.

Provision for Loan Losses
-------------------------

     The provision for loan losses is the expense associated with increases in the allowance for loan losses. On a monthly basis, management reviews the loan portfolio for growth and credit quality and determines whether an additional provision is required to cover potential risks associated with the loan portfolio. The provision may increase as a result of losses incurred, deterioration of the credit quality, or growth of the loan portfolio.

     The total provision for loan losses in 2004 was $206,658, as compared to $266,917 for 2003. This represents a decrease of $60,259 or 22.6%. This decrease can largely be attributed to a decrease in credit card net charge-offs of $58,507 from 2003 to 2004 and lower credit card receivables outstanding.

Non-interest Income
-------------------

     Non-interest income includes income from service charges on deposit accounts and other fee income. Non-interest income constitutes a less significant portion of the Bank's income because, as a business-oriented bank, certain traditional sources of bank non-interest income, such as fees on mortgage and consumer bank products, are not emphasized. Income on service charges and fees includes overdraft charges, account service charge fees, certain loan fees, and other fees and charges.

     Service charges and fees, which relate to the Bank's deposit products, increased $3,125, or 1.6%, from $198,038 in 2003 to $201,163 in 2004. Other income decreased $19,044, or 100%, from $19,044 in 2003 to none in 2004. This decrease in other income resulted from no loan and investment security sales occurring in 2004.

Non-interest Expense
--------------------

     Non-interest expense includes the Bank's operating expenses, such as employee salaries and benefits, leases and equipment costs, data processing, advertising , professional fees, and other expenses. Non-interest expense for 2004 increased by $361,805, or 9.6%, from $3,773,330 in 2003 to $4,135,135 for
2004. Increases in personnel expense accounted for approximately 38.4% of the increase, increasing from $1,815,637 in 2003 to $1,954,677 in 2004. Legal expenses increased to $152,858 in 2004 from $22,971 in 2003. The increase is attributable to legal services provided in connection with the proposed merger with Riverview. Non-interest expense in 2004 also included $81,181 paid to Wells Fargo Securities, LLP in connection with their advising on the merger transaction.

     Occupancy and equipment expenses decreased by $25,745, or 4.8%, from $541,822 in 2003 to $516,077 in 2004. The decrease in occupancy and equipment expenses in 2004 as compared to 2003 was primarily due to the non-renewal of the phone systems maintenance contract, the disposal of a copy machine resulting in less depreciation expense, the expensing of loan system software in 2003, and less mileage expense following the termination of the Chief Credit Officer in 2004.

Provision for Income Taxes
--------------------------

     The Bank's taxable income resulted in an effective tax rate of 39.4% or $1,050,273 in federal and state income taxes for 2004. This compares to an effective tax rate of 38.0% for 2003.

Reserve for Potential Environmental Liability
---------------------------------------------

     Management has reserved $30,000 for potential environmental liability associated with real property that the Bank acquired upon default of a loan. The reserve is based on the Bank's 36% ownership interest in the property and the lowest amount estimated for the clean-up expense. The actual amount of environmental liability may be greater than this amount if clean-up costs are higher than expected and if the other owners do not pay their share of the expense.

Financial Condition

Investment Portfolio
--------------------

     The Bank's investments are determined by its liquidity needs, as well as profit objectives that are consistent with manageable, lower-risk securities. As of December 31, 2004 and 2003, the composition of the Bank's portfolio of investment securities consisted solely of U.S. Government and Federal obligations. The amortized cost and estimated fair values of investment securities are as follows:



                                     Investment Portfolio
                      -----------------------------------------------------
                                      As of December 31,
                      -----------------------------------------------------
                                 2004                       2003
                      ------------------------       ----------------------
(Dollars in             Amortized  Estimated          Amortized  Estimated
  thousands)              Cost     Fair Market           Cost    Fair Market
                                      Value                        Value
                      ----------- ------------       ----------  ----------
 U.S. government and
  agency securities   $     1,197 $      1,180      $     1,498 $     1,501
                      =========== ============      =========== ===========

     Securities that have been temporarily impaired less than 12 months as of December 31, 2004 were comprised of four U.S. government agency securities, with a weighted average life of 23 months. Temporary impairment of investment securities is the result of a general increase in market rates of interest.

     The amortized cost and estimated fair value of investment securities available-for-sale as of December 31, 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. For purpose of this analysis, all weighted average yields are calculated on a pre-tax basis.



                                    Investments Maturity Distribution
                ------------------------------------------------------------------------------
                                       As of December 31, 2004
                ------------------------------------------------------------------------------
                     Due in            Due in one        Due in five
                 one year or less   through five years   through ten years    Over ten years
                -----------------   ------------------   -----------------   -----------------
(Dollars in              Estimated          Estimated            Estimated           Estimated
 thousands)      Amount  Fair Value Amount  Fair Value   Amount  Fair Value  Amount  Fair Value
                -------- ---------- ------  -----------  ------- ----------  ------  ---------
U.S.
 government
 and
 agency
 securities      $ 599   $  591     $ 598      $  589         -         -          -         -
                 =====   ======     =====      ======    ======    ======     ======    ======


     As of December 31, 2004 and 2003, investment securities with an amortized cost of $1,196,541 and $899,653, respectively, were pledged to secure deposits of public funds. Public funds are deposits from the State of Oregon or municipalities deposited at the Bank. The Bank may be required to pledge additional securities to cover deposits that exceed FDIC insurance coverage.

     The Bank, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in restricted equity securities of the FHLB. FHLB stock is not actively traded but is redeemable at current book value. As of December 31, 2004 and 2003, the Bank's investment in FHLB stock was $802,800 and $635,300, respectively.

     Total interest income from investments and fed funds decreased by $13,951, or 6.8%, from $206,598 in 2003 to $192,647. Federal funds decreased from an average balance of $13,970,685 in 2003 to $11,081,899, a decrease of $2,888,786 or 20.7%. The average investment portfolio decreased from $2,017,917 in 2003 to $1,952,087 in 2004, a decrease of $65,830 or 3.3%. The
Bank's investment portfolio yield decreased from an average yield of 3.61% in 2003 to 2.58% in 2004. The federal funds yield increased from an average yield of 0.96% in 2003 to 1.28% in 2004.

Loan Portfolio
--------------

     The most significant asset on the balance sheet in terms of risk and the effect on the Bank's earnings is the loan portfolio. On the balance sheet, the term "net loans" refers to total loans outstanding, at their principal balance outstanding, net of the allowance for loan losses and deferred loan fees.

     The Bank's lending objective is to extend credit, by following prescribed underwriting criteria, in a profitable manner while meeting the needs of our marketplace, avoiding unnecessary risk, and complying with all applicable laws and regulations. The Bank's board of directors is responsible for approving the loan policy and appointing the Loan Committee. The board delegates the Bank's legal lending authority to the Loan Committee, the majority of which is comprised of outside board members. The Loan Committee approves loans where the combination of the proposed loan and the borrower's existing debt exceeds $500,000. Loans under $500,000 are delegated to officers for approval, subject to one-over-one signing authority. All loans to any officer or director of the Bank must be approved by the full board.

     The calculated legal lending limit is monitored by the Loan Committee and reported monthly to the board. The Bank's unsecured legal lending limit was approximately $2,950,000 and its real estate secured lending limit was $4,917,000 at December 31, 2004.

The table below summarizes the composition of the Bank's loan portfolio at the years ended December
31, 2004 and 2003.


                                   As of December 31,
                ----------------------------------------------------------
                        2004                            2003
                ----------------------        ----------------------------
                  Amount     Percentage          Amount        Percentage
               -----------   ----------       -------------    -----------
Commercial     $86,628,120     79.6%          $  80,563,270       81.1%

Real estate -
 construction   16,603,763     15.3%             11,739,068       11.8%

Real estate -
 permanent       1,876,387      1.7%              3,132,975        3.2%

Credit cards     3,563,127      3.3%              3,845,903        3.9%

Installment         68,417      0.1%                 79,424        0.1%

Overdraft
 accounts           61,121      0.1%                 38,355        0.0%
              ------------    -----            ------------      -----
Total          108,800,935    100.0%             99,398,995      100.0%
                              =====                              =====
Less allowance
 for possible
 loan losses      (982,611)                        (919,305)

Less deferred
 loan fees, net   (517,644)                        (496,283)
              ------------                     ------------
Net loans     $107,300,680                     $ 97,983,407
              ============                     ============



     In the single-family residential construction category, the Bank makes the distinction between pre-sold construction loans and speculation loans to builders. Pre-sold loans are those in which there is an approved take-out permanent loan as opposed to a "spec" loan where the builder intends to sell the house during construction or after completion of the house. The chart below shows the percentage of pre-sold loans to spec loans as of December 31, 2004 and 2003.

                               2004                2003
                               ----                ----
Pre-sold loans                  32%                 58%
Spec loans                      68%                 42%

     The following table sets forth the maturities and interest sensitivities of the Bank's gross loan portfolio at December 31, 2004.

                          Loan Maturities & Interest Sensitivities
                --------------------------------------------------------
                                 As of December 31, 2004
                --------------------------------------------------------
                               Due
                 Due in       After One
                 One year     through        Due After
                 Or Less      five years     five years         Total
                ----------   ------------  -------------      ----------
Commercial
 and real
 estate       $ 26,570,732  $  11,791,926  $  66,271,147   $  104,633,805


Credit
 card
 loans           3,563,102              -              -        3,563,102
Installment
 loans,
 overdrafts,
 and ready
 reserves           75,685        106,301              -          181,986
              ------------   ------------   ------------     ------------
              $ 30,209,519   $ 11,898,227   $ 66,271,147      108,378,893
              ============   ============   ============

Nonaccrual loans                                                  422,042
                                                             ------------

                                                          $   108,800,935
                                                          ===============
Fixed
 rate
 loans     $   7,900,683    $   6,748,110   $ 66,271,147     $ 80,919,940
Adjustable
 rate
 loans        22,308,836        5,150,117              -       27,458,953

           -------------    -------------   ------------     ------------
           $  30,209,519    $  11,898,227   $ 66,271,147      108,378,893

Nonaccrual
 loans                                                            422,042
                                                             ------------
                                                             $108,800,935
                                                             ============

Non-Performing Loans
--------------------

     The following table sets forth information regarding the bank's non-performing loans on the dates indicated.


                             Nonaccrual, Past Due and Restructured Loans
                     --------------------------------------------------------
                                         As of December 31,
                     --------------------------------------------------------
(Dollars in
 thousands)                2004                                   2003
                     ----------------                       -----------------

Loans accounted
 for on a
 nonaccrual basis   $       422                             $      245
Accruing loans which
 are contractually
 past due 90 days
 or more                     68                                     75
Restructured loans            -                                      -
                     ----------                             ----------
         Total       $      490                             $      320
                     ==========                             ==========



     Nonaccrual loans. Total loans include non-accrual loans. Non-accrual loans are loans on which interest income is no longer accrued. The accrual of interest on a loan is discontinued when, in the opinion of management, the future prospect of collection of principal or interest is in serious doubt or is expected to be substantially delayed. Typically, the Bank will classify loans as such after 90 days of non-payment. In many cases, the Bank will continue to receive late payments on such loans. The Bank's policy is to reverse and charge against current interest income previously accrued but uncollected interest on loans which are placed on non-accrual status. Subsequent interest collected on such loans is credited to loan principal if, in the opinion of management, full collection of principal is doubtful.

     The principal amount of the Bank's loans on non-accrual status as of December 31, 2004 and December 31, 2003, were $422,042 and $244,516, respectively. The Bank's average recorded investment in impaired loans for the years ended December 31, 2004, and 2003 was $333,279 and $230,848, respectively. Interest income recognized for cash payments received on impaired loans was insignificant in 2004 and 2003. Had the impaired loans performed according to their original terms, additional interest income that would have been recognized during 2004 and 2003 would not have been significant.

     Restructured loans. Restructured loans are loans in which the terms of repayment or interest rates charged have been modified from the terms at the inception of the loan. These terms are modified to be more favorable for the borrower when the borrower is unable to meet the original terms due to their weakened financial condition. There were no restructured loans as of December 31, 2004 and 2003, respectively.

     Concentrations of credit risk. Most of the Bank's commercial loan activity is to customers located near its headquarters and branch offices. These geographical areas are primarily involved in commercial business and residential development activities. As of December 31, 2004 and 2003, commercial real estate loans were 73% and 75%, respectively, of the Bank's loan portfolio.

     The Bank's real estate lending department in Portland, Oregon, makes real estate construction loans to builders and their customers primarily in the Portland, Oregon, and Vancouver, Washington, metropolitan areas. The department also occasionally provides real estate mortgage brokerage services to customers for which it receives fee and interest income. As of December 31, 2004 and 2003, 15% and 12%, respectively, of the Bank's loan portfolio was comprised of real estate construction loans.

     The Bank makes credit card loans to qualified individuals throughout the United States. As of December 31, 2004 and 2003, 3% and 4%, respectively, of the Bank's loan portfolio was comprised of outstanding credit card balances.

Allowance for Loan Losses and Loan Loss Provision
-------------------------------------------------

     Credit risk is an inherent part of the banking industry. The Bank operates under a credit principle of "manageable risk." The Bank manages such risk through its lending policies which management considers to be consistent with prudent industry practice. Although it is not possible to predict loan losses with complete accuracy, management reviews the Bank's entire loan portfolio monthly to determine the risk of loss and to establish the appropriate allowance for loan losses based upon these reviews.

     The allowance is maintained at an amount believed to be sufficient to absorb losses in the loan portfolio and has two components, one of which represents a pre-determined percentage of our entire loan portfolio based on type of loan, and the other representing specifically established reserves for individual classified loans.

     Management normally allocates the allowance for loan losses to specific groups or categories of loans for the purpose of determining the provision for loan losses or evaluating the adequacy of the allowance for loan losses. The following table summarizes the components of the allowance for loan losses by the types of loans as of December 31, 2004 and 2003.


                                          As of December 31,
                         ---------------------------------------------------
                                 2004                          2003
                         ---------------------------------------------------
                            Amount   Percentage      Amount       Percentage
                          ---------  ----------     ---------     ----------
Commercial                $ 697,911    71.0%        $ 645,405        70.2%
Real Estate -
 Construction               128,542    13.1%           88,043         9.6%
Real Estate -
 Permanent                   14,073     1.4%           30,833         3.4%
Credit Cards                141,693    14.4%          154,638        16.8%
Installment                     392     0.0%              386         0.0%
                          ---------   -----         ---------       -----
TOTAL                     $ 982,611   100.0%        $ 919,305       100.0%
                          =========   =====         =========       =====

     For each classified loan, factors considered in establishing an appropriate allowance include a careful assessment of the financial condition of the borrower; a realistic determination of the value and adequacy of underlying collateral; the condition of the local economy and the condition of the specific industry of the borrower; a comprehensive analysis of the levels and trends of loan categories; an assessment of pending legal action for collection of loans and related guarantees; and a review of delinquent and classified loans. The Bank maintains, at a minimum, an allowance equal to a sum of 50% of the loan portfolio classified as "doubtful," 15% to 20% of the portfolio classified as "substandard," 3% to 5% of the portfolio classified as "special mentioned," 1.5% to 3% of the portfolio classified on the Bank's internal "watch list," and 0.75% (excluding credit card loans) of the balance of the loan portfolio. Credit Cards are reserved at 4% to 5% of the total related portfolio.

     The allowance is increased by provisions for loan losses charged to operations and reduced by loans written off against the allowance, net of recoveries. Anticipated loan losses are charged against the allowance for loan losses when, in management's opinion, ultimate recovery is unlikely.

     The following is a summary of the Bank's loan loss experience and selected ratios for the periods presented:


                                   Years Ended December 31,
                       -----------------------------------------------
                           2004                               2003
                       -------------                     -------------

Allowance for loan
 losses, beginning
 of year               $   919,305                      $     844,240
Loans charged off:

 Commercial                 (9,074)                                (1)

 Real estate -
  construction                (932)                                 -

 Real estate -
  permanent                      -                                  -

 Credit Cards             (148,496)                          (201,769)

 Installment                     -                                  -

                     -------------                      -------------
Total loans
 charged off:             (158,502)                          (201,770)


 Commercial                       -                                  -

 Real estate -
  construction                   -                                  -

 Real estate -
  permanent                      -                                  -

 Credit Cards               15,150                              9,918

 Installment                     -                                  -
                     -------------                      -------------
Total recoveries            15,150                              9,918

Net loans charged off     (143,352)                          (191,852)

Provision charged
 to income                 206,658                            266,917
                     -------------                      -------------
Allowance for loan
 losses, end of year $     982,611                      $     919,305
                     =============                      =============

Loans outstanding at
 end of year         $ 108,800,935                      $  99,398,995
                     =============                      =============
Average loans
 outstanding         $ 102,791,104                      $  90,359,025
                     =============                      =============

Ratio of net loans
 charged off to
 average

   Loans
    outstanding               0.14%                             0.21%
                     =============                     =============

Ratio of allowance
 for loan losses to
 Ending total loans           0.90%                             0.92%
                     =============                     =============


     The allowance for loan losses increased to $982,611 as of December 31, 2004, as compared to $919,305 in 2003, a net increase of $63,306 or 6.9%. Contributing to the net increase were lower net charge-offs in the credit card operations, which were $133,345 in 2004 as compared to $191,851 in 2003. The allowance for loan losses at the end of 2004 represented coverage for all loan of slightly more than 0.9%.

Deposit Liabilities
-------------------

     The Bank's primary sources of funds are interest-bearing deposits. The following table sets forth the Bank's deposit structure at December 31, 2004 and 2003:



                                         Deposit Structure
                                         As of December 31,
                 ------------------------------------------------------------
                              2004                             2003
                 ---------------------------       --------------------------
(Dollars in                  % Total                               % Total
  thousands)      Amount     Deposits               Amount        Deposits
                 --------   -----------            ---------     ------------
Noninterest-
   bearing
   demand         $ 4,639       5.4%               $   5,334         6.3%
Interest-
 bearing
 demand            13,186      15.3%                   8,267         9.8%
Money market       13,059      15.1%                  14,566        17.3%
Savings             3,412       4.0%                   3,288         3.9%
Certificates
 of deposit
 less than
 $100,000         31,202       36.1%                  32,951        39.2%
Certificates
 of deposit
 $100,000 or
  more            20,854       24.1%                  19,614        23.3%
                --------      -----                 --------       -----
Total deposits  $ 86,352      100.0%                $ 84,020       100.0%
                ========      =====                 ========       =====

     The following table presents a breakdown by category of the average amount of deposits and the weighted average rate paid on deposits for the periods indicated:


                                 Average Deposits/Rate Paid
               ------------------------------------------------------------
                                     As of December 31,
               ------------------------------------------------------------
                         2004                                   2003
               -----------------------------      -------------------------
(Dollars in    Average    Interest  Avg. Rate    Average   Interest Avg. Rate
  thousands)   Deposits   Expense     Paid       Deposits  Expense    Paid
               ---------  --------- ---------   --------- --------- --------
Noninterest-
 bearing
 demand        $  5,057   $   0        0.0%     $ 6,804     $  0      0.0%


Interest-
 bearing
 demand          10,262       51       0.5%       7,905       45      0.6%
Money Market     13,421      191       1.4%      12,714      215      1.7%
Savings           3,439       14       0.4%       2,928       20      0.7%
Certificates
 of deposit      53,215    1,280       2.4%      56,994    1,546      2.7%
               -------- --------       ---     -------- --------      ---
Total          $ 85,394 $  1,536       1.8%    $ 87,345 $  1,826      2.1%
               -------- --------       ---     -------- --------      ---

     As of December 31, 2003, the Bank held $5,005,183 in deposits related to its secured credit cards. The deposits for secured cards are held in time certificates of deposit and savings accounts.

     The following table indicates, as of December 31, 2004, time certificates of deposits by the time remaining until maturity:



                             Certificate of Deposit Maturities
              -------------------------------------------------------------
                                As of December 31, 2004
(Dollars in   -------------------------------------------------------------
  thousands)    Time Deposits                        Time Deposits
                Under $100,000                       $100,000 and more
              ------------------------             ------------------------
Maturity in:    Amount      Percentage              Amount       Percentage
              ----------   -----------             --------     -----------
Less than
 three months  $  5,726       18.4%                $  9,398        45.1%
Over three
 months
 through twelve
 months          16,918       54.2%                   6,918        33.2%
Over twelve
 months
 through five
 years            8,558       27.4%                   4,538        21.8%
               --------      -----                 --------       -----
Total          $ 31,202      100.0%                $ 20,854       100.0%
               ========      =====                 ========       =====

Liquidity and Interest Rate Sensitivity
---------------------------------------

     The primary function of asset/liability management is to ensure adequate liquidity and maintain an appropriate balance between interest earning assets and interest bearing liabilities. Liquidity management involves the ability to meet cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that adequate funds will be available to meet their credit needs.

     The Bank's primary sources of liquidity are cash, cash equivalents, deposits with other institutions, federal funds sold, and investment securities, which had a combined balance of $13,027,082 as of December 31, 2004. The Bank supports in excess of 75% of its earning assets with core deposits. Core deposits are total deposits less the sum of public funds deposits and all certificates of deposits of $100,000 or more. The Bank does not solicit any brokered deposits. Time certificates of deposits of $100,000 or more totaled approximately $20,853,974 as of December 31, 2004, of which $4,300,000 was from the State of Oregon. Additionally, the Bank is a member of the Federal Home Loan Bank and has lines of credit with its correspondent bank, US Bank, and also with Key Bank. Lines of credit with correspondent banks allow for borrowings of up to $4.0 million. FHLB credit arrangements allow the Bank to borrow up to 25% of its total assets. Borrowings outstanding at year end 2004 and 2003 were $17,000,000 and $12,600,000 respectively.

     A portion of the Bank's deposits are obtained pursuant to its credit card program to secure all or a portion of its credit card loans. As of December 31, 2004, those deposits totaled $4,763,438 or 5.5% of total deposits.

     As of December 31, 2004, approximately $13 million or 15.12% of the Bank's deposits (other than the credit card deposits) were from outside its market area, which is comprised mostly of deposits from credit unions. Such deposits can be more volatile than those from inside the Bank's market area, but are at a much lower rate than the prevailing rates paid by the Bank. Despite the increased volatility, management does not consider the level of deposits from outside the Bank's market area to present a liquidity problem because of its ability, if necessary, to liquidate some investments to fund any withdrawals or solicit replacement deposits within the Bank's market.

     The Bank's marketable investment securities are primarily pledged to support public deposits and also serve as additional sources of liquidity, although the Bank's intention is to hold such investments to maturity. The investment securities portfolio as of December 31, 2004 was in callable agencies and highly liquid federal funds.

     Interest rate sensitivity is closely related to liquidity because each is directly affected by the maturity of assets and liabilities. Management considers any asset or liability that matures, or is subject to re-pricing within one year, to be interest sensitive. Continual monitoring is performed and reported monthly to the board of directors. The difference between interest sensitive assets and liabilities for a defined period of time is known as the interest sensitivity "gap" and may be either positive or negative. If positive, more assets re-price before liabilities. If negative, the reverse is true. The Bank's one-year rate sensitive position, as measured by traditional "gap" methods as of December 31, 2004 was 33.7%.


                         Interest Rate Sensitivity - Static Gap Analysis
                                  As of December 31, 2004
             --------------------------------------------------------------
                     By Repricing Interval

 (Dollars in thousands)                               Non-
                                                      Interest-
                          3-12                Over 5  Bearing
             0-3 Months  Months   1-5 Years   Years   Funds      Total
             --------------------------------------------------------------
Assets
Federal
 Funds Sold   $  9,620   $    -      $    -     $   -  $     -     $   9,620
Investment
 securities
 available-
 for-sale (1)        -        -       1,180         -        -         1,180
Federal Home
 Loan Bank
 stock             803        -           -         -        -           803
Loans (2)        7,136   29,367      71,780         -        -       108,283
Non-interest-
 earning assets
 and allowance
 for credit losses   -        -           -         -    2,707         2,707
              -------------------------------------------------------------
Total         $ 17,559 $ 29,367    $ 72,960         -  $ 2,707      $122,593
              =============================================================
Liabilities
 and Share-
 holders'
 Equity
Interest-bear-
 ing demand
 deposits     $   875 $ 17,497    $  7,873      $  -  $     -      $ 26,245
Savings
 deposits           -      682       2,730         -        -         3,412
Time deposits   7,689   31,270      13,097         -        -        52,056
Federal Home
 Loan Bank
 borrowings         -    8,000       9,000         -        -        17,000
Non-interest-
 bearing liabil-
 ities and
 stockholders'
 equity             -        -           -         -   23,880        23,880
              -------------------------------------------------------------
Total         $ 8,564 $ 57,449    $ 32,700         - $ 23,880     $ 122,593
              =============================================================






Interest rate
 sensitivity
 gap        $   8,995 $(28,082)   $ 40,260  $      - $(21,173)    $        -
Cumulative
 gap        $   8,995 $(19,087)   $ 21,173  $ 21,173        -     $        -
Cumulative
 gap
 percentage
 to total
 earning
 assets          7.34%  (15.57)%     17.27%    17.27%    0.00%             -


(1) Investment securities are stated at amortized cost.
(2) Loan balance includes nonaccrual loans of $422,042.

Inflation
---------
     The impact of inflation on financial institutions is difficult to measure. The predominant part of a financial institution's assets and liabilities are monetary and will convert into a fixed number of dollars regardless of changes in prices. Losses from holding monetary assets are substantially offset by gains from holding monetary liabilities.

     Various factors, such as interest rates, have a more significant impact on a financial institution's performance than general inflation. The relatively low recent level of inflation makes the effect of interest rates of even greater importance. Interest rates are affected by inflation, but neither the timing nor the magnitude of interest rate fluctuations coincides with the changes in any price index. In addition, when interest rates increase, there may be delays in increases in interest rates associated with the areas of business where the rates are regulated.

     For these reasons, management believes that the references to other information regarding interest rates earned and paid, earning assets, and interest bearing liabilities will be of greater assistance than inflation adjusted presentations in understanding the Bank's ability to react to changing interest rates and inflationary trends.

Short-term Borrowings, Long-term Borrowings and Other Contractual Obligations
-----------------------------------------------------------------------------

     The Bank does not have any short-term borrowings of federal funds purchased or securities sold under agreement to repurchase.

     The Bank had long-term borrowings outstanding with the Federal Home Loan Bank of Seattle (FHLB) totaling $17,000,000 and $12,600,000 as of December 31, 2004 and 2003, respectively. These borrowings carry fixed interest rates ranging from 2.12% to 2.73% and are collateralized by the Bank's FHLB stock as well as loans or other instruments which may be pledged.

     The Bank also rents certain properties and facilities under long-term operating lease agreements with varying durations. The scheduled repayment of long-term borrowings and other contractual obligations is as follows:


                                    Payments due by period
                                    as of December 31, 2004
                 -------------------------------------------------------------
Contractual                    less than                           more than
 Obligations        Total       1 year      1-3 years   3-5 years   5 years
                 -----------  -----------  -----------  ---------  -----------
Long-term debt   $17,000,000  $ 8,000,000  $ 9,000,000 $         - $         -
Operating lease
 obligations       1,120,265      234,140      448,130     437,995           -
                 -----------  ----------- -----------  ----------- -----------
Total            $18,120,265  $ 8,234,140 $  9,448,130 $   437,995 $         0
                 ===========  ===========  =========== =========== ===========

Off-Balance-Sheet Arrangements
------------------------------

     In the normal course of business to meet the financing needs of its customers, the Bank is a party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and the issuance of letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets. Unless noted otherwise, the Bank requires collateral or other security to support financial instruments with credit risk.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     The following summarizes the Bank's outstanding off-balance-sheet loan commitments:

                                       Contract Amounts
                                       as of December 31,
                      --------------------------------------------------
                            2004                             2003
                      ------------------           ---------------------
Financial instruments
 whose contract
 amounts represent
 credit risk:
Credit card
 commitments          $  11,331,081                      $  12,609,319
Construction loan
 commitments              6,800,060                          6,270,242
Line of credit
 commitments              5,039,832                          2,093,133
Letters of credit         1,398,470                          1,498,870
                      -------------                      -------------
Total                 $  24,569,443                      $  22,471,564


     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include depository accounts held by the Bank, accounts receivable, inventory, property, equipment, and income-producing properties.

     Letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Capital
-------

     The Bank complies with the risk-based capital guidelines promulgated by the Federal Deposit Insurance Corporation.

     The Bank's capital increased to $18,604,064 as of December 31, 2004 as compared to $11,334,169 as of December 31, 2003, an increase of $7,269,895 or 64%, of which approximately $5,626,500 was from new capital in the exercise of warrants by the Chairman of the Board.

     The Bank's actual capital amounts and ratios are presented in the following table, as well as the regulatory requirements for minimum capital adequacy and to be considered "well capitalized."

                                     Minimum Capital
                   Actual              Adequacy            Well Capitalized
                   ------           ----------------        ----------------
(Dollars in
 thousands)    Amount   Ratio     Amount        Ratio        Amount     Ratio
              -------  -------   --------     ---------    ---------  --------
December 31,
  2004
Total Capital
  to risk-
  weighted
  assets     $ 19,598   18.1%     $ 8,666        8.0%      $  10,833    10.0%
Tier I Capital
  to risk-
  weighted
  assets     $ 18,615   17.2%     $ 4,333        4.0%      $   6,500     6.0%
Tier I Capital
  to average
  assets     $ 18,615   14.9%     $ 5,022        4.0%      $   6,277     5.0%


December 31,
 2003
Total Capital
 to risk-
 weighted
 assets      $ 12,251   12.3%     $ 7,952        8.0%       $ 9,940     10.0%
Tier I Capital
 to risk-
 weighted
 assets      $ 11,332   11.4%     $ 3,976        4.0%       $ 5,964      6.0%
Tier I Capital
 to average
 assets      $ 11,332   10.4%     $ 4,360        4.0%       $ 5,450      5.0%


Item 7. Financial Statements

     The financial statements called for by this item are included in this report beginning on page F-1.

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         Not applicable.

Item 8A. Controls and Procedures

     Our disclosure controls and procedures are designed to ensure that information that the Bank must disclose in its reports filed or submitted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is recorded, processed, summarized, and reported on a timely basis. Within 90 days prior to the filing of this report, we carried out an evaluation, under the supervision and with the participation of our chief executive officer ("CEO") and chief financial officer ("CFO"), of the effectiveness of our disclosure controls and procedures. Based on that evaluation, the CEO and CFO have concluded that the Bank's disclosure controls and procedures are effective in bringing to their attention on a timely basis information required to be disclosed by the Bank in reports that it files or submits under the Exchange Act. Also, since the date of their prior evaluation, there have not been any significant changes in the Bank's internal controls or in other factors that could significantly affect those controls, including any corrective actions with regard to significant deficiencies and material weaknesses

Item 8B.  Other Information

      Not applicable.

PART II.

Item 9. Directors and Executive Officers

     The response to this item will be included in this Form 10-KSB by amendment prior to April 30, 2005 if the Bank has not merged with Riverview Community Bank prior to that date.

Item 10. Executive Compensation

     The response to this item will be included in this Form 10-KSB by amendment prior to April 30, 2005 if the Bank has not merged with Riverview Community Bank prior to that date.

Item 11. Security Ownership of Certain Beneficial Owners and Management

     The response to this item will be included in this Form 10-KSB by amendment prior to April 30, 2005 if the Bank has not merged with Riverview Community Bank prior to that date.

Item 12. Certain Relationships and Related Transactions

     The response to this item will be included in this Form 10-KSB by amendment prior to April 30, 2005 if the Bank has not merged with Riverview Community Bank prior to that date.

Item 13. Exhibits

(a) Financial statements for the fiscal years ended December 31, 2004, 2003, and 2002 are included in this report beginning on page F-1.

(b) The following exhibits are filed with, and incorporated into, this report by reference and this list constitutes the exhibit index

Exhibits
--------
2 Agreement and Plan of Merger by and among Riverview Bancorp, Inc., Riverview Community
        Bank and American Pacific Bank dated November 9, 2004.***
3.1     Articles of Incorporation **
3.2     Bylaws **
10.1    Employment Agreement with David Chen****
10.2    Employment Agreement with Richard Cheong****
10.3 Termination Agreement dated November 9, 2004 between David Chen and American Pacific Bank. ***
10.4 Termination Agreement dated November 9, 2004 between Richard Cheong and American Pacific Bank. ***

10.5    2000 Stock Option Plan
10.6    Form of Stock Option Agreement
10.7    Executive Bonus Plan   Resolution dated February 27, 2003
10.8    Lease Agreement between Pacific CrossRoads Properties and
        American Pacific Bank dated August 12, 1999.*
10.9 Bankcard Plan Management Services Agreement between Western States Bankcard Association (WSBA) and American Pacific Bank dated December 14, 1995.**
10.10 Co-Branded Credit Card Agreement between eBanker USA.Com, Inc. and American Pacific dated September 30, 1999.*
10.11 Agreement between Fiserv Solutions, Inc. and American Pacific Bank dated November 11, 2002.
10.12 Service Bureau Processing Agreement between Allied Information Services, Inc. and American Pacific Bank dated September 1, 2001 and first amendment thereto dated July 14, 2004.
31.1 Certification of Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002.
31.2 Certification of Chief Executivel Officer under Section 302 of the Sarbanes-Oxley Act of 2002.
32 Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
* Incorporated by reference from the Bank's Annual Report on Form 10-KSB for the year ended December 31, 1999.
** Incorporated by reference from the Bank's Annual Report on Form 10-KSB for the year ended December 31, 1995.
***  Incorporated by reference from the current report on Form 8-K filed on
        November 12, 2004.
**** Incorporated by reference from the Form 10-KSB for the year ended
        December 31, 2003.

(b) Reports on Form 8-K

The Bank filed the following reports on Form 8-K during the fourth quarter of 2004:

     (1) Report filed October 22, 2004. Items included Item 2.02 Results of Operations and Financial Condition, announcing earnings for quarter ended September 30, 2004.

     (2) Report filed November 12, 2004. Items included Item 1.01 Entry into a Material Definitive Agreement, which announced the entry into an agreement to merge into Riverview Community Bank, a wholly-owned subsidiary of Riverview Bancorp, Inc.

Item 14.  Principal Accountant Fees and Services

     The response to this item will be included in this Form 10-KSB by amendment prior to April 30, 2005 if the Bank has not merged with Riverview Community Bank prior to that date.

                                SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN PACIFIC BANK


/S/ DAVID T. CHEN
--------------------------------------------------         February 24, 2005
David T. Chen, President & Chief Executive Officer


/S/ RICHARD Y. CHEONG
--------------------------------------------------         February 24, 2005
Richard Y. Cheong, Senior VP & Principal
 Accounting Officer

     In accordance with the Exchange Act, this report has been signed below by the following on behalf of the registrant and in the capacities and on the dates indicated

/S/ FAI H. CHAN
--------------------------------------------------         February 24, 2005
Fai H. Chan, Chairman of Board of Directors


/S/ DAVID T. CHEN
--------------------------------------------------         February 24, 2005
David T. Chen, C.E.O. & President, Director


/S/ FRANCIS L. HENDRICKS
--------------------------------------------------         February 24, 2005
Francis L. Hendricks, Director


/S/ AL B. KORELIN
--------------------------------------------------         February 24, 2005
Al B. Korelin, Director


/S/ JAMES M. MEI
--------------------------------------------------         February 24, 2005
James M. Mei, Director


/S/ TONY W. CHAN
--------------------------------------------------         February 24, 2005
Tony W.Chan, Director

     Proxy materials for a special meeting of shareholders to approve the merger of the Bank with Riverview Community Bank will be sent to shareholders. Copies of the definitive version of such materials shall be furnished to the FDIC when they are sent to security holders. The Bank does not intend to send proxy materials for annual meeting of shareholders in light of the expected merger.

                                                              Exhibit 31.1

               Certification of Chief Financial Officer under
               Section 302 of the Sarbanes - Oxley Act of 2002

I, Richard Cheong, Chief Financial Officer, certify that:

1. I have reviewed this annual report on Form 10-KSB of American Pacific Bank;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The small issue's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15e and 15d-15(e)) and have:

     a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
     b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
     c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is likely to materially affect the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting

Date: February 28, 2005       /S/ RICHARD Y. CHEONG
                              -----------------------------------------------
                              Richard Y. Cheong
                              Senior Vice President & Chief Financial Officer

                                                                 Exhibit 31.2

                  Certification of Chief Executive Officer under
                  Section 302 of the Sarbanes -Oxley Act of 2002

I, David Chen, President and Chief Executive Officer, certify that:

1. I have reviewed this annual report on Form 10-KSB of American Pacific Bank;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The small issue's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15e and 15d-15(e)) and have:

     a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
     b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
     c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is likely to materially affect the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting


Date: February 28, 2005       /S/ DAVID T. CHEN
                              -----------------------------------
                              David T. Chen
                              President & Chief Executive Officer

                                                               Exhibit 32
      Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     This certification is given by the undersigned Chief Executive Officer and Chief Financial Officer of American Pacific Bank (the "Registrant") pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Each of the undersigned hereby certifies, with respect to the Registrant's annual report of Form 10-KSB for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), that:

  (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/S/ DAVID T. CHEN
---------------------------------
David T. Chen
Chief Executive Officer
American Pacific Bank

/S/ RICHARD Y. CHEONG
---------------------------------
Richard Y. Cheong
Chief Financial Officer
American Pacific Bank

February 28, 2005

                          AMERICAN PACIFIC BANK

                                --------

                     REPORT OF INDEPENDENT REGISTERED
                         PUBLIC ACCOUNTING FIRM
                                  AND
                          FINANCIAL STATEMENTS

                                --------

                     DECEMBER 31, 2004, 2003, AND 2002

CONTENTS
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                                                                        PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC
  ACCOUNTING FIRM                                                         1


FINANCIAL STATEMENTS
   Balance sheets                                                         2
   Statements of income and comprehensive income                         3-4
   Statements of changes in stockholders' equity                          5
   Statements of cash flows                                              6-7
   Notes to financial statements                                         8-36



Note: These financial statements have not been reviewed, or confirmed for accuracy or relevance by the Federal Deposit Insurance Corporation.




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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
American Pacific Bank


We have audited the accompanying balance sheets of American Pacific Bank as of December 31, 2004 and 2003, and the related statements of income and comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of American Pacific Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Pacific Bank as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with United States generally accepted accounting principles.


/s/ Moss Adams LLP

Portland, Oregon
January 21, 2005

                                                         AMERICAN PACIFIC BANK
                                                                BALANCE SHEETS
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                                                           December 31,
                                                  ---------------------------
                                                       2004           2003
                                                  ------------   ------------
ASSETS

Cash and due from banks                           $  2,227,515   $  1,155,545
Federal funds sold                                   9,620,000      5,295,000
                                                  ------------   ------------

          Total cash and cash equivalents           11,847,515      6,450,545

Investment securities available-for-sale             1,179,567      1,501,395
Federal Home Loan Bank stock, at cost                  802,800        635,300
Loans, net of allowance for loan losses and
 unearned income                                   107,300,680     97,983,407
Land, buildings, equipment, and leasehold
 improvements, net                                     710,091        780,700
Accrued interest receivable and other assets           752,075        960,991
                                                  ------------   ------------

TOTAL ASSETS                                      $122,592,728   $108,312,338
                                                  ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
  Noninterest-bearing demand deposits             $  4,638,813   $  5,333,569
  NOW and money market accounts                     26,244,713     22,834,384
  Savings and time deposits                         55,468,217     55,852,345
                                                  ------------   ------------

          Total deposits                            86,351,743     84,020,298

Borrowed funds                                      17,000,000     12,600,000
Accrued interest payable and other liabilities         636,921        357,871
                                                  ------------   ------------

          Total liabilities                        103,988,664     96,978,169
                                                  ------------   ------------

COMMITMENTS AND CONTINGENCIES (Notes 5, 17, and 19)

STOCKHOLDERS' EQUITY
Class B common stock, no par value, 200,000,000
 shares authorized; 2,804,618 shares issued and
 outstanding in 2004, 1,868,935 shares issued and
 outstanding in 2003                                12,930,050      7,264,235
Surplus                                              1,000,238      1,000,238
Retained earnings                                    4,684,300      3,067,396
Accumulated other comprehensive (loss) income,
 net of taxes                                          (10,524)         2,300
                                                  ------------   ------------

          Total stockholders' equity                18,604,064     11,334,169
                                                  ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $122,592,728   $108,312,338
                                                  ============   ============

See accompanying notes
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AMERICAN PACIFIC BANK
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
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                                              Years Ended December 31,
                                         ------------------------------------
                                            2004         2003         2002
                                         ----------   ----------   ----------

INTEREST INCOME
  Interest and fees on loans             $8,602,540   $8,014,441   $7,389,343
  Interest on investment securities:
    U.S. government agencies                 28,455       38,718       54,441
    Other domestic taxable securities        22,002       34,100       34,413
    State and municipal subdivisions              -            -          112
  Interest on federal funds sold            142,190      133,780       80,039
                                         ----------   ----------   ----------

          Total interest income           8,795,187    8,221,039    7,558,348
                                         ----------   ----------   ----------

INTEREST EXPENSE
  Interest on deposits                    1,535,247    1,826,788    1,976,763
  Interest on borrowings                    452,133      326,798      319,769
                                         ----------   ----------   ----------

          Total interest expense          1,987,380    2,153,586    2,296,532
                                         ----------   ----------   ----------

          Net interest income             6,807,807    6,067,453    5,261,816

PROVISION FOR LOAN LOSSES                   206,658      266,917      469,757
                                         ----------   ----------   ----------

          Net interest income after
           provision for loan losses      6,601,149    5,800,536    4,792,059
                                         ----------   ----------   ----------

NONINTEREST INCOME
  Service charges and fees                  201,163      198,038      192,004
  Gain on sale of loans                           -        8,989      267,612
  Other noninterest income                        -       10,055        5,345
                                         ----------   ----------   ----------

          Total noninterest income          201,163      217,082      464,961
                                         ----------   ----------   ----------

NONINTEREST EXPENSE
  Salaries and employee benefits          1,954,677    1,815,637    1,641,174
  Occupancy and equipment expenses          516,077      541,822      519,466
  Real estate commissions, net of fees            -        3,890      129,591
  Loss on disposition of assets               6,341            -            -
  Other operating expenses                1,658,040    1,411,981    1,190,101
                                         ----------   ----------   ----------

          Total noninterest expense       4,135,135    3,773,330    3,480,332
                                         ----------   ----------   ----------

          Income before provision for
           income taxes                   2,667,177    2,244,288    1,776,688

PROVISION FOR INCOME TAXES                1,050,273      852,744      675,090
                                         ----------   ----------   ----------

NET INCOME                                1,616,904    1,391,544    1,101,598
                                         ----------   ----------   ----------

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                                                         AMERICAN PACIFIC BANK
                                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
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                                              Years Ended December 31,
                                         ------------------------------------
                                            2004         2003         2002
                                         ----------   ----------   ----------

OTHER COMPREHENSIVE LOSS
  Unrealized holding loss arising during
   the period, net of tax                $  (12,824)  $   (3,388)  $   (5,361)
                                         ----------   ----------   ----------

          Total other comprehensive loss    (12,824)      (3,388)      (5,361)
                                         ----------   ----------   ----------

COMPREHENSIVE INCOME                     $1,604,080   $1,388,156   $1,096,237
                                         ==========   ==========   ==========

BASIC EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE                 $     0.78   $     0.85   $     0.73
                                         ==========   ==========   ==========

DILUTED EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE                 $     0.76   $     0.78   $     0.73
                                         ==========   ==========   ==========


See accompanying notes.
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                                                                                       AMERICAN PACIFIC BANK
                                                                STATEMENTS OF CHANGES IN STOCKOLDERS' EQUITY
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                                     Class B                                    Accumulated
                                  Common Stock                                     Other           Total
                                -----------------                  Retained     Comprehensive  Stockholders'
                                Shares     Amount      Surplus     Earnings     Income (Loss)      Equity
                                -------    ------      -------     --------     -------------  -------------
BALANCE, December 31, 2001    1,476,990  $ 5,196,746   $1,000,238  $  574,254     $ 11,049     $ 6,782,287

Issuance of stock                 8,887       27,905            -           -            -          27,905

Exercise of options              85,150      413,257            -           -            -         413,257

Exercise of warrants             50,000      257,000            -           -            -         257,000

Net income and comprehensive  ---------  -----------   ----------  ----------     --------     -----------
 income                               -            -            -   1,101,598       (5,361)      1,096,237
                              ---------  -----------   ----------  ----------     --------     -----------

BALANCE, December 31, 2002    1,621,027    5,894,908    1,000,238   1,675,852        5,688       8,576,686

Issuance of stock                13,808       69,869            -           -            -          69,869

Exercise of options               4,100       13,758            -           -            -          13,758

Exercise of warrants            230,000    1,285,700            -           -            -       1,285,700

Net income and comprehensive  ---------  -----------   ----------  ----------     --------     -----------
 income                               -            -            -   1,391,544       (3,388)      1,388,156
                              ---------  -----------   ----------  ----------     --------     -----------

BALANCE, December 31, 2003    1,868,935    7,264,235    1,000,238   3,067,396        2,300      11,334,169

Issuance of stock                 2,483       21,105            -           -            -          21,105

Exercise of options               3,200       10,370            -           -            -          10,370

Tax benefit of options
 exercised                            -        7,840            -           -            -           7,840

Exercise of warrants            930,000    5,626,500            -           -            -       5,626,500

Net income and comprehensive  ---------  -----------   ----------  ----------     --------     -----------
 income                               -            -            -   1,616,904      (12,824)      1,604,080
                              ---------  -----------   ----------  ----------     --------     -----------

BALANCE, December 31, 2004    2,804,618  $12,930,050   $1,000,238  $4,684,300     $(10,524)    $18,604,064
                              =========  ===========   ==========  ==========     ========     ===========

See accompanying notes.
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AMERICAN PACIFIC BANK
STATEMENTS OF CASH FLOWS
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                                                Years Ended December
                                    -----------------------------------------
                                         2004          2003           2002
                                    -----------   ------------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                        $ 1,616,904   $  1,391,544   $  1,101,598

  Adjustments to reconcile net
   income to net cash from operating
   activities:
    Depreciation and amortization       115,757        113,544        115,165
    Provision for loan losses           206,658        266,917        469,757
    Gain on sale of loans                     -         (8,989)      (267,612)
    Loss on sale of assets                6,825              -              -
    Loss on other real estate owned           -              -         20,650
    Amortization of credit card
     purchase premium                    28,465         38,683              -
    Deferred income tax (benefit)
     provision                           (2,922)        16,917         11,838
    Net change in loans held-for-sale         -        764,731         90,623
    Federal Home Loan Bank stock
     dividends                          (21,900)       (34,000)       (35,200)
    Stock contributed to 401(k)
     retirement plan                     21,105         31,534         27,905

  Change in cash due to changes in
   certain assets and liabilities:
    Accrued interest receivable and
     other assets                       191,008         12,363       (278,481)
    Accrued interest payable and
     other liabilities                  286,890       (315,152)       321,360
                                    -----------   ------------   ------------

          Net cash from operating
           activities                 2,448,790      2,278,092      1,577,603
                                    -----------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of investment securities
   available-for-sale                  (896,850)    (1,897,664)    (1,186,896)
  Proceeds from sale of investment
   securities available-for-sale              -              -         70,000
  Proceeds from maturity/call of
   investment securities available-
   for-sale                           1,200,000      1,590,000      1,395,218
  Purchases of Federal Home Loan
   Bank stock                          (145,600)             -        (16,100)
  Loans originated, net of principal
   repayments                        (9,523,931)   (12,158,402)   (15,514,256)
  Proceeds from the sale of other
   real estate owned                          -        144,000        335,850
  Purchase of credit card portfolios          -              -     (1,518,135)
  Purchase of buildings, equipment,
   and leasehold improvements           (53,754)       (89,317)        (7,869)
                                    -----------   ------------   ------------

          Net cash from investing
           activities                (9,420,135)   (12,411,383)   (16,442,188)
                                    -----------   ------------   ------------

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                                                         AMERICAN PACIFIC BANK
                                                      STATEMENTS OF CASH FLOWS
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                                                Years Ended December
                                    -----------------------------------------
                                        2004          2003           2002
                                    -----------   ------------   ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES
  Net increase in noninterest-
   bearing demand, NOW, money
   market, and savings deposit
   accounts                         $ 2,841,424   $  6,205,257   $  6,550,727
  Net (decrease) increase in time
   deposits                            (509,979)    (1,719,426)    15,407,154
  Net decrease in short-term
   borrowings                                 -              -     (9,000,000)
  Proceeds from long-term
   borrowings                         6,000,000      3,000,000      9,600,000
  Repayments of long-term
   borrowings                        (1,600,000)    (2,000,000)             -
  Proceeds from options exercised        10,370         13,758        413,257
  Proceeds from warrants exercised    5,626,500      1,285,700        257,000
                                    -----------   ------------   ------------

          Net cash from financing
           activities                12,368,315      6,785,289     23,228,138
                                    -----------   ------------   ------------

INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                     5,396,970     (3,348,002)     8,363,553

CASH AND CASH EQUIVALENTS, beginning
 of year                              6,450,545      9,798,547      1,434,994
                                    -----------   ------------   ------------

CASH AND CASH EQUIVALENTS, end
 of year                            $11,847,515   $  6,450,545   $  9,798,547
                                    ===========   ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION
  Interest paid in cash             $ 1,987,112   $  2,187,386   $  2,323,649
                                    ===========   ============   ============
  Taxes paid in cash                $ 1,036,187   $  1,183,345   $    332,131
                                    ===========   ============   ============

SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES
  Unrealized loss on investment
   securities available-for-sale,
   net of taxes                     $   (12,824)  $     (3,388)  $     (5,361)
                                    ===========   ============   ============
  Tax benefit of stock options
   exercised                        $     7,840   $          -   $          -
                                    ===========   ============   ============
  Acquired real estate in
   settlement of loans              $         -   $    144,000   $    304,000
                                    ===========   ============   ============
  Stock issued in settlement of
   prior year accrued bonus         $         -   $     38,335   $          -
                                    ===========   ============   ============


See accompanying notes.
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AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
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NOTE 1 - ORGANIZATION AND PLAN OF MERGER

Organization - American Pacific Bank (the Bank), headquartered in Portland, Oregon, is an Oregon state-chartered financial institution. The Bank provides commercial banking products and services to the Portland and Salem, Oregon, metropolitan areas through three branch offices.

The Bank is subject to the regulations of certain federal and state agencies, and undergoes periodic examinations by those regulatory authorities.

Plan of Merger - In November 2004, the Bank entered into an Agreement and Plan of Merger with Riverview Bancorp, Inc., a savings and loan holding company based in Vancouver, Washington, and its wholly-owned subsidiary, Riverview Community Bank (Riverview). Under the agreement, American Pacific Bank will merge into Riverview. The Bank's stockholders will be entitled to receive either cash or shares of Riverview Bancorp Inc.'s common stock in exchange for their shares of the Bank's common stock.

The merger, which has been approved by the Board of Directors of both companies, is subject to certain conditions, including the approval of Bank stockholders, receipt of regulatory approvals, and the registration of the shares to be issued in the merger with the Securities and Exchange Commission. The merger is expected to be completed in the second calendar quarter of 2005.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management's estimates and assumptions - In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheets and revenues and expenses for the reporting period. Estimates and assumptions made by management primarily involve the valuation of the allowance for loan losses. Actual results could differ significantly from those estimates.

Cash and cash equivalents - Cash and cash equivalents normally include cash on hand, amounts due from banks, and federal funds sold. Federal funds sold represent excess cash funds that are generally invested on a daily basis.

Investment securities - The Bank is required to specifically identify its investment securities as "available-for-sale," "held-to-maturity," or "trading accounts." Accordingly, management has determined that all investment securities held as of December 31, 2004 and 2003, are "available-for- sale."

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                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities. Securities classified as available-for-sale may be sold in response to such factors as: (1) changes in market interest rates and related changes in the security's prepayment risk, (2) needs for liquidity, (3) changes in the availability of and the yield on alternative instruments, and
(4) changes in funding sources and terms. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of equity until realized. Fair values for investment securities are based on quoted market prices. Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary, result in write-downs of the individual securities to their fair value. Other than temporary declines result in impairment when factors are evident that the fair value of the investment security will not be recovered over the period to maturity. The related write-downs would be included in earnings as realized losses. Premiums and discounts are recognized as interest income using the interest method over the period to maturity.

Federal Home Loan Bank stock - The Bank's investment in Federal Home Loan Bank
(FHLB) stock is a restricted investment carried at par value, which approximates its fair value. As a member of the FHLB system, the Bank is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding FHLB advances. The Bank may request redemption at par value of any stock in excess of the amount the Bank is required to hold. Stock redemptions are made at the discretion of the FHLB.

Loans, net of allowance for loan losses and unearned income - Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses and unearned income. Interest on loans is calculated by the simple-interest method on daily balances of the principal amount outstanding. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

The allowance for loan losses is maintained to provide for losses that can reasonably be anticipated. The allowance is based on ongoing quarterly assessments of the probable losses inherent in the loan portfolio. A reserve for losses on unfunded loan commitments is provided as an other liability to reflect the Bank's potential exposure to loss from future borrowings under commitments to extend credit.

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AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

The allowance for loan losses is increased by provisions charged to operations during the current period and reduced by loan charge-offs, net of recoveries. Loans are charged against the allowance when management believes that the collection of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses, inherent in existing loans and commitments to extend credit, based on evaluations of the probability of collection. In evaluating the probability of collection, management is required to make estimates and assumptions that affect the reported amounts of loans, allowance for loan losses, and the provision for credit losses charged to operations. Actual results could differ significantly from those estimates. These evaluations taken into consideration such factors as the composition of the portfolio, overall portfolio quality, loan concentrations, specific problem loans, and current economic conditions that may affect the borrower's ability to pay. The Bank's methodology for assessing the adequacy of the allowance for credit losses consists of several key elements, which include the formula allowance, specific allowances, and the unallocated allowance.

The formula allowance is calculated by applying loss factors to outstanding loans and certain unfunded loan commitments. Loss factors are based on the Bank' historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date. The Bank determines the loss factors for problem graded loans (substandard, doubtful, and loss), special mention loans, and pass graded loans. The model incorporates the Bank's historical losses and provides adjustments to recognize and quantify the loss exposure from changes in market conditions and trends in the loan portfolio. For purposes of this analysis, loans are grouped by internal risk classifications which are "pass," "special mention," "substandard," "doubtful," and "loss." Certain loans are homogenous in nature and are, therefore, pooled by risk grade. These homogenous loans include consumer installment and home equity loans. Special mention loans are currently performing but are potentially weak, as the borrower has begun to exhibit deteriorating trends, which if not corrected, could jeopardize repayment of the loan and result in further downgrade. Substandard loans have well-defined weaknesses which, if not corrected, could jeopardize the full satisfaction of the debt. A loan classified as "doubtful" has critical weaknesses that make full collection of the obligation improbable. Classified loans, as defined by the Bank, include loans categorized as substandard, doubtful, and loss.

Specific allowances are established based on management's periodic evaluation of loss exposure inherent in classified loans, impaired loans, and other loans in which management believes there is a probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.

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                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

The unallocated portion of the allowance is based upon management's evaluation of various conditions that are not directly measured in the determination of the formula and specific allowances. The conditions may include, but are not limited to, general economic and business conditions affecting the key lending areas of the Bank, credit quality trends, collateral values, loan volumes and concentration, and other business conditions.

The allowance analysis also incorporates the results of measuring impaired loans as provided in Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." A loan is considered impaired when management determines that it is probable that the Bank will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the original recorded investment in the loan and the estimated present value of the total expected cash flows, discounted at the loan's effective rate, or the fair value of the collateral, if the loan is collateral dependent. Any differences in the specific allowance amounts calculated in the impaired loan analysis and the model analysis described above are reconciled by management and changes are made to the allowance as deemed necessary.

Loans held-for-sale and loan sales - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Mortgage loan sales are primarily on a servicing released basis. Gains or losses are recognized to the extent that the sale proceeds of the mortgage loans sold exceed or are less than the net book value at the time of sale. The Bank had no loans held-for-sale as of December 31, 2004 or 2003.

The Bank also sells participations in loans, retaining servicing rights, and an interest in the sold loans. Gain or loss on the sale of loans depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interest based on their relative fair value at the date of transfer. As quoted market prices are generally not available for retained interests, the Bank generally estimates fair value based on the present value of future expected cash flows using
management's best estimate of key assumptions   credit losses, prepayment
speeds, and discount rates commensurate with the risks involved.

No servicing asset or liability is recorded because the Bank estimates that the benefits of servicing are just adequate to compensate it for its servicing responsibilities.

Land, buildings, equipment, and leasehold improvements   Land, buildings,
equipment, and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed principally by the straight-line method over estimated useful lives of the assets, which range from 3 to 40 years.

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AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
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NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Other real estate owned - Real estate acquired by the Bank in satisfaction of debt is carried at the lower of cost or estimated net realizable value. When property is acquired, any excess of the loan balance over its estimated net realizable value is charged to the allowance for loan losses. Subsequent write-downs to net realizable value, if any, or any disposition gains or losses are included in noninterest income and expense. The Bank held no other real estate owned as of December 31, 2004 or 2003.

Advertising - Advertising costs are charged to expense during the year in which they are incurred. Advertising expenses were $24,099, $21,498 and $15,514 in 2004, 2003, and 2002, respectively.

Income taxes - Deferred tax assets and liabilities are determined based on the tax effects of the differences between the book and tax bases of various balance sheet assets and liabilities. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Earnings per share - Basic earnings per share is computed by dividing net income available to stockholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock dividends and splits. Diluted earnings per share are computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. Included in the denominator is the dilutive effect of warrants and stock options computed under the treasury stock method.

Stock options - The Bank applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its stock option plans using the intrinsic value-based method. Accordingly, compensation costs are recognized as the difference between the exercise price of each option and the market price of the Bank's stock at the date of each grant. Had compensation cost for the Bank's 2003 and 2002 grants for stock-based compensation plans been determined consistent with the fair value-based method defined

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                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

in SFAS No. 123, "Accounting for Stock-Based Compensation," its net income and earnings per common share for December 31, 2003 and 2002, would approximate the pro forma amounts shown below (in thousands, except per share data).

                                             2003       2002
                                           -------    -------
Net income:
  As reported                              $ 1,392    $ 1,102
  Pro forma                                $ 1,348    $ 1,023

Basic earnings per share:
  As reported                              $  0.85    $  0.73
  Pro forma                                $  0.82    $  0.68

Diluted earnings per share:
  As reported                              $  0.78    $  0.73
  Pro forma                                $  0.76    $  0.68

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for December 31:

                                             2003       2002
                                           -------    -------

Dividend yield                                   -          -
Expected life (years)                            5          2
Expected volatility                          15.27%     16.16%
Risk-free rate                                1.50%      1.75%

There were no options granted in 2004 and compensation cost for options vesting in 2004 is not significant.

The effect of applying the fair value-based method to stock options granted in the years ended December 31, 2003 and 2002, resulted in an estimated weighted average grant date fair value of $1.05 and $0.54, respectively. The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts.

Off-balance sheet financial instruments - The Bank holds no derivative financial instruments. However, in the ordinary course of business the Bank enters into off-balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when the credits are funded or related fees are earned.

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AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Fair value of financial instruments - The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

Cash and cash equivalents - The carrying amounts of cash and cash equivalents approximate their fair value.

Available-for-sale securities - Fair values for investment securities are based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Federal Home Loan Bank stock - The carrying value of Federal Home Loan Bank stock approximates fair value.

Loans receivable - For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Loans held-for-sale - Fair value represents the anticipated proceeds from sale of the loans.

Deposit liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate money market accounts and variable rate certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings - The carrying amounts of federal funds purchased, borrowings from the Federal Home Loan Bank, and other short-term borrowings maturing within 90 days approximate their fair values.

Long-term borrowings - The fair values of long-term borrowings are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

Accrued interest receivable and payable - The carrying amounts of accrued interest receivable and payable approximate their fair values.

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                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Off-balance sheet instruments - The Bank's off-balance sheet instruments include unfunded commitments to extend credit and standby letters of credit. The fair value of these instruments is not considered practicable to estimate because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs.

Recently issued accounting standards:

"The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" - In March 2004, the Financial Accounting Standards Board (FASB) ratified the consensuses reached by the Emerging Issues Task Force (EITF) regarding Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." EITF Issue 03-1 provides guidance on recognition and measurement of other-than-temporary impairment and its application to certain investments, including all debt securities and equity securities that are subject to the scope of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

On September 30, 2004, the FASB issued a proposed Board-directed Staff Position, FSP EITF Issue 03-1-a, Implementation Guidance for the Application of Paragraph 16 of EITF issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The proposed FSP will provide implementation guidance with respect to debt securities that are impaired solely due to interest rates and/or sector spreads and analyzed for other-than-temporary impairment under paragraph 16 of EITF Issue 03-1. The Board has delayed the effective date to provide further implementation guidance. This delay does not suspend the requirement to recognize other-than-temporary impairments as required by existing authoritative literature. The delay of the effective date for paragraphs 10-20 of EITF Issue 03-1 will be superseded concurrent with the final issuance of FSB EITF Issue 03-1-a. Management does not anticipate adoption of EITF Issue 03-1-a will have a significant impact upon the Bank.

Application of Accounting Principles to Loan Commitments (SAB No. 105) - On March 9, 2004, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 105 "Application of Accounting Principles to Loan Commitments," which specifies that servicing assets embedded in commitments for loans to be held-for-sale should be recognized only when the servicing asset has been contractually separated from the associated loans by sale or securitization. SAB No. 105 is effective for commitments entered into after March 31, 2004. SAB No. 105 has had no effect on the Bank's results of operations or financial condition.

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AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Statement of Financial Accounting Standards No. 123 (revised 2004) - In December 2004, the FASB revised SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. The Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the
award   the requisite service period (usually the vesting period).

This Statement is effective for public entities that file as small business issuers, such as the Bank, as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Management estimates that the effect of adopting this Statement will result in the recognition of no additional compensation expense during 2005.


NOTE 3 - INVESTMENT SECURITIES

The amortized cost and estimated fair value of available-for-sale investment securities are as follows:

                                         Gross         Gross       Estimated
                         Amortized     Unrealized    Unrealized      Fair
                            Cost         Gains         Losses        Value
                         ---------     ----------    ----------    ----------

December 31, 2004:
  Agency notes and bonds  $1,196,541     $    -      $(16,974)    $1,179,567
                          ==========     ======      ========     ==========

December 31, 2003:
  Agency notes and bonds  $1,497,910     $3,485      $      -     $1,501,395
                          ==========     ======      ========     ==========

Securities that have been temporarily impaired less than 12 months at December 31, 2004, are comprised of four U.S. government agency securities, with a weighted average life of 23 months. Temporary impairment of investment securities is the result of a general increase in market rates of interest. There are no securities that have been in a continuous, unrealized loss position for 12 months or more.

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                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
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NOTE 3 - INVESTMENT SECURITIES - (continued)

The amortized cost and estimated fair value of investment securities available-for-sale as of December 31, 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                            Estimated
                                              Amortized       Fair
                                                 Cost         Value
                                             ----------    ----------

Due in one year or less                      $  598,702    $  590,814
Due after one year through five years           597,839       588,753
                                             ----------    ----------

                                             $1,196,541    $1,179,567
                                             ==========    ==========

As of December 31, 2004 and 2003, investment securities with an amortized cost of $1,196,541 and $899,653, respectively, were pledged to secure deposits of public funds.

The Bank, as a member of the FHLB system, is required to maintain an investment in restricted equity securities of the FHLB. FHLB stock is not actively traded but is redeemable at current book value. As of December 31, 2004, the Bank's investment in FHLB stock was $802,800.


NOTE 4 -  LOANS, NET OF ALLOWANCE FOR LOAN LOSSES AND UNEARNED INCOME

The composition of loan balances is summarized as follows:

                                           2004            2003
                                      ------------     -----------

Commercial                            $ 86,628,120     $80,563,270
Real estate - construction              16,603,763      11,739,068
Real estate - permanent                  1,876,387       3,132,975
Credit cards                             3,563,127       3,845,903
Installment                                 68,417          79,424
Overdraft accounts                          61,121          38,355
                                      ------------     -----------

                                       108,800,935      99,398,995
Allowance for loan losses                 (982,611)       (919,305)
Unearned income                           (517,644)       (496,283)
                                      ------------     -----------

     Loans, net of allowance for loan
      losses and unearned income      $107,300,680     $97,983,407
                                      ============     ===========

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AMERICAN PACIFIC BANK
NOES TO FINANCIAL STATEMENTS
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NOTE 4 - LOANS, NET OF ALLOWANCE FOR LOAN LOSSES AND UNEARNED
          INCOME - (continued)

Changes in the allowance for loan losses were as follows:

                                          2004        2003        2002
                                        --------    --------    --------

BALANCE, beginning of year              $919,305    $844,240    $667,806
  Provision for loan losses              206,658     266,917     469,757
  Loans charged off                     (158,502)   (201,770)   (301,875)
  Recoveries on loans previously
   charged off                            15,150       9,918       8,552
                                        --------    --------    --------

BALANCE, end of year                    $982,611    $919,305    $844,240
                                        ========    ========    ========

The Bank has recognized impaired loans having recorded balances of $422,042 and $244,516 on December 31, 2004 and 2003, respectively. The total allowance for loan losses related to these loans was $21,102 and $7,335 on December 31, 2004 and 2003, respectively. The Bank's average recorded investment in impaired loans for the years ended December 31, 2004, 2003, and 2002 was $333,279, $230,848, and $264,602, respectively. Interest income recognized for cash payments received on impaired loans was insignificant in 2004, 2003, and 2002. Had the impaired loans performed according to their original terms, additional interest income that would have been recognized during 2004, 2003, and 2002 would also have been insignificant.

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                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
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NOTE 4 - LOANS, NET OF ALLOWANCE FOR LOAN LOSSES AND UNEARNED
          INCOME - (continued)

The maturity range of the loan portfolio as of December 31, 2004, is as follows:

                                           Due
                             Due in     After One
                             One Year    Through     Due After
                             or Less    Five Years   Five Years       Total
                            ----------  ----------   ----------    ----------

Commercial and real estate $26,570,732  $11,791,926  $66,271,147  $104,633,805
Credit card loans            3,563,102            -            -     3,563,102
Installment loans,
 overdrafts, and ready
 reserves                       75,685      106,301            -       181,986
                           -----------  -----------  -----------  ------------

                           $30,209,519  $11,898,227  $66,271,147   108,378,893
                           ===========  ===========  ===========

Nonaccrual loans                                                       422,042
                                                                  ------------

                                                                  $108,800,935
                                                                  ============

Fixed rate loans           $ 7,900,683  $ 6,748,110  $66,271,147  $ 80,919,940
Adjustable rate loans       22,308,836    5,150,117            -    27,458,953
                           -----------  -----------  -----------  ------------

                           $30,209,519  $11,898,227  $66,271,147   108,378,893
                           ===========  ===========  ===========

Nonaccrual loans                                                       422,042
                                                                  ------------

                                                                  $108,800,935
                                                                  ============

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AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
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NOTE 5 - CREDIT CARD PORTFOLIO

Certain of the Bank's consumer credit card accounts were also originally required to be fully secured with time certificates of deposit or savings accounts at the Bank. The majority of these accounts have become partially unsecured with the passage of time due to the customers' creditworthiness. Unsecured accounts included in the credit card portfolio totaled $1,726,668 and $1,947,993, and secured and partially secured accounts totaled $1,836,434 and $1,897,910 as of December 31, 2004 and 2003, respectively. Credit card account balances that were more than 30 days past due totaled $144,368 and $198,199 as of December 31, 2004 and 2003, respectively.

The credit card portfolio is serviced by Western States Bancard Association
(WSBA). The Bank has assumed all risk management responsibilities including collection and due diligence procedures, while WSBA provides all other portfolio service requirements.

For the years ending December 31, 2004, 2003, and 2002, the Bank's net interest margin on credit card accounts was as follows:

                                           2004        2003        2002
                                         --------    --------    --------

Interest and fee income                  $953,960    $989,763    $786,303
Interest expense                          (22,015)    (61,447)   (103,401)
                                         --------    --------    --------

Net interest margin                      $931,945    $928,316    $682,902
                                         ========    ========    ========

From time to time, the Bank has purchased credit card portfolios from other parties. Generally, after the first year of purchase, the Bank pays a rebate to the seller of 0.5% of net sales on accounts that were acquired. The Bank also maintains certain co-branded credit card programs with other institutions. These cards are promoted by both parties, and the Bank pays a one-time fee for each approved account application referred by the other party, as well as a percentage of net sales on approved accounts. Co-branded credit card balances totaled $1,639,662 and $1,814,287 as of December 31, 2004 and 2003, respectively.

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                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
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NOTE 6 - LAND, BUILDINGS, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS

Major classifications of land, buildings, equipment, and leasehold improvements are summarized as follows:

                                                 2004          2003
                                             -----------   -----------

Land                                          $   35,465    $   35,465
Buildings                                        316,869       316,869
Equipment                                        795,673       761,918
Leasehold improvements                           692,828       702,578
                                             -----------   -----------

     Total land, buildings, equipment,
      and leasehold improvements               1,840,835     1,816,830
Accumulated depreciation and amortization     (1,130,744)   (1,036,130)
                                             -----------   -----------

     Land, buildings, equipment, and
      leasehold improvements, net            $   710,091   $   780,700
                                             ===========   ===========

For the years ended December 31, 2004, 2003, and 2002, depreciation expense totaled $115,757, $113,544, and $115,165, respectively.


NOTE 7 - ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS

Accrued interest receivable and other assets consist of the following:

                                                 2004          2003
                                             -----------   -----------

Accrued interest receivable                   $385,494      $403,836
Deferred income taxes                          259,234       256,312
Settlement and other receivables                52,579       211,815
Prepaid expenses                                54,768        89,028
                                              --------      --------

     Total accrued interest receivable
      and other assets                        $752,075      $960,991
                                              ========      ========


NOTE 8 - TIME DEPOSITS

Time certificates of deposit of $100,000 or more aggregated $20,854,059 and $19,613,794 as of December 31, 2004 and 2003, respectively.

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AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
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NOTE 8 - TIME DEPOSITS - (continued)

The scheduled maturities for time certificates of deposit of $100,000 or more and all other time deposits are as follows as of December 31, 2004:

                                          Time
                                       Certificates
                                       of $100,000       All Other
                                         or More        Time Deposits
                                       -----------      -----------

Maturity in:
  Three months or less                 $ 9,397,792      $ 5,725,633
  Three to six months                    2,261,589        5,893,627
  Six to twelve months                   4,656,532       11,024,293
  One to three years                     4,538,146        8,558,151
                                       -----------      -----------

                                       $20,854,059      $31,201,704
                                       ===========      ===========

NOTE 9 - LINES OF CREDIT AND BORROWED FUNDS

The Bank is a member of the FHLB of Seattle and has entered into an Advances, Security and Deposit Agreement which provides a credit arrangement from the FHLB. Borrowings under the credit arrangement are collateralized by the Bank's FHLB stock as well as loans or other instruments which may be pledged. As of December 31, 2004 and 2003, the Bank had borrowings outstanding with the FHLB of $17,000,000 and $12,600,000, respectively. The promissory notes carry fixed interest rates ranging from 2.12% to 2.73%.

The maturity of borrowed funds is as follows:

Years ending December 31,   2005                 $ 8,000,000
                            2006                   6,000,000
                            2007                   3,000,000
                                                 -----------

                                                 $17,000,000
                                                 ===========

The Bank also has line of credit agreements with correspondent banks with maximum borrowings available of $4,000,000 and an agreement with the FHLB allowing borrowings up to 25% of the Bank's total assets. As of December 31, 2004 and 2003, there were no borrowings under these arrangements.

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                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
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NOTE 10 - OTHER OPERATING EXPENSES

Other operating expenses were comprised of the following:

                                           2004         2003          2002
                                        ----------   ----------    ----------

Credit card expenses                    $  463,314   $  470,473    $  315,544
Data processing expenses                   236,153      229,317       206,968
Telephone, postage, and wire transfer
 expenses                                  170,952      181,080       161,896
Professional services                      382,760      177,100       127,726
Insurance                                   82,036       71,037        63,505
Automatic teller machine processing fees    76,001       67,919        60,734
Stationery, supplies, and printing
 expenses                                   32,262       33,779        35,852
NSF and other operating losses               1,912        8,429        20,064
Public relations and business
 development                                20,838       15,282        16,670
Advertising                                 24,099       21,498        15,514
Miscellaneous other operating expenses     167,713      136,067       165,628
                                        ----------   ----------    ----------

     Other operating expenses           $1,658,040   $1,411,981    $1,190,101
                                        ==========   ==========    ==========

NOTE 11 - INCOME TAXES

The provision for income taxes consists of the following:

                                           2004         2003          2002
                                        ----------   ----------    ----------

Current tax expense:
  Federal                               $  932,449   $  758,251    $  600,692
  State                                    120,746       77,576        62,560
                                        ----------   ----------    ----------

                                         1,053,195      835,827       663,252
                                        ----------   ----------    ----------

Deferred tax (benefit) expense:
  Federal                                   (2,587)      15,346        10,739
  State                                       (335)       1,571         1,099
                                        ----------   ----------    ----------

                                            (2,922)      16,917        11,838
                                        ----------   ----------    ----------

Provision for income taxes              $1,050,273   $  852,744    $  675,090
                                        ==========   ==========    ==========

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AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
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NOTE 11 - INCOME TAXES - (continued)

Deferred tax asset and liability accounts consisted of the following:


                                               2004         2003
                                            ---------     ---------

Deferred tax assets:
  Loan loss reserve                         $ 279,111     $ 254,829
  Net operating loss carryforward              18,765        39,228
  Other                                        72,968        26,675
                                            ---------     ---------

                                              370,844       320,732
                                            ---------     ---------

Deferred tax liabilities:
  Accumulated depreciation                    (16,192)      (21,461)
  Other                                       (95,418)      (42,959)
                                            ---------     ---------

                                             (111,610)      (64,420)
                                            ---------     ---------

Net deferred tax assets                     $ 259,234     $ 256,312
                                            =========     =========

As of December 31, 2004, the Bank had net operating loss carryforwards of $48,922 available to offset future income taxes. These carryforwards expire in 2005.

Management believes, based upon the Bank's historical performance, that the deferred tax assets will be realized in the normal course of operations and, accordingly, deferred tax assets have not been reduced by a valuation allowance.

A reconciliation between the statutory federal income tax rate and the effective tax rate is as follows:

                                            2004        2003        2002
                                         ----------   ---------   ---------

Federal income taxes at statutory
 rates                                   $  906,840   $ 763,057   $ 604,074
State income taxes, net of federal
 benefit                                    112,674      98,059      74,401
Other differences                            30,759      (8,372)     (3,385)
                                         ----------   ---------   ---------

                                         $1,050,273   $ 852,744   $ 675,090
                                         ==========   =========   =========

                                               39.4%       38.0%       38.0%
                                         ==========   =========   =========

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                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
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NOTE 12 - CONCENTRATIONS OF CREDIT RISK

All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market areas. The majority of such customers are also depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers as of December 31, 2004. The Bank's loan policy does not allow the extension of credit to any single borrower or group of related borrowers in excess of $500,000 without approval from the Bank's loan committee.

Most of the Bank's commercial loan activity is to customers located near its headquarters and branch offices. These geographical areas are primarily involved in commercial business and residential development activities. As of December 31, 2004 and 2003, commercial real estate loans were 73% and 75%, respectively, of the Bank's loan portfolio.

The Bank's real estate lending department in Portland, Oregon, makes real estate construction loans to builders and their customers primarily in the Portland, Oregon, and Vancouver, Washington, metropolitan areas. The department also occasionally provides real estate mortgage brokerage services to customers for which it receives fee and interest income. As of December 31, 2004 and 2003, 15% and 12%, respectively, of the Bank's loan portfolio was comprised of real estate construction loans.

The Bank makes credit card loans to qualified individuals throughout the United States. As of December 31, 2004 and 2003, 3% and 4%, respectively, of the Bank's loan portfolio was comprised of outstanding credit card balances.

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AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 13 - TRANSACTIONS WITH RELATED PARTIES

Certain directors, executive officers, and principal stockholders are customers of and have had banking transactions with the Bank in the ordinary course of business, and the Bank expects to have such transactions in the future. All loans and commitments to loan included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Bank, do not involve more than the normal risk of collectibility or present any other unfavorable features. The following table summarizes loan transactions between the Bank and related parties:


                                                    2004          2003
                                                 ---------     ---------

BALANCE, beginning of year                       $  34,332     $  31,498
Loans made                                         273,658       240,106
Loans paid                                        (268,697)     (237,272)
                                                 ---------     ---------

BALANCE, end of year                             $  39,293     $  34,332
                                                 =========     =========

In December 1999, the Bank entered into a Co-Branded Credit Card Agreement with eBanker USA.Com, Inc. (eBanker), a company for which the Bank's chairman and chief executive officer serve as members of the Board of Directors. Under the Agreement, eBanker maintains a web-site for soliciting credit card customers over the Internet. The program is designed to attract subprime and business credit card borrowers under a cash secured arrangement. The Bank has agreed to service the accounts for a monthly fee on a cost-plus basis. eBanker funds the program and assumes all risks, and is responsible for any losses from co-branded accounts. The program commenced during 2000; however, as of December 31, 2004, no activity has occurred.


NOTE 14 - COMMON STOCK TRANSACTIONS

Private placement offering - In June 1999, the Bank's Board of Directors approved a private placement offering for the sale of 11 units of equity interest at $46,500 per unit or an aggregate amount of $511,500. In the private placement offering, each unit consisted of 11,000 shares of common stock and warrants for 110,000 additional shares. The exercise price for the warrants was $4.23 per share until September 30, 2000, then increasing to $4.68 per share through September 30, 2001, to $5.14 per share through September 30, 2002, to $5.59 per share through September 30, 2003, and to $6.05 per share through September 30, 2004, when the warrants expired.

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                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 14 - COMMON STOCK TRANSACTIONS - (continued)

The private placement was fully subscribed by the Bank's chairman, who paid the subscription price of $511,500. The chairman also received 1,210,000 common stock warrants from the private placement offering. As of December 31, 2004, all shares of common stock pursuant to the private placement offering have been issued and all common stock warrants had been exercised.

Stock option plans - In September 2000, stockholders of the Bank approved the 2000 Stock Option Plan (the Plan) for the granting of incentive stock options to employees and the granting of nonstatutory options (NQSOs) to nonemployee directors.

The Plan provides for the grant of options up to an aggregate of 275,000 shares of stock, all of which may be awarded to employees who do not own 10% or more of the voting stock of the Bank. No more than 60% of the options may be awarded as NQSOs.

The Plan became effective upon stockholder approval and terminates ten years after the effective date of the Plan. The Plan is administered by the Board of Directors. Options granted under this plan are not exercisable for one year and have terms not exceeding five years. Options may be exercised only while the grantee is an employee or within three months following termination. As of December 31, 2004, options for 126,500 shares were outstanding and exercisable under the 2000 Stock Option Plan.

In April 1992, stockholders of the Bank approved the 1992 Restated Nonqualified Stock Option Plan for Employees (Employee Plan) and the Restated Nondiscretionary Stock Option Plan for Nonemployee Directors (Outside Director
Plan).

The Employee Plan provided for the grant of options to employees up to an aggregate of 134,750 shares of common stock. All employees of the Bank who met eligibility requirements could participate in the Employee Plan, which was administered by the Board of Directors. The Board had the authority to grant options including determination of the conditions and timing of grants, designation of the employees to whom options were to be granted, as well as the number of shares subject to option and selection of the exercise price for shares optioned. Under the plan, options could be exercised only while the grantee was an employee or within 12 months following termination of employment. The plan terminated in 2002. As of December 31, 2004, no options remained outstanding under the Employee Plan.

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AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
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NOTE 14 - COMMON STOCK TRANSACTIONS - (continued)

The Outside Director Plan covered all nonemployee directors of the Bank. This plan provided for the grant of options to directors up to an aggregate of 10,725 shares of common stock. The plan was administered by a committee of the Board of Directors, which specified the conditions, timing, and exercise price of grants of options. Under the plan, options could be exercised only while the grantee serves as a director or within 12 months following termination as a director. The exercise price for options could not be less than 85% of fair market value of the stock on the date of grant. Similar to the Employee Plan, the Outside Director Plan became effective in April 1992 and terminated in 2002. As of December 31, 2004, there were no options outstanding under the Outside Director Plan.

Both restated plans for employees and directors had two restrictions in the recipients' exercise rights. First, recipients could not exercise options until after six months from the grant date. Further, the Bank could require recipients not to dispose of exercised shares for up to 12 months from the completion of an underwritten public offering of the Bank's securities.

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                                                                                       AMERICAN PACIFIC BANK
                                                                               NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------


NOTE 14 - COMMON STOCK TRANSACTIONS - (continued)

The following summarizes options available and outstanding under all plans as of December 31, 2004:

                                                          Outside            2000 Stock         Combined
                                  Employee Plan        Director Plan         Option Plan          Plans
                                ------------------   ------------------   -------------------   --------
                                          Weighted             Weighted             Weighted
                                          Average              Average              Average
                                           Option               Option               Option
                                Shares     Price     Shares     Price     Shares     Price       Shares
                                ------    --------   ------    --------   ------    ---------    -------

Options outstanding as of
 December 31, 2001              11,450     $3.02     10,175     $4.03           -                 21,625
Options granted in 2002          1,000     $3.90          -               218,500     $5.00      219,500
Options exercised in 2002       (2,750)    $2.05     (2,400)    $3.18     (80,000)    $5.00      (85,150)
Options cancelled in 2002            -     $   -          -                     -                      -
                                ------               ------               -------                -------

Options outstanding as of
 December 31, 2002               9,700     $3.31      7,775     $4.29     138,500     $5.00      155,975
                                ======     =====     ======     =====     =======     =====      =======
Options exercisable as of
 December 31, 2002               8,700     $3.31      7,775     $4.29           -     $   -       16,475
                                ======     =====     ======     =====     =======     =====      =======
Options reserved as of
 December 31, 2002                   -                    -                56,500                 56,500
                                ======               ======               =======                =======

Options outstanding as of
 December 31, 2002               9,700     $3.31      7,775     $4.29     138,500     $5.00      155,975
Options granted in 2003              -                    -                 6,000     $6.16        6,000
Options exercised in 2003       (1,000)    $3.90     (3,100)    $3.18           -                 (4,100)
Options cancelled in 2003       (5,500)    $3.41     (4,675)    $5.02     (15,000)    $5.00      (25,175)
                                ------               ------               -------                -------

Options outstanding as of
 December 31, 2003               3,200     $3.24          -     $   -     129,500     $5.05      132,700
                                ======     =====     ======     =====     =======     =====      =======
Options exercisable as of
 December 31, 2003               3,200     $3.24          -     $   -     125,500     $5.00      128,700
                                ======     =====     ======     =====     =======     =====      =======
Options reserved as of
 December 31, 2003                   -                    -                65,500                 65,500
                                ======               ======               =======                =======

Options outstanding as of
 December 31, 2003               3,200     $3.24          -               129,500     $5.05      132,700
Options granted in 2004              -                    -                     -                      -
Options exercised in 2004       (3,200)    $3.24          -                     -                 (3,200)
Options cancelled in 2004            -                    -                (3,000)    $5.76       (3,000)
                                ------               ------               -------                -------

Options outstanding as of
 December 31, 2004                   -     $   -          -     $   -     126,500     $5.04      126,500
                                ======     =====     ======     =====     =======     =====      =======
Options exercisable as of
 December 31, 2004                   -     $   -          -     $   -     126,500     $5.04      126,500
                                ======     =====     ======     =====     =======     =====      =======
Options reserved as of
 December 31, 2004                   -                    -                68,500                 68,500
                                ======               ======               =======                =======

------------------------------------------------------------------------------------------------------------


AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 14 - COMMON STOCK TRANSACTIONS - (continued)

As of December 31, 2004, the range of exercise prices and weighted average remaining contractual life of outstanding options was $5.00 to $7.15 and approximately 2.4 years, respectively.


NOTE 15 - EARNINGS PER SHARE

Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Bank's stock option plans and common stock warrants issued in a private placement offering. The following table illustrates the computations of basic and diluted earnings per share for the years ended December 31, 2004, 2003, and 2002:

                                          2004         2003         2002
                                       ----------   ----------   ----------

Basic earnings per share:
  Income available to common
   stockholders                        $1,616,904   $1,391,544   $1,101,598
                                       ==========   ==========   ==========

  Weighted-average common shares
   outstanding                          2,063,021    1,642,148    1,500,016
                                       ==========   ==========   ==========

  Basic earnings per share             $     0.78   $     0.85   $     0.73
                                       ==========   ==========   ==========

  Diluted earnings per share:
    Income available to common
     stockholders                      $1,616,904   $1,391,544   $1,101,598
                                       ==========   ==========   ==========

  Weighted-average common shares
   outstanding                          2,063,021    1,642,148    1,500,016

  Net effect of dilutive stock
   options - based on the treasury
   stock method using average
   market price                            70,113      141,617            -
                                       ----------   ----------   ----------

  Weighted-average common shares
   outstanding and common stock
   equivalents                          2,133,134    1,783,765    1,500,016
                                       ==========   ==========   ==========

  Diluted earnings per share           $     0.76   $     0.78   $     0.73
                                       ==========   ==========   ==========

------------------------------------------------------------------------------

                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 16 - EMPLOYEE BENEFIT PLANS

The Bank maintains a 401(k) Retirement Salary Savings and Profit Sharing Plan. All permanent employees are eligible once they meet the age and service requirements. Employer contributions match 50% of all qualified employee contributions, to a maximum of 3% of annual salary. Employer contributions of $15,360, $21,105, and $31,534 were made for the years ended December 31, 2004, 2003, and 2002, respectively. The Bank's contributions to the plan have been made early in the following year in the form of Bank common stock. Accordingly, the Bank contributed 2,483 shares of common stock valued at $8.50 per share in 2004, 6,232 shares of common stock valued at $5.06 per share in 2003, 8,887 shares of common stock valued at $3.14 per share in 2002. The contribution for 2004 will be made in cash.

The Bank has established an employee incentive compensation program which provides eligible participants additional compensation based upon the achievement of certain Bank goals. For the years ending December 31, 2004, 2003, and 2002, additional compensation of $267,884, $382,374, and $279,642, respectively, was paid to eligible employees pursuant to this program.

The Bank has entered into employment agreements with its chief executive officer and chief financial officer. In addition to providing customary salaries and benefits to the executives, the agreements provide for cash payments at termination of employment, under conditions as defined in the employment agreements. In the case of the chief executive officer, a Board resolution provides for incentive compensation in certain circumstances. Further, upon termination of employment, the Bank is obligated to pay the chief executive officer for all then accumulated and unused vacation and sick leave at his then prevailing salary rate. As of December 31, 2004, the Bank had recognized a liability of $160,238 as its obligation for past services pursuant to the employment agreement.


NOTE 17 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business to meet the financing needs of its customers, the Bank is a party to financial instruments with off-balance sheet risk. These financial instruments include commitments to extend credit and the issuance of letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. Unless noted otherwise, the Bank requires collateral or other security to support financial instruments with credit risk.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

------------------------------------------------------------------------------

AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 17 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK - (continued)

The following summarizes the Bank's outstanding off-balance sheet loan commitments:

                                                  Contract Amount
                                                 as of December 31,
                                             ---------------------------
                                                2004             2003
                                             -----------     -----------

Financial instruments whose contract
 amounts represent credit risk:
  Credit card commitments                    $11,331,081     $12,609,319
  Construction loan commitments                6,800,060       6,270,242
  Line of credit commitments                   5,039,832       2,093,133
  Letters of credit                            1,398,470       1,498,870
                                             -----------     -----------

                                             $24,569,443     $22,471,564
                                             ===========     ===========

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include depository accounts held by the Bank, accounts receivable, inventory, property, equipment, and income-producing properties.

Letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

------------------------------------------------------------------------------

                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 18 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table estimates fair value and the related carrying amount of the Bank's financial instruments at December 31:

                                      2004                      2003
                           -------------------------   ----------------------
                                          Estimated                Estimated
                             Carrying        Fair       Carrying      Fair
                              Amount         Value       Amount       Value
                           -----------    ----------   ----------  ----------

Cash and due from banks   $  2,227,515  $  2,227,515  $ 1,155,545  $ 1,155,545
Federal funds sold        $  9,620,000  $  9,620,000  $ 5,295,000  $ 5,295,000
Investment securities
 available-for-sale       $  1,179,567  $  1,179,567  $ 1,501,395  $ 1,501,395
Federal Home Loan Bank
 stock                    $    802,800  $    802,800  $   635,300  $   635,300
Loans, net of allowance
 for loan losses and
 unearned income          $107,300,680  $106,892,000  $97,983,407  $97,607,000
Accrued interest
 receivable               $    385,494  $    385,494  $   403,836  $   403,836
Noninterest-bearing
 demand deposits          $  4,638,813  $  4,638,813  $ 5,333,569  $ 5,333,569
NOW and money market
 accounts                 $ 26,244,713  $ 26,244,713  $22,834,384  $22,834,384
Savings and time deposits $ 55,468,217  $ 55,415,000  $55,852,345  $55,857,000
Borrowed funds            $ 17,000,000  $ 16,857,000  $12,600,000  $12,578,000
Accrued interest payable  $    111,589  $    111,589  $   111,321  $   111,321

While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Bank to have disposed of such items as of December 31, 2004 and 2003, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values as of December31, 2004 and 2003, should not necessarily be considered to apply at subsequent dates.

In addition, other assets and liabilities of the Bank that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, nonfinancial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, customer goodwill, and similar items.

------------------------------------------------------------------------------

AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 19 - COMMITMENTS AND CONTINGENCIES

Operating lease commitments   As of December 31, 2004, the Bank leased certain
branch facilities and equipment. Rent expense for 2004, 2003, and 2002, was $290,096, $296,658, and $273,813, respectively. The minimum annual commitment for future rentals under operating leases is summarized as follows:

Years ending December 31,  2005          $  234,140
                           2006             219,610
                           2007             228,520
                           2008             228,520
                           2009             209,475
                                         ----------

                                         $1,120,265
                                         ==========

Joint Venture contingency - The Bank acquired an undivided one-third interest in a joint venture as a result of a loan default in 1984. An environmental assessment report performed in 2004 confirmed the existence of petroleum hydrocarbons in the soil and ground water on the property. The Bank has received two environmental clean-up estimates, which collectively range from $80,000 to $500,000. Management has determined that the lower amount represents the Bank's exposure for clean-up expenses, and that other owners of the property will assume responsibility for, and will be capable of, paying their share of the clean-up costs. The Bank has recorded a $30,000 reserve to cover potential environmental liability associated with the property, based on the Bank's share of clean-up costs, estimated to be $80,000 in total.

Legal contingencies - In the ordinary course of business, the Bank may become involved in various litigation arising from normal banking activities. In the opinion of management, after consultation with legal counsel, there are no current matters expected to have a material adverse effect on the Bank's financial condition or results of operations.


NOTE 20 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on a bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

------------------------------------------------------------------------------

                                                         AMERICAN PACIFIC BANK
                                                 NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 20 - REGULATORY MATTERS - (continued)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2004, that the Bank meets all capital adequacy requirements to which it is subject by regulation.

The most recent notifications from the Bank's regulatory agencies categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes may have changed the Bank's category. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based capital, Tier 1 risk-based capital, and Tier 1 leverage capital ratios as set forth in the table below.

                                                             To Be Well-
                                                          Capitalized Under
                                         For Capital      Prompt Corrective
                          Actual       Adequacy Purposes  Action Provisions
                    ----------------   -----------------  -----------------
                     Amount    Ratio    Amount    Ratio    Amount    Ratio
                    -------    -----   --------   ------  --------   ------

(in thousands)
As of December 31,
 2004:

Total capital to
 risk-weighted
 assets              $19,598    18.1%    $8,666    >8.0%    $10,833   >10.0%

Tier 1 capital to
 risk-weighted
 assets              $18,615    17.2%    $4,333    >4.0%    $ 6,500    >6.0%

Tier 1 capital to
 average assets      $18,615    14.9%    $5,022    >4.0%    $ 6,277    >5.0%


------------------------------------------------------------------------------

AMERICAN PACIFIC BANK
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 20 - REGULATORY MATTERS - (continued)

                                                             To Be Well-
                                                          Capitalized Under
                                         For Capital      Prompt Corrective
                          Actual       Adequacy Purposes  Action Provisions
                    ----------------   -----------------  -----------------
                     Amount    Ratio    Amount    Ratio    Amount    Ratio
                    -------    -----   --------   ------  --------   ------

(in thousands)
As of December 31,
 2003:

Total capital to
 risk-weighted
 assets             $12,251    12.3%    $7,952     >8.0%    $9,940   >10.0%

Tier 1 capital to
 risk-weighted
 assets             $11,332    11.4%    $3,976     >4.0%    $5,964    >6.0%

Tier 1 capital to
 average assets     $11,332    10.4%    $4,360     >4.0%    $5,450    >5.0%


------------------------------------------------------------------------------

                                   APPENDIX E

           RIVERVIEW BANCORP, INC. 2004 ANNUAL REPORT TO SHAREHOLDERS
                      INCLUDING ANNUAL REPORT ON FORM 10-K
                                      AND
     QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 2004

                                                                   APPENDIX E

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                    FORM 10-K

     [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934

         For the Fiscal Year Ended March 31, 2004

                                      OR

     [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934

                        Commission File Number: 0-22957

                              RIVERVIEW BANCORP, INC.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Washington                                         91-1838969
-------------------------------------------------      -----------------------
(State or other jurisdiction of incorporation             (I.R.S. Employer
 or organization)                                              I.D. Number)

900 Washington St., Ste. 900,Vancouver, Washington              98660
--------------------------------------------------     -----------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:         (360) 693-6650
                                                       -----------------------

Securities registered pursuant to Section 12(b)
 of the Act:                                                     None
                                                       -----------------------

Securities registered pursuant to Section 12(g)
 of the Act:                                           Common Stock, par value
                                                            $.01 per share
                                                       -----------------------
                                                           (Title of Class)

     Indicate by check mark whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days. Yes   X   No
                                                   -----    -----

     Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and disclosure will not be contained, to the best of the Registrant's knowledge, in any definitive proxy or information statements incorporated by reference in Part III of this Form
10-K or any amendments to this Form 10-K.    X
                                           -----

     Indicate by check mark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).
Yes  X  No
   ----    ----

     The aggregate market value of the voting stock held by nonaffiliates of the Registrant, based on the closing sales price of the registrant's Common Stock as quoted on the Nasdaq National Market System under the symbol "RVSB" on September 30, 2003 was approximately $89,352,396 (4,727,640 shares at $18.90 per share). It is assumed for purposes of this calculation that none of the Registrant's officers, directors and 5% stockholders (including the Riverview Bancorp, Inc. Employee Stock Ownership Plan) are affiliates. As of May 11, 2004, there were issued and outstanding 4,777,911 shares of the Registrant's common stock.

                        DOCUMENTS INCORPORATED BY REFERENCE

     1. Portions of Registrant's Definitive Proxy Statement for the 2004 Annual Meeting of Shareholders (Part III).

                                     PART I


Item 1.  Business
-----------------

General

Riverview Bancorp, Inc. ("the Company"), a Washington corporation, was organized on June 23, 1997 for the purpose of becoming the holding company for Riverview Savings Bank FSB, upon its reorganization as a wholly-owned subsidiary of the Company resulting from the conversion of Riverview, M.H.C., Camas, Washington, from a federal mutual holding company to a stock holding company ("Conversion and Reorganization"). The Conversion and Reorganization was completed on September 30, 1997. Riverview Savings Bank, FSB changed its name to Riverview Community Bank (the "Bank") effective June 29, 1998. On July 18, 2003, the Company completed the acquisition of Today's Bancorp, Inc. ("Today's Bancorp"). The acquisition of Today's Bancorp's $122.3 million of assets and $105.1 million of deposits were accounted for using the purchase method of accounting. At March 31, 2004, the Company had total assets of $520.5 million, total deposits of $409.1 million and shareholders' equity of $65.2 million. All references to the Company herein include the Bank where applicable.

The Bank is regulated by the Office of Thrift Supervision ("OTS"), its primary regulator, and by the Federal Deposit Insurance Corporation ("FDIC"), the insurer of its deposits. The Bank's deposits are insured by the FDIC up to applicable legal limits under the Savings Association Insurance Fund ("SAIF"). The Bank has been a member of the Federal Home Loan Bank ("FHLB") system since 1937.

The Company is a progressive community-oriented, financial institution, which emphasizes local, personal service to residents of its primary market area. The Company considers Clark, Cowlitz, Klickitat and Skamania counties of Washington as its primary market area. The Company is engaged primarily in the business of attracting deposits from the general public and using such funds in its primary market area to originate mortgage loans secured by one- to four-family residential real estate, multi-family, commercial construction, commercial real estate and non-mortgage loans providing financing for business commercial ("commercial") and consumer purposes. Commercial real estate loans and commercial loans have grown from 15.72% and 5.87% of the loan portfolio, respectively, in fiscal 2000 to 42.29% and 13.73%, respectively, in fiscal
2004.   The Company continues to change the composition of its loan portfolio and the deposit base as part of its transition to commercial banking. The Company's strategic plan includes targeting the commercial banking customer base in our primary market area, specifically small and medium size businesses, professionals and wealth building individuals. In pursuit of these goals, the Company will emphasize controlled growth and the diversification of its loan portfolio to include a higher portion of commercial and commercial real estate loans. A related goal is to increase the proportion of personal and business checking account deposits used to fund these new loans. Significant portions of these new loan products carry adjustable rates, higher yields or shorter terms and higher credit risk than traditional fixed-rate mortgages. The strategic plan stresses increased emphasis on non-interest income, including increased fees for asset management and deposit service charges. The strategic plan is designed to enhance earnings, reduce interest rate risk and provide a more complete range of financial services to customers and the local communities the Company serves. The Company is well positioned to attract new customers and to increase its market share given that the administrative headquarters and nine of its thirteen branches are located in Clark County, for most of the 1990s was the fastest growing county in the State of Washington according to the U.S. Census Bureau.

In order to support its strategy of growth without compromising its local, personal service to its customers and a commitment to asset quality, the Company has made significant investments in experienced branch, lending, asset management and support personnel and has incurred significant costs in facility expansion. The Company's efficiency ratios reflect this investment and will remain relatively high by industry standards for the foreseeable future due to the emphasis on growth and local, personal service. Control of non-interest expenses remains a high priority for the Company's management.

The Company continuously reviews new products and services to give its customers more financial options. With an emphasis on growth of non-interest income and control of non-interest expense, all new technology and services are reviewed for business development and cost saving purposes. The in house processing of checks and production of images has supported the Bank's increased service to customers and at the same time has increased efficiency. The Company continues to experience growth in customer use of the online banking services. Customers are able to conduct a full range of services on a real-time basis, including balance inquiries, transfers and electronic bill-paying. This online service has also enhanced the delivery of cash management services to commercial customers. The internet banking branch web site is www.riverviewbank.com.

Market Area

The Company conducts operations from its home office in Vancouver and thirteen branch offices in Camas, Washougal, Stevenson, White Salmon, Battle Ground, Goldendale, Vancouver (six branch offices) and Longview, Washington. The Company's market area for lending and deposit taking activities encompasses Clark, Cowlitz, Skamania and Klickitat Counties, throughout the Columbia River Gorge area. The Company operates a trust and financial services company, Riverview Asset Management Corporation, located in downtown Vancouver, Washington. Riverview Mortgage, a mortgage broker division of the Company, originates mortgage loans (including construction loans) for various mortgage companies predominantly in the Portland, Oregon metropolitan areas, as well as for the Company. The Business and Professional Banking Division located at the downtown Vancouver main branch and the Cascade Park lending office offers commercial and business banking services.

Vancouver is located in Clark County, which is just north of Portland, Oregon.

Several businesses are located in the Vancouver area because of the favorable tax structure and lower energy costs in Washington as compared to Oregon. Washington has no state income tax and Clark County operates a public electric utility that provides relatively lower cost electricity. Located in the Vancouver area are Sharp Microelectronics, Hewlett Packard, Georgia Pacific, Underwriters Laboratory and Wafer Tech, as well as several support industries. In addition to this industrial base, the Columbia River Gorge Scenic Area has been a source of tourism, which has transformed the area from its past dependence on the timber industry.

Lending Activities

General. At March 31, 2004, the Company's total net loans receivable, including loans held for sale, amounted to $381.5 million, or 73.3% of total assets at that date. The principal lending activity of the Company is the origination of mortgage loans through its mortgage banking activities, including residential, residential construction loans and loans collateralized by commercial properties. While the Company has historically emphasized real estate mortgage loans secured by one- to four- residential real estate, it has been diversifying its loan portfolio by focusing on increasing the number of originations of commercial, commercial real estate and consumer loans. A substantial portion of the Company's loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area.

Loan Portfolio Analysis. The following table sets forth the composition of the Company's loan portfolio by type of loan at the dates indicated.


                                                           At March 31,
                         -----------------------------------------------------------------------------------
                               2004            2003           2002             2001               2000
                         ---------------  --------------- ---------------  --------------   ----------------
                         Amount  Percent  Amount  Percent Amount  Percent  Amount Percent   Amount  Percent
                         ------- -------  ------  ------- ------  -------  ------ -------   ------  --------
                                                                (Dollars in thousands)
Real estate loans:
 One- to four-
  family (1)            $ 44,601  10.61% $ 59,999  17.72% $ 73,536  22.62% $117,152  35.67% $102,542  37.61%
 Multi-family              5,074   1.21     6,313   1.86     9,895   3.04    11,073   3.37    10,921   4.01
 Construction one- to
  four- family            78,094  18.58    70,397  20.79    71,148  21.89    60,041  18.28    49,338  18.10
 Construction multi-
  family                       -      -     2,100   0.62     4,000   1.23     4,514   1.37     4,669   1.71
 Construction commercial   1,453   0.35     4,531   1.34     5,230   1.61     6,806   2.07     3,597   1.32
 Land                     27,020   6.43    34,630  10.23    27,406   8.43    24,230   7.38    25,475   9.34
 Commercial real estate  177,785  42.29   101,672  30.02    84,094  25.87    56,540  17.21    42,871  15.72
                        -------- ------  -------- ------  -------- ------  -------- ------ --------- ------
  Total real estate
   loans                 334,027  79.47   279,642  82.58   275,309  84.69   280,356  85.35   239,413  87.81

 Commercial               57,702  13.73    34,239  10.11    23,319   7.17    23,099   7.03    15,976   5.87

Consumer loans:
 Automobile loans          1,622   0.39     1,458   0.43     2,132   0.66     3,223   0.98     2,875   1.05
 Savings account loans       333   0.08       319   0.09       515   0.16       440   0.13       356   0.13
 Home equity loans        23,778   5.66    21,088   6.23    21,598   6.65    18,761   5.71    11,148   4.09
 Other consumer loans      2,864   0.67     1,927   0.56     2,134   0.67     2,596   0.80     2,864   1.05
                        -------- ------  -------- ------  -------- ------  -------- ------ --------- ------
 Total consumer loans     28,597   6.80    24,792   7.31    26,379   8.14    25,020   7.62    17,243   6.32
Total loans and loans
 held for sale           420,326 100.00%  338,673 100.00%  325,007 100.00%  328,475 100.00%  272,632 100.00%
                                 ======           ======           ======           ======           ======

Less:
 Undisbursed loans in
  process                 31,204           31,222           30,970           26,223          18,880
 Unamortized loan
  origination fees, net
  of direct cost           3,107            2,901            2,970            3,475           3,355
 Unearned discounts            -                -                -                -               1
 Allowance for loan
  losses                   4,481            2,739            2,537            1,916           1,362
                        --------         --------         --------         --------        --------
Total loans receivable,
 net (1)                $381,534         $301,811         $288,530         $296,861        $249,034
                        ========         ========         ========         ========        ========

--------------
(1) Includes loans held for sale of $407,000, $1.5 million, $1.8 million, $569,000 and none at March 31,
    2004, 2003, 2002, 2001 and 2000, respectively.

                                                    E-4


One- to Four- Family Real Estate Lending. The majority of the residential loans are secured by one- to four- family residences located in the Company's primary market area. Underwriting standards require that one- to four- family portfolio loans generally be owner occupied and that loan amounts not exceed 80% or (95% with private mortgage insurance) of the lesser of current
appraised value or cost of the underlying collateral.   Terms typically range
from 15 to 30 years, and the Company also offers balloon mortgage loans with terms of either five or seven years. The Company originates both fixed rate mortgages and adjustable rate mortgages ("ARMs") with repricing based on Treasury Bill or other index. The ability to generate volume in ARMs, however, is largely a function of consumer preference and the interest rate environment.

In addition to originating one- to four- family loans for its portfolio, the Company is an active mortgage broker for several third party mortgage lenders. In recent periods, these mortgage brokerage activities have reduced the volume of fixed rate one- to- four family loans that are originated and sold by the Company. See "-Loan Originations, Sales and Purchases" and "-Mortgage Brokerage."

The Company generally sells fixed-rate mortgage loans with maturities of 15 years or more and balloon mortgages to the Federal Home Loan Mortgage Corporation ("FHLMC"), servicing retained. See "-Loan Originations, Sales and Purchases" and "-Mortgage Loan Servicing."

The retention of ARM loans in the portfolio helps reduce the Company's exposure to changes in interest rates. There are; however, unquantifiable credit risks resulting from the potential of increased costs arising from changed rates to be paid by the customer. It is possible that during periods of rising interest rates the risk of default on ARM loans may increase as a result of repricing and the increased costs to the borrower. Another consideration is that although ARM loans allow the Company to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the periodic and lifetime interest rate adjustment limits. Because of these considerations, the Company has no assurance that yields on ARM loans will be sufficient to offset increases in its cost of funds.

While one- to four- family residential real estate loans typically are originated with 30-year terms and the Company permits its ARM loans to be assumed by qualified borrowers, these loans generally remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. In addition, substantially all of the fixed interest rate loans in the Company's loan portfolio contain due-on-sale clauses providing that the Company may declare the unpaid amount due and payable upon the sale of the property securing the loan. Thus, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

The Company requires title insurance insuring the status of its lien on all of the real estate secured loans and also requires that fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the lesser of the loan balance and the replacement cost of the improvements. Where the value of the unimproved real estate exceeds the amount of the loan on the real estate, the Company may make exceptions to its property insurance requirements.

Construction Lending. The Company actively originates three types of residential construction loans: (i) speculative construction loans, (ii) custom/presold construction loans and (iii) construction/permanent loans. Subject to market conditions, the Company intends to increase its residential construction lending activities. To a lesser extent, the Company also originates construction loans for the development of multi-family and commercial properties.

At March 31, 2004 and 2003, the composition of the Company's construction loan portfolio was as follows:

                                                  At March 31,
                                     --------------------------------------
                                            2004               2003
                                     ------------------  ------------------
                                     Amount(1)  Percent  Amount(1)  Percent
                                     --------   -------  --------   -------
                                            (Dollars in thousands)

Speculative construction              $37,017    39.80%   $32,379    33.24%
Commercial/multi-family construction    1,453     1.56     10,750    11.04
Custom/presold construction            15,949    17.15      7,286     7.48
Construction/permanent                 25,128    27.02     26,590    27.30
Construction/land                      13,461    14.47     20,412    20.94
                                      -------   ------    -------   ------
  Total                               $93,008   100.00%   $97,417   100.00%
                                      =======   ======    =======   ======

(1)  Includes loans in progress.

Speculative construction loans are made to home builders and are termed "speculative" because the home builder does not have, at the time of loan origination, a signed contract with a home buyer who has a commitment for permanent financing with either the Company or another lender for the finished home. The home buyer may be identified either during or after the construction period, with the risk that the builder will have to debt service the speculative construction loan and finance real estate taxes and other carrying costs of the completed home for a significant time after the completion of construction until the home buyer is identified. At March 31, 2004, the Company had seven borrowers with aggregate outstanding speculative loan balances of more than $1.0 million, which totaled $10.9 million and were performing according to original terms.

Unlike speculative construction loans, presold construction loans are made for homes that have buyers. Presold construction loans are made to home builders who, at the time of construction, have a signed contract with a home buyer who has a commitment for permanent financing for the finished home from the Company or another lender. Custom construction loans are made to the homeowner. Custom/presold construction loans are generally originated for a term of 12 months. At March 31, 2004, the largest custom construction loan and presold construction loan had outstanding balances of $1,920,000 and $297,000, respectively, and were performing according to original terms.

Construction/permanent loans are originated to the homeowner rather than the home builder along with a commitment by the Company to originate a permanent loan to the homeowner to repay the construction loan at the completion of construction. The construction phase of a construction/permanent loan generally lasts six to nine months. At the completion of construction, the Company may either originate a fixed rate mortgage loan or an ARM loan or use its mortgage brokerage capabilities to obtain permanent financing for the customer with another lender. At completion of construction, the Company-originated fixed rate permanent loan's interest rate is set at a market rate and for adjustable rate loans, the interest rates adjust on their first adjustment date. See " Mortgage Brokerage," " Loan Originations, Sales and Purchases" and " Mortgage Loan Servicing." At March 31, 2004, the largest outstanding construction/permanent loan had an outstanding balance of $1.2 million and was performing according to its original terms.

The Company also provides construction financing for non-residential properties (i.e., multi-family and commercial properties). The Company has increased its commercial lending resources with the intent of increasing the amount of commercial real estate loan balances such as construction commercial and construction multi-family loans. Construction lending affords the Company the opportunity to achieve higher interest rates and fees with shorter terms to maturity than does its single-family permanent mortgage lending. Construction lending, however, generally involves a higher degree of risk than single-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, the Company may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, the Company may be confronted with a project whose value is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. The Company has sought to address these risks by adhering to strict underwriting policies, disbursement procedures and monitoring practices. In addition, because the Company's construction lending is in its primary market area, changes in the local economy and real estate market could adversely affect the Company's construction loan portfolio. Of the $1.5 million commercial construction loans outstanding at March 31, 2004, the loan commitment amount was $2.1 million. At March 31, 2004, the outstanding construction commercial loan had an outstanding balance of $1.5 million and was performing according to its original terms.

Multi-Family Lending. Multi-family mortgage loans generally have terms up to 25 years with loan-to-value ratio up to 75%. Both fixed and adjustable rate loans are offered with a variety of terms to meet the multi-family residential financing needs. At March 31, 2004, the largest multi-family mortgage loan had an outstanding loan balance of $2.5 million and was performing according to it's original terms.

Multi-family mortgage lending affords the Company an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by such properties usually are greater in amount, are more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four- family residential mortgage loans. Because payments on loans secured by multi-family properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Company seeks to minimize these risks by strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan. The Company also generally obtains personal guarantees from financially capable parties based on a review of personal financial statements.

Land Lending. The Company originates loans to local real estate developers with whom it has established relationships for the purpose of developing residential subdivisions (i.e., installing roads, sewers, water and other utilities), as well as loans to individuals to purchase building lots. Land development loans are secured by a lien on the property and made for a period not to exceed five years with an interest rate that adjusts with the prime rate, and are made with loan-to-value ratios not exceeding 75%. Monthly interest payments are required during the term of the loan. Subdivision loans are structured so that the Company is repaid in full upon the sale by the borrower of approximately 90% of the subdivision lots. All of the Company's land loans are secured by property located in its primary market area. In addition, the Company also generally obtains personal guarantees from financially capable parties based on a review of personal financial
statements.   At March 31, 2004, the largest outstanding land loan was $2.9 million and was performing according to it's original terms.

Loans secured by undeveloped land or improved lots involve greater risks than one- to four- family residential mortgage loans because these loans are advanced upon the predicted future value of the developed property. If the estimate of these future value proves to be inaccurate, in the event of default and foreclosure, the Company may be confronted with a property the value of which is insufficient to assure full repayment. The Company attempts to minimize this risk by limiting the maximum loan-to-value ratio on land loans to 65% of the estimated developed value of the secured property. Loans on raw land may run the risk of adverse zoning changes, environmental or other restrictions on future use.

Commercial Real Estate Lending. The Company originates commercial real estate loans at both variable and fixed interest rates and secured by properties, such as office buildings, retail/wholesale facilities and industrial buildings, located in its primary market area. The principal balance of an average commercial real estate loan generally ranges between $100,000 and $1.0 million. At March 31, 2004, the largest commercial real estate loan had an outstanding balance of $7.7 million and is secured by an office building located in the Company's primary market area. At March 31, 2004, the loan was performing according to its original terms.


Commercial real estate lending affords the Company an opportunity to receive interest at rates higher than those generally available from one- to- four family residential lending. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to- four family residential mortgage loans. Because payments on loans secured by commercial properties often depend upon the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Company seeks to minimize these risks by limiting the maximum loan-to-value ratio to 75% and strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan. At March 31, 2004, the Company had no commercial real estate loans accounted for on a nonaccrual basis.

Commercial Lending. The Company's commercial loan portfolio has increased to 13.73% of the total loan portfolio at March 31, 2004 from 5.87% at March 31, 2000 and 10.11% at March 31, 2003. The Company has been able to increase the balance of outstanding commercial loans and commitments due to the local economy, the consolidation of some local competitors offering commercial loans and the hiring of several experienced commercial bankers from competitors in the local market.

Commercial loans are generally made to customers who are well known to the Company and are typically secured by business equipment or other property. The Company's commercial loans may be structured as term loans or as lines of credit. Commercial term loans are generally made to finance the purchase of assets and have maturities of five years or less. Commercial lines of credit are typically made for the purpose of providing working capital and usually have a term of one year or less. Lines of credit are made at variable rates of interest equal to a negotiated margin above an index rate and term loans are at a fixed rate. The Company also generally obtains personal guarantees from financially capable parties based on a review of personal financial statements.

Commercial lending involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential and commercial real estate lending. Real estate lending is generally considered to be collateral based lending with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial loans are often collateralized by equipment, inventory, accounts receivable or other business assets including real estate, the liquidation of collateral in the event of a borrower default is often an insufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of
repayment.   At March 31, 2004, the Company had twelve commercial loans on nonaccrual status totaling $851,000.

Consumer Lending. The Company originates a variety of consumer loans, including home equity lines of credit, home equity term loans, home improvement loans, loans for debt consolidation and other purposes, automobile loans, boat loans and savings account loans.

Home equity lines of credit and home equity term loans are typically secured by a second mortgage on the borrower's primary residence. Home equity lines of credit are made at loan-to-value ratios of 90% or less, taking into consideration the outstanding balance on the first mortgage on the property. Home equity lines of credit have a variable interest rate while home equity term loans have a fixed rate of interest. The Company's procedures for underwriting consumer loans include an assessment of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the security, if any, to the proposed loan amount.

Consumer loans generally entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as mobile homes, automobiles, boats and recreational vehicles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by the borrower against the Company as the holder of the loan, and a borrower may be able to assert claims and defenses, which it has against the seller of the underlying collateral. At March 31, 2004, one consumer loan for $65,100 was on nonaccrual status.

Loan Maturity. The following table sets forth certain information at March 31, 2004 regarding the dollar amount of loans maturing in the Company's portfolio based on their contractual terms to maturity, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. Loan balances do not include unearned discounts, unearned income and allowance for loan losses.

                                   After
                                   One     After 3  After 5
                          Within   Year to Years to Years to Beyond
                          One Year 3 Years 5 Years  10 Years 10 Years  Total
                          -------- ------- -------  -------- -------- -------
                                         (In thousands)
Residential one- to four-
 family:
  Adjustable rate         $      - $     - $   539   $   693 $22,072 $ 23,304
  Fixed rate                 1,249   7,389   4,086     2,624   5,948   21,296
Construction:
  Adjustable rate           48,553  16,602       -         -       -   65,155
  Fixed rate                27,709     144       -         -       -   27,853
Other real estate:
  Adjustable rate           23,198  12,590   9,928    66,686  13,768  126,170
  Fixed rate                12,744  21,121  22,729    11,740   1,913   70,247
Commercial:
  Adjustable rate           31,034   2,083   3,888     2,884       -   39,889
  Fixed rate                 6,073   7,036   4,450       348       -   17,907
Consumer:
  Adjustable rate              562     293      24     2,573  18,715   22,167
  Fixed rate                   324   1,516   2,076     1,159   1,263    6,338
                          -------- ------- -------   ------- ------- --------
   Total gross loans      $151,446 $68,774 $47,720   $88,707 $63,679 $420,326
                          ======== ======= =======   ======= ======= ========

The following table sets forth the dollar amount of all loans due within one year of March 31, 2004, which have fixed interest rates or have floating or adjustable interest rates.

                                         Fixed-        Floating or
                                         Rates       Adjustable Rates
                                       ---------     ----------------
                                              (In thousands)
Residential one- to four- family       $  20,047        $  23,304
Construction loans                           144           16,602
Other real estate loans                   57,503          102,972
Commercial                                11,834            8,855
Consumer                                   6,014           21,605
                                       ---------         --------
  Total                                $  95,542         $173,338
                                       =========         ========

Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Company the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates. Furthermore, management believes that a significant number of the Company's residential mortgage loans are outstanding for a period less than their contractual terms because of the transitory nature of many of the borrowers who reside in its primary market area.

Loan Solicitation and Processing. The Company's lending activities are subject to the written, non-discriminatory, underwriting standards and loan origination procedures established by the Board of Directors and management. The customary sources of loan originations are realtors, walk-in customers, referrals and existing customers. The Company also uses commissioned loan brokers and print advertising to market its products and services.

The Company's loan approval process is intended to assess the borrower's ability to repay the loan, the viability of the loan, the adequacy of the value of the property that will secure the loan, if any and, in the case of commercial and multi-family real estate loans, the cash flow of the project and the quality of management involved with the project. The Company's lending policy requires borrowers to obtain certain types of insurance to protect the Company's interest in any collateral securing the loan. Loans are approved at various levels of management, depending upon the amount of the loan.

Loan Commitments. The Company issues commitments to originate residential mortgage loans, commercial real estate mortgage loans, consumer loans and commercial loans conditioned upon the occurrence of certain events. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. Commitments to extend credit are conditional, and are honored for up to 45 days subject to the Company's usual terms and conditions. Collateral is not required to support commitments. At March 31, 2004, the Company had outstanding commitments to originate loans in the amount of $9.0 million.

Loan Originations, Sales and Purchases. While the Company originates adjustable-rate and fixed-rate loans, its ability to generate each type of loan depends upon relative customer demand for loans in its primary market area. During the years ended March 31, 2004 and 2003, the Company's total loan originations were $375.8 million and $298.4 million, respectively, of which 70.4% and 63.2%, respectively, were subject to periodic interest rate adjustment and 29.6% and 36.8%, respectively, were fixed-rate loans.

The Company customarily sells the fixed-rate residential one- to four- family mortgage loans that it originates with maturities of 15 years or more to the FHLMC as part of its asset liability strategy. The sale of these loans allows the Company to continue to make loans during periods when savings flows decline or funds are not otherwise available for lending purposes; however, the Company assumes an increased risk if these loans cannot be sold in a rising interest rate environment. Changes in the level of interest rates and the condition of the local and national economies affect the amount of loans originated by the Company and demanded by investors to whom the loans are sold. Generally, the Company's residential one- to- four family mortgage loan origination and sale activity and, therefore, its results of operations, may be adversely affected by an increasing interest rate environment to the extent such environment results in decreased loan demand by borrowers and/or investors. Accordingly, the volume of loan originations and the profitability of this activity can vary significantly from period to period. Mortgage loans are sold to the FHLMC on a nonrecourse basis whereby foreclosure losses are generally the responsibility of the FHLMC and not the Company. Servicing is retained on loans sold to FHLMC.

Interest rates on residential one- to four- family mortgage loan applications are typically locked with customers and FHLMC during the application stage for periods ranging from 30 to 90 days, the most typical period being 45 days. These loans are locked with FHLMC under a best-efforts delivery program. The Company makes every effort to deliver these loans before their rate locks expire. This arrangement requires the Company to deliver the loans to FHLMC within ten days of funding. Delays in funding the loans can require a lock extension. The cost of a lock extension at times is borne by the borrower and at times by the Company. These lock extension costs paid by the Company are not expected to have a material impact to operations. This activity is managed daily.

There can be no assurance that the Company will be successful in its efforts to reduce the risk of interest rate fluctuation between the time of origination of a mortgage loan and the time of the ultimate sale of the loan. To the extent that the Company does not adequately manage its interest rate risk, the Company may incur significant mark-to-market losses or losses relating to the sale of such loans, adversely affecting financial condition and results of operations.

The Company is not an active purchaser of loans.

The following table shows total loans originated, sold and repaid during the periods indicated.

                                            For the Years Ended March 31,
                                           ------------------------------
                                              2004      2003       2002
                                           --------   --------   --------
                                                  (In thousands)

Total net loans receivable and loans
 held for sale at beginning of period      $301,811   $288,530   $296,861
                                           --------   --------   --------

Loans originated:
 Mortgage loans:
  One- to four- family                       35,963     45,004     40,398
  Multi-family                                2,065      6,936        219
  Construction one- to four- family         104,913     87,049     81,809
  Construction commercial real estate           482      3,267     14,585
  Construction multi-family                     341      2,597          -
  Land and commercial real estate            99,508     61,671     57,942
Commercial                                  101,432     68,083     55,213
Consumer                                     31,135     23,784     23,697
                                           --------   --------   --------
  Total loans originated                    375,839    298,391    273,863

Residential one- to four- family
 loans sold                                 (51,567)   (56,097)   (35,701)
Repayment of principal                     (329,443)  (227,101)  (203,466)
Loans securitized                                 -          -    (40,347)
Today's Bank acquisition                     85,610          -          -
Decrease in other items, net                   (716)    (1,912)    (2,680)
                                           --------   --------   --------
Net increase (decrease) in loans             79,723     13,281     (8,331)
                                           --------   --------   --------
Total net loans receivable and loans held
 for sale at end of period                 $381,534   $301,811   $288,530
                                           ========   ========   ========

Mortgage Brokerage. In addition to originating mortgage loans for retention in its portfolio, the Company employs nine commissioned brokers who originate mortgage loans (including construction loans) for various mortgage companies predominately in the Portland metropolitan area, as well as for the Company. The loans brokered to mortgage companies are closed in the name of and funded by the purchasing mortgage company and are not originated as an asset of the Company. In return, the Company receives a fee ranging from 1% to 1.5% of the loan amount that it shares with the commissioned broker. Loans brokered to the Company are closed on the Company's books as if the Company had originated them and the commissioned broker receives a fee of approximately 0.50% of the loan amount. During the year ended March 31, 2004, brokered loans totaled $183.0 million (including $67.6 million brokered to the Company). Gross fees of $1.5 million (excluding the portion of fees shared with the commissioned brokers) were recognized for the year ended March 31, 2004. The interest rate environment has a strong influence on the loan volume and amount of fees generated from the mortgage broker activity. In general, during periods of rising interest rates such as we are currently experiencing, the volume of loans and amount of loan fees generally decreases as a result of slower mortgage loan demand. Conversely, during periods of falling interest rates, the volume of loans and amount of loan fees generally increase as a result of the increased mortgage loan demand.

Mortgage Loan Servicing. The Company is a qualified servicer for the FHLMC. The Company's general policy is to close its residential loans on the FHLMC modified loan documents to facilitate future sales to the FHLMC. Upon sale, the Company continues to collect payments on the loans, to supervise foreclosure proceedings, if necessary, and otherwise to service the loans.

The Company generally retains the servicing rights on the fixed-rate mortgage loans that it sells to the FHLMC. At March 31, 2004, total loans serviced for others were $133.5 million.

In 1994, the Company purchased the servicing rights to an underlying portfolio of residential mortgage loans secured by properties predominately located in the Seattle metropolitan area. At March 31, 2004, the carrying value of these purchased servicing rights was $20,000 and was being amortized over the life of the underlying loan servicing.

The value of loans serviced for others is significantly affected by interest rates. In general, during periods of falling interest rates, mortgage loans repay at faster rates and the value of the mortgage servicing declines. Conversely, during periods of rising interest rates, the value of the mortgage servicing rights generally increases as a result of slower rates of repayments. The Company may be required to recognize this decrease in value by taking a charge against its earnings, which would cause its profits to decrease. The Company has experienced a decrease and an increase in prepayments of mortgages as interest rates have dramatically changed during the past two years, which has impacted the value of the servicing asset. Accordingly, the Company recognized an $307,000 increase in its servicing portfolio for fiscal year 2004 reflecting the increase in interest rates and slowing of prepayments and a $320,000 impairment charges for fiscal 2003 reflecting the decrease in mortgage interest rates and the increase in prepayments. We believe, based on historical experience, that the amount of prepayments and the related impairment charges should decrease as interest rates increase.

Loan Origination and Other Fees.  The Company generally receives loan
origination fees and discount "points."   Loan fees and points are a
percentage of the principal amount of the loan that is charged to the borrower for funding the loan. The Company usually charges origination fees of 1.5% to 2.0% on one- to four- family residential real estate loans, long-term commercial real estate loans and residential construction loans. Commercial loan fees are based on terms of the individual loan. Current accounting standards require fees received for originating loans to be deferred and amortized into interest income over the contractual life of the loan. Deferred fees associated with loans that are sold are recognized as gain on sale of loans. The Company had $3.1 million of net deferred loan fees at March 31, 2004. The Company also receives loan servicing fees on the loans it sells and on which it retains the servicing rights. See Note 10 of Notes to Consolidated Financial Statements.

Delinquencies. The Company's collection procedures for all loans except consumer loans provide for a series of contacts with delinquent borrowers. A late charge delinquency notice is first sent to the borrower when the loan secured by real estate becomes 17 days past due. A follow-up telephone call, or letter if the borrower cannot be contacted by telephone, is made when the loan becomes 22 days past due. A delinquency notice is sent to the borrower when the loan becomes 30 days past due. When payment becomes 60 days past due, a notice of default letter is sent to the borrower stating that foreclosure proceedings will commence unless the delinquency is cured. If a loan continues in a delinquent status for 90 days or more, the Company generally initiates foreclosure proceedings. In certain instances, however, the Company may decide to modify the loan or grant a limited moratorium on loan payments to enable borrowers to reorganize their financial affairs.

A delinquent consumer loan borrower is contacted on the fifteenth day of delinquency. A letter of intent to repossess collateral is mailed to the borrower after the loan becomes 45 days past due and repossession proceedings are initiated after the loan becomes 90 days delinquent.

Delinquencies in commercial loans are handled on a case-by-case basis. Generally, notices are sent and personal contact is made with the borrower when the loan is 15 days past due. Loan officers are responsible for collecting loans they originate or that are assigned to them. Depending on the nature of the loan or type of collateral securing the loan, negotiations, or other actions, are undertaken depending upon the circumstances.

Nonperforming Assets. Loans are reviewed regularly and it is the Company's general policy that when a loan is 90 days delinquent or when collection of interest appears doubtful, it is placed on nonaccrual status, at which time the accrual of interest ceases and the reserve for any unrecoverable accrued interest is established and charged against operations. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

Real estate owned is real estate acquired in settlement of loans and consists of real estate acquired through foreclosure or deeds in lieu of foreclosure. The acquired real estate is recorded at net realizable value. The Company periodically reviews the property's net realizable value and a charge to operations is taken if the property's recorded value exceeds the property's net realizable value.

The following table sets forth information with respect to the Company's nonperforming assets. At the dates indicated, the Company had no restructured loans within the meaning of Statement of Financial Accounting Standards ("SFAS") No. 15, Accounting for Certain Investments in Debt and Equity Securities.

                                                At March 31,
                               ----------------------------------------------
                                2004      2003      2002      2001      2000
                               ------    ------    ------    ------    ------
                                           (Dollars in thousands)
Loans accounted for on a
 nonaccrual basis:
  Residential real estate     $   24       $301    $  830   $   153   $  833
  Commercial real estate         309          -       297         -        -
  Land                            31          -       180         -      320
  Commercial                     872          -        54        50       99
  Consumer                        65         22        39       116       26
                              ------       ----    ------   -------   ------
    Total                      1,301        323     1,400       319    1,278
                              ------       ----    ------   -------   ------

  Accruing loans which are
   contractually past due 90
   days or more                    -          -       122       226        -
                              ------       ----    ------   -------   ------

  Total of nonaccrual and
   90 days past due loans      1,301        323     1,522       545    1,278
                              ------       ----    ------   -------   ------

  Real estate owned (net)        742        425       853       473       65
                              ------       ----    ------   -------   ------
    Total nonperforming
     assets                   $2,043       $748    $2,375   $1,018    $1,343
                              ======       ====    ======   ======    ======

  Total loans delinquent
   90 days or more to net
   loans                        0.34%      0.11%     0.53%    0.18%     0.51%

  Total loans delinquent
   90 days or more to
   total assets                 0.25       0.08      0.39     0.13      0.37
  Total nonperforming assets
   to total assets              0.39       0.18      0.61     0.24      0.39


The gross amount of interest income on the nonaccrual loans that would have been recorded during the year ended March 31, 2004 if the nonaccrual loans had been current in accordance with their original terms was approximately $66,000. For the year ended March 31, 2004, no interest was earned on the nonaccrual loans and included in interest and fees on loans receivable interest income.

Loans not included in nonperforming or past due categories, but where information about possible credit problems causes management to be uncertain about the borrower's ability to comply with existing repayment terms, totaled $4.9 million at March 31, 2004 and $2.4 million at March 31, 2003.

Asset Classification. The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by the Company.

The aggregate amount of the Company's classified assets, general loss allowances, specific loss allowances and charge-offs were as follows at the dates indicated:

                                 At or For the Year
                                   Ended March 31,
                                 ------------------
                                  2004        2003
                                 ------      ------
                                   (In thousands)
Substandard assets               $4,932      $2,740
Doubtful assets                     803           -
Loss assets                           -           -

General loss allowances           4,481       2,739
Specific loss allowances              -           -
Charge-offs                       1,182         428

The loans classified as substandard assets at March 31, 2004 comprise one land development loan totaling $97,000, one home equity line of credit totaling $65,000, 11 real estate secured commercial loans totaling $1.3 million and 49 commercial loans totaling $3.5 million. The acquisition of Today's Bancorp significantly increased the amount and number of loans classified substandard.

Loans classified as doubtful assets at March 31, 2004 consisted of one real estate secured loan totaling $475,000, and eight commercial loans totaling $328,000.

Real Estate Owned. Real estate properties acquired through foreclosure or by deed-in-lieu of foreclosure are recorded at the lower of cost or fair value less estimated costs of disposal. Management periodically performs valuations and an allowance for loan losses is established by a charge to operations if the carrying value exceeds the estimated net realizable value. At March 31, 2004, the Company owned three properties with a recorded value of $742,000 compared to $425,000 at March 31, 2003. The $742,000 recorded value consists of two land loans totaling $325,000 and one single family loan of $417,000.

Allowance for Loan Losses. The Company maintains an allowance for loan losses to provide for losses inherent in the loan portfolio. The adequacy of the allowance is evaluated monthly to maintain the allowance at levels sufficient to provide for inherent losses. A key component to the evaluation is the Company's internal loan review and loan classification system. The internal loan review system provides for at least an annual review by the internal audit department of all loans that meet selected criteria. The Internal Loan Classification Committee reviews and monitors the risk and quality of the Company's loan portfolio. The Internal Loan Classification Committee members include the Credit Administrator, Chairman and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President Credit Administration and Senior Vice President Business & Professional Banking. Credit officers are expected to monitor their portfolios and make recommendations to change loan grades whenever changes are warranted. At least annually, loans that are delinquent 60 days or more and with specified outstanding loan balances are subject to review by the internal audit department. The Internal Loan Classification Committee meets quarterly to approve any changes to loan grades, monitor loan grades and to recommend any changes to the loan grades.

The Company uses the OTS loan classifications of special mention, substandard, doubtful and loss plus the additional loan classifications of pass and watch in order to assign a loan grade to be used in the determination of the proper amount of allowance for loan losses. The definition of a pass classification represents a level of credit quality, which contains no well-defined deficiency or weakness. The definition of watch classification is used to identify a loan that currently contains no well-defined deficiency or weakness, but management has deemed it desirable to closely monitor the loan.

The Company uses the loan classifications from the internal loan review and Internal Loan Classification Committee in the following manner to determine the amount of the allowance for loan losses. The calculation of the allowance for loan losses must consider loan classification in order to determine the amount of the allowance for loan losses for the required three separate elements of the allowance for losses: general allowances, allocated allowances and unallocated allowances.

The general allowance element relates to assets with no well-defined deficiency or weakness (i.e., assets classified pass or watch) and takes into consideration loss that is imbedded within the portfolio but has not been realized. Borrowers are impacted by events that may ultimately result in a loan default and eventual loss well in advance of a lender's knowledge. Examples of such loss-causing events in the case of consumer or one- to four-family residential loans would be a borrower job loss, divorce or medical crisis. Examples in commercial or construction loans may be loss of customers due to competition or changes in the economy. General allowances for each major loan type are determined by applying loss factors that take into consideration past loss experience, asset duration, economic conditions and overall portfolio quality to the associated loan balance.

The allocated allowance element relates to assets with well-defined deficiencies or weaknesses (i.e., assets classified special mention, substandard, doubtful or loss). The OTS loss factors are applied against current classified asset balances to determine the amount of allocated allowances. Included in these allowances are those amounts associated with loans where it is probable that the value of the loan has been impaired and the loss can be reasonably estimated.

The unallocated allowance element is more subjective and is reviewed quarterly to take into consideration estimation errors and economic trends that are not necessarily captured in determining the general and allocated allowance.

The increase in the balance of the allowance for loan losses at March 31, 2004 reflects the acquisition of Today's Bancorp, Inc., the proportionate increase in loan balances, the change in mix of loan balances, the increase in substandard assets and a change in loss rate when compared to March 31, 2003. The acquisition of Today's Bancorp, Inc. added $2.6 million to the allowance for loan losses and approximately $900,000 of the charge-offs was related to loans acquired in the acquisition. The mix of the loan portfolio showed an increase in the balances of commercial, commercial real estate loans, and construction, and consumer loans at March 31, 2004 as compared to balances at March 31, 2003. Substandard assets increased by $3.0 million to $5.7 million at March 31, 2004 compared to $2.7 million at March 31, 2003. Substandard asset balance of $5.7 million at March 31, 2004 is a decrease of $5.2 million from the $10.9 million balance of substandard assets after the acquisition of Today's Bancorp, Inc. The loss rate for other mention loans was increased from 1.5% at March 31, 2003 to 4.0% at March 31, 2004 in order to reflect the risk of loss.

At March 31, 2004, the Company had an allowance for loan losses of $4.5 million, or 1.16% of total outstanding net loans at that date. Based on past experience and probable losses inherent in the loan portfolio, management believes that loan loss reserves are adequate.

While the Company believes it has established its existing allowance for loan losses in accordance with accounting principles generally accepted in the United States of America ("generally accepted accounting principles" or "GAAP"), there can be no assurance that regulators, in reviewing the Company's loan portfolio, will not request the Company to increase significantly its allowance for loan losses, thereby negatively affecting the Company's financial condition and results of operations.

The following table sets forth an analysis of the Company's allowance for loan losses for the periods indicated.

                                              Year Ended March 31,
                                ---------------------------------------------
                                 2004     2003      2002      2001      2000
                                ------   ------    ------    ------    ------
                                             (Dollars in thousands)

Balance at beginning of period  $2,739   $2,537    $1,916     $1,362   $1,146
                                ------  ------     ------     ------   ------

Provision for loan losses          210      727     1,116        949      675
Recoveries:
  Residential real estate            -        2         -          -        -
  Land                               -       63         -          -        -
  Commercial                        74        -         -          -        1
  Consumer                          17       13        25         18       28
                                ------  ------     ------     ------   ------
  Total recoveries                  91       78        25         18       29
                                ------  ------     ------     ------   ------

Charge-offs:
  Residential real estate           21      140        88        226       48
  Land                              15       17         -          -        -
  Commercial                       882      119       185         27      282
                                ------  ------     ------     ------   ------
  Consumer                         264      152       166        160      158
                                ------  ------     ------     ------   ------
  Total charge-offs              1,182      428       439        413      488
                                ------  ------     ------     ------   ------
    Net charge-offs              1,091      350       414        395      459
                                ------  ------     ------     ------   ------
  Dispositions (1)                   -        -        81          -        -
  Allowance acquired from
   Today's Bank                  2,639
  Net change in allowance for
   unfunded loan commitments
   and lines of credit             (16)   (175)         -          -        -
                                ------  ------     ------     ------   ------

  Balance at end of period      $4,481  $2,739     $2,537     $1,916   $1,362
                                ======  ======     ======     ======   ======

  Ratio of allowance to total
   net loans outstanding
   during period                  1.16%   0.90%      0.87%      0.64%    0.54%

  Ratio of net charge-offs to
   average net loans
   outstanding during period      0.31    0.12       0.14       0.14     0.21

  Ratio of allowance to total
   of nonaccrual and 90 days
   past due loans               344.43  847.99     166.69     351.56   106.58

(1) Allowance reclassified with securitization of one-to four-family loans to mortgage-backed securities.

Changes in the allowance for unfunded loan commitments and lines of credit:

                                              Year Ended March 31,
                                ---------------------------------------------
                                 2004     2003      2002      2001      2000
                                ------   ------    ------    ------    ------
                                             (Dollars in thousands)
Beginning Balance               $  175   $    -    $    -    $    -    $    -
Net change in allowance for
 unfunded loan commitments and
 lines of credit                    16      175         -         -         -
                                ------   ------    ------    ------    ------
Ending Balance                  $  191   $  175    $    -    $    -    $    -
                                ======   ======    ======    ======    ======

The following table sets forth the breakdown of the allowance for loan losses by loan category and is based on applying a specific loan loss factor to the related loan category outstanding loan balances as of the date of the allocation for the periods indicated.


                                                     At March 31,
              ---------------------------------------------------------------------------------------------
                   2004               2003               2002               2001               2000
              -----------------  -----------------  -----------------  -----------------  -----------------
                        Loan               Loan               Loan               Loan               Loan
                      Category           Category           Category           Category           Category
                    as a Percent       as a Percent       as a Percent       as a Percent       as a Percent
                      of Total           of Total           of Total           of Total           of Total
              Amount    Loans    Amount    Loans    Amount    Loans    Amount    Loans    Amount    Loans
              ------  ---------  ------  ---------  ------  ---------  ------  ---------  ------  ---------
                                                  (Dollars in thousands)

Real estate
 loans
 One- to
  four-family $   89    11.46%   $   122   19.50%  $   191   24.99%   $   263   38.73%   $   259    40.34%
 Multi-family     19     1.30         24    2.05        37    3.36         42    3.66         41     4.30
 Construction
  one-to four-
  family         148    12.39        194   14.24       319   14.77        224   13.57        304    13.50
 Construction
  multi-family     -        -          5    0.30        20    1.25         21    0.19         10     1.29
 Construction
  commercial       7     0.37         20    1.31        26    1.38         34    1.41         17     1.02
 Land            148     6.63        196   10.36       192    8.79        206    7.83        223     9.62
 Commercial real
  estate       2,259    45.68      1,046   33.05       869   28.58        580   18.69        224    16.86
Commercial
 loans         1,589    14.82        796   11.13       668    7.92        354    7.64        160     6.28
Consumer loans:
 Secured         175     6.92        141    7.63       180    8.47        154    7.65         90     5.70
 Unsecured        37     0.43         33    0.43        27    0.49         34    0.63         29     1.09
Unallocated       10        -        162       -         8       -          4       -          5        -
              ------   ------     ------  ------    ------  ------     ------  ------     ------   ------
 Total allowance
  for loan
  losses      $4,481   100.00%    $2,739  100.00%   $2,537  100.00%    $1,916  100.00%    $1,362   100.00%
              ======   ======     ======  ======    ======  ======     ======  ======     ======   ======

                                                  E-17


Investment Activities

OTS regulated institutions have authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the applicable FHLB, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, OTS regulated institutions may also invest a portion of their assets in commercial paper, corporate debt securities and mutual funds, the assets of which conform to the investments that federally chartered savings institutions are otherwise authorized to make directly.

Federal regulations require the Company to maintain a minimum sufficient liquidity to ensure its safe and sound operation. Liquid assets include cash, cash equivalents consisting of short-term interest-earning deposits, certain other time deposits, and other obligations generally having remaining maturities of less than five years. See "Regulation." It is the management's intention of to hold securities with short maturities in the Bank's and Company's investment portfolio in order to match more closely the interest rate sensitivities of the Bank's and Company's assets and liabilities. At March 31, 2004, the Bank's liquidity ratio, the ratio of cash and eligible investments to the sum of withdrawable savings and borrowings due within one year, was 15.97%.

The Investment Committee, composed of the Company's Chief Executive Officer, President and Chief Financial Officer, makes investment decisions. The Company's investment objectives are: (i) to provide and maintain liquidity within regulatory guidelines; (ii) to maintain a balance of high quality, diversified investments to minimize risk; (iii) to provide collateral for pledging requirements; (iv) to serve as a balance to earnings; and (v) to optimize returns. At March 31, 2004, the Company's investment and mortgage-backed securities portfolio totaled $46.0 million and consisted primarily of obligations of federal agencies, and Federal National Mortgage Association ("FNMA") and FHLMC mortgage-backed securities.

At March 31, 2004, the Company's investment securities portfolio did not contain any tax-exempt securities of any issuer with an aggregate book value in excess of 10% of the Company's consolidated shareholders' equity, excluding those securities issued by the U.S. Government or its agencies.

The Board of Directors sets the investment policy of the Company which dictates that investments be made based on the safety of the principal amount, liquidity requirements of the Company and the return on the investments. At March 31, 2004, no investment securities were held for trading. The policy does not permit investment in non-investment grade bonds and permits investment in various types of liquid assets permissible under OTS regulation, which includes U.S. Treasury obligations, securities of various federal agencies, "bank qualified" municipal bonds, certain certificates of deposits of insured banks, repurchase agreements and federal funds.

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, which requires the classification of securities at acquisition into one of three categories: held to maturity, available for sale or trading. See Note 1 of Notes to Consolidated Financial Statements.

The following table sets forth the investment securities portfolio and carrying values at the dates indicated.  The fair value of the investment and mortgage-backed securities portfolio was $46.1 million,
$36.9 million and $59.8 million at March 31, 2004, 2003 and 2002, respectively.

                                                             At March 31,
                            -------------------------------------------------------------------------------
                                    2004                         2003                       2002
                            -----------------------     -----------------------     -----------------------
                            Carrying     Percent of     Carrying     Percent of     Carrying     Percent of
                               Value      Portfolio        Value      Portfolio        Value      Portfolio
                            --------     ----------     --------     ----------     --------     ----------
                                                         (Dollars in thousands)
Held to maturity (at
 amortized cost):
Real estate mortgage
 investment conduits
 ("REMICs")                 $  1,802        3.92%       $  1,803        4.90%       $  1,804       3.02%
FHLMC mortgage-backed
 securities                      332        0.72             589        1.60             964       1.62
FNMA mortgage-backed
 securities                      383        0.83             909        2.47           1,618       2.71
                             -------      ------         -------      ------         -------     ------
                               2,517        5.47           3,301        8.97           4,386       7.35
                             -------      ------         -------      ------         -------     ------

Available for sale (at fair
 value):
  Agency securities           11,194       24.33               -           -               -          -
  REMICs                       3,015        6.55           6,421       17.45          25,114      42.10
FHLMC mortgage-backed
 securities                    7,190       15.63           6,097       16.57          10,972      18.39
FNMA mortgage-backed
 securities                      402        0.88             551        1.50             913       1.53
Municipal securities           4,270        9.28           2,751        7.48           2,601       4.36
Trust preferred securities     5,019       10.91           4,975       13.52               -          -
Equity securities             12,400       26.95          12,700       34.51          15,674      26.27
                             -------      ------         -------      ------         -------     ------
                              43,490       94.53          33,495       91.03          55,274      92.65
                             -------      ------         -------      ------         -------     ------

Total investment securities  $46,007      100.00%        $36,796      100.00%        $59,660     100.00%
                             =======      ======         =======      ======         =======     ======

The following table sets forth the maturities and weighted average yields in the securities portfolio at
March 31, 2004.

                     Less Than                 One to          More Than Five to          More Than
                      One Year               Five Years            Ten Years              Ten Years
                   ----------------      -----------------      -----------------      ----------------
                           Weighted              Weighted               Weighted               Weighted
                            Average               Average                Average                Average
                   Amount   Yield(1)     Amount   Yield (1)     Amount   Yield (1)     Amount   Yield(1)
                   ------  --------      ------  ---------      ------   --------      ------  --------
                                                  (Dollars in thousands)
Municipal
 securities         $  -        -%      $ 1,537     4.12%        $  587    4.30%      $ 2,146    4.50%
Agency securities      -        -        11,194     3.17              -       -             -       -
REMICs                 -        -           271     2.17              -       -         4,546    2.97
FHLMC mortgage-
 backed securities     1     6.00         2,409     6.15          4,782    4.07           330    3.57
FNMA mortgage-
 backed securities    23     7.13           144     6.88              7   11.95           611    4.22
Trust preferred
 securities            -        -             -        -              -       -         5,019    2.97
Equity securities      -        -             -        -              -       -        12,400    1.72
                    ----     ----       -------     ----         ------   -----       -------    ----
Total               $ 24     7.09%      $15,555     3.74%        $5,376    4.11%      $25,052    2.52%
                    ====     ====       =======     ====         ======   =====       =======    ====

(1)   For available for sale securities carried at fair value, the weighted average yield is computed using amortized cost.  Average yield calculations exclude equity securities that have no stated yield or maturity.


In addition to U.S. Government treasury obligations, the Company invests in mortgage-backed securities and real estate mortgage investment conduits ("REMICs"). Mortgage-backed securities ("MBS") (which are also known as mortgage participation certificates or pass-through certificates) represent a participation interest in a pool of single-family or multi-family mortgages. Principal and interest payments on mortgage-backed securities are passed from the mortgage originators, through intermediaries (i.e., FNMA, FHLMC, the Government National Mortgage Association ("GNMA") or private issuers) that pool and repackage the participation interests in the form of securities, to investors such as the Company. Mortgage-backed securities generally increase the quality of the Company's assets by virtue of the guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of the Company. See Note 6 of Notes to Consolidated Financial Statements for additional information.

REMICs are created by redirecting the cash flows from the pool of mortgages or mortgage-backed securities underlying these securities to create two or more classes (or tranches) with different maturity or risk characteristics designed to meet a variety of investor needs and preferences. Management believes these securities may represent attractive alternatives relative to other investments because of the wide variety of maturity, repayment and interest rate options available. Current investment practices of the Company prohibit the purchase of high risk REMICs. At March 31, 2004, the Company held REMICs with a net carrying value of $4.8 million, of which $1.8 million were classified as held-to-maturity and $3.0 million of which were available-for-sale. REMICs may be sponsored by private issuers, such as mortgage bankers or money center banks, or by U.S. Government agencies and government sponsored entities. At March 31, 2004, the Company owned no privately issued REMICs.

Investments in mortgage-backed securities, including REMICs, involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby reducing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities. In addition, the market value of such securities may be adversely affected by changes in interest rates.

The investment in municipal securities was $4.3 million at March 31, 2004 compared to $2.8 million at March 31, 2003. Total equity securities investment was $12.4 million at March 31, 2004, compared to $12.7 million at March 31, 2003.

In the second quarter of fiscal 2003, the Company purchased $5.0 million of trust preferred securities which are a portion of the mezzanine tranche of $500.0 million pooled preferred trust securities indexed to the three month libor interest rate.

In the fourth quarter of fiscal 2003, the Company recognized a $2.3 million non-cash pre-tax charge to operations for investments in FHLMC preferred stock and FNMA preferred stock. Under SFAS No. 115, if the decline in fair market value below cost is determined to be other-than-temporary, the unrealized loss will be realized as expense on the income statement. Based on a number of factors, including the magnitude of the drop in the market value below the Company's cost and the length of time the market value had been below cost, management concluded that the decline in value was other-than-temporary at the end of the fourth quarter of fiscal year 2003. Accordingly, the other-than-temporary impairment was realized in the income statement, in the amount of $700,000 for FNMA preferred stock and $1.6 million FHLMC preferred stock. A corresponding reduction in unrealized losses in shareholders' equity was realized in the amount of $462,000 for FNMA preferred stock and $1.1 million for FHLMC preferred stock.

Deposit Activities and Other Sources of Funds

General. Deposits, loan repayments and loan sales are the major sources of the Company's funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. They may also be used on a longer term basis for general business purposes.

Deposit Accounts. The Company's attracts deposits from within it's primary market area by offering a broad selection of deposit instruments, including demand deposits, negotiable order of withdrawal ("NOW") accounts, money market accounts, regular savings accounts, certificates of deposit and retirement savings plans. Historically the Company has focused on retail deposits. Expansion in commercial lending has led to growth in business deposits including demand deposit accounts. At the July 18, 2003 acquisition date of Today's Bancorp, $105.1 million of deposits were acquired. The Bank continues to see a shift in the customer demand in deposit products from certificates of deposit to transaction accounts. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of its deposit accounts, the Company considers the rates offered by its competition, profitability to the Company, matching deposit and loan products and its customer preferences and concerns. The Company generally reviews its deposit mix and pricing weekly.

Deposit Balances

The following table sets forth information concerning the Company's certificates of deposit, other interest-bearing and non-interest bearing deposits at March 31, 2004.

                                                                     Percent
Interest                                   Minimum                   of Total
Rate      Term      Category                Amount      Balance      Deposits
--------  ----     ----------              --------     -------      --------
                                                    (In thousands)
0.200%    None     NOW accounts           $     100    $  65,718      16.06%
1.300     None     High yield checking       25,000       49,668      12.14
0.550     None     Regular savings              500       29,334       7.17
0.948     None     Money market               2,500       69,984      17.11
None      None     Non-interest checking        100       61,902      15.13
                                                        --------     ------
            Total transaction accounts                   276,606      67.61

                  Certificates of Deposit
                  -----------------------

1.201     91 Days  Fixed-term, Fixed-rate     2,500        8,412       2.06
0.819     182-364
          Days     Fixed-term, Fixed-rate     2,500       14,934       3.65
1.053     12-17
          Months   Fixed-term, Fixed-rate     2,500       29,987       7.33
1.030     18
          Months   Fixed-term, Variable rate,
                    Individual Retirement
                    account("IRA")              100        1,391       0.34
2.120     18-23
          Months   Fixed-term, Fixed-rate     2,500        6,923       1.69
2.694     24-35
          Months   Fixed-term, Fixed-rate     2,500       28,768       7.03
3.786     36-59
          Months   Fixed-term, Fixed-rate     2,500       21,279       5.20
4.901     60-83
          Months   Fixed-term, Fixed-rate     2,500       15,526       3.80
4.814     84-120
          Months   Fixed-term, Fixed-rate     2,500        5,289       1.29
                                                        --------     ------
            Total certificates of deposit                132,509      32.39%
                                                        --------     ------
            Total deposits                              $409,115     100.00%
                                                        ========     ======

Deposit Flow

The following table sets forth the balances of deposit accounts in the various types offered by the Company at the dates indicated.

                                                         At March 31,
                      ------------------------------------------------------------------------------------
                                2004                         2003                          2002
                      --------------------------   --------------------------   --------------------------
                                        Increase/                    Increase/                    Increase/
                      Balance  Percent  Decrease)  Balance  Percent  Decrease)  Balance  Percent  Decrease)
                      -------  -------  --------   -------  -------  --------   -------  -------  --------
                                               (Dollars in thousands)

Non-interest-bearing
 demand              $ 61,902   15.13%  $(16,562) $ 78,464   24.46%  $ 45,890  $  32,574  12.54%  $  4,639
NOW accounts           65,718   16.06     38,605    27,113    8.45     (5,597)    32,710  12.60        567
High-yield checking    49,668   12.14     14,131    35,537   11.08     30,183      5,354   2.06      5,354
Regular savings
 accounts              29,334    7.17      4,479    24,855    7.75      2,916     21,939   8.45      3,112
Money market deposit
 accounts              69,984   17.11     16,267    53,717   16.75       (928)    54,645  21.04      8,921
Certificates of
 deposits which
 mature (1):
  Within 12 months     86,272   21.09     15,117    71,155   22.19    (15,784)    86,939  33.48    (55,084)
  Within 12-36 months  32,422    7.92      9,803    22,619    7.05      3,249     19,370   7.46     (4,303)
  Beyond 36 months     13,815    3.38      6,533     7,282    2.27      1,123      6,159   2.37        961
                     --------  ------   --------  --------  ------   --------   -------- ------   --------
    Total            $409,115  100.00%  $ 88,373  $320,742  100.00%  $ 61,052   $259,690 100.00%  $(35,833)
                     ========  ======   ========  ========  ======   ========   ======== ======   ========

(1)   IRAs of $13.9 million, $12.9 million and $12.8 million at March 31, 2004, 2003 and 2002, respectively, are included in certificate balances.

                                                 E-23


Certificates of Deposit by Rates and Maturities

The following table sets forth the certificates of deposit in the Company classified by rates as of the dates indicated.

                                   At March 31,
                        ---------------------------------
                           2004        2003        2002
                        ---------   ---------   ---------
                                  (In thousands)
Below 2.00%             $  63,241   $  43,969    $ 14,919
2.00 - 2.99%               23,307      17,483      30,028
3.00 - 3.99%               14,221      18,770      24,390
4.00 - 4.99%               17,224       7,452      13,014
5.00 - 5.99%               10,230       7,058      10,717
6.00 - 7.99%                4,286       6,324      19,400
                        ---------   ---------   ---------
  Total                 $ 132,509   $ 101,056   $ 112,468
                        =========   =========   =========

The following table sets forth the amount and maturities of certificates of deposit at March 31, 2004.

                                       Amount Due
                 -----------------------------------------------------
                 Less Than      1-2      After       After
                  One Year     Years   2-3 Years    3 Years     Total
                 ---------    -------  ---------    --------  --------
                                     (In thousands)
Below 2.00%       $ 55,806   $  7,117   $   247    $     71  $  63,241
2.00 - 2.99%        11,602      8,818     2,645         242     23,307
3.00 - 3.99%         6,625      3,363       185       4,048     14,221
4.00 - 4.99%         8,945      1,029     1,604       5,646     17,224
5.00 - 5.99%           842      3,831     1,884       3,673     10,230
6.00 - 7.99%         2,452      1,568       131         135      4,286
                  --------   --------   -------    --------  ---------
  Total           $ 86,272   $ 25,726   $ 6,696    $ 13,815  $ 132,509
                  ========   ========   =======    ========  =========

The following table presents the amount and weighted average rate of time deposits equal to or greater than $100,000 at March 31, 2004.

                                                       Weighted
Maturity Period                            Amount     Average Rate
---------------                           --------    ------------
                                           (Dollars in thousands)

Three months or less                      $  14,332       1.76%
Over three through six months                 7,859       2.51
Over six through 12 months                   10,564       2.69
Over 12 Months                               23,105       3.83
                                          ---------       ----
Total                                     $  55,860       2.90%
                                          =========       ====

Deposit Activities

The following table sets forth the deposit activities of the Company for the periods indicated.

                                  Year Ended March 31,
                             -------------------------------
                               2004       2003        2002
                             --------   --------    --------
                                      (In thousands)

Beginning balance            $320,742   $259,690    $295,523
Net (decrease) increase
 before interest credited      83,618     55,535     (44,789)
Interest credited               4,755      5,517       8,956
                             --------   --------    --------
Net increase (decrease) in
 savings deposits              88,373     61,052     (35,833)
                             --------   --------    --------
Ending balance               $409,115   $320,742    $259,690
                             ========   ========    ========

In the unlikely event the Bank is liquidated, depositors are entitled to full payment of their deposit accounts prior to any payment being made to the shareholders of the Company. Substantially all of the Bank's depositors are residents of the States of Washington or Oregon.

Borrowings. Savings deposits are the primary source of funds for the Company's lending and investment activities and for its general business purposes. The Company relies upon advances from the FHLB-Seattle to supplement its supply of lendable funds and to meet deposit withdrawal requirements. Advances from the FHLB-Seattle are typically secured by the Bank's first mortgage loans and investment securities.

The FHLB functions as a central reserve bank providing credit for savings and loan associations and certain other member financial institutions. As a member, the Bank is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution's assets or on the FHLB's assessment of the institution's creditworthiness. The FHLB determines specific lines of credit for each member institution and the Bank has a 35% of total assets line of credit with the FHLB-Seattle to the extent the Bank provides qualifying collateral and holds sufficient FHLB stock. At March 31, 2004, the Bank had $40.0 million of outstanding advances from the FHLB-Seattle under an available credit facility of $180.3 million, limited to available collateral.

The following tables set forth certain information concerning the Company's borrowings at the dates and for the periods indicated.

                                      At March 31,
                               ---------------------------
                                2004       2003      2002
                               ------     ------    ------

Weighted average rate on
 FHLB advances                  4.88%      4.90%     6.10%

                                  Year Ended March 31,
                             -------------------------------
                               2004       2003        2002
                             --------   --------    --------
                                  (Dollars in thousands)

Maximum amounts of FHLB
 advances outstanding
 at any month end            $40,000    $74,500     $99,500
Average FHLB
 advances outstanding         40,000     53,174      89,499
Weighted average rate on
 FHLB advances                  4.96%      5.53%       6.25%


                                   REGULATION

General
The Bank, as a federally-chartered savings institution, is subject to federal regulation and oversight by the OTS extending to all aspects of its operations. The Bank also is subject to regulation and examination by the FDIC, which insures the deposits of the Bank to the maximum extent permitted by law, and requirements established by the Federal Reserve Board. Federally-chartered savings institutions are required to file periodic reports with the OTS and are subject to periodic examinations by the OTS and the FDIC. The investment and lending authority of savings institutions are prescribed by federal laws and regulations, and these institutions are prohibited from engaging in any activities not permitted by the laws and regulations. This regulation and supervision primarily is intended for the protection of depositors and not for the purpose of protecting shareholders.

The OTS regularly examines the Bank and prepares reports for the consideration of the Bank's Board of Directors on any deficiencies that it may find in the Bank's operations. The FDIC also has the authority to examine the Bank in its roles as the administrator of the SAIF. The Bank's relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in matters such as the ownership of savings accounts and the form and content of the Bank's mortgage requirements. Any change in these regulations, whether by the FDIC, the OTS or Congress, could have a material adverse impact on the Company, the Bank and their operations.

Federal Regulation of Savings Institutions

Office of Thrift Supervision. The OTS has extensive authority over the operations of savings institutions. As part of this authority, the Bank is required to file periodic reports with the OTS and is subject to periodic examinations by the OTS and the FDIC. When these examinations are conducted by the OTS and the FDIC, the examiners may require the Bank to provide for higher general or specific loan loss reserves. All savings institutions are subject to a semi-annual assessment, based upon the institution's total assets, to fund the operations of the OTS. The OTS also has extensive enforcement authority over all savings institutions and their holding companies, including the Bank and the Company. This enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease-and-desist or removal orders and initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Except under certain circumstances, public disclosure of final enforcement actions by the OTS is required.

In addition, the investment, lending and branching authority of the Bank is prescribed by federal laws and it is prohibited from engaging in any activities not permitted by these laws. For example, no savings institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal institutions in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the OTS. Federal savings institutions are also generally authorized to branch nationwide. The Bank is in compliance with the noted restrictions.

All savings institutions are required to pay assessments to the OTS to fund the agency's operations. The general assessments, paid on a semi-annual basis, are determined based on the savings institution's total assets, including consolidated subsidiaries. The Bank's OTS assessment for the fiscal year ended March 31, 2004 was $98,160.

Federal Home Loan Bank System. The Bank is a member of the FHLB of Seattle, which is one of 12 regional FHLBs that administer the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans or advances to members in accordance with policies and procedures, established by the Board of Directors of the FHLB, which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

As a member, the Bank is required to purchase and maintain stock in the FHLB of Seattle. At March 31, 2004, the Bank had $6.0 million in FHLB stock, which was in compliance with this requirement. In past years, the Bank has received substantial dividends on its FHLB stock. Over the past two fiscal years such dividends have averaged 3.93% and 6.05% for the fiscal years ended March 31, 2004 and 2003, respectively.

Under federal law, the FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to low- and moderately-priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of the Bank's FHLB stock may result in a corresponding reduction in the Bank's capital.

Federal Deposit Insurance Corporation. The FDIC is an independent federal agency established originally to insure the deposits, up to prescribed statutory limits, of federally-insured banks and to preserve the safety and soundness of the banking industry. The FDIC maintains two separate insurance funds: the Bank Insurance Fund ("BIF") and the SAIF. The Bank is a member of the SAIF, which is administered by the FDIC. Deposits are insured up to the applicable limits by the FDIC and this insurance is backed by the full faith and credit of the United States government.

As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the SAIF or the BIF. The FDIC also has the authority to initiate enforcement actions against savings institutions, after giving the OTS an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital, to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. The FDIC makes risk classification of all insured institutions for each semi-annual assessment period.

The FDIC is authorized to increase assessment rates, on a semi-annual basis, if it determines that the reserve ratio of the SAIF will be less than the designated reserve ratio of 1.25% of SAIF insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. The FDIC may also impose special assessments on SAIF members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

Since January 1, 1997, the premium schedule for BIF and SAIF insured institutions has ranged from 0 to 27 basis points. However, SAIF- and BIF-insured institutions are required to pay a Financing Corporation assessment in order to fund the interest on bonds issued to resolve thrift failures in the 1980s equal to approximately 1.50 points for each $100 in domestic deposits annually. These assessments, which may be revised based upon the level of BIF and SAIF deposits, will continue until the bonds mature.

Under the Federal Deposit Insurance Act ("FDIA"), the FDIC may terminate deposit insurance upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. Management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Prompt Corrective Action. The OTS is required to take certain supervisory actions against undercapitalized savings institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, an institution that has a ratio of total capital to risk-weighted assets of less than 8%, a ratio of Tier I (core) capital to risk-weighted assets of less than 4%, or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be "undercapitalized." An institution that has a total risk-based capital ratio less than 6%, a Tier I capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and an institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Subject to a narrow exception, the OTS is required to appoint a receiver or conservator for a savings institution that is "critically undercapitalized." OTS regulations also require that a capital restoration plan be filed with the OTS within 45 days of the date a savings institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company in an amount of up to the lesser of 5% of the institution's assets or the amount which would bring the institution into compliance with all capital standards. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The OTS also could take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. At March 31, 2004, the Bank was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

Standards for Safety and Soundness. The federal banking regulatory agencies have prescribed, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting;
(iv) interest rate risk exposure; (v) asset growth; (vi) asset quality; (vii) earnings; and (viii) compensation, fees and benefits ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Bank fails to meet any standard prescribed by the Guidelines, the OTS may require the Bank to submit an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans. Management of the Bank is not aware of any conditions relating to these safety and soundness standards which would require submission of a plan of compliance.

Qualified Thrift Lender Test. All savings institutions, including the Bank, are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. This test requires a savings institution to have at least 65% of its total assets less (i) specified liquid assets up to 20% of total assets, (ii) intangibles, including goodwill and (iii) the value of property used to conduct business in certain "qualified thrift investments" in at least nine out of each 12 month period on a rolling basis. As an alternative, the savings institution may maintain 60% of its assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code ("Code"). Under either test, such assets primarily consist of residential housing related loans and investments. At March 31, 2004, the Bank met the test and its QTL percentage was 75.50%.

Any savings institution that fails to meet the QTL test must convert to a national bank charter, unless it requalifies as a QTL and thereafter remains a QTL. If an association does not requalify and converts to a national bank charter, it must remain SAIF-insured until the FDIC permits it to transfer to the BIF. If such an association has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a savings institution and a national bank, and it is limited to national bank branching rights in its home state. In addition, the association is subject to national bank limits for payment of dividends. If such association has not requalified or converted to a national bank within three years after the failure to meet the QTL test, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB borrowings, which may result in prepayment penalties. If any association that fails the QTL test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies. See "- Savings and Loan Holding Company Regulations."

Capital Requirements. Federally-insured savings institutions, such as the Bank, are required to maintain a minimum level of regulatory capital. The OTS has established capital standards, including a tangible capital requirement, a leverage ratio (or core capital) requirement and a risk-based capital requirement applicable to such savings institutions. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The OTS is also authorized to impose capital requirements in excess of these standards on individual institutions on a case-by-case basis.

The capital regulations require tangible capital of at least 1.5% of adjusted total assets (as defined by regulation). At March 31, 2004, the Bank had tangible capital of $49.4 million, or 9.81% of adjusted tangible assets, which is approximately $41.9 million above the minimum requirement of 1.5% of adjusted tangible assets in effect on that date. At March 31, 2004, the Bank had $758,000 in core deposit intangible, $624,000 in servicing assets and $9.2 million in goodwill. The capital standards also require core capital equal to at least 3% to 4% of adjusted total assets, depending on an institution's supervisory rating. Core capital generally consists of tangible capital. At March 31, 2004, the Bank had core capital equal to $49.4 million, or 9.81% of adjusted tangible assets, which is $34.3 million above the minimum leverage ratio requirement of 3% as in effect on that date.

The OTS also requires savings institutions to have core capital equal to 4% of risk-weighted assets ("Tier 1 risk-based"). At March 31, 2004, the Bank had Tier 1 risk-based capital of $49.4 million or 11.72% of risk-weighted assets, which is approximately $32.6 million above the minimum on that date. The OTS risk-based requirement requires savings institutions to have total capital of at least 8% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The OTS is also authorized to require a savings institution to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, are multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the OTS has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan-to-value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by Fannie Mae or Freddie Mac.

On March 31, 2004, the Bank had total risk-based capital of approximately $54.0 million, including $49.4 million in core capital and $4.6 million in qualifying supplementary capital, and risk-weighted assets of $422.0 million, or total capital of 12.78% of risk-weighted assets. This amount was $20.2 million above the 8% requirement in effect on that date.

The OTS and the FDIC are authorized and, under certain circumstances, required to take certain actions against savings institutions that fail to meet their capital requirements. The OTS is generally required to take action to restrict the activities of an "undercapitalized institution," which is an institution with less than either a 4.0% core capital ratio, a 4.0% Tier 1 risked-based capital ratio or an 8.0% risk-based capital ratio. Any such institution must submit a capital restoration plan and until the plan is approved by the OTS, may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The OTS is authorized to impose the additional restrictions that are applicable to significantly undercapitalized institutions. As a condition to the approval of the capital restoration plan, any company controlling an undercapitalized institution must agree that it will enter into a limited capital maintenance guarantee with respect to the institution's achievement of its capital requirements.

Any savings institution that fails to comply with its capital plan or has Tier 1 risk-based or core capital ratios of less than 3.0% or a risk-based capital ratio of less than 6.0% and is considered "significantly undercapitalized" will be made subject to one or more additional specified actions and operating restrictions which may cover all aspects of its operations and may include a forced merger or acquisition of the institution. An institution that becomes "critically undercapitalized" because it has a tangible capital ratio of 2.0% or less is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized institutions. In addition, the OTS must appoint a receiver, or conservator with the concurrence of the FDIC, for a savings institution, with certain limited exceptions, within 90 days after it becomes critically undercapitalized. Any undercapitalized institution is also subject to the general enforcement authority of the OTS and the FDIC, including the appointment of a conservator or a receiver.

The OTS is also generally authorized to reclassify an institution into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition. The imposition by the OTS or the FDIC of any of these measures on the Bank may have a substantial adverse effect on its operations and profitability.

Limitations on Capital Distributions. The OTS imposes various restrictions on savings institutions with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. The OTS also prohibits a savings institution from declaring or paying any dividends or from repurchasing any of its stock if, as a result of such action, the regulatory capital of the association would be reduced below the amount required to be maintained for the liquidation account established in connection with the association's mutual to stock conversion.

The Bank may make a capital distribution without OTS approval provided that the Bank notify the OTS 30 days before it declares the capital distribution and that the following requirements are met: (i) the Bank has a regulatory rating in one of the two top examination categories; (ii) the Bank is not of supervisory concern, and will remain adequately or well capitalized, as defined in the OTS prompt corrective action regulations, following the proposed distribution; and (iii) the distribution does not exceed the Bank's net income for the calendar year-to-date plus retained net income for the previous two calendar years (less any dividends previously paid). If the Bank does not meet these stated requirements, it must obtain the prior approval of the OTS before declaring any proposed distributions.

If the Bank's capital falls below its regulatory requirements or the OTS notifies it that it is in need of more than normal supervision, the Bank's ability to make capital distributions will be restricted. In addition, no distribution will be made if OTS notifies the Bank that a proposed capital distribution would constitute an unsafe and unsound practice, which would otherwise be permitted by the regulation.

Loans to One Borrower. Federal law provides that savings institutions are generally subject to the national bank limit on loans to one borrower. A savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral. At March 31, 2004, the Bank's regulatory limit on loans to one borrower is $8.1 million. At March 31, 2004, the Bank's largest single loan to one borrower was $8.1 million, which was performing according to its original terms.

Activities of Associations and their Subsidiaries. When a savings institution establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings institution must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings institutions also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

The OTS may determine that the continuation by a savings institution of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings institution to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

Transactions with Affiliates. Savings institutions must comply with Sections 23A and 23B of the Federal Reserve Act relative to transactions with affiliates in the same manner and to the same extent as if the savings institution were a Federal Reserve member bank. Generally, transactions between a savings institution or its subsidiaries and its affiliates are required to be on terms as favorable to the association as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the institution's capital. Affiliates of the Bank include the Company and any company which is under common control with the Bank. In addition, a savings institution may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. The OTS has the discretion to treat subsidiaries of savings institutions as affiliates on a case by case basis.

On April 1, 2003, the Federal Reserve's Regulation W, which comprehensively amends sections 23A and 23B of the Federal Reserve Act, became effective. The Federal Reserve Act and Regulation W are applicable to savings institutions such as the Bank. The Regulation unifies and updates staff interpretations issued over the years, incorporates several new interpretative proposals (such as to clarify when transactions with an unrelated third party will be attributed to an affiliate) and addresses new issues arising as a result of the expanded scope of nonbanking activities engaged in by banks and bank holding companies in recent years and authorized for financial holding companies under the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the OTS. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests. Among other things, such loans must be made on terms substantially the same as for loans to unaffiliated individuals.

Community Reinvestment Act. Under the Community Reinvestment Act, every FDIC-insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the OTS, in connection with the examination of the Bank, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by the Bank. An unsatisfactory rating may be used as the basis for the denial of an application by the OTS. Due to the heightened attention being given to the Community Reinvestment Act in the past few years, the Bank may be required to devote additional funds for investment and lending in its local community. The Bank was examined for Community Reinvestment Act compliance and received a rating of satisfactory in its latest examination.

Regulatory and Criminal Enforcement Provisions. The OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including shareholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1.1 million per day in especially egregious cases. The FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Environmental Issues Associated with Real Estate Lending. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), a federal statute, generally imposes strict liability on all prior and present "owners and operators" of sites containing hazardous waste. However, Congress asked to protect secured creditors by providing that the term "owner and operator" excludes a person whose ownership is limited to protecting its security interest in the site. Since the enactment of the CERCLA, this "secured creditor exemption" has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for cleanup costs on contaminated property that they hold as collateral for a loan.

To the extent that legal uncertainty exists in this area, all creditors, including the Bank, that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for cleanup costs, which costs often substantially exceed the value of the collateral property.

Savings and Loan Holding Company Regulations

General. The Company is a unitary savings and loan holding company subject to regulatory oversight of the OTS. Accordingly, the Company is required to register and file reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over the Company and its non-savings institution subsidiaries which also permits the OTS to restrict or prohibit activities that are determined to present a serious risk to the subsidiary savings institution.

Financial Services Modernization.  On November 12, 1999, the
Gramm-Leach-Bliley Financial Services Modernization Act of 1999 ("GLBA") was signed into law. The purpose of this legislation is to modernize the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. Generally, the GLBA:

* repealed the historical restrictions and eliminates many federal and state law barriers to affiliations among banks, securities firms, insurance companies and other financial service providers;

* provided a uniform framework for the functional regulation of the activities of banks, savings institutions and their holding companies;

* broadened the activities that may be conducted by national banks, banking subsidiaries of bank holding companies and their financial subsidiaries;

* provided an enhanced framework for protecting the privacy of consumer information; and

* addressed a variety of other legal and regulatory issues affecting day-to-day operations and long-term activities of financial institutions.

The GLBA also imposes certain obligations on financial institutions to develop privacy policies, restrict the sharing of nonpublic customer data with nonaffiliated parties at the customer's request, and establish procedures and practices to protect and secure customer data. These privacy provisions were implemented by regulations that were effective on November 12, 2000. Compliance with the privacy provisions was required by July 1, 2001.

Acquisitions. Federal law and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings institution or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings institution not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

Activities. As a unitary savings and loan holding company, the Company generally is not subject to activity restrictions. If the Company acquires control of another savings institution as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company and the activities of the Bank and any other subsidiaries (other than the Bank or any other SAIF-insured savings institution) would generally become subject to additional restrictions. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. Federal law provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution; (ii) conducting an insurance agency or escrow business; (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution;
(iv) holding or managing properties used or occupied by a subsidiary insured institution; (v) acting as trustee under deeds of trust; (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies; or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

The USA Patriot Act. In response to the terrorist events of September 11, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act") was signed into law on October 26, 2001. The USA Patriot Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. Title III of the USA Patriot Act takes measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions.

Among other requirements, Title III of the USA Patriot Act imposes the following requirements:
Financial institutions must establish anti-money laundering programs that include (i) internal policies, procedures and controls, (ii) specific designation of an anti-money laundering compliance officer, (iii) ongoing employee training programs and (iv) an independent audit function to test the anti-money laundering program.

Financial institutions must implement a risk-based customer identification program in connection with opening new accounts. The program must contain requirements for identity verification, record-keeping, comparison of information to government-maintained lists and notice to customers.

Financial institutions that establish, maintain, administer, or manage private banking accounts or correspondent accounts in the United States for non-United States persons or their representatives must establish appropriate, specific and, where necessary, enhanced due diligence policies, procedures and controls designed to detect and report money laundering.

Financial institutions are prohibited from establishing, maintaining, administering or managing correspondent accounts for foreign shell banks that do not have a physical presence in any country and will be subject to certain recordkeeping obligations with respect to correspondent accounts of foreign banks.

Bank regulators are directed to consider a holding company's effectiveness in combating money laundering when ruling on Federal Reserve Act and Bank Merger Act applications. Our policies and procedures have been updated to reflect the requirements of the USA Patriot Act. The impact on business and customers was minimal.

Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") was signed into law on July 30, 2002 in response to public concerns regarding corporate accountability in connection with the recent accounting scandals at Enron and WorldCom. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies, both U.S. and non-U.S., that file or are required to file periodic reports with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934.

The Sarbanes-Oxley Act includes very specific additional disclosure requirements and new corporate governance rules, requires the SEC and securities exchanges to adopt extensive additional disclosure, corporate governance and related rules. The Sarbanes-Oxley Act represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to state corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.

The Sarbanes-Oxley Act addresses, among other matters:
   *   audit committees;
   * certification of financial statements by the chief executive officer and the chief financial officer;
   * the forfeiture of bonuses or other incentive-based compensation and profits from the sale of an issuer's securities by directors and senior officers in the twelve month period following initial publication of any financial statements that later require restatement;
   *   a prohibition on insider trading during pension fund black out periods;
   *   disclosure of off-balance sheet transactions;
   *   a prohibition on personal loans to directors and officers;
   *   expedited filing requirements for Form 4s;
   * disclosure of a code of ethics and filing a Form 8-K for a change or waiver of such code;
   *   "real time" filing of periodic reports;
   *   the formation of a public company accounting oversight board;
   *   auditor independence; and
   *   various increased criminal penalties for violations of securities laws.

Qualified Thrift Lender Test. If the Bank fails the qualified thrift lender test, within one year the Company must register as, and will become subject to, the significant activity restrictions applicable to bank holding companies. See "- Federal Regulation of Savings Institutions - Qualified Thrift Lender Test" for information regarding the Bank's qualified thrift lender test.

                                 TAXATION

Federal Taxation

General. The Company and the Bank report their income on a fiscal year basis using the accrual method of accounting and are subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Company or the Bank.

Bad Debt Reserve. Historically, savings institutions, such as the Bank, which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift"), were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Bank's loss experience, the Bank generally recognized a bad debt deduction equal to 8% of taxable income.

Congress revised the thrift bad debt rules in 1996. The new rules eliminated the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also required that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). At March 31, 2004, the Bank had a taxable temporary difference of approximately $760,000 that arose before 1987 (base-year amount). For taxable years beginning after

December 31, 1995, the Bank's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1987 bad debt reserves continues to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

Distributions. To the extent that the Bank makes "nondividend distributions" to the Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Bank's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Bank's taxable income. Nondividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion and Reorganization, the Bank makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "Regulation" for limits on the payment of dividends by the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Company's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Company, whether or not an Alternative Minimum Tax is paid.

Dividends-Received Deduction. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Bank and the Company will not file a consolidated tax return, except that if the Bank or the Company owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

Audits. The Company's federal income tax returns have been audited through the tax year ended March 31, 1999.

State Taxation

General. The Company is subject to a business and occupation tax imposed under Washington law at the rate of 1.50% of gross receipts; however, interest received on loans secured by mortgages or deeds of trust on residential properties is exempt from such tax.

Audits. The Company's business and occupation tax returns have been audited through the tax year ended March 31, 2001. The audit determined there was an additional $5,500 owing in tax.

Competition

There are several financial institutions in the Company's primary market area from which the Company faces strong competition in the attraction of savings deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for savings deposits and loans has historically come from other thrift institutions, credit unions and commercial banks located in its market area. Particularly in times of high interest rates, the Company has faced additional significant competition for investors' funds from money market mutual funds, other short-term money market securities, corporate and government securities. The Company's competition for loans comes principally from other thrift institutions, credit unions, commercial banks, mortgage banking companies and mortgage brokers.

Subsidiary Activities

Under OTS regulations, the Bank is authorized to invest up to 3% of its assets in subsidiary corporations, with amounts in excess of 2% only if primarily for community purposes. At March 31, 2004, the Bank's investments of $790,000 in Riverview Services, Inc. ("Riverview Services"), its wholly owned subsidiary, and $556,000 in Riverview Asset Management Corp. ("RAM Corp"), a 85% owned subsidiary, were within these limitations.

Riverview Services acts as trustee for deeds of trust on mortgage loans granted by the Bank, and receives a reconveyance fee of approximately $70 for each deed of trust. Riverview Services had net income of $65,000 for the fiscal year ended March 31, 2004 and total assets of $793,000 at that date. Riverview Services' operations are included in the Consolidated Financial Statements of the Company.

RAM Corp is an asset management company providing trust, estate planning and investment management services. RAM Corp commenced business in December 1998 and had net income of $13,100 for the fiscal year ended March 31, 2004 and total assets of $758,000 at that date. RAM Corp earns fees on the management of assets held in fiduciary or agency capacity. At March 31, 2004, the fair market value of total assets under management approximated $134.6 million.
RAM Corp's operations are included in the Consolidated Financial Statements of the Company.

Personnel

As of March 31, 2004, the Company had 186 full-time equivalent employees, none of whom are represented by a collective bargaining unit. The Company believes its relationship with its employees is good.

Executive Officers. The following table sets forth certain information regarding the executive officers of the Company.

Name                Age (1)  Position
----                ------   --------
Patrick Sheaffer      64     Chairman of the Board and Chief Executive Officer
Ron Wysaske           51     President and Chief Operating Officer
Ron Dobyns            55     Senior Vice President and Chief Financial Officer
(1)  At March 31, 2004.

Patrick Sheaffer is Chairman of the Board and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. Prior to February 2004, Mr. Sheaffer served as Chairman of the Board, President and Chief Executive Officer of the Company since inception in 1997. He became Chairman of the Board of the Bank in 1993. Mr. Sheaffer joined the Bank in 1965. He is responsible for leadership and management of the Company. Mr. Sheaffer is active in numerous professional and civic organizations.

Ron Wysaske is President and Chief Operating Officer of the Bank. Prior to February 2004, Mr. Wysaske served as Executive Vice President, Treasurer and Chief Financial Officer of the Bank from 1981 to 2004 and of the Company at inception in 1997. He joined the Bank in 1976. Mr. Wysaske is responsible for daily operations and management of the Bank. He holds a M.B.A. from Washington State University and is active in numerous professional and civic organizations.

Ron Dobyns is Senior Vice President and Chief Financial Officer of the Company. Prior to February 2004, Mr. Dobyns served as Controller since 1996. He is responsible for accounting, SEC reporting as well as treasury functions for the Bank and the Company. He is a State of Oregon certified public accountant, holds an M.B.A. from the University of Minnesota and is a graduate of Pacific Coast Banking School.

Item 2.  Properties
-------------------

The following table sets forth certain information relating to the Company's offices as of March 31, 2004.

                                                   Approximate
Location                           Year Opened   Square Footage    Deposits
--------                           -----------   --------------    --------
Main Office:                                                    (In millions)

900 Washington, Suite 900
Vancouver, Washington (1)             2000            16,000        $ 28.2

Branch Offices:

700 N.E. Fourth Avenue
Camas, Washington (2)                 1975            25,000          44.1

3307 Evergreen Way
Washougal, Washington (1)(2)(3)       1963             3,200          28.5

225 S.W. 2nd Street
Stevenson, Washington (2)             1971             1,700          26.6

330 E. Jewett Boulevard
White Salmon, Washington (2)(4)       1977             3,200          25.4

15 N.W. 13th Avenue
Battle Ground, Washington (2)(5)      1979             2,900          28.8

412 South Columbus
Goldendale, Washington (2)            1983             2,500          14.7

11505-K N.E. Fourth Plain Boulevard
Vancouver, Washington (2)             1994             3,500          19.2

7735 N.E. Highway 99
Vancouver, Washington (1)(6)(3)       1994             4,800          23.3

1011 Washington Way
Longview, Washington (6)(2)           1994             2,000          15.7

900 Washington St., Suite 100
Vancouver, Washington (1)(2)          1998             5,300          79.1

1901-E N.E. 162nd Avenue
Vancouver, Washington (1)(2)          1999             3,200          10.1

800 N.E. Tenny Road, Suite D
Vancouver, Washington (2)             2000             3,200          15.6

915 MacArthur Blvd.
Vancouver, Washington (1)(2)(7)       2003             3,000          50.0

204 S.E. Park Plaza Dr., #109
Vancouver, Washington (1)(2)(7)
Cascade Park Mortgage Center          2003              2565             -

(1)  Leased.
(2)  Location of an automated teller machine.
(3)  New facility in 2001.
(4)  New facility in 2000.
(5)  New facility in 1994.
(6) Former branches of Great American Federal Savings Association, San Diego, California, that were acquired from the Resolution Trust Corporation on May 13, 1994. In the acquisition, the Company assumed all insured deposit liabilities of both branch offices totaling approximately $42.0 million.
(7) Former location of Today's Bank, Vancouver, Washington, acquired on July 18, 2003.

During second quarter of fiscal year 2001, the Company's main office for administration was relocated from Camas to the downtown Vancouver address of 900 Washington Street. The Washougal branch office was relocated during the first quarter of the fiscal year 2001.

The Company uses an outside data processing system to process customer records and monetary transactions, post deposit and general ledger entries and record activity in installment lending, loan servicing and loan originations. At March 31, 2004, the net book value of the Company's office properties, furniture, fixtures and equipment was $9.7 million.

Management believes that the facilities are of sound construction and good operating condition, and are appropriately insured and adequately equipped for carrying on the business of the Company.

Item 3.  Legal Proceedings
--------------------------

Periodically, there have been various claims and lawsuits involving the Company, such as claims to enforce liens, condemnation proceedings on properties in which the Company holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Company's business. The Company is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition, results of operations or liquidity of the Company.

Item 4.  Submission of Matters to a Vote of Security Holders
------------------------------------------------------------

No matters were submitted to a vote of security holders during the fourth quarter of the fiscal year ended March 31, 2004.

                                  PART II

Item 5.   Market for the Registrant's Common Equity, Related Stockholder
------------------------------------------------------------------------
Matters and Issuer Purchases of Equity Securities
-------------------------------------------------

At March 31, 2004, there were 4,974,979 shares Company Common Stock issued and 4,777,911 outstanding, 850 stockholders of record and an estimated 1,000 holders in nominee or "street name."

Under Washington law, the Company is prohibited from paying a dividend if, as a result of its payment, the Company would be unable to pay its debts as they become due in the normal course of business, or if the Company's total liabilities would exceed its total assets. The principal source of funds for the Company is dividend payments from the Bank. OTS regulations require the Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Company. The OTS imposes certain limitations on the payment of dividends from the Bank to the Holding Company which utilize a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. See
"REGULATION   Federal Regulation of Savings Associations   Limitations on
Capital Distributions." In addition, the Company may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Company below the amount required for the liquidation account established pursuant to the Company's Plan of Conversion adopted in connection with the Conversion and Reorganization. See Note 1 of Notes to Consolidated Financial Statements.

The common stock of the Company has traded on the Nasdaq National Market System under the symbol "RVSB" since October 2, 1997. From October 22, 1993 until October 2, 1997, the common stock of the Company traded on The Nasdaq SmallCap Market under the same symbol. The following table sets forth the high and low trading prices, as reported by Nasdaq, and cash dividends paid for each quarter during 2004 and 2003 fiscal years. At March 31, 2004, there were nine market makers in the Company's common stock as reported by the Nasdaq Stock Market.

                                                               Cash Dividends
Fiscal Year Ended March 31, 2004               High      Low      Declared
--------------------------------              ------    -----  --------------

Quarter Ended March 31, 2004                  $21.43   $19.35      $0.140
Quarter Ended December 31, 2003                21.74    19.09       0.140
Quarter Ended September 30, 2003               20.50    18.08       0.140
Quarter Ended June 30, 2003                    18.30    16.30       0.140

                                                               Cash Dividends
Fiscal Year Ended March 31, 2003               High      Low      Declared
--------------------------------              ------    -----  --------------

Quarter Ended March 31, 2003                  $17.04    $14.64     $0.125
Quarter Ended December 31, 2002                15.24     13.63      0.125
Quarter Ended September 30, 2002               15.71     14.00      0.125
Quarter Ended June 30, 2002                    14.75     13.05      0.125


Equity Compensation Plan Information. The following table summarizes share and exercise price information about the Company's equity compensation plan as of March 31, 2004.


                                                       Number of securities
                                                       remaining available
                                                       for future issuance
                 Number of securities    Weighted-     under equity
                   to be issued upon   average price   compensation plans
                         exercise of   of outstanding  excluding securities
Plan category     outstanding options      options     reflected in column (A)
--------------   --------------------  --------------  ----------------------

Equity compensation
 plans approved by
 security holders:         (A)              (B)                (C)
2003 Stock Option
 Plan(1)                  229,227                -              229,227
1998 Stock Option
 Plan                     245,269           $13.57               38,483

Equity compensation
 plans not approved
 by security holders:           -                -                    -
                          -------                               -------

Total                     474,496                               267,710
                          =======                               =======

(1)   At March 31, 2004, no options had been granted under the 2003 Plan.

Stock Repurchase

The shares are being repurchased from time-to-time in open market transactions. The timing, volume and price of purchases will be made at our discretion, and will also be contingent upon our overall financial condition, as well, as market conditions in general. The following table reflects activity for the three months ended March 31, 2004.

                     Common Stock Repurchased
                ---------------------------------
                 Total Number of    Average Price    Maximum Number of shares
                Shares Purchased       Paid per      that May Yet Be Purchased
                      (1)               Share        Under the Program (2)

                           -                 -                      -
                     -------           -------                -------
Balance at
 March 31, 2004            -                 -                133,204
                     =======           =======                =======

(1) Of these shares, no shares were purchased other than through a publicly announced program.
(2) In September 2002, the Company announced a stock repurchase of up to 5%, or 214,000 shares, of its outstanding common stock. This program expires when all shares under the plan have been repurchased.

Item 6.   Selected Financial Data
---------------------------------

The following tables set forth certain information concerning the consolidated financial position and results of operations of the Company at the dates and for the periods indicated.

                                              At March 31,
                            ------------------------------------------------
                              2004      2003      2002      2001      2000
                            -------    ------    ------    ------    -------
                                             (In thousands)

FINANCIAL CONDITION DATA:

Total assets                $520,487  $419,904  $392,101  $431,996  $344,680
Loans receivable, net (1)    381,534   301,811   288,530   296,861   249,034
Mortgage-backed securities
 held to maturity, at
 amortized cost                2,517     3,301     4,386     6,405     8,657
Mortgage-backed securities
 available for sale, at
 fair value                   10,607    13,069    36,999    43,139    39,378
Cash and interest-bearing
 deposits                     47,907    60,858    22,492    38,935    15,786
Investment securities held
 to maturity, at amortized
 cost                              -         -         -       861       903
Investment securities
 available for sale, at
 fair value                   32,883    20,426    18,275    25,561    12,883
Deposit accounts             409,115   320,742   259,690   295,523   232,355
FHLB advances                 40,000    40,000    74,500    79,500    60,550


                                           Year Ended March 31,
                            ------------------------------------------------
                              2004      2003      2002      2001      2000
                            -------    ------    ------    ------    -------
                                             (In thousands)

OPERATING DATA:

Interest income             $ 27,584  $ 26,461  $ 29,840  $ 31,343  $ 25,438
Interest expense               6,627     8,417    14,318    16,288    11,073
                            --------  --------  --------  --------  --------
Net interest income           20,957    18,044    15,522    15,055    14,365
Provision for loan losses        210       727     1,116       949       675
                            --------  --------  --------  --------  --------
Net interest income after
 provision for loan losses    20,747    17,317    14,406    14,106    13,690
Gains (losses) from sale of
 loans, securities and real
 estate owned                  1,003      (531)    1,964       129       151
Gain on sale of land and
 fixed assets                      3         -         4       540         -
Other non-interest income      5,583     4,469     4,583     3,293     2,746
Non-interest expenses         17,572    14,908    13,953    12,867    10,832
                            --------  --------  --------  --------  --------
Income before federal
 income tax provision          9,764     6,347     7,004     5,201     5,755
Provision for federal
 income taxes                  3,210     1,988     2,136     1,644     1,878
                            --------  --------  --------  --------  --------
Net income                  $  6,554  $  4,359  $  4,868  $  3,557  $  3,877
                            ========  ========  ========  ========  ========

(1)  Includes loans held for sale

                                              At March 31,
                            ------------------------------------------------
                              2004      2003      2002      2001      2000
                            -------    ------    ------    ------    -------
OTHER DATA:

Number of:
Real estate loans
 outstanding                 3,141     2,904      2,176     2,510     2,188
Deposit accounts            27,209    25,752     26,625    26,068    23,653
Full service offices            13        12         12        12        12


                                   At or For the Year Ended March 31,
                            ------------------------------------------------
                              2004      2003      2002      2001      2000
                            -------    ------    ------    ------    -------
                                             (In thousands)

KEY FINANCIAL RATIOS:

Performance Ratios:
Return on average assets      1.35%     1.07%     1.16%     0.94%     1.22%
Return on average equity     10.60      7.99       9.01     7.04      7.15
Dividend payout ratio (1)    39.72     50.00      41.51    51.94     48.65
Interest rate spread          4.42      4.28       3.29     3.37      3.88
Net interest margin           4.76      4.83       4.04     4.27      4.78
Non-interest expense to
 average assets               3.61      3.66       3.34     3.41      3.41
Efficiency ratio (2)         63.79     67.82      63.21    67.66     62.75

Asset Quality Ratios:
Average interest-earning
 assets to interest-bearing
 liabilities                122.53    124.62     120.49   119.75    124.51
Allowance for loan losses
 to total net loans at end
 of period                    1.16      0.90       0.87     0.64      0.54
Net charge-offs to average
 outstanding loans during
 the period                   0.31      0.12       0.14     0.14      0.21
Ratio of nonperforming
 assets to total assets       0.39      0.18       0.61     0.24      0.39

Capital Ratios:
Average equity to average
 assets                      12.72     13.39      12.93    13.41     17.05
Equity to assets at end of
 fiscal year                 12.52     12.98      13.69    12.20     14.07

(1)  Dividends per share divided by net income per share
(2) Non-interest expense divided by the sum of net interest income and non-interest income

Item 7.   Management's Discussion and Analysis of Financial Condition and
-------------------------------------------------------------------------
Results of Operations
---------------------

General

Management's Discussion and Analysis of Financial Condition and Results of Operations is intended to assist in understanding the financial condition and results of operations of the Company. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and accompanying Notes thereto and the other sections contained in this Form 10-K.

Special Note Regarding Forward-Looking Statements

Management's Discussion and Analysis and other portions of this report contain certain "forward-looking statements" concerning the future operations of the Company. Management desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing the Company of the protections of such safe harbor with respect to all "forward-looking statements" contained in our Annual Report. The Company has used "forward-looking statements" to describe future plans and strategies, including its expectations of the Company's future financial results. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors which could affect actual results include interest rate trends, the general economic climate in the Company's market area and the country as a whole, the ability of the Company to control costs and expenses, deposit flows, demand for mortgages and other loans, real estate value and vacancy rates, the ability of the Company to efficiently incorporate acquisitions into its operations, competition, loan delinquency rates, and changes in federal and state regulation. These factors should be considered in evaluating the "forward-looking statements," and undue reliance should not be placed on such statements. The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.


Critical Accounting Policies

The Company has established various accounting policies that govern the application of accounting principles generally accepted in the United States of America ("GAAP") in the preparation of the Company's Consolidated Financial Statements. The Company has identified three policies, that due to judgments, estimates and assumptions inherent in those policies, are critical to an understanding of the Company's Consolidated Financial Statements. These policies relate to the methodology for the determination of the allowance for loan losses, the valuation of the mortgage servicing rights ("MSR's") and the impairment of investments. These policies and the judgments, estimates and assumptions are described in greater detail in subsequent sections of Management's Discussions and Analysis and in the notes to the Consolidated Financial Statements included herein. In particular, Note 1 to the Consolidated Financial Statements, "Summary of Significant Accounting Policies," describes generally the Company's accounting policies and Note 10 provides details used in valuing the Company's MSR's and the effect of changes to certain assumptions. Management believes that the judgments, estimates and assumptions used in the preparation of the Company's Consolidated Financial Statements are appropriate given the factual circumstances at the time. However, given the sensitivity of the Company's Consolidated Financial Statements to these critical accounting policies, the use of other judgments, estimates and assumptions could result in material differences in the Company's results of operations or financial condition.

Allowance for Loan Losses
-------------------------
The allowance for loan losses is maintained at a level sufficient to provide for probable loan losses based on evaluating known and inherent risks in the loan portfolio. The allowance is provided based upon management's continuing analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current economic conditions, and detailed analysis of individual loans for which full collectibility may not be assured. The detailed analysis includes techniques to estimate the fair value of loan collateral and the existence of potential alternative sources of repayment. The appropriate allowance level is estimated based upon factors and trends identified by management at the time the consolidated financial statements are prepared.

Mortgage Servicing Rights
-------------------------
The Company stratifies its MSR's based on the predominant characteristics of the underlying financial assets including coupon interest rate and contractual maturity of the mortgage. An estimated fair value of MSR's is determined quarterly using a discounted cash flow model. The model estimates the present value of the future net cash flows of the servicing portfolio based on various factors, such as servicing costs, servicing income, expected prepayments speeds, discount rate, loan maturity and interest rate. The effect of changes in market interest rates on estimated rates of loan prepayments represents the predominant risk characteristic underlying the MSR's portfolio.

The Company's methodology for estimating the fair value of MSR's is highly sensitive to changes in assumptions. For example, the determination of fair value uses anticipated prepayment speeds. Actual prepayment experience may differ and any difference may have a material effect on the fair value. Thus, any measurement of MSR's fair value is limited by the conditions existing and assumptions made as of the date made. Those assumptions may not be appropriate if they are applied to a different time.

Future expected net cash flows from servicing a loan in the servicing portfolio would not be realized if the loan is paid off earlier than anticipated. Moreover, since most loans within the servicing portfolio do not contain penalty provisions for early payoff, the Company will not receive a corresponding economic benefit if the loan pays off earlier than expected. MSR's are the discounted present value of the future net cash flows projected from the servicing portfolio. Accordingly, prepayment risk subjects the Company's MSR's to impairment. MSR's impairment is recorded in the amount that the estimated fair value is less than the MSR's carrying value on a strata by strata basis.

Investment Valuation
--------------------
The Company's determination of impairment for various types of investments accounted for in accordance with SFAS No. 115 is predicated on the notion of other-than-temporary. The key indicator that an investment may be impaired is that the fair value of the investment is less than its carrying value. Each reporting period, the Company reviews those investments the fair value is less than carrying value. The review includes determining whether certain indicators indicated the fair value of the investment has been negatively impacted. These indicators include deteriorating financial condition, regulatory, economic or technological changes, downgrade by a rating agency and length of time the fair value has been less than carrying value. If any indicators of impairment are present, management determines the fair value of the investment and compares this to its carrying value. If the fair value of the investment is less than the carrying value of the investment, the investment is considered impaired and a determination must be made as to whether the impairment is other-than-temporary.

Securities held to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method. If the cost basis of these securities is determined to be other-than-temporary impaired, the amount of the impairment is charged to operations.

Securities available for sale are carried at fair value. Premiums and discounts are amortized using the interest method over the remaining period to contractual maturity. Unrealized holding gains and losses, or valuation allowances established for net unrealized losses, are excluded from earnings and reported as a separate component of shareholders' equity as accumulated other comprehensive income, net of income taxes, unless the security is deemed other-than-temporary impaired. If the security is determined to be other-than-temporary impaired, the amount of the impairment is charged to operations.

The Company's underlying principle in determining whether impairment is other-than temporary is an impairment shall be deemed other-than-temporary unless positive evidence indicating that an investment's carrying value is recoverable within a reasonable period of time outweighs negative evidence to the contrary. Evidence that is objectively determinable and verifiable is given greater weight than evidence that is subjective and or not verifiable. Evidence based on future events will generally be less objective as it is based on future expectations and therefore is generally less verifiable or not verifiable at all. Factors considered in evaluating whether a decline in value is other-than-temporary include, (a) the length of time and the extent to which the fair value has been less than amortized cost, (b) the financial condition and near-term prospects of the issuer and (c) our intent and ability to retain the investment for a period of time. In situations in which the security's fair value is below amortized cost but it continues to be probable that all contractual terms of the security will be satisfied, and that the decline is due solely to changes in interest rates (not because of increased credit risk), and the Company asserts that it has positive intent and ability to hold that security to maturity, no other-than-temporary impairment is recognized.

Operating Strategy

In the fiscal year ended March 31, 1998, the Company began to implement a growth strategy to broaden the products and services from traditional thrift offerings to those more closely related to commercial banking. The growth strategy included four elements: geographic and product expansion, loan portfolio diversification, development of relationship banking and maintenance of asset quality.

Since the end of fiscal 1998, the Company has added three branches including the branch at the main office for administration in downtown Vancouver. In addition, the July 2003 acquisition of Today's Bancorp, Inc. added one branch and a commercial lending center. The Washougal branch was relocated to a new facility, and the Stevenson, White Salmon and Goldendale branches were remodeled. The number of automated teller machines increased from six to seventeen so that each branch location now is serviced by at least one automated teller machine.

The Company's growing commercial customer base has enjoyed new products and the improvements in existing products. These new products include business checking, internet banking and new loan products. Retail customers have benefited from expanded choices ranging from additional automated teller machines, consumer lending products, checking accounts, debit cards, 24 hour account information service and internet banking.

Fiscal 2004 marked the 81st anniversary since Riverview Community Bank opened its doors in 1923. The historical emphasis has been on residential real estate lending. The Company is focused on diversifying the loan portfolio through expansion of commercial loans. In fiscal 2000, the Company had four experienced commercial lenders and currently there are seven commercial lenders who are expanding the commercial lending services available to
Riverview's customers.   In the fiscal 2000, commercial loans as a percentage
of the loan portfolio were 5.87%. Commercial loans were 13.73% of total loans at the end of fiscal year 2004. Commercial lending has higher credit risk, wider interest margins and shorter loan terms than residential lending which can increase the loan portfolio profitability.

The Company's relationship banking has been enhanced by the 1998 addition of RAM Corp, a trust company directed by experienced trust officers, through expanded loan products serviced by experienced commercial and consumer lending officers, and an expanded branch network led by experienced branch managers. Development of relationship banking has been the key to the Company's growth. The fair market value of assets under management has increased from $114.8 million at March 31, 2003, to $134.6 million at March 31, 2004.

Net Interest Income

The Company's profitability depends primarily on its net interest income, which is the difference between the income it receives on interest-earning assets and its cost of funds, which consists of interest paid on deposits and borrowings. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The level of non-interest income and expenses also affects the Company's profitability. Non-interest income includes deposit service fees, income associated with the origination and sale of mortgage loans, brokering loans, loan servicing fees, income from real estate owned, net gains and losses on sales of interest-earning assets, bank-owned life insurance income and asset management fee income. Non-interest expenses include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums, data servicing expenses and other operating costs. The Company's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation, and monetary and fiscal policies.

Comparison of Financial Condition at March 31, 2004 and 2003

At March 31, 2004, the Company had total assets of $520.5 million compared with $419.9 million at March 31, 2003. The increase in total assets reflects the July 2003 acquisition of Today's Bancorp. The increase in total assets was primarily an increase in loans outstanding, goodwill and bank-owned life insurance. Cash, including interest-earning accounts, totaled $47.9 million at March 31, 2004, compared to $60.9 million at March 31, 2003. The $1.1 million decrease in loans held for sale to $407,000 at March 31, 2004 compared to $1.5 million at March 31, 2003, reflects the variable demand for residential loan refinancing. As interest rates fall, loan volume shifts to fixed rate production. Conversely, in a rising interest rate environment, loan volume will shift to adjustable rate production. Selling fixed interest rate mortgage loans allows the Company to reduce the interest rate risk associated with long term fixed interest rate products. It also frees up funds to make new loans and diversify the loan portfolio. We continue to service the loans we sell, maintaining the customer relationship and generating ongoing non-interest income.

Loans receivable, net, were $381.1 million at March 31, 2004, compared to $300.3 million at March 31, 2003, a 26.9% increase. The acquisition of Today's Bancorp in July 2003 increased gross loans $85.4 million. The increases were primarily in commercial, land, commercial real estate and residential construction, consumer loans were partially offset by decreases in one- to four- family residential, multi-family, multi-family construction and
commercial construction loans.    A substantial portion of the Company's loan
portfolio is secured by real estate, either as primary or secondary collateral located in its primary market areas.

Cash decreased to $47.9 million at March 31, 2004, from $60.9 million at March 31, 2003 as a result of investment in securities and bank owned life insurance.

Investment securities available-for-sale was $32.9 million at March 31, 2004, compared to $20.4 million at March 31, 2003. The $12.5 million increase reflects the $6.9 million of securities acquired in the Today's Bancorp acquisition, and purchase of $12.1 million of securities, called and paydowns of $6.3 million and unrealized market gains and losses.

Mortgage-backed securities held-to-maturity was $2.5 million at March 31, 2004, compared to $3.3 million at March 31, 2003. The $800,000 decrease was a result of pay downs.

Mortgage-backed securities available-for-sale was $10.6 million at March 31, 2004, compared to $13.1 million at March 31, 2003. The $2.5 million net decrease reflects $5.2 million in purchases and $7.7 million in paydowns and unrealized market gains and losses.

Deposits totaled $409.1 million at March 31, 2004 compared to $320.7 million at March 31, 2003. The deposit increase is primarily due to the increase in non-interest bearing account balances. Checking accounts and money market accounts ("transaction accounts") total average outstanding balance increased 33.8% to $220.1 million at March 31, 2004, compared to $164.5 million at March 31, 2003. Transaction accounts represented 57.9% and 55.4% of average total outstanding balance of deposits at March 31, 2004 and March 31, 2003, respectively.

FHLB advances were $40.0 million at March 31, 2004 and 2003. There were no new borrowings in fiscal year 2004.

Shareholders' equity increased $10.7 million to $65.2 million at March 31, 2004 from $54.5 million at March 31, 2003. The increase was primarily as a result of the $7.3 million of stock issued in the acquisition of Today's Bancorp and $6.4 million of total comprehensive income, offset by $1.5 million stock repurchased and retired and $2.6 million of cash dividends paid to shareholders.

Comparison of Operating Results for the Years Ended March 31, 2004 and 2003

Net Income. Net income was $6.6 million, or $1.39 per diluted share for the year ended March 31, 2004, compared to $4.4 million, or $0.99 per diluted share for the year ended March 31, 2003. Earnings were lower for the year ended March 31, 2003, primarily as a result of the pre-tax other-than-temporary non-cash charges of $1.6 million for FHLMC preferred stock and $700,000 for FNMA preferred stock.

Net Interest Income. Net interest income for fiscal year 2004 was $21.0 million, representing a $3.0 million, or a 16.7% increase, from fiscal year
2003.   This improvement reflected a 16.7% increase in average balance of interest earning assets (primarily increases in the average balance of non mortgage loans, investment securities and daily interest bearing assets, partially offset by a decrease in the average balance of mortgage loans and mortgage-backed securities) to $443.5 million, which was offset by a 18.7% increase in average balance of interest-bearing liabilities (a increase in all deposit categories and a decrease in FHLB borrowings) to $362.0 million. The ratio of average interest earning assets to average interest bearing liabilities decreased to 122.5% in fiscal 2004 from 124.6% in fiscal 2003 which indicates that the interest-earning asset growth is being funded more by interest-bearing liabilities as compared to capital and non-interest-bearing demand deposits.

Interest Income. Interest income totaled $27.6 million and $26.5 million, for fiscal 2004 and 2003, respectively. Average interest-bearing assets increased $63.6 million to $443.5 million for fiscal 2004 from $379.9 million for fiscal 2003. The yield on interest-earning assets was 6.25% for fiscal year 2004 compared to 7.04% for fiscal 2003. The decreased yield is the primarily the result of the lower yields on loans that reflect the Federal Reserve Board discount rate cuts that occurred during fiscal years 2003 and 2004.

Interest Expense. Interest expense for the year ended March 31, 2004 totaled $6.6 million, a $1.8 million decrease from $8.4 million for the year ended March 31, 2003. The decrease in interest expense is the result of lower rates of interest paid on deposits and FHLB borrowings due to the Federal Reserve Board discount rate cuts that occurred during fiscal years 2003 and 2004. The weighted average interest rate of total deposits decreased from 2.18% for the year ended March 31, 2003 to 1.44% for the year ended March 31, 2004. The weighted average interest rate of FHLB borrowings decreased from 5.53% for the year ended March 31, 2003 to 4.96% for the year ended March 31, 2004. The level of liquidity in fiscal year 2004 allowed the runoff of high interest rate deposits acquired in the acquisition of Today's Bancorp and held the FHLB borrowings stable at $40.0 million.

Provision for Loan Losses. The provision for loan losses for the year ended March 31, 2004 was $210,000 compared to $727,000 for the year ended March 31, 2003. The fiscal 2004 provision for loan losses was less than the $1.1 million net charge-offs for the year. The allowance for loan losses increased $1.7 million to $4.5 million at March 31, 2004 from $2.7 million at March 31, 2003. The ratio of allowance for loan losses to total net loans increased to 1.16% compared to 0.90% at March 31, 2003. Net charge-offs to average net loans for fiscal 2004 increased to 0.31% from 0.12% for fiscal 2003. The increase in the balance of the allowance for loan losses at March 31, 2004 reflects the acquisition of Today's Bancorp, the proportionate increase in loan balances, the change in mix of loan balances, the increase in substandard assets and a change in loss rate when compared to March 31, 2003. The acquisition of Today's Bancorp added $2.6 million to the allowance for loan losses and approximately $900,000 of the charge-offs was related to loans acquired in the acquisition. The mix of the loan portfolio showed an increase in the balances of commercial, commercial real estate loans, and construction, and consumer loans at March 31, 2004 as compared to balances at March 31, 2003. Substandard assets increased by $3.0 million to $5.7 million at March 31, 2004 compared to $2.7 million at March 31, 2003. The balance of substandard asset of $5.7 million at March 31, 2004 is a decrease of $5.2 million from the $10.9 million balance of substandard assets after the acquisition of Today's Bancorp. The loss rate for other mention loans was increased from 1.5% at March 31, 2003 to 4.0% at March 31, 2004 in order to reflect the risk of loss. Management considered the allowance for loan losses at March 31, 2004 to be adequate to cover probable losses inherent in the loan portfolio based on the assessment of various factors affecting the loan portfolio

The Company establishes a general reserve for loan losses through a periodic provision for loan losses based on management's evaluation of the loan portfolio and current economic conditions. The provisions for loan losses are based on management's estimate of net realizable value or fair value of the collateral, as applicable, and the Company's actual loss experience, and standards applied by the OTS and the FDIC. The Company regularly reviews its loan portfolio, including non-performing loans, to determine whether any loans require classification or the establishment of appropriate reserves. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. These agencies may require the Company to provide additions to the allowance for loan losses based upon judgments different from those of management. The allowance for loan losses is provided based upon management's continuing analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current economic conditions, and detailed analysis of individual loans for which full collectibility may not be assured. The detailed analysis includes techniques to estimate the fair value of the loan collateral and the existence of potential alternative sources of repayment. Assessment of the adequacy of the allowance for loan losses involves subjective judgments regarding future events, and thus there can be no assurance those additional provisions for credit losses will not be required in future periods. Although management uses the best information available, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions that may be beyond the Company's control. Any increase or decrease in the provision for loan losses has a corresponding negative or positive effect on net income.

Non-Interest Income.   Non-interest income increased $2.7 million or 67.3% for
the twelve months ended March 31, 2004 to $6.6 million compared to $3.9 million for the same period in 2003. Excluding the fiscal 2003 $2.1 million pretax loss on sale of securities and other-than-temporary impairment on equity investments, non-interest income increased $513,000 or 8.4% for the year ended March 31, 2004 when compared to the prior year. The increase was due primarily to the loan servicing income of $158,000 for fiscal year 2004 compared to a loss of $619,000 for fiscal year 2003. The increase in loan servicing income for fiscal year 2004 reflects the $307,000 increase in market valuation of mortgage servicing rights in fiscal 2004 as compared to the $320,000 write-down of mortgage servicing rights in fiscal 2003. For the year ended March 31, 2004, fees and service charges increased $61,000 or 1.4% when compared to the year ended March 31, 2003. The $61,000 increase in fees and service charges is primarily due to the $275,000, or 10.1%, growth in fee income from deposit services that was offset by the $214,000 decrease in mortgage broker fees in fiscal year 2004 as compared to fiscal year 2003. The rise in mortgage rates experienced in fiscal 2004 reduced the volume of mortgage refinance activity as compared to the mortgage finance activity in fiscal 2003. The reduced mortgage refinance activity resulted in reduced mortgage broker activity and reduced gains on sale of loans held for sale. Mortgage brokered loan production decreased from $200.3 million in 2003 to $183.0 million in 2004. Mortgage broker fees (included in fees and service charges) totaled $1.3 million for the year ended March 31, 2004 compared to $1.5 million for the previous year. Mortgage broker commission compensation expense was $976,000 for the fiscal ended March 31, 2004 compared to $1.1 million for the fiscal ended March 31, 2003. Asset management services income was $906,000 for the fiscal year 2004 compared to $742,000 for the fiscal year 2003. RAMCorp. had $134.6 million in total assets under management at March 31, 2004 compared to $114.8 million at March 31, 2003. In fiscal year 2004, the Bank purchased $12.0 million of bank-owned life insurance that increased non-interest income by $121,000.

Non-Interest Expense. Non-interest expense increased $2.7 million, or 17.9%, to $17.6 million for fiscal year 2004 compared to $14.9 million for fiscal year 2003. One measure of a bank's ability to contain non-interest expense is the efficiency ratio. It is calculated by dividing total non-interest expense (less intangible asset amortization) by the sum of net interest income plus non-interest income (less intangible asset amortization and lower of cost or market adjustments). The Company's efficiency ratio excluding intangible asset amortization and lower cost or market adjustments was 61.84% in fiscal 2004 compared to 63.57% in fiscal 2003.

Merger related expenses that were non-capitalizable were not material to the Company in fiscal year 2004. The principal component of the Company's non-interest expense is salaries and employee benefits. For the year ended March 31, 2004, salaries and employee benefits, which includes mortgage broker commission compensation, was $9.9 million, or a 18.0% increase over the prior year total of $8.4 million. Full-time equivalent employees increased to 186 at March 31, 2004 from 157 at March 31, 2003. The primary reason for the increase was the expansion of lending and branch locations and the related staffing resulting from the acquisition of Today's Bancorp. This expansion also contributed to increase expense in occupancy, depreciation, data processing, telecommunication and other expense.

The acquisition of Today's Bancorp and the related acquisition of $105.1 million in deposits accounts created an $820,000 core deposit intangibles ("CDI"), representing the excess of cost over fair market of acquired deposits. The CDI is being amortized over a ten-year life using an accelerated amortization method. The amortization expense was $103,000 for fiscal 2004.

The acquisition of the Hazel Dell and Longview branches from the Resolution Trust Corporation in fiscal 1995 (see Item 2. Properties), and the related acquisition of $42.0 million in customer deposits created a $3.2 million core deposit intangible asset, representing the excess of fair value of deposits over the acquired cost. The CDI ($42,000 at March 31, 2004) is being amortized over the remaining life of the underlying customer relationships currently estimated at two months. The amortization expense of CDI was $327,000 for both fiscal years 2004 and 2003.

Provision for Federal Income Taxes. Provision for federal income taxes was $3.2 million for the year ended March 31, 2004 compared to $2.0 million for the year ended March 31, 2003 as a result of higher income before taxes in 2004. The effective tax rate for fiscal year 2004 was 32.8% compared to 31.3% for fiscal 2003. Reference is made to Note 14 of the Notes to Consolidated Financial Statements, in Item 8, Financial Statements and Supplementary Data, herein for further discussion of the Company's federal income taxes.

Comparison of Operating Results for the Years Ended March 31, 2003 and 2002

Net Income. Net income was $4.4 million, or $0.99 per diluted share for the year ended March 31, 2003, compared to $4.9 million, or $1.06 per diluted share for the year ended March 31, 2002. Earnings were lower for the year ended March 31, 2003, primarily as a result of the pre-tax other-than-temporary non-cash charges of $1.6 million for FHLMC preferred stock and $700,000 for FNMA preferred stock.

Net Interest Income. Net interest income for fiscal year 2003 was $18.0 million, representing a $2.5 million, or a 16.2% increase, from fiscal year
2002.   This improvement reflected a 3.4% decrease in average balance of interest earning assets (primarily decreases in the average balance of mortgage-backed securities partially offset by an increase in the average balance of non-mortgage loans) to $379.9 million, which was offset by a 6.6% decrease in average balance of interest-bearing liabilities (primarily a decrease in FHLB borrowings and certificates of deposits) to $304.8 million. The ratio of average interest earning assets to average interest-bearing liabilities increased to 124.6% in 2003 from 120.5% in 2002 which indicates that the interest earning asset growth is being funded less by interest-bearing liabilities as compared to capital and non-interest-bearing demand deposits.

Interest Income. Interest income totaled $26.5 million and $29.8 million, for fiscal 2003 and 2002, respectively. Average interest-bearing assets decreased $13.3 million to $379.9 million for fiscal 2003 from $393.2 million for fiscal 2002. The yield on interest-earning assets was 7.04% for fiscal year 2003 compared to 7.68% for fiscal 2002. The decreased yield is primarily the result of the lower yields on loans that reflect the Federal Reserve Board discount rate cuts that occurred during the fiscal 2002 and 2003.

Interest Expense. Interest expense for the year ended March 31, 2003 totaled $8.4 million, a $5.9 million decrease from $14.3 million for the year ended March 31, 2002. The decrease in interest expense is the result of lower rates of interest paid on deposits and FHLB borrowings due to the Federal Reserve Board discount rate cuts that occurred during the fiscal years 2002 and 2003. The weighted average interest rate of total deposits decreased from 3.69% for the year ended March 31, 2002 to 2.18% for the year ended March 31, 2003. The weighted average interest rate of FHLB borrowings decreased from 6.25% for the year ended March 31, 2002 to 5.53% for the year ended March 31, 2003. The decrease in certificate of deposits average balance, combined with the decrease in average balance of FHLB borrowings was a significant contributor to lower interest expense in fiscal 2003.

Provision for Loan Losses. The provision for loan losses for the year ended March 31, 2003 was $727,000 compared to $1.1 million for the year ended March 31, 2002. The fiscal 2003 provision for loan losses exceeded net loan charge-offs by $377,000, resulting in an increase in the allowance for loan losses to $2.7 million. Net charge-offs to average net loans for fiscal 2003 declined to 0.12% from 0.14% for fiscal 2002. The mix of the loan portfolio showed an increase in the balances of commercial, land and commercial real estate loans for fiscal 2003 as compared to fiscal 2002. The reduced balances in fiscal 2003 substandard assets and the reallocation of allowance among different parts of the portfolio offset these increases in loan balances. The reallocation of the allowance resulted from the annual review of the allocation of general allowances for each major loan type based on applying loss factors that take into consideration past loss experience, asset duration, economic conditions and overall portfolio quality to the associated loan balance.

The allowance for loan losses at March 31, 2003 was $2.7 million, or 0.90% of period end net loans, compared to $2.5 million, or 0.86% of period end net loans, at March 31, 2002. Management considered the allowance for loan losses at March 31, 2003 to be adequate to cover probable losses inherent in the loan portfolio based on the assessment of various factors affecting the loan portfolio. As a result of the decrease in nonaccrual loans during the year ended March 31, 2002, the ratio of the allowance for loan losses to nonaccrual loans increased to 847.99% at March 31, 2003 from 166.69% at March 31, 2002. This ratio is subject to significant fluctuations from year to year as a result of various factors such as the mix of loan types in the portfolio, economic prospects of the borrowers, and in the case of secured loans, the value and marketability of collateral .

Non-Interest Income.   Non-interest income decreased $2.6 million or 40.0% for
the twelve months ended March 31, 2003 to $3.9 million compared $6.6 million for the same period in 2002. Excluding the fiscal 2003, $2.1 pretax loss on sale of securities and other-than-temporary impairment on equity investments and the fiscal 2002 $863,000 pretax gain on sale of securities, non-interest income increased $388,000 or 6.8% for the year ended March 31, 2003 when compared to the prior year. The fiscal 2003 $162,000 gain on sale of equity securities available for sale was more than offset by the $2.3 million for the write-downs in the amortized cost basis of equity investments where the decline in value was deemed other-than-temporary. These write-downs are non-cash charges that are recorded as realized losses in the income statement, with a corresponding reduction in unrealized losses in shareholders' equity, even though there were no sales of the securities. As such, the write-downs do not impact shareholders' equity or the carrying value of the investments since the investments are marked to market value, in accordance with SFAS No.
115. For the year ended March 31, 2003, fees and service charges increased $556,000 or 15.0% when compared to the year ended March 31, 2002. The increase in fees and service charges is primarily due to the growth in deposit products and mortgage broker fees. Mortgage broker fees (included in fees and service charges) totaled $1.5 million for the year ended March 31, 2003 compared to $1.3 million for the previous year. Mortgage broker commission compensation expense was $1.1 million for the fiscal year ended March 31, 2003 compared to $1.0 million for the fiscal year ended March 31, 2002. Increases in mortgage broker fees and commission compensation expense are a result of the increase in brokered loan production from $188.4 million in 2002 to $200.3 million in 2003. Asset management services income was $742,000 for the year 2003 compared to $745,000 for the year 2002. RAM Corp had $114.8 million in total assets under management at March 31, 2003 compared to $109.8 million at March 31, 2002.

Non-Interest Expense. Non-interest expense increased $955,000, or 6.8%, to $14.9 million for fiscal year 2003 compared to $14.0 million for fiscal year 2002. The principal component of the Company's non-interest expense is salaries and employee benefits. For the year ended March 31, 2003, salaries and employee benefits, which includes mortgage broker commission compensation, was $8.4 million, or a 8.1% increase over the prior year total of $7.8 million. Full-time equivalent employees increased to 157 at March 31, 2003 from 147 at March 31, 2002.

Provision for Federal Income Taxes. Provision for federal income taxes was $2.0 million for the year ended March 31, 2003 compared to $2.1 million for the year ended March 31, 2002 as a result of lower income before taxes. The effective tax rate for fiscal year 2003 was 31.3% compared to 30.5% for fiscal 2002. Reference is made to Note 14 of the Notes to Consolidated Financial Statements, in Item 8, Financial Statements and Supplementary Data, herein for further discussion of the Company's federal income taxes.

Average Balance Sheet

The following table sets forth, for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resultant yields, interest rate spread, ratio of interest-earning assets to interest-bearing liabilities and net interest margin. Average balances for a period have been calculated using the monthly average balances during such period. Interest income on tax exempt securities has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 34%. Non-accruing loans were included in the average loan amounts outstanding. Loan fees of $2.2 million, $2.1 million and $1.9 million are included in interest income for the twelve months ended March 31, 2004, 2003 and 2002, respectively.

                                                          Year Ended March 31,
                       -------------------------------------------------------------------------------------
                                    2004                         2003                           2002
                       ---------------------------  ---------------------------  ---------------------------
                                  Interest                     Interest                     Interest
                       Average         and  Yield/  Average         and  Yield/  Average         and  Yield/
                       Balance   Dividends   Cost   Balance   Dividends   Cost   Balance   Dividends   Cost
                       -------   ---------  ------  -------   ---------  ------  -------   ---------  ------
                                                         (Dollars in thousands)
Interest-earning assets:
 Mortgage loans       $145,537    $11,153   7.66%  $173,486    $13,854   7.99%  $195,419     $16,786   8.59%
 Non-mortgage loans    211,352     14,481   6.85    129,254      9,816   7.59     95,004       8,086   8.51
                      --------    ------- ------   --------    ------- ------   --------     ------- ------
  Total net loans (1)  356,889     25,634   7.18    302,740     23,670   7.82    290,423      24,872   8.56

 Mortgage-backed
  securities(2)         13,170        613   4.65     28,615      1,241   4.34     49,575       2,677   5.40
 Investment
  securities(2)         28,283        889   3.14     20,914      1,204   5.76     22,567       1,511   6.70
 Daily interest-
  bearing assets        39,334        372   0.95     22,190        319   1.44     25,583         798   3.12
 Other earning assets    5,849        231   3.93      5,440        329   6.05      5,078         342   6.73
                      --------    ------- ------   --------    ------- ------   --------     ------- ------
  Total interest-
   earning assets      443,525     27,739   6.25    379,899     26,763   7.04    393,226      30,200   7.68

Non-interest-earning
 assets:
 Office properties and
  equipment, net        10,165                       10,060                       10,365
 Other non-interest-
  earning assets        32,400                       17,809                       14,402
                      --------                     --------                     --------
    Total assets      $486,090                     $407,768                     $417,993
                      ========                     ========                     ========

Interest-bearing
 liabilities:
 Regular savings
  accounts            $ 27,534        163   0.59   $ 22,861        182   0.80   $ 19,747         292   1.48
 NOW accounts           97,017        836   0.86     64,916        960   1.48     29,442         215   0.73
 Money market
  accounts              65,176        582   0.89     54,514        692   1.27     53,761       1,307   2.43
 Certificates of
  deposit              132,257      3,062   2.32    109,380      3,642   3.33    133,907       6,915   5.16
                      --------    ------- ------   --------    ------- ------   --------     ------- ------
  Total deposits       321,984      4,643   1.44    251,671      5,476   2.18    236,857       8,729   3.69

 Other interest-
  bearing liabilities   40,000      1,984   4.96     53,174      2,941   5.53     89,499       5,589   6.25
                      --------    ------- ------   --------    ------- ------   --------     ------- ------
  Total interest-
   bearing
   liabilities         361,984      6,627   1.83    304,845      8,417   2.76    326,356      14,318   4.39

Non-interest-bearing
 liabilities:
 Non-interest-bearing
  deposits              57,899                       45,109                       32,529
 Other liabilities       4,390                        3,246                        5,078
                      --------                     --------                     --------
  Total liabilities    424,273                      353,200                      363,963
 Shareholders' equity   61,817                       54,568                       54,030
                      --------                     --------                     --------
    Total liabilities
     and shareholders'
     equity           $486,090                     $407,768                     $417,993
                      ========                     ========                     ========

Net interest income               $21,112                      $18,346                       $15,882
                                  =======                      =======                       =======

Interest rate spread                        4.42%                        4.28%                         3.29%
                                          ======                       ======                        ======

Net interest margin                         4.76%                        4.83%                         4.04%
                                          ======                       ======                        ======

Ratio of average
 interest-earning
 assets to average
 interest-bearing
 liabilities                              122.53%                      124.62%                       120.49%
                                          ======                       ======                        ======

Tax Equivalent
 Adjustment                       $   155                      $   302                       $   360
                                  =======                      =======                       =======

(1) Includes non-accrual loans.
(2) For purposes of the computation of average yield on investments available for sale, historical cost balances were utilized, therefore, the yield information does not give effect to change in fair value that are reflected as a component of shareholders' equity.

                                                  E-52


Yields Earned and Rates Paid

The following table sets forth for the periods and at the date indicated the weighted average yields earned on the Company's assets, the weighted average interest rates paid on the Company's liabilities, together with the net yield on interest-earning assets on a tax equivalent basis.

                               At March 31,        Year Ended March 31,
                               ------------    ----------------------------
                                   2004         2004      2003        2002
                                  ------       ------    ------      ------
Weighted average yield earned on:
 Total net loans (1)               6.39%        6.53%     7.13%       7.91%
 Mortgage-backed securities        4.06         4.65      4.34        5.40
 Investment securities             3.40         3.14      5.76        6.70
 All interest-earning assets (1)   5.70         5.73      6.49        7.19

Weighted average rate paid on:
 Deposits                          1.20         1.44      2.18        3.69
 FHLB advances and other
  borrowings                       4.88         4.96      5.53        6.25
 All interest-bearing liabilities  1.52         1.83      2.76        4.39

Interest rate spread (spread
 between weighted average rate
 on all interest-earning assets
 and all interest-bearing
 liabilities)(1)                   4.18         3.90      3.73        2.81

Net interest margin (net
 interest income(expense) as a
 percentage of average interest-
 earning assets)(1)                4.53         4.23      4.28        3.56

(1)  Weighted average yield on total net loans excludes deferred loan fees.

Rate/Volume Analysis

The following table sets forth the effects of changing rates and volumes on net interest income of the Company. Information is provided with respect to:
(i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) changes in rate/volume (change in rate multiplied by change in volume). Rate/volume variance is allocated based on the percentage relationship of changes in volume and changes in rate to the total net change.



                                                           Year Ended March 31,
                                    ---------------------------------------------------------------------
                                             2004 vs 2003                        2003 vs 2002
                                    ------------------------------        -------------------------------
                                    Increase (Decrease)                   Increase (Decrease)
                                          Due to            Total              Due To             Total
                                    ----------------       Increase       ----------------       Increase
                                    Volume      Rate      (Decrease)      Volume      Rate      (Decrease)
                                    ------      ----       --------       ------      ----       --------
                                                               (In thousands)
Interest Income:
 Mortgage loans                   $ (2,160)   $  (541)    $ (2,701)     $ (1,803)  $ (1,129)    $ (2,932)
 Non-mortgage loans                  5,706     (1,040)       4,666         2,468       (738)       1,730
 Mortgage-backed securities           (713)        85         (628)         (980)      (456)      (1,436)
Investment securities (1)              340       (655)        (315)         (106)      (201)        (307)
Daily interest-bearing                 188       (135)          53           (95)      (384)        (479)
Other earning assets                    23       (122)         (99)           28        (41)         (13)
                                  --------    -------     --------      --------   --------     --------
  Total interest income              3,384     (2,408)         976          (488)    (2,949)      (3,437)
                                  --------    -------     --------      --------   --------     --------

Interest Expense:
Regular savings accounts                33        (52)         (19)           57       (167)        (110)
NOW accounts                           368       (492)        (124)          403        342          745
Money market accounts                  119       (229)        (110)           18       (634)        (616)
Certificates of deposit                668     (1,248)        (580)       (1,114)    (2,159)      (3,273)
Other interest-bearing liabilities    (675)      (282)        (957)       (2,065)      (582)      (2,647)
                                  --------    -------     --------      --------   --------     --------
  Total interest expense               513     (2,303)      (1,790)       (2,701)    (3,200)      (5,901)
                                  --------    -------     --------      --------   --------     --------

  Net interest income (1)         $  2,871    $  (105)    $  2,766      $  2,213   $    251     $  2,464
                                  ========    =======     ========      ========   ========     ========

(1) Taxable equivalent


Asset and Liability Management

The Company's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating market interest rates. The Company has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest rate sensitivity of the Company's interest-earning assets. Interest rate sensitivity will increase by retaining portfolio loans with interest rates subject to periodic adjustment to market conditions and selling fixed-rate one- to four- family mortgage loans with terms of more than 15 years. However, the Company may originate fixed rate loans for investment when funded with long-term funds to mitigate interest rate risk. The Company relies on retail deposits as its primary source of funds. Management believes retail deposits reduce the effects of interest rate fluctuations because they generally represent a stable source of funds. As part of its interest rate risk management strategy, the Company promotes transaction accounts and certificates of deposit with terms up to ten years.

The Company has adopted a strategy that is designed to maintain or improve the interest rate sensitivity of assets relative to its liabilities. The primary elements of this strategy involve: the origination of adjustable rate loans or purchase of adjustable rate mortgage-backed securities for its portfolio; growing commercial, consumer and residential construction loans as a portion of total net loans receivable because of their generally shorter terms and higher yields than other one- to four-family residential mortgage loans; matching asset and liability maturities; investing in short term mortgage-backed and other securities; and the origination of fixed-rate loans for sale in the secondary market and the retention of the related loan servicing rights. This approach has remained consistent throughout the past year as the Company has experienced a change in the mix of loans, deposits and FHLB advances.

Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect the Company's earnings while decreases in interest rates may beneficially affect the Company's earnings. To reduce the potential volatility of the Company's earnings, management has sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Pursuant to this strategy, the Company actively originates ARM loans for retention in its loan portfolio. Fixed-rate mortgage loans with terms of more than 15 years generally are originated for the intended purpose of resale in the secondary mortgage market. The Company has also invested in adjustable rate mortgage-backed securities to increase the level of short-term adjustable assets. At March 31, 2004, ARM loans and adjustable rate mortgage-backed securities constituted $217.9 million, or 62.8%, of the Company's total combined mortgage loan and mortgage-backed securities portfolio. This compares to ARM loans and adjustable rate mortgage-backed securities at March 31, 2003 that totaled $195.2 million, or 65.3%, of the Company's total combined mortgage loan and mortgage-backed securities portfolio. Although the Company has sought to originate ARM loans, the ability to originate and purchase such loans depends to a great extent on market interest rates and borrowers' preferences. Particularly in lower interest rate environments, borrowers often prefer to obtain fixed rate loans.

The Company's mortgage servicing activities provide additional protection from interest rate risk. The Company retains servicing rights on all mortgage loans sold. As market interest rates rise, the fixed rate loans held in portfolio diminish in value. However, the value of the servicing portfolio tends to rise as market interest rates increase because borrowers tend not to prepay the underlying mortgages, thus providing an interest rate risk hedge versus the fixed rate loan portfolio. The loan servicing portfolio totaled $133.5 million at March 31, 2004, including $3.4 million of purchased mortgage servicing. The purchase of loan servicing replaced loan servicing balances extinguished through prepayment of the underlying loans. The average balance of the servicing portfolio was $130.3 million and produced loan servicing income of $158,000 for the year ended March 31, 2004. See "Item 1. Business -- Lending Activities -- Mortgage Loan Servicing."

Consumer loans, commercial loans and construction loans typically have shorter terms and higher yields than permanent residential mortgage loans, and accordingly reduce the Company's exposure to fluctuations in interest rates. Adjustable interest rate consumer, commercial, construction and other loans totaled $276.7 million or 65.8% of total gross loans at March 31, 2004 as
compared to $203.3 million or 60.0% at March 31, 2003.   At March 31, 2004,
the construction, commercial, consumer and other loan portfolios amounted to $93.0 million, $57.8 million, $28.5 million and $196.4 million, or 22.1%, 13.8%, 6.8% and 46.7% of total gross loans, respectively. See "Item 1. Business -- Lending Activities -- Construction Lending" and " -- Lending Activities -- Consumer Lending."

The Company also invests in short-term to medium-term U.S. Government securities as well as mortgage-backed securities issued or guaranteed by U.S. Government agencies. At March 31, 2004, the combined portfolio carried at $33.6 million had an average term to repricing or maturity of 10.56 years, excluding equity securities. See "Item 1. Business -- Investment Activities."

A measure of the Company's exposure to differential changes in interest rates between assets and liabilities is provided by the test required by OTS Thrift Bulletin No. 13a, "Interest Rate Risk Management." This test measures the impact on net interest income and on net portfolio value of an immediate change in interest rates in 100 basis point increments. Using data compiled by the OTS, the Company receives a report which measures interest rate risk by modeling the change in net portfolio value ("NPV") over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period). NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. Following are the estimated impacts of immediate changes in interest rates at the specified levels based on the latest OTS report dated December 31, 2003.

                               At December 31, 2003
           -------------------------------------------------------------------
               Net Portfolio Value               Net Portfolio Value as a
           -----------------------------    ----------------------------------
Change      Dollar    Dollar     Percent    Percent of Present Value of Assets
In Rates    Amount    Change     Change     NPV Ratio           Change
--------   -------    ------     -------    ---------          --------
               (Dollars in thousands)

 300  bp   $77,263     $295         0%        14.59%               8 bp
 200  bp    77,666      698        +1         14.64              +14 bp
 100  bp    77,717      749        +1         14.64              +13 bp
   0  bp    76,968        -         -         14.51                  -
(100) bp    75,552   (1,417)       (2)        14.25             (26) bp
(200) bp(1)      -        -         -                -               -
(300) bp(1)      -        -         -                -               -

   (1) No minus 200-300 bp because the 3-month treasury bill was 0.95% at December 31, 2003.

For example, the above table illustrates that an instantaneous 100 basis point increase in market interest rates at December 31, 2003 would increase the Company's NPV by approximately $749,000, or 1%, at that date. At December 31, 2002, an instantaneous 100 basis point increase in market interest rates would have increased the Company's NPV by approximately $497,000, or 1%, at that date. The $497,000 increase in the reduction of NPV to $749,000 at December 31, 2003 is the result of the impact of more adjustable loan balances in the loan portfolio at December 31, 2003 as compared to December 31, 2002.

Certain assumptions used by the OTS in assessing the interest rate risk of savings associations within its region were used in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates and the market values of certain assets under differing interest rate scenarios, among others.

As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Furthermore, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity and Capital Resources

The Company's primary sources of funds are customer deposits, proceeds from principal and interest payments on loans and the sale of loans, maturing securities and FHLB advances. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

The Company must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, satisfy other financial commitments and to take advantage of investment opportunities. The Company generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At March 31, 2004, cash totaled $47.9 million, or 9.2%, of total assets. The Bank has a 35% of total assets line of credit with the FHLB-Seattle to the extent the Bank provides qualifying collateral and holds sufficient FHLB stock. At March 31, 2004, the Bank had $40.0 million of outstanding advances from the FHLB-Seattle under an available credit facility of $180.3 million, limited to available collateral.

Liquidity management is both a short- and long-term responsibility of the Company's management. The Company adjusts its investments in liquid assets based upon management's assessment of (i) expected loan demand, (ii) projected loan sales, (iii) expected deposit flows, (iv) yields available on interest-bearing deposits and (v) liquidity of its asset/liability management program. Excess liquidity is invested generally in interest-bearing overnight deposits and other short-term government and agency obligations. If the Company requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the FHLB and collateral for borrowing at the Federal Reserve Bank discount window. At March 31, 2004, the Bank's ratio of cash and eligible investments to the sum of withdrawable savings and borrowings due within one year was 17.89%.

The Company's primary investing activity is the origination of loans. During the years ended March 31, 2004, 2003 and 2002, the Company originated $375.8 million, $298.4 million and $273.9 million of loans, respectively. At March 31, 2004, the Company had outstanding mortgage loan commitments of $3.6 million and undisbursed balance of mortgage loans closed of $31.2 million. Consumer loan commitments totaled $1.4 million and unused lines of consumer credit totaled $18.6 million at March 31, 2004. Commercial real estate loan commitments totaled $3.4 and undisbursed balance of commercial real estate loans closed was $13.9 million at March 31, 2004. Commercial loan commitments totaled $600,000 and unused commercial lines of credit totaled $29.4 million at March 31, 2004. The Company anticipates that it will have sufficient funds available to meet current loan commitments. Certificates of deposit that are scheduled to mature in less than one year from March 31, 2004 totaled $86.3 million. Historically, the Company has been able to retain a significant amount of its deposits as they mature.

At March 31, 2004, scheduled maturities of certificates of deposit, FHLB advances, commitments to originate loans, undisbursed loan funds, unused lines of credit, standby letters of credit and future operating minimum lease commitments were as follows:



                          Within       1-3       4-5        Over      Total
(In thousands)            1 year     Years     Years     5 Years     Balance
                          ------     -----     -----     -------     -------
Certificates of deposit $ 86,272    $32,422   $10,241    $ 3,574     $132,509
FHLB advances                  -     35,000     5,000          -       40,000
Commitments to originate
 loans
  Adjustable               7,886          -         -          -        7,886
  Fixed                    1,090          -         -          -        1,090
Undisbursed loan funds,
 unused lines of credit
 and standby letters of
 credit                   85,649      7,647         -          -       93,296
Operating leases             891      1,629     1,531      2,393        6,444
                        --------    -------   -------    -------     --------
  Total other contractual
   obligations          $181,788    $76,698   $16,772    $ 5,967     $281,225
                        ========    =======   =======    =======     ========

The Bank's primary sources of funds are deposits, FHLB borrowings, proceeds from the principal and interest payments on loans and securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows, prepayment of mortgage loans and mortgage-backed securities are greatly influenced by general interest rates, economic conditions and competition.

The increase in interest rates during the fiscal year 2004 has created an interest rate environment that caused the demand for fixed rate single family loans and repayment of existing single family mortgage loans and mortgage-backed securities to be less than in prior year. The Company's business plan emphasizes the sale of fixed rate mortgages as part of its interest rate risk strategy. The decrease in the cash flows from operating activities of loans sold to $50.4 million for the fiscal 2004 compared to $55.8 million for fiscal 2003 reflects this strategy under the changing interest rate environment.

The Bank has experienced growth in deposit accounts due to organic growth and the $105.1 million of deposits acquired in the acquisition of Today's Bancorp. The schedule Deposit Flows on page 23 reflects this net increase in cash flows from deposits of $88.4 million for fiscal 2004 as compared to a $61.1 million increase in net cash flows for the same period in the prior year. The higher interest rate certificates of deposit have been allowed to runoff.

Should the Bank require funds beyond its ability to generate them internally, additional funds are available through the use of FHLB borrowings. At March 31, 2004 advances from FHLB totaled $40.0 million and the Bank had additional borrowing capacity available of $140.3 million from the FHLB, subject to collateral limitations. At March 31, 2004 the Bank's available borrowing line subject to collateral limitations was $40.6 million.

Sources of capital and liquidity for the Company on a stand-alone basis include distributions from the Bank and the issuance of debt or equity. Dividends and other capital distributions from the Bank are subject to regulatory restrictions.

OTS regulations require the Bank to maintain specific amounts of regulatory capital. As of March 31, 2004, the Bank complied with all regulatory capital requirements as of that date with tangible, core and risk-based capital ratios of 9.81%, 9.81% and 12.78%, respectively. For a detailed discussion of regulatory capital requirements, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements."

Effect of Inflation and Changing Prices

The Consolidated Financial Statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Company's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

NEW ACCOUNTING PRONOUNCEMENTS

In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149, Amendments of Statement No. 133 on Derivative Instruments and Hedging. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The Statement was effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. Implementation of the Statement on July 1, 2003 did not have a significant impact on the consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This SFAS establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity and requires that certain freestanding financial instruments be reported as liabilities in the balance sheet. For the Company, the SFAS was effective July 1, 2003, and implementation had no significant impact on the consolidated financial statements.

In December 2003, the FASB issued Interpretation ("FIN") No. 46 Consolidation of Variable Interest Entities, and Interpretation of Accounting Research Bulletin No. 51. FIN No. 46 establishes accounting guidance for consolidation of variable interest entities ("VIE") that function to support the activities of the primary beneficiary. For the Company, the provisions of FIN No. 46 are effective for the year ending March 31, 2005 and implementation is not expected to have a significant impact on the consolidated financial statements.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk
-------------------------------------------------------------------

Quantitative Aspects of Market Risk. The Company does not maintain a trading account for any class of financial instrument nor does it engage in hedging activities or purchase high-risk derivative instruments. Furthermore, the Company is not subject to foreign currency exchange rate risk or commodity price risk. For information regarding the sensitivity to interest rate risk of the Company's interest-earning assets and interest-bearing liabilities, see the tables under "Item 1. Business -- Lending Activities -- Loan Portfolio Analysis," "-- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Certificates of Deposit by Rates and Maturities" contained herein.

Qualitative Aspects of Market Risk. The Company's principal financial objective is to achieve long-term profitability while limiting its exposure to fluctuating market interest rates. The Company intends to reduce risk where appropriate but accept a degree of risk when warranted by economic circumstances. The Company has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest rate sensitivity of the Company's interest-earning assets. Interest rate sensitivity will increase by retaining portfolio loans with interest rates subject to periodic adjustment to market conditions and selling fixed-rate one- to four- family mortgage loans with terms of more than 15 years. Interest rates on residential one- to four- family mortgage loan applications are typically locked during the application stage for periods ranging from 30 to 90 days, the most typical period being 45 days. These loans are locked with FHLMC under a best-efforts delivery program. The Company makes every effort to deliver these loans before their rate locks expire. This arrangement requires the Company to deliver the loans to FHLMC within ten days of funding. Delays in funding the loans can require a lock extension. The cost of a lock extension at times is borne by the borrower and at times by the Company. These lock extension costs paid by the Company are not expected to have a material impact to operations. This activity is managed daily.

Consumer and commercial loans are originated and held in portfolio as the short term nature of these portfolio loans match durations more closely with the short term nature of retail deposits such as NOW accounts, money market accounts and savings accounts. The Company relies on retail deposits as its primary source of funds. Management believes retail deposits reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds. As part of its interest rate risk management strategy, the Company promotes transaction accounts and certificates of deposit with longer terms to maturity. Except for immediate short term cash needs, and depending on the current interest rate environment, FHLB advances will usually be of longer term. For additional information, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" contained herein.

The following table shows the Company's financial instruments that are sensitive to changes in interest rates, categorized by expected maturity, and the instruments' fair values at March 31, 2004. Market risk sensitive instruments are generally defined as on- and off-balance sheet derivatives and other financial instruments.




                                                   One     After     After
                                      Within      Year   3 Years   5 years    Beyond
                             Average     One      to 3      to 5     to 10        10               Fair
                              Rate      Year     Years     Years     Years     Years     Total     Value
                             -------  ------     -----   -------   -------    ------    -------    -----
                                                (Dollars in thousands)
Interest-Sensitive Assets:

Loans receivable              6.39%  $229,888  $105,958   $59,485   $15,871   $9,124   $420,326   $429,905
Mortgage-backed securities    4.06      6,255     2,087     4,782         -        -     13,124     13,198
Investments and other
 interest-earning assets      2.15     52,647     8,664     1,173     1,243    1,490     65,217     65,217
FHLB stock                    3.93      1,207     2,414     2,414         -        -      6,035      6,035

Interest-Sensitive
 Liabilities:
NOW accounts                  0.20     13,144    26,287    26,287         -        -     65,718     65,718
High-yield checking           1.30      9,934    19,867    19,867         -        -     49,668     49,668
Non-interest checking
 accounts                        -     12,380    24,761    24,761         -        -     61,902     61,902
Savings accounts              0.55      5,867    11,734    11,734         -        -     29,335     29,335
Money market accounts         0.95     13,997    27,994    27,994         -        -     69,985     69,985
Certificate accounts          2.49     86,272    32,422    10,241     3,518       56    132,509    131,890
FHLB advances                 4.88     35,000         -     5,000         -        -     40,000     42,011

Off-Balance Sheet Items:

Commitments to extend
 credit                          -      8,963         -         -         -        -      8,963      8,963
Unused lines of credit           -     93,123         -         -         -        -     93,123     93,123

                                                E-59


Item 8.   Financial Statements and Supplementary Data
-----------------------------------------------------

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

Consolidated Financial Statements for Years Ended March 31, 2004, 2003 and 2002 Independent Auditor's Reports

TABLE OF CONTENTS
------------------------------------------------------------------------------

                                                                     Page

Independent Auditor's Reports                                         61

Consolidated Balance Sheets as of March 31, 2004 and 2003             63

Consolidated Statements of Income for the Years Ended March 31,
2004, 2003 and 2002                                                   64


Consolidated Statements of Shareholders' Equity for the Years Ended
March 31, 2004, 2003 and 2002                                         65


Consolidated Statements of Cash Flows for the Years Ended March 31,
2004, 2003 and 2002                                                   66

Notes to Consolidated Financial Statements                            67

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Riverview Bancorp, Inc.

We have audited the accompanying consolidated balance sheet of Riverview Bancorp, Inc. and Subsidiary as of March 31, 2004 and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Riverview Bancorp, Inc. and Subsidiary as of March 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


/S/ McGladrey & Pullen LLP


Tacoma, Washington
April 23, 2004

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Riverview Bancorp, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Riverview Bancorp, Inc. and Subsidiary as of March 31, 2003, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended March 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Riverview Bancorp, Inc. and Subsidiary as of March 31, 2003, and the results of their operations and their cash flows the years ended March 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.


/S/ Deloitte & Touche LLP


Portland, Oregon
May 2, 2003

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2004 AND 2003

(In thousands, except share data)                         2004          2003
----------------------------------------------------------------------------
ASSETS
Cash (including interest-earning accounts of $32,334
 and $42,464)                                         $  47,907    $  60,858
Loans held for sale                                         407        1,501
Investment securities available for sale, at fair
 value (amortized cost of $32,751 and $20,265)           32,883       20,426
Mortgage-backed securities held to maturity, at
 amortized cost (fair value of $2,591 and $3,403)         2,517        3,301
Mortgage-backed securities available for sale, at
 fair value (amortized cost of $10,417 and $12,669)      10,607       13,069
Loans receivable (net of allowance for loan losses
 of $4,481 and $2,739)                                  381,127      300,310
Real estate owned                                           742          425
Prepaid expenses and other assets                         1,289        1,052
Accrued interest receivable                               1,786        1,492
Federal Home Loan Bank stock, at cost                     6,034        5,646
Premises and equipment, net                               9,735        9,505
Deferred income taxes, net                                2,736        1,321
Mortgage servicing rights, net                              624          629
Goodwill                                                  9,214            -
Core deposit intangible, net                                758          369
Bank owned life insurance                                12,121            -
                                                      ---------    ---------

TOTAL ASSETS                                          $ 520,487    $ 419,904
                                                      =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposit accounts                                      $ 409,115    $ 320,742
Accrued expenses and other liabilities                    5,862        4,364
Advance payments by borrowers for taxes and insurance       328          287
Federal Home Loan Bank advances                          40,000       40,000
                                                      ---------    ---------
     Total liabilities                                  455,305      365,393

COMMITMENTS AND CONTINGENCIES                                 -            -

SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value; 250,000
 authorized, issued and outstanding, none                     -            -
Common stock, $.01 par value; 50,000,000 authorized,
 issued and outstanding:
  2004 - 4,974,979 issued, 4,777,911 outstanding             50           46
  2003 - 4,585,543 issued, 4,358,704 outstanding
Additional paid-in capital                               40,187       33,525
Retained earnings                                        26,330       22,389
Unearned shares issued to employee stock ownership trust (1,598)      (1,804)
Unearned shares held by the management recognition
 and development plan                                         -          (15)
Accumulated other comprehensive income                      213          370
                                                      ---------    ---------
     Total shareholders' equity                          65,182       54,511
                                                      ---------    ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 520,487    $ 419,904
                                                      =========    =========
See notes to consolidated financial statements.

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED MARCH 31, 2004, 2003 AND 2002

(In thousands, except share data)                 2004       2003       2002
------------------------------------------------------------------------------

INTEREST INCOME:
 Interest and fees on loans receivable          $ 25,634  $ 23,670   $ 24,872
 Interest on investment securities                   478       200        327
 Interest on mortgage-backed securities              613     1,241      2,677
 Other interest and dividends                        859     1,350      1,964
                                                --------  --------   --------
   Total interest income                          27,584    26,461     29,840
                                                --------  --------   --------

INTEREST EXPENSE:
 Interest on deposits                              4,643     5,475      8,729
 Interest on borrowings                            1,984     2,942      5,589
                                                --------  --------   --------
   Total interest expense                          6,627     8,417     14,318
                                                --------  --------   --------
 Net interest income                              20,957    18,044     15,522
  Less provision for loan losses                     210       727      1,116
                                                --------  --------   --------
 Net interest income after provision for
  loan losses                                     20,747    17,317     14,406
                                                --------  --------   --------

NON-INTEREST INCOME:
 Fees and service charges                          4,324     4,263      3,707
 Asset management fees                               906       742        745
 Gain on sale of loans held for sale                 954     1,552      1,067
 (Loss) gain on sale/impairment of securities          -    (2,138)       863
 Gain on sale of other real estate owned              49        55         34
 Loan servicing income (expense)                     158      (619)        57
 Gain on sale of land and fixed assets                 3         -          4
 Bank owned life insurance                           121         -          -
 Other                                                74        83         74
                                                --------  --------   --------
   Total non-interest income                       6,589     3,938      6,551
                                                --------  --------   --------

NON-INTEREST EXPENSE:
 Salaries and employee benefits                    9,910     8,395      7,763
 Occupancy and depreciation                        2,900     2,481      2,199
 Data processing                                     917       834        776
 Amortization of core deposit intangible             430       327        327
 Advertising and marketing expense                   772       605        540
 FDIC insurance premium                               64        47         51
 State and local taxes                               426       383        402
 Telecommunications                                  269       225        259
 Professional fees                                   501       399        346
 Other                                             1,383     1,212      1,290
                                                --------  --------   --------
   Total non-interest expense                     17,572    14,908     13,953
                                                --------  --------   --------
INCOME BEFORE FEDERAL INCOME TAXES                 9,764     6,347      7,004
PROVISION FOR FEDERAL INCOME TAXES                 3,210     1,988      2,136
                                                --------  --------   --------
NET INCOME                                      $  6,554  $  4,359   $  4,868
                                                ========  ========   ========

Earnings per common share:
  Basic                                         $   1.41  $   1.00   $   1.06
  Diluted                                           1.39      0.99       1.06
Weighted average number of shares outstanding:
  Basic                                        4,640,485 4,365,855  4,572,253
  Diluted                                      4,714,329 4,424,733  4,612,468

See notes to consolidated financial statements.

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED MARCH 31, 2004, 2003 AND 2002

(In thousands, except share data)

                                                              Unearned
                                                                Shares
                                                             Issued to
                                                              Employee   Unearned     Accumulated
                      Common Stock   Additional                  Stock     Shares          Other
                   -----------------    Paid-In    Retained  Ownership  Issued to  Comprehensive
                    Shares    Amount    Capital    Earnings      Trust       MRDP   Income (Loss)    Total
                   --------   ------  ---------    --------   --------   --------   ------------    -------
Balance March 31,
 2001             4,655,040   $   50   $38,687      $17,349   $ (2,217)  $  (762)      $  (386)    $ 52,721
 Cash Dividends
  ($0.44 per
  share)                  -        -         -       (2,009)         -         -             -       (2,009)
 Exercise of
  stock options      22,345        -        91            -          -         -             -           91
 Stock repurchased
  and retired      (268,700)      (3)   (3,120)           -          -         -             -       (3,123)
 Earned ESOP
  shares             24,633        -        77            -        207         -             -          284
 Earned MRDP
  shares             25,138        -       (10)           -          -       544             -          534
                 ----------   ------  --------     --------   --------     -----        ------      -------
                  4,458,456       47    35,725       15,340     (2,010)     (218)         (386)      48,498

Comprehensive
 income:
 Net income               -        -         -        4,868          -         -             -        4,868
 Other comprehensive
  income:
  Unrealized holding
   gain on
   securities of
   $881 (net of $454
   tax effect) less
   reclassification
   adjustment for net
   gains included
   in net income of
   $570 (net of $293
   tax effect)            -        -         -            -          -         -           311          311
                                                                                                    -------

Total comprehensive
 income                   -        -         -            -          -         -             -        5,179
                 ----------   ------  --------     --------   --------     -----        ------      -------

Balance March 31,
 2002             4,458,456       47    35,725       20,208     (2,010)     (218)          (75)      53,677

 Cash dividends
  ($0.50 per
  share)                  -        -         -       (2,178)         -         -             -       (2,178)
 Exercise of
  stock options      46,577        -       417            -          -         -             -          417
 Stock repurchased
  and retired      (196,100)      (1)   (2,881)           -          -         -             -       (2,882)
 Earned ESOP
  shares             24,633        -       166            -        206         -             -          372
 Tax benefit, stock
  option and MDRP         -        -        98            -          -         -             -           98
 Earned MRDP
  shares             25,138        -         -            -          -       203             -          203
                 ----------   ------  --------     --------   --------     -----        ------      -------
                  4,358,704       46    33,525       18,030     (1,804)      (15)          (75)      49,707

Comprehensive
 income:
 Net income               -        -         -        4,359          -         -             -        4,359
 Other comprehensive
  income:
  Unrealized holding
   loss on
   securities of
   $966 (net of $498
   tax effect) less
   reclassification
   adjustment for
   net losses
   included in net
   income of $1,411
   (net of $727 tax
   effect)                -        -         -           -           -         -           445          445
                                                                                                    -------
Total comprehensive
 income                   -        -         -           -           -         -             -        4,804
                 ---------    ------  -------      -------    --------     -----        ------      -------

Balance March 31,
 2003            4,358,704        46   33,525       22,389      (1,804)      (15)          370       54,511

 Cash dividends
  ($0.56 per
  share)                 -         -        -       (2,613)          -         -             -       (2,613)
 Exercise of
  stock options     40,281         1      484            -           -         -             -          485
 Stock repurchased
  and retired      (81,500)       (1)  (1,509)           -           -         -             -       (1,510)
 Stock issued in
  connection with
  acquisition
  (Note 2)         430,655         4    7,343                                                         7,347
 Earned ESOP
  shares            24,633         -      271            -         206         -             -          477
 Tax benefit,
  stock option
  and MDRP               -         -       73            -           -         -             -           73
 Earned MRDP
  shares             5,138         -        -            -           -        15             -           15
                 ---------    ------  -------      -------    --------     -----        ------      -------
                 4,777,911        50   40,187       19,776      (1,598)        -           370       58,785

Comprehensive
 income:
 Net income              -         -        -        6,554           -         -             -        6,554
 Other comprehensive
  income:
  Unrealized holding
   loss on
   securities of
   $157 (net of $81
   tax effect)           -         -        -            -           -         -          (157)        (157)
                                                                                                    -------

Total comprehensive
 income                  -         -        -            -           -         -             -        6,397
                 ---------    ------  -------      -------    --------     -----        ------      -------

Balance March 31,
 2004            4,777,911    $   50  $40,187      $26,330    $ (1,598)    $   -        $  213      $65,182
                 =========    ======  =======      =======    ========     =====        ======      =======

See notes to consolidated financial statements.

                                                  E-65


RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 2004, 2003 AND 2002

(In thousands)                                    2004       2003      2002
------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                   $   6,554  $   4,359  $   4,868
Adjustments to reconcile net income to cash
 provided by operating activities:
 Depreciation and amortization                    2,157      2,108      1,623
 Mortgage servicing rights valuation adjustment    (307)       320         44
 Provision for loan losses                          210        727      1,116
 Provision (benefit) for deferred income taxes      421       (942)        89
 Noncash expense related to ESOP                    477        372        284
 Noncash expense related to MRDP                     15        203        544
 Noncash expense related to REO donation             61          -          -
 Increase (decrease) in deferred loan
  origination fees, net of amortization             759        728        (79)
 Federal Home Loan Bank stock dividend             (229)      (329)      (342)
 Origination of loans held for sale             (50,472)   (55,771)   (36,959)
 Proceeds from sales of loans held for sale      51,700     56,311     35,686
 Net (gain) loss on loans held for sale, sale
  of real estate owned, mortgage-backed
  securities, investment securities and premises
  and equipment                                    (852)       582     (1,941)
 Changes in assets and liabilities:
  Increase (decrease) in prepaid expenses and
   other assets, net of acquisition                  69       (463)       866
  Increase (decrease) in accrued interest
   receivable                                      (294)       280        417
  Increase in accrued expenses and other
   liabilities, net of acquisition                  521        173          2
                                              ---------  ---------  ---------
     Net cash provided by operating activities   10,790      8,658      6,218
                                              ---------  ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan originations                             (325,366)  (242,620)  (236,904)
 Principal repayments/refinance on loans        329,443    227,101    203,466
 Proceeds from call, maturity, or sale of
  investment securities available for sale        6,250      1,518      2,500
 Principal repayments on investment securities
  available for sale                                  -          -      4,641
 Purchase of investment securities available
  for sale                                      (12,490)    (5,000)         -
 Purchase of mortgage-backed securities
  available for sale                             (4,937)         -     (4,967)
 Proceeds from sale of mortgage-backed
  securities available for sale                       -          -     25,944
 Principal repayments on mortgage-backed
  securities available for sale                   7,690     23,728     25,754
 Principal repayments on mortgage-backed
  securities held to maturity                       782      1,084      2,017
 Principal repayments on investment securities
  held to maturity                                    -          -        861
 Purchase of premises and equipment                (307)       (33)    (1,835)
 Purchase of Federal Home Loan Bank stock             -          -       (543)
 Acquisition, net of cash received                7,206          -          -
 Additions to real estate owned                    (546)         -          -
 Purchase of bank-owned life insurance          (12,000)         -          -
 Proceeds from sale of real estate owned and
  premises and equipment                            749      1,915      2,264
                                              ---------  ---------  ---------
     Net cash (used in) provided by
      investing activities                       (3,526)     7,693     23,198
                                              ---------  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Net (decrease) increase in deposit accounts    (16,740)    61,052    (35,833)
 Dividends paid                                  (2,490)    (2,126)    (2,009)
 Repurchase of common stock                      (1,510)    (2,882)    (3,123)
 Proceeds from Federal Home Loan Bank advances        -      5,000     23,300
 Repayment of Federal Home Loan Bank advances         -    (39,500)   (28,300)
 Net increase in advance payments by borrowers       40         54         15
 Proceeds from exercise of stock options            485        417         91
                                              ---------  ---------  ---------
     Net cash (used in) provided by financing
      activities                                (20,215)    22,015    (45,859)
                                              ---------  ---------  ---------

NET (DECREASE) INCREASE IN CASH                 (12,951)    38,366    (16,443)
CASH, BEGINNING OF YEAR                          60,858     22,492     38,935
                                              ---------  ---------  ---------
CASH, END OF YEAR                             $  47,907  $  60,858  $  22,492
                                              =========  =========  =========

SUPPLEMENTAL DISCLOSURES:
 Cash paid during the year for:
 Interest                                     $   6,741  $  8,666   $  14,610
 Income taxes                                     3,070     2,912       2,025

NONCASH INVESTING AND FINANCING ACTIVITIES:
 Mortgage loans securitized and classified as
  mortgage-backed securities available
  for sale                                    $       -  $      -   $  40,347
 Transfer of loans to real estate owned             340     1,527       2,373
 Dividends declared and accrued in other
  liabilities                                       668       545         494
 Fair value adjustment to securities
  available for sale                               (238)      674         472
 Income tax effect related to fair value
  adjustment                                         81      (229)       (161)
 Common stock issued upon business combination    7,347         -           -

See notes to consolidated financial statements.

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The consolidated financial statements of Riverview Bancorp, Inc. and Subsidiary (the "Company") include all he accounts of Riverview Bancorp, Inc. and the consolidated accounts of its wholly-owned subsidiary, Riverview Community Bank (the "Bank"), the Bank's wholly-owned subsidiary, Riverview Services, Inc., and the Bank's majority owned subsidiary, Riverview Asset Management Corp. All inter-company transactions and balances have been eliminated in consolidation.

Nature of Operations - The Bank is a thirteen branch community-oriented financial institution operating in rural and suburban communities in southwest Washington State. The Bank is engaged primarily in the business of attracting deposits from the general public and using such funds, together with other borrowings, to invest in various consumer-based real estate loans, other consumer and commercial loans, investment securities and mortgage-backed securities.

Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("generally accepted accounting principles" or "GAAP"), requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of related revenue and expense during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of mortgage servicing rights, goodwill, core deposit intangibles and deferred tax assets.

Loans - Loans are stated at the amount of unpaid principal, reduced by deferred loan origination fees and an allowance for loan losses. Interest on loans is accrued daily based on the principal amount outstanding.

Generally the accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due or when they are past due 90 days as to either principal or interest, unless they are well secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. If management determines that the ultimate collectibility of principal is in doubt, cash receipts on nonaccrual loans are applied to reduce the principal balance on a cash-basis method, until the loans qualify for return to accrual status. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized as an adjustment of the yield of the related loan.

Securities - In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, investment securities are classified as held to maturity where the Company has the ability and positive intent to hold them to maturity. Investment securities held to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts to maturity. Unrealized losses on securities held to maturity or available for sale due to fluctuations in fair value are recognized when it is determined that an other than temporary decline in value has occurred. Investment securities bought and held principally for the purpose of sale in the near term are classified as trading securities. Securities that the Company intends to hold for an indefinite period, but not necessarily to maturity are classified as available for sale. Such securities may be sold to implement the Bank's asset/liability management strategies and in response to changes in interest rates and similar factors, and certain equity. Securities available for sale are reported at fair value. Unrealized gains and losses, net of related deferred tax effect, are reported as net amount in a separate component of shareholders' equity entitled "accumulated other comprehensive income (loss)." Realized gains and losses on securities available for sale, determined using the specific identification method, are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity.

Real Estate Owned ("REO") - REO consists of properties acquired through foreclosure. Specific charge-offs are taken based upon detailed analysis of the fair value of collateral underlying loans on which the Company is in the process of foreclosing. Such collateral is transferred into REO at the lower of recorded cost or fair value less estimated costs of disposal.

Subsequently, properties are evaluated and for any additional declines in value, the Company writes down the REO directly and charges operations for the diminution in value. The amounts the Company will ultimately recover from REO may differ from the amounts used in arriving at the net carrying value of these assets because of future market factors beyond the Company's control or because of changes in the Company's strategy for the sale of the property.

Allowance for Loan Losses - The allowance for loan losses is maintained at a level sufficient to provide for probable loan losses based on evaluating known and inherent risks in the loan portfolio. The allowance is provided based upon management's continuing analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, delinquency levels, actual loan loss experience, current economic conditions, and detailed analysis of individual loans for which full collectibility may not be assured. The detailed analysis includes techniques to estimate the fair value of loan collateral and the existence of potential alternative sources of repayment. The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio. The appropriate allowance level is estimated based upon factors and trends identified by management at the time the consolidated financial statements are prepared.

When available information confirms that specific loans or portions thereof are uncollectible, identified amounts are charged against the allowance for loan losses. The existence of some or all of the following criteria will generally confirm that a loss has been incurred: the loan is significantly delinquent and the borrower has not demonstrated the ability or intent to bring the loan current; the Bank has no recourse to the borrower, or if it does, the borrower has insufficient assets to pay the debt; the estimated fair value of the loan collateral is significantly below the current loan balance, and there is little or no near-term prospect for improvement.

In accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, An amendment of SFAS No. 114, a loan is considered impaired when it is probable that a creditor will be unable to collect all amounts (principal and interest) due according to the contractual terms of the loan agreement. Large groups of smaller balance homogenous loans such as consumer secured loans, residential mortgage loans and consumer unsecured loans are collectively evaluated for potential loss. When a loan has been identified as being impaired, the amount of the impairment is measured by using discounted cash flows, except when, as a practical expedient, the current fair value of the collateral, reduced by costs to sell, is used. When the measurement of the impaired loan is less than the recorded investment in the loan (including accrued interest, net deferred loan fees or costs, and unamortized premium or discount), an impairment is recognized by creating or adjusting an allocation of the allowance for loan losses.

A provision for loan losses is charged against income and is added to the allowance for loan losses based on regular assessments of the loan portfolio. The allowance for loan losses is allocated to certain loan categories based on the relative risk characteristics, asset classifications and actual loss experience of the loan portfolio. While management has allocated the allowance for loan losses to various loan portfolio segments, the allowance is general in nature and is available for the loan portfolio in its entirety.

The ultimate recovery of all loans is susceptible to future market factors beyond the Bank's control. These factors may result in losses or recoveries differing significantly from those provided in the consolidated financial statements. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan loses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

Federal Home Bank Loan Bank Stock   The Bank, as a member of Federal Home Loan
Bank (FHLB), is required to maintain an investment in capital stock of the FHLB in an amount equal to or greater of 1% of its outstanding home loans or 5% of advances from the FHLB. The recorded amount of FHLB stock equals its fair value because the shares can only be redeemed by the FHLB at the $100 per share value.

Allowance for Unfunded Loan Commitments - The allowance for unfunded loan commitments is maintained at a level believed by management to be sufficient to absorb estimated probable losses related to these unfunded credit facilities. The determination of the adequacy of the allowance is based on periodic evaluations of the unfunded credit facilities including an assessment of the probability of commitment usage, credit risk factors for loans outstanding to these same customers, and the terms and expiration dates of the unfunded credit facilities. The allowance for unfunded loan commitments is included in other liabilities on the consolidated balance sheets, with changes to the balance charged against the allowance for loan losses.

Premises and Equipment - Premises and equipment are stated at cost less accumulated depreciation. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvements, whichever is less. Gains or losses on dispositions are reflected in earnings. Depreciation is generally computed on the straight-line method over the estimated useful lives as follows:

          Buildings and improvements            3 to 40 years
          Furniture and equipment               3 to 20 years
          Leasehold improvements               15 to 25 years

Loans Held for Sale - The Company identifies loans held for sale at the time of origination and they are carried at the lower of aggregate cost or net realizable value. Market values are derived from available market quotations for comparable pools of mortgage loans. Adjustments for unrealized losses, if any, are charged to income.

Gains or losses on sales of loans held for sale are recognized at the time of the sale and are determined by the difference between the net sales proceeds and the allocated basis of the loans sold. The Company capitalizes mortgage servicing rights ("MSR's") acquired through either the purchase of MSR's, the sale of originated mortgage loans or the securitization of mortgage loans with servicing rights retained. Upon sale of mortgage loans held for sale the total cost of the mortgage loans designated for sale is allocated to mortgage loans with and without MSR's based on their relative fair values. The MSR's are included as a component of gain on sale of loans. The MSR's are amortized in proportion to and over the estimated period of the net servicing life. This amortization is reflected as a component of loan servicing income (expense).

Mortgage Servicing - Fees earned for servicing loans for the Federal Home Loan Mortgage Corporation ("FHLMC") are reported as income when the related mortgage loan payments are collected. Loan servicing costs are charged to expense as incurred.

MSR's are the rights to service loans. Loan servicing includes collecting payments, remitting funds to investors, insurance companies and tax authorities, collecting delinquent payments, and foreclosing on properties when necessary.

The Company records its originated mortgage servicing rights at fair values in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, which requires the Company to allocate the total cost of all mortgage loans sold to the MSR's and the loans (without the MSR's) based on their relative fair values if it is practicable to estimate those fair values. The Company stratifies its MSR's based on the predominant characteristics of the underlying financial assets including coupon interest rate and contractual maturity of the mortgage. An estimated fair value of MSR's is determined quarterly using a discounted cash flow model. The model estimates the present value of the future net cash flows of the servicing portfolio based on various factors, such as servicing costs, servicing income, expected prepayments speeds, discount rate, loan maturity and interest rate. The effect of changes in market interest rates on estimated rates of loan prepayments represents the predominant risk characteristic underlying the MSR's portfolio. The Company is amortizing the MSR's assets, which totaled $624,000 and $629,000 at March 31, 2004 and 2003, respectively, over the period of estimated net servicing income.

The MSR's are periodically reviewed for impairment based on their fair value. The fair value of the MSR's, for the purposes of impairment, is measured using a discounted cash flow analysis based on market adjusted discount rates, anticipated prepayment speeds, mortgage loan term and coupon rate. Market sources are used to determine prepayment speeds and the Office of Thrift Supervision ("OTS") is the source for ancillary income, servicing cost and pre-tax required yield. Impairment losses are recognized through a valuation allowance for each impaired stratum, with any associated provision recorded as a component of loan servicing income (expense).

Goodwill - Goodwill represents costs in excess of net assets acquired, and will be evaluated annually for impairment, in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.

Core Deposit Intangible - The core deposit intangible is being amortized to non-interest expense using a straight line method and an accelerated method, (based on expected attrition and cash flows of core deposit accounts purchased) over ten years.

Advertising and Marketing Expense - Cost incurred for advertising, merchandising, market research, community investment, travel and business development are classified as marketing expense and are expensed as incurred.

Income Taxes - Income taxes are accounted for using the asset and liability method. Under this method, a deferred tax asset or liability is determined based on the enacted tax rates which will be in effect when the differences between the financial statement carrying amounts and tax basis of existing assets and liabilities are expected to be reported in the Company's income tax returns. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established to reduce the net carrying amount of deferred tax assets if it is determined to be more likely than not, that all or some portion of the potential deferred tax asset will not be realized. The Company files a consolidated federal income tax return. The Bank provides for income taxes separately and remits to the Company amounts currently due.

Trust Assets - Assets held by Riverview Asset Management Corporation in a fiduciary or agency capacity for Trust customers are not included in the consolidated financial statements because such items are not assets of the Company. Assets totaling $134.7 million and $114.8 million were held in trust as of March 31, 2004 and 2003, respectively.

Earnings Per Share - The Company accounts for earnings per share in accordance with SFAS No. 128, Earnings Per Share, which requires all companies whose capital structure include dilutive potential common shares to make a dual presentation of basic and diluted earnings per share for all periods presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period, excluding restricted stock. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised and has been computed after giving consideration to the weighted average diluted effect of the Company's stock options and the shares issued under the Company's Management Recognition and Development Plan ("MRDP").

Cash and Cash Flows - Cash includes amounts on hand, due from banks and interest-earning deposits in other banks. Cash flows from interest-earning deposits in other banks and deposits are reported net.

Stock-Based Compensation - At March 31, 2004, the Company had two stock option plans, which are described further in Note 15. The Company accounts for these plans under the recognition and measurement principles of Accounting Principles Board No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no stock-based compensation cost is reflected in net income as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

SFAS No. 123 requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal 1996. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions:

                      Risk Free        Expected      Expected      Expected
                  Interest Rate       Life (yrs)   Volatility     Dividends
                  -------------       ---------    ----------     ---------

Fiscal 2004            4.00%            10.00         31.02%        3.07%
Fiscal 2003            4.01%             5.42         31.59%        3.23%
Fiscal 2002            5.14%             6.15         33.67%        2.92%

The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. The weighted average grant-date fair value of 2004, 2003 and 2002 awards was $5.47, $3.54 and $2.87, respectively. Only stock options are considered in this calculation and not MRDP shares. If the accounting provisions of the SFAS No. 123 had been adopted, the effect on 2004, 2003 and 2002 net income would have been reduced to the following pro forma amounts (dollars in thousands, except per share amounts):

                                           Year ended March 31,
                                       --------------------------------
                                        2004         2003         2002
                                       ------       ------       ------
Net income:
  As reported                          $6,554       $4,359       $4,868
  Deduct: Total stock based
  compensation expense determined
  under fair value based method for
  all options, net of related tax
  benefit                                 109          180          228
  Pro forma                             6,445        4,179        4,640
Earnings per common share - basic:
  As reported                           $1.41        $1.00        $1.06
  Pro forma                              1.39         0.96         1.01
Earnings per common share -
 fully diluted:
  As reported                           $1.39        $0.99        $1.06
  Pro forma                              1.37         0.94         1.01



Employee Stock Ownership Plan ("ESOP") - The Company sponsors a leveraged ESOP. The ESOP is accounted for in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 93-6, Employer's Accounting for Employee Stock Ownership Plans. Stock and cash dividends on allocated shares are recorded as a reduction of additional paid in capital and paid directly to plan participants or distributed directly to participants' accounts. As shares are released, compensation expense is recorded equal to the then current market price of the shares and the shares become available for earnings per share calculations. The Company records cash dividends on unallocated shares as a reduction of debt and accrued interest.

Reclassification - Certain 2003 and 2002 amounts have been reclassified in order to conform to the 2004 presentation, with no impact on net income or shareholders' equity as previously reported.

Business segments - The Company operates a single business segment. The financial information that is used by the chief operating decision maker in allocating resources and assessing performance is only provided for one reportable segment as of March 31, 2004, 2003 and 2002.

Acquisitions - Acquisitions are accounted for under the purchase method of accounting, which allocates costs to assets purchased and liabilities assumed at their estimated fair market values. The results of operations subsequent to the date of acquisition are included in the consolidated financial statements of the Company.

Recently Issued Accounting Pronouncements - In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149, Amendments of Statement No. 133 on Derivative Instruments and Hedging. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The Statement was effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. Implementation of the Statement on July 1, 2003 did not have any impact on the consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This SFAS establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity and requires that certain freestanding financial instruments be reported as liabilities in the balance sheet. For the Company, the SFAS was effective July 1, 2003, and implementation had no significant impact on the consolidated financial statements.

In December 2003, the FASB issued Interpretation ("FIN") No. 46, Consolidation of Variable Interest Entities, and Interpretation of Accounting Research Bulletin No. 51. FIN No. 46 establishes accounting guidance for consolidation of variable interest entities ("VIE") that function to support the activities of the primary beneficiary. For the Company, the provisions of FIN No. 46 are effective for the year ending March 31, 2005 and implementation is not expected to have a significant impact on the consolidated financial statements.

2. ACQUISITION

On July 18, 2003, the Company completed the acquisition of Today's Bancorp, Inc. ("Today's Bancorp"). Each share of Today's Bancorp was exchanged for
0.826 shares of the Company's common stock, or $13.64 in cash, or a combination thereof, resulting in the issuance of 430,655 new shares. Total stock and cash consideration for Today's Bancorp's was $17.2 million. The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities of Today's Bancorp were recorded at their respective fair values. Core deposit intangible is being amortized using an accelerated method over ten years. Goodwill, the excess of the purchase price over net fair value of the assets and liabilities acquired was recorded at $9.2 million. The goodwill is not tax deductible because this was a nontaxable transaction. The purchased assets and assumed liabilities were recorded as follows: (dollars in thousands):

          Assets
          ------
           Cash                                   $  17,054
           Investments                                6,895
           Building and equipment                     1,130
           Loans                                     85,427
           Core deposit intangible                      820
           Goodwill                                   9,214
           Other, net                                 1,768
                                                  ---------
          Total Assets                              122,308

          Liabilities
          -----------

          Deposits                                $(105,113)
                                                  ---------

          Net Acquisition costs                   $  17,195

          Less:

          Stock issued in acquisition                (7,347)

          Cash Acquired                             (17,054)
                                                  ---------
          Cash used in acquisition, net
           of cash acquired                       $   7,206
                                                  =========

The following unaudited pro forma financials for the twelve months ended March 31, 2004 and 2003 assumes that the Today's Bancorp acquisition occurred as of April 1, 2002, after giving effect to certain adjustments. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the results of operations which occur in the future or that would have occurred had the Today's Bancorp acquisition been consummated on the date indicated.

                                   Pro Forma Financial Information for
                                    the Twelve Months Ended March 31,
                                           2004           2003
                                   -----------------------------------
                                              (in thousands)
         Net Interest Income             $ 22,037       $ 23,276
         Non-interest Income                6,687          4,270
         Non-interest Expense              18,945         18,447
         Net Income                      $  6,698       $  3,546
          Earnings per common share:
            Basic                        $   1.41       $   1.00
            Diluted                          1.39           0.99

3. RESTRICTED ASSETS

Federal Reserve Board regulations require that the Bank maintain minimum reserve balances either on hand or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The amounts of such balances for the years ended March 31, 2004 and 2003 were approximately $832,000 and $9.1 million, respectively.

4. INTEREST RATE RISK MANAGEMENT

The Company is engaged principally in gathering deposits supplemented with Federal Home Loan Bank ("FHLB") advances and providing first mortgage loans to individuals and commercial enterprises, commercial loans to businesses, and consumer loans to individuals. At March 31, 2004 and 2003, the asset portfolio consisted of fixed and variable rate interest-earning assets. Those assets were funded primarily with short-term deposits and advances from the FHLB that have market interest rates that vary over time. The shorter maturity of the interest-sensitive liabilities indicates that the Company could be exposed to interest rate risk because, generally in an increasing rate environment, interest-bearing liabilities will be repricing faster at higher interest rates than interest-earning assets, thereby reducing net interest income, as well as the market value of long-term assets. Management is aware of this interest rate risk and actively monitors such risk and manages it to the extent practicable.

5. INVESTMENT SECURITIES

The amortized cost and approximate fair value of investment securities available for sale consisted of the following (in thousands):

                                             Gross        Gross  Estimated
                           Amortized    Unrealized   Unrealized       Fair
                                 Cost        Gains       Losses      Value
                           ---------    ----------   ----------  ---------
March 31, 2004
--------------
Trust Preferred            $   5,000    $      19     $      -   $   5,019
Agency securities             11,000          194            -      11,194
Equity securities             12,700            -         (300)     12,400
Municipal bonds                4,051          219            -       4,270
                           ---------    ---------     --------   ---------
  Total                    $  32,751    $     432     $   (300)  $  32,883
                           =========    =========     ========   =========

March 31, 2003
--------------
Trust Preferred            $   5,000    $       -     $    (25)  $   4,975
Equity securities             12,700            -            -      12,700
Municipal bonds                2,565          186            -       2,751
                           ---------    ---------     --------   ---------
  Total                    $  20,265    $     186     $    (25)  $  20,426
                           =========    =========     ========   =========

The fair value of temporarily impaired securities, the amount of unrealized losses and the length of time these unrealized losses existed as of March 31, 2004 are as follows (in thousands):

                                           12 months
                  Less than 12 months      or longer            Total
                  ---------------------------------------------------------
Description of      Fair  Unrealized    Fair  Unrealized   Fair  Unrealized
 Securities        Value      Losses   Value      Losses  Value     Losses
                  ------  -----------  -----  ----------  -----  ----------
Equity
 securities      $12,400     $(300)    $   -    $     -  $12,400   $(300)
                 -------     -----     -----    -------  -------   -----
  Total
   temporarily
   impaired
   securities    $12,400     $(300)    $   -    $     -  $12,400   $(300)
                 =======     =====     =====    =======  =======   =====

The Company has evaluated these securities and has determined that the decline in the value is temporary. The decline in value is not related to any company or industry specific event. The Company anticipates full recovery of amortized cost with respect to these securities at maturity or sooner in the event of a more favorable market interest rate environment. The contractual maturities of investment securities available for sale are as follows (in thousands):

                                           Amortized       Estimated
                                                Cost      Fair Value
                                          ----------     ------------
March 31, 2004
Due after one year through five years     $   12,414      $   12,731
Due after five years through ten years           530             587
Due after ten years (1)                       19,807          19,565
                                          ----------      ----------
  Total                                   $   32,751      $   32,883
                                          ==========      ==========

(1) Includes equity securities amortized cost of $12,700 and estimated fair value of $12,400.

Investment securities with an amortized cost of $16.5 million and $12.7 million and a fair value of $16.3 million and $12.7 million at March 31, 2004 and March 31, 2003, respectively, were pledged as collateral for advances at the FHLB. Investment securities with an amortized cost of $753,000, and a fair value of $760,000 at March 31, 2003 were pledged as collateral for government public funds held by the Bank. The Bank pledged investment securities with an amortized cost of $500,000 and a fair value of $504,000 at March 31, 2004, as collateral for treasury tax and loan funds.

In the fourth quarter of fiscal 2003, the Company recognized a pre-tax other-than-temporary impairment for investments in Federal Home Loan Mortgage Corporation ("FHLMC") preferred stock and Federal National Mortgage Association ("FNMA") preferred stock that totaled $2.3 million. The Company accounts for these securities in accordance with SFAS No. 115. Under SFAS No. 115, if the decline in fair market value below cost is determined to be other than temporary, the unrealized loss will be realized as expense on the consolidated income statement. Based on a number of factors, including the magnitude of the drop in the market value below the Company's cost and the length of time the market value had been below cost, management concluded that the decline in value was other than temporary at the end of the fourth quarter of fiscal 2003. Accordingly, the pre-tax other-than-temporary impairment was realized in the income statement, in the amount of $700,000 for FNMA preferred stock and $1.6 million FHLMC preferred stock. A corresponding reduction in unrealized losses in shareholders' equity was realized in fiscal 2003 in the amount of $462,000 for FNMA preferred stock and $1.1 million for FHLMC preferred stock.

The Company realized no gains or losses on sales of investment securities available for sale in fiscal 2004 or fiscal 2002. The Company realized $162,000 in gains on sales of investment securities available for sale in fiscal 2003.

6. MORTGAGE-BACKED SECURITIES

Mortgage-backed securities held to maturity consisted of the following (in thousands):

                                             Gross        Gross  Estimated
                           Amortized    Unrealized   Unrealized       Fair
                                 Cost        Gains       Losses      Value
                           ---------    ----------   ----------  ---------
March 31, 2004
--------------
Real estate mortgage
 investment conduits        $ 1,802        $  55        $   -     $ 1,857
FHLMC mortgage-backed
 securities                     332            8            -         340
FNMA mortgage-backed
 securities                     383           11            -         394
                            -------        -----        -----     -------
   Total                    $ 2,517        $  74        $   -     $ 2,591
                            =======        =====        =====     =======

March 31, 2003
--------------
Real estate mortgage
 investment conduits        $ 1,803        $  57        $   -     $ 1,860
FHLMC mortgage-backed
 securities                     589           13            -         602
FNMA mortgage-backed
 securities                     909           32            -         941
                            -------        -----        -----     -------
   Total                    $ 3,301        $ 102        $   -     $ 3,403
                            =======        =====        =====     =======

Mortgage-backed securities held to maturity with an amortized cost of $1.8 million and $2.2 million and a fair value of $1.9 million and $2.3 million at March 31, 2004 and 2003, respectively, were pledged as collateral for governmental public funds held by the Bank. Mortgage-backed securities held to maturity with an amortized cost of $332,000 and $385,000 and a fair value of $341,000 and $399,000 at March 31, 2004 and March 31, 2003, respectively, were pledged as collateral for treasury tax and loan funds held by the Bank. The real estate mortgage investment conduits consist of FHLMC and FNMA securities.

The contractual maturities of mortgage-backed securities classified as held to maturity are as follows (in thousands):
                                            Amortized      Estimated
March 31, 2004                                   Cost     Fair Value
--------------                              ---------     ----------
Due in one year or less                      $      8       $     8
Due after one year through five years              34            36
Due after five years through ten years              7             8
Due after ten years                             2,468         2,539
                                             --------       -------
   Total                                     $  2,517       $ 2,591
                                             ========       =======

Mortgage-backed securities available for sale consisted of the following (in thousands):

                                             Gross        Gross  Estimated
                           Amortized    Unrealized   Unrealized       Fair
                                 Cost        Gains       Losses      Value
                           ---------    ----------   ----------  ---------
March 31, 2004
--------------
Real estate mortgage
 investment conduits       $  2,943        $  72       $    -    $  3,015
FHLMC mortgage-backed
 securities                   7,086          104            -       7,190
FNMA mortgage-backed
 securities                     388           14            -         402
                           --------        -----       ------    --------
   Total                   $ 10,417        $ 190       $    -    $ 10,607
                           ========        =====       ======    ========

March 31, 2003
--------------
Real estate mortgage
 investment conduits       $  6,327        $ 100       $   (6)   $  6,421
FHLMC mortgage-backed
 securities                   5,811          286            -       6,097
FNMA mortgage-backed
 securities                     531           20            -         551
                           --------        -----       ------    --------
   Total                   $ 12,669        $ 406       $   (6)   $ 13,069
                           ========        =====       ======    ========

The contractual maturities of mortgage-backed securities available for sale are as follows (in thousands):

                                            Amortized      Estimated
March 31, 2004                                   Cost     Fair Value
--------------                              ---------     ----------
Due in one year or less                      $     16      $     16
Due after one year through five years           2,722         2,789
Due after five years through ten years          4,736         4,782
Due after ten years                             2,943         3,020
                                             --------      --------
   Total                                     $ 10,417      $ 10,607
                                             ========      ========

Expected maturities of mortgage-backed securities held to maturity and available for sale will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

Mortgage-backed securities available for sale with an amortized cost of $9.9 million and $11.9 million and a fair value of $10.1 million and $12.2 million at March 31, 2004 and March 31, 2003, respectively, were pledged as collateral for advances at the Federal Home Loan Bank, Seattle ("FHLB"). Mortgage-backed securities with an amortized cost of $274,000 and a fair value of $283,000 at March 31, 2003 were pledged as collateral for governmental public funds by the Bank. Mortgage-backed securities available for sale with an amortized cost of $105,000 and $316,000 and a fair value of $111,000 and $327,000 at March 31,
2004 and March 31, 2003, respectively, were pledged as collateral for treasury tax and loan funds held by the Bank.

The Company realized gains on sale of mortgage-backed securities available for sale of $863,000 in fiscal 2002 and none in fiscal year 2004 or 2003. The Company realized no losses on sale of mortgage- backed securities available for sale in fiscal 2004, 2003 and 2002.

7. LOANS RECEIVABLE

Loans receivable excluding loans held for sale consisted of the following (in thousands):

                                                   March 31,
                                            ---------------------
                                              2004         2003
                                            --------     --------
Residential:
  One- to- four family                      $ 44,194     $ 58,498
  Multi-family                                 5,074        6,313
Construction:
  One- to- four family                        78,094       70,397
  Multi-family                                     -        2,100
  Commercial real estate                       1,453        4,531
Commercial                                    57,702       34,239
Consumer
  Secured                                     26,908       23,458
  Unsecured                                    1,689        1,334
Land                                          27,020       34,630
Commercial real estate                       177,785      101,672
                                            --------     --------
                                             419,919      337,172

Less:
  Undisbursed portion of loans                31,204       31,222
  Deferred loan fees                           3,107        2,901
  Allowance for loan losses                    4,481        2,739
                                            --------     --------
     Loans receivable, net                  $381,127     $300,310
                                            ========     ========

The Company originates residential real estate loans, commercial real estate, multi-family real estate, commercial and consumer loans. Substantially all of the mortgage loans in the Company's portfolio are secured by properties located in Washington and Oregon. A further economic downturn in these areas would likely have a negative impact on the Company's results of operations depending on the severity of such downturn.

Loans receivable including loans held for sale, by maturity or repricing date, were as follows (in thousands):

                                                   March 31,
                                            ---------------------
                                              2004         2003
                                            --------     --------
Adjustable rate loans:
  Within one year                           $181,790     $155,289
  After one but within three years            68,752       29,084
  After three but within five years           26,145       18,662
  After five but within ten years                  -          265
                                            --------     --------
                                             276,687      203,300

Fixed rate loans:
  Within one year                             48,098       34,360
  After one but within three                  37,206       26,647
  After three but within five years           33,340       34,675
  After five but within ten years             15,871       23,540
  After ten years                              9,124       16,151
                                            --------     --------
                                             143,639      135,373
                                            --------     --------
                                            $420,326     $338,673
                                            ========     ========

Mortgage loans receivable with adjustable rates primarily reprice based on the one year U.S. Treasury index and reprice a maximum of 2% per year and up to 6% over the life of the loan. The remaining adjustable rate loans reprice based on the prime lending rate or the FHLB cost of funds index. Commercial loans with adjustable rates primarily reprice based on the prime rate.

Aggregate loans to officers and directors, all of which are current, consist of the following (in thousands):

                                      Year Ended March 31,
                                   --------------------------
                                     2004      2003      2002
                                   -------   -------   -------
Beginning balance                  $   315   $   539   $   813
Originations                           753       368       184
Principal repayments                  (336)     (592)     (458)
                                   -------   -------   -------
Ending balance                     $   732   $   315   $   539
                                   =======   =======   =======

8. ALLOWANCE FOR LOAN LOSSES

A reconciliation of the allowance for loan losses is as follows (in thousands):

                                      Year Ended March 31,
                                   --------------------------
                                     2004      2003      2002
                                   -------   -------   -------
Beginning balance                  $ 2,739   $ 2,537   $ 1,916
Provision for losses                   210       727     1,116
Charge-offs                         (1,182)     (428)     (439)
Recoveries                              91        78        25
Allowance reclassified with
 loan securitization                     -         -       (81)
Allowance transferred from
 Today's Bancorp acquisition         2,639         -         -
Net change in allowance for
 unfunded loan commitments and
 lines of credit                       (16)     (175)        -
                                   -------   -------   -------
Ending balance                     $ 4,481   $ 2,739   $ 2,537
                                   =======   =======   =======

Changes in the allowance for unfunded loan commitments and lines of credit were as follows (in thousands):

                                      Year Ended March 31,
                                   --------------------------
                                     2004      2003      2002
                                   -------   -------   -------
Beginning balance                  $   175   $     -   $     -

Net change in allowance for
 unfunded loan commitments and
 lines of credit                        16       175         -
                                   -------   -------   -------

Ending balance                     $   191   $   175   $     -
                                   =======   =======   =======

The allowance for unfunded loan commitments is included in other liabilities on the consolidated balance sheets.

At March 31, 2004, 2003 and 2002, the Company's recorded investment in impaired loans was $1.3 million, $323,000 and $1.4 million respectively. None of the impaired loans for March 31, 2004, 2003 or 2002 had specific valuation allowance. The allowance for loan losses in excess of specific reserves is available to absorb losses from all loans, although allocations have been made for certain loans and loan categories as part of management's analysis of the allowance. The average investment in impaired loans was approximately $1.2 million, $1.1 million, and $1.1 million during the years ended March 31, 2004, 2003 and 2002, respectively. Interest income recognized on impaired loans was $44,000, $56,000 and $20,000 during the years ended March 31, 2004, 2003 and
2002, respectively. There were no loans past due 90 days or more and still accruing interest at March 31, 2004 and 2003. At March 31, 2002, loans past due 90 days or more and still accruing interest totaled $122,000.

9. PREMISES AND EQUIPMENT, NET

Premises and equipment consisted of the following (in thousands):

                                           March 31,
                                  -------------------------
                                    2004             2003
                                  --------         --------
Land                              $  2,026         $  2,026
Buildings and improvements           7,128            7,008
Leasehold improvements               1,396              927
Furniture and equipment              6,599            5,266
     Subtotal                       17,149           15,227
Less accumulated depreciation
 and amortization                   (7,414)          (5,722)
                                  --------         --------
     Total                        $  9,735         $  9,505
                                  ========         ========

Depreciation expense was $1.1 million, $1.0 million and $1.0 million for years ended March 31, 2004, 2003 and 2002, respectively. The Company is obligated under various noncancelable lease agreements for land and buildings that require future minimum rental payments, exclusive of taxes and other charges, as follows (in thousands):

                            Year ending March 31,
                            ---------------------
                               2005     $  891
                               2006        843
                               2007        786
                               2008        784
                               2009        747
                           After 2009    2,393
                                        ------
                              Total     $6,444
                                        ======

Rent expense was $857,000, $634,000 and $619,000 for the years ended March 31, 2004, 2003 and 2002, respectively.

10.  MORTGAGE SERVICING RIGHTS

The following table is a summary of the activity in MSR's and the related allowance for the periods indicated and other related financial data (in thousands):

                                               March 31,
                                      -------------------------
                                       2004      2003     2002
                                      ------    ------   ------
Balance at beginning of year, net    $   629   $   912   $   447
  Additions                              167       671       704
  Amortization                          (479)     (634)     (195)
  Change in valuation allowance          307      (320)      (44)
                                     -------   -------   -------
Balance end of year, net             $   624   $   629   $   912
                                     =======   =======   =======

Valuation allowance at beginning
 of year                             $   413   $    93   $    49
  Change in valuation allowance         (307)      320        44
                                     -------   -------   -------
Valuation allowance balance at
 end of year                         $   106   $   413   $    93
                                     =======   =======   =======

The Company evaluates MSR's for impairment by stratifying MSR's based on he predominant risk characteristics of the underlying financial assets. At March 31, 2004 and 2003, the MSR's fair value totaled $669,000 and $629,000, respectively. The 2004 fair value was estimated using discount rate and a range of PSA values (The Bond Market Association's standard prepayment values) that ranged from 205 to 1,399.

Amortization expense for the net carrying amount of MSR's at March 31, 2004 is estimated as follows (in thousands):

                              Year ending March 31,
                              ---------------------
                                 2005       $207
                                 2006        136
                                 2007         98
                                 2008         91
                                 2009         72
                              After 2009      20
                                            ----
                                 Total      $624
                                            ====


Mortgage loans serviced for others (in millions):

                                               March 31,
                                      -------------------------
                                       2004      2003     2002
                                      ------    ------   ------

          Total                      $ 133.5   $ 128.2  $ 123.6
                                     =======   =======  =======

The sensitivity analysis in the table below is hypothetical and should be used with caution. As the figures indicate changes, in fair value based on a 25% or 50%, decrease or increase in assumptions generally cannot be easily extrapolated because the relationship of the change in the assumptions to the change in fair value may not be linear. Also, in this table, the effect that a change in a particular assumption may have on the fair value is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another, which might magnify or counteract the sensitivities (in thousands):

March 31, 2004

                           5 Year    7 Year     15 Year    30 Year
                         Mortgages  Mortgages  Mortgages  Mortgages   Total
                         ---------  ---------  ---------  ---------   ------
Fair Value of MSR's        $  34     $  108      $  199    $  328     $  669

Impact of changes in PSA

Impact on fair value of
 25% decrease                  6         23          42        80        151
Impact on fair value of
 50% decrease                 15         49         106       203        373
Impact on fair value of
 25% increase                 (3)       (11)        (16)      (39)       (69)
Impact on fair value of
 50% increase                 (6)       (22)        (29)      (72)      (129)

Impact of changes in discount

Future cash flows
 discounted  at              9.00%      9.00%       8.25%     8.25%

Impact on fair value of
 25% decrease              $   3     $    9      $   14    $   23     $   49
Impact on fair value of
 50% decrease                  4         15          23        39         81
Impact on fair value of
 25% increase                  -         (1)         (1)       (7)        (9)
Impact on fair value of
 50% increase                 (1)        (6)         (8)      (20)       (35)

11. CORE DEPOSIT INTANGIBLE

Net unamortized core deposit intangible totaled $758,000 and $369,000 at March 31, 2004 and 2003, respectively. Amortization expense related to the core deposit intangible during the year ended March 31, 2004, 2003 and 2002 totaled $430,000, $327,000 and $327,000, respectively. During the year ended March 31, 2004, the Company had additions to core deposit intangibles totaling $820,000 in connection with the acquisition of Today's Bancorp (See Note 2).

Amortization expense for the net core deposit intangible at March 31, 2004 is estimated to be as follows (in thousands):

                                   Year Ending
                                     March 31,
                                 ----------------
                                 2005       $ 180
                                 2006         116
                                 2007          98
                                 2008          83
                                 2009          71
                              After 2009      210
                                            -----
                                 Total      $ 758
                                            =====

12. DEPOSIT ACCOUNTS

Deposit accounts consisted of the following (dollars in thousands):


                         Weighted                 Weighted
                          Average     March 31,    Average    March 31,
Account Type                 Rate         2004        Rate        2003
------------             --------     ---------   --------    --------

NOW Accounts:
  Non-interest-bearing     0.00%      $  61,902     0.00%     $  78,464

  Regular                  0.20          65,718     0.35        27,113
  High yield checking      1.30          49,668     1.82        35,537
Money market               0.95          69,984     1.01        53,717
Savings accounts           0.55          29,334     0.75        24,855
Certificates of deposit    2.49         132,509     2.77       101,056
                           ----       ---------     ----     ---------
     Total                 1.20%      $ 409,115     1.33%    $ 320,742
                           ====       =========     ====     =========

The weighted average rate is based on interest rates at the end of the period.

Certificates of deposit as of March 31, 2004, mature as follows (in thousands):

                                                Amount
                                               --------
Less than one year                             $ 86,272
One year to two years                            25,726
Two years to three years                          6,696
Three years to four years                         4,699
Four years to five years                          5,542
After five years                                  3,574
                                               --------
   Total                                       $132,509
                                               ========

Deposit accounts in excess of $100,000 are not insured by the Federal Deposit Insurance Corporation ("FDIC"). Deposits with balances in excess of $100,000 totaled $186.2 million and $138.1 million at March 31, 2004 and 2003, respectively.

Interest expense by deposit type was as follows (in thousands):

                                        Year Ended March 31,
                                   ------------------------------
                                     2004       2003       2002
                                   -------     -------    -------
NOW Accounts:
  Regular                          $   122     $   138    $   211
  High yield checking                  713         821          4
Money market                           583         692      1,307
Savings accounts                       163         182        292
Certificates of deposit              3,062       3,642      6,915
                                   -------     -------    -------
   Total                           $ 4,643     $ 5,475    $ 8,729
                                   =======     =======    =======

13. FEDERAL HOME LOAN BANK ADVANCES

At March 31, 2004, advances from FHLB, totaled $40.0 million with a weighted average interest rate of 4.875%. The fixed rate borrowings of $35.0 million had fixed interest rates ranging from 4.65% to 6.38%. The remaining $5.0 million adjustable rate advance had a weighted average interest rate of 1.26%, which is based on 3 month London Interbank Offered Rate Index ('LIBOR") plus 11 basis points as quoted by the FHLB. The weighted average interest rate for fixed and adjustable rate advances was 4.96%, 5.53% and 6.25% for the years ended March 31, 2004, 2003 and 2002, respectively.

The Bank has a credit line with the FHLB equal to 35% of total assets, limited by available collateral. At March 31, 2004, based on collateral values, the Bank had additional borrowing commitments available of $40.6 million from the FHLB.

FHLB advances are collateralized as provided for in the Advance, Pledge and Security Agreements with the FHLB by certain investment and mortgage-backed securities, FHLB stock owned by the Company, deposits with the FHLB, and certain mortgages on deeds of trust securing such properties as provided in the agreements with the FHLB. At March 31, 2004, loans carried at $69.1 million and investments and mortgage-backed securities carried at $16.3 million were pledged as collateral to the FHLB.

Payments required to service the Bank's FHLB advances during the next five years ended March 31 are as follows: 2006 - $15.0 million; 2007 - $20.0 million; and 2008 - $5.0 million.

14.  FEDERAL INCOME TAXES

Federal income tax provision for the years ended March 31 consisted of the following (in thousands):

                              2004        2003        2002
                            -------     -------     -------

             Current        $ 2,789     $ 2,930     $ 2,047
            Deferred            421        (942)         89
                            -------     -------     -------
                 Total      $ 3,210     $ 1,988     $ 2,136
                            =======     =======     =======

A reconciliation between federal income taxes computed at the statutory rate and the effective tax rate for the years ended March 31 is as follows:

                                            2004       2003      2002
                                            ----       ----      ----
Statutory federal income tax rate           34.0%      34.0%     34.0%
ESOP market value adjustment                 0.9        0.9       0.4
Interest income on municipal securities     (0.4)      (0.6)     (0.7)
Dividend received deduction                 (0.6)      (2.6)     (2.8)
Other, net                                  (1.1)      (0.4)     (0.4)
                                            ----       ----      ----
     Effective federal income tax rate      32.8%      31.3%     30.5%
                                            ====       ====      ====

Taxes related to gains on sales of securities were none, $55,000 and $276,000 for the years ended March 31, 2004, 2003 and 2002, respectively.

The tax effect of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at March 31, 2004 and 2003 are as follows (in thousands):

                                                  2004       2003
                                                -------    -------
Deferred tax assets:
Deferred compensation                           $   491    $   436
Loan loss reserve                                 1,589        907
Core deposit intangible                             365        328
Accrued expenses                                    208        137
Accumulated depreciation                             54        129
Net operating loss carryforward                   1,171          -
Net realized loss on securities available
 for sale                                           782        782
Other                                                83         58
                                                -------    -------
     Total deferred tax asset                     4,743      2,777
                                                -------    -------
Deferred tax liabilities:
 FHLB stock dividend                               (934)      (851)
 Tax qualified loan loss reserve                   (360)       (47)
 Purchase accounting                               (247)         -
 Net unrealized gain on securities available
  for sale                                         (109)      (190)
 Other                                             (357)      (368)
                                                -------    -------
     Total deferred tax liability                (2,007)    (1,456)
                                                -------    -------
Deferred tax asset, net                         $ 2,736    $ 1,321
                                                =======    =======

At March 31, 2004, the Company had a taxable temporary difference of approximately $760,000 that arose before 1987 (base-year tax reserve). In accordance with SFAS No. 109, a deferred tax liability has not been recognized for the temporary difference. Management does not expect this temporary difference to reverse in the foreseeable future.

As a result of the acquisition of Today's Bancorp, Inc. net deferred tax assets increased $1.8 million. The Company also has net operating loss carryforwards of approximately $3.4 million for federal tax purposes due to the acquisition of Today's Bancorp, Inc. Utilization of net operating losses, which begin to expire at various times starting in 2019, may be subject to certain limitations under Section 382 of the Internal Revenue Code.

The tax effects of certain tax benefits related to stock options are recorded directly to shareholder's equity.

No valuation allowance for deferred tax assets was deemed necessary at March 31, 2004 or 2003 based upon the Company's anticipated future ability to generate taxable income from operations.

15.  EMPLOYEE BENEFITS PLANS

Retirement Plan - The Riverview Bancorp, Inc. Employees' Savings and Profit Sharing Plan (the "Plan") is a defined contribution profit-sharing plan incorporating the provisions of Section 401(k) of the Internal Revenue Code. The plan covers all employees with at least six months and 500 hours of service who are over the age of 18. The Company matches 50% of the employee's elective contribution up to 3% of the employee's compensation. Company expenses related to the Plan for the years ended March 31, 2004, 2003 and 2002 were $93,000, $88,000 and $76,000, respectively.

Directors Deferred Compensation Plan - Directors may elect to defer their monthly directors' fees until retirement with no income tax payable by the director until retirement benefits are received. Executive and Senior Vice Presidents of the Company may also defer salary into this plan. This alternative is made available to them through a nonqualified deferred compensation plan. The Company accrues annual interest on the unfunded liability under the Directors Deferred

Compensation Plan based upon a formula relating to gross revenues, which amounted to 7.12%, 7.82%, and 8.32% for the years ended March 31, 2004, 2003 and 2002, respectively. The estimated liability under the plan is accrued as earned by the participant. At March 31, 2004 and 2003, the Company's aggregate liability under the plan was $1.4 million and $1.1 million, respectively.

Bonus Programs - The Company maintains a bonus program for senior management and certain key individuals. The senior management bonus represents approximately 5% of fiscal year profits, assuming profit goals are attained, and is divided among senior management members in proportion to their salaries. The Company has an incentive program for branch managers that is paid to the managers based on the attainment of certain goals. The Company expensed $482,000, $414,000, $360,000 in bonuses during the years ended March 31, 2004, 2003 and 2002, respectively.

Management Recognition and Development Plan - On July 23, 1998, shareholders of the Company approved the adoption of the MRDP for the benefit of officers, employees and non-employee directors of the Company.

The objective of the MRDP is to retain personnel of experience and ability in key positions by providing them with a proprietary interest in the Company. The Company reserved 142,830 shares of common stock to be issued under the MRDP which are authorized but unissued shares. Awards under the MDRP were made in the form of restricted shares of common stock that are subject to restrictions on transfer of ownership. Compensation expense in the amount of the fair value of the common stock at the date of the grant to the plan participant was recognized over a five-year vesting period, with 20% vesting immediately upon grant. At March 31, 2004, all shares has been issued and full vested. Compensation expense of $15,000, $203,000 and $534,000 was recognized for the years ended March 31, 2004, 2003 and 2002, respectively.

Stock Option Plans - In July 1998, shareholders of the Company approved the adoption of the 1998 Stock Option Plan ("1998 Plan"). The 1998 Plan was effective October 1, 1998 and will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board. Under the 1998 Plan, the Company may grant both incentive and non-qualified stock options up to 357,075 shares of its common stock to officers, directors and employees. The exercise price of each option granted under the 1998 Plan equals the fair market value of the Company's stock on the date of grant with a maximum term of ten years and options vest over five years. At March 31, 2004, there were options for 38,483 shares available for grant under the 1998 plan.

In July 2003, shareholders of the Company approved the adoption of the 2003 Stock Option Plan ("2003 Plan"). The 2003 Plan was effective July 2003 and will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board. Under the 2003 Plan, the Company may grant both incentive and non-qualified stock options up to 229,227 shares of its common stock to officers, directors and employees. The exercise price of each option granted under the 2003 Plan equals the fair market value of the Company's stock on the date of grant with a maximum term of ten years from date of grant and options vest over five years. At March 31, 2004, no options had been granted under the 2003 plan.

Stock option activity is summarized in the following table:

                                                     Weighted
                                                      Average
                                       Number of     Exercise
                                         Shares         Price
                                       ---------     --------
Outstanding March 31, 2001              361,838      $ 11.99
   Grants                                 5,000         9.30
   Options exercised                    (22,345)        4.09
                                        -------      -------
Outstanding March 31, 2002              344,493        12.46
   Grants                                15,000        14.00
   Forfeited                            (50,366)       13.75
   Options exercised                    (46,577)        8.96
                                        -------      -------
Outstanding March 31, 2003              262,550        12.92
   Grants                                23,000        18.30
   Options exercised                    (40,281)       12.02
                                        -------      -------
Outstanding March 31, 2004              245,269      $ 13.57
                                        =======      =======

Additional information regarding options outstanding as of March 31, 2004 is as follows:

                                Options Outstanding     Options Exercisable
                              ----------------------   ----------------------
              Weighted Avg                  Weighted                 Weighted
                 Remaining                   Average                  Average
Range of       Contractual      Number      Exercise      Number     Exercise
Exercise Price  Life (years)  Outstanding     Price    Exercisable     Price
--------------  -----------   -----------   --------   -----------   --------
$8.06 - $12.31     5.74          49,498      $ 10.68     45,298      $ 10.81
13.51 -  13.75     4.72         167,771        13.74    161,771        13.74
14.97 -  19.02     9.16          28,000        17.71      6,600        17.29
                   ----         -------      -------    -------      -------
                   5.43         245,269      $ 13.57    213,699      $ 13.23
                   ====         =======      =======    =======      =======

16.  EMPLOYEE STOCK OWNERSHIP PLAN

The Company ESOP covers all employees with at least one year and 1000 hours of service who are over the age of 21. Shares are released for allocation at the discretion of the Board of Directors and allocated to participant accounts on December 31 of each year until 2011. ESOP compensation expense included in salaries and benefits was $477,000, $372,000 and $284,000 for years ended March 31, 2004, 2003 and 2002, respectively.

In conjunction with the Conversion and Reorganization, the Company purchased an additional 285,660 shares equal to eight percent of the total number of shares issued in the offering, for future allocation to eligible participants.

ESOP share activity is summarized in the following table:

                               Fair Value               Allocated
                                       of   Unreleased        and
                               Unreleased         ESOP   Released
                                   Shares       Shares     Shares     Total
                               ----------   ----------  ---------    -------
Balance, March 31, 2001                        270,963    210,329    481,292
Allocation December 31, 2001                   (24,633)    24,633          -
                                               -------    -------
Balance, March 31, 2002        $3,077,000      246,330    234,962    481,292
                                                                     -------
Allocation December 31, 2002                   (24,633)    24,633          -
                                               -------    -------
Balance, March 31, 2003        $3,490,000      221,697    259,595    481,292
                                                                     -------
Allocation December 31, 2003                   (24,633)    24,633          -
                                               -------    -------
Balance, March 31, 2004        $4,083,000      197,064    284,228    481,292
                                               =======    =======    -------

17.  SHAREHOLDERS' EQUITY AND REGULATORY CAPITAL REQUIREMENTS

The Company's Board of Directors authorized 250,000 shares of serial preferred stock as part of the Conversion and Reorganization completed on September 30, 1997. No preferred shares were issued or outstanding at March 31, 2004 or 2003.

The Bank is subject to various regulatory capital requirements administered by the Office of Thrift Supervision ("OTS"). Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk, weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, of core capital to total assets and tangible capital to tangible assets (set forth in the table below). Management believes the Bank meets all capital adequacy requirements to which it is subject as of March 31, 2004.

As of March 31, 2004, the most recent notification from the OTS categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized," the Company must maintain minimum total capital and Tier I capital to risk weighted assets, core capital to total assets and tangible capital to tangible assets (set forth in the table below). There are no conditions or events since that notification that management believes have changed the Company's category.

The Bank's actual and required minimum capital amounts and ratios are presented in the following table (dollars in thousands):

                                               For      Categorized as "Well
                                               Capital    Capitalized" Under
                                               Adequacy    Prompt Corrective
                                Actual         Purposes     Action Provision
                             -----------------------------------------------
                             Amount  Ratio   Amount   Ratio   Amount   Ratio
                             ------  -----   ------   -----   ------   -----
March 31, 2004
Total Capital:
 (To Risk Weighted Assets)  $53,952  12.78%  $33,760   8.0%   $42,200   10.0%
Tier I Capital:
 (To Risk Weighted Assets)   49,471  11.72    16,880   4.0     25,320    6.0
Tier I Capital:
 (To Adjusted Tangible
  Assets)                    49,471   9.81    15,125   3.0     25,209    5.0
Tangible Capital:
 (To Tangible Assets)        49,471   9.81     7,563   1.5      N/A      N/A


                                               For      Categorized as "Well
                                               Capital    Capitalized" Under
                                               Adequacy    Prompt Corrective
                                Actual         Purposes     Action Provision
                             -----------------------------------------------
                             Amount  Ratio   Amount   Ratio   Amount   Ratio
                             ------  -----   ------   -----   ------   -----
March 31, 2003
Total Capital:
 (To Risk Weighted Assets)  $50,893  15.89%  $25,629   8.0%   $32,037   10.0%
Tier I Capital:
 (To Risk Weighted Assets)   48,154  15.03    12,815   4.0     19,222    6.0
Tier I Capital:
 (To Adjusted Tangible
  Assets)                    48,154  11.66    12,389   3.0     20,649    5.0
Tangible Capital:
 (To Tangible Assets)        48,154  11.66     6,195   1.5       N/A     N/A

The following table is a reconciliation of the Bank's capital, calculated according to generally accepted accounting principles to regulatory tangible and risk-based capital at March 31, 2004 (in thousands):

            Equity                              $  59,960
            Net unrealized securities loss           (213)
            Core deposit intangible               (10,215)
            Servicing asset                           (61)
                                                ---------
               Tangible capital                    49,471
            General valuation allowance             4,481
                                                ---------
               Total capital                    $  53,952
                                                =========

At periodic intervals, the OTS and the FDIC routinely examine the Company's financial statements as part of their legally prescribed oversight of the savings and loan industry. Based on their examinations, these regulators can direct that the Company's financial statements be adjusted in accordance with their findings. A future examination by the OTS or the FDIC could include a review of certain transactions or other amounts reported in the Company's 2004 financial statements. In view of the uncertain regulatory environment in which the Company operates, the extent, if any, to which a forthcoming regulatory examination may ultimately result in adjustments to the 2004 financial statements cannot presently be determined.

The following table summarizes the Company's common stock repurchased in each of the last three fiscal years (dollars in thousands):

                                Shares       Value
                               -------      ------
                2004            81,500      $1,510
                2003           196,100      $2,882
                2002           268,700      $3,123

18.  EARNINGS PER SHARE

Basic earning per share ("EPS") is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding during the period, without considering any dilutive items. Diluted EPS is computed by dividing net income applicable to common stock by the weighted average number of common shares and common stock equivalents for items that are dilutive, net of shares assumed to be repurchased using the treasury stock method at the average share price for the Company's common stock during the period. Common stock equivalents arise from assumed conversion of outstanding stock options and from assumed vesting of shares awarded but not released under the Company's MRDP plan. ESOP shares are not considered outstanding for earnings per share purposes until they are committed to be released.

                                          Years Ended March 31,
                                -------------------------------------
                                    2004         2003         2002
                                ----------    ----------   ----------
Basic EPS computation:
  Numerator-Net income          $6,554,000    $4,359,000   $4,868,000
  Denominator-Weighted average
   common shares outstanding     4,640,485     4,365,855    4,572,253
Basic EPS                       $     1.41    $     1.00   $     1.06
                                ==========    ==========   ==========
Diluted EPS computation:
  Numerator-Net Income          $6,554,000    $4,359,000   $4,868,000
  Denominator-Weighted average
   common shares outstanding     4,640,485     4,365,855    4,572,253
   Effect of dilutive stock
    options                         72,149        50,437       32,940
   Effect of dilutive MRDP           1,695         8,441        7,275
                                ----------    ----------   ----------
   Weighted average common
    shares and common stock
    equivalents                  4,714,329     4,424,733    4,612,468
Diluted EPS                     $     1.39    $     0.99   $     1.06
                                ==========    ==========   ==========

19. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The Company, using available market information and appropriate valuation methodologies, has determined the estimated fair value amounts. However, considerable judgment is necessary to interpret market data in the development of the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The estimated fair value of financial instruments is as follows (in thousands):

                                              March 31,
                            ----------------------------------------------
                                     2004                     2003
                            --------------------     ---------------------
                            Carrying       Fair      Carrying       Fair
                               Value      Value         Value      Value
                            ---------   --------     ---------   ---------
Assets:
Cash                         $ 47,907   $ 47,907      $ 60,858   $ 60,858
Investment securities
 available for sale            32,833     32,883        20,426     20,426
Mortgage-backed securities
 held to maturity               2,517      2,591         3,301      3,403
Mortgage-backed securities
 available for sale            10,417     10,607        13,069     13,069
Loans receivable, net         381,127    390,750       300,310    308,204
Loans held for sale               407        407         1,501      1,501
Mortgage servicing rights         624        669           629        629
FHLB stock                      6,034      6,034         5,646      5,646
BOLI                           12,121     12,121             -          -

Liabilities:
Demand - Savings deposits     276,606    276,881       219,686    219,753
Time deposits                 132,509    134,926       101,056    102,322

FHLB advances - long-term      40,000     42,011        40,000     42,267

Fair value estimates, methods and assumptions are set forth below.

Investments and Mortgage-Backed Securities - Fair values were based on quoted market rates and dealer quotes.

Loans Receivable - Loans were priced using a discounted cash flow method. The discount rate used was the rate currently offered on similar products, risk adjusted for credit concerns or dissimilar characteristics. For variable rate loans that reprice frequently and have no significant change in credit, fair values are based on carrying values.

No adjustment was made to the entry-value interest rates for changes in credit of performing loans for which there are no known credit concerns. Management believes that the risk factor embedded in the entry-value interest rates, along with the general reserves applicable to the loan portfolio for which there are no known credit concerns, result in a fair valuation of such loans on an entry-value basis.

Mortgage Servicing Rights - The fair value of mortgage servicing rights was determined using the Company's model, which incorporates the expected life of the loans, estimated cost to service the loans, servicing fees received and other factors. The Company calculates MSR's fair value by stratifying MSR's based on the predominant risk characteristics that include the underlying loan's interest rate, cash flows of the loan, origination date and term. Key economic assumptions that vary due to changes in market interest rates are used to determine the fair value of the MSR's and include expected prepayment speeds, which impact the average life of the portfolio, annual service cost, annual ancillary income and the discount rate used in valuing the cash flows. At March 31, 2004, the MSR's fair value totaled $669,000, which was estimated using a range of PSA (The Bond Market Association's standard prepayment) values that ranged from 205 to 1,399.

Bank owned life insurance - The carrying amount is the cash surrender value of all policies.

Deposits - The fair value of time deposits with no stated maturity such as non-interest-bearing demand deposits, savings, NOW accounts, and money market and checking accounts was equal to the amount payable on demand. The fair value of time deposits with stated maturity was based on the discounted value of contractual cash flows. The discount rate was estimated using rates currently available in the local market.

Federal Home Loan Bank Advances - The fair value for FHLB advances was based on the discounted cash flow method. The discount rate was estimated using rates currently available from the FHLB.

Off-Balance Sheet Financial Instruments - The estimated fair value of loan commitments approximates fees recorded associated with such commitments as of March 31, 2004 and 2003. Since the majority of the Bank's off-balance-sheet instruments consist of non-fee producing, variable rate commitments, the Bank has determined they do not have a distinguishable fair value.

Other - The carrying value of other financial instruments was determined to be a reasonable estimate of their fair value.

Limitations - The fair value estimates presented herein were based on pertinent information available to management as of March 31, 2004 and 2003. Although management was not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements on those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

Fair value estimates were based on existing financial instruments without attempting to estimate the value of anticipated future business. The fair value has not been estimated for assets and liabilities that were not considered financial instruments.

20.  COMMITMENTS AND CONTINGENCIES

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments generally include commitments to originate mortgage, commercial and consumer loans. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Company's maximum exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. Commitments to extend credit are conditional, and are honored for up to 45 days subject to the Company's usual terms and conditions. Collateral is not required to support commitments.

At March 31, 2004, the Company had commitments to originate fixed rate mortgage loans of $886,000 at interest rates ranging from 4.5% to 5.5%. At March 31, 2004, commitments to originate adjustable rate mortgage loans were $2.7 million at an average interest rate of 5.82%. Undisbursed balance of mortgage loans closed was $31.2 million at March 31, 2004. Commitments to originate consumer loans totaled $1.4 million and unused lines of consumer credit totaled $18.6 million at March 31, 2004. Commercial real estate loan commitments to originate loans totaled $3.4 million. Undisbursed balance of commercial real estate mortgage loans closed was $13.9 million at March 31, 2004. Commercial loan commitments totaled $600,000 and unused commercial lines of credit totaled $29.4 million.

The allowance for unfunded loan commitments was $191,000 at March 31, 2004.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily used to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above, and is required in instances where the Bank deems necessary. At March 31, 2004 and 2003, standby letters of credit totaled $173,000 and $136,000, respectively.

Most of the Bank's business activity is with customers located in the states of Washington and Oregon. Investments in state and municipal securities involve government entities primarily within the state of Washington. Loans are generally limited, by federal and state banking regulation, to 10% of the Bank's shareholder's equity, excluding accumulated other comprehensive income. As of March 31, 2004 and 2003, the Bank had no individual industry concentrations.

At March 31, 2004, the Company had firm commitments to sell $407,000 of residential loans to FHLMC. These agreements are short term fixed rate commitments and no material gain or loss is likely.

In connection with certain asset sales, the Bank typically makes representation and warranties about the underlying assets conforming to specified guidelines. If the underlying assets do not conform to the specifications, the Bank may have an obligation to repurchase the assets or indemnify the purchaser against loss. As of March 31, 2004, loans under warranty totaled $125.0 million, which substantially represents the unpaid principal balance of the Company's loans serviced for other portfolio. The Bank believes that the potential for loss under these arrangements is remote. Accordingly, no contingent liability is recorded in the financial statements.

At March 31, 2004, scheduled maturities of certificates of deposit, FHLB advances and future operating minimum lease commitments were as follows:

                            Within     1-3      4-5      Over     Total
(In thousands)              1 year    Years    Years   5 Years   Balance
                           -------    -----    -----   -------   -------
Certificates of deposit    $86,272   $32,422  $10,241  $ 3,574  $132,509
FHLB advances                    -    35,000    5,000        -    40,000
Operating leases               891     1,629    1,531    2,393     6,444
                           -------   -------  -------  -------  --------
  Total other contractual
   obligations             $87,163   $69,051  $16,772  $ 5,967  $178,953
                           =======   =======  =======  =======  ========

The Company is party to litigation arising in the ordinary course of business. In the opinion of management, these actions will not have a material adverse effect, if any, on the Company's financial position, results of operations, or liquidity.

The Bank has entered into employment contracts with certain key employees which provide for contingent payment subject to future events.

21.  RIVERVIEW BANCORP, INC. (PARENT COMPANY)

BALANCE SHEETS
March 31, 2004 AND 2003

(In thousands)                                             2004       2003
------------------------------------------------------------------------------
ASSETS

  Cash (including interest earning accounts of
   $5,268 and $5,663)                                   $  5,400    $  5,717
  Investment in the Bank                                  59,960      48,956
  Other assets                                               423         505
  Deferred income taxes                                      109          (4)
                                                        --------    --------
TOTAL ASSETS                                            $ 65,892    $ 55,174
                                                        ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY

  Accrued expenses and other liabilities                $     41    $    118
  Dividend payable                                           669         545
  Shareholders' equity                                    65,182      54,511
                                                        --------    --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $ 65,892    $ 55,174
                                                        ========    ========

RIVERVIEW BANCORP, INC. (PARENT COMPANY)

STATEMENTS OF INCOME
YEARS ENDED MARCH 31, 2004, 2003 AND 2002

(In thousands)                                      2004      2003      2002
------------------------------------------------------------------------------

INCOME:
  Dividend income from bank                      $ 12,952  $  6,094  $  4,000
  Interest on investment securities and other
   short-term investments                              28        48        93
  Interest on loan receivable from the Bank           180       193       206
  Gain on sale of securities                            -       162         -
  Other income                                          2         -         -
                                                 --------  --------  --------
    Total income                                   13,162     6,497     4,299
                                                 --------  --------  --------

EXPENSE:
  Management service fees paid to the Bank            122       107        28
  Other expenses                                      189       165       159
                                                 --------  --------  --------
    Total expense                                     311       272       187
                                                 --------  --------  --------
INCOME (LOSS) BEFORE FEDERAL INCOME TAXES AND
 EQUITY IN UNDISTRIBUTED INCOME OF THE BANK        12,851     6,225     4,112
 (BENEFIT) PROVISION FOR FEDERAL INCOME TAXES        (117)        1        31
                                                 --------  --------  --------
INCOME OF PARENT COMPANY                           12,968     6,224     4,081
EQUITY IN UNDISTRIBUTED INCOME (LOSS) OF THE BANK  (6,414)   (1,865)      787
                                                 --------  --------  --------
NET INCOME                                       $  6,554  $  4,359  $  4,868
                                                 ========  ========  ========

RIVERVIEW BANCORP, INC. (PARENT COMPANY)

STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 2004, 2003 AND 2002

(In thousands)                                      2004      2003      2002
------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                     $  6,554  $  4,359  $  4,868
  Adjustments to reconcile net income to cash
   provided by operating activities:
    Equity in undistributed earnings of the Bank    6,414     1,865      (787)
    Provision for deferred income taxes                 2         -         -
    Earned ESOP shares                                477       372       284
    Earned MRDP shares                                 15       203       544
    Net gain on sale of investment securities           -      (162)        -
  Changes in assets and liabilities:
    (Increase) in other assets, net of acquisition   (536)     (156)     (460)
    (Decrease) increase accrued expenses and other
     liabilities                                     (245)       84        54
                                                 --------  --------  --------
      Net cash provided by operating activities    12,681     6,565     4,503
                                                 --------  --------  --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from call, maturity, or sale of
   investment securities available for sale             -     1,518         -
  Acquisition                                      (9,482)        -         -
                                                 --------  --------  --------
  Net cash (used) provided by investing
   activities                                      (9,482)    1,518         -

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                   (2,490)   (2,127)   (2,009)
  Repurchase of common stock                       (1,510)   (2,882)   (3,123)
  Proceeds from exercise of stock options             484       417        91
                                                 --------  --------  --------
      Net cash used by financing activities        (3,516)   (4,592)   (5,041)
                                                 --------  --------  --------

NET (DECREASE) INCREASE IN CASH                      (317)    3,491      (538)

CASH, BEGINNING OF YEAR                             5,717     2,226     2,764
                                                 --------  --------  --------

CASH, END OF YEAR                                $  5,400  $  5,717  $  2,226
                                                 ========  ========  ========

RIVERVIEW BANCORP, INC.
SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):


(In thousands, except share data)              Three Months Ended
------------------------------------------------------------------------------
                             March 31   December 31   September 30   June 30
                             --------   -----------   ------------   -------
Fiscal 2004:
 Interest income             $ 7,035       $ 7,191      $ 7,227      $ 6,131
 Interest expense              1,572         1,729        1,822        1,504
 Net interest income           5,463         5,462        5,405        4,627
 Provision for loan losses       140             -            -           70
 Non-interest income           1,505         1,419        2,049        1,616
 Non-interest expense          4,489         4,570        4,578        3,935
 Income before income taxes    2,339         2,311        2,876        2,238
 Provision for income taxes      742           772          958          738
                             -------       -------      -------      -------

   Net income                $ 1,597       $ 1,539      $ 1,918      $ 1,500
                             =======       =======      =======      =======

Basic earnings per share (1) $  0.33       $  0.32      $  0.41      $  0.34
                             =======       =======      =======      =======

Diluted earnings per
 share (1)                   $  0.33       $  0.32      $  0.41      $  0.34
                             =======       =======      =======      =======

Fiscal 2003:
 Interest income             $ 6,377       $ 6,494      $ 6,810      $ 6,780
 Interest expense              1,651         1,935        2,107        2,724
 Net interest income           4,726         4,559        4,703        4,056
 Provision for loan losses       210           190           82          245
 Non-interest income            (730)        1,994        1,264        1,410
 Non-interest expense          3,804         3,695        3,717        3,692
 Income before income taxes      (18)        2,668        2,168        1,529
 Provision for income taxes      (39)          896          674          457
                             -------       -------      -------      -------
   Net income                $    21       $ 1,772      $ 1,494      $ 1,072
                             =======       =======      =======      =======

Basic earnings per share (1) $  0.00       $  0.41      $  0.34      $  0.24
                             =======       =======      =======      =======

Diluted earnings per
 share (1)                   $  0.00       $  0.40      $  0.34      $  0.24
                             =======       =======      =======      =======

(1) Quarterly earnings per share varies from annual earnings per share due to rounding.

Item 9.  Changes in and Disagreements with Accountants on Accounting and
------------------------------------------------------------------------
Financial Disclosure
--------------------

Information concerning a change in accountants included in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2003 and the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 7, 2003.

Item 9A. Controls and Procedures
--------------------------------

     (a) Evaluation of Disclosure Controls and Procedures: An evaluation of the Company's disclosure controls and procedures (as defined in Section 13(a)- 15(e) and 15d 15(e) of the Securities Exchange Act of 1934 was carried out under the supervision and with the participation of the Company's Chief Executive Officer, Chief Financial Officer and several other members of the Company's senior management as of the end of the period covered by this report. The Company's Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures as currently in effect are effective in ensuring that the information required to be disclosed by the Company in the reports it files or submits under the Securities and Exchange Act of 1934 is (i) accumulated and communicated to the Company's management (including the Chief Executive Officer and Chief Financial Officer) in a timely manner, and (ii) recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms.

     (b) Changes in Internal Controls: There was no change in the Company's internal control over financial reporting during the Company's most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                                     PART III

Item 10.  Directors and Executive Officers of the Registrant
------------------------------------------------------------

The information contained under the section captioned "Proposal I - Election of Directors" contained in the Company's Proxy Statement for the 2004 Annual Meeting of Stockholders, and "Part I -- Business -- Personnel -- Executive Officers" of this report, is incorporated herein by reference. Reference is made to the cover page of this report for information regarding compliance with Section 16(a) of the Exchange Act.

In December 2003, the Board of Directors adopted the Officer and Director Code of Ethics. The code is applicable to each of the Company's officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics is available on the Company's website at www.riverviewbank.com.

Item 11.  Executive Compensation
--------------------------------

The information contained under the sections captioned "Executive
Compensation" and "Directors' Compensation" under "Proposal I - Election of Directors" in the Proxy Statement for the 2004 Annual Meeting of Stockholders is incorporated herein by reference.

Item 12.  Security Ownership of Certain Beneficial Owners and Management and
----------------------------------------------------------------------------
Related Stockholder Matters
---------------------------

The information required by this item is incorporated herein by reference to the sections captioned "Security Ownership of Certain Beneficial Owners and Management" and "Executive Compensation" in the Proxy Statement for the 2004 Annual Meeting of Stockholders.


Item 13.  Certain Relationships and Related Transactions
--------------------------------------------------------

The information set forth under the section captioned "Proposal I - Election of Directors - Transactions with Management" in the Proxy Statement for the 2004 Annual Meeting of Stockholders is incorporated herein by reference.


Item 14.  Principal Accountant Fees and Services
------------------------------------------------

This information set forth under the section captioned "Independent Auditors" in the Proxy statement for the 2004 Annual Meeting of Stockholders is incorporated herein by reference.

                                    PART IV

Item 15.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K
--------------------------------------------------------------------------

     (a) 1.  Financial Statements
             See "Part II  Item 8. Financial Statements and Supplementary
             Data."

         2.  Financial Statement Schedules
             All schedules are omitted because they are not required or applicable, or the required information is shown in the consolidated financial statements or the notes thereto.

         3.  Exhibits

             3.1   Articles of Incorporation of the Registrant*
             3.2   Bylaws of the Registrant*
             4     Form of Certificate of Common Stock of the Registrant*
             10.1  Employment Agreement with Patrick Sheaffer**
             10.2  Employment Agreement with Ronald A. Wysaske**
             10.3  Severance Agreement with Karen Nelson**
             10.4  Severance Agreement with John A. Karas*****
             10.5  Employee Severance Compensation Plan**
             10.6  Employee Stock Ownership Plan***
             10.7  Management Recognition and Development Plan****
             10.8  1998 Stock Option Plan****
             10.9  1993 Stock Option and Incentive Plan****
             10.10 Form of Severance Agreement Entered into by Officers
             10.11 2003 Stock Option Plan******
             21    Subsidiaries of Registrant
             23    Consent of Independent Auditors
             23.1  Consent of Independent Auditors
             31.1  Certification of Chief Executive Officer Pursuant to
                   Section 302 of the Sarbanes-Oxley Act
             31.2  Certification of Chief Financial Officer Pursuant to
                   Section 302 of the Sarbanes-Oxley Act
             32    Certification Pursuant to Section 906 of the Sarbanes-Oxley
                   Act

* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-30203), and incorporated herein by reference.
** Filed as an exhibit to the Registrant's Form 10-Q for the quarter ended September 30, 1997, and incorporated herein by reference.
*** Filed as an exhibit to the Registrant's Form 10-K for the year ended March 31, 1998, and incorporated herein by reference.
**** Filed on October 23, 1998, as an exhibit to the Registrant's Registration Statement on Form S-8, and incorporated herein by reference.
***** Filed as an exhibit to the Registrant's Form 10-K for the year ended March 31, 2002, and incorporated herein by reference.
****** Filed as an exhibit to the Registrant's Annual Meeting Proxy Statement dated June 5, 2003, and incorporated herein by reference.

      (b)    Reports on Form 8-K
             Form 8-K was filed February 12, 2004 announcing change in Riverview Bancorp, Inc. executive officers.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        RIVERVIEW BANCORP, INC.


Date:  May 28, 2004                     By: /s/ Patrick Sheaffer
                                            -----------------------------
                                            Patrick Sheaffer
                                            Chairman of the Board and
                                            Chief Executive Officer
                                            (Duly Authorized Representative)

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By: /s/ Patrick Sheaffer                    By: /s/ Ronald A. Wysaske
    --------------------------                  --------------------------
    Patrick Sheaffer                            Ronald  A. Wysaske
    Chairman of the Board and                   President and Chief
    Chief Executive Officer                     Operating Officer
    (Principal Executive Officer)               Director


Date:  May 28, 2004                         Date:  May 28, 2004


By: /s/ Ron Dobyns                          By: /s/ Paul L. Runyan
    --------------------------                  --------------------------
    Ron Dobyns                                  Paul L. Runyan
    Senior Vice President and                   Director
    Chief Financial Officer
    (Principal Financial and
    Accounting Officer)


Date:  May 28, 2004                         Date:  May 28, 2004


By: /s/ Robert K. Leick                     By: /s/ Gary R. Douglass
    --------------------------                  --------------------------
    Robert K. Leick                             Gary R. Douglass
    Director                                    Director


Date:  May 28, 2004                         Date:  May 28, 2004


By: /s/ Edward R. Geiger                    By: /s/ Michael D. Allen
    --------------------------                  --------------------------
    Edward R. Geiger                            Michael D. Allen
    Director                                    Vice Chairman of the Board and
                                                Director


Date: May 28, 2004                          Date:  May 28, 2004

                              Exhibit 10.10

                  Form of Severance Agreement Entered Into
      By Dave Dalhstrom, Chief Credit Officer and Executive Vice President
               Jim Baldovin Senior Vice President Retail Banking
                   Jeff Donaldson Senior Vice President

                                 AGREEMENT

     This AGREEMENT is made effective as of ___________, by and between RIVERVIEW COMMUNITY BANK (the "BANK"), RIVERVIEW BANCORP, INC. (the "COMPANY"), and _______________ ("EXECUTIVE").

     WHEREAS, the BANK recognizes the substantial contribution EXECUTIVE will be making to the BANK and wishes to protect his position therewith for the period provided in this Agreement in the event of a Change in Control (as defined herein): and

     WHEREAS, EXECUTIVE serves in the position of Executive Vice President of the BANK, a position of substantial responsibility;

     NOW, THEREFORE, in consideration of the foregoing and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.  Term of Agreement
    The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six
    (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the Board of Directors of the BANK ("Board") may extend the Agreement for an additional year. The Board will conduct a performance evaluation of EXECUTIVE for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

2.  Payments to EXECUTIVE Upon Change in Control
    (a) Upon the occurrence of a Change in Control (as herein defined) followed within twelve (12) months of the effective date of the Change in Control by the voluntary or involuntary termination of EXECUTIVE's employment, other than for Cause, as defined in Section 2(c) hereof, the provisions of Section 3 shall apply. For purposes of this Agreement, "voluntary termination" shall be limited to the circumstances in which EXECUTIVE elected to voluntarily terminate his employment within twelve (12) months of the effective date of a Change in Control following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits (other than a reduction affecting the Bank's personnel generally), or relocation of his principal place of employment by more than 35 miles from its location immediately prior to the Change of Control.

    (b) A "Change in Control" of the COMPANY or the BANK shall be deemed to occur if and when (a) an offeror or other than the Corporation purchases shares of the stock of the Corporation or the Bank pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation or the Bank representing twenty-five percent (25%) or more of the combined voting power of the Corporation's or the Bank's then outstanding securities, (c) the membership of the board of directors of the Corporation or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Agreement) do not constitute a majority of the Board at the end of such period, or
         (d) shareholders of the Corporation or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Corporation's or the Bank's assets, or a plan of partial or complete liquidation.

    (c) EXECUTIVE shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of EXECUTIVE's intentional failure to perform stated duties, personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of any material provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institution industry. Notwithstanding the foregoing, EXECUTIVE shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to EXECUTIVE and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, EXECUTIVE was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. EXECUTIVE shall not have the right to receive compensation or other benefit for any period after Termination for Cause.

3.  Termination
    (a)  Upon the occurrence of a Change in Control, followed within twelve
         (12) months of the effective date of a Change in Control by the voluntary or involuntary termination of EXECUTIVE's employment other than Termination for Cause, the BANK shall be obligated to pay EXECUTIVE, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay, a sum equal to 2.99 times EXECUTIVE's "base amount," within the meaning of 280G(b)(3) of the Internal Revenue Code of 1986 ("Code"), as amended. Such payment shall be made in a lump sum paid within ten
         (10) days of EXECUTIVE's date of termination.

    (b) Upon the occurrence of a Change in Control of the Bank followed within twelve (12) months of the effective date of a Change in Control by EXECUTIVE's voluntary or involuntary termination of employment, other than Termination for Cause, the BANK shall cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the BANK for EXECUTIVE prior to his severance. Such coverage and payments shall cease upon expiration of thirty-six (36) months from the date of EXECUTIVE's termination.

    (c) Notwithstanding the preceding paragraphs of this Section 3, in the event that the aggregate payments or benefits to be made or afforded to EXECUTIVE under this Section, together with any other payments or benefits received or to be received by EXECUTIVE in connection with a Change of Control, would be deemed to include an "excess parachute payment" under 280G of the Code, then, at the election of EXECUTIVE,
         (i) such payments or benefits shall be payable or provided to EXECUTIVE over the minimum period necessary to reduce the present value of such payments or benefits to an amount which is one dollar ($1.00) less than three (3) times EXECUTIVE's "base amount" under 280G(b)(3) of the Code or (ii) the payments or benefits to be provided under this Section 3 shall be reduced to the extent necessary to avoid treatment as an excess parachute payment with the allocation of the reduction among such payments and benefits to be determined by EXECUTIVE.

    (d) Any payments made to EXECUTIVE pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

4.  Effect on Prior Agreements and Existing Benefit Plans
    This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the BANK and EXECUTIVE, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to EXECUTIVE of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that EXECUTIVE is subject to receiving fewer benefits than those available to him without reference to this Agreement.


5.  No Attachment
    (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

    (b) This Agreement shall be binding upon, and inure to the benefit of, EXECUTIVE, the COMPANY, the BANK and their respective successors and assigns.

6.  Modification and Waiver
    (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

    (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there by an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

7.  Required Provisions
    (a) The BANK may terminate EXECUTIVE's employment at any time, but any termination by the BANK, other than Termination for Cause, shall not prejudice EXECUTIVE's right to compensation or other benefits under this Agreement. EXECUTIVE shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 2(c) herein.

    (b) If EXECUTIVE is suspended and/or temporarily prohibited from participating in the conduct of the BANK's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(3) and (g)(1), the BANK's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the BANK may, in its discretion, (i) pay EXECUTIVE all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations that were suspended.

    (c) If EXECUTIVE is removed and/or permanently prohibited from participating in the conduct of the BANK's affairs by an order issued under Section 8(e)(4) and (g)(1) of the FDIA (12 U.S.C. 1818(e)(4) or
         (g)(1), all obligations of the BANK under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

    (d) If the BANK is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

    All obligations under this Agreement may be terminated: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the BANK under the authority contained in Section 13(c) of the FDIA and (ii) by the Director, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the BANK or when the BANK is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

8.  Severability
    If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

9.  Headings for Reference Only
    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

10. Governing Law
    The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Washington, unless preempted by Federal law as now or hereafter in effect. In the event that any provision of this Agreement conflicts with 12 C.F.R. Section 563.39(b), the latter provision shall prevail.

    Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within fifty (50) miles from the location of the BANK, in accordance with the rules of the American Arbitration Association then in effect.

11. Source of Payments
    All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the BANK. The COMPANY, however, guarantees all payments and the provision of all amounts and benefits due hereunder to EXECUTIVE and, if such payments are not timely paid or provided by the BANK, such amounts and benefits shall be paid or provided by the COMPANY.

12. Payment of Legal Fees
    All reasonable legal fees paid or incurred by EXECUTIVE pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the BANK if EXECUTIVE is successful on the merits pursuant to a legal judgment, arbitration or settlement.

13. Successor to the BANK or the COMPANY
    The BANK and the COMPANY shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the BANK or the COMPANY, expressly and unconditionally to assume and agree to perform the BANK's or the COMPANY's obligations under this Agreement, in the same manner and to the same extent that the BANK or the COMPANY would be required to perform if no such succession or assignment had taken place.

14. Signatures
    IN WITNESS WHEREOF, the BANK and the COMPANY have caused this Agreement to be executed and their seal to be affixed hereunto by a duly authorized officer, and EXECUTIVE has signed this Agreement, with an effective date of the 6th day of May, 2002.

ATTEST:                             RIVERVIEW COMMUNITY BANK



---------------------------       BY: ------------------------------



ATTEST:                             RIVERVIEW BANCORP, INC.



---------------------------       BY: ------------------------------



---------------------------



---------------------------
WITNESS

                                   Exhibit 21

                        Subsidiaries of the Registrant


Parent
------

Riverview Bancorp, Inc.


Subsidiaries (a)                   Percentage         State of Incorporation
----------------                   ----------         ----------------------
                                     Owned
                                     -----

Riverview Community Bank              100%                   Federal

Riverview Services, Inc. (b)          100%                 Washington

Riverview Asset Management Corp. (b)   85%                 Washington

(a) The operation of the Registrant's wholly and majority owned subsidiaries are included in the Registrant's Financial Statements contained in Item 8 of this Form 10-K.

(b)  This corporation is a subsidiary of Riverview Community Bank.

                                  Exhibit 23

                        Consent of Independent Auditors

Consent of Independent Auditors

We consent to the incorporation by reference in Registrations Statements Nos. 333-66049, 333-38887 and 333-109894 on Form S-8 of Riverview Bancorp, Inc., of
our report dated April 23, 2004 appearing in the Annual Report on Form 10K of Riverview Bancorp, Inc. for the year ended March 31, 2004.


/s/McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
May 28, 2004

                                   Exhibit 23.1

                         Consent of Independent Auditors

                                                                  Exhibit 23.1


Independent Auditors Consent


We consent to the incorporation by reference in Registration Statements Nos. 333-66049, 333-38887, and 333-109894 on Form S-8 and 333-104538 on Form S-4 of
Riverview Bancorp, Inc., of our report dated May 2, 2003, appearing in the Annual Report on Form 10-K of Riverview Bancorp, Inc. for the year ended March 31, 2004.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
May 28, 2004

Exhibit 31.1
------------
Certification Required
By Rules 13a-14 and 15d-14 under the Securities Exchange Act of 1934

I, Patrick Sheaffer, certify that:

1. I have reviewed this annual report on Form 10-K of Riverview Bancorp, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

    (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

    (b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

    (c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fiscal fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

    (a) all significant deficiencies and material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial data information; and

    (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  May 28, 2004                  /S/ Patrick Sheaffer
                                     --------------------------
                                     Patrick Sheaffer
                                     Chairman and Chief Executive Officer

Exhibit 31.2
------------
Certification Required
By Rules 13a-14 and 15d-14 under the Securities Exchange Act of 1934

I, Ron Dobyns, certify that:

1. I have reviewed this annual report on Form 10-K of Riverview Bancorp, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

    (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

    (b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

    (c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fiscal fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

    (a) all significant deficiencies and material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial data information; and

    (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  May 28, 2004                  /S/ Ron Dobyns
                                     -----------------------------
                                     Ron Dobyns
                                     Chief Financial Officer

                                   EXHIBIT 32

     CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF
                             RIVERVIEW BANCORP, INC.
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned herby certify, pursuant to Section 906 of the Sarbanes-Oxley act of 2002 and in connection with this annual report on Form 10-K that:

1. the report fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

2. the information contained in the report fairly presents, in all material respects, the company's financial condition and results of operations.


/S/ Patrick Shaeffer                     /S/ Ron Dobyns
---------------------------              ---------------------------
Patrick Sheaffer                         Ron Dobyns
Chief Executive Officer                  Chief Financial Officer


Dated: May 28, 2004

                             UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                               FORM 10-Q

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the quarterly period ended December 31, 2004

                                   OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the transition period from _____ to _____


                       Commission File Number: 0-22957


                            RIVERVIEW BANCORP, INC.
               ----------------------------------------------------
              (Exact name of registrant as specified in its charter)

     Washington                                         91-1838969
     ----------                                         ----------
 (State or other jurisdiction of incorporation        (I.R.S. Employer
  or organization)                                     I.D. Number)

 900 Washington St., Ste. 900,Vancouver, Washington       98660
 --------------------------------------------------       -----
 (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:    (360) 693-6650
                                                        -------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days. Yes [X]   No [ ]

     Indicate by check mark whether the registrant is an accelerated filer (as
defined in Exchange Act Rule 12b-2).      Yes [X]   No [ ]

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: Common Stock, $.01 par value per share, 4,829,144 shares outstanding as of January 31, 2005.

                                   FORM 10-Q

                     RIVERVIEW BANCORP, INC. AND SUBSIDIARY
                                    INDEX

Part I.   Financial Information                                          Page
          ---------------------                                          ----
Item 1:   Financial Statements (Unaudited)

          Consolidated Balance Sheets
          as of December 31, 2004 and March 31, 2004                        1

          Consolidated Statements of Income
          Three and Nine Months Ended December 31, 2004 and 2003            2

          Consolidated Statements of Shareholders' Equity
          for the Year Ended March 31, 2004 and the
          Nine Months Ended December 31, 2004                               3

          Consolidated Statements of Cash Flows for the
          Nine Months Ended December 31, 2004 and 2003                      4

          Consolidated Statements of Comprehensive Income
          for the Three and Nine Months Ended December 31, 2004 and 2003    5

          Notes to Consolidated Financial Statements                     6-15

Item 2:   Management's Discussion and Analysis of
          Financial Condition and Results of Operations                 15-30

Item 3:   Quantitative and Qualitative Disclosures
          About Market Risk                                                30

Item 4:   Controls and Procedures                                          31


Part II.  Other Information                                             32-33
          -----------------

SIGNATURES                                                                 34

Part I. Financial Information
Item 1. Financial Statements (Unaudited)

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004 AND MARCH 31, 2004

                                                      DECEMBER 31,  MARCH 31,
(In thousands, except share data)(Unaudited)               2004         2004
-----------------------------------------------------------------------------
ASSETS
Cash (including interest-earning accounts of $40,914
  and $32,334)                                           $ 55,423    $ 47,907
Loans held for sale                                           140         407
Investment securities available for sale, at fair
  value (amortized cost of $29,324 and $32,751)            29,438      32,883
Mortgage-backed securities held to maturity, at
  amortized cost (fair value of $2,455 and $2,591)          2,407       2,517
Mortgage-backed securities available for sale, at fair
  value (amortized cost of $12,645 and $10,417)            12,696      10,607
Loans receivable (net of allowance for loan losses of
  $4,391 and $4,481)                                      398,421     381,127
Real estate owned                                               -         742
Prepaid expenses and other assets                           1,262       1,289
Accrued interest receivable                                 1,874       1,786
Federal Home Loan Bank stock, at cost                       6,119       6,034
Premises and equipment, net                                 8,416       9,735
Deferred income taxes, net                                  2,827       2,736
Mortgage servicing rights, net                                518         624
Goodwill                                                    9,214       9,214
Core deposit intangible, net                                  611         758
Bank owned life insurance                                  12,521      12,121
                                                         --------    --------
TOTAL ASSETS                                            $ 541,887   $ 520,487
                                                         ========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposit accounts                                      $ 427,649   $ 409,115
  Accrued expenses and other liabilities                    5,645       5,862
  Advance payments by borrowers for taxes and insurance        75         328
  Federal Home Loan Bank advances                          40,000      40,000
                                                         --------    --------
Total liabilities                                         473,369     455,305

SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value; 250,000 authorized,
  issued and outstanding, none                                  -           -
Common stock, $.01 par value; 50,000,000 authorized,
  issued and outstanding:
   December 31, 2004-5,001,579 issued, 4,829,144 outstanding   50          50

   March 31, 2004-4,974,979 issued, 4,777,911 outstanding
Additional paid-in capital                                 40,847      40,187
Retained earnings                                          28,956      26,330
Unearned shares issued to employee stock ownership trust   (1,443)     (1,598)
Accumulated other comprehensive (loss) income                 108         213
                                                         --------    --------
Total shareholders' equity                                 68,518      65,182
                                                         --------    --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $ 541,887   $ 520,487
                                                         ========    ========

See notes to consolidated financial statements.

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)       Three Months Ended  Nine Months Ended
(Unaudited)                                December 31,        December 31,
------------------------------------------------------------------------------

                                         2004      2003      2004      2003
INTEREST INCOME:                        ------    ------    ------    ------
 Interest and fees on loans receivable  $6,883    $6,673   $20,506   $19,069
 Interest on investment securities         162       146       498       301
 Interest on mortgage-backed securities    158       143       482       478
 Other interest and dividends              293       229       633       701
                                        ------    ------    ------    ------
   Total interest income                 7,496     7,191    22,119    20,549
                                        ------    ------    ------    ------
INTEREST EXPENSE:
 Interest on deposits                    1,438     1,230     3,741     3,564
 Interest on borrowings                    509       499     1,509     1,491
                                        ------    ------    ------    ------
   Total interest expense                1,947     1,729     5,250     5,055
                                        ------    ------    ------    ------
 Net interest income                     5,549     5,462    16,869    15,494
  Less provision for loan losses            70         -       260        70
                                        ------    ------    ------    ------
 Net interest income after provision for
   loan losses                           5,479     5,462    16,609    15,424
                                        ------    ------    ------    ------
NON-INTEREST INCOME:
 Fees and service charges                1,127       954     3,439     3,372
 Asset management fees                     286       229       815       666
 Gain on sale of loans held for sale        97       198       409       789
 Gain on sale of other real estate owned     -         1         -        49
 Loss on impairment of securities       (1,349)        -    (1,349)        -
 Loan servicing income (expense)            11        (2)       45       149
 Gain on sale of premises and equipment      -         -       829         -
 Bank owned life insurance                 124         -       400         -
 Other                                      27        39        73        59
                                        ------    ------    ------    ------
   Total non-interest income               323     1,419     4,661     5,084
                                        ------    ------    ------    ------
NON-INTEREST EXPENSE:
 Salaries and employee benefits          2,796     2,575     8,029     7,324
 Occupancy and depreciation                749       782     2,261     2,137
 Data processing                           254       233       740       675
 Amortization of core deposit intangible    33       121       148       310
 Advertising and marketing                 165       183       638       696
 FDIC insurance premium                     14        24        44        49
 State and local taxes                     116       110       391       317
 Telecommunications                         79        64       213       185
 Professional fees                         143       147       395       341
 Other                                     394       331     1,330     1,049
                                        ------    ------    ------    ------
   Total non-interest expense            4,743     4,570    14,189    13,083
                                        ------    ------    ------    ------
INCOME BEFORE FEDERAL INCOME TAXES       1,059     2,311     7,081     7,425
PROVISION FOR FEDERAL INCOME TAXES         299       772     2,220     2,468
                                        ------    ------    ------    ------
NET INCOME                             $   760   $ 1,539   $ 4,861   $ 4,957
                                        ======    ======    ======    ======
Earnings per common share:
 Basic                                 $  0.16   $  0.32   $  1.01   $  1.08
 Diluted                                  0.16      0.32      1.00      1.06
Weighted average number of shares
  outstanding:
 Basic                               4,824,731 4,757,750 4,809,290 4,594,958
 Diluted                             4,900,108 4,844,247 4,883,628 4,673,038
Cash Dividends Per Share               $ 0.155   $  0.14  $  0.465  $   0.42

See notes to consolidated financial statements.

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED MARCH 31, 2004
AND THE NINE MONTHS ENDED DECEMBER 31, 2004(Unaudited)
                                                                              Unearned
                                                                              Shares
                                                                              Issued to
                                                                              Employee    Unearned   Accumulated
                                         Common Stock   Additional            Stock       Shares     Other
                                       ----------------   Paid-In   Retained  Ownership   Issued to  Comprehensive
(In thousands, except share data)      Shares    Amount   Capital   Earnings  Trust       MRDP       Income(Loss)     Total
----------------------------------------------------------------------------------------------------------------------------
Balance March 31, 2003               4,358,704  $    46   $33,525   $ 22,389  $ (1,804)   $  (15)     $   370       $ 54,511

 Cash dividends($0.56 per share)             -        -         -     (2,613)        -         -            -         (2,613)
 Exercise of stock options              40,281        1       484          -         -         -            -            485
 Stock repurchased and retired         (81,500)      (1)   (1,509)         -         -         -            -         (1,510)
 Stock issued in connection with
   acquisition                         430,655        4     7,343                                                      7,347
 Earned ESOP shares                     24,633        -       271          -       206         -            -            477
 Tax benefit, stock option and MDRP          -        -        73          -         -         -            -             73
 Earned MRDP shares                      5,138        -         -          -         -        15            -             15
                                     ---------  -------   -------   --------  ---------   ---------  -----------    --------
                                     4,777,911       50    40,187     19,776    (1,598)        -          370         58,785
Comprehensive income:
 Net income                                  -        -         -      6,554         -         -            -          6,554
 Other comprehensive income:
  Unrealized holding loss on
   securities of $157 (net of $81
   tax effect)                               -        -         -          -         -         -         (157)          (157)
                                                                                                                    --------
Comprehensive income                         -        -         -          -         -         -            -          6,397
                                     ---------  -------   -------   --------  ---------   ---------  -----------    --------
Balance March 31, 2004               4,777,911       50    40,187     26,330    (1,598)        -          213         65,182

 Cash dividends ($0.465 per share)           -        -         -    (2,235)         -         -            -         (2,235)
 Exercise of stock options              26,600        -       350         -          -         -            -            350
 Earned ESOP shares                     24,633        -       234         -        155         -            -            389
 Tax benefit, stock option                   -        -        76         -          -         -            -             76
                                     ---------  -------   -------   --------  ---------   ---------  -----------    --------
                                     4,829,144       50    40,847    24,095     (1,443)        -          213         63,762
Comprehensive income:
 Net income                                  -        -         -     4,861          -         -            -          4,861
 Other comprehensive income:
  Unrealized holding loss on
   securities of $995 (net of $512
   tax effect) less reclassification
   adjustment for net impairment
   loss included in net
   income of $890                            -        -         -         -          -         -         (105)          (105)
  (net of $459 tax effect)                                                                                          --------
Comprehensive income                         -        -         -         -          -         -            -          4,756
                                     ---------  -------   -------   --------  ---------   ---------  -----------    --------
Balance December 31, 2004            4,829,144   $   50   $40,847   $28,956   $ (1,443)   $    -       $  108       $ 68,518
                                     =========  =======   =======   ========  =========   =========  ===========    ========

See notes to consolidated financial statements.

                                     E-111

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED DECEMBER 31,

(In thousands) (Unaudited)                                    2004       2003
------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                 $ 4,861    $ 4,957
Adjustments to reconcile net income to cash provided
by operating activities:
 Depreciation and amortization                                1,171      1,641
 Mortgage servicing rights write-up impairment                  (22)      (304)
 Provision for loan losses                                      260         70
 (Benefit) provision  for deferred income taxes                 (38)       237
 Noncash expense related to ESOP                                389        353
 Noncash expense related to MRDP                                  -         15
 Noncash loss on impairment of securities                     1,349
 Increase in deferred loan origination fees, net of
  amortization                                                  172        669
 Federal Home Loan Bank stock dividend                          (85)      (182)
 Origination of loans held for sale                         (18,152)   (43,706)
 Proceeds from sales of loans held for sale                  18,478     44,888
 Net gain on loans held for sale, sale of real estate
  owned, and premises and equipment                          (1,040)      (699)
 Changes in assets and liabilities:
 Decrease (Increase) in prepaid expenses and other assets     1,835     (2,949)
 (Decrease) increase in accrued interest receivable             (88)       195
 Decrease in accrued expenses and other liabilities            (880)      (815)
                                                           --------   --------
   Net cash provided by operating activities                  8,210      4,370
                                                           --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan originations                                         (296,382)  (232,828)
 Principal repayments/refinance on loans                    279,532    245,679
 Purchase of investment securities available for sale             -    (11,000)
 Purchase of mortgage-backed securities available for sale   (5,000)    (4,937)
 Principal repayments on mortgage-backed securities
  available for sale                                          2,769      6,823
 Principal repayments on investment securities available
  for sale                                                       75          -
 Proceeds from call or maturity of investment securities
  available for sale                                          2,000        250
 Principal repayments on mortgage-backed securities held
  to maturity                                                   110        632
 Purchase of premises and equipment                            (348)      (380)
 Acquisition, net of cash received                                -      7,206
 Purchase of first mortgage or improvement of REO               (47)      (159)
 Purchase bank-owned life insurance                               -     (9,000)
 Proceeds from sale of real estate owned and premises and
  equipment                                                     122        654
                                                           --------   --------
   Net cash (used in) provided by investing activities      (17,169)     2,940
                                                           --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase (decrease) in deposit accounts                 18,534    (20,302)
 Dividends paid                                              (2,155)    (1,821)
 Repurchase of common stock                                       -     (1,510)
 Proceeds from Federal Home Loan Bank advances               15,100          -
 Repayment of Federal Home Loan Bank advances               (15,100)         -
 Net decrease in advance payments by borrowers                 (254)      (179)
 Proceeds from exercise of stock options                        350        422
                                                           --------   --------
   Net cash  provided by (used in) financing activities      16,475    (23,390)
                                                           --------   --------
NET INCREASE (DECREASE) IN CASH                               7,516    (16,080)
CASH, BEGINNING OF PERIOD                                    47,907     60,858
                                                           --------   --------
CASH, END OF PERIOD                                        $ 55,423   $ 44,778
                                                           ========   ========
SUPPLEMENTAL DISCLOSURES:
 Cash paid during the year for:
 Interest                                                  $  5,290   $  5,158
 Income taxes                                                 2,275      2,170

NONCASH INVESTING AND FINANCING ACTIVITIES:
 Transfer of loans to real estate owned                    $      -   $    688
 Dividends declared and accrued in other liabilities            748        668
 Financed sale of real estate owned                             578          -
 Receivable due to sale & leaseback of branch                 2,391          -
 Fair value adjustment to securities available for sale        (159)      (599)
 Income tax effect related to fair value adjustment              54        204
 Noncash loss on impairment of securities                     1,349          -
 Common stock issued upon business combination                    -      7,347

See notes to consolidated financial statements.

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

                                           Three Months        Nine Months
                                         Ended December 31,  Ended December 31,
                                         -------------------------------------
                                           2004      2003      2004      2003
                                          ------    ------    ------    ------
                                                     (In thousands)

Net Income                               $   760   $ 1,539   $ 4,861   $ 4,957
Other Comprehensive Income (Loss)
Change in fair value of securities
  available for sale of less
  reclassification adjustment for
  net impairment included in net income      613      (654)     (105)     (396)
                                          ------    ------    ------    ------
Comprehensive Income                     $ 1,373   $   885   $ 4,756   $ 4,561
                                          ======    ======    ======    ======



See notes to consolidated financial statements.

                     RIVERVIEW BANCORP, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                  (Unaudited)

1.  BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements were prepared in accordance with instructions for Quarterly Reports on Form 10-Q and, therefore, do not include all disclosures necessary for a complete presentation of financial condition, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America ("GAAP"). However, all adjustments that are, in the opinion of management, necessary for a fair presentation of the interim unaudited financial statements have been included. All such adjustments are of a normal recurring nature.

The unaudited consolidated financial statements should be read in conjunction with the audited financial statements included in the Riverview Bancorp, Inc. Annual Report on Form 10-K for the year ended March 31, 2004. The results of operations for the three and nine months ended December 31, 2004 are not necessarily indicative of the results which may be expected for the fiscal year ending March 31, 2005. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.  PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of Riverview Bancorp, Inc. and Subsidiary include all the accounts of Riverview Bancorp, Inc. (the "Company") and the consolidated accounts of its wholly-owned subsidiary, Riverview Community Bank (the "Bank"), the Bank's wholly-owned subsidiary, Riverview Services, Inc., and the Bank's majority-owned subsidiary, Riverview Asset Management Corp. ("RAM Corp."). All inter-company transactions and balances have been eliminated in consolidation.

3.  STOCK-BASED COMPENSATION

At December 31, 2004, the Bank had two stock-based employee compensation plans. The Bank accounts for those plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no stock-based compensation cost is reflected in net income as all options granted under the Bank's plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provision of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" to stock-based compensation awards:
                                           Three Months        Nine Months
                                         Ended December 31,  Ended December 31,
                                         -------------------------------------
                                           2004      2003      2004      2003
                                          ------    ------    ------    ------
Net income (in thousands):
  As reported                             $  760    $1,539    $4,861    $4,957
  Deduct: Total stock based compensation
  expense determined under fair value
  based method for all options, net of
  related tax benefit                        (23)      (17)      (70)      (50)
                                          ------    ------    ------    ------
  Pro forma                                  727     1,522     4,791     4,907
Earnings per common share - basic:
  As reported                             $ 0.16    $ 0.32    $ 1.01    $ 1.08
  Pro forma                                 0.15      0.32      1.00      1.07
Earnings per common share - fully diluted:
  As reported                             $ 0.16    $ 0.32    $ 1.00    $ 1.06
  Pro forma                                 0.15      0.31      0.98      1.05

4.  EARNINGS PER SHARE

Basic earnings per share ("EPS") is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding during the period, without considering the impact of any dilutive items. Diluted EPS is computed by dividing net income applicable to common stock by the weighted average number of common shares and common stock equivalents for items that are dilutive, net of shares assumed to be repurchased using the treasury stock method at the average share price for the Company's common stock during the period. Common stock equivalents arise from assumed conversion of outstanding stock options and from assumed vesting of shares awarded but not released under the Company's Management Recognition Development Plan ("MRDP") plan. Employee Stock Ownership Plan ("ESOP") shares are not considered outstanding for earnings per share purposes until they are committed to be released.

                                         Three Months        Nine Months
                                       Ended December 31,  Ended December 31,
                                       --------------------------------------
                                        2004       2003       2004       2003
                                       ------     ------     ------     ------
Basic EPS computation:
  Numerator-Net income              $ 760,000 $1,539,000 $4,861,000 $4,957,000
  Denominator-Weighted average
    common shares outstanding       4,824,731  4,757,750  4,809,290  4,594,958
Basic EPS                           $   0 .16 $     0.32 $    1 .01 $     1.08
                                    =========  =========  =========  =========
Diluted EPS computation:
  Numerator-Net Income              $ 760,000 $1,539,000 $4,861,000 $4,957,000
  Denominator-Weighted average
    common shares outstanding       4,824,731  4,757,750  4,809,290  4,594,958
    Effect of dilutive stock options   75,377     86,497     74,338     73,095
    Effect of dilutive MRDP shares          -          -          -      2,820
    Weighted average common shares  ---------  ---------  ---------  ---------
      and common stock equivalents  4,900,108  4,844,247  4,883,628  4,670,873
Diluted EPS                         $    0.16 $     0.32 $     1.00 $     1.06
                                    =========  =========  =========  =========

5.  INVESTMENT SECURITIES

The amortized cost and approximate fair value of investment securities available for sale consisted of the following (in thousands):

                                                    Gross      Gross  Estimated
                                    Amortized  Unrealized  Unrealized    Fair
                                         Cost       Gains      Losses   Value
                                    ---------  ----------  ----------  -------
December 31, 2004
-----------------
Trust Preferred                       $ 5,000    $     19   $       -  $ 5,019
U.S. Agency securities                  9,000           -         (37)   8,963
U.S. Government Equity securities      11,351           -           -   11,351
Municipal bonds                         3,973         132           -    4,105
                                    ---------  ----------  ----------  -------
     Total                            $29,324    $    151   $     (37) $29,438
                                    =========  ==========  ==========  =======

March 31, 2004
--------------
Trust Preferred                       $ 5,000    $     19   $       -  $ 5,019
U.S Agency securities                  11,000         194           -   11,194
U.S. Government Equity securities      12,700           -        (300)  12,400
Municipal bonds                         4,051         219           -    4,270
                                    ---------  ----------  ----------  -------
     Total                            $32,751    $    432   $    (300) $32,883
                                    =========  ==========  ==========  =======

The contractual maturities of investment securities available for sale are as follows (in thousands):
                                                 Amortized        Estimated
   December 31, 2004                                   Cost      Fair Value
   -----------------                             ----------      ----------
   Due after one year through five years         $   10,940      $   11,008
   Due after five years through ten years                 -               -
   Due after ten years (1)                           18,384          18,430
                                                 ----------      ----------
       Total                                     $   29,324      $   29,438
                                                 ==========      ==========

    (1) Includes U.S. Government equity securities with an amortized cost and estimated fair value of $11,351 that are redeemable by the agencies every two years on the respective dividend reset dates.

Investment securities with an amortized cost of $13.9 million and $16.5 million and a fair value of $13.8 million and $16.3 million at December 31, 2004 and March 31, 2004, respectively, were pledged as collateral for advances at the Federal Home Loan Bank ("FHLB") of Seattle. The Bank pledged investment securities with an amortized cost of $1,148,000 and $500,000 and a fair value of $1,210,000 and $504,000 at December 31, 2004 and March 31, 2004,
respectively, as collateral for treasury tax and loan funds.

Information pertaining to securities with gross unrealized losses at December 31, 2004, aggregated by investment category and length of time that individual securities have been in a continuous loss position, are as follows (in thousands):

                             Less than        12 months
                             12 months        or longer          Total
                          ----------------------------------------------------
Description of            Fair  Unrealized  Fair  Unrealized  Fair  Unrealized
 Securities               Value  Losses     Value  Losses     Value  Losses
                          -----  ------     -----  ------     -----  ------
U.S. Agency securities   $8,963 $   (37)   $    -  $    -    $8,963  $  (37)
Total temporarily         -----  ------     -----  ------     -----  ------
 impaired securities     $8,963 $   (37)   $    -  $    -    $8,963  $  (37)
                         ======  ======     =====  ======     =====  ======

The Company has evaluated these securities and has determined that the decline in the value is temporary and not related to any company or industry specific event. The Company has the ability and intent to hold the securities for a reasonable period of time for a forecasted recovery of the amortized cost in the event of a more favorable market interest rate environment.

The Company realized no gains or losses on sales of investment securities available for sale for the nine-month periods ended December 31, 2004 and 2003. In the fiscal third quarter 2005, the Company recorded an other-than-temporary impairment charge of $890,000 after-tax, or $0.18 per diluted share related to certain Fannie Mae and Freddie Mac preferred stock that it holds.

6.  MORTGAGE-BACKED SECURITIES

Mortgage-backed securities held to maturity consisted of the following (in thousands):
                                                    Gross       Gross Estimated
                                    Amortized  Unrealized  Unrealized    Fair
December 31, 2004                        Cost       Gains      Losses   Value
-----------------                   ---------  ----------  ----------  -------
Real estate mortgage investment
 conduits                           $   1,802   $      33   $       -  $ 1,835
FHLMC mortgage-backed securities          267           5           -      272
FNMA mortgage-backed securities           338          10           -      348
                                    ---------  ----------  ----------  -------
     Total                          $   2,407   $      48   $       -  $ 2,455
                                    =========  ==========  ==========  =======
March 31, 2004
--------------
Real estate mortgage investment
 conduits                           $   1,802   $      55   $       -  $ 1,857
FHLMC mortgage-backed securities          332           8           -      340
FNMA mortgage-backed securities           383          11           -      394
                                    ---------  ----------  ----------  -------
     Total                          $   2,517   $      74   $       -  $ 2,591
                                    =========  ==========  ==========  =======

The contractual maturities of mortgage-backed securities classified as held to maturity are as follows (in thousands):

                                                 Amortized        Estimated
   December 31, 2004                                   Cost      Fair Value
   -----------------                             ----------      ----------
   Due after one year through five years         $       24      $       25
   Due after five years through ten years                26              27
   Due after ten years                                2,357           2,403
                                                 ----------      ----------
      Total                                      $    2,407      $    2,455
                                                 ==========      ==========

Mortgage-backed securities held to maturity with an amortized cost of $1.8 million and $1.8 million and a fair value of $1.9 million and $1.9 million at December 31, 2004 and March 31, 2004, respectively, were pledged as collateral for governmental public funds held by the Bank. Mortgage-backed securities held to maturity with an amortized cost of $282,000 and $332,000 and a fair value of $289,000 and $341,000 at December 31, 2004 and March 31, 2004, respectively, were pledged as collateral for treasury tax and loan funds held by the Bank. The real estate mortgage investment conduits consist of Freddie Mac and Fannie Mae securities.

Mortgage-backed securities available for sale consisted of the following (in thousands):
                                                    Gross       Gross Estimated
                                    Amortized  Unrealized  Unrealized    Fair
December 31, 2004                        Cost       Gains      Losses   Value
-----------------                   ---------  ----------  ----------  -------
Real estate mortgage investment
 conduits                           $   2,032  $       38  $        -  $ 2,070
FHLMC mortgage-backed securities       10,350          37         (33)  10,354
FNMA mortgage-backed securities           263           9           -      272
                                    ---------  ----------  ----------  -------
     Total                          $  12,645  $       84  $      (33) $12,696
                                    =========  ==========  ==========  =======
March 31, 2004
--------------
Real estate mortgage investment
 conduits                           $   2,943  $       72  $        - $  3,015
FHLMC mortgage-backed securities        7,086         104           -    7,190
FNMA mortgage-backed securities           388          14           -      402
                                    ---------  ----------  ----------  -------
Total                               $  10,417  $      190  $        - $ 10,607
                                    =========  ==========  ==========  =======

The contractual maturities of mortgage-backed securities available for sale are as follows (in thousands):

                                                  Amortized       Estimated
   December 31, 2004                                   Cost      Fair Value
   -----------------                             ----------      ----------
   Due after one year through five years         $    1,800      $    1,830
   Due after five years through ten years             8,910           8,893
   Due after ten years                                1,935           1,973
                                                 ----------      ----------
      Total                                      $   12,645      $   12,696
                                                 ==========      ==========

Expected maturities of mortgage-backed securities held to maturity and available for sale will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

Mortgage-backed securities available for sale with an amortized cost of $12.4 million and $9.9 million and a fair value of $12.4 million and $10.1 million at December 31, 2004 and March 31, 2004, respectively, were pledged as collateral for advances at the FHLB. Mortgage-backed securities available for sale with an amortized cost of $66,000 and $105,000 and a fair value of $69,000 and $111,000 at December 31, 2004 and March 31, 2004, respectively, were pledged as collateral for treasury tax and loan funds held by the Bank.

Information pertaining to securities with gross unrealized losses at December 31, 2004, aggregated by investment category and length of time that individual securities have been in a continuous loss position, are as follows (in thousands):

                             Less than         12 months
                             12 months         or longer         Total
                          ----------------------------------------------------
Description of            Fair  Unrealized  Fair  Unrealized  Fair  Unrealized
 Securities               Value  Losses     Value  Losses     Value  Losses
                          -----  ------     -----  ------     -----  ------
Mortgage-backed
 securities              $4,576  $  (33)    $   -  $    -    $4,576  $  (33)
Total temporarily         -----  ------     -----  ------    ------  ------
 impaired securities     $4,576  $  (33)    $   -  $    -    $4,576  $  (33)
                          =====   ======    =====  ======    ======  ======

The Company has evaluated these securities and has determined that the decline in the value is temporary and not related to any company or industry specific event. The Company has the ability and intent to hold the securities for a reasonable period of time for a forecasted recovery of the amortized cost in the event of a more favorable market interest rate environment.

The Company realized no gains or losses on sales of mortgage-backed securities available for sale for the nine months ended December 31, 2004 and 2003.

7.  LOANS RECEIVABLE

Loans receivable excluding loans held for sale, consisted of the following (in thousands):

                                               December 31,     March 31,
                                                  2004            2004
                                               -----------      ---------
  Residential:
    One-to-four-family                          $   38,297      $  44,194
    Multi-family                                     3,856          5,074
  Construction:
    One-to-four-family                              64,448         78,094
    Commercial real estate                           1,453          1,453
  Commercial                                        57,154         57,702
  Consumer:
    Secured                                         29,849         26,908
    Unsecured                                        1,788          1,689
  Land                                              31,035         27,020
  Commercial real estate                           207,979        177,785
                                                   -------        -------
                                                   435,859        419,919
  Less:
    Undisbursed portion of loans                    30,067         31,204
    Deferred loan fees                               2,980          3,107
    Allowance for loan losses                        4,391          4,481
                                                   -------        -------
        Loans receivable, net                   $  398,421      $ 381,127
                                                   =======        =======

Most of the Bank's business activity is with customers located in the states of Washington and Oregon. Loans and extensions of credit outstanding at one time to one borrower are generally limited by federal regulation to 15% of the Bank's shareholders' equity, excluding accumulated other comprehensive income. As of December 31, 2004 and March 31, 2004, the Bank had no loans to one borrower in excess of the regulatory limit and also had no individual industry concentrations of credit.

8.  ALLOWANCE FOR LOAN LOSSES

A reconciliation of the allowance for loan losses is as follows (in thousands):

                                        Three Months Ended   Nine Months Ended
                                           December 31,         December 31,
                                        --------------------------------------
                                          2004      2003       2004      2003
                                         ------    ------     ------    ------
  Beginning balance                    $  4,424  $  5,205   $  4,481  $  2,739
  Provision for losses                       70         -        260        70
  Charge-offs                              (105)     (333)      (501)     (575)
  Recoveries                                  2        13        151        51
  Acquisition                                 -         -          -     2,639
  Net change in allowance for unfunded
     loan commitments and lines of credit     -         -          -       (39)
                                         ------    ------     ------    ------
  Ending balance                       $  4,391  $  4,885   $  4,391  $  4,885
                                         ======    ======     ======    ======

Changes in the allowance for unfunded loan commitments and lines of credit were as follows (in thousands):

                                         Three Months Ended   Nine Months Ended
                                            December 31,         December 31,
                                         --------------------------------------
                                           2004      2003       2004      2003
                                          ------    ------     ------    ------
  Beginning balance                       $  207    $  214     $  191    $  175
  Net change in allowance for unfunded
   loan commitments and lines of credit       20         -         36        39
                                          ------    ------     ------    ------
  Ending balance                          $  227    $  214     $  227    $  214
                                          ======    ======     ======    ======

The allowance for unfunded loan commitments is included in other liabilities on the consolidated balance sheets. Beginning the quarter ending June 30, 2004, the provision for unfunded commitments was charged to non-interest expense and prior to this it was charged to the allowance for loan losses. The change was made to be consistent with regulatory accounting.

At December 31, 2004 and March 31, 2004, the Company's recorded investment in impaired loans was $782,000 and $1.3 million respectively. As of December 31, 2004, there were no loans classified as impaired requiring an allowance for loan losses in accordance with SFAS 114 (as amended by SFAS 118). A loan is considered impaired when it is probable that a creditor will be unable to collect all amounts (principal and interest) due according to the contractual terms of the loan agreement. When a loan has been identified as being impaired, the amount of the impairment is measured by using discounted cash flows, except, when, as a practical expedient, the current fair value of the collateral, reduced by costs to sell is used. The average investment in impaired loans was approximately $1.1 million, $1.0 million and $1.2 million during the nine months ended December 31, 2004, and 2003 and the year ended March 31, 2004, respectively. Interest income recognized on impaired loans was $4,000, none and $44,000 for the nine months ended December 31, 2004, and 2003 and the year ended March 31, 2004, respectively. There were no loans past due 90 days or more and still accruing interest at December 31, 2004 and March 31, 2004.

9.  LOANS HELD FOR SALE

The Company identifies loans held for sale at the time of origination, which are carried at the lower of aggregate cost or net realizable value. Market values are derived from available market quotations for comparable pools of mortgage loans. Adjustments for unrealized losses, if any, are charged to income.

10.  MORTGAGE SERVICING RIGHTS

The following table is a summary of the activity in mortgage servicing rights ("MSRs") and the related allowance for the periods indicated and other related financial data (in thousands):

                                         Three Months Ended   Nine Months Ended
                                            December 31,         December 31,
                                         --------------------------------------
                                           2004      2003       2004      2003
                                          ------    ------     ------    ------
 Balance at beginning of period, net     $  564    $  718     $  624    $  629
   Additions                                 26        36         97       166
   Amortization                             (76)      (87)      (225)     (431)
   Change in valuation allowance              4         1         22       304
                                         ------    ------     ------    ------
 Balance at end of period, net           $  518    $  668     $  518    $  668
                                         ======    ======     ======    ======
 Valuation allowance at beginning
   of period                             $   88    $  110     $  106    $  413
   Change in valuation allowance             (4)       (1)       (22)     (304)
                                         ------    ------     ------    ------
 Valuation allowance balance at end
   of period                             $   84    $  109     $   84    $  109
                                         ======    ======     ======    ======

The Company evaluates MSRs for impairment by stratifying MSRs based on the predominant risk characteristics of the underlying financial assets. At December 31, 2004 and March 31, 2004, the fair value of MSRs totaled $844,000 and $669,000, respectively. The December 31, 2004 fair value was estimated using various discount rates and a range of PSA values (the Bond Market Association's standard prepayment values) that ranged from 153 to 1,506.

Amortization expense for the net carrying amount of MSRs at December 31, 2004 is estimated as follows (in thousands):

                                  Year Ending
                                    March 31,
                               -----------------
                                2005      $  57
                                2006        162
                                2007         99
                                2008         91
                                2009         73
                             After 2009      36
                                          -----
                                Total     $ 518
                                          =====

11.  CORE DEPOSIT INTANGIBLE

Net unamortized core deposit intangible totaled $611,000 at December 31, 2004 and $879,000 at December 31, 2003. Amortization expense related to the core deposit intangible during the three months ended December 31, 2004 and 2003 totaled $32,000 and $121,000, respectively.

Remaining amortization expense for the net core deposit intangible at December 31, 2004 is estimated to be as follows (in thousands):

                                  Year Ending
                                    March 31,
                               -----------------
                                2005      $  32
                                2006        116
                                2007         98
                                2008         83
                                2009         71
                             After 2009     211
                                          -----
                                Total     $ 611
                                          =====

12.  BORROWINGS

Borrowings are summarized as follows (in thousands):

                                   At December 31, 2004   At March 31, 2004
                                   --------------------   -----------------
  Federal Home Loan Bank advances        $40,000              $40,000
  Weighted average interest rate:         4.98%                4.88%

Borrowings have the following maturities at December 31, 2004 (in thousands):

                                  Year Ending
                                    March 31,
                               -----------------
                                2006   $ 15,000
                                2007     20,000
                                2008      5,000
                                       --------
                                Total  $ 40,000
                                       ========

13.   NEW ACCOUNTING PRONOUNCEMENTS

On December 16, 2004, the FASB issued SFAS No. 123R, "Share-Based Payment," which is an Amendment of FASB Statement Nos. 123 and 95 SFAS No. 123R changes, among other things, the manner in which share-based compensation, such as stock options, will be accounted for by both public and non-public companies, and will be effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. For public companies, the cost of employee services received in exchange for equity instruments including options and restricted stock awards generally will be measured at fair value at the grant date. The grant date fair value will be estimated using option-pricing models adjusted for the unique characteristics of those options and instruments, unless observable market prices for the same or similar options are available. The cost will be recognized over the requisite service period, often the vesting period, and will be remeasured subsequently at each reporting date through settlement date.

The changes in accounting will replace existing requirements under SFAS No. 123, "Accounting for Stock-Based Compensation," and will eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, "Accounting for Stock Issued to Employees," which does not require companies to expense options if the exercise price is equal to the trading price at the date of grant. The accounting for similar transactions involving parties other than employees or the accounting for employee stock ownership plans that are subject to American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans," would remain unchanged.

14.  COMMITMENTS AND CONTINGENCIES

Off-balance Sheet Arrangements. The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments generally include commitments to originate mortgage, commercial and consumer loans, and involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Company's maximum exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amount of those instruments. Because some commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. Commitments to extend credit are conditional and are honored for up to 45 days subject to the Company's usual terms and conditions. Collateral is not required to support commitments. The allowance for unfunded loan commitments was $227,000 at December 31, 2004.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily used to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies and is required in instances where the Bank deems necessary.

The following is a summary of commitments and contingent liabilities with off-balance sheet risk as of December 31, 2004:

                                               Contract or
  (In Thousands)                                Notional
  --------------                                 Amount
                                               -----------
  Commitments to originate loans
       Adjustable                              $    18,115
       Fixed                                         1,469
  Standby letters of credit                            346
  Undisbursed portion of loan funds                 30,067
  Unused lines of credit                            76,169
                                               -----------
     Total                                     $   126,166
                                               ===========

At December 31, 2004, the Company had firm commitments to sell $140,000 of residential loans to Freddie Mac. These agreements are short-term, fixed-rate commitments and no material gain or loss is likely.

Other Contractual Obligations. In connection with certain asset sales, the Bank typically makes representations and warranties about the underlying assets conforming to specified guidelines. If the underlying assets do not conform to the specifications, the Bank may have an obligation to repurchase the assets or indemnify the purchaser against loss. As of December 31, 2004, loans under warranty totaled $123.5 million, which substantially represents the unpaid principal balance of the Company's loans serviced for others portfolio. The Bank believes that the potential for loss under these arrangements is remote. Accordingly, no contingent liability is recorded in the financial statements.

At December 31, 2004, scheduled maturities of certificates of deposit, FHLB advances and future minimum operating lease commitments were as follows (in thousands):
                                  Within    1-3      4-5      Over 5   Total
                                  1 year    Years    Years    Years    Balance
                                  ------    -----    -----    ------   -------
  Certificates of deposit        $75,453  $30,063  $27,923   $ 4,476  $137,915
  FHLB advances                   15,000   25,000        -         -    40,000
  Operating leases                 1,047    1,785    1,671     1,942     6,445
                                 -------  -------  -------   -------  --------
  Total other contractual
     obligations                 $91,500  $56,848  $29,594   $ 6,418  $184,360
                                 =======  =======  =======   =======  ========

The Company is party to litigation arising in the ordinary course of business. In the opinion of management, these actions will not have a material adverse effect, if any, on the Company's financial position, results of operations, or liquidity.

15.  ACQUISITION

On July 18, 2003, the Company completed the acquisition of Today's Bancorp, Inc. Each share of Today's Bancorp was exchanged for 0.826 shares of the Company's common stock, or $13.64 in cash, or a combination thereof, resulting in the issuance of 430,655 new shares. Total stock and cash consideration for Today's Bancorp was $17.2 million. The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities of Today's Bancorp were recorded at their respective fair values. Core deposit intangible is being amortized using an accelerated method over ten years. Goodwill, the excess of the purchase price over net fair value of the assets and liabilities acquired, was recorded at $9.2 million. The goodwill is not tax deductible because this was a nontaxable transaction. The purchased assets and assumed liabilities were recorded as follows (in thousands):

     Assets
     ------
        Cash                        $ 17,054
        Investments                    6,895
        Building and equipment         1,130

        Loans                         85,427
        Core deposit intangible          820
        Goodwill                       9,214
        Other, net                     1,768
                                     -------
     Total Assets                    122,308

     Liabilities
     -----------
     Deposits                      $(105,113)
     Net Acquisition costs         $  17,195
     Less:
     Stock issued in acquisition      (7,347)
     Cash Acquired                   (17,054)
     Cash used in acquisition, net
      of cash acquired             $   7,206

The following unaudited pro forma financials for the three and nine months ended December 31, 2004 and 2003 assume that the Today's Bancorp acquisition occurred as of April 1, 2003, after giving effect to certain adjustments. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the results of operations which may occur in the future or that would have occurred had the Today's Bancorp acquisition been consummated on the date indicated.

                                 Pro Forma Financial     Pro Forma Financial
                                 Information for         Information for
                                 the Three Months        the Nine Months
                                 Ended December 31,      Ended December 31,
                                  2004       2003         2004       2003
                                 -------------------------------------------
                                (in thousands,           (in thousands
                                 except per share data)  except per share data)

Net Interest Income              $  5,549  $ 5,462       $16,869   $16,596
Non-interest Income                   323    1,419         4,661     5,182
Non-interest Expense                4,743    4,570        14,189    14,424

Net Income                       $    760  $ 1,539       $ 4,861   $ 5,138
Earnings per common share:
  Basic                          $   0.16  $  0.32       $  1.01   $  1.08
  Diluted                            0.16     0.32          1.00      1.06


16.  PROPOSED ACQUISITION

On November 9, 2004, the Company announced the signing of a definitive agreement for the acquisition of American Pacific Bank by merger with the Bank. Upon completion of the merger, shareholders of American Pacific Bank will be entitled to receive either cash or shares of the Company's common stock in exchange for each share of American Pacific Bank common stock. The aggregate consideration payable to stockholders of American Pacific Bank will be composed of approximately $17.6 million in cash (including cash paid to stock option holders) and 788,593 shares of the Company's common stock. These amounts are subject to adjustment for any American Pacific Bank stock options that are exercised prior to the closing of the merger. The transaction is intended to qualify as a tax-free exchange for federal income tax purposes. As a result, the shares of the Company's common stock issued in exchange for American Pacific Bank common stock, will be received by shareholders on a tax-free basis. The transaction will increase the Company's assets from $525 million as of September 30, 2004, to approximately $648 million, and will increase its number of banking offices from 14 to 17. Pursuant to the merger agreement, American Pacific Bank has agreed to pay the Company a termination fee of $1.2 million in the event the merger agreement is terminated under certain conditions, including any agreement between American Pacific Bank and a third party to engage in a merger or consolidation.

The merger, which has been unanimously approved by the directors of both companies, is subject to certain conditions, including the approval of the shareholders of American Pacific Bank, the receipt of regulatory approvals, and the registration of the shares to be issued in the merger with the Securities and Exchange Commission. The merger is expected to be completed in the first or second calendar quarter of 2005.


Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations
------------------------------------------------------------------------
Management's Discussion and Analysis and other portions of this report contain certain "forward-looking statements" concerning the future operations of the Company. Management desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing the Company of the protections of such safe harbor with respect to all "forward-looking statements" contained in our Quarterly Report. The Company has used "forward-looking statements" to describe future plans and strategies, including its expectations of the Company's future financial results. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors which could affect actual results include interest rate trends, the general economic climate in the Company's market area and the country as a whole, the ability of the Company to control costs and expenses, deposit flows, demand for mortgages and other loans, real estate values and vacancy rates, the ability of the Company to efficiently incorporate acquisitions into its operations, competition, loan delinquency rates, and changes in federal and state regulation. These factors should be considered in evaluating the "forward-looking statements," and undue reliance should not be placed on such statements. The Company undertakes no obligation to publish revised forward- looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof.

Critical Accounting Policies

The Company has established various accounting policies that govern the application of accounting principles generally accepted in the United States of America ("GAAP") in the preparation of the Company's Consolidated Financial Statements. The Company has identified four policies, that as a result of judgments, estimates and assumptions inherent in those policies are critical to an understanding of the Company's Consolidated Financial Statements. These policies relate to the methodology for the determining the allowance for loan losses, the impairment of goodwill, the valuation of the mortgage servicing rights and the impairment of investments. These policies and the judgments, estimates and assumptions are described in greater detail in subsequent sections of Management's Discussions and Analysis and in the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended March 31, 2004. Management believes that the judgments, estimates and assumptions used in the preparation of the Company's Consolidated Financial Statements are appropriate given the factual circumstances at the time. However, given the sensitivity of the Company's Consolidated Financial Statements to these critical accounting policies, the use of other judgments, estimates and assumptions could result in material differences in the Company's results of operations or financial condition.

Allowance for Loan Losses
-------------------------
The allowance for loan losses is maintained at a level sufficient to provide for probable loan losses based on evaluating known and inherent risks in the loan portfolio. The allowance is provided based upon management's continuing analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current economic conditions, and detailed analysis of individual loans for which full collectibility may not be assured. The detailed analysis includes techniques to estimate the fair value of loan collateral and the existence of potential alternative sources of repayment. The appropriate allowance level is estimated based upon factors and trends identified by management at the time the consolidated financial statements are prepared.

Goodwill
--------
Goodwill is initially recorded when the purchase price paid for an acquisition exceeds the estimated fair value of the net identified tangible and intangible assets acquired. Goodwill is presumed to have an indefinite useful life and is tested, at least annually, for impairment at the reporting unit level. We perform an annual review in the fourth quarter of each year, or more frequently if indicators of potential impairment exist, to determine if the recorded goodwill is impaired. Our impairment review process compares the fair value of the Bank to its carrying value, including the goodwill related to the Bank. If the fair value exceeds the carrying value, goodwill of the Bank unit is not considered impaired and no additional analysis is necessary. As of December 31, 2004, there have been no events or changes in circumstances that would indicate a potential impairment.

Mortgage Servicing Rights
-------------------------
The Company stratifies its MSRs based on the predominant characteristics of the underlying financial assets, including coupon interest rate and contractual maturity of the mortgage. An estimated fair value of MSRs is determined quarterly using a discounted cash flow model. The model estimates the present value of the future net cash flows of the servicing portfolio based on various factors, such as servicing costs, servicing income, expected prepayments speeds, discount rate, loan maturity and interest rate. The effect of changes in market interest rates on estimated rates of loan prepayments represents the predominant risk characteristic underlying the MSRs portfolio.

The Company's methodology for estimating the fair value of MSRs is highly sensitive to changes in assumptions. For example, the determination of fair value uses anticipated prepayment speeds. Actual prepayment experience may differ and any difference may have a material effect on the fair value. Thus, any measurement of fair value of MSRs is limited by the existing conditions and assumptions made as of the date of analysis. Those assumptions may not be appropriate if they are applied to a different time.

Future expected net cash flows from servicing a loan in the servicing portfolio would not be realized if the loan is paid off earlier than anticipated. Moreover, because most loans within the servicing portfolio do not contain penalty provisions for early payoff, the Company will not receive a corresponding economic benefit if the loan pays off earlier than expected. MSRs are the discounted present value of the future net cash flows projected from the servicing portfolio. Accordingly, prepayment risk subjects the Company's MSRs to impairment. MSR impairment is recorded in the amount that the estimated fair value is less than the MSRs' carrying value on a strata by strata basis.

Investment Valuation
--------------------
The Company's determination of impairment for various types of investments accounted for in accordance with SFAS No. 115 is predicated on the notion of other-than-temporary. The key indicator that an investment may be impaired is that the fair value of the investment is less than its carrying value. Each reporting period, the Company reviews those investments for which the fair value is less than the carrying value. The review includes determining whether certain indicators demonstrate the fair value of the investment has been negatively impacted. These indicators include deteriorating financial condition, regulatory, economic or technological changes, downgrade by a rating agency and length of time the fair value has been less than carrying value. If the fair value of the investment is less than the carrying value of the investment, the investment is considered impaired and a determination must be made as to whether the impairment is other-than-temporary.

Securities held to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method. If the cost basis of these securities is determined to be other-than-temporary impaired, the amount of the impairment is charged to operations.

Securities available for sale are carried at fair value. Premiums and discounts are amortized using the interest method over the remaining period to contractual maturity. Unrealized holding gains and losses, or valuation allowances established for net unrealized losses, are excluded from earnings and reported as a separate component of shareholders' equity as accumulated other comprehensive income (loss), net of income taxes, unless the security is deemed other-than-temporary impaired. If the security is determined to be other- than-temporary impaired, the amount of the impairment is charged to operations.

An impairment shall be deemed other-than-temporary unless positive evidence indicating that the investment's carrying value is recoverable within a reasonable period of time outweighs negative evidence to the contrary.
Evidence that is objectively determinable and verifiable is given greater weight than evidence that is subjective and/or not verifiable. Evidence based on future events will generally be less objective as it is based on future expectations and therefore is generally less verifiable or not verifiable at all. Factors considered in evaluating whether a decline in value is other-than-temporary include, (a) the length of time and the extent to which the fair value has been less than amortized cost, (b) the financial condition and near-term prospects of the issuer and (c) our intent and ability to retain the investment for a period of time. In situations in which the security's fair value is below amortized cost but it continues to be probable that all contractual terms of the security will be satisfied, and that the decline is due solely to changes in interest rates (not because of increased credit risk), and the Company asserts that it has positive intent and ability to hold that security to maturity, no other-than-temporary impairment is recognized.

General

A progressive, community-oriented financial institution, the Company emphasizes local, personal service to residents of its primary market area, which encompasses Clark, Cowlitz, Klickitat and Skamania Counties in Washington State. The Company is engaged primarily in the business of attracting deposits from the general public and using these funds to originate loans for commercial and consumer purposes in its primary market area.

The Company continues to change the composition of its loan portfolio and deposit base as part of the transition to commercial banking. Commercial real estate loans and commercial loans have grown from 17.04% and 5.87% of the loan portfolio at March 31, 2000, to 48.05% and 13.11% at December 31, 2004.

The Company's strategic plan includes the diversification of its loan portfolio to include a larger portion of commercial and commercial real estate loans. Targeting the commercial banking customer base, specifically small- and medium-sized businesses, professionals and wealth building individuals within the Company's primary market area, is an objective of the Company. Significant portions of the growing commercial loan portfolio carry adjustable rates, higher yields or shorter terms, and higher credit risk than traditional fixed-rate mortgages. The strategic plan stresses increased emphasis on non-interest income, including increased fees for asset management and deposit service charges. This focus is designed to enhance earnings and reduce interest rate risk.

A related goal is to increase the proportion of personal and business checking account deposits and provide a more complete range of financial services to customers in the local communities. Whether increasing loan portfolio size or deposit base, the Company will continue to emphasize controlled growth. The Company is well positioned to attract new customers and to increase its market share given that the administrative headquarters and nine of its thirteen branches are located in Clark County, which is one of the fastest growing counties in the state, according to the U.S. Census Bureau 2000 census.

In order to support its strategy of growth without compromising its local, personal service to its customers and a commitment to asset quality, the Company has made significant investments in experienced branch, lending, asset management and support personnel and has incurred significant costs in facility expansion. The Company's efficiency ratios reflect this investment and will remain relatively high by industry standards for the foreseeable future due to the emphasis on growth and local, personal service. Control of non-interest expenses remains a high priority for the Company's management.

The Company continuously reviews new products and services to give its customers more financial options. With an emphasis on growth of non-interest income and control of non-interest expense, all new technology and services are reviewed for business development and cost saving purposes. The in house processing of checks and production of images has supported the Bank's increased service to customers and at the same time has increased efficiency. The Company continues to experience growth in customer use of the online banking services. Customers are able to conduct a full range of services on a real-time basis, including balance inquiries, transfers and electronic bill paying. This online service has also enhanced the delivery of cash management services to commercial customers. The internet banking web site is www.riverviewbank.com .
---------------------

Market Area

With its home office and six branches in Vancouver, Washington and branch offices in Camas, Washougal, Stevenson, White Salmon, Battle Ground, Goldendale and Longview, the Company continues to provide local, personal service to its customers. The market area for lending and deposit taking activities encompasses Clark, Cowlitz, Skamania and Klickitat Counties, throughout the Columbia River Gorge area.

The Company operates a trust and financial services company, RAM Corp., located in downtown Vancouver. Riverview Mortgage, a mortgage broker division of the Company, originates mortgage (including construction) loans for various mortgage companies in the Portland metropolitan area, as well as for the Company. Commercial and business banking services are offered by the Business and Professional Banking Division located at the downtown Vancouver branch.

Vancouver, located in Clark County, is north of Portland, Oregon. Several large employers including Sharp Microelectronics, Hewlett Packard, Georgia Pacific, Underwriters Laboratory and Wafer Tech are located in Clark County. In addition to the expanding industry base, the Columbia River Gorge is a popular tourist destination, generating revenue for all the communities with the area. As a result, Southwest Washington's economy has become less dependent on the timber industry.


Comparison of Financial Condition at December 31, 2004 and March 31, 2004

At December 31, 2004, the Company had total assets of $541.9 million, compared with $520.5 million at March 31, 2004. The increase in total assets was primarily due to an increase in net loans receivable.

Cash, including interest-earning accounts, totaled $55.4 million at December
31, 2004, compared to $47.9 million at March 31, 2004.   The increase is
reflected in the increase in deposit accounts.

Loans held for sale decreased $267,000 to $140,000 at December 31, 2004, compared to $407,000 at March 31, 2004. The decrease reflects the variable demand for residential loan financing. As interest rates fall, loan volume shifts to fixed rate production. Conversely, in a rising interest rate environment, loan volume will shift to adjustable rate production. The Company originates fixed-rate residential loans for sale in the secondary market and retains the related loan servicing rights. Selling fixed interest rate mortgage loans allows the Company to reduce the interest rate risk associated with long term, fixed interest rate products. It also frees up funds to make new loans and diversify the loan portfolio. We continue to service the loans we sell, maintaining the customer relationship and generating ongoing non-interest income.

Loans receivable, net, were $398.4 million at December 31, 2004, compared to $381.1 million at March 31, 2004. Commercial real estate loans increased $30.2 million, consumer loans increased $3.0 million and land loans increased $4.0 million, which offset decreases of $13.6 million in net residential construction loans and $5.9 million in residential loans. A substantial portion of the Company's loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market areas.

Investment securities available-for-sale totaled $29.4 million at December 31, 2004, compared to $32.9 million at March 31, 2004. The decrease of $3.5 million was primarily due to pay downs and impairment loss.

Mortgage-backed securities held-to-maturity totaled $2.4 million at December 31, 2004, a slight decrease from $2.5 million at March 31, 2004.

Mortgage-backed securities available-for-sale were $12.7 million at December 31, 2004, compared to $10.6 million at March 31, 2004. The $2.1 million net increase reflects $5.0 million in purchases and $2.9 million in pay downs and unrealized market gains and losses.

Bank-owned life insurance increased to $12.5 million at December 31, 2004, from $12.1 million at March 31, 2004. The $400,000 increase reflects an increase in cash surrender value of the policies.

Prepaid expenses and other assets were $1.3 million at December 31, 2004 and March 31, 2004.

Deposit accounts totaled $424.6 million at December 31, 2004, compared to $409.1 million at March 31, 2004. Wholesale deposits decreased by $10 million for the nine months ended December 31, 2004 and core deposits increased by $28.5 million. The total average outstanding balance of checking accounts, savings and money market accounts ("transaction accounts") increased 9.3% to $281.5 million for the quarter ended December 31, 2004, compared to $257.6 million for the quarter ended March 31, 2004. Transaction accounts represented 66.8% and 65.3% of average total outstanding balance of deposits for the quarters ended December 31, 2004 and March 31, 2004, respectively. The quarterly average outstanding balance of certificates of deposit increased $3.2 million to $139.9 million, compared to $136.7 million for the quarter ended March 31, 2004.

FHLB advances were $40.0 million at both December 31, 2004 and March 31, 2004.

Shareholders' Equity and Capital Resources

Shareholders' equity increased $3.3 million to $68.5 million at December 31, 2004 from $65.2 million at March 31, 2004. The increase was primarily as a result of the $4.8 million total comprehensive income, $350,000 exercise of stock options and $389,000 earned ESOP shares, partially offset by $2.2 million in cash dividends paid to shareholders.

The Bank is subject to various regulatory capital requirements administered by the Office of Thrift Supervision ("OTS"), its primary federal regulator. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated in accordance with regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk, weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total capital to risk-weighted assets, Tier I capital to risk-weighted assets, core capital to total assets and tangible capital to tangible assets (set forth in the table below). Management believes the Bank meets all capital adequacy requirements to which it was subject at December 31, 2004.

As of December 31, 2004, the most recent notification from the OTS categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized," the Bank must maintain minimum total capital and Tier I capital to risk weighted assets, core capital to total assets and tangible capital to tangible assets (set forth in the table below). There are no conditions or events since that notification that management believes have changed the Bank's category.

The Bank's actual and required minimum capital amounts and ratios are presented in the following table (dollars in thousands):

                                                           Categorized as "Well
                                                            Capitalized" Under
                                             For Capital     Prompt Corrective
                                 Actual    Adequacy Purposes Action Provision
                               -----------------------------------------------
                               Amount  Ratio   Amount  Ratio   Amount  Ratio
                               ------  -----   ------  -----   ------  -----
December 31, 2004
Total Capital:
 (To Risk Weighted Assets)    $55,486  12.48% $35,560    8.0% $44,450   10.0%
Tier I Capital:
 (To Risk Weighted Assets)     51,095  11.50   17,780    4.0   26,670    6.0
Tier I Capital:
 (To Adjusted Tangible Assets) 51,095   9.75   15,722    3.0   26,204    5.0
Tangible Capital:
 (To Tangible Assets)          51,095   9.75    7,861    1.5     N/A     N/A

                                                           Categorized as "Well
                                                            Capitalized" Under
                                             For Capital     Prompt Corrective
                                 Actual    Adequacy Purposes Action Provision
                              ------------------------------------------------
                               Amount  Ratio   Amount  Ratio   Amount  Ratio
                               ------  -----   ------  -----   ------  -----
March 31, 2004
Total Capital:
 (To Risk Weighted Assets)    $53,952  12.78% $33,760    8.0% $42,200   10.0%
Tier I Capital:
 (To Risk Weighted Assets)     49,471  11.72   16,880    4.0   25,320    6.0
Tier I Capital:
 (To Adjusted Tangible Assets) 49,471   9.81   15,125    3.0   25,209    5.0
Tangible Capital:
 (To Tangible Assets)          49,471   9.81    7,563    1.5      N/A    N/A


The following table is a reconciliation of the Bank's capital, calculated according to generally accepted accounting principles to regulatory tangible and risk-based capital at December 31, 2004 (in thousands):

     Equity                            $  61,220
     Net unrealized securities loss         (109)
     Goodwill and other intangibles       (9,964)
     Servicing asset                         (52)
                                       ---------
          Tangible capital                51,095
     Allowance for loan losses             4,391
                                       ---------
          Total capital                $  55,486
                                       =========

Liquidity

The Bank's primary sources of funds are customer deposits, proceeds from principal and interest payments on loans, the sale of loans, maturing securities and FHLB advances. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

The Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, satisfy other financial commitments and to take advantage of investment opportunities. The Bank generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At December 31, 2004, cash totaled $55.4 million, or 10.23% of total assets. The Bank has a line of credit with the FHLB of Seattle. The line of credit is 30% of total assets to the extent the Bank provides qualifying collateral and holds sufficient FHLB stock. At December 31, 2004, the Bank had $40.0 million of outstanding advances from the FHLB of Seattle under an available credit facility of $154.4 million, limited to available collateral.

Sources of capital and liquidity for the Company on a stand-alone basis include distributions from the Bank and the issuance of debt or equity. Dividends and other capital distributions from the Bank are subject to regulatory restrictions.

Off-Balance Sheet Arrangements and Other Contractual Obligations

Through the normal course of operations, the Company has entered into certain contractual obligations and other commitments. Our obligations generally relate to funding of operations through deposits and borrowings as well as leases for premises. Our commitments generally relate to our lending operations.

The Company has obligations under long-term operating leases, principally for building space and land. Lease terms generally cover a five-year period, with options to extend, and are non-cancelable.

The Company has commitments to originate fixed and variable rate mortgage loans to customers. Because some commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Undisbursed loan funds and unused lines of credit include funds not disbursed, but committed to construction projects and home equity and commercial lines of credit. Standby letters of credit are conditional commitments issued by us to guarantee the performance of a customer to a third party.

For further information regarding the company's off-balance sheet arrangements and other contractual obligations, see Note 14 of the Notes to the Consolidated Financial Statements.

Asset Quality

The allowance for loan losses was $4.4 million at December 31, 2004 and $4.5 million at March 31, 2004. Management believes the allowance for loan losses at December 31, 2004 is adequate to cover probable credit losses existing in the loan portfolio at that date. No assurances, however, can be given that future additions to the allowance for loan losses will not be necessary. The allowance for loan losses is maintained at a level sufficient to provide for estimated loan losses based on evaluating known and inherent risks in the loan portfolio. Pertinent factors considered include size and composition of the portfolio, actual loss experience, industry trends and data, current economic conditions, and detailed analysis of individual loans. The appropriate allowance level is estimated based upon factors and trends identified by management at the time the consolidated financial statements are prepared. Commercial loans are considered to involve a higher degree of credit risk than one-to-four-family residential loans, and tend to be more vulnerable to adverse conditions in the real estate market and deteriorating economic conditions.

Non-performing assets were $782,000, or 0.14% of total assets at December 31, 2004, compared with $2.0 million, or 0.39% of total assets at March 31, 2004. The $782,000 balance of non-accrual loans is composed of two residential real estate loans, two commercial real estate loans, two commercial loans and one consumer loan. The following table sets forth information regarding the Company's non-performing assets.

                                              December 31, 2004  March 31, 2004
                                              -----------------  --------------
                                                   (dollars in thousands)
Loans accounted for on a nonaccrual basis:
   Residential real estate                            $     235        $     24
   Commercial real estate                                   309             309
   Land                                                       -              31
   Commercial                                                77             872
   Consumer                                                 161              65
                                                        -------         -------
      Total                                                 782           1,301
                                                        -------         -------
   Accruing loans which are contractually
     past due 90 days or more                                 -               -
                                                        -------         -------
   Total of nonaccrual and 90 days past due loans           782           1,301
                                                        -------         -------
   Real estate owned (net)                                    -             742
                                                        -------         -------
   Total nonperforming assets                         $     782       $   2,043
                                                        =======         =======

   Total loans delinquent 90 days or more to net loans     0.19%          0.34%
   Total loans delinquent 90 days or  more to total assets 0.14%          0.25%
   Total nonperforming assets to total assets              0.14%          0.39%

Comparison of Operating Results for the Three Months Ended December 31, 2004 and 2003

Financial Highlights. Net income for the three months ended December 31, 2004 was $760,000, or $0.16 per basic share ($0.16 per diluted share), compared to net income of $1.5 million, or $0.32 per basic share ($0.32 per diluted share) for the three months ended December 31, 2003. Earnings were lower for the three months ended December 31, 2004 as a result of the after-tax other-than-temporary non-cash charges of $461,000 for Freddie Mac preferred stock and $429,000 for Fannie Mae preferred stock. Excluding the impairment charge, net income increased 7% to $1.7 million, or $0.34 per diluted share. Average interest- earning assets increased 2.7% and average interest-bearing liabilities increased 1%.

The annualized return on average assets was 0.56% for the three months ended December 31, 2004, compared to 1.18% for the three months ended December 31, 2003. The annualized return on average equity was 4.36% for third quarter, compared to 9.52% for the same period in the prior year. For the current quarter, the annualized return on average assets excluding the impairment charge was 1.22% and the annualized return on average equity excluding the impairment was 9.47%. In addition, the efficiency ratio (excluding intangible asset amortization and impairment charge), which is defined as the percentage of non-interest expenses to total revenue, was 64.61% compared to 63.86% for the three months ended December 31, 2003.

Net Interest Income. The Company's profitability depends primarily on its net interest income, which is the difference between the income it receives on interest-earning assets and its cost of funds, which consists of interest paid on deposits and borrowings. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The level of non-interest income and expenses also affects the Company's profitability. Non-interest income includes deposit service fees, income associated with the origination and sale of mortgage loans, brokering loans, loan servicing fees, income from real estate owned, net gains on sales of assets, bank-owned life insurance income and asset management fee income. Non-interest expenses include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums, data servicing expenses and other operating costs. The Company's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation, and monetary and fiscal policies.

Net interest income for the three months ended December 31, 2004 was $5.5 million, representing an $87,000, or a 1.6% increase, compared to the same prior year period. This improvement reflected a 2.8% increase in the average balance of interest-earning assets (primarily increases in the average balance of commercial loans, commercial real estate loans, mortgage backed securities and daily interest-bearing assets, partially offset by a decrease in the average balance of residential mortgage loans and investment securities) to $484.2 million. The average balance of interest-bearing liabilities increased by $3.1 million to $394.9 million. The increase in savings and money market accounts was off-set by the decreases in NOW accounts and certificates of deposit accounts. The ratio of average interest-earning assets to average interest- bearing liabilities increased to 122.6% in the three-month period ended December 31, 2004 from 120.2% in the same prior year period. The ratio indicates that the interest-earning asset growth is being funded less by interest-bearing liabilities as compared to capital and non-interest-bearing demand deposits.

Interest Income. Interest income totaled $7.5 million and $7.2 million, for the three months ended December 31, 2004 and 2003, respectively. Average interest-earning assets increased $13.1 million to $484.2 million for the three months ended December 31, 2004 from $471.1 million for the same period in 2003. The yield on interest-earning assets was 6.18% for the three months ended December 31, 2004 compared to 6.09% for the three months ended December 31, 2003. The increased yield reflects the higher yields received on investment securities and daily interest-bearing assets at December 31, 2004 as compared to December 31, 2003.

Interest Expense. Interest expense was $1.9 million for the three months ended December 31, 2004 and $1.7 million for the three months ended December 31, 2003. Average interest-bearing liabilities increased $3.1 million to $394.9 million for the three months ended December 31, 2004 from $391.8 million for the same prior year period. The weighted average interest rate on total deposits was 1.61% and 1.39% for the three months ended December 31, 2004 and 2003, respectively. The weighted average interest rate of FHLB borrowings was 5.06% for the three months ended December 31, 2004 from 4.95% for same period in the prior year. The level of liquidity in the third quarter of fiscal year 2005 allowed the runoff of high interest rate deposits acquired in the acquisition of Today's Bancorp and held the FHLB borrowings stable at $40.0 million.

The following table sets forth, for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resultant yields, interest rate spread, ratio of interest-earning assets to interest-bearing liabilities and net interest margin.

                                      Three Months Ended December 31,
                             -------------------------------------------------
                                        2004                      2003
                             -----------------------   -----------------------
                                     Interest                  Interest
                             Average    and    Yield/  Average    and    Yield/
                             Balance Dividends Cost    Balance Dividends  Cost
                             ------- --------- -----   ------- --------- -----
                                    (Dollars in thousands)
Interest-earning assets:
 Residential mortgage
  loans                     $117,815   $ 2,229  7.51% $139,783  $  2,662  7.56%
 Commercial and consumer
  loans                      278,191     4,654  6.64   233,100     4,011  6.83
                             ------- --------- -----   ------- --------- -----
     Total net loans (1)     396,006     6,883  6.90   372,883     6,673  7.10

 Mortgage-backed
  securities(2)               15,415       159  4.09    12,306       143  4.61
 Investment
  securities(2), (3)          30,684       281  3.63    32,695       248  3.01
 Daily interest-bearing
  assets                      35,977       190  2.10    47,288       105  0.88
 Other earning assets          6,119        31  2.01     5,928        59  3.95
     Total interest-         ------- --------- -----   ------- --------- -----
       earning assets        484,201     7,544  6.18   471,100     7,228  6.09

Non-interest-earning assets:
 Office properties and
  equipment, net               8,500                    10,304
 Other non-interest-earning
  assets                      44,236                    35,935
                             -------                   -------
     Total assets           $536,937                  $517,339
                             =======                   =======
Interest-bearing liabilities:
 Regular savings accounts    $33,499        46  0.54  $ 28,650        40  0.55
 NOW accounts                103,036       227  0.87   104,796       217  0.82
 Money market accounts        78,438       240  1.21    71,551       150  0.83
 Certificates of deposit     139,914       925  2.62   146,847       823  2.22
                             ------- --------- -----   ------- --------- -----
     Total deposits          354,887     1,438  1.61   351,844     1,230  1.39

 Other interest-bearing
  liabilities                 40,000       510  5.06    40,000       499  4.95
     Total interest-bearing  ------- --------- -----   ------- --------- -----
       liabilities           394,887     1,948  1.96   391,844     1,729  1.75

Non-interest-bearing liabilities:
 Non-interest-bearing
  deposits                    66,570                    57,589
Other liabilities              6,390                     3,779
                             -------                   -------
     Total liabilities       467,847                   453,212
Shareholders' equity          69,090                    64,127
     Total liabilities       -------                   -------
      and shareholders'
      equity                $536,937                  $517,339
                             =======                   =======
Net interest income                    $ 5,596                  $  5,499
                                         =====                     =====
Interest rate spread                            4.22%                     4.34%
                                                ====                      ====
Net interest margin                             4.59%                     4.63%
                                                ====                      ====
Ratio of average interest-
  earning assets to average
  interest-bearing liabilities                122.62%                   120.23%
                                               ======                    ======
 Tax Equivalent Adjustment             $    48                  $     37
                                       =======                  ========
(1) Includes non-accrual loans.
(2) For purposes of the computation of average yield on investments available for sale, historical cost balances were utilized, therefore, the yield information does not give effect to change in fair value that are reflected as a component of shareholders' equity.
(3) Includes tax equivalent adjustment in interest income.

The following table sets forth the effects of changing rates and volumes on net interest income of the Company for the quarter ended December 31, 2004. Variances that were immaterial have been allocated based upon the percentage relationship of changes in volume and changes in rate to the total net change.

                                             Three Months Ended December 31,
                                             -------------------------------
                                                       2004 vs 2003
                                             -------------------------------
                                             Increase (Decrease)
                                                     Due to        Total
                                             ------------------    Increase
                                               Volume     Rate    (Decrease)
                                              --------   ------    --------
                                                     (In thousands)
Interest Income:
  Residential mortgage loans                  $   (416)  $  (17)   $   (433)
  Commercial and consumer loans                    757     (114)        643
  Mortgage-backed securities                        33      (17)         16
Investment securities (1)                          (16)      49          33
Daily interest-bearing                             (30)     115          85
Other earning assets                                 2      (30)        (28)
                                              --------   ------    --------
     Total interest income                         330      (14)        316
                                              --------   ------    --------
Interest Expense:
Regular savings accounts                             7       (1)          6
NOW accounts                                        (4)      14          10
Money market accounts                               15       75          90
Certificates of deposit                            (40)     142         102
Other interest-bearing liabilities                   -       11          11
                                              --------   ------    --------
     Total interest expense                        (22)     241         219
                                              --------   ------    --------
     Net interest income (1)                  $    352   $ (255)   $     97
                                              ========   ======    ========
   (1)  Taxable equivalent

Provision for Loan Losses. The provision for loan losses for the three-month period ended December 31, 2004 was $70,000, compared to zero for the same period in the prior year. Net charge-offs for the current period were $103,000, compared to $320,000 for the same period of the prior year. The ratio of allowance for loan losses to total net loans was 1.09% at December 31, 2004, compared to 1.29% at December 31, 2003. Net charge-offs to average net loans for the three-month period ended December 31, 2004 decreased to 0.10% from
0.34% for the same period in the prior year.   Improvement continues to be made
both in the dollar amount of loans classified and the mix of classified loans at December 31, 2004 as compared to December 31, 2003. Loans classified as substandard and doubtful were $7.0 million at December 31, 2004 compared to $7.3 million at December 31, 2003. Management considered the allowance for loan losses at December 31, 2004 to be adequate to cover probable losses inherent in the loan portfolio based on the assessment of various factors affecting the loan portfolio.

Non-Interest Income.   Non-interest income was $323,000 for the quarter ended
December 31, 2004 compared to $1.4 million for the quarter ended December 31, 2003. Non-interest income was lower for the three months ended March 31, 2004 as a result of the after-tax other-than-temporary non-cash charges of $650,000 for Freddie Mac preferred stock and $699,000 for Fannie Mae preferred stock. Excluding the impairment charge, non-interest income increased 17.8% to $1.7 million, or $0.34 per diluted share.

Reduced mortgage refinance activity resulted in gains on the sale of loans decreasing $101,000 for the quarter ended December 31, 2004 to $97,000 from $198,000 for the quarter ended December 31, 2003. For the same periods, loan servicing income also included amortization of mortgage servicing rights of $76,000 and $87,000, respectively. The decrease in amortization is due to the reduction of early payoffs of loans sold with servicing retained. Asset management services income was $286,000 for the quarter ended December 31, 2004, compared to $229,000 for the quarter ended December 31, 2003. RAMCorp. had $164.7 million in total assets under management at December 31, 2004, compared to $138.1 million at December 31, 2003.

Non-Interest Expense. Non-interest expense increased $173,000, or 3.8%, to $4.7 million for the three month period ended December 31, 2004, compared to $4.6 million for the three months ended December 31, 2003. One measure of a bank's ability to contain non-interest expense is the efficiency ratio. It is calculated by dividing total non-interest expense (less intangible asset amortization) by the sum of net interest income plus non-interest income (less intangible asset amortization, impairment charge and lower of cost or market adjustments). The Company's efficiency ratio excluding intangible asset amortization, impairment charge, and lower cost or market adjustments was 64.61% for the three months ended December 31, 2004, compared to 63.86% for the same period in the prior year.

The principal component of the Company's non-interest expense is salaries and employee benefits. For the three months ended December 31, 2004, salaries and employee benefits, which include mortgage broker commission compensation, was $2.8 million, an 8.6% increase over the three months ended December 31, 2003 total of $2.6 million. Full-time equivalent employees increased to 195 at December 31, 2004 from 181 at December 31, 2003. The majority of the increase in full-time equivalent employees is due to increased staffing at retail branches.

The July 2003 acquisition of Today's Bancorp and the related acquisition of $105.1 million in deposits accounts created an $820,000 core deposit intangible ("CDI"), representing the excess of cost over fair market of acquired deposits. The CDI is being amortized over a ten-year life using an accelerated amortization method. The amortization expense was $32,000 for the three months ended December 31, 2004 and $39,000 for the same period in the prior year.

The acquisition of the Hazel Dell and Longview branches from the Resolution Trust Corporation in fiscal 1995 and the related acquisition of $42.0 million in customer deposits created a $3.2 million CDI. The amortization expense was none for the three months ended December 31, 2004 compared to $82,000 for the prior year period. As of June 30, 2004, this CDI was fully amortized.


Provision for Federal Income Taxes. Provision for federal income taxes was $299,000 for the three months ended December 31, 2004, compared to $772,000 for the three months ended December 31, 2003 as a result of lower income before taxes. The effective tax rate for three months ended December 31, 2004 was 28.2% compared to 33.4% for the three months ended December 31, 2003. The effective tax rate declined from the prior quarter, reflecting the impact of the purchase of bank-owned life insurance.

Comparison of Operating Results for the Nine Months Ended December 31, 2004 and 2003

Financial Highlights. Net income for the nine months ended December 31, 2004 was $4.9 million, or $1.01 per basic share ($1.00 per diluted share), compared to net income of $5.0 million, or $1.08 per basic share ($1.06 per diluted share) for the nine months ended December 31, 2003. The Company's fiscal year 2005 operating results reflect growth in average interest earning-assets and interest-bearing liabilities, combined with an $828,000 pre-tax gain on the sale and leaseback of the Company's Camas branch and operations center, that was partially offset by the $1.3 million pre-tax other-than-temporary impairment charge related to Fannie Mae and Freddie Mac preferred stock.

The annualized return on average assets was 1.24% for the nine months ended December 31, 2004, compared to 1.37% for the nine months ended December 31, 2003. For the same periods, the annualized return on average common equity was 9.53% compared to 10.85%. In addition, the efficiency ratio excluding the intangible asset amortization, which is defined as the percentage of non-interest expenses to total revenue, was 64.61% compared to 61.78% for the nine months ended December 31, 2003.

The annualized return on average assets excluding the impairment charge was 1.46% for the current year-to-date period compared to 1.37% for the same period in the prior year. The annualized return on average equity excluding the impairment charge was 11.28% for the nine-month period compared to 10.85% for the same period a year ago. The efficiency ratio excluding the intangible asset amortization and impairment charge was 60.83% for the nine months ended December 31, 2004 compared to 61.78% for the same period in the prior year.

Net Interest Income. Net interest income for the nine months ended December 31, 2004 was $16.9 million, representing a $1.4 million, or a 8.9% increase, compared to the same prior year period. This improvement reflected a 7.2% increase in the average balance of interest-earning assets to $471.3 million, consisting primarily of increases in the average balance of commercial loans, consumer loans and investment securities, partially offset by a decrease in the average balance of residential mortgage loans and daily interest-earning assets. The increase in interest-earning assets was offset by a 7.3% increase in average balance of interest-bearing liabilities (an increase in all deposit categories) to $383.7 million. The ratio of average interest-earning assets to average interest-bearing liabilities decreased slightly to 122.84% in the nine-month period ended December 31, 2004 from 122.95% in the same prior year period. The ratio indicates that the interest-earning asset growth is being funded more by interest-bearing liabilities as compared to capital and non-interest-bearing demand deposits.

Interest Income. Interest income totaled $22.1 million and $20.5 million, for the nine months ended December 31, 2004 and 2003, respectively. Average interest-earning assets increased $31.6 million to $471.3 million for the nine months ended December 31, 2004 from $439.7 million for the same period in 2003. The yield on interest-earning assets was 6.27% for the nine months ended December 31, 2004 compared to 6.24% for the nine months ended December 31, 2003. The increased yield reflects the mixture of interest rate changes experienced during this period in the prime rate and other indexes used to price existing variable rate loans and new fixed and adjustable loan originations.

Interest Expense. Interest expense was $5.3 million and $5.1 million for the nine months ended December 31, 2004 and 2003, respectively. Average interest-bearing liabilities increased $26.1 million to $383.7 million for the nine months ended December 31, 2004 from $357.6 million for the same prior year period. The lack of change in interest expense reflects the fact that lower rates of interest paid on deposits were offset by the increased balance of deposits when comparing average balances at December 31, 2004 and December 31, 2003. The weighted average interest rate on total deposits decreased to 1.45% for the nine months ended December 31, 2004 from 1.49% for the same period in the prior year. The weighted average interest rate of FHLB borrowings increased to 4.96% for the nine months December 31, 2004 from 4.95% for same period in the prior year. The level of liquidity in the first nine months of fiscal year 2005 reflects the runoff of $10.1 million of high interest rate wholesale deposits acquired in the acquisition of Today's Bancorp and stabilized the FHLB borrowings at $40.0 million.

The following table sets forth, for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resultant yields, interest rate spread, ratio of interest-earning assets to interest-bearing liabilities and net interest margin.

                                      Nine Months Ended December 31,
                             -------------------------------------------------
                                       2004                    2003
                             -----------------------   -----------------------
                                     Interest                  Interest
                             Average    and    Yield/  Average    and    Yield/
                             Balance Dividends Cost    Balance Dividends  Cost
                             ------- --------- -----   ------- --------- -----
                                          (Dollars in thousands)
Interest-earning assets:
 Residential mortgage loans $125,510 $  7,165   7.58% $148,577 $   8,620  7.70%
 Commercial and consumer
  loans                      266,072   13,341   6.66   200,580    10,449  6.91
                             ------- --------- -----   ------- --------- -----
   Total net loans (1)       391,582   20,506   6.95   349,157    19,069  7.25

 Mortgage-backed
  securities(2)               15,981      482   4.00    13,062       478  4.86
 Investment
  securities(2)(3)            31,824      837   3.49    26,266       606  3.06
 Daily interest-bearing
  assets                      25,866      316   1.62    45,413       326  0.95
 Other earning assets          6,077      117   2.56     5,804       182  4.16
   Total interest-earning    ------- --------- -----   ------- --------- -----
     assets                  471,330   22,258   6.27   439,702    20,661  6.24

Non-interest-earning assets:
 Office properties and
  equipment, net               8,895                    10,072
 Other non-interest-earning
  assets                      41,373                    30,237
                             -------                   -------
   Total assets             $521,598                  $480,011
                             =======                   =======
Interest-bearing liabilities:
 Regular savings accounts   $ 31,683      131   0.55  $ 27,150       124  0.61
 NOW accounts                101,725      613   0.80    94,926       636  0.89
 Money market accounts        73,684      593   1.07    64,770       443  0.91
 Certificates of deposit     136,247    2,404   2.34   130,789     2,361  2.40
                             ------- --------- -----   ------- --------- -----
   Total deposits            343,339    3,741   1.45   317,635     3,564  1.49

 Other interest-bearing
  liabilities                 40,364    1,509   4.96    40,000     1,491  4.95
   Total interest-bearing    ------- --------- -----   ------- --------- -----
    liabilities              383,703    5,250   1.82   357,635     5,055  1.88

Non-interest-bearing liabilities:
 Non-interest-bearing
  deposits                    64,144                    58,307
Other liabilities              6,056                     3,439
                             -------                   -------
   Total liabilities         453,903                   419,381
Shareholders' equity          67,695                    60,630
   Total liabilities and     -------                   -------
     shareholders' equity   $521,598                  $480,011
                            ========                  ========
Net interest income                   $17,008                    $15,606
                                      =======                    =======
Interest rate spread                           4.45%                      4.36%
                                               ====                       ====
Net interest margin                            4.79%                      4.71%
                                               ====                       ====
 Ratio of average interest-
  earning assets to average
  interest-bearing liabilities               122.84%                    122.95%
                                             ======                     ======
 Tax Equivalent Adjustment            $   139                    $   112
                                      =======                    =======

(1) Includes non-accrual loans.
(2) For purposes of the computation of average yield on investments available for sale, historical cost balances were utilized, therefore, the yield information does not give effect to change in fair value that are reflected as a component of shareholders' equity.
(3) Includes tax equivalent adjustment in interest income.

The following table sets forth the effects of changing rates and volumes on net interest income of the Company for the nine months ending December 31, 2004. Variances that were immaterial have been allocated based upon the percentage relationship of changes in volume and changes in rate to the total net change.

                                              Nine Months Ended December 31,
                                             -------------------------------
                                                       2004 vs 2003
                                             -------------------------------
                                             Increase (Decrease)
                                                     Due to        Total
                                             ------------------    Increase
                                               Volume     Rate    (Decrease)
                                              --------   ------    --------
                                                     (In thousands)
Interest Income:
  Residential mortgage loans                  $ (1,319)  $ (136)   $ (1,455)
  Commercial and consumer loans                  3,297     (405)      2,892
  Mortgage-backed securities                        96      (92)          4
Investment securities (1)                          139       92         231
Daily interest-bearing                            (178)     168         (10)
Other earning assets                                 9      (74)        (65)
                                              --------   ------    --------
     Total interest income                       2,044     (447)      1,597
                                              --------   ------    --------
Interest Expense:
Regular savings accounts                            20      (13)          7
NOW accounts                                        44      (67)        (23)
Money market accounts                               66       84         150
Certificates of deposit                             98      (55)         43
Other interest-bearing liabilities                  14        4          18
                                              --------   ------    --------
     Total interest expense                        242      (47)        195
                                              --------   ------    --------
     Net interest income (1)                  $  1,802   $ (400)   $  1,402
                                              ========   ======    ========
    (1)  Taxable equivalent

Provision for Loan Losses. The provision for loan losses for the nine-month period ended December 31, 2004 was $260,000, compared to $70,000 for the same period in the prior year. Net charge-offs for the current period were $350,000, compared to $524,000 for the same period of last year. The ratio of allowance for loan losses to total net loans decreased to 1.09% from 1.29% at December 31, 2003. The acquisition of Today's Bancorp in July 2003 added $2.6 million to the allowance for loan losses. Net charge-offs to average net loans for the nine-month period ended December 31, 2004 decreased to 0.12% from 0.20% for the same period in the prior year. During the nine months ended December 31, 2004, management evaluated known and inherent risks in the loan portfolio. Management considered the allowance for loan losses at December 31, 2004 to be adequate to cover probable losses inherent in the loan portfolio based on the assessment of various factors affecting the loan portfolio.

Non-Interest Income.   Non-interest income decreased $423,000 or 8.3% for the
nine months ended December 31, 2004 to $4.7 million from $5.1 million for the nine months ended December 31, 2003. The decrease reflects the pre-tax other-than-temporary non-cash charges of $699,000 for Freddie Mac preferred stock and $650,000 for Fannie Mae preferred stock taken during the third fiscal quarter of 2005. This decrease was partially offset by the pre-tax gain on the sale and leaseback of the Camas branch and operations center of $828,000 during the first fiscal quarter of 2005 and the increase in the cash surrender value of bank-owned life insurance of $400,000. The bank-owned life insurance was purchased in December 2003. This increase was partially offset by the reduction in residential loan refinance activity in the nine months ended December 31, 2004 compared to the same period in the prior year as reflected in the reduced gain on sale of loans held for sale.

Reduced mortgage refinance activity resulted in gains on the sale of loans decreasing $380,000 for the nine months ended December 31, 2004 to $409,000 from $789,000 for the same prior year period. The decrease in loan servicing income of $104,000 for the same period also reflects the decrease in mortgage
refinancing activity.   Loan servicing income for the nine months ended
December 31, 2004 includes a $22,000 write-up to the market value of mortgage servicing rights as compared to a $304,000 write-up in market value of mortgage servicing rights for the same prior year period. For the same periods, loan servicing income also included amortization of mortgage servicing rights of

$225,000 and $431,000, respectively. The decrease in amortization is due to the reduction of early payoffs of loans sold with servicing retained. Asset management services income was $815,000 for the nine months ended December 31, 2004, compared to $666,000 for the nine months ended December 31, 2003. RAMCorp. had $164.7 million in total assets under management at December 31, 2004, compared to $138.1 million at December 31, 2003.

Non-Interest Expense. Non-interest expense increased $1.1 million, or 8.5%, to $14.2 million for the nine month period ended December 31, 2004, compared to $13.1 million for the nine months ended December 31, 2003. The Company's efficiency ratio excluding intangible asset amortization and lower cost or market adjustments was 64.61% for the nine months ended December 31, 2004, compared to 61.78% for the same period in the prior year. Excluding the net of intangible amortization and impairment charge, the efficiency ratio for the current nine months was 60.83%.

The principal component of the Company's non-interest expense is salaries and employee benefits. For the nine months ended December 31, 2004, salaries and employee benefits, which include mortgage broker commission compensation, was $8.0 million, a 9.6% increase over the nine months ended December 31, 2003 total of $7.3 million. Full-time equivalent employees increased to 195 at December 31, 2004 from 181 at December 31, 2003. The majority of the increase in full-time equivalent employees is due to additional branch personnel. The July 2003, acquisition of Today's Bancorp contributed to increases in occupancy, depreciation, data processing, telecommunication and other expense.

The acquisition of Today's Bancorp and the related acquisition of $105.1 million in deposits accounts created an $820,000 core deposit intangible ("CDI"), representing the excess of cost over fair market of acquired deposits. The CDI is being amortized over a ten-year life using an accelerated amortization method. The amortization expense was $105,000 for the nine months ended December 31, 2004 and $64,000 for the like period a year ago.

The acquisition of the Hazel Dell and Longview branches from the Resolution Trust Corporation in fiscal 1995 and the related acquisition of $42.0 million in customer deposits created a $3.2 million CDI. The amortization expense was $42,000 for the nine months ended December 31, 2004 compared to $245,000 for the prior year period. As of June 30, 2004, this CDI was fully amortized.

Other non-interest expense was $1.3 million, or a 26.8% increase over the nine months ended December 31, 2003 total of $1.0 million. The majority of the increase over the prior period was due to the termination of a former Today's Bancorp branch operating lease. A loss of $107,000 was incurred to write off the remaining net book value of the leasehold improvements of the branch.

Provision for Federal Income Taxes. Provision for federal income taxes was $2.2 million for the nine months ended December 31, 2004, compared to $2.5 million for the nine months ended December 31, 2003 as a result of higher income before taxes. The effective tax rate for nine months ended December 31, 2004 was 31.4% compared to 33.2% for the nine months ended December 31, 2003. The effective tax rate declined from the prior quarter, reflecting the impact of the purchase of bank-owned life insurance and additional investments in municipal securities.

Item 3.   Quantitative and Qualitative Disclosures About Market Risk

Our Asset Liability Committee is responsible for implementing the interest rate risk policy, which sets forth limits established by the Board of Directors of acceptable changes in net interest income, and the portfolio value from specified changes in interest rates. The OTS defines net portfolio value as the present value of expected cash flows from existing assets minus the present value of expected cash flows from existing liabilities plus the present value of expected cash flows from existing off-balance sheet contracts. Our Asset Liability Committee reviews, among other items, economic conditions, the interest rate outlook, the demand for loans, the availability of deposits and borrowings, and our current operating results, liquidity, capital and interest rate exposure. In addition, the Asset Liability Committee monitors asset and liability characteristics on a regular basis and performs analyses to determine the potential impact of various business strategies in controlling interest rate risk and other potential impact of these strategies upon future earnings under various interest rate scenarios. Based on these reviews, our Asset Liability Committee formulates a strategy that is intended to implement the objectives contained in our business plan without exceeding losses in net interest income and net portfolio value limits set forth in our interest rate risk policy.

There has not been any material change in the market risk disclosures contained in the Company's Annual Report on Form 10-K for the year ended March 31, 2004.

Item 4.  Controls and Procedures

        (a) Evaluation of Disclosure Controls and Procedures: An evaluation of the Company's disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) of the Securities Exchange Act of 1934) was carried out under the supervision and with the participation of the Company's Chief Executive Officer, Chief Financial Officer and several other members of the Company's senior management as of the end of the period covered by this report. The Company's Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures as currently in effect are effective in ensuring that the information required to be disclosed by the Company in the reports it files or submits under the Securities and Exchange Act of 1934 is (I) accumulated and communicated to the Company's management (including the Chief Executive Officer and Chief Financial Officer) in a timely manner, and (ii) recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms.

        (b) Changes in Internal Controls: There was no change in the Company's internal control over financial reporting during the Company's most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                   RIVERVIEW BANCORP, INC. AND SUBSIDIARY
                        PART II. OTHER INFORMATION


Item 1. Legal Proceedings
        -----------------
        The Company is party to litigation arising in the ordinary course of business. In the opinion of management, these actions will not have a material adverse effect, if any, on the Company's financial position, results of operations, or liquidity.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
        -----------------------------------------------------------
        The following table summarizes the Company's share repurchases for the quarter ended December 31, 2004.

                                                Total Number
                                                Of Shares     Maximum Number
                                                Purchased as  of Shares that
                       Total                    Part of       May Yet Be
                       Number      Average      Publicly      Purchased
                       of Shares   Price Paid   Announced     Under
 Period                Purchased   per Share    Program       the Program(1)

10/01/04-10/31/04           -      $    -             -          133,204
11/1/31-11/30/04            -           -             -          133,204
12/1/04-12/31/04            -           -             -          133,204
                       -------     -------       -------         -------
Total                       -      $    -             -          133,204
                       =======     =======       =======         =======

        (1) In September 2002, the Company announced a stock repurchase of up to 5%, or 214,000 shares of its outstanding common stock. This program expires when all shares under the plan have been repurchased.


Item 3. Defaults Upon Senior Securities
        -------------------------------
        None.

Item 4. Submission of Matters to a Vote of Security Holders
        ---------------------------------------------------
        None.

Item 5. Other Information
        -----------------
        None.


Item 6. Exhibits
        --------
          Exhibits:

        3.1   Articles of Incorporation of the Registrant(1)
        3.2   Bylaws of the Registrant(1)
        4     Form of Certificate of Common Stock of the Registrant(1)
        10.1  Employment Agreement with Patrick Sheaffer(2)
        10.2  Employment Agreement with Ronald A. Wysaske(2)
        10.3  Severance Agreement with Karen Nelson(2)
        10.4  Severance Agreement with John A. Karas(3)
        10.5  Employee Severance Compensation Plan(2)

        10.6  Employee Stock Ownership Plan(4)
        10.7  Management Recognition and Development Plan(5)
        10.8  1998 Stock Option Plan(5)
        10.9  1993 Stock Option and Incentive Plan(5)
        10.10 2003 Stock Option Plan (6)
        31.1 Certifications of the Chief Executive 0fficer Pursuant to Section 302 of the Sarbanes-Oxley Act
        31.2 Certification of the Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act
        32 Certification of the Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act

_____________
(1)  Filed as an exhibit to the Registrant's Registration Statement on Form
     S-1 (Registration No. 333-30203), and incorporated herein by reference.
(2) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, and incorporated herein by reference.
(3) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 2002, and incorporated herein by reference.
(4) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1998, and incorporated herein by reference.
(5) Filed on October 23, 1998, as an exhibit to the Registrant's Registration Statement on Form S-8, and incorporated herein by reference.
(6) Filed as an exhibit to the Registrant's Definitive Annual Meeting Proxy Statement for the 2003 Annual Meeting of Shareholders, and incorporated herein by reference.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

               RIVERVIEW BANCORP, INC.


By:     /s/ Patrick Sheaffer          By:     /s/ Ron Dobyns
        --------------------                  ---------------
        Patrick Sheaffer                      Ron Dobyns
        Chairman of the Board                 Senior Vice President
        Chief Executive Officer               (Chief Financial and Accounting
        (Principal Executive Officer)           Officer)



Date:   February 8, 2005              Date:   February 8, 2005

Exhibit 31.1
------------
Section 302 Certification

I, Patrick Sheaffer, certify that:

1.  I have reviewed this Quarterly Report on Form 10-Q of Riverview Bancorp,
    Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

    (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

    (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

    (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fiscal fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

    (a) All significant deficiencies and material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial data information; and

    (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  February 8, 2005               /s/Patrick Sheaffer
                                      ---------------------
                                      Patrick Sheaffer
                                      Chairman and Chief Executive Officer

Exhibit 31.2
------------
Section 302 Certification

I, Ron Dobyns, certify that:

1.  I have reviewed this Quarterly Report on Form 10-Q of Riverview Bancorp,
    Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

    (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

    (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

    (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fiscal fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

    (a) All significant deficiencies and material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial data information; and

    (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  February 8, 2005            /s/Ron Dobyns
                                   -------------------------
                                   Ron Dobyns
                                   Chief Financial Officer

                                  Exhibit 32
                                  ----------

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF RIVERVIEW BANCORP, INC. PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned herby certify, pursuant to Section 906 of the Sarbanes-Oxley act of 2002 and in connection with this Quarterly Report on Form 10-Q that:

1. the report fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

2. the information contained in the report fairly presents, in all material respects, the company's financial condition and results of operations.


    /s/ Patrick Sheaffer                   /s/ Ron Dobyns
    ---------------------------            ----------------------------
    Patrick Sheaffer                       Ron Dobyns
    Chief Executive Officer                Chief Financial Officer


    Dated:  February 8, 2005

                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act ("WBCA") contain specific provisions relating to indemnification of directors and officers of Washington corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided when a director is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advance of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     Pursuant to Riverview's Articles of Incorporation, Riverview will indemnify the officers, directors, agents and employees of Riverview with respect to expenses, settlements, judgments and fines in suits in which such person has made a party by reason of the fact that he or she is or was an agent of Riverview. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.

     Riverview's Articles of Incorporation provide that the directors of Riverview shall not be personally liable for monetary damages to Riverview for certain breaches of their fiduciary duty as directors, except for liabilities that involve intentional misconduct by the director, the authorization or illegal distributions or receipt of an improper personal benefit from their actions as directors.

Item 21.  Exhibits and Financial Statement Schedules

     (a)  Exhibits


Exhibit
Number    Description of Document
------    -----------------------
2 Agreement and Plan of Merger dated November 9, 2004, as amended, by and between Riverview Bancorp, Inc. and Riverview Community Bank, and American Pacific Bank (incorporated by reference to Appendix A to the Prospectus/Proxy Statement contained in this Registration Statement).

4         Form of Certificate for Common Stock of Riverview Bancorp, Inc.*

5         Opinion of Breyer & Associates PC regarding legality of securities.

8 Opinion of Breyer & Associates PC regarding federal income tax consequences.

10.1      Employment Agreement with Patrick Sheaffer.**

10.2      Employment Agreement with Ronald A. Wysaske.**

10.3      Termination Agreement with David T. Chen.

10.4      Termination Agreement with Richard Y. Cheong.

10.5      Consulting Agreement with David T. Chen.

10.6      Consulting Agreement with Richard Y. Cheong.

10.7      Noncompetition Agreement with David T. Chen.

10.8      Noncompetition Agreement with Richard Y. Cheong.

10.9      Employee Stock Ownership Plan.****

10.10     Management Recognition and Development Plan.*****

10.11     1998 Stock Option Plan.*****

10.12     1993 Stock Option and Incentive Plan.*****

23.1      Consent of Breyer & Associates PC (contained in its opinion filed as
          Exhibit 5).

23.2      Consent of Breyer & Associates PC as to its tax opinion.

23.3      Consent of McGladrey Pullen, LLP, Riverview's independent auditors.

23.4      Consent of Deloitte & Touche LLP, Riverview's independent auditors.

23.5 Consent of Moss Adams LLP, American Pacific Bank's independent auditors.

23.6      Consent of Wells Fargo Securities.

24 Power of Attorney (contained in the signature page of the Registration Statement).

99.1 Opinion of Wells Fargo Securities (included as Appendix B to the proxy statement-prospectus contained in this Registration Statement).

99.2      Form of Proxy to be Mailed to Shareholders of American Pacific Bank.

99.3      Form of Cover Letter for Election Form.

99.4      Form of Election Form and Letter of Transmittal.

99.5      Form of Notice of Guaranteed Delivery.

99.6 Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 initially filed on June 27, 1997, Registration No. 333-30203, and incorporated herein by reference.
** Filed as an exhibit to the Registrant's Form 10-Q for the quarter ended September 30, 1997, and incorporated herein by reference.
*** Filed as an exhibit to the Registrant's Form 10-K for the year ended March 31, 2002, and incorporated herein by reference.

**** Filed as an exhibit to the Registrant's Form 10-K for the year ended March 31, 1998, and incorporated herein by reference.
***** Filed on October 23, 1998, as an exhibit to the Registrant's Registration Statement on Form S-8, and incorporated herein by reference.

     (b)  Financial Statement Schedules

          Not applicable.

     (c)  Reports, Opinions or Appraisals

     1 Opinion of Wells Fargo (Incorporated by reference to Appendix B to the Proxy Statement/Prospectus).

Item 22.  Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13(a) or Section
     15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Riverview Bancorp, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, State of Washington on March 3, 2005.

                                   RIVERVIEW BANCORP, INC.

                                   By:  /s/Patrick Sheaffer
                                      ------------------------------------
                                       Patrick Sheaffer
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)

                            POWER OF ATTORNEY

     We, the undersigned directors and officers of Riverview Bancorp, Inc., do hereby severally constitute and appoint Patrick Sheaffer our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Patrick Sheaffer may deem necessary or advisable to enable Riverview Bancorp, Inc., to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4 relating to the issuance of Riverview Bancorp, Inc.'s Common Stock, including specifically but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Patrick Sheaffer shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/Patrick Sheaffer
----------------------------------
Patrick Sheaffer
Chief Executive Officer and
Chairman of the Board
(Principal Executive Officer)

/s/Ronald  L. Dobyns
----------------------------------
Ronald  L. Dobyns
Senior Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

/s/Ronald A. Wysaske
----------------------------------
Ronald A. Wysaske
President, Chief Operating Officer and Director
(Principal Accounting and Financial
Officer)

/s/Michael D. Allen
----------------------------------
Michael D. Allen
Director

Gary R. Douglass
----------------------------------
Gary R. Douglass
Director


/s/Edward R. Geiger
----------------------------------
Edward R. Geiger
Director


/s/Robert K. Leick
----------------------------------
Robert K. Leick
Director


/s/Paul L. Runyan
----------------------------------
Paul L. Runyan
Director

  As filed with the Securities and Exchange Commission on March 3, 2005.
                                                Registration No. 333-______

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                            -------------------------

                                     EXHIBITS
                                        TO
                                     FORM S-4

                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933


                              RIVERVIEW BANCORP, INC.
              ------------------------------------------------------
              (Exact Name of Registrant as Specified in Its Charter)


   Washington                          6035                       91-1838969
-----------------------      -------------------------        ----------------
(State or Other                  (Primary Standard            (I.R.S. Employer
Jurisdiction of              Industrial Classification         Identification
Incorporation or                    Code Number)                    Number)
Organization


                         900 Washington Street, Suite 900
                            Vancouver, Washington 98660
                                  (360) 693-6650
         -----------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
         Including Area Code, of Registrant's Principal Executive Offices)

                                 Patrick Sheaffer
                       Chairman and Chief Executive Officer
                              Riverview Bancorp, Inc.
                         900 Washington Street, Suite 900
                            Vancouver, Washington 98660

                                    Copies to:
     John F. Breyer, Jr., Esq.                      Kenneth E. Roberts, Esq.
      Breyer & Associates PC                         Foster Pepper Tooze LLP
  8180 Greensboro Drive, Suite 785              101 SW Main Street, 15th Floor
      McLean, Virginia 22102                         Portland, Oregon 97204
         (703) 883-1100                                 (503) 221-1512
------------------------------------------------------------------------------
                      (Name, Address, Including Zip Code, and
           Telephone Number, Including Area Code, of Agent For Service)

Exhibit
Number    Description of Document
------    -----------------------
2 Agreement and Plan of Merger dated November 9, 2004, as amended, by and between Riverview Bancorp, Inc. and Riverview Community Bank, and American Pacific Bank (incorporated by reference to Appendix A to the Prospectus/Proxy Statement contained in this Registration Statement).

4         Form of Certificate for Common Stock of Riverview Bancorp, Inc.*

5         Opinion of Breyer & Associates PC regarding legality of securities.

8 Opinion of Breyer & Associates PC regarding federal income tax consequences.

10.1      Employment Agreement with Patrick Sheaffer.**

10.2      Employment Agreement with Ronald A. Wysaske.**

10.3      Termination Agreement with David T. Chen.

10.4      Termination Agreement with Richard Y. Cheong.

10.5      Consulting Agreement with David T. Chen.

10.6      Consulting Agreement with Richard Y. Cheong.

10.7      Noncompetition Agreement with David T. Chen.

10.8      Noncompetition Agreement with Richard Y. Cheong.

10.9      Employee Stock Ownership Plan.****

10.10     Management Recognition and Development Plan.*****

10.11     1998 Stock Option Plan.*****

10.12     1993 Stock Option and Incentive Plan.*****

23.1      Consent of Breyer & Associates PC (contained in its opinion filed as
          Exhibit 5).

23.2      Consent of Breyer & Associates PC as to its tax opinion.

23.3      Consent of McGladrey Pullen, LLP, Riverview's independent auditors.

23.4      Consent of Deloitte & Touche LLP, Riverview's independent auditors.

23.5 Consent of Moss Adams LLP, American Pacific Bank's independent auditors.

23.6      Consent of Wells Fargo Securities.

24 Power of Attorney (contained in the signature page of the Registration Statement).

99.1 Opinion of Wells Fargo Securities (included as Appendix B to the proxy statement-prospectus contained in this Registration Statement).

99.2      Form of Proxy to be Mailed to Shareholders of American Pacific Bank.

99.3      Form of Cover Letter for Election Form.

99.4      Form of Election Form and Letter of Transmittal.

99.5      Form of Notice of Guaranteed Delivery.

99.6 Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 initially filed on June 27, 1997, Registration No. 333-30203, and incorporated herein by reference.
** Filed as an exhibit to the Registrant's Form 10-Q for the quarter ended September 30, 1997, and incorporated herein by reference.
*** Filed as an exhibit to the Registrant's Form 10-K for the year ended March 31, 2002, and incorporated herein by reference.
**** Filed as an exhibit to the Registrant's Form 10-K for the year ended March 31, 1998, and incorporated herein by reference.
***** Filed on October 23, 1998, as an exhibit to the Registrant's Registration Statement on Form S-8, and incorporated herein by reference.

                                                                Exhibit 5




                                  March 3, 2005


Board of Directors
Riverview Bancorp, Inc.
900 Washington Street, Suite 900
Vancouver, Washington 98660

     RE:  Riverview Bancorp, Inc.
          ----------------------------------
          Registration Statement on Form S-4

To the Board of Directors:

     You have requested our opinion as special counsel for Riverview Bancorp, Inc. (the "Company"), a Washington corporation, in connection with the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In rendering this opinion, we understand that the common stock of the Company will be offered and sold in the manner described in the Proxy Statement-Prospectus, which is part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the shares of common stock of the Company will upon issuance be legally issued, fully paid and nonassessable.

     This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters."

                              Very truly yours,


                              /S/BREYER & ASSOCIATES PC

                              BREYER & ASSOCIATES PC

                                                                Exhibit 8
                   [Breyer & Associates PC Letterhead]


                            March 3, 2005

Board of Directors
Riverview Bancorp, Inc.
900 Washington Street
Suite 900
Vancouver, Washington 98660

Board of Directors
American Pacific Bank
315 SW Fifth Avenue
Suite 201
Portland, Oregon 97204

     Re:  Certain United States Federal Income Tax Consequences of the Merger

Gentlemen:

     We have acted as special tax counsel to Riverview Bancorp, Inc. ("Riverview") in connection with the proposed merger (the "Merger") of American Pacific Bank ("American Pacific") with and into Riverview Community Bank pursuant to the Merger Agreement dated as of November 9, 2004, as amended (the "Merger Agreement") by and among American Pacific, Riverview and Riverview Community Bank. You have requested that we provide an opinion regarding the treatment of the Merger under the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the tax disclosures in the prospectus/proxy statement (the "Proxy Statement") contained in your Registration Statement on Form S-4 relating to the Merger, filed with the Securities and Exchange Commission (the "Registration Statement").

     In providing this opinion, we have relied on (i) the description of the transaction as set forth in the Merger Agreement, (ii) the description of the transaction as set forth in the Proxy Statement and the exhibits thereto, and
(iii) representations provided by Riverview and American Pacific Bank concerning certain facts relating to the Merger.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) the summaries of the United States federal income tax consequences set forth in the Proxy Statement under the heading "The
           Merger -- Material U.S. Federal Income Tax Consequences" are accurate in all material respects as to matters of law and legal conclusions;

     (ii) the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code;

March 3, 2005
Page 2


     (iii) American Pacific and Riverview will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

     (iv) as a result of the Merger, no gain or loss will be recognized by a holder of American Pacific common stock who receives solely Riverview common stock (except for cash received in lieu of a fractional share) in exchange for all of his or her shares of American Pacific common stock;

     (iv) as a result of the Merger, any gain or loss recognized by a holder of American Pacific common stock who receives both Riverview common stock and cash consideration in exchange for his or her shares of American Pacific common stock will not exceed the amount of cash consideration; and

     (v) as a result of the Merger, any holder of American Pacific common stock who receives solely cash consideration in exchange for all of his or her shares of American Pacific common stock will generally recognize capital gain or loss equal to the difference between the cash consideration and the holder's basis in the American Pacific common stock surrendered; provided (a) the American Pacific common stock was held as a capital asset and (b) the cash consideration is treated as being received in termination of the holder's entire interest after taking into account the attribution rules under
           Section 318 of the Code; such gain or loss will be a long-term capital gain or loss to the extent such stock was held by the holder for more than one year prior to completion of the Merger.

     This opinion does not address the United States federal income tax consequences to certain holders of American Pacific common stock who may be subject to special tax treatment. This opinion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the Internal Revenue Service, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm under the heading "The Merger -- Material U.S. Federal Income Tax Consequences" in the Proxy Statement.

                                   Sincerely,


                                   /s/BREYER & ASSOCIATES PC

                                   BREYER & ASSOCIATES PC

                                                               Exhibit 10.3

                          TERMINATION AGREEMENT
                              David T. Chen

     This Termination Agreement (this "Agreement") dated November 4, 2004 is by and between American Pacific Bank, an Oregon Banking corporation (the "Bank") and David T. Chen ("Chen").

                                 RECITALS

A. Chen presently serves as the President, the Chief Executive Officer and a director on the Board of Directors of the Bank.

B. Chen and the Bank are parties to an Employment Agreement, dated June 1, 2001 (the "Employment Agreement"), which is presently in full force and effect.

C. Riverview Bancorp, Inc., Riverview Community Bank and the Bank have entered into an Agreement and Plan of Merger dated November 9, 2004 (the "Merger Agreement"), under which the Bank will merge with and into Riverview Community Bank (the "Merger").

     Accordingly, in exchange for the mutual consideration described below, the parties agree as follows:

1. Representation and Warranty. James Mei, Chair of Compensation Committee, represents and warrants that he has been duly authorized and directed by the Board of Directors of the Bank to execute and implement this Agreement on behalf of the Bank.

2. Resignation. Effective upon the occurrence of the Merger (the "Merger Date"), Chen resigns as the President, the Chief Executive Officer, a director on the Board of Directors of the Bank and in each and every other capacity that he may be employed or engaged by the Bank.

3. Termination of Employment Agreement.

   (a) In consideration of this Agreement, after the opportunity to consult with counsel, Chen, for himself and his heirs, agents, executors, successors, assign and administrators (collectively, the "Related Parties"), forever release, remise and discharge, in all their capacities, the Bank, Riverview Community Bank, Riverview Bancorp, Inc. and all of their affiliates, directors, employees, fiduciaries, representatives, successors and assigns (the "Related Parties"). Chen agrees to release the Related Parties from all covenants, obligations, liabilities and agreements, other than as set forth in this Agreement and the Merger Agreement and exhibits thereto, and forever waive all claims, including but not limited to any and all claims and rights that he may have under the Employment Agreement from a "Change of Control Event" (as defined under Section 4(b)(ii) of the Employment Agreement) that occurs or has occurred in connection with the Merger Agreement or the Merger, rights and causes of action whatsoever, in law or equity, whether known or unknown, asserted or unasserted, suspected or unsuspected, that he or any Related Party ever had, may have in the future or have now in connection with or arising from the employment relationship with the Bank, including without limitation, any claims, rights or causes for punitive damages, attorney's fees, expenses and costs of litigation.

   (b) Effective on the Merger Date:

     (i) Except as otherwise provided under Section 3(a) of this Agreement, the Bank will pay to Chen, in readily available funds all compensation and other benefits (including vacation and sick leave) accrued as of the Merger Date under the Employment Agreement or otherwise in his capacity as a director.


     (ii) The Employment Agreement will terminate and, except as otherwise provided in this Agreement, be of no further force or effect.

4. Other Payments and Transactions.  On the Merger Date:

   (a) If Chen is employed by the Bank on the immediately preceding the Merger Date, the Bank will pay $550,000 to Chen in readily available funds on the Merger Date.

   (b) The Bank will sell and convey to Chen and Chen will purchase from the Bank the 2003 Mercedes-Benz presently owned and provided by the Bank to Chen under the Employment Agreement. The purchase price will equal the residual book value of the Mercedes-Benz on the books and records of the Bank as of the Merger Date.

5. General Provisions.

   (a) Notices. Any notice, request, demand and other communication which either party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other party as follows:


If to American Pacific:                   American Pacific Bank
                                          315 SW Fifth Avenue, Suite 201
                                          Portland, Oregon 97204
                                          Fax: (503) 221-6242
                                          Attn: David T. Chen

With copies to:                           Foster, Pepper & Tooze LLP
                                          601 SW Second Avenue
                                          Suite 1800
                                          Portland, Oregon 97204-3171
                                          Fax: (503) 221-1510
                                          Attn: Kenneth E. Roberts, Esq.

                                          Riverview Bancorp, Inc.
                                          900 Washington Street
                                          Suite 900

                                          Vancouver, Washington  98660
                                          Fax: (360) 693-6275
                                          Attn: Patrick Sheaffer, Chairman of
                                                the Board and Chief Executive
                                                Officer

                                          Breyer & Associates PC
                                          8180 Greensboro Drive
                                          Suite 785
                                          McLean, Virginia 22102 Fax:
                                          (703) 883-2511
                                          Attn: John F. Breyer, Jr., Esq.

If to Chen:                               David Chen
                                          2525 NW 141st Place
                                          Portland, Oregon 97229

With a copy to:                           Tonkon Torp LLP
                                          1600 Pioneer Tower
                                          888 S.W. Fifth Avenue
                                          Portland, Oregon  97204-2099
                                          Attn: Mr. Mark F. LeRoux

or to such other address as any party hereto may hereafter designate to the other party in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

   (b) Assignability and Parties in Interest. This Agreement shall not be assignable found without the written consent of the other party to this Agreement. This Agreement shall inure to the benefit of, and be binding only upon the parties and their respective successors and permitted assigns and no other persons.

   (c) Governing Law This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Oregon, unless and to the extent that federal law controls. Any dispute arising between the parties in connection with the transactions which are the subject of this Agreement shall be heard in a court of competent jurisdiction located in Multnomah, Oregon.

   (d) Counterparts. This Agreement may be executed simultaneously in one or more counterparts (any of which may be facsimile copies), each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

   (e) Publicity. Press releases and other public announcements to be made by any of the parties with respect to the transactions contemplated in this Agreement shall be subject to mutual agreement, unless otherwise required by law or the applicable rules of NASDAQ.

   (f) Entire Agreement. This Agreement and any amendments or addenda hereafter executed and delivered constitute the entire agreement of the parties pertaining to the subject matter hereof and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the parties concerning such subject matter.

   (g) Severability. If any portion or provision of this Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions of this Agreement in such jurisdiction or rendering that or any other portions or provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

   (h) Modifications, Amendments and Waivers. This Agreement may only be amended or terminated by written agreement executed by Chen and by a duly authorized representative of the Bank or its successor in interest Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   (i) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   (j) Payment of Expenses. The Bank shall each pay its own fees and expenses and the reasonable fees and expenses of Chen (including, without limitation, legal fees and expenses) incurred by it or Chen in connection with the transactions contemplated in this Agreement.

   (k) Equitable Remedies. In the event of a breach of this Agreement by one party, the non-breaching party will be without an adequate remedy at law by reason of the unique nature of the Agreement. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to the non-breaching party, the non-breaching party shall be entitled, at its sole discretion, either (i) to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other party. Each party covenants that it shall not contend in any such proceeding that the other party is not entitled to a decree of specific performance by reason of having an adequate remedy at law. No attempt on the part of a party to obtain such equitable relief shall be deemed to constitute an election of remedies which would preclude such party from obtaining any remedies at law to which they would otherwise be entitled.

   (l) Attorneys' Fees. If any party shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing party in such action shall be entitled to recover from the other party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

   (m) No Waiver. No failure, delay or omission of or by any party in exercising any right, power or remedy upon any breach or default of any other party shall impair any such rights, powers or remedies of the party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions of this Agreement must be in writing and must be executed by the parties to this Merger Agreement and shall be effective only to the extent specifically set forth in such writing.

   (n) Remedies Cumulative. All remedies provided in this Agreement, by law, equity or otherwise, shall be cumulative and not alternative.

   (o) Third Party Rights. Riverview Bancorp, Inc., Riverview Community Bank and their respective subsidiaries and affiliates and their Released Parties shall be third party beneficiaries of this Agreement.

     As evidence of their agreement to the foregoing, the parties have executed this Agreement as of the date first written above.

Executive:                           American Pacific Bank:

/s/David Chen                            /s/James Mei
--------------------------           By: ----------------------------
David Chen                               James Mei, Chair of Compensation
                                         Committee

                                                               Exhibit 10.4

                          TERMINATION AGREEMENT
                           Richard Y. Cheong

     This Termination Agreement (this "Agreement") dated November 4, 2004 is by and between American Pacific Bank, an Oregon Banking corporation (the "Bank") and Richard Y. Cheong ("Cheong").

                                 RECITALS

A. Cheong presently serves as the Executive Vice and Chief Financial and Operations Officer of the Bank.

B. Cheong and the Bank are parties to an Employment Agreement, dated June 1, 2001 (the "Employment Agreement"), which is presently in full force and effect.

C. Riverview Bancorp, Inc., Riverview Community Bank and the Bank have entered into an Agreement and Plan of Merger dated November 9, 2004 (the "Merger Agreement"), under which the Bank will merge with and into Riverview Community Bank (the "Merger").

     Accordingly, in exchange for the mutual consideration described below, the parties agree as follows:

1. Representation and Warranty. James Mei, Chair of Compensation Committee, represents and warrants that he has been duly authorized and directed by the Board of Directors of the Bank to execute and implement this Agreement on behalf of the Bank.

2. Resignation. Effective upon the occurrence of the Merger (the "Merger Date"), Cheong resigns as the Executive Vice President and Chief Financial and Operations Officer of the Bank and in each and every other capacity that he may be employed or engaged by the Bank.

3. Termination of Employment Agreement.

   (a) In consideration of this Agreement, after the opportunity to consult with counsel, Cheong, for himself and his heirs, agents, executors, successors, assign and administrators (collectively, the "Related Parties"), forever release, remise and discharge, in all their capacities, the Bank, Riverview Community Bank, Riverview Bancorp, Inc. and all of their affiliates, directors, employees, fiduciaries, representatives, successors and assigns (the "Related Parties"). Cheong agrees to release the Related Parties from all covenants, obligations, liabilities and agreements, other than as set forth in this Agreement and the Merger Agreement and exhibits thereto, and forever waive all claims, including but not limited to any and all claims and rights that he may have under the Employment Agreement from a "Change of Control Event" (as defined under Section 4(b)(ii) of the Employment Agreement) that occurs or has occurred in connection with the Merger Agreement or the Merger, rights and causes of action whatsoever, in law or equity, whether known or unknown, asserted or unasserted, suspected or unsuspected, that he or any Related Party ever had, may have in the future or have now in connection with or arising from the employment relationship with the Bank, including without limitation, any claims, rights or causes for punitive damages, attorney's fees, expenses and costs of litigation.

   (b) Effective on the Merger Date:

     (i) Except as otherwise provided under Section 3(a) of this Agreement, the Bank will pay to Cheong, in readily available funds all compensation and other benefits (including vacation and sick leave) accrued as of the Merger Date under the Employment Agreement or otherwise in his capacity as a director.


     (ii) The Employment Agreement will terminate and, except as otherwise provided in this Agreement, be of no further force or effect.

4. Other Payments. If Cheong is employed by the Bank on the immediately preceding the Merger Date, the Bank will pay $300,000 to Cheong in readily available funds on the Merger Date.

5. General Provisions.

   (a) Notices. Any notice, request, demand and other communication which either party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other party as follows:


If to American Pacific:                   American Pacific Bank
                                          315 SW Fifth Avenue, Suite 201
                                          Portland, Oregon 97204
                                          Fax: (503) 221-6242
                                          Attn: David T. Chen

With copies to:                           Foster, Pepper & Tooze LLP
                                          601 SW Second Avenue
                                          Suite 1800
                                          Portland, Oregon 97204-3171
                                          Fax: (503) 221-1510
                                          Attn: Kenneth E. Roberts, Esq.

                                          Riverview Bancorp, Inc.
                                          900 Washington Street
                                          Suite 900
                                          Vancouver, Washington  98660
                                          Fax: (360) 693-6275
                                          Attn: Patrick Sheaffer, Chairman of
                                                the Board and Chief Executive
                                                Officer

                                          Breyer & Associates PC
                                          8180 Greensboro Drive
                                          Suite 785
                                          McLean, Virginia 22102 Fax:
                                          (703) 883-2511
                                          Attn: John F. Breyer, Jr., Esq.

If to Cheong:                             Richard Y. Cheong
                                          2003 NE Weidler
                                          Portland, Oregon 97232

With a copy to:                           Tonkon Torp LLP
                                          1600 Pioneer Tower
                                          888 S.W. Fifth Avenue
                                          Portland, Oregon  97204-2099
                                          Attn: Mr. Mark F. LeRoux

or to such other address as any party hereto may hereafter designate to the other party in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

   (b) Assignability and Parties in Interest. This Agreement shall not be assignable found without the written consent of the other party to this Agreement. This Agreement shall inure to the benefit of, and be binding only upon the parties and their respective successors and permitted assigns and no other persons.

   (c) Governing Law This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Oregon, unless and to the extent that federal law controls. Any dispute arising between the parties in connection with the transactions which are the subject of this Agreement shall be heard in a court of competent jurisdiction located in Multnomah, Oregon.

   (d) Counterparts. This Agreement may be executed simultaneously in one or more counterparts (any of which may be facsimile copies), each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

   (e) Publicity. Press releases and other public announcements to be made by any of the parties with respect to the transactions contemplated in this Agreement shall be subject to mutual agreement, unless otherwise required by law or the applicable rules of NASDAQ.

   (f) Entire Agreement. This Agreement and any amendments or addenda hereafter executed and delivered constitute the entire agreement of the parties pertaining to the subject matter hereof and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the parties concerning such subject matter.

   (g) Severability. If any portion or provision of this Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions of this Agreement in such jurisdiction or rendering that or any other portions or provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

   (h) Modifications, Amendments and Waivers. This Agreement may only be amended or terminated by written agreement executed by Cheong and by a duly authorized representative of the Bank or its successor in interest Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   (i) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   (j) Payment of Expenses. The Bank shall each pay its own fees and expenses and the reasonable fees and expenses of Cheong (including, without limitation, legal fees and expenses) incurred by it or Cheong in connection with the transactions contemplated in this Agreement.

   (k) Equitable Remedies. In the event of a breach of this Agreement by one party, the non-breaching party will be without an adequate remedy at law by reason of the unique nature of the Agreement. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to the non-breaching party, the non-breaching party shall be entitled, at its sole discretion, either (i) to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other party. Each party covenants that it shall not contend in any such proceeding that the other party is not entitled to a decree of specific performance by reason of having an adequate remedy at law. No attempt on the part of a party to obtain such equitable relief shall be deemed to constitute an election of remedies which would preclude such party from obtaining any remedies at law to which they would otherwise be entitled.

   (l) Attorneys' Fees. If any party shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing party in such action shall be entitled to recover from the other party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

   (m) No Waiver. No failure, delay or omission of or by any party in exercising any right, power or remedy upon any breach or default of any other party shall impair any such rights, powers or remedies of the party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions of this Agreement must be in writing and must be executed by the parties to this Merger Agreement and shall be effective only to the extent specifically set forth in such writing.

   (n) Remedies Cumulative. All remedies provided in this Agreement, by law, equity or otherwise, shall be cumulative and not alternative.

   (o) Third Party Rights. Riverview Bancorp, Inc., Riverview Community Bank and their respective subsidiaries and affiliates and their Released Parties shall be third party beneficiaries of this Agreement.

     As evidence of their agreement to the foregoing, the parties have executed this Agreement as of the date first written above.

Executive:                           American Pacific Bank:

/s/Richard Y. Cheong                     /s/James Mei
--------------------------           By: ----------------------------
Richard Y. Cheong                        James Mei, Chair of Compensation
                                         Committee

                                                               Exhibit 10.5

                       CONSULTANT AGREEMENT


     THIS CONSULTANT AGREEMENT ("Agreement"), made and entered into this 9th day of November, 2004, by and between Riverview Community Bank ("Riverview Community Bank"), a federal stock savings bank, with its principal offices located in Vancouver, Washington, and David T. Chen, ("Contractor").

     WHEREAS, Contractor has previously served as President and Chief Executive Officer of American Pacific Bank ("American Pacific ");

     WHEREAS, the experience, knowledge, and contacts in the banking business are valuable to Riverview Community Bank, and Riverview Community Bank desires to retain Contractor's services as a consultant for the term hereof and Contractor desires to be so retained; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1. Consultant. Riverview Community Bank hereby retains Contractor as a consultant and Contractor hereby accepts such appointment on the terms and conditions hereinafter set forth.

     2. Term. The term of this Agreement shall be for a period of sixty days, commencing on the date of the closing of the merger between American Pacific and Riverview Community Bank and terminating sixty days thereafter, unless extended with the mutual consent of Contractor and Riverview Community Bank.

     3. Duties. During the term hereof, Contractor shall render to Riverview Community Bank : (i) assistance in the resolution of environmental issues related to certain assets of American Pacific; (ii) assistance in the sale of the American Pacific credit card portfolio; and (iii) such services of an advisory or consultative nature as Riverview Community Bank may reasonably request. Contractor shall be available for advice and counsel to the officers and directors of Riverview Community Bank at reasonable times by telephone, letter or in person so that Riverview Community Bank may have the benefit of Contractor's experience, knowledge, contacts or reputation in the business in which Riverview Community Bank is engaged.

     4. Compensation, Expenses, Etc. During the term hereof, Riverview Community Bank shall pay Contractor compensation for such services at the rate of $85 per hour which shall be payable on the tenth day following the month the services are rendered. In consideration of such compensation, Contractor shall provide services to Riverview Community Bank as may be requested by the Chief Executive Officer of Riverview Community Bank. Both parties hereto shall treat such amounts for tax purposes as compensation for services rendered. The Contractor shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Contractor in performing services under this Agreement in accordance with the expense reimbursement policies and procedures of Riverview Community Bank, provided that the Contractor accounts for such expenses as required under such policies and procedures.

     5. Independent Contractor. It is expressly understood that Contractor is an independent contractor under this Agreement and, as such, he shall have no authority, executive or otherwise, to bind Riverview Community Bank. Contractor shall be solely responsible for all federal, state and local tax obligations arising out the payments and benefits provided to Contractor under this Agreement.

     6. Termination of Consultant Engagement. Engagement of Contractor as a consultant under this Agreement shall terminate upon the occurrence of any of the following events:

     (a)  Termination by Contractor Without Cause.   Contractor may terminate
his obligations to provide consulting services under this Agreement at any time upon not less than ten (10) days' written notice to Riverview Community Bank. In the event of such termination, Riverview Community Bank shall pay to Contractor the compensation then due him through the effective date of termination.

     (b) Termination by Riverview Community Bank for Cause. Riverview Community Bank may terminate this Agreement immediately at any time for cause (as defined below). In the event of such termination, Riverview Community Bank shall pay Contractor the monthly compensation then due him through the period ending with the effective date of such termination as designated by Riverview Community Bank.

     Termination for cause shall include termination because of Contractor's dishonesty, disloyalty, incompetence, willful misconduct, breach of fiduciary duty, failure to perform his duties under this Agreement, willful violation of any law, rule or regulation, (other than traffic violations or similar offenses) including without limitation, breach of the rules, regulations, and policies of any bank regulatory authority, or a final cease and desist order or breach of the Non-Compete Agreement between Executive and Riverview Community Bank.

     7. Binding Effect; Successors and Assigns. This Agreement and all rights and powers granted hereunder shall bind and enure to the benefit of the parties hereto and their respective successors and assigns. Since Riverview Community Bank is contracting for the personal services of Contractor, he shall, however, not assign or delegate his obligations and duties of performance hereunder.

     8. Entire Agreement; Amendments and Waiver. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written. This Agreement may be amended only by an instrument in writing signed by Contractor and a duly authorized officer of Riverview Community Bank, and any provision hereof may be waived only by an instrument in writing duly signed by the party against whom enforcement of such waiver is sought.

     9. Governing Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of Washington except to the extent that Federal law shall be deemed to apply. All rights and powers granted herein to Contractor or Riverview Community Bank shall be subject to and superseded by applicable state and federal laws and rules, regulations and policies promulgated thereunder by governmental authority having jurisdiction in respect to Riverview Community Bank.

     10. Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given and received; (a) upon delivery, if delivered personally;
(b) on the fifth day after being deposited with the U.S. Postal Service if mailed by First Class Mail, postage prepaid, registered or certified with return receipt requested, to Contractor at his home address as maintained in the records of Riverview Community Bank or the Chief Executive Officer of Riverview Community Bank at the principal business office of Riverview Community Bank; or (c) on the next day after being deposited with a reliable overnight delivery service addressed to such persons at such addresses.

     11. Counterparts; Captions. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. The sections, subsection, and other headings as may appear in this Agreement are for convenience of reference only and are not intended to extend and for any purpose to limit or define the text of any section or subsection hereof.

     IN WITNESS WHEREOF, Riverview Community Bank has caused this Consultant Agreement to be executed by a duly authorized officer, and Contractor has signed this Consultant Agreement, all on the date first written above.


Attest:                            RIVERVIEW COMMUNITY BANK



/s/Ronald A. Wysaske               By: /s/Patrick Sheaffer
----------------------------           ---------------------------


/s/Richard Cheong                     /s/David T. Chen
----------------------------          ----------------------------
Witness                               David T. Chen, individually

                                                               Exhibit 10.6

                             CONSULTANT AGREEMENT


     THIS CONSULTANT AGREEMENT ("Agreement"), made and entered into this 9th day of November, 2004, by and between Riverview Community Bank ("Riverview Community Bank"), a federal stock savings bank, with its principal offices located in Vancouver, Washington, and Richard Y. Cheong, ("Contractor").

     WHEREAS, Contractor has previously served as Executive Vice President and Chief Financial and Operations Officer of American Pacific Bank ("American Pacific ");

     WHEREAS, the experience, knowledge, and contacts in the banking business are valuable to Riverview Community Bank, and Riverview Community Bank desires to retain Contractor's services as a consultant for the term hereof and Contractor desires to be so retained; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1. Consultant. Riverview Community Bank hereby retains Contractor as a consultant and Contractor hereby accepts such appointment on the terms and conditions hereinafter set forth.

     2. Term. The term of this Agreement shall be for a period of sixty days, commencing on the date of the closing of the merger between American Pacific and Riverview Community Bank and terminating sixty days thereafter, unless extended with the mutual consent of Contractor and Riverview Community Bank.

     3. Duties. During the term hereof, Contractor shall render to Riverview Community Bank : (i) assistance in the resolution of environmental issues related to certain assets of American Pacific; (ii) assistance in the sale of the American Pacific credit card portfolio; and (iii) such services of an advisory or consultative nature as Riverview Community Bank may reasonably request. Contractor shall be available for advice and counsel to the officers and directors of Riverview Community Bank at reasonable times by telephone, letter or in person so that Riverview Community Bank may have the benefit of Contractor's experience, knowledge, contacts or reputation in the business in which Riverview Community Bank is engaged.

     4. Compensation, Expenses, Etc. During the term hereof, Riverview Community Bank shall pay Contractor compensation for such services at the rate of $8,750.00 per month, on the first day following the month that the services are provided. In consideration of such compensation, Contractor shall provide services to Riverview Community Bank as may be requested by the Chief Executive Officer of Riverview Community Bank and agreed upon by Contractor not to exceed
35 hours per week.   Both parties hereto shall treat such amounts for tax
purposes as compensation for services rendered. The Contractor shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Contractor in performing services under this Agreement in accordance with the expense reimbursement policies and procedures of Riverview Community Bank, provided that the Contractor accounts for such expenses as required under such policies and procedures.

     5. Independent Contractor. It is expressly understood that Contractor is an independent contractor under this Agreement and, as such, he shall have no authority, executive or otherwise, to bind Riverview Community Bank. Contractor shall be solely responsible for all federal, state and local tax obligations arising out the payments and benefits provided to Contractor under this Agreement.

     6. Termination of Consultant Engagement. Engagement of Contractor as a consultant under this Agreement shall terminate upon the occurrence of any of the following events:

     (a)  Termination by Contractor Without Cause.   Contractor may terminate
his obligations to provide consulting services under this Agreement at any time upon not less than ten (10) days' written notice to Riverview Community Bank. In the event of such termination, Riverview Community Bank shall pay to Contractor the compensation then due him through the effective date of termination.

     (b) Termination by Riverview Community Bank for Cause. Riverview Community Bank may terminate this Agreement immediately at any time for cause (as defined below). In the event of such termination, Riverview Community Bank shall pay Contractor the monthly compensation then due him through the period ending with the effective date of such termination as designated by Riverview Community Bank.

     Termination for cause shall include termination because of Contractor's dishonesty, disloyalty, incompetence, willful misconduct, breach of fiduciary duty, failure to perform his duties under this Agreement, willful violation of any law, rule or regulation, (other than traffic violations or similar offenses) including without limitation, breach of the rules, regulations, and policies of any bank regulatory authority, or a final cease and desist order or breach of the Non-Compete Agreement between Executive and Riverview Community Bank.

     7. Binding Effect; Successors and Assigns. This Agreement and all rights and powers granted hereunder shall bind and enure to the benefit of the parties hereto and their respective successors and assigns. Since Riverview Community Bank is contracting for the personal services of Contractor, he shall, however, not assign or delegate his obligations and duties of performance hereunder.

     8. Entire Agreement; Amendments and Waiver. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written. This Agreement may be amended only by an instrument in writing signed by Contractor and a duly authorized officer of Riverview Community Bank, and any provision hereof may be waived only by an instrument in writing duly signed by the party against whom enforcement of such waiver is sought.

     9. Governing Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of Washington except to the extent that Federal law shall be deemed to apply. All rights and powers granted herein to Contractor or Riverview Community Bank shall be subject to and superseded by applicable state and federal laws and rules, regulations and policies promulgated thereunder by governmental authority having jurisdiction in respect to Riverview Community Bank.

    10. Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given and received; (a) upon delivery, if delivered personally;
(b) on the fifth day after being deposited with the U.S. Postal Service if mailed by First Class Mail, postage prepaid, registered or certified with return receipt requested, to Contractor at his home address as maintained in the records of Riverview Community Bank or the Chief Executive Officer of Riverview Community Bank at the principal business office of Riverview Community Bank; or (c) on the next day after being deposited with a reliable overnight delivery service addressed to such persons at such addresses.

     11. Counterparts; Captions. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. The sections, subsection, and other headings as may appear in this Agreement are for convenience of reference only and are not intended to extend and for any purpose to limit or define the text of any section or subsection hereof.

     IN WITNESS WHEREOF, Riverview Community Bank has caused this Consultant Agreement to be executed by a duly authorized officer, and Contractor has signed this Consultant Agreement, all on the date first written above.


Attest:                              RIVERVIEW COMMUNITY BANK


/s/Ronald A. Wysaske               By: /s/Patrick Sheaffer
----------------------------           ---------------------------


/s/David T. Chen                      /s/Richard Y. Cheong
----------------------------          ----------------------------
Witness                               Richard Y. Cheong, individually

                                                               Exhibit 10.7

                          NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT ("Agreement") made and entered into this 9th day of November 2004, by and between Riverview Community Bank, a federal savings bank with is principal offices located in Vancouver, Washington ("Riverview Community Bank"), and David T. Chen ("Executive").

     WHEREAS, Executive is currently a director, shareholder, executive officer, and employee of American Pacific Bank ("American Pacific"), an Oregon state chartered commercial bank that offers banking products and related services;

     WHEREAS, on November 9, 2004, Riverview Community Bank and American Pacific entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which American Pacific will merge with and into Riverview Community Bank as specifically set forth in the Merger Agreement;

     WHEREAS, Executive is a key employee of American Pacific and possesses confidential information regarding its customers and business operations; and

     WHEREAS, Riverview Community Bank and Executive acknowledge and agree that: (i) various business connections, clientele and customers of American Pacific have been established by American Pacific and will be maintained at a great expense to Riverview Community Bank; (ii) by virtue of his service as a key employee of American Pacific, Executive has become familiar with the identity and the business needs of the customers and clientele of American Pacific; and (iii) Riverview Community Bank will sustain great loss and damage if Executive violates the covenants and agreements hereinafter set forth herein, for which loss and damage Riverview Community Bank does not have an adequate remedy at law.

     NOW, THEREFORE, for and in consideration of the cash consideration set forth below, the receipt and sufficiency of which as consideration for this Agreement is hereby acknowledged by Executive, and in consideration of Riverview Community Bank's agreement to enter into the Merger Agreement with American Pacific, the parties hereto intending to be legally bound hereby agree as follows:

     1. Term. The term of this Agreement shall be for a period of 24 months, commencing on the Closing Date of the merger of American Pacific into Riverview Community Bank, and terminating 24 months thereafter.

     2. Compensation, Expenses, Etc. During the term hereof, Riverview Community Bank shall pay Executive compensation as consideration for such non-compete at the rate of $180,000 per year, payable on the first day of the term and the first anniversary thereafter.

     3.   Confidentiality and Covenant Not to Compete/Term.
          ------------------------------------------------

     a.   Definitions. For purposes of this Section 3:
          -----------

              i.   "Restricted Term" means the period ending two (2) years
                    from the date of this Agreement.

              ii.  "Services" means the solicitation, sale, renewal,
                    negotiation or placement of banking products and services and any other products or services offered by American Pacific or that American Pacific made plans or took preparatory steps to offer while Executive was employed by American Pacific.

              iii. "Confidential Information" means information belonging to
                    American Pacific, whether reduced to writing (or in a form from which such information can be obtained, translated, or derived into reasonably usable form), or maintained in Employee's mind or memory, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, including without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; software and related code;
                    market or sales information or plans; Customer lists, including without limitation to information concerning the assets, wealth or other personal or financial information regarding a Customer; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of American Pacific. Confidential Information includes information developed by Employee in the course of Employee's employment by American Pacific. Confidential Information also includes the confidential information of others with which American Pacific has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Employee's obligations under this Section 3.

              iv.  "Customer" means any person or entity who maintained a banking product or service directly or indirectly, from American Pacific at any time during the three (3) year period immediately preceding the date of this Agreement.

     b. Nonsolicitation of Customers. During the Restricted Term, Executive will not, directly or indirectly, in any capacity:

          i. solicit the business or patronage of any Customer for any other person or entity for the purpose of providing Services on behalf of any person other than Riverview Community Bank,

          ii. divert, entice, or otherwise take away from Riverview Community Bank the business or patronage of any Customer, or attempt to do so,

          iii. solicit or induce any Customer to terminate or reduce any aspects of its relationship with Riverview Community Bank,

          iv. provide or assist with the provision of banking or other financial products or services to a Customer, or

          v. refer a Customer to another provider of or other banking products or services.

     c. Unfair Competition. Based on the foregoing, Executive hereby expressly covenants and agrees, which covenants and agreements are the essence of this Agreement, that during the Restricted Term, he shall not, unless acting with the prior written consent of Riverview Community Bank, directly or indirectly, for himself or on behalf of or in conjunction with any other person, firm, corporation or entity, own, manage, operate, join, control, finance or participate in the ownership, management operation or control of, or be connected with as a director, officer, employee, consultant, partner, stockholder (other than to the extent he is a stockholder therein as of the date hereof, and excepting any ownership, solely as an investment and through market purchases, of securities of any issuer that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as Executive is not a member of any control group (within meaning of the rules and regulations of the Securities and Exchange Commission or the Office of Thrift Supervision of any such issue), any business engaged in the business of banking or that of owning or managing or controlling a bank or banks (which term shall include, but is not limited to, mortgage companies, savings and loan associations, credit unions and savings banks), that competes with the depository, lending, or other business activities of Riverview Community Bank or within a 75 mile radius of the corporate office of Riverview Community Bank currently located at 900 Washington Street, Vancouver, Washington 98660.

     d. Nonsolicitation of Employees. During the Restricted Term Executive will not directly or indirectly in any capacity:

          i. hire or employ, directly or indirectly through any enterprise with which he is associated, any current employee or consultant of Company, or any individual who had been employed by or served as a consultant to Company, within one (1) year preceding the termination of Executive's employment; or

          ii. recruit, solicit or induce (or in any way assist another person or enterprise in recruiting, soliciting or inducing) any employee or consultant of Company, to terminate his or her employment or other relationship therewith.

     e. Acknowledgments. Executive acknowledges and agrees that the restrictions set forth in this Section 3 are intended to protect the interests of Riverview Community Bank in its commercial relationships and goodwill (with Customers, prospective Customers, vendors, consultants and employees), including, without limitation, commercial relationships and goodwill acquired by Company through the transaction with Executive, or developed while Executive was employed by American Pacific, and are reasonable and appropriate for these purposes.

     f. Confidentiality. During the Restricted Term, Executive shall not remove or retain, or make copies or reproductions of any non-public figures, calculations, letters, paper or information of any type or description relating to the business of American Pacific Bank and its customers, and the Executive shall not divulge to others or use for his personal benefit any non-public information or data acquired by him while in the employ of American Pacific which relates to the methods, processes, customers or other trade secrets or confidential information of American Pacific Bank. Executive further acknowledges that he will not, during the Restricted Term, disclose any Confidential Information.

     g. Return of Property. All documents, records, data, apparatus, equipment and physical property, whether or not pertaining to Confidential Information, which are furnished to Executive by Riverview Community Bank or are produced by Executive in connection with Executive's employment will be and remain the sole property of Riverview Community Bank. Executive will return to Riverview Community Bank, all such materials and property, including any material or medium from which any Confidential Information may be ascertained or derived, as and when requested by Riverview Community Bank. In any event, Executive will return all such materials and property immediately upon termination of Executive's employment for any reason. Executive will not retain any such material or property or any copies, compilations, or analyses thereof after such termination.

     4. Injunctive Relief/Damages. Executive acknowledges and agrees that any violation by him of the covenants set forth in this Non-Competition Agreement would cause irreparable injury to Riverview Community Bank. Executive further acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Non-Competition Agreement, Riverview Community Bank shall be entitled to injunctive relief against him by any court of competent jurisdiction having the authority to grant such relief. Nothing herein, however, shall be construed as prohibiting Riverview Community Bank from pursuing any other remedies available to them for such a breach or threatened breach, including the recovery of damages from Executive or any other person or entity.

     5. Successors and Assigns. This Non-Competition Agreement shall inure to the benefit of Riverview Community Bank and its respective successors and assigns, including, without limitation, any corporation or agency which may acquire all or substantially all of Riverview Community Bank's assets and businesses or with which Riverview Community Bank may be consolidated or merged.

     6. Entire Agreement. This Non-Competition Agreement contains the entire understanding of the parties. It may be modified only by an agreement in writing signed by the party against whom enforcement of any waiver, change, notification, extension or discharge is sought.

     7. Severability The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     8. Waiver of Breach. Failure to insist upon strict compliance with any terms, covenants or conditions thereof shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     9. Applicable Law. This Non-Competition Agreement shall be governed by the laws of the State of Washington.

     10. Termination. This Non-Competition Agreement may be terminated at any time by the written agreement of the parties hereto.

                                 * * * * *

     IN WITNESS WHEREOF, Riverview Community Bank has caused this
Non-Competition Agreement to be executed by a duly authorized officer, and Executive has signed this Non-Competition Agreement, all on the date first written above.

                         RIVERVIEW COMMUNITY BANK


                         By:  /s/Patrick Sheaffer
                             ------------------------------------
                         Its: Chairman and Chief Executive Officer
                              ------------------------------------

                         EXECUTIVE


                              /s/David T. Chen
                            ------------------------------------
                              David T. Chen
                             ------------------------------------

                                                               Exhibit 10.8

                          NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT ("Agreement") made and entered into this 9th day of November 2004, by and between Riverview Community Bank, a federal savings bank with is principal offices located in Vancouver, Washington ("Riverview Community Bank"), and Richard Y. Cheong ("Executive").

     WHEREAS, Executive is currently a shareholder, executive officer, and employee of American Pacific Bank ("American Pacific"), an Oregon state chartered commercial bank that offers banking products and related services;

     WHEREAS, on November 9, 2004, Riverview Community Bank and American Pacific entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which American Pacific will merge with and into Riverview Community Bank as specifically set forth in the Merger Agreement;

     WHEREAS, Executive is a key employee of American Pacific and possesses confidential information regarding its customers and business operations; and

     WHEREAS, Riverview Community Bank and Executive acknowledge and agree that: (i) various business connections, clientele and customers of American Pacific have been established by American Pacific and will be maintained at a great expense to Riverview Community Bank; (ii) by virtue of his service as a key employee of American Pacific, Executive has become familiar with the identity and the business needs of the customers and clientele of American Pacific; and (iii) Riverview Community Bank will sustain great loss and damage if Executive violates the covenants and agreements hereinafter set forth herein, for which loss and damage Riverview Community Bank does not have an adequate remedy at law.

     NOW, THEREFORE, for and in consideration of the cash consideration set forth below, the receipt and sufficiency of which as consideration for this Agreement is hereby acknowledged by Executive, and in consideration of Riverview Community Bank's agreement to enter into the Merger Agreement with American Pacific, the parties hereto intending to be legally bound hereby agree as follows:

     1. Term. The term of this Agreement shall be for a period of 24 months, commencing on the Closing Date of the merger of American Pacific into Riverview Community Bank, and terminating 24 months thereafter.

     2. Compensation, Expenses, Etc. During the term hereof, Riverview Community Bank shall pay Executive compensation as consideration for such non-compete at the rate of $100,000 per year, payable on the first day of the term and the first anniversary thereafter.

     3.   Confidentiality and Covenant Not to Compete/Term.
          ------------------------------------------------

     a.   Definitions. For purposes of this Section 3:
          -----------

              i.   "Restricted Term" means the period ending two (2) years
                    from the date of this Agreement.

              ii.  "Services" means the solicitation, sale, renewal,
                    negotiation or placement of banking products and services and any other products or services offered by American Pacific or that American Pacific made plans or took preparatory steps to offer while Executive was employed by American Pacific.

              iii. "Confidential Information" means information belonging to
                    American Pacific, whether reduced to writing (or in a form from which such information can be obtained, translated, or derived into reasonably usable form), or maintained in Employee's mind or memory, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, including without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; software and related code;
                    market or sales information or plans; Customer lists, including without limitation to information concerning the assets, wealth or other personal or financial information regarding a Customer; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of American Pacific. Confidential Information includes information developed by Employee in the course of Employee's employment by American Pacific. Confidential Information also includes the confidential information of others with which American Pacific has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Employee's obligations under this Section 3.

              iv.  "Customer" means any person or entity who maintained a banking product or service directly or indirectly, from American Pacific at any time during the three (3) year period immediately preceding the date of this Agreement.

     b. Nonsolicitation of Customers. During the Restricted Term, Executive will not, directly or indirectly, in any capacity:

              i. solicit the business or patronage of any Customer for any other person or entity for the purpose of providing Services on behalf of any person other than Riverview Community Bank,

              ii. divert, entice, or otherwise take away from Riverview Community Bank the business or patronage of any Customer, or attempt to do so,

              iii. solicit or induce any Customer to terminate or reduce any aspects of its relationship with Riverview Community Bank,

              iv. provide or assist with the provision of banking or other financial products or services to a Customer, or

          v. refer a Customer to another provider of or other banking products or services.

     c. Unfair Competition. Based on the foregoing, Executive hereby expressly covenants and agrees, which covenants and agreements are the essence of this Agreement, that during the Restricted Term, he shall not, unless acting with the prior written consent of Riverview Community Bank, directly or indirectly, for himself or on behalf of or in conjunction with any other person, firm, corporation or entity, own, manage, operate, join, control, finance or participate in the ownership, management operation or control of, or be connected with as a director, officer, employee, consultant, partner, stockholder (other than to the extent he is a stockholder therein as of the date hereof, and excepting any ownership, solely as an investment and through market purchases, of securities of any issuer that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as Executive is not a member of any control group (within meaning of the rules and regulations of the Securities and Exchange Commission or the Office of Thrift Supervision of any such issue), any business engaged in the business of banking or that of owning or managing or controlling a bank or banks (which term shall include, but is not limited to, mortgage companies, savings and loan associations, credit unions and savings banks), that competes with the depository, lending, or other business activities of Riverview Community Bank or within a 75 mile radius of the corporate office of Riverview Community Bank currently located at 900 Washington Street, Vancouver, Washington 98660.

     d. Nonsolicitation of Employees. During the Restricted Term Executive will not directly or indirectly in any capacity:

          i. hire or employ, directly or indirectly through any enterprise with which he is associated, any current employee or consultant of Company, or any individual who had been employed by or served as a consultant to Company, within one (1) year preceding the termination of Executive's employment; or

          ii. recruit, solicit or induce (or in any way assist another person or enterprise in recruiting, soliciting or inducing) any employee or consultant of Company, to terminate his or her employment or other relationship therewith.

     e. Acknowledgments. Executive acknowledges and agrees that the restrictions set forth in this Section 3 are intended to protect the interests of Riverview Community Bank in its commercial relationships and goodwill (with Customers, prospective Customers, vendors, consultants and employees), including, without limitation, commercial relationships and goodwill acquired by Company through the transaction with Executive, or developed while Executive was employed by American Pacific, and are reasonable and appropriate for these purposes.

     f. Confidentiality. During the Restricted Term, Executive shall not remove or retain, or make copies or reproductions of any non-public figures, calculations, letters, paper or information of any type or description relating to the business of American Pacific Bank and its customers, and the Executive shall not divulge to others or use for his personal benefit any non-public information or data acquired by him while in the employ of American Pacific which relates to the methods, processes, customers or other trade secrets or confidential information of American Pacific Bank. Executive further acknowledges that he will not, during the Restricted Term, disclose any Confidential Information.

     g. Return of Property. All documents, records, data, apparatus, equipment and physical property, whether or not pertaining to Confidential Information, which are furnished to Executive by
         Riverview Community Bank or are produced by Executive in connection with Executive's employment will be and remain the sole property of Riverview Community Bank. Executive will return to Riverview Community Bank, all such materials and property, including any material or medium from which any Confidential Information may be ascertained or derived, as and when requested by Riverview Community Bank. In any event, Executive will return all such materials and property immediately upon termination of Executive's employment for any reason. Executive will not retain any such material or property or any copies, compilations, or analyses thereof after such termination.

     4. Injunctive Relief/Damages. Executive acknowledges and agrees that any violation by him of the covenants set forth in this Non-Competition Agreement would cause irreparable injury to Riverview Community Bank. Executive further acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Non-Competition Agreement, Riverview Community Bank shall be entitled to injunctive relief against him by any court of competent jurisdiction having the authority to grant such relief. Nothing herein, however, shall be construed as prohibiting Riverview Community Bank from pursuing any other remedies available to them for such a breach or threatened breach, including the recovery of damages from Executive or any other person or entity.

     5. Successors and Assigns. This Non-Competition Agreement shall inure to the benefit of Riverview Community Bank and its respective successors and assigns, including, without limitation, any corporation or agency which may acquire all or substantially all of Riverview Community Bank's assets and businesses or with which Riverview Community Bank may be consolidated or merged.

     6. Entire Agreement. This Non-Competition Agreement contains the entire understanding of the parties. It may be modified only by an agreement in writing signed by the party against whom enforcement of any waiver, change, notification, extension or discharge is sought.

     7. Severability The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     8. Waiver of Breach. Failure to insist upon strict compliance with any terms, covenants or conditions thereof shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     9. Applicable Law. This Non-Competition Agreement shall be governed by the laws of the State of Washington.

     10. Termination. This Non-Competition Agreement may be terminated at any time by the written agreement of the parties hereto.

                                 * * * * *

     IN WITNESS WHEREOF, Riverview Community Bank has caused this
Non-Competition Agreement to be executed by a duly authorized officer, and Executive has signed this Non-Competition Agreement, all on the date first written above.

                         RIVERVIEW COMMUNITY BANK


                         By:  /s/Patrick Sheaffer
                        -----------------------------------------
                         Its: Chairman and Chief Executive Officer
                         -----------------------------------------

                         EXECUTIVE


                         /s/Richard Y. Cheong
                        -----------------------------------------
                         Richard Y. Cheong
                         -----------------------------------------

                                                               Exhibit 23.2




                               March 3, 2005


Board of Directors
Riverview Bancorp, Inc.
900 Washington Street, Suite 900
Vancouver, Washington 98660

     RE:  Riverview Bancorp, Inc.
          ----------------------------------
          Registration Statement on Form S-4

To the Board of Directors:

     We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Proxy Statement-Prospectus included therein under the headings "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger" and "Legal Matters."

                              Sincerely,


                              /s/BREYER & ASSOCIATES PC

                              BREYER & ASSOCIATES PC

                                                               Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Riverview Bancorp, Inc. On Form S-4 of our report, dated April 23, 2004, appearing in the Annual Report on Form 10-K of Riverview Bancorp, Inc. for the year ended March 31, 2004. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Mcladrey & Pullen, LLP

Tacoma, Washington
March 1, 2005

                                                               Exhibit 23.4



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 2, 2003, relating to the consolidated balance sheet as of March 31, 2003, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended March 31, 2003 and 2002, of Riverview Bancorp, Inc., appearing the Annual Report on Form 10-K of Riverview Bancorp, Inc. for the year ended March 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

Portland, Oregon
March 2, 2005

                                                                  Exhibit 23.5



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement of Riverview Bancorp, Inc. on Form S-4, filed March 3, 2005, of our report dated January 21, 2005, on the balance sheet of American Pacific Bank as of December 31, 2004, and the related statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, which appears in the Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in the Registration Statement.

/s/ Moss Adams LLP

Portland, Oregon
March 2, 2005

                                                                 Exhibit 23.6

                         CONSENT OF FINANCIAL ADVISOR

     We hereby consent to the use in this registration statement on Form S-4, to be filed by Riverview Bancorp, Inc., of our letter to the Board of Directors of American Pacific Bank ("American Pacific") included as Appendix B to the proxy statement/prospectus forming a part of this registration statement on Form S-4 and to all references to our firm in such proxy statement/prospectus including those under the caption "Opinion of American Pacific Bank's Financial Advisor."

     In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Portland, Oregon
March 3, 2005

/s/ Wells Fargo Securities, LLC

Wells Fargo Securities, LLC

                                                               Exhibit 99.2

                               REVOCABLE PROXY

                           AMERICAN PACIFIC BANK
                      SPECIAL MEETING OF SHAREHOLDERS
                            _______________, 2005

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated _________, 2005, and hereby appoints David Chen and Richard Cheong, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of common stock of AMERICAN PACIFIC BANK at the special meeting of shareholders to be held on _____________, 2005, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

                                                      FOR    AGAINST   ABSTAIN

1.   To approve the Agreement and Plan of Merger     [   ]    [   ]     [   ]
     dated November 9, 2004 between Riverview
     Bancorp, Inc., Riverview Community Bank and
     American Pacific Bank.

2. To transact such other business as may properly come before the annual meeting or any adjourn-ments or postponements.

     The Board of Directors recommends a vote "FOR" the above proposal.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Number of Shares Held:
                       -----------

Dated:                 , 2005
       ----------------


-----------------------------------          --------------------------------
Print name of shareholder                    Signature

-----------------------------------          --------------------------------
Print name of shareholder                    Signature

Please date and sign exactly as your name appears on your stock certificate(s) (which should be the same as the name on the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.


IMPORTANT: A majority of the outstanding shares must be represented either in person or by proxy to constitute a quorum, which is necessary to conduct business at the meeting. Affirmative votes from holders of two-thirds of the outstanding shares of American Pacific Bank must be received to approve the merger transaction.

PLEASE SIGN, DATE, AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PREPAID
ENVELOPE.

                                                                Exhibit 99.3


                                      , 2005
                               -------

To the Shareholders of
AMERICAN PACIFIC BANK

     The merger of American Pacific Bank and Riverview Bancorp, Inc. ("Riverview") has been approved by the shareholders of American Pacific Bank , and subject to some additional pending conditions, is currently expected to be consummated in-----2005. As a result of the merger, each of your shares of American Pacific Bank common stock will be converted into the right to receive either shares of Riverview common stock or cash, subject to the election, allocation and proration procedures set forth in the Agreement and Plan of Merger between American Pacific Bank and Riverview ("Agreement") included in the Proxy Statement-Prospectus previously provided to you.

     Your American Pacific Bank stock certificates should be submitted now for exchange for either Riverview stock certificates evidencing the number of full shares of Riverview common stock which you are entitled to receive or cash. No fractional shares of Riverview common stock will be issued. Instead, you will be paid the cash value of such fractional shares in accordance with the terms of the Agreement.

     U.S. Stock Transfer Corporation has been designated as the Exchange Agent with responsibility for exchanging your American Pacific Bank stock certificates into Riverview stock certificates or cash. To exchange your shares of American Pacific Bank common stock for shares of Riverview common stock or to receive cash in exchange therefor, your American Pacific Bank stock certificates, together with the enclosed Election Form and Letter of Transmittal, must be hand delivered or mailed directly to U.S. Stock Transfer. It is recommended that, if mailed, certificates be sent by registered mail, properly insured, with return receipt requested. Under certain circumstances, the Election Form and Letter of Transmittal can be sent by facsimile to U.S. Stock Transfer. Do not send your American Pacific Bank stock certificates to Riverview or American Pacific Bank . Deliver them directly to U.S. Stock Transfer together with the Election Form and Letter of Transmittal.

     Instructions for the proper completion of the Election Form and Letter of Transmittal are enclosed. Please read carefully all instructions, and make certain that the Election Form and Letter of Transmittal is properly completed, dated and signed, and together with your American Pacific Bank stock certificates and any additional required documentation, is delivered to U.S. Stock Transfer in a timely fashion. In this regard, 2:00 p.m., Pacific Time, on -----, 2005 has been established as the Election Deadline.

     Your American Pacific Bank stock certificates need not be endorsed or accompanied by separate stock powers unless a certificate is registered in a name other than that of the person surrendering the certificate, or the person surrendering the certificate completes the Special Transfer Instructions or Special Delivery Instructions in the Election Form and Letter of Transmittal. Should you have any questions as to how to complete the Election Form and Letter of Transmittal, you can contact U.S. Stock Transfer at (818) 502-1404.

     It is in your best interest to submit your Election Form and Letter of Transmittal, American Pacific Bank stock certificates and any other required documentation prior to the Election Deadline. Until your American Pacific Bank stock certificates have been surrendered, you will not receive certificates representing the Riverview common stock (and cash in lieu of fractional shares) or any dividends declared thereupon or cash issuable in exchange for your American Pacific Bank common stock. No interest will be accrued and/or paid on the cash payable in exchange for shares of American Pacific Bank common stock or in lieu of fractional shares or for dividends declared subsequent to the merger pending surrender of your stock. Additionally, failure to make an election or to submit a properly completed Election Form and Letter of Transmittal together with your American Pacific Bank stock certificates and any other required documentation prior to the Election Deadline could reduce your opportunity to receive your merger consideration in the form you desire.

     Please give this matter your prompt attention.

                              Sincerely,



                              David T. Chen
                              President and Chief Executive Officer

                                                              Exhibit 99.4

                 ELECTION FORM AND LETTER OF TRANSMITTAL
This Election Form and Letter of Transmittal is being delivered in connection with the Agreement and Plan of Merger (the"Agreement") dated as of November 9, 2004 between Riverview Bancorp, Inc. ("Riverview"), Riverview Community Bank and American Pacific Bank, pursuant to which American Pacific Bank will merge with and into Riverview Community Bank (the "Merger").


                            AMERICAN PACIFIC BANK

By Mail or Overnight
Courier:                                                 By Hand:
U.S. Stock                 EXCHANGE AGENT: U.S. Stock    U.S. Stock Transfer
  Transfer Corporation         Transfer Corporation         Corporation
1745 Gardena Avenue          Shareholder Information     1745 Gardena Avenue
Glendale, California             1-818-502-1404          Glendale, California
  91204                                                    91204

==============================================================================
                 DESCRIPTION OF CERTIFICATE(S) SURRENDERED
------------------------------------------------------------------------------
Certificate(s) Enclosed or For Which Delivery is Guaranteed
 (Attach List if necessary)
------------------------------------------------------------------------------


                                                              Total Shares
 Name(s) and Address(es) of Registered Holder(s) Certificate  Represented By
 (Please fill in if blank) (See Instructions)    Number(s)    Each Certificate
----------------------------------------------  ------------  ----------------

                                                ------------  ----------------

                                                ------------  ----------------

                                                ------------  ----------------

                                                ------------  ----------------

                                                ------------  ----------------
---------------------------------------------- ------------------------------
[ ] Check the box to the left if you have lost Total Shares
    any of your certificates
----------------------------------------------  ------------------------------

==============================================================================
      PLEASE READ THE INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS FORM.

[ ] Check here if any certificate(s) referred to above are not being transmitted herewith in which case the Guarantee of Delivery Form must be completed. See Instruction B. (1).
[ ] Check here if this is a joint Election Form and Letter of Transmittal relating to shares of American Pacific Bank common stock held in more than one name. See Instructions A. (3).

==============================================================================
                          ELECTION AUTHORIZATION

The undersigned elects ("Election") to have the undersigned's shares of common stock of American Pacific Bank, no par value per share ("American Pacific Bank common stock"), represented by the certificate(s) thereof enclosed herewith or with respect to which delivery is guaranteed as provided herein, converted into the right to receive the merger consideration for such shares of American Pacific Bank common stock represented by such certificate(s) as indicated below (check only one of the following; if you check more than one box, you will be considered NO ELECTION):


[ ] STOCK ELECTION.  A stock payment of Riverview common stock, par value
    $0.01 per share ("Riverview common stock"), for each share of American Pacific Bank common stock represented by certificate(s) thereof enclosed or as to which delivery is guaranteed and a cash payment in lieu of any fractional shares, such stock and cash payments in amounts as provided in the Agreement and Plan of Merger ("Stock Election"); or
[ ] CASH ELECTION.  A cash payment as provided in the Agreement and Plan of
    Merger, for each share of American Pacific Bank common stock represented by certificate(s) thereof enclosed or as to which delivery is guaranteed
   ("Cash Election"); or
[ ] NO ELECTION.  No preference with respect to the receipt of either of the elections above in exchange for the total number of shares of American Pacific Bank common stock represented by certificate(s) thereof enclosed or as to which delivery is guaranteed ("No Election").
==============================================================================

         Please make sure that you complete the Substitute Form W-9

    You must complete the Guarantee of Delivery Form if you are not enclosing shares of American Pacific Bank common stock

     It is understood that the Election is subject to the terms, conditions and limitations set forth in the Agreement, Proxy Statement-Prospectus and this Election Form and Letter of Transmittal. In particular, all Elections are subject to the limitation that the aggregate amount of consideration that Riverview will pay to American Pacific Bank shareholders is $16,758,000 and 788,593 shares of Riverview common stock.
     Unless otherwise indicated under Special Payment or Special Delivery Instructions, the check constituting the payment for Cash Election and any check for payment in lieu of fractional shares or otherwise, and the certificates for shares of Riverview common stock to be issued under the Stock Election, will be issued in the name(s) of the person(s) submitting this Election Form and Letter of Transmittal as set forth above. Similarly, unless otherwise indicated under Special Payment of Special Delivery Instructions, such check and/or certificates will be mailed to the person(s) submitting this Election Form and Letter of Transmittal at the address as set forth above.
     NOTE: The tax consequences of an Election to a holder of shares of American Pacific Bank common stock can vary depending on the election chosen. For information on the federal income tax consequesnces of the elections, see "The Merger-Material Federal Income Tax Consequences of the Merger" in the Proxy Statement- Prospectus. HOLDERS OF AMERICAN PACIFIC BANK COMMON STOCK SHOULD CONSULT THEIR OWN ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS, INCLUDING STATE AND LOCAL EFFECTS.
     NOTE FURTHER: RIVERVIEW MAY ADJUST AN ELECTION. The ability of American Pacific Bank shareholders to elect to receive all cash is subject to, among other things, a requirement that aggregate amount of consideration that Riverview will pay to American Pacific Bank shareholders is cash consideration of $16,758,000 and stock consideration of 788,593 shares of Riverview common stock. If the total Cash Elections are greater, or less, than the aggregate cash consideration, the Cash Elections will be reallocated as follows so that the resultant exchange for cash is as close as practical to the aggregate cash consideration:
     (i) If the Cash Elections total more than the aggregate cash consideration, all No Election shares will be converted to Stock Election shares. If after the conversion of the No Election shares, the total Cash Elections are still more than the aggregate cash consideration, then on a pro rata basis, a sufficient number of shares from among the holders of Cash Election shares will be converted into Stock Election shares, so that the total cash paid equals as closely as practicable the aggregate cash consideration. This proration will reflect the proportion that the number of Cash Election shares of each holder of Cash Election shares bears to the total number of Cash Election shares.

     (ii)If the Cash Elections total less than the aggregate cash consideration, a sufficient number of shares will be converted on a pro rata basis into Cash Election shares, first from among the holders of No Election shares and then, if necessary, from among the holders of Stock Election shares, so that the total cash paid equals as closely as practicable the aggregate cash consideration. This proration will reflect the proportions that the number of Stock Election shares of each holder of Stock Election shares bears to the total number of Stock Election shares.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of American Pacific Bank common stock and that when the same are accepted for exchange by Riverview, Riverview will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned , upon request, will execute and deliver any additional documents necessary or desirable to complete the exchange of the shares under the Agreement. The undersigned hereby constitutes and appoints the Exchange Agent as his, her or its true and lawful agent and attorney-in-fact to effect such surrender of the shares and, if necessary under the Agreement, to transfer the shares on the books of American Pacific Bank. The undersigned represents that he, she or it has read and agreed to all of the terms and conditions set forth herein and in the Proxy Statement- Prospectus. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of the undersigned, and each of them, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. In no event will the Exchange Agent be liable to a holder of shares of American Pacific Bank common stock for any Riverview common stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.
     The undersigned authorizes and instructs you, as Exchange Agent, to deliver to Riverview such certificate(s) and to receive on behalf of the undersigned, in exchange for the American Pacific Bank common stock represented thereby, any check or any certificate(s) for shares of Riverview common stock issuable to the undersigned pursuant to the Merger. If such certificate(s) are not delivered herewith, there is furnished herein a Guarantee of Delivery Form for such shares of American Pacific Bank common stock from a member of a registered national securities exchange or of the National Associations of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company in the United States.

==============================================================================
SPECIAL PAYMENT INSTRUCTIONS                SPECIAL DELIVERY Instructions
(See Instructions B.(2) and B.(3))          (See Instructions B.(4))

To be completed ONLY if check               To be completed ONLY if check
is to be payable to, and/or                 and/or certificate(s) for
certificate(s) for Riverview                Riverview common stock are to
common stock are to be issued               be mailed to someone other
to someone other than the                   than the registered holder(s)
person submitting this Election             or to the registered holder(s)
Form and Letter of Transmittal.             At an address other than
For additional payment instruc-             indicated above. For additional
tions, please attach additional             payment instructions, please
sheet.                                      attach additional sheet.
Issue [ ] Check                             Mail [ ] Check
      [ ] Certificate(s)                         [ ] Certificate(s)

Name:                                       Name:
        ----------------------                      ------------------------
Address:                                    Address:
        ----------------------                      ------------------------

------------------------------                ------------------------------
                     (Zip Code)                                    (Zip Code)

Tax Identif-
ication or
Social Secu-
rity Number
           -------------------
==============================================================================

   HOLDERS OF SHARES OF AMERICAN PACIFIC BANK COMMON STOCK MUST SIGN BELOW

Important Note Concerning Signatures:          PLEASE SIGN HERE:

The signature (or signatures, in the
case of certificates owned by two or
more holders) must appear exactly as
the name(s) appear(s) on the stock
certificate(s), or must be signed by
the person(s) authorized to become               -----------------------------
registered holder(s) by certificate(s)           Signature of Owner
and documents transmitted herewith. If
holders improperly complete this
section, such multiple holders will
be considered a Non-Electing Share-
holder.  See Instruction A.(5).
If signature is by attorney-in-fact,             -----------------------------
executor, administrator, trustee,                Signature of Owner
guardian, officer of a corporation
or others acting in a representative
or fiduciary capacity, set forth full
title and see Instruction B.(1).
In case the Exchange Agent needs to
contact you, please provide your daytime         -----------------------------
telephone number.                                Signature of Owner


-------------------------------------            -----------------------------
       Area Code and Telephone                   Taxpayer Identification or
                                                 Social Security Number
==============================================================================

==============================================================================
                       MEDALLION SIGNATURE(S) GUARANTEE

THE FOLLOWING IS ONLY REQUIRED IF:
(a) Signature on Election Form and Letter of Transmittal does not correspond to those on stock certificate(s) (see Instruction B.(1)), or
(b) Checks and certificates are to be made payable to, or registered in, names other than those appearing on the stock certificate(s) (see Instruction B.(2)).



Authorized Signature:
                     ---------------------------------------------------------

Name of Firm:
             -----------------------------------------------------------------
                   (Name of Firm Providing Medallion Guarantee-
                            -Please Print Complete Name)

Address:                                                   Date:
        ------------------------------------------------        --------------
            City           State               Zip Code
------------------------------------------------------------------------------

==============================================================================
                       PAYER'S NAME: RIVERVIEW BANCORP, INC.
------------------------------------------------------------------------------
SUBSTITUTE              Part 1 - PLEASE PROVIDE
Form W-9                YOUR TIN IN THE BOX AT         -----------------------
                        THE RIGHT AND CERTIFY          Social Security
(See Instruction B.     BY SIGNING AND DATING BELOW     Number(s)
(8))Please fill in
your name and address                                  OR
below
                                                       -----------------------
                                                       Employer Identifi-
                                                       cation Number(s)
                       -----------------------------------------------------

-----------------------  Part 2 - Certification -          Part 3-
Name                     Under Penalties of Perjury,
                         I certify that:
-----------------------
Address (number         (1)  The number shown on the
 and street)                 form is my correct
                             Taxpayer Identification      Awaiting TIN     [ ]
-----------------------      Number (or I am waiting
City, State and Zip          for a number to be
 Code                        issued to me) and
                                                         ---------------------
Department of the       (2)  I am not subject to up
Treasury Internal            withholding because (a)
Revenue Service              I am exempt from backup
                             withholding, or (b)I
Payer's Request for          have not been notified
Taxpayer Identifica-         by the Internal Revenue      Part 4 - For Payee
tion Number                  Service ("IRS") that I       from Backup With-
                             am subject to backup with-   holding
                             holding as a result of
                             failure to report all
                             interest or dividends or
                             (c)the IRS has notified
                             me that I am no longer
                             subject to backup with-
                             holding.                     Exempt           [ ]
                        -----------------------------------------------------
                         Certificate Instructions - You must cross out Item
                         (2) in Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out Item (2). If you are exempt from backup withholding, check the box in Part 4 above.

                         SIGNATURE                          DATE        ,
                                  -------------------------      ------- ----
==============================================================================

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
      WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU CHECKED
                THE BOX IN PART 3 OF SUBSTITUTE FORM W-9




==============================================================================
           CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not be issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold 31% of all reportable payments thereafter made to me until I provide a number.

-------------------------------------------    ---------------------,------
             Signature                                 Date
------------------------------------------------------------------------------

                              INSTRUCTIONS

A. Special Conditions

     (1) Time in Which to Make an Election. To be effective, this Election Form and Letter of Transmittal (or a facsimile hereof if delivery of the certificates is guaranteed), properly completed, accompanied by the certificate(s) representing all of the holder's shares of American Pacific Bank common stock or a proper guarantee of delivery thereof, must be received by U.S. Stock Transfer, the Exchange Agent, at the address set forth on the first page of this Election Form and Letter of Transmittal, not later than 2:00 p.m., Pacific Time, on __________, 2005 ("Election Deadline"). A holder of shares of American Pacific Bank common stock whose Election Form and Letter of Transmittal and certificate(s) or proper guarantee(s) of delivery of certificate(s) are not so received or who revokes its Election Form and Letter of Transmittal will be considered a Non-Electing Shareholder. See Instruction A.(5) below. The method of delivery of all documents is at the option and risk of the American Pacific Bank shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.

     (2) Change or Revocation of Election. A holder of shares of American Pacific Bank common stock who has made an Election may at any time prior to the Election Deadline change such Election by submitting to the Exchange Agent a revised Election Form and Letter of Transmittal (or a facsimile thereof), properly completed and signed, that is received by the Exchange Agent prior to the Election deadline.

     (3) Joint Forms of Election. For purposes of this Election Form and Letter of Transmittal and the allocation procedures described under "NOTE
FURTHER: RIVERVIEW MAY ADJUST ANY ELECTION," holders of shares of American Pacific Bank common stock who join in making a joint Election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. "John Smith" on one certificate and "J. Smith" on another) and by persons who may be considered to own each other's shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form and Letter of Transmittal is submitted as joint Election Form and Letter of Transmittal, each record holder of shares of American Pacific Bank common stock covered hereby must properly sign this Election Form and Letter of Transmittal in accordance with Instruction B.(1), attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certificate that the persons submitting a joint Election Form and Letter of Transmittal are eligible to do so.

     (4) Forms of Election Nominees. Any record holder of shares of American Pacific Bank common stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on the Form or Forms a combination of Elections covering up to the aggregate number of shares of American Pacific Bank common stock owned by such record holder. However, upon the request of Riverview, such record holders will be required to certify to the satisfaction of Riverview that such record holder holds such shares of American Pacific Bank common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election

Form and Letter of Transmittal is so submitted will be treated as a separate shareholder of American Pacific Bank for purposes of allocating Riverview common stock and cash payments to be issued upon consummation of the Merger.

     (5) Shares as to Which No Election is Made. Holders of shares of American Pacific Bank common stock who mark the "No Election" box on this Election Form and Letter of Transmittal, or who fail to submit a properly completed Election Form and Letter of Transmittal together with certificate(s) representing their shares of American Pacific Bank common stock or as to which delivery of such shares is guaranteed by the Election Deadline, or who revoke their previously submitted Election Form and Letter of Transmittal and fail to submit a properly completed Election Form and Letter of Transmittal together with certificate(s) representing their shares of American Pacific Bank common stock or as to which delivery is guaranteed ("Non-Electing Shareholder"), shall have their shares of American Pacific Bank common stock converted into the right to receive per share either a cash payment or shares of Riverview common stock in accordance with the allocation and proration provisions of the Agreement. In addition, a holder who does not tender an election for all his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not tendered.

B. General

     (1) Signatures. The signature (or signatures, in this case of certificates owned by two or more joint holders of certificates for which a joint Election Form and Letter of Transmittal is submitted) on the Election Form and Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of American Pacific Bank common stock described on this Election Form and Letter of Transmittal have been assigned by the registered holder(s), in which event, this Election Form and Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificate(s).

     If this Election Form and Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form and Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

     If this Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he is the registered owner, must give such person's full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form and Letter of Transmittal.

     The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered national securities exchange or of the NASD or is a commercial bank or trust company in the United States.

     (2) Special Payment Instructions. If check or certificates representing Riverview common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of American Pacific Bank common stock being submitted herewith, the certificate(s) submitted herewith must be endorsed, or accompanied by appropriate signed stock power(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form and Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also check the appropriate box in "Special Payment Instructions" on the Election Form and Letter of Transmittal.

     (3) Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate for Riverview common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of Riverview common stock is (are) registered that the person(s) requesting the issuance of such check or certificate for Riverview common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     (4) Special Delivery Instructions. If checks or certificates representing Riverview common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in "Special Delivery Instructions" and insert the appropriate address in the space provided on this Election Form and Letter of Transmittal.

     (5) Lost Certificate. If any certificate representing shares of American Pacific Bank common stock has been lost, stolen or destroyed, the shareholder should immediately complete and sign the Election Form and Letter of Transmittal and deliver it to the Exchange Agent together with any certificate(s) of American Pacific Bank common stock then in the shareholder's possession. Include also a letter indicating that some or all stock certificates have been lost, stolen or destroyed and explain the circumstances, if possible, under which the certificates were lost, stolen or destroyed. The Exchange Agent will, upon receipt thereof, contact such shareholder with instructions as to how to proceed. The Election Form and Letter of Transmittal and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. Accordingly, if a holder of shares of American Pacific Bank common stock has had those certificates lost, stolen or destroyed and wishes to safeguard his right to make an Election, such holder must act promptly. All costs and expenses associated with the processing of the issuance of certificates for those claimed as lost, stolen or destroyed, including the cost of indemnity, if required, will be paid by the shareholder making such claim.

     (6) Determination of Questions. All questions with respect to this Election Form and Letter of Transmittal and Elections made by holders of shares of American Pacific Bank common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Elections and questions relating to computations as to allocations) will be determined by Riverview and/or the Exchange Agent, whose determination shall be conclusive and binding. Riverview shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Riverview and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of American Pacific Bank common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither Riverview not the Exchange Agent are under any obligation to notify a holder of shares of American Pacific Bank common stock of any defect in an Election Form and Letter of Transmittal.

     (7) Questions and Request for Information. Questions and requests for information or assistance relating to this Election Form and Letter of Transmittal should be directed to U.S. Stock Transfer, Investor Relations, telephone (818) 502-1404. Additional copies of this Election Form and Letter of Transmittal may be obtained from the Exchange Agent at the telephone number above or from American Pacific Bank, 315 SW Fifth Avenue, Portland, Oregon 97204 (telephone (503) 221-5301) or from Riverview Bancorp, Inc., 900 Washington Street, Suite 900, Vancouver, Washington 98660 (telephone (360) 693-6650).

     (8) Substitute Form W-9. Each shareholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number of Substitute Form W-9, which is provided under "Important Tax Information," and to indicate that the shareholder is not subject to backup withholding, if applicable.

                                                           Exhibit 99.5


                        NOTICE OF GUARANTEED DELIVERY
                                    OF
                           SHARES OF COMMON STOCK
                                    OF
                           AMERICAN PACIFIC BANK

This form, or a facsimile hereof, must be used in connection with your election if:

       (a) the certificates for your shares of common stock of American Pacific Bank are not immediately available;

       (b) time will not permit the Election Form and Letter of Transmittal ("Election Form") and other required documents to be delivered to the Exchange Agent on or before 2:00 p.m., Pacific time, on
                         , 2005 (the "Election Deadline"); or
            -------- ----
       (c) the procedures for book-entry transfer cannot be completed on a timely basis.

This form may be delivered by hand, mail or facsimile transmission to the Exchange Agent, and must be received by the Exchange Agent on or before the Election Deadline.

                            The Exchange Agent is:

                             U. S STOCK TRANSFER


By Mail:                  By Hand:                 By Overnight Courier:
 U.S. Stock Transfer       U.S. Stock Transfer      U.S. Stock Transfer
 Corporation               Corporation              Corporation
 1745 Gardena Avenue       1745 Gardena Avenue      1745 Gardena Avenue
 Glendale, California      Glendale, California     Glendale, California
 91204                     91204                    91204

       Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than one listed above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby surrenders to U.S. Stock Transfer, the Exchange Agent, upon the terms and subject to the conditions set forth in the Proxy Statement-Prospectus and the related Election Form, receipt of which are hereby acknowledged, the number of shares of common stock of American Pacific Bank set forth on the reverse side pursuant to the guaranteed delivery procedures outlined in the section of the Proxy Statement-Prospectus entitled "The Merger--Election Procedures; Surrender of Stock Certificates."

------------------------------------------------------------------------------
Number of Shares Surrendered:
                             ---------------------------------------

Certificate Nos. (if available):
                                ------------------------------------

[ ] Check box if shares will be surrendered by book-entry transfer.

DTC Account Number:
                   -------------------------
Name(s) of Record Holder(s):
                             -------------------------------------------------

Address:
        ----------------------------------------------------------------------
Area Code and Telephone Number: (    )
                                 ---------------------------------------------
Social Security Number:   -      -   or Employer identification number:
                       ------------
 -       -
------------
Dated:                 , 2005
      ----------------                 -----------------------------


                                       -----------------------------
                                                Signature(s)


-----------------------------------------------------------------------------
                             GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the shares tendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, within three business days after the Election Deadline.

Name of Firm:
             ----------------------------    ----------------------------
                                                (authorized signature)

Address:                                   Name:
      -----------------------------------       -------------------------

                                           Title:
-----------------------------------------       -------------------------
City          State              Zip Code

Area Code and Tel. No.:                    Dated:                  , 2005
                       ------------------        -----------------

           DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK
               CERTIFICATES MUST BE SENT WITH THE ELECTION FORM.

This form is not to be used to guarantee signatures. If a signature on a Form of Election requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Form of Election.

                                                                 Exhibit 99.6


                                            Riverview / American Pacific Bank.


         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number for Shareholder
(You) to Give Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

------------------------------------------------------------------------------
                    Give the SOCIAL                      Give the EMPLOYER
For this type       SECURITY           For this type     IDENTIFICATION
of account:         number of          of account:       number of
------------------------------------------------------------------------------

1.Individual        The individual     6. Sole proprie-  The owner (3)
                                          torship

2.Two or more       The actual owner
  individuals       of a valid trust,  7. A valid trust, The legal entity (4)
                    estate, or account    estate, or
                    or, if combined       pension trust
                    funds, any one of
                    the individuals(1) 8. Corporate      The corporation

3.Custodian acc-    The minor (2)      9. Association,   The organization
  ount of a minor                         club, religious,
  (Uniform Gift to                        charitable,
  Minors Act)                             education or
                                          other tax-
                                          exempt organ-
                                          ization

4.a.The usual       The grantor-      10. Partnership    The partnership
    revocable       trustee (1)
    savings trust
    account (grantor
    is also trustee)                  11. A broker or    The broker or nominee
                                          registered
                                          nominee

5.Sole proprietor-  The owner         12. Account with   The public entity
  ship guardian or                        the Department
  committee for                           of Agriculture
  a designated ward,                      in the name
  minor, or incompet-                     of a public
  ent person                              entity (such as
                                          local government,
                                          school district
                                          or prison)
                                          that receives
                                          agricultural
                                          program payments
------------------------------------------------------------------------------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's social security number.


(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                            ON SUBSTITUTE FORM W-9
                                     Page 2


OBTAINING A NUMBER

If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1(800) TAX-FORM, and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from withholding include:

        * An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

        * The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly owned agency or instrumentality of any one or more of the foregoing.

        * An international organization or any agency or instrumentality thereof. A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

        *  A corporation.

        *  A financial institution.

        * A dealer in securities or commodities required to register in the United States, the District of Columbia, or possession of the United States.

        *  A real estate investment trust.

        *  A common trust fund operated by a bank under Section 584(a).

        * An entity registered at all times during the tax year under the Investment Company Act of 1940.

        * A middleman known in the investment community as a nominee or custodian.

        * A futures commission merchant registered with the Commodity Futures Trading Commission.

        *  A foreign central bank of issue.

        *  A trust exempt from tax under Section 664 or described in Section
           4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

        * Payments to nonresident aliens subject to withholding under Section 1441.

       * Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

       *   Payments of patronage dividends not paid in money.

       *   Payment made by certain foreign organizations.

       *   Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

       * Payment of interest or obligations issued by individuals. (Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer).

       * Payment of tax-exempt interest (including exempt-interest dividends under Section 852).

       *   Payments described in Section 6049(b)(5) to nonresidential aliens.

       *   Payments on tax-free covenant bonds under Section 1451.

       *   Payments made by certain foreign organizations.

       *   Mortgage or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt form backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, write "exempt" on the face of the form, sign and date the form and return it to the payer.

Privacy Act Notice

Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments made in 2002 and 2003 to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding - If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONSULT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.